 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-293105

7001 Mount Rushmore Road Rapid City, South Dakota 57702	3010 W. 69th Street Sioux Falls, South Dakota 57108
TRANSACTION PROPOSED — YOUR VOTE IS VERY IMPORTANT
February 6, 2026
Dear Shareholders:
On behalf of the boards of directors and management teams of Black Hills Corporation (“Black Hills”) and NorthWestern Energy Group, Inc. (“NorthWestern”), we are pleased to enclose the joint proxy statement/prospectus relating to the all-stock merger of Black Hills and NorthWestern. Black Hills and NorthWestern have entered into a Merger Agreement, dated as of August 18, 2025 (the “Merger Agreement”) providing for the combination of the two companies. Under the Merger Agreement, River Merger Sub Inc., a direct wholly owned subsidiary of Black Hills (“Merger Sub”) will merge with and into NorthWestern, and NorthWestern will continue as the surviving corporation and a direct subsidiary of Black Hills (such transaction, the “Merger”). Upon completion of the Merger, Black Hills will adopt a new name reflecting the combined business, with such name to be announced at a later date (the combined company, referred to as “Newco”). We believe the Merger will create a strong combined company that will deliver important benefits to our shareholders, to our customers and to the communities we serve.
If the Merger is completed, NorthWestern shareholders will receive 0.98 validly issued, fully paid and nonassessable share of common stock of Black Hills for each share of NorthWestern common stock held, as described in more detail in the enclosed joint proxy statement/prospectus under the heading “The Proposed Merger — Merger Consideration.”
Black Hills will continue to list its common stock on the New York Stock Exchange or other mutually-agreed stock exchange, and Black Hills and NorthWestern will work together to agree on a new name and ticker symbol for Newco prior to the closing of the Merger.
Whether or not you plan to attend your company’s special meeting, please take the time to vote by following the instructions on your proxy card. The dates, times and locations of the special meetings are as follows:
Black Hills:
Time and Date:	10:00 a.m. (Mountain Time) on April 2, 2026
Location:	The Black Hills special meeting will be held solely by virtual webcast. There will be no physical meeting location.
NorthWestern:
Time and Date:	11:00 a.m. (Central Time) on April 2, 2026
Location:	The NorthWestern special meeting will be held solely by virtual webcast. There will be no physical meeting location.
Your vote is very important regardless of the number of shares you own. We cannot complete the Merger unless shareholders of both Black Hills and NorthWestern approve certain proposals related to the Merger.
Sincerely,	Sincerely,

Darren Nakata Chief Legal Officer and Corporate Secretary Black Hills Corporation	Timothy Olson Corporate Secretary NorthWestern Energy Group, Inc.
We urge you to read the enclosed joint proxy statement/prospectus, which includes important information about the Merger and our special meetings. In particular, see “Risk Factors” on pages 23 through 35 of the joint proxy statement/prospectus, which contains a description of risks that you should consider in evaluating the Merger.
For a discussion of the U.S. federal income tax consequences of the Merger, see “The Proposed Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 98 of the joint proxy statement/prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger described in the joint proxy statement/prospectus or the securities to be issued pursuant to the merger under the joint proxy statement/prospectus or determined if the joint proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.
The enclosed joint proxy statement/prospectus is dated February 6, 2026 and is first being mailed to shareholders of Black Hills and NorthWestern on or about February 10, 2026.

Black Hills Corporation
7001 Mount Rushmore Road
Rapid City, South Dakota 57702
(605) 721-1700
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
Time and Date	10:00 a.m. (Mountain Time) on April 2, 2026
Place	The Black Hills special meeting will be held solely by virtual webcast. There will be no physical meeting location. To be admitted to the Black Hills special meeting at www.virtualshareholdermeeting.com/BKH2026SM as a shareholder, you must enter the 16-digit control number found next to the label “Control Number” on your Proxy card or voting instruction form.
Purpose
•
To vote on a proposal to approve the issuance of shares of common stock, par value $1.00 per share, of Black Hills (“Black Hills Common Stock”), pursuant to the terms of the Agreement and Plan of Merger, dated as of August 18, 2025 (the “Merger Agreement”), by and among Black Hills, River Merger Sub Inc. (“Merger Sub”), and NorthWestern Energy Group, Inc. (“NorthWestern”) (the “Black Hills Issuance Proposal”);

•
To vote on a proposal to amend the restated articles of incorporation of Black Hills (the “Black Hills Charter”) to increase the authorized shares from 100 million to 300 million (the “Black Hills Share Increase Proposal”);

•
To vote on a proposal to amend the Black Hills Charter to change the name of Black Hills (the “Black Hills Name Change Amendment”);

•
To vote on a proposal to increase the authorized indebtedness of Black Hills from $8 billion to $20 billion (the “Black Hills Indebtedness Increase Proposal”);

•
To vote on an advisory vote on the merger-related compensation arrangements of Black Hills’ named executive officers (the “Black Hills Merger-Related Compensation Proposal”); and

•
To vote on a proposal to approve any motion to adjourn the Black Hills special meeting, if necessary (the “Black Hills Meeting Adjournment Proposal”).

Record Date	You may vote if you were a shareholder of record as of the close of business on January 28, 2026.
Proxy Voting
Your vote is important. You may vote in one of three ways:
•
by calling the toll-free number on the proxy card;

•
by going to the website identified on the enclosed proxy; or

•
by returning the enclosed proxy in the envelope provided.

The Black Hills board of directors recommends that you vote FOR each of these proposals. Your attention is directed to the accompanying joint proxy statement/prospectus for a discussion of the Merger and the Merger Agreement, as well as the matters that will be considered at the meeting.
Your vote is very important. The Merger cannot be completed unless Black Hills shareholders approve each of (i) the Black Hills Issuance Proposal, (ii) the Black Hills Share Increase Proposal, (iii) the Black Hills Name Change Amendment and (iv) the Black Hills Indebtedness Increase Proposal. Approval of each of the

Black Hills Issuance Proposal and the Black Hills Name Change Amendment requires the affirmative vote of a majority of the shares of Black Hills Common Stock represented (in person or by proxy) at the Black Hills special meeting and entitled to vote on the proposal. Approval of the Black Hills Share Increase Proposal and the Black Hills Indebtedness Increase Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Black Hills Common Stock. Approval of the Black Hills Merger-Related Compensation Proposal and the Black Hills Meeting Adjournment Proposal is not a condition to completion of the Merger. Approval of each of the Black Hills Merger-Related Compensation Proposal and the Black Hills Meeting Adjournment Proposal requires the affirmative vote of a majority of the shares of Black Hills Common Stock represented (in person or by proxy) at the Black Hills special meeting and entitled to vote on the proposal.
If your shares are held in “street name” by a broker, nominee, fiduciary, or other custodian, follow the directions given by the broker, nominee, fiduciary, or other custodian regarding how to instruct it to vote your shares.
Please submit your proxy by accessing the Internet, by telephone or by completing, signing, dating, and returning your signed proxy card(s) as soon as possible, so that your shares may be represented at the special meeting. You may revoke your proxy at any time before the vote at the special meeting by following the procedures outlined in the accompanying joint proxy statement/prospectus.
By Order of the Board of Directors,
/s/ Darren Nakata

Darren Nakata
Chief Legal Officer and Corporate Secretary
February 6, 2026
The Black Hills board of directors solicits the enclosed proxy. Your vote is important no matter how large or small your holdings. To assure your representation at the meeting, please complete, sign exactly as your name appears, date and promptly mail the enclosed proxy card in the postage-paid envelope provided or use one of the alternative voting options provided.

NorthWestern Energy Group, Inc.
3010 W. 69th Street
Sioux Falls, South Dakota 57108
(605) 978-2900
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
Time and Date	11:00 a.m. (Central Time) on April 2, 2026
Place	The NorthWestern special meeting will be held solely by virtual webcast. There will be no physical meeting location. To be admitted to the NorthWestern special meeting at www.virtualshareholdermeeting.com/NWE2026SM as a shareholder, you must enter the 16-digit control number found on your Proxy card or voting instruction form.
Purpose
•
To vote on a proposal to adopt the Merger Agreement, a copy of which is attached as Annex A to the joint proxy statement/prospectus accompanying this notice (the “NorthWestern Merger Proposal”);

•
To vote on an advisory vote on the merger-related compensation arrangements of NorthWestern’s named executive officers (the “NorthWestern Merger-Related Compensation Proposal”); and

•
To vote on a proposal to approve any motion to adjourn the NorthWestern special meeting, if necessary (the “NorthWestern Meeting Adjournment Proposal”).

Record Date	You may vote if you were a shareholder of record as of the close of business on February 2, 2026.
Proxy Voting
Your vote is important. You may vote in one of four ways:
•
by accessing the Internet using instructions on the proxy card;

•
by calling the toll-free number on the proxy card;

•
by signing, dating and returning your proxy card in the enclosed envelope; or

•
by attending the virtual special meeting and using the 16-digit control number that can be found on the enclosed proxy.

The Merger cannot be completed unless NorthWestern shareholders approve the NorthWestern Merger Proposal. Approval of the NorthWestern Merger Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock, par value $0.01 per share, of NorthWestern (“NorthWestern Common Stock”) entitled to vote on such proposal. Your vote is very important. Approval of each of the NorthWestern Merger-Related Compensation Proposal and the NorthWestern Meeting Adjournment Proposal is not required to complete the Merger. Approval of each of the NorthWestern Merger-Related Compensation Proposal and the NorthWestern Meeting Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of NorthWestern Common Stock present online at the virtual special meeting or represented by proxy and entitled to vote on each proposal.
The NorthWestern board of directors has approved the Merger Agreement and the transactions contemplated thereby and recommends that you vote FOR the NorthWestern Merger Proposal and FOR the NorthWestern Merger-Related Compensation Proposal. In addition, the NorthWestern board of directors recommends that you vote FOR the NorthWestern Meeting Adjournment Proposal.
If your shares are held in “street name” by a broker, nominee, fiduciary or other custodian, follow the directions given by the broker, nominee, fiduciary or other custodian regarding how to instruct it to vote your shares.

Please submit your proxy by accessing the Internet, by telephone or by completing, signing, dating, and returning your signed proxy card(s) as soon as possible, so that your shares may be represented at the special meeting. You may revoke your proxy at any time before the vote at the special meeting by following the procedures outlined in the accompanying joint proxy statement/prospectus.
By Order of the Board of Directors,
/s/ Timothy Olson

Timothy Olson
Corporate Secretary
February 6, 2026
The NorthWestern board of directors solicits the enclosed proxy. Your vote is important no matter how large or small your holdings. To assure your representation at the meeting, please complete, sign exactly as your name appears, date and promptly mail the enclosed proxy card in the postage-paid envelope provided or use one of the alternative voting options provided.

REFERENCES TO ADDITIONAL INFORMATION
This joint proxy statement/prospectus incorporates important business and financial information about Black Hills and NorthWestern from other documents that are not included in or delivered with this joint proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain copies of the documents incorporated by reference into this joint proxy statement/prospectus through the Securities and Exchange Commission (the “SEC”) website at www.sec.gov or by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:
Black Hills Corporation 7001 Mount Rushmore Road Rapid City, South Dakota 57702 Sal Diaz (605) 399-5079 investorrelations@blackhillscorp.com	NorthWestern Energy Group, Inc. 3010 W. 69th Street Sioux Falls, South Dakota 57108 Travis Meyer (605) 978-2945 investor.relations@northwestern.com
You also may obtain additional copies of this joint proxy statement/prospectus or the documents incorporated by reference into this joint proxy statement/prospectus by contacting Georgeson, LLC (“Georgeson”), Black Hills’ proxy solicitor, or Okapi Partners, LLC (“Okapi”), NorthWestern’s proxy solicitor, at the addresses and telephone numbers listed below. You will not be charged for any of these documents that you request.
Georgeson, LLC 51 West 52nd Street, 6th Floor New York, NY 10019 Call Toll Free: (866) 486-6072
1212 Avenue of the Americas, 17th Floor
New York, NY 10036
Banks and Brokerage Firms, Please Call: (212) 297-0720
Shareholders and All Others Call Toll-Free: (888) 785-6617
Email: info@okapipartners.com

If you would like to request documents from Black Hills, please do so by March 26, 2026 in order to receive them before the Black Hills special meeting (which is five business days before the Black Hills special meeting). If you would like to request documents from NorthWestern, please do so by March 26, 2026 in order to receive them before the NorthWestern special meeting (which is five business days before the NorthWestern special meeting).
See “Where You Can Find More Information” beginning on page 193 of this joint proxy statement/prospectus.
SUBMITTING PROXIES BY INTERNET, TELEPHONE OR MAIL
Black Hills shareholders of record may submit their proxies:
•
by calling the toll-free number on the proxy card;

•
by going to the website identified on the enclosed proxy; or

•
by returning the enclosed proxy in the envelope provided.

You may be able to vote by telephone or over the Internet if your shares are held in the name of a bank or broker. If this is the case, you will need to follow their instructions.
NorthWestern shareholders of record may submit their proxies:
•
by accessing the Internet website at www.proxyvote.com and following the instructions on the website;

•
by telephone, by calling the toll-free number 1-800-690-6903 and following the recorded instructions; or

•
by mail, by indicating their voting preference on the proposals on each proxy card received, signing and dating each proxy card and returning each proxy card in the prepaid envelope that accompanied that proxy card.

Shareholders of Black Hills and/or NorthWestern whose shares are held through a broker, nominee, fiduciary or other custodian (in “street name”) must provide their brokers with instructions on how to vote their shares; otherwise, their brokers will not vote their shares on any of the proposals before their special meeting. Shareholders should check the voting form provided by their brokers for instructions on how to vote their shares. For more information, see “Information About the Black Hills Special Meeting and Vote — Quorum; Abstentions and Broker Non-Votes” or “Information About the NorthWestern Special Meeting and Vote — Quorum; Abstentions and Broker Non-Votes,” as applicable, in this joint proxy statement/prospectus.

i

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETINGS
Q1:
Why am I receiving this document?

A:
This document is being delivered to you because you are a shareholder of Black Hills Corporation (“Black Hills”), a shareholder of NorthWestern Energy Group, Inc. (“NorthWestern”), or both, and Black Hills and NorthWestern are each holding a special meeting in connection with the proposed merger of River Merger Sub Inc., a wholly owned subsidiary of Black Hills (“Merger Sub”) with and into NorthWestern, with NorthWestern continuing as the surviving corporation and a direct subsidiary of Black Hills (the “Merger”). The combined company will be renamed to a yet-to-be determined name prior to or upon the completion of the Merger.

Black Hills shareholders are being asked to approve at a special meeting:
•
a proposal to approve the issuance of shares of common stock, par value $1.00 per share, of Black Hills (“Black Hills Common Stock”), pursuant to the terms of the Agreement and Plan of Merger, dated as of August 18, 2025 (the “Merger Agreement”), by and among Black Hills, Merger Sub and NorthWestern (the “Black Hills Issuance Proposal”);

•
a proposal to amend the restated articles of incorporation of Black Hills (the “Black Hills Charter”) to increase the authorized shares from 100 million to 300 million (the “Black Hills Share Increase Proposal”);

•
a proposal to amend the Black Hills Charter to change the name of Black Hills (the “Black Hills Name Change Amendment”);

•
a proposal to increase the authorized indebtedness of Black Hills from $8 billion to $20 billion (the “Black Hills Indebtedness Increase Proposal”);

•
an advisory vote on the merger-related compensation arrangements of Black Hills’ named executive officers (the “Black Hills Merger-Related Compensation Proposal”); and

•
a proposal to approve any motion to adjourn the Black Hills special meeting, if necessary (the “Black Hills Meeting Adjournment Proposal”).

The Merger cannot be completed unless Black Hills shareholders approve each of (i) the Black Hills Issuance Proposal, (ii) the Black Hills Share Increase Proposal, (iii) the Black Hills Name Change Amendment and (iv) the Black Hills Indebtedness Increase Proposal (collectively, the “Black Hills Required Proposals”). Your vote is very important. An abstention will have the same effect as a vote AGAINST each of the Black Hills Required Proposals. A failure to vote will have the same effect as a vote AGAINST the Black Hills Share Increase Proposal and the Black Hills Indebtedness Increase Proposal and will have no effect on the Black Hills Issuance Proposal and the Black Hills Name Change Amendment. Approval of each of the Black Hills Merger-Related Compensation Proposal and the Black Hills Meeting Adjournment Proposal is not required to complete the Merger.
NorthWestern shareholders are being asked to approve at a special meeting:
•
a proposal to adopt the Merger Agreement (the “NorthWestern Merger Proposal”);

•
a proposal to approve, on a non-binding, advisory basis, the merger-related compensation arrangements of NorthWestern’s named executive officers (the “NorthWestern Merger-Related Compensation Proposal”); and

•
a proposal to approve any motion to adjourn the NorthWestern special meeting, if necessary (the “NorthWestern Meeting Adjournment Proposal”).

The Merger cannot be completed unless NorthWestern shareholders approve the NorthWestern Merger Proposal. Your vote is very important. An abstention or failure to vote will have the same effect as a vote AGAINST the NorthWestern Merger Proposal. Approval of each of the NorthWestern Merger-Related Compensation Proposal and the NorthWestern Meeting Adjournment Proposal is not required to complete the Merger.

This document is serving as both a joint proxy statement of Black Hills and NorthWestern and a prospectus of Black Hills. It is a joint proxy statement because it is being used by each of the boards of directors of Black Hills and NorthWestern (respectively, the “Black Hills Board” and the “NorthWestern Board”) to solicit proxies from their respective shareholders. It is a prospectus because Black Hills is offering shares of Black Hills Common Stock to NorthWestern’s shareholders in exchange for their shares of NorthWestern Common Stock if the Merger is completed. A copy of the Merger Agreement is attached as Annex A to this joint proxy statement/prospectus.
Q2:
What do I need to do now?

A:
After you carefully read this joint proxy statement/prospectus, please respond by submitting your proxy by accessing the Internet, by telephone or by completing, signing, dating and returning your signed proxy card(s) in the enclosed prepaid return envelope(s), as soon as possible, so that your shares may be represented at your company’s special meeting. In order to assure that your vote is recorded, please vote your proxy as instructed on your proxy card(s) even if you currently plan to attend your meeting in person.

Q3:
Why is my vote important?

A:
For the Black Hills Issuance Proposal and the Black Hills Name Change Amendment the affirmative vote of a majority of shares of Black Hills Common Stock present via the Black Hills special meeting website or by proxy at the Black Hills special meeting and entitled to vote on each such proposal is required to approve each such proposal. For the Black Hills Share Increase Proposal and the Black Hills Indebtedness Increase Proposal, the affirmative vote of the holders of a majority of the issued and outstanding shares of Black Hills Common Stock is required to approve each such proposal. A failure to vote will have the same effect as a vote AGAINST each of the Black Hills Share Increase Proposal and the Black Hills Indebtedness Increase Proposal and will have no effect on the Black Hills Issuance Proposal and the Black Hills Name Change Amendment.

For the NorthWestern Merger Proposal, the affirmative vote of the holders of a majority of the issued and outstanding shares of NorthWestern Common Stock entitled to vote on such proposal is required to approve such proposal. For the foregoing, a failure to vote will have the same effect as a vote AGAINST the proposal.
If you do not submit your proxy by accessing the Internet or by telephone or return your signed proxy card(s) by mail, it will be more difficult for Black Hills and NorthWestern to obtain the necessary quorum to hold their respective special meetings and to obtain the shareholder approvals necessary for the completion of the Merger. For the Black Hills special meeting, the presence, live or by proxy, of holders of a majority of the outstanding shares entitled to vote constitutes a quorum for the transaction of business. For the NorthWestern special meeting, the presence of the holders of a majority of the shares of NorthWestern Common Stock outstanding as of the record date online at the virtual meeting or represented by proxy constitutes a quorum. If a quorum is not present at the Black Hills special meeting or the NorthWestern special meeting, the shareholders of that company will not be able to take action on any of the proposals at that meeting.
Your vote is very important. Black Hills and NorthWestern cannot complete the Merger unless Black Hills shareholders approve the Black Hills Required Proposals and NorthWestern shareholders approve the NorthWestern Merger Proposal.
Q4:
Why have Black Hills and NorthWestern agreed to the Merger?

A:
Black Hills and NorthWestern believe that the Merger will provide substantial long-term strategic and financial benefits to their shareholders, customers, and the communities they serve, including, among others:

•
Newco will have substantial capital investment opportunities in its regulated operations;

•
Newco will be better positioned to meet the growing demand for data centers and other large load opportunities;

•
Newco’s regulated utility business will have greater market and regulatory diversity;

•
the Merger will combine complementary areas of expertise of each company, allowing the combined company to draw upon the intellectual capital, technical expertise, processes, practices and experience of a deeper, more diverse workforce;

•
the cost savings and operating efficiencies realized in connection with the Merger are expected to ultimately have a beneficial impact on customers to support continued investment in safety, reliability, and customer service;

•
Newco will be committed to jobs and the communities it serves, with a headquarters in Rapid City, South Dakota, and maintaining support for civic and philanthropic organizations across its combined service area;

•
Newco is expected to have a strong balance sheet and strong long-term credit metrics;

•
as explained in more detail in the section entitled “The Proposed Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 98, the structure of the Merger is intended to qualify as a reorganization eligible for non-recognition under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”);

•
combining the two companies’ businesses will create a stronger, more diversified fuel and energy mix with increased scale and potential opportunities to capture operational efficiencies;

•
Newco will have a larger market capitalization than either company individually, which is expected to enhance the equity market profile and credit profile of the combined company;

•
Newco is expected to be better positioned to capture accretive growth opportunities; and

•
the Merger is anticipated to enhance earnings per share growth and may result in enhanced dividend payments for shareholders of Newco.

Additional information on the reasons for the Merger can be found at “The Proposed Merger — Recommendations of the Black Hills Board and its Reasons for the Merger” beginning on page 71 and “The Proposed Merger — Recommendations of the NorthWestern Board and its Reasons for the Merger” beginning on page 81, respectively.
Q5:
When do you expect the Merger to be completed?

A:
Black Hills and NorthWestern seek to complete the Merger as soon as reasonably practicable, subject to receipt of necessary regulatory approvals and the shareholder approvals, which are the subject of the Black Hills and NorthWestern special meetings. Black Hills and NorthWestern currently expect that the transaction will be completed in the second half of 2026. However, Black Hills and NorthWestern cannot predict when regulatory reviews will be completed, whether regulatory or shareholder approvals will be received or the potential terms and conditions of any regulatory approval that is received. In addition, the satisfaction of certain other conditions to the Merger, some of which are outside of the control of Black Hills and NorthWestern, could require the companies to complete the Merger later than expected or not to satisfy such conditions at all. For a discussion of the conditions to the completion of the Merger and of the risks associated with obtaining regulatory approvals in connection with the Merger, see “The Merger Agreement — Conditions to the Merger” beginning on page 144 and “The Proposed Merger — Regulatory Matters Relating to the Merger” beginning on page 101.

Q6:
How will my proxy be voted?

A:
If you vote by accessing the Internet, by telephone or by completing, signing, dating and returning your signed proxy card(s), your proxy will be voted in accordance with your instructions. If other matters are properly brought before the meetings, or any adjournment of the meetings, your proxy includes discretionary authority on the part of the individuals appointed to vote your shares to act on those matters according to their best judgment.

Black Hills.   If you are a Black Hills shareholder of record and submit your proxy but do not indicate how you want to vote, your shares will be voted FOR the Black Hills Issuance Proposal, FOR the Black Hills Share Increase Proposal, FOR the Black Hills Name Change Amendment, FOR the Black Hills Indebtedness Increase Proposal, FOR the Black Hills Merger-Related Compensation Proposal and FOR the Black Hills Meeting Adjournment Proposal.
NorthWestern.   If you are a NorthWestern shareholder of record and submit your proxy but do not indicate how you want to vote, your shares will be voted FOR the NorthWestern Merger Proposal, FOR the NorthWestern Merger-Related Compensation Proposal and FOR the NorthWestern Meeting Adjournment Proposal.
Q7:
How do I vote?

A:
For Black Hills shareholders, there are three ways to vote by proxy:

•
by calling the toll-free telephone number on the enclosed proxy;

•
by going to the website identified on the enclosed proxy; or

•
by returning the enclosed proxy in the envelope provided.

You may be able to vote by telephone or over the Internet if your shares are held in the name of a bank or broker. If this is the case, you will need to follow their instructions.
For NorthWestern shareholders, there are four ways to vote:
•
You may vote by proxy on the Internet until 11:59 p.m. Eastern Time the day before the special meeting. The website for Internet voting is www.proxyvote.com. Easy-to-follow prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials.

•
You may vote by proxy by telephone at 1-800-690-6903 until 11:59 p.m. Eastern Time the day before the special meeting. Easy-to-follow prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

•
You may vote by mail by marking, signing, and dating your proxy card or voting instruction form and returning it in the postage-paid envelope provided. Your proxy card or voting instruction form must be received far enough in advance of the special meeting to allow sufficient time for processing.

•
You may vote online during the virtual special meeting, if you attend the virtual special meeting, by using the 16-digit control number that can be found on the enclosed proxy.

Q8:
What are the votes required to approve the proposals?

A:
Black Hills.

•
Approval of the Black Hills Issuance Proposal requires the affirmative vote of a majority of shares of Black Hills Common Stock present via the Black Hills special meeting website or by proxy at the Black Hills special meeting and entitled to vote on such proposal.

•
Approval of the Black Hills Share Increase Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Black Hills Common Stock.

•
Approval of the Black Hills Name Change Amendment requires the affirmative vote of a majority of shares of Black Hills Common Stock present via the Black Hills special meeting website or by proxy at the Black Hills special meeting and entitled to vote on such proposal.

•
Approval of the Black Hills Indebtedness Increase Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Black Hills Common Stock.

•
Approval of the Black Hills Merger-Related Compensation Proposal requires the affirmative vote of a majority of shares of Black Hills Common Stock present via the Black Hills special meeting website or by proxy at the Black Hills special meeting and entitled to vote on such proposal. Because the vote on the Black Hills Merger-Related Compensation Proposal is advisory only, the outcome will not be binding on the Black Hills Board.
•
Approval of the Black Hills Meeting Adjournment Proposal requires the affirmative vote of a majority of shares of Black Hills Common Stock present via the Black Hills special meeting website or by proxy at the Black Hills special meeting and entitled to vote on such proposal.

NorthWestern.
•
Approval of the NorthWestern Merger Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of NorthWestern Common Stock entitled to vote on such proposal.

•
Approval of the NorthWestern Merger-Related Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of NorthWestern Common Stock present online at the virtual special meeting or represented by proxy and entitled to vote on such proposal. Because the vote on the NorthWestern Merger-Related Compensation Proposal is advisory only, the outcome will not be binding on the NorthWestern Board.

•
Approval of the NorthWestern Meeting Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of NorthWestern Common Stock present online at the virtual special meeting or represented by proxy and entitled to vote on such proposal.

Q9:
If I am a record holder of my shares, what happens if I abstain from voting or I don’t submit a proxy or attend the special meeting to vote in person?

A:
Black Hills.

•
For the Black Hills Issuance Proposal, an abstention will have the same effect as a vote AGAINST such proposal. A failure to vote will have no effect on the vote on such proposal.

•
For the Black Hills Share Increase Proposal, an abstention or a failure to vote will have the same effect as a vote AGAINST such proposal.

•
For the Black Hills Name Change Amendment, an abstention will have the same effect as a vote AGAINST such proposal. A failure to vote will have no effect on the vote on such proposal.

•
For the Black Hills Indebtedness Increase Proposal, an abstention or a failure to vote will have the same effect as a vote AGAINST such proposal.

•
For the Black Hills Merger-Related Compensation Proposal, an abstention will have the same effect as a vote AGAINST such proposal. A failure to vote will have no effect on the vote on such proposal.

•
For the Black Hills Meeting Adjournment Proposal, if necessary, an abstention will have the same effect as a vote AGAINST such proposal. A failure to vote will have no effect on the vote on such proposal.

The Merger cannot be completed unless Black Hills shareholders approve each of (i) the Black Hills Issuance Proposal, (ii) the Black Hills Share Increase Proposal, (iii) the Black Hills Name Change Amendment and (iv) the Black Hills Indebtedness Increase Proposal. Your vote is very important. Approval of each of the Black Hills Merger-Related Compensation Proposal and the Black Hills Meeting Adjournment Proposal is not required to complete the Merger.
NorthWestern.
•
For the NorthWestern Merger Proposal, an abstention or a failure to vote will have the same effect as a vote AGAINST such proposal.

•
For the NorthWestern Merger-Related Compensation Proposal, an abstention will have the same effect as a vote AGAINST such proposal. A failure to vote will have no effect on the vote on such proposal.

•
For the NorthWestern Meeting Adjournment Proposal, if necessary, an abstention will have the same effect as a vote AGAINST such proposal. A failure to vote will have no effect on the vote on such proposal.

The Merger cannot be completed unless NorthWestern shareholders approve the NorthWestern Merger Proposal. Your vote is very important. An abstention or failure to vote will have the same effect as a vote AGAINST the NorthWestern Merger Proposal. Approval of each of the NorthWestern Merger-Related Compensation Proposal and the NorthWestern Meeting Adjournment Proposal is not required to complete the Merger.
Q10:
How do the boards of directors of Black Hills and NorthWestern recommend that I vote?

A:
The Black Hills Board unanimously recommends that the shareholders of Black Hills vote FOR the Black Hills Issuance Proposal, FOR the Black Hills Share Increase Proposal, FOR the Black Hills Name Change Amendment, FOR the Black Hills Indebtedness Increase Proposal, FOR the Black Hills Merger-Related Compensation Proposal and FOR the Black Hills Meeting Adjournment Proposal.

The NorthWestern Board unanimously recommends that the shareholders of NorthWestern vote FOR the NorthWestern Merger Proposal, FOR the NorthWestern Merger-Related Compensation Proposal, and FOR the NorthWestern Meeting Adjournment Proposal.
Additional information on the recommendation of the Black Hills Board and the recommendation of the NorthWestern Board is set forth in “The Proposed Merger — Recommendations of the Black Hills Board and its Reasons for the Merger” beginning on page 71 and “The Proposed Merger — Recommendations of the NorthWestern Board and its Reasons for the Merger” beginning on page 81, respectively.
You should note that some Black Hills directors and executive officers and some NorthWestern directors and executive officers have interests in the Merger as directors or officers that are different from, or in addition to, the interests of other Black Hills shareholders or NorthWestern shareholders, respectively. Information relating to the interests of Black Hills’ and NorthWestern’s directors and executive officers in the Merger is set forth in “Additional Interests of Black Hills and NorthWestern Directors and Officers” beginning on page 107.
Q11:
Who else must approve the Merger?

A:
Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), Black Hills and NorthWestern may not complete the Merger until they have furnished certain information and materials to the Antitrust Division of the U.S. Department of Justice (the “DOJ”) and the U.S. Federal Trade Commission (the “FTC”) and the applicable waiting period has expired or been terminated. The completion of the Merger is also subject to receipt of all required regulatory approvals from, among others, the Federal Energy Regulatory Commission (“FERC”), the Montana Public Service Commission (the “MPSC”), the Nebraska Public Service Commission (the “NPSC”), and the South Dakota Public Utilities Commission (the “SDPUC”).

Additional information regarding regulatory approvals required for completion of the Merger is set forth in “The Proposed Merger — Regulatory Matters Relating to the Merger” beginning on page 101.
Q12:
What if my shares are held in “street name”?

A:
If some or all of your shares of Black Hills and/or NorthWestern are held in “street name” by your broker, bank, nominee, fiduciary, or other custodian (for simplicity, referred to collectively as “broker”), you will receive instructions from your broker on how to vote your shares.

Under the listing requirements of the New York Stock Exchange (the “NYSE”), brokers who hold shares in street name for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that the NYSE determines to be “non-routine.” Accordingly, a “broker non-vote” occurs when the broker is not permitted to vote on an item without instruction from the beneficial owner of shares of common stock and the beneficial owner gives no instruction as to voting of the shares.
Under the listing requirements of the Nasdaq Stock Market (“Nasdaq”), certain shareholder nominees (such as brokers) have the discretion to vote shares on routine matters, such as the ratification of the appointment of the company’s independent registered public accounting firm, when they do not receive voting instructions from the beneficial owner. They do not have authority to vote on non-routine matters unless they receive instruction from the beneficial owner.
Black Hills.   Because all of the proposals for consideration at the Black Hills special meeting are “non-routine” under applicable NYSE rules, brokers, banks, and other nominees do not have discretionary authority to vote on any of the Black Hills proposals and will not be able to vote on any of the Black Hills proposals absent instructions from the beneficial owner. Accordingly, it is not expected that there will be any broker non-votes at the Black Hills special meeting. Broker non-votes, if any, will not be considered present and entitled to vote on any of the Black Hills proposals for the purpose of determining the presence of a quorum with respect to the vote thereon.
NorthWestern.   Because all of the proposals for consideration at the NorthWestern special meeting are “non-routine” under applicable Nasdaq rules, brokers, banks and other nominees do not have discretionary authority to vote on any of the NorthWestern proposals and will not be able to vote on any of the NorthWestern proposals absent instructions from the beneficial owner. Accordingly, it is not expected that there will be any broker non-votes at the NorthWestern special meeting. Broker non-votes, if any, will not be considered present and entitled to vote on any of the NorthWestern proposals for the purpose of determining the presence of a quorum with respect to the vote thereon.
See “Information About the Black Hills Special Meeting and Vote — Quorum; Abstentions and Broker Non-Votes” beginning on page 39, and “Information About the NorthWestern Special Meeting and Vote — Quorum; Abstentions and Broker Non-Votes” beginning on page 48, for more detail on the impact of a broker non-vote.
As a result of the foregoing, please be sure to provide your broker with instructions on how to vote your shares. Please check the voting form used by your broker to see if it offers Internet or telephone submission of proxies.
Q13:
Who will count the votes?

A:
For the Black Hills proposals, representatives from Broadridge Financial Solutions, Inc. will serve as inspector of elections, count all of the proxies or ballots submitted and report the votes at the special meeting. Whether you vote your shares by accessing the Internet, telephone or mail, your vote will be received directly by Broadridge Financial Solutions, Inc.

For the NorthWestern proposals, representatives from Broadridge Financial Solutions, Inc. will serve as inspector of elections, count all of the proxies or ballots submitted and report the votes at the special meeting. Whether you vote your shares by accessing the Internet, telephone or mail, your vote will be received directly by Broadridge Financial Solutions, Inc.
Q14:
What does it mean if I receive more than one set of materials?

A:
It is necessary for you to vote, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards you receive in order to vote all of the shares you own. If you receive multiple sets, this means you own shares of both Black Hills and NorthWestern or you own shares of Black Hills or NorthWestern that are registered under different names. For example, you may own some shares directly as a shareholder of record and other shares through a broker or you may own shares through more than one broker. In these situations, you may receive multiple sets of proxy materials. Each proxy card you receive will come with its own prepaid return envelope; if you vote by mail, make sure you return each proxy card in the return envelope that accompanied that proxy card.

Q15:
Can I revoke my proxy and change my vote?

A:
Yes. You have the right to revoke your proxy at any time prior to the time your shares are voted at your company’s special meeting. If you are a shareholder of record, your proxy can be revoked in several ways:

•
by entering a new vote by accessing the Internet or by telephone;

•
by delivering a written revocation to your company’s Corporate Secretary prior to your company’s special meeting;

•
by submitting another valid proxy bearing a later date that is received prior to your company’s special meeting; or

•
by attending your company’s special meeting and voting your shares in person.

However, if your shares are held in “street name,” you must check with your broker to determine how to revoke your proxy.
Q16:
When and where are the special meetings?

A:
The Black Hills special meeting will take place on April 2, 2026, at 10:00 a.m., Mountain Time, and will be held will be held solely by virtual webcast at www.virtualshareholdermeeting.com/BKH2026SM. There will be no physical meeting location.

The NorthWestern special meeting will take place on April 2, 2026, at 11:00 a.m., Central Time, and will be held will be held solely by virtual webcast at www.virtualshareholdermeeting.com/NWE2026SM. There will be no physical meeting location.
Q17:
How do I attend the special meetings?

A:
The Black Hills special meeting will be conducted solely through a virtual webcast. There will be no physical meeting location. No advance registration is required to attend the special meeting. To be admitted at www.virtualshareholdermeeting.com/BKH2026SM as a shareholder, you must enter the 16-digit control number found next to the label “Control Number” on your Proxy card or voting instruction form. If you are a registered shareholder and do not have a control number, you can call Black Hills Corporation Investor Relations at (605) 721-1700 for assistance. You may submit questions in advance of the meeting by visiting www.proxyvote.com.

Shareholders may submit questions during the Black Hills special meeting through the virtual meeting Internet site, and management will respond to questions in the same way as it would if Black Hills held an in-person meeting. If you have questions, you may type them in the dialog box provided at any point during the special meeting until the floor is closed to questions.
The NorthWestern special meeting will be conducted solely through a virtual webcast. There will be no physical meeting location. Only NorthWestern’s shareholders of record or their legal proxy holders as of the record date and NorthWestern’s invited guests may participate in the special meeting. If you wish to attend the virtual special meeting and your shares are held in street name at a brokerage firm, bank, or other nominee, you will need to have the 16-digit control number that can be found on your proxy card.
Q18:
Should I send in my stock certificates now?

A:
No. After the Merger is completed, Newco will send former NorthWestern shareholders written instructions for exchanging their stock certificates for shares of common stock to be issued in the Merger.

Q19:
Are there risks I should consider in deciding how to vote on the proposals at my meeting?

A:
Yes. In evaluating the proposals at the Black Hills or NorthWestern special meeting, as applicable, you should carefully read this joint proxy statement/prospectus, including the factors discussed in the section entitled “Risk Factors” beginning on page 23 of this joint proxy statement/prospectus.
Q20:
Who can answer any questions I may have about the special meetings or the Merger?

A:
Black Hills shareholders may call Georgeson, Black Hills’ proxy solicitor for the special meeting, toll-free at (866) 486-6072. NorthWestern shareholders may call Okapi, NorthWestern’s proxy solicitor for the special meeting, toll-free at (888) 785-6617.

Q21:
What are the material U.S. federal income tax consequences of the Merger to holders of NorthWestern Common Stock?

A:
Black Hills and NorthWestern intend for the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. It is a condition to the obligations of Black Hills and NorthWestern to complete the Merger that each of Black Hills and NorthWestern receives an opinion from external counsel, dated as of the closing date of the Merger, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The foregoing opinions of counsel will be based on, among other things, certain representations made by Black Hills and NorthWestern and certain assumptions, all of which must be consistent with the state of facts existing at the time of the Merger. If any of these representations and assumptions is, or becomes, inaccurate or incomplete, the conclusions reached in the corresponding opinion could be jeopardized.

If the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, then U.S. holders (as defined in the section entitled “The Proposed Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 98) of shares of NorthWestern Common Stock generally will not recognize gain or loss for U.S. federal income tax purposes upon receipt of Black Hills Common Stock in exchange for NorthWestern Common Stock in the Merger (but will, generally, recognize gain or loss, if any, with respect to any cash received in lieu of a fractional share of NorthWestern Common Stock). The material U.S. federal income tax consequences of the Merger are discussed in more detail in the section entitled “The Proposed Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 98. The discussion of the material U.S. federal income tax consequences contained in this joint proxy statement/prospectus is a summary and is not a complete analysis or description of all potential U.S. federal income tax consequences of the Merger that may vary with, or are dependent on, individual circumstances. In addition, it does not address the effects of any foreign, state or local tax laws or any U.S. federal tax laws other than U.S. federal income tax laws.
TAX MATTERS ARE COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO YOU IN YOUR PARTICULAR CIRCUMSTANCES.
Q22:
Will my shares be traded on an exchange?

A:
It is a condition to the completion of the Merger that the shares of Black Hills Common Stock that will be issuable pursuant to the Merger are approved for listing on the NYSE or other mutually agreed stock exchange. Black Hills intends to apply to list the shares of Black Hills Common Stock to be issued or reserved for issuance in connection with the Merger on the NYSE or other mutually agreed stock exchange prior to the consummation of the Merger.

Q23:
Do I have appraisal rights with respect to the Merger?

A:
No. Under South Dakota law, Black Hills shareholders are not entitled to appraisal rights in connection with the Merger. Under Delaware law, NorthWestern shareholders are not entitled to appraisal rights in connection with the Merger.

SUMMARY
This summary highlights selected information contained in this joint proxy statement/prospectus with respect to the Merger and may not contain all of the information that is important to you. To understand the Merger fully and for a more complete description of the terms of the Merger Agreement, you should carefully read this entire joint proxy statement/prospectus and the documents to which Black Hills and NorthWestern refer you. A copy of the Merger Agreement is attached as Annex A to this joint proxy statement/prospectus and is incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 193. Black Hills and NorthWestern have included in this summary references to other portions of this joint proxy statement/prospectus to direct you to a more complete description of the topics presented, which you should review carefully in their entirety.
Except where indicated otherwise, as used in this joint proxy statement/prospectus, “Black Hills” refers to Black Hills Corporation and its consolidated subsidiaries, “NorthWestern” refers to NorthWestern Energy Group, Inc. and its consolidated subsidiaries. “Merger Sub” refers to River Merger Sub Inc., a wholly owned subsidiary of Black Hills. References to “Newco”, “we” or “our” and other first-person references in this joint proxy statement/prospectus refer to Black Hills and NorthWestern and are intended, unless otherwise indicated by the context, to refer to Black Hills and its subsidiaries, including NorthWestern and its subsidiaries, following completion of the Merger.
The Companies (see page 37)
Black Hills Corporation
7001 Mount Rushmore Road
Rapid City, South Dakota 57702
(605) 721-1700
Black Hills, a South Dakota corporation headquartered in Rapid City, South Dakota, is a customer-focused energy solutions provider with a mission of Improving Life with Energy for 1.35 million customers and 800+ communities Black Hills serves. Black Hills’ aspiration is to be the trusted energy partner across its growing eight-state footprint, including Arkansas, Colorado, Iowa, Kansas, Montana, Nebraska, South Dakota, and Wyoming. Black Hills’ strategy is centered on four priorities: People & Culture — build a team that wins together, Operational Excellence — relentlessly deliver on our commitment to serve our customers, Transformation — be a simple and connected company and Growth — grow to be a dominant long-term energy provider.
Black Hills conducts its business operations through two operating segments: Electric Utilities and Gas Utilities. Black Hills conducts its utility operations under the name Black Hills Energy predominantly in rural areas of the Rocky Mountains and Midwestern states. Black Hills considers itself a domestic electric and natural gas utility company.
Black Hills has provided energy and served customers for over 140 years, since the 1883 gold rush days in Deadwood, South Dakota. Throughout its history, the common thread that unites the past to the present is its commitment to serve its customers and communities. By being responsive and service focused, Black Hills can help its customers and communities thrive while meeting rapidly changing customer expectations.
Black Hills Common Stock is listed on the New York Stock Exchange under the symbol “BKH.” Its principal and executive offices are located at 7001 Mount Rushmore Road, Rapid City, South Dakota 57702 and its telephone number is (605) 721-1700. Its Internet address is www.blackhillscorp.com. Information on its website does not constitute part of this prospectus.
Additional information about Black Hills and its subsidiaries is included in documents incorporated by reference in this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 193.
River Merger Sub Inc.
7001 Mount Rushmore Road
Rapid City, South Dakota 57702
(605) 721-1700

Merger Sub is a Delaware corporation and a direct wholly owned subsidiary of Black Hills. Merger Sub was formed solely for the purpose of effecting the Merger and has no prior operations. Pursuant to the Merger Agreement, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into NorthWestern, with NorthWestern to continue as the surviving corporation in the Merger.
NorthWestern Energy Group, Inc.
3010 W. 69th Street
Sioux Falls, South Dakota 57108
605-978-2900
NorthWestern provides essential energy infrastructure and valuable services that enrich lives and empower communities while serving as long-term partners to our customers and communities. NorthWestern works to deliver safe, reliable, and innovative energy solutions that create value for customers, communities, employees, and investors. NorthWestern does this by providing low-cost and reliable service performed by highly-adaptable and skilled employees. NorthWestern provides electricity and / or natural gas to approximately 842,100 customers in Montana, South Dakota, Nebraska, and Yellowstone National Park. NorthWestern’s operations in Montana and Yellowstone National Park are conducted through its subsidiary, NorthWestern Corporation, and its operations in South Dakota and Nebraska are conducted through its subsidiary, NorthWestern Energy Public Service Corporation. NorthWestern has provided service in South Dakota and Nebraska since 1923 and in Montana since 2002.
NorthWestern manages its businesses by the nature of services provided and operates principally in two operating segments: electric utility operations and natural gas utility operations. NorthWestern’s electric utility operations include the generation, purchase, transmission and distribution of electricity, and its natural gas utility operations include the production, purchase, transmission, storage, and distribution of natural gas. NorthWestern’s customer base consists of a mix of residential, commercial, and diversified industrial customers.
NorthWestern Common Stock is listed on Nasdaq under the symbol “NWE.” Its principal and executive offices are located at 3010 W. 69th Street, Sioux Falls, South Dakota, 57108 and its telephone number is (605) 978-2900. Its Internet address is www.northwesternenergy.com. Information on its website does not constitute part of this prospectus.
Additional information about NorthWestern and its subsidiaries is included in documents incorporated by reference in this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 193.
The Proposed Merger (see page 54)
Under the terms of the Merger Agreement, Merger Sub will merge with and into NorthWestern, with NorthWestern to continue as the surviving corporation. The Merger will be completed only after the satisfaction or waiver, if applicable, of the conditions to the completion of the Merger discussed below.
The Merger Agreement is attached as Annex A to this joint proxy statement/prospectus. Black Hills and NorthWestern encourage you to read the Merger Agreement carefully and fully, as it is the legal document that governs the Merger.
Effects of the Merger (see page 120)
Immediately after the effective time of the Merger (the “Effective Time”), (1) NorthWestern will become a wholly owned subsidiary of Black Hills and will possess all of the properties, rights privileges, powers and franchises of NorthWestern and Merger Sub, and all of NorthWestern and Merger Sub’s claims, obligations, liabilities, debts and duties will become NorthWestern’s, as the surviving corporation, and (2) Black Hills will possess all of the properties, rights, and privileges of NorthWestern and all of NorthWestern’s obligations and liabilities will become Black Hills’ obligations and liabilities.
Merger Consideration (see page 120)
At the Effective Time, each share of NorthWestern Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive 0.98 (the “Exchange Ratio”) validly issued, fully paid and nonassessable shares of Black Hills Common Stock. See “The Merger Agreement — Merger Consideration” beginning on page 120 of this joint proxy statement/prospectus.
Material U.S. Federal Income Tax Consequences of the Merger (see page 98)
Black Hills and NorthWestern intend for the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. It is a condition to the obligations of Black Hills and NorthWestern to complete the Merger that each of Black Hills and NorthWestern receives an opinion from external counsel, dated as of the closing date of the Merger, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The foregoing opinions of counsel will be based on, among other things, certain representations made by Black Hills and NorthWestern and certain assumptions, all of which must be consistent with the state of facts existing at the time of the Merger. If any of these representations and assumptions is, or becomes, inaccurate or incomplete, the conclusions reached in the corresponding opinion could be jeopardized.
If the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, then U.S. holders (as defined in the section entitled “The Proposed Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 98) of shares of NorthWestern Common Stock generally will not recognize gain or loss for U.S. federal income tax purposes upon receipt of Black Hills Common Stock in exchange for NorthWestern Common Stock in the Merger (but will, generally recognize gain or loss, if any, with respect to any cash received in lieu of a fractional share of NorthWestern Common Stock). The material U.S. federal income tax consequences of the Merger are discussed in more detail in the section entitled “The Proposed Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 98. The discussion of the material U.S. federal income tax consequences contained in this joint proxy statement/prospectus is a summary and is not a complete analysis or description of all potential U.S. federal income tax consequences of the Merger that may vary with, or are dependent on, individual circumstances. In addition, it does not address the effects of any foreign, state or local tax laws or any U.S. federal tax laws other than U.S. federal income tax laws.
TAX MATTERS ARE COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO YOU IN YOUR PARTICULAR CIRCUMSTANCES.
Appraisal Rights
No appraisal rights will be available to Black Hills shareholders or NorthWestern shareholders with respect to the transactions contemplated by the Merger Agreement. See “The Merger Agreement — Appraisal Rights” on page 123 of this joint proxy statement/prospectus.
Treatment of Black Hills Equity Awards (see page 108)
The Merger will be deemed a “change in control” under the Black Hills Corporation Amended and Restated 2015 Omnibus Incentive Plan (the “Black Hills Stock Plan”). At the Effective Time, each restricted share unit (“RSU”) of Black Hills that is unvested and was issued prior to the date of the Merger Agreement shall fully vest and be settled (including any dividend equivalents) in accordance with the award documentation and Black Hills Stock Plan.
At the Effective Time, each unvested RSU of Black Hills issued on or after the date of the Merger Agreement will be treated as specified in that award agreement; provided that RSUs of Black Hills awarded to a non-employee director on or after the date of the Merger Agreement will accelerate and vest pro-rata if such director will not be a continuing director of Black Hills after the Effective Time.
At the Effective Time, each unvested performance share unit (“PSU”) of Black Hills that was issued prior to the date of the Merger Agreement will be converted into a time-based share award for the remainder of the applicable performance period, with performance metrics determined as the greater of target or actual performance. Any unvested PSUs of Black Hills that are granted on or after the date of the Merger Agreement and that are outstanding as of the Effective Time will be treated as specified in that award agreement.
Treatment of NorthWestern Performance Units, Restricted Stock Units and Benefit Plans (see page 121)
The Merger will constitute a “change in control” under the NorthWestern Energy Group, Inc. Amended and Restated Equity Compensation Plan, the NorthWestern Energy Group, Inc. Officers Deferred Compensation Plan, and the NorthWestern Energy Group, Inc. Deferred Compensation Plan for Non-Employee Directors, and the applicable award agreements thereunder (each of the foregoing as amended, restated and in effect from time to time, as applicable (a “NorthWestern Stock Plan”)). At the Effective Time, each outstanding equity award of NorthWestern shall be treated as follows:
•
Each restricted stock unit of NorthWestern (a “NorthWestern Restricted Stock Unit”) granted prior to the signing of the Merger Agreement that is outstanding and unvested immediately prior to the Effective Time (and that is not a NorthWestern Deferred Award (as defined below) and that is not subject to performance-based vesting requirements) will be fully vested as of immediately prior to the Effective Time and settled in cash by no later than the second regularly scheduled payroll date after the Effective Time, subject to any withholding taxes as provided for under the Merger Agreement.

•
Each performance-based restricted stock unit of NorthWestern subject to performance-based vesting requirements (a “NorthWestern Performance Stock Unit”) granted prior to the signing of the Merger Agreement that is outstanding immediately prior to the Effective Time will be cancelled as of immediately prior to the Effective Time and substituted with the right to receive an amount of Newco RSUs denominated in shares of Newco common stock, (A) with the number of stock units of NorthWestern outstanding immediately prior to the Effective Time calculated based on the greater of (I) the number of stock units assuming target performance was achieved or (II) the number of stock units based on actual performance achievement as of immediately prior to the Effective Time, as NorthWestern reasonably determines in good faith after consultation with Black Hills, with (B) such amount of Newco RSUs being equal to the product, rounded to the nearest three decimal points, of (I) the number of notional shares of NorthWestern Common Stock underlying such NorthWestern equity award as of immediately prior to the Effective Time after the calculation in (A) above and (II) the Exchange Ratio, with vesting of such Newco RSUs determined based on continued service through the end of the applicable performance period for such awards cancelled and subject to the other vesting provisions of the applicable NorthWestern Stock Plan and applicable award agreement (including, for the avoidance of doubt, any vesting in connection with termination of employment following a “Change in Control” or similar event) as in effect immediately prior to the Effective Time (the “Pre-Signing Performance Award Consideration”).

•
Each NorthWestern Restricted Stock Unit granted on or after the signing of the Merger Agreement that is outstanding and unvested immediately prior to the Effective Time (and that is not a NorthWestern Deferred Award and that is not subject to performance-based vesting requirements) will be adjusted immediately prior to the Effective Time so that it provides for the grant of an amount of Newco RSUs denominated in shares of Newco common stock with the Black Hills RSUs being equal to the product, rounded to the nearest three decimal points, of (A) the number of notional shares of NorthWestern Common Stock underlying such NorthWestern equity award as of immediately prior to the Effective Time and (B) the Exchange Ratio (the “Post-Signing Restricted Stock Unit Consideration”).

•
Each NorthWestern Performance Stock Unit granted on or after the signing of the Merger Agreement that is outstanding and unvested immediately prior to the Effective Time will be adjusted immediately prior to the Effective Time so that the target award amount denominated in NorthWestern Common Stock is denominated in shares of Black Hills Common Stock with such target amount equal to the product, rounded to the nearest whole number of shares, of (A) the number of target shares of NorthWestern Common Stock underlying such NorthWestern equity award as of immediately prior to the Effective Time and (B) the Exchange Ratio (the “Post-Signing Performance Award Consideration”).

As of the Effective Time, each deferred equity award of NorthWestern (i.e., the payment or settlement of such award is deferred beyond the year of vesting and not accelerated by a NorthWestern change in control pursuant to its terms) will convert into a right to receive cash, measured as of immediately prior to the Effective Time and shall be settled in cash on such date(s) or event(s) provided in the applicable documents governing such deferred equity awards, subject to any withholding taxes as provided for under the Merger Agreement (each such award, as converted and settled, a “NorthWestern Deferred Award”).
As of the Effective Time, all NorthWestern Stock Plans and all outstanding equity and equity-based awards granted thereunder will terminate, and no further shares of NorthWestern Common Stock, equity interests or other rights with respect to shares of NorthWestern Common Stock will be granted under the NorthWestern Stock Plans. Prior to the Effective Time, the NorthWestern Board (or, if appropriate, any committee thereof) will adopt appropriate resolutions and take all other actions necessary to effect the treatment of the NorthWestern equity and equity-based awards and termination of the NorthWestern Stock Plans, as applicable, under the Merger Agreement.
NorthWestern may continue to establish and administer offering periods under the NorthWestern Employee Stock Purchase Plan (the “NorthWestern ESPP”) until September 30, 2026; provided that, (i) any offering period that is expected to include the Effective Time will be shortened and terminated effective as of a date prior to the Effective Time as determined by NorthWestern, (ii) each NorthWestern ESPP participant’s accumulated payroll deductions (without interest) through the termination date of the NorthWestern ESPP will be used to purchase shares of NorthWestern Common Stock, which shares will be treated as NorthWestern Common Stock for all purposes under the Merger Agreement, and (iii) the NorthWestern ESPP will terminate as of no later than immediately prior to the Effective Time.
Dividends (see page 152)
Each of Black Hills and NorthWestern has agreed to coordinate with the other regarding the declaration and payment of dividends in respect of Black Hills Common Stock and NorthWestern Common Stock such that no holder of Black Hills Common Stock or NorthWestern Common Stock will receive two dividends, or fail to receive one dividend, for any single calendar quarter (or portion thereof) with respect to its shares of Black Hills Common Stock or NorthWestern Common Stock pursuant to the Merger.
Under the terms of the Merger Agreement, Black Hills has agreed not to declare dividends, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock, other equity interests or voting securities, except for (1) quarterly cash dividends payable by Black Hills or any subsidiary in respect of shares of Black Hills Common Stock on a schedule consistent with Black Hills’ past practices, including not more than $0.676 per share for quarterly dividends in 2025, and subject to maximum increase of 4% over the prior year dividend amounts for quarterly dividends thereafter, (2) dividend equivalents accrued or payable by Black Hills in respect of certain Black Hills equity awards, (3) dividends and distributions by a direct subsidiary to its parent and (4) certain other dividends related to stub periods described above to the extent coordinated between NorthWestern and Black Hills pursuant to the terms of the Merger Agreement.
Under the terms of the Merger Agreement, NorthWestern has agreed not to declare dividends, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock, other equity interests or voting securities, except for (1) quarterly cash dividends payable by NorthWestern or any subsidiary in respect of shares of NorthWestern Common Stock on a schedule consistent with NorthWestern’s past practices, including not more than $0.66 per share for quarterly dividends in 2025, and subject to maximum increase of 2% over the prior year dividend amounts for quarterly dividends thereafter, (2) dividend equivalents accrued or payable by NorthWestern in respect of certain NorthWestern equity awards, (3) dividends and distributions by a direct subsidiary to its parent and (4) certain other dividends related to stub periods described above to the extent coordinated between NorthWestern and Black Hills pursuant to the terms of the Merger Agreement.
Accounting Treatment (see page 98)
The Merger will be accounted for in accordance with the acquisition method of accounting and the regulations of the SEC. Black Hills will be treated as the acquiring corporation for accounting and financial reporting purposes. The assets and liabilities of NorthWestern will be recorded, as of the completion of the Merger, at their fair values and consolidated with those of Black Hills on Black Hills’ financial statements. This will result in recording an amount for goodwill, which represents the excess of the consideration transferred over the fair value of the identifiable net assets of NorthWestern. Financial statements of Black Hills issued after the Merger will reflect only the operations of Black Hills’ business after the Merger and will not be restated retroactively to reflect the historical financial position or results of operations of NorthWestern.
Approvals Required by Black Hills Shareholders and NorthWestern Shareholders in Connection with the Merger (see pages 40 and 49)
A shareholder will be deemed “present” at the Black Hills special meeting or the NorthWestern special meeting by proxy if the shareholder has returned a proxy by accessing the Internet, by telephone, or by mail (even if the proxy contains no instructions as to voting or abstains from voting). If a shareholder does not return his or her proxy card or submit his or her proxy by accessing the Internet or telephone or vote live at the Black Hills special meeting or the NorthWestern special meeting, the shareholder’s vote will not be counted and it will be less likely that a quorum to conduct business at the Black Hills special meeting or NorthWestern special meeting will be obtained and that the vote necessary for approval of the proposals will be obtained.
For Black Hills Shareholders
•
Approval of the Black Hills Issuance Proposal requires the affirmative vote of a majority of shares of Black Hills Common Stock present via the Black Hills special meeting website or by proxy at the Black Hills special meeting and entitled to vote on such proposal.

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Approval of the Black Hills Share Increase Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Black Hills Common Stock.

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Approval of the Black Hills Name Change Amendment requires the affirmative vote of a majority of shares of Black Hills Common Stock present via the Black Hills special meeting website or by proxy at the Black Hills special meeting and entitled to vote on such proposal.

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Approval of the Black Hills Indebtedness Increase Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Black Hills Common Stock.

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Approval of the Black Hills Merger-Related Compensation Proposal requires the affirmative vote of a majority of shares of Black Hills Common Stock present via the Black Hills special meeting website or by proxy at the Black Hills special meeting and entitled to vote on such proposal. Because the vote on the Black Hills Merger-Related Compensation Proposal is advisory only, the outcome will not be binding on the Black Hills Board.

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Approval of the Black Hills Meeting Adjournment Proposal requires the affirmative vote of a majority of shares of Black Hills Common Stock present via the Black Hills special meeting website or by proxy at the Black Hills special meeting and entitled to vote on such proposal.

Black Hills directors and executive officers beneficially owned 409,578 shares of Black Hills Common Stock on January 26, 2026. These shares represented in total less than one percent of the total voting power of Black Hills’ voting securities outstanding as of such date. Black Hills currently expects that Black Hills’ directors and executive officers will vote their shares in favor of all the proposals to be voted on at the special meeting, although none of them has entered into any agreements obligating them to do so.
The Merger cannot be completed unless Black Hills shareholders approve each of (i) the Black Hills Issuance Proposal, (ii) the Black Hills Share Increase Proposal, (iii) the Black Hills Name Change Amendment and (iv) the Black Hills Indebtedness Increase Proposal. Your vote is very important. Approval of the Black Hills Merger-Related Compensation Proposal and the Black Hills Meeting Adjournment Proposal is not required to complete the Merger.

For NorthWestern shareholders
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Approval of the NorthWestern Merger Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of NorthWestern Common Stock entitled to vote on such proposal.

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Approval of the NorthWestern Merger-Related Compensation Proposal the affirmative vote of the holders of a majority of the shares of NorthWestern Common Stock present online at the virtual special meeting or represented by proxy and entitled to vote on such proposal. Because the vote on the NorthWestern Merger-Related Compensation Proposal is advisory only, the outcome will not be binding on the NorthWestern Board.

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Approval of the NorthWestern Meeting Adjournment Proposal the affirmative vote of the holders of a majority of the shares of NorthWestern Common Stock present online at the virtual special meeting or represented by proxy and entitled to vote on such proposal.

NorthWestern’s directors and executive officers beneficially owned 397,391 shares of NorthWestern Common Stock on January 26, 2026. These shares represent in total less than one percent of the total voting power of NorthWestern’s voting securities outstanding as of such date. NorthWestern currently expects that NorthWestern’s directors and executive officers will vote their shares in favor of all the proposals to be voted on at the special meeting, although none of them has entered into any agreements obligating them to do so.
The Merger cannot be completed unless NorthWestern shareholders approve the NorthWestern Merger Proposal. Your vote is very important. An abstention or failure to vote will have the same effect as a vote AGAINST the NorthWestern Merger Proposal. Approval of the NorthWestern Merger-Related Compensation Proposal and the NorthWestern Meeting Adjournment Proposal is not required to complete the Merger.
Recommendations of the Black Hills Board and its Reasons for the Merger (see page 71)
The Black Hills Board has reviewed and considered the terms of the Merger and the Merger Agreement and has unanimously determined that the Merger is advisable and in the best interests of Black Hills and its shareholders and unanimously recommends that Black Hills shareholders vote FOR the Black Hills Issuance Proposal, FOR the Black Hills Share Increase Proposal, FOR the Black Hills Name Change Amendment, FOR the Black Hills Indebtedness Increase Proposal, FOR the Black Hills Merger-Related Compensation Proposal and FOR the Black Hills Meeting Adjournment Proposal.
Your vote is important. The Merger cannot be completed unless Black Hills shareholders approve each of the (i) Black Hills Issuance Proposal, (ii) the Black Hills Share Increase Proposal, (iii) the Black Hills Name Change Amendment and (iv) the Black Hills Indebtedness Increase Proposal.
Recommendations of the NorthWestern Board and its Reasons for the Merger (see page 81)
The NorthWestern Board has reviewed and considered the terms of the Merger and the Merger Agreement and has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and in the best interests of NorthWestern’s shareholders and recommend that NorthWestern shareholders vote FOR the NorthWestern Merger Proposal, FOR the NorthWestern Merger-Related Compensation Proposal and FOR the NorthWestern Meeting Adjournment Proposal.
Your vote is important. The Merger cannot be completed unless NorthWestern shareholders approve the NorthWestern Merger Proposal. An abstention or failure to vote will have the same effect as a vote AGAINST this proposal.
Opinion of Black Hills’ Financial Advisor (see page 75)
Goldman Sachs & Co. LLC (“Goldman Sachs”) delivered its opinion to the Black Hills Board that, as of August 18, 2025 and based upon and subject to the factors and assumptions set forth therein, the Exchange Ratio pursuant to the Merger Agreement was fair from a financial point of view to Black Hills.

The full text of the written opinion of Goldman Sachs, dated August 18, 2025, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Black Hills Board in connection with its consideration of the transaction contemplated by the Merger Agreement. Goldman Sachs’ opinion is not a recommendation as to how any holder of Black Hills Common Stock should vote with respect to the transaction or any other matter. Pursuant to an engagement letter between Black Hills and Goldman Sachs, Black Hills has agreed to pay Goldman Sachs a transaction fee of $30,000,000, $5,000,000 of which became payable upon the announcement of the transaction, and the remainder of which is contingent upon consummation of the transaction contemplated by the Merger Agreement.
Opinion of NorthWestern’s Financial Advisor (see page 85)
At the August 18, 2025 meeting of the NorthWestern Board held to evaluate the Merger, Greenhill & Co., LLC, an affiliate of Mizuho Bank, Ltd. and Mizuho Securities USA LLC (“Greenhill”) rendered an oral opinion, confirmed by delivery of a written opinion, dated as of August 18, 2025, to the effect that, as of such date and subject to the limitations and assumptions set forth therein, the Exchange Ratio was fair, from a financial point of view, to holders of NorthWestern Common Stock (excluding shares of NorthWestern Common Stock owned by NorthWestern as treasury stock and shares of NorthWestern Common Stock owned by Black Hills or Merger Sub).
The full text of the written opinion of Greenhill, dated August 18, 2025, which sets forth the assumptions made, procedures followed, matters considered, and qualifications and limitations of the review undertaken in connection with the opinion, is attached as Annex C and is incorporated herein by reference. The summary of the Greenhill opinion provided in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion. We encourage you to read Greenhill’s opinion and this section carefully and in their entirety. Greenhill provided financial advisory services and its opinion for the information and assistance of the NorthWestern Board in connection with its consideration of the Merger. Greenhill’s opinion is not a recommendation as to how any holder of shares of NorthWestern Common Stock should vote with respect to matters related to the Merger, or any other matter.
Pursuant to an engagement letter between NorthWestern and Greenhill, NorthWestern has agreed to pay Greenhill a transaction fee of $30,000,000, of which $3,000,000 became payable by NorthWestern upon delivery of the written opinion, and $27,000,000 of which is contingent upon the consummation of the Merger. NorthWestern has also agreed to reimburse Greenhill for certain out-of-pocket expenses incurred by it in connection with its engagement and will indemnify Greenhill against certain liabilities that may arise out of its engagement.
Completion of the Merger is Subject to Regulatory Clearance (see page 101)
To complete the Merger, Black Hills and NorthWestern must receive approval from and/or make filings with various federal and state regulatory authorities, including: (1) the filing of notification and report forms with the Antitrust Division of the DOJ and the FTC under the HSR Act, and expiration or early termination of the applicable waiting periods under the HSR Act and (2) receipt of all required regulatory approvals from, among others, FERC, MPSC, NPSC, and SDPUC.
Under the terms of the Merger Agreement, each of Black Hills and NorthWestern has agreed to use its reasonable best efforts to take or cause to be taken all actions and to do and assist and cooperate with the other party in doing all things necessary, proper or advisable to cause the conditions to the closing of the Merger to be satisfied as promptly as reasonably practicable.
Interests of Black Hills Directors and Executive Officers (see page 107)
Black Hills shareholders should be aware that Black Hills’ directors and executive officers have interests in the Merger that are in addition to those of Black Hills shareholders generally. As a result, the directors and executive officers of Black Hills may be more likely to recommend the approval of the proposals to be voted upon at the special meeting than if they did not have these interests. The Black Hills Board was aware of and considered these potential interests, among other matters, in evaluating the Merger and the

Merger Agreement, and in recommending to you that you approve the Black Hills Required Proposals. Black Hills’ shareholders should be aware of these interests when they consider the Black Hills Board’s recommendation that they vote to approve the proposals to be voted on at the special meeting, and should refer to the section entitled “Additional Interests of Black Hills and NorthWestern Directors and Officers — Additional Interests of Black Hills’ Directors and Executive Officers in the Merger” beginning on page 107.
Interests of NorthWestern Directors and Executive Officers (see page 112)
NorthWestern shareholders should be aware that NorthWestern’s directors and executive officers have interests in the Merger that may be different from, or in addition to, those of NorthWestern shareholders generally, including that (a) certain directors and executive officers hold shares of NorthWestern Common Stock, as well as NorthWestern Restricted Stock Units and NorthWestern Performance Stock Units that may be affected by the Merger, (b) certain executive officers may receive severance payments and other benefits pursuant to the CEO Agreement or NorthWestern’s severance plan in the event of certain terminations of employment in connection with, or following, the Merger, which for purposes of such severance arrangements constitutes a “change in control”, and (c) certain directors and executive officers may receive payments under the NorthWestern deferred compensation plans in connection with, or following, the Merger. As a result, the directors and executive officers of NorthWestern may be more likely to recommend the approval of the proposals to be voted upon at the special meeting than if they did not have these interests. The NorthWestern Board was aware of and considered these potential interests, among other matters, in evaluating the Merger Agreement and the Merger, and in recommending to you that you adopt the Merger Agreement. NorthWestern’s shareholders should be aware of these interests when they consider the NorthWestern Board’s recommendation that they vote to adopt the Merger Agreement and, thereby, approve the Merger, and should refer to the section entitled “Additional Interests of Black Hills and NorthWestern Directors and Officers — Additional Interests of NorthWestern’s Directors and Executive Officers in the Merger” beginning on page 112.
Completion of the Merger is Subject to the Satisfaction of a Number of Conditions (see page 144)
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receipt of the approval of the Black Hills Required Proposals and the NorthWestern Merger Proposal;

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approval for listing of the shares of Black Hills Common Stock issuable to in the Merger pursuant to the Merger Agreement, subject to official notice of issuance on the stock exchange that Black Hills and NorthWestern agree that Newco shares will be listed;

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the absence of any law or judgment, whether preliminary, temporary or permanent, in effect that prevents, makes illegal or prohibits the consummation of the Merger;

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receipt, at or prior to the Effective Time, of all required governmental approvals, including the expiration or termination of any waiting period applicable to the Merger, and all such approvals being final;

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the effectiveness of the registration statement on Form S-4 of which this joint proxy statement/prospectus is a part, and

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there being no stop order or proceeding seeking a stop order relating thereto, and no proceedings for such purpose have been initiated or threatened by the SEC and not withdrawn.

How the Merger Agreement May Be Terminated by Black Hills and/or NorthWestern (see page 147)
The Merger Agreement may be terminated by either Black Hills or NorthWestern in accordance with its terms at any time prior to the Effective Time, whether before or after the approval of the NorthWestern Merger Proposal or the approval of the Black Hills Required Proposals:
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by mutual written consent of Black Hills and NorthWestern;

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by Black Hills or NorthWestern;

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if the Merger is not completed by 5:00 p.m. Mountain Time on August 18, 2026 (the “End Date”); provided that if, prior to the End Date, all of the conditions to the consummation of the Merger set forth in the Merger Agreement have been satisfied or waived, or shall then be capable of being satisfied (except for conditions regarding required statutory approvals, absence of legal restraints, the final regulatory approvals not imposing any term or condition resulting in a Regulatory Material Adverse Effect and those conditions that by their nature are to be satisfied at the closing of the Merger), the End Date will be automatically extended to November 18, 2026 and again to February 18, 2027;
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if the condition regarding the absence of legal restraints on the Merger has not been satisfied and such legal restraint has become final and nonappealable, provided that neither party may avail itself of such right to terminate the Merger Agreement if it has breached its obligation under the Merger Agreement to use reasonable best efforts to obtain regulatory approvals;

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if the approval of the Black Hills Required Proposals is not obtained at the special meeting of Black Hills shareholders, or at any adjournment of such meeting; or

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if the approval of the NorthWestern Merger Proposal is not obtained at the special meeting of NorthWestern shareholders, or at any adjournment of such meeting.

The Merger Agreement also may be terminated by NorthWestern:
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at any time prior to the Effective Time, whether before or after receipt of the approval of the Black Hills Required Proposals or the NorthWestern Merger Proposal if (1) there is a breach by Black Hills of its representations, warranties, covenants or agreements under the Merger Agreement such that the conditions relating to the accuracy of Black Hills’ representations and warranties and Black Hills’ performance or compliance with its covenants and agreements would not be satisfied, and (2) is not capable of being cured by Black Hills by the End Date or is not cured by Black Hills within 45 days after receiving written notice from NorthWestern of such breach or failure, provided NorthWestern is not then in breach of any of its representations, warranties, covenants or agreements under the Merger Agreement resulting in the failure of the conditions relating to the accuracy of NorthWestern’s representations and warranties and NorthWestern’s performance of its covenants and agreement; or

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at any time prior to the Effective Time, whether before or after receipt of the approval of the NorthWestern Merger Proposal, if the Black Hills Board or a committee thereof effects a change of the Black Hills Board recommendation, provided NorthWestern shall not have the right to terminate the Merger Agreement after the earlier of 10 business days following the occurrence of the change of the Black Hills Board recommendation and the time of the approval of the Black Hills Required Proposals.

The Merger Agreement also may be terminated by Black Hills:
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at any time prior to the Effective Time, whether before or after receipt of the approval of the Black Hills Required Proposals or the NorthWestern Merger Proposal if (1) there is a breach by NorthWestern of its representations, warranties, covenants or agreements under the Merger Agreement such that the conditions relating to the accuracy of NorthWestern’s representations and warranties and NorthWestern’s performance or compliance with its covenants and agreements would not be satisfied, and (2) is not capable of being cured by NorthWestern by the End Date or is not cured by NorthWestern within 45 days after receiving written notice from Black Hills of such breach or failure, provided Black Hills is not then in breach of any of its representations, warranties, covenants or agreements under the Merger Agreement resulting in the failure of the conditions relating to the accuracy of Black Hills’ representations and warranties and Black Hills’ performance of its covenants and agreement; or

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at any time prior to the Effective Time, whether before or after receipt of the approval of the Black Hills Required Proposals, if the NorthWestern Board or a committee thereof effects a change of the NorthWestern Board recommendation, provided Black Hills shall not have the right to terminate the Merger Agreement after the earlier of 10 business days following the occurrence of the change of the NorthWestern Board recommendation and the time of the approval of the NorthWestern Merger Proposal.

Termination Fees May Be Payable Under Some Circumstances (see page 149)
If the Merger Agreement is terminated under specified circumstances, including a party entering into a definitive acquisition agreement with respect to a superior proposal prior to the receipt of shareholder approval or the respective party’s board of directors or a committee thereof making a change of its recommendation regarding the proposals listed herein, such party will be required to pay the other a termination fee of $100 million.
No Solicitation of Competing Proposals (see pages 132 and 135)
Black Hills and NorthWestern are each subject to a “no shop” restriction under the Merger Agreement that limits each party’s ability to solicit alternative acquisition proposals or provide nonpublic information to, and engage in discussion with, third parties, except under limited circumstances to permit the NorthWestern Board or the Black Hills Board, as applicable, to comply with its respective fiduciary duties.
Black Hills
Black Hills may not, and may not authorize its affiliates or certain persons related to Black Hills to, (1) directly or indirectly solicit, initiate or knowingly encourage, induce or facilitate a Black Hills takeover proposal or inquiry, each as described in the Merger Agreement, or (2) directly or indirectly participate in any discussions or negotiations with any persons regarding any Black Hills takeover proposal or inquiry, including by furnishing non-public information with respect to such Black Hills takeover proposal or inquiry. Under the Merger Agreement, Black Hills agreed to cease all negotiations with regard to a Black Hills takeover proposal and request the return or destruction of all confidential information previously furnished. Notwithstanding the foregoing, Black Hills may entertain a bona fide written Black Hills takeover proposal that constitutes or could reasonably be expected to lead to a Superior Black Hills Proposal, as defined in the Merger Agreement, that does not result from a breach (other than an immaterial breach) of the Merger Agreement prior to obtaining the approval of the Black Hills Required Proposals, subject to certain conditions stated in the Merger Agreement.
See “The Merger Agreement — Black Hills is Prohibited from Soliciting Other Offers; Superior Proposal” beginning on page 132 of this joint proxy statement/prospectus.
NorthWestern
NorthWestern may not, and may not authorize its affiliates or certain persons related to NorthWestern to, (1) directly or indirectly solicit, initiate or knowingly encourage, induce or facilitate a NorthWestern takeover proposal or inquiry, each as described in the Merger Agreement, or (2) directly or indirectly participate in any discussions or negotiations with any persons regarding any NorthWestern takeover proposal or inquiry, including by furnishing non-public information with respect to such NorthWestern takeover proposal or inquiry. Under the Merger Agreement, NorthWestern agreed to cease all negotiations with regards to a NorthWestern takeover proposal and request the return or destruction of all confidential information previously furnished. Notwithstanding the foregoing, NorthWestern may entertain a bona fide written NorthWestern takeover proposal that constitutes or could reasonably be expected to lead to a Superior NorthWestern Proposal as defined in the Merger Agreement that does not result from a breach (other than an immaterial breach) of the Merger Agreement prior to obtaining the approval of the NorthWestern Merger Proposal, subject to certain conditions stated in the Merger Agreement.
See “The Merger Agreement — NorthWestern is Prohibited from Soliciting Other Offers; Superior Proposal” beginning on page 135 of this joint proxy statement/prospectus.
Listing of Black Hills’ Common Stock to Be Issued in the Merger (see page 106)
Under the terms of the Merger Agreement, Black Hills has agreed to use its reasonable best efforts to cause the shares of Black Hills Common Stock to be issued in the Merger to be approved for listing on the NYSE or other mutually agreeable national exchange prior to the closing of the Merger. Each of Black Hills and NorthWestern has agreed to use its commercially reasonable efforts acting in good faith to agree on a new name and ticker symbol for Newco prior to the closing of the Merger.

Delisting and Deregistering of NorthWestern Common Stock (see page 107)
If the Merger is completed, NorthWestern Common Stock will cease to be listed on Nasdaq and its shares will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Comparison of Rights of Black Hills Shareholders and NorthWestern Shareholders (see page 163)
The rights of Black Hills’ shareholders and NorthWestern’s shareholders under their respective business corporation laws are different. There are additional differences in the rights of Black Hills shareholders and NorthWestern shareholders as a result of the provisions of the articles or certificate of incorporation, as applicable, bylaws and other corporate documents of each company.
Risk Factors Related to the Merger (see page 23)
There are a number of risks relating to the Merger and to the businesses of Black Hills and NorthWestern following the Merger. See “Risk Factors” beginning on page 23 of this joint proxy statement/prospectus for a discussion of these and other risks and see also the documents that Black Hills and NorthWestern have filed with the SEC and which the companies have incorporated by reference into this joint proxy statement/prospectus.
Post-Merger Governance and Management (see page 152)
Upon completion of the Merger, Newco will be headquartered in Rapid City, South Dakota, and will maintain a strong operational and leadership presence throughout the combined service territory, consistent with the practices of the companies prior to closing.
Upon completion of the Merger, Brian B. Bird, Chief Executive Officer of NorthWestern, will become Chief Executive Officer of Newco. Mr. Bird is also expected to become a member of the Newco board of directors (the “Newco Board”). Mr. Bird will remain in his current role with NorthWestern until the closing of the Merger. Upon the completion of the Merger, Linden R. Evans, Chief Executive Officer and director of Black Hills, will retire. Mr. Evans will remain in his current roles with Black Hills until the closing of the Merger.
Newco is expected to be governed by an eleven-member board of directors comprised of six directors designated by Black Hills (including the chair) and five designated by NorthWestern. The Newco Board shall include the chair of the Black Hills Board, the chief executive officer of NorthWestern and the chair of the NorthWestern Board, as of immediately prior to the Effective Time. As of the date of this joint proxy statement/prospectus, no other Newco Board members have been identified.
See “Newco Governance and Management” beginning on page 152 and “Additional Interests of Black Hills and NorthWestern Directors and Officers” beginning on page 107 for further information.
Resale of Black Hills Common Stock Issued in Merger (see page 107)
The shares of Black Hills Common Stock to be issued in connection with the Merger will not be subject to any restrictions on transfer arising under the Securities Act of 1933, as amended (the “Securities Act”), except for shares issued to any NorthWestern shareholder who may be deemed to be an “affiliate” of Black Hills after the completion of the Merger. This joint proxy statement/prospectus does not cover resales of Black Hills Common Stock by affiliates of Black Hills or NorthWestern.
Market Price Information
Black Hills Common Stock is listed on the NYSE under the symbol “BKH.” NorthWestern Common Stock is listed on Nasdaq under the symbol “NWE.”
The high and low trading prices for Black Hills Common Stock on August 18, 2025, the last trading day immediately before the public announcement of the Merger, were $61.21 and $60.27, respectively. The high and low trading prices for NorthWestern Common Stock on August 18, 2025, the last trading day immediately before the public announcement of the Merger, were $55.46 and $54.89, respectively.

As of January 26, 2026, the last date before the date of this joint proxy statement/prospectus for which it was practicable to obtain this information, there were 75,474,846 shares of Black Hills Common Stock outstanding and 61,422,945 shares of NorthWestern Common Stock outstanding.
Because the Exchange Ratio will not be adjusted for changes in the market price of either Black Hills Common Stock or NorthWestern Common Stock, the market value of Black Hills Common Stock that NorthWestern shareholders will have the right to receive on the date the Merger is completed may vary significantly from the market value of the Black Hills Common Stock that NorthWestern shareholders would receive if the Merger were completed on the date of this joint proxy statement/prospectus. As a result, you should obtain recent market prices of Black Hills Common Stock and NorthWestern Common Stock prior to voting your shares. For additional information, see the section entitled “Risk Factors” beginning on page 23.
The following table sets forth the closing sale price per share of Black Hills Common Stock as reported on the NYSE and the closing sale price per share of NorthWestern Common Stock as reported on Nasdaq, in each case on August 18, 2025, the last trading day before the public announcement of the Merger, and on January 26, 2026, the last practicable trading day prior to the mailing of this joint proxy statement/prospectus. The table also shows the estimated implied value of the Merger Consideration proposed for each share of NorthWestern Common Stock as of the same two dates. The implied value was calculated by multiplying the NYSE closing price of a share of Black Hills Common Stock on the relevant date by the exchange ratio of 0.98 shares of Black Hills Common Stock for each share of NorthWestern Common Stock.
	Black Hills Common Stock Closing Price	NorthWestern Common Stock Closing Price	Exchange Ratio	Implied Per Share Value of Merger Consideration
August 18, 2025	$60.35	$54.93	0.98	$59.14
January 26, 2026	$72.68	$66.64	0.98	$71.23
Black Hills shareholders and NorthWestern shareholders are encouraged to obtain current market quotations for Black Hills Common Stock and NorthWestern Common Stock and to review carefully the other information contained in this joint proxy statement/prospectus or incorporated by reference herein. No assurance can be given concerning the market price of Black Hills Common Stock before or after the Effective Date. For additional information, see the section entitled “Where You Can Find More Information” beginning on page 193.

RISK FACTORS
In addition to the other information included or incorporated by reference in this joint proxy statement/prospectus, including the matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 36, you should carefully consider the following risks before deciding how to vote. In addition, you should read and consider the risks associated with the businesses of each of Black Hills and NorthWestern because those risks also will affect the combined company. These risks can be found under the caption “Risk Factors” in Part I, Item 1A in the Annual Reports on Form 10-K for the fiscal year ended December 31, 2024, for each of Black Hills and NorthWestern, as filed with the SEC on February 12, 2025 and February 13, 2025, respectively, as such risks may be updated or supplemented in each company’s subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, all of which are incorporated by reference into this joint proxy statement/prospectus. You also should read and consider the other information in this joint proxy statement/prospectus and the other documents incorporated by reference in this joint proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 193.
Risks Related to the Merger
Because the Exchange Ratio is fixed and because the market prices of Black Hills Common Stock and NorthWestern Common Stock will fluctuate, NorthWestern shareholders cannot be certain of the market value of the Merger Consideration they will receive in the Merger or the difference between the market value of the Merger Consideration they will receive in the Merger and the market value of NorthWestern Common Stock immediately prior to the Merger.
The Exchange Ratio in the Merger is fixed and will not be adjusted in the event of any change in the stock prices of Black Hills or NorthWestern prior to the Merger. There may be a significant amount of time between the dates when the shareholders of Black Hills and NorthWestern vote on the Merger Agreement at the special meeting of each company and the date when the Merger is completed. The absolute and relative prices of shares of Black Hills Common Stock and NorthWestern Common Stock may vary significantly between the date of this joint proxy statement/prospectus, the date of the meetings and the date of the completion of the Merger. These variations may be caused by, among other things, changes in the businesses, operations, results or prospects of Black Hills or NorthWestern, market expectations of the likelihood that the Merger will be completed and the timing of completion, the prospects of post-merger operations, general market and economic conditions and other factors. In addition, it is impossible to predict accurately the market price of the Black Hills Common Stock to be received by NorthWestern shareholders after the completion of the Merger. Accordingly, the prices of Black Hills Common Stock and NorthWestern Common Stock on the date of this joint proxy statement/prospectus and on the date of the meetings may not be indicative of their prices immediately prior to completion of the Merger and the price of Black Hills Common Stock after the Merger is completed.
The ability of Black Hills and NorthWestern to complete the Merger is subject to various closing conditions, including the receipt of approval of Black Hills and NorthWestern shareholders and the receipt of consents and approvals from various governmental authorities, which may impose conditions that could adversely affect Black Hills or NorthWestern or cause the Merger to be abandoned. Failure to complete the Merger, or significant delays in completing the Merger, could negatively affect the trading prices of Black Hills Common Stock and NorthWestern Common Stock and the future business and financial results of Black Hills and NorthWestern.
To complete the Merger, Black Hills and NorthWestern shareholders must vote to approve a number of proposals related to the Merger and the Merger Agreement. Further, the Merger is subject to the satisfaction or waiver of certain closing conditions, including (1) the effectiveness of a registration statement on Form S-4 to be filed in connection with the Merger, (2) subject to certain conditions, the receipt of certain regulatory approvals, including expiration or termination of the applicable waiting period under the HSR Act, and approval from FERC and certain state regulatory commissions, in each case on such terms and conditions that would not result in a material adverse effect on the combined company, (3) the absence of any court order or regulatory injunction prohibiting completion of the Merger, (4) the authorization for listing of shares of Black Hills Common Stock to be issued in connection with the Merger on the NYSE or other mutually-agreed stock exchange, (5) subject to specified materiality standards, the accuracy of the representations and warranties of each party, (6) compliance by each party in all material respects with its covenants under the Merger Agreement, (7) the absence of a material adverse effect on each party, and (8) receipt by each party of an opinion relating to the anticipated tax-free treatment of the Merger. If the foregoing conditions are not satisfied or waived, one or both of Black Hills or NorthWestern would not be required to complete the Merger.
Black Hills and NorthWestern have not yet obtained shareholder approval or all of the regulatory consents and approvals required to complete the Merger. Governmental or regulatory agencies could seek to block or challenge the Merger or could impose restrictions they deem necessary or desirable in the public interest as a condition to approving the Merger. Black Hills and NorthWestern will be unable to complete the Merger until the waiting period under the HSR Act has expired or been terminated and the required governmental approvals have been received. Regulatory authorities may impose certain requirements or obligations as conditions for their approval. The Merger Agreement may require Black Hills and/or NorthWestern to accept conditions from these regulators that could adversely impact the combined company. If the required governmental approvals are not received, or they are not received on terms that satisfy the conditions set forth in the Merger Agreement, then neither Black Hills nor NorthWestern will be obligated to complete the Merger.
There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, of the result of such challenge.
Additionally, even after the statutory waiting period under the antitrust laws and even after completion of the Merger, governmental authorities could seek to block or challenge the Merger as they deem necessary or desirable in the public interest. In addition, in some jurisdictions, a private party could initiate an action under the antitrust laws challenging or seeking to enjoin the Merger, before or after they are completed. Black Hills or NorthWestern may not prevail and may incur significant costs in defending or settling any action under the antitrust laws.
The special meetings at which the Black Hills shareholders and the NorthWestern shareholders will vote on the transactions contemplated by the Merger Agreement may take place before all regulatory approvals have been obtained and, in cases where they have not been obtained, before the terms of any conditions to obtain such regulatory approvals that may be imposed are known. As a result, if shareholder approval of the transactions contemplated by the Merger Agreement is obtained at such meetings, Black Hills and NorthWestern may make decisions after the meetings to waive a condition or approve certain actions required to obtain the necessary approvals without seeking further shareholder approval. Such actions could have an adverse effect on the combined company.
In addition, the Merger Agreement contains other customary closing conditions, which are described in “The Merger Agreement — Conditions to the Merger” beginning on page 144 and which may not be satisfied or waived.
If Black Hills and NorthWestern are unable to complete the Merger, or there is a significant delay in completing the Merger, Black Hills and NorthWestern would be subject to a number of risks, including the following:
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Black Hills and NorthWestern would not realize the anticipated benefits of the Merger, including, among other things, increased operating efficiencies and future cost savings;

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the attention of management of Black Hills and NorthWestern (respectively, “Black Hills Management” and “NorthWestern Management”) may have been diverted to the Merger rather than to each company’s own operations and the pursuit of other opportunities that could have been beneficial to such company;

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the potential loss of key personnel during the pendency of the Merger as employees may experience uncertainty about their future roles with the combined company;

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Black Hills and NorthWestern will have been subject to certain restrictions on the conduct of their businesses, which may prevent Black Hills and NorthWestern from making certain acquisitions or dispositions or pursuing certain business opportunities while the Merger is pending;

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the trading price of Black Hills Common Stock and/or NorthWestern Common Stock may decline to the extent that the current market prices reflect a market assumption that the Merger will be completed; and

•
the parties may be liable for damages to one another, or have to pay a termination fee, under the Merger Agreement.

We can provide no assurance that the various closing conditions will be satisfied and that the required governmental approvals and other approvals will be obtained, or that any required conditions will not materially adversely affect the combined company following the Merger. In addition, we can provide no assurance that these conditions will not result in the abandonment or delay of the Merger. The occurrence of any of these events individually or in combination could have a material adverse effect on the companies’ results of operations and the trading price of Black Hills Common Stock or NorthWestern Common Stock.
The Merger Agreement contains provisions that limit Black Hills’ or NorthWestern’s ability to pursue alternatives to the Merger, could discourage a potential acquirer of either Black Hills or NorthWestern from making a favorable alternative transaction proposal and, in certain circumstances, could require Black Hills or NorthWestern to pay a termination fee to the other party.
Under the Merger Agreement, Black Hills and NorthWestern have agreed, subject to certain exceptions with respect to unsolicited proposals, not to directly or indirectly solicit competing acquisition proposals or to enter into discussions concerning, or provide confidential information in connection with, any unsolicited alternative acquisition proposals. Additionally, the Black Hills Board and the NorthWestern Board are each required to recommend the approval of the applicable transaction-related proposals to its respective shareholders, subject to certain exceptions. Prior to the approval of the transaction-related proposals by their respective shareholders, the Black Hills Board or the NorthWestern Board may change its recommendation in response to an unsolicited proposal for an alternative transaction, if such board of directors determines in good faith after consultation with its outside legal counsel and financial advisor that the proposal constitutes or would reasonably be expected to lead to a “Superior NorthWestern Proposal” or “Superior Black Hills Proposal”, as applicable (as such terms are defined in the Merger Agreement), and that failure to take such action would be inconsistent with their fiduciary duties under applicable law to the applicable company and its shareholders under applicable law, subject to complying with certain procedures set forth in the Merger Agreement. Prior to the approval of the transaction-related proposals by their respective shareholders, the Black Hills Board and the NorthWestern Board may also change its recommendation upon the occurrence of a “NorthWestern Intervening Event” or “Black Hills Intervening Event”, as applicable (as such terms are defined in the Merger Agreement), and such board of directors determines in good faith after consultation with its outside legal counsel and financial advisor that failing to change its recommendation would be inconsistent with its fiduciary duties under applicable law, subject to complying with certain procedures set forth in the Merger Agreement. The Merger Agreement is subject to a “force-the-vote” provision, which means neither Black Hills nor NorthWestern would have an independent right to terminate the Merger Agreement to accept a superior proposal. These provisions could discourage a third party that may have an interest in acquiring all or a significant part of Black Hills or NorthWestern from considering or proposing that acquisition, even if such third party were prepared to pay consideration with a higher market value than the market value proposed to be received or realized in the Merger, or might result in a potential acquirer proposing to pay a lower price than it would otherwise have proposed to pay. As a result of these restrictions, neither Black Hills nor NorthWestern may be able to enter into an agreement with respect to a more favorable alternative transaction, or may be able to do so only by incurring potentially significant liability to the other.
The Merger Agreement contains certain customary termination rights for each of Black Hills and NorthWestern; provided, that, either party would be required to pay to the other a termination fee equal to $100 million upon termination of the Merger Agreement in certain circumstances involving (i) a change in recommendation by such party’s board of directors (including, in certain circumstances, the failure of such party to publicly reaffirm its recommendation upon request) or (ii) a party entering into a definitive agreement in respect of a competing transaction within twelve months of termination of the Merger Agreement in certain circumstances involving a potential competing acquisition proposal.
Black Hills and NorthWestern are subject to risk of the Merger having adverse impact on their credit ratings, both while the Merger is pending and following completion of the Merger.
Neither Black Hills nor NorthWestern can be assured that their credit ratings will not be lowered as a result of the Merger or for any other reason, including the failure to consummate the Merger. Any reduction in Black Hills’ or NorthWestern’s credit ratings, or the criteria used by rating agencies to determine such ratings, could adversely affect each company’s ability to complete the Merger, their access to capital, their cost of capital and their other operating costs, and their ability to refinance or repay existing debt and complete new financings, which could have a material adverse effect on Black Hills’ and NorthWestern’s business, financial condition, results of operations or the trading price of their common stock or other securities.
The market prices of Black Hills Common Stock and NorthWestern Common Stock may be subject to fluctuation while the Merger is pending and after the Merger is completed.
The market price of Black Hills Common Stock and NorthWestern Common Stock may fluctuate significantly while the Merger is pending or after it is completed, and any adverse developments related to the Merger or otherwise could result in holders of Black Hills Common Stock or NorthWestern Common Stock losing some or all of the value of their investment. In addition, if the stock market experiences significant price and volume fluctuations, such fluctuations could be exacerbated by the pendency of the Merger, which could adversely affect the market for, or liquidity of, Black Hills Common Stock or NorthWestern Common Stock, regardless of Black Hills’, NorthWestern’s or the combined company’s actual operating performance. Because the Merger Agreement contemplates that Black Hills will issue shares of Black Hills Common Stock to NorthWestern’s shareholders based upon the fixed Exchange Ratio, developments with respect to NorthWestern and its shares of common stock may affect Black Hills Common Stock irrespective of their relevance to standalone Black Hills and even though Black Hills may have no control over, or knowledge of, such developments. As a result, the market price of Black Hills Common Stock during the pendency of the Merger may not accurately reflect the value of Black Hills absent the Merger.
Black Hills and NorthWestern are subject to contractual restrictions in the Merger Agreement that may hinder their operations while the Merger is pending. The restrictions may not prevent one company from taking actions that are adverse to the other or its shareholders.
The Merger Agreement includes certain customary restrictions with respect to the operation of Black Hills’ and NorthWestern’s respective businesses between the date of the Merger Agreement and the consummation of the Merger. These restrictions may prevent each of Black Hills and NorthWestern from pursuing otherwise attractive business opportunities and making other changes to its business prior to completion of the Merger or termination of the Merger Agreement. See the sections entitled “The Merger Agreement — Black Hills’ Conduct of Business Before Completion of the Merger” and “The Merger Agreement — NorthWestern’s Conduct of Business Before Completion of the Merger” beginning on pages 125 and 128, respectively.
Despite these mutual restrictions, Black Hills and NorthWestern will continue to operate their businesses independently of one another during the pendency of the Merger. The restrictions in the Merger Agreement, which are subject to numerous exceptions, may not be adequate to prevent NorthWestern or Black Hills from taking actions that are adverse to Black Hills or its shareholders or to NorthWestern and its shareholders, respectively.
Each of Black Hills and NorthWestern will incur significant transaction and other costs in connection with the Merger.
Black Hills and NorthWestern have incurred and expect to incur additional significant costs associated with the Merger, including transaction fees and costs of combining the operations of the two companies. Additional unanticipated costs also may be incurred in the integration of the businesses of Black Hills and NorthWestern. Any net benefit from any anticipated elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, may not be achieved in the near term or at all. Transaction costs could have a material adverse impact on the results of operations of Black Hills and NorthWestern, and the failure to achieve the anticipated benefits and efficiencies from the Merger, or the incurrence of additional expenses, could have a material adverse impact on the results of operations of the combined company and its ability to pay dividends after closing. In turn, the current or future market value of Black Hills Common Stock or NorthWestern Common Stock could be adversely impacted.

Members of the management and the boards of directors of Black Hills and NorthWestern have interests in the Merger that are different from, or in addition to, those of other shareholders and that could have influenced their decisions to support or approve the Merger.
In considering whether to approve the transactions contemplated by the Merger Agreement, Black Hills shareholders and NorthWestern shareholders should recognize that some of the members of management and the boards of directors of Black Hills and NorthWestern have interests in the Merger that differ from, or are in addition to, their interests as shareholders of Black Hills and shareholders of NorthWestern. These interests include (1) their designation as directors or executive officers of the combined company, (2) the fact that completion of the Merger will result in the acceleration of vesting of equity-based awards held by certain members of management and directors and (3) the fact that certain members of management have entered into change of control agreements with NorthWestern or Black Hills, as applicable, that will entitle them to cash payments and other benefits if the Merger is completed and their employment is terminated or if the executive terminates his or her employment with good reason as defined in the agreements. These interests are described further in “Additional Interests of Black Hills and NorthWestern Directors and Officers — Additional Interests of Black Hills’ Directors and Executive Officers in the Merger” beginning on page 107 and “Additional Interests of Black Hills and NorthWestern Directors and Officers — Additional Interests of NorthWestern’s Directors and Executive Officers in the Merger” beginning on page 112.
Uncertainties associated with the Merger may cause a loss of management personnel and other key employees of Black Hills and NorthWestern, which could adversely affect the future business and operations of the combined company following the Merger.
Each of Black Hills and NorthWestern depends on the experience and industry knowledge of its officers and other key employees to execute its business plans. The success of the combined company after the Merger will depend in part on its ability to retain key management personnel and other key employees. Current and prospective employees of Black Hills and NorthWestern may experience uncertainty about their roles within the combined company following the Merger or other concerns regarding the timing and completion of the Merger or the operations of the combined company following the Merger, any of which may have an adverse effect on the ability of Black Hills and NorthWestern to retain or attract key management and other key personnel. If Black Hills or NorthWestern is unable to retain personnel, including Black Hills’ or NorthWestern’s key management, who are critical to the future operations of the companies, Black Hills and NorthWestern could face disruptions in their operations, loss of existing customers, loss of key information, expertise or know-how and unanticipated additional recruitment and training costs. In addition, the loss of key Black Hills and NorthWestern personnel could diminish the anticipated benefits of the Merger. No assurance can be given that the combined company, following the Merger, will be able to retain or attract key management personnel and other key employees of Black Hills and NorthWestern to the same extent that Black Hills and NorthWestern have previously been able to retain or attract their own employees.
The business relationships of Black Hills and NorthWestern may be subject to disruption due to uncertainty associated with the Merger, which could have a material effect on the business, financial condition, cash flows and results of operations of Black Hills or NorthWestern pending the combined company and following the Merger.
Parties with which Black Hills or NorthWestern do business may experience uncertainty associated with the Merger, including with respect to current or future business relationships with Black Hills or NorthWestern following the Merger. Black Hills’ and NorthWestern’s business relationships may be subject to disruption as customers, distributors, suppliers, vendors, landlords, joint venture participants and other third parties with whom they do business may attempt to delay or defer entering into new business relationships, negotiate changes in existing business relationships or consider entering into business relationships with parties other than Black Hills or NorthWestern following the Merger. These disruptions could have a material and adverse effect on the business, financial condition, cash flows and results of operations, of Black Hills or NorthWestern, regardless of whether the Merger is completed, as well as a material and adverse effect on the combined company’s ability to realize the expected cost savings and other benefits of the Merger. The risk, and adverse effects, of any disruption could be exacerbated by a delay in completion of the Merger or termination of the Merger Agreement.

The unaudited pro forma condensed combined consolidated financial information and forward-looking financial information included in this joint proxy statement/prospectus do not purport to be, and likely are not, representative of the combined results of Black Hills and NorthWestern following the Merger.
The unaudited pro forma condensed combined consolidated financial information and forward-looking financial information contained in this joint proxy statement/prospectus is presented for informational purposes only and is based in part on certain assumptions regarding the Merger that Black Hills and NorthWestern believe are reasonable under the circumstances. Neither Black Hills nor NorthWestern can assure you that their assumptions will prove to be accurate over time. Moreover, it does not purport to be indicative of the financial position or results of operations that would have actually occurred had the Merger been completed at or as of the dates indicated, nor is it indicative of the combined company’s future operating results or financial position. See the sections entitled “The Proposed Merger — Certain Prospective Financial Information” beginning on page 93 and “Unaudited Pro Forma Condensed Combined Consolidated Financial Information” beginning on page 154. The unaudited pro forma condensed combined consolidated financial information and forward-looking financial information included in this joint proxy statement/prospectus do not reflect future events that may occur after the closing of the Merger, including the potential realization of operating efficiencies or costs related to the Merger, and do not consider potential market conditions on revenues or expenses.
The fairness opinions rendered to the Black Hills Board and the NorthWestern Board by their respective financial advisors were based on the respective financial analyses they performed, which considered factors such as market and other conditions then in effect, and financial forecasts and other information made available to them, as of the date of their respective opinions. As a result, these opinions do not reflect changes in events or circumstances after the date of these opinions. Black Hills and NorthWestern have not obtained, and do not expect to obtain, updated fairness opinions from their respective financial advisors reflecting changes in circumstances that may have occurred since the signing of the Merger Agreement.
The fairness opinions rendered to the Black Hills Board by Goldman Sachs and the fairness opinion rendered to the NorthWestern Board by Greenhill were provided in connection with, and at the time of, the boards of directors’ respective evaluation of the Merger. These opinions were based on the respective financial analyses performed, which considered market and other conditions then in effect, and financial forecasts and other information made available to them, as of the date of their respective opinions, which may have changed, or may change, after the date of the opinions. Black Hills and NorthWestern have not obtained updated opinions as of the date of this joint proxy statement/prospectus from their respective financial advisors, and they do not expect to obtain updated opinions prior to completion of the Merger. Changes in the operations and prospects of Black Hills or NorthWestern, general market and economic conditions and other factors that may be beyond the control of Black Hills and NorthWestern, and on which the fairness opinions were based, may have altered the enterprise value of Black Hills or NorthWestern or the market prices of shares of Black Hills Common Stock or shares of NorthWestern Common Stock since the dates of such opinions, or may alter such enterprise values and prices by the time the Merger is completed. The opinions do not speak as of any date other than the dates of those opinions. For a description of the opinions that Black Hills and NorthWestern received from their respective financial advisors, please refer to “The Proposed Merger — Opinion of Black Hills’ Financial Advisor” and “The Proposed Merger — Opinion of NorthWestern’s Financial Advisor” beginning on pages 75 and 85, respectively.
The Merger may not be accretive to Black Hills’ or NorthWestern’s earnings and may cause dilution to Black Hills’ or NorthWestern’s earnings per share, which may negatively affect the current or future market price of Black Hills Common Stock or NorthWestern Common Stock.
Expectations that the Merger will be accretive to earnings per share are based on preliminary estimates any of which may prove to be incorrect or may change materially. Black Hills and NorthWestern may encounter additional transaction and integration-related costs other than those they currently anticipate, may fail to realize all of the benefits anticipated in the Merger or may be subject to other factors that affect preliminary estimates or the ability of either company to realize operational efficiencies. Any of these factors could cause a decrease in Black Hills’ and NorthWestern’s earnings per share, or negatively affect the current market price of Black Hills Common Stock or NorthWestern Common Stock or the future market price of Black Hills Common Stock.

If the Merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, certain NorthWestern shareholders may be required to pay substantial U.S. federal, state and/or local income taxes.
The Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and it is a condition to each party’s obligation to complete the Merger that it receive an opinion from counsel, dated as of the closing date of the Merger, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. However, the foregoing opinions of counsel will each be based on, among other things, the law in effect as of the date of the opinions, certain representations made by Black Hills and NorthWestern and certain assumptions, all of which must be consistent with the state of facts existing at the time of the Merger. If there is a change in law after the date of the opinions, or if any of these representations and assumptions are, or become, inaccurate or incomplete, an opinion may be invalid, and the conclusions reached therein could be jeopardized. In addition, no ruling has been or will be sought from the U.S. Internal Revenue Service (the “IRS”) as to the U.S. federal income tax consequences of the Merger and the other transactions contemplated by the Merger Agreement. There can be no assurance that the IRS will not assert, or that a court will not sustain, a position contrary to the conclusion set forth in any such opinion that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In addition, these opinions will be based on certain tax opinion representations and assumptions (as described in the section entitled “The Proposed Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 98). If any of the tax opinion representations and assumptions is incorrect, incomplete or false, or is violated, the validity of the opinions described above may be affected and the tax consequences of the Merger could differ from those described in this joint proxy statement/prospectus.
If the Merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, each NorthWestern shareholder will recognize gain or loss, for U.S. federal — and applicable state and local — income tax purposes equal to the value of the Black Hills stock received in the Merger (plus any cash received in respect of fractional shares) minus the shareholder’s adjusted tax basis in the shareholder’s NorthWestern stock. Depending on the amount of gain, if any, that is recognized, a NorthWestern shareholder that is subject to U.S. federal, state, or local income taxes may incur a significant income tax liability.
Each NorthWestern shareholder and each Black Hills shareholder should read the discussion under “The Proposed Merger — Material U.S. Federal Income Tax Consequences of the Merger” and should consult its own tax advisor for a full understanding of the tax consequences of the Merger to such shareholder.
Black Hills and/or NorthWestern may be subject to litigation challenging the Merger while it is pending, and an unfavorable judgment or ruling in any such lawsuits could prevent or delay the consummation of the Merger and/or result in substantial costs.
Lawsuits in connection with the Merger while it is pending may be filed against Black Hills, NorthWestern, any parties to the Merger Agreement and/or their respective directors and officers, which could prevent or delay the consummation of the Merger and/or result in additional costs to us. The ultimate resolution of any such lawsuit cannot be predicted with certainty, and an adverse ruling in any such lawsuit may cause the Merger to be delayed or not to be completed and/or result in additional costs to Black Hills and NorthWestern, which could cause Black Hills and NorthWestern not to realize some or all of the anticipated benefits of the Merger. The defense or settlement of any lawsuit that remains unresolved at the time the Merger is consummated may adversely affect the combined company’s business, financial condition, results of operations and cash flows. Black Hills cannot currently predict the outcome of or reasonably estimate the possible loss or range of loss from any such lawsuit.
Risks Relating to the Combined Company Following Completion of the Merger
Failure to successfully combine the businesses of Black Hills and NorthWestern in the expected time frame or at all may adversely affect the future results of the combined company, and, consequently, the value of Black Hills Common Stock after the Merger.
The success of the Merger will depend, in part, on the ability of the combined company to realize in a timely fashion the anticipated benefits and efficiencies from combining the businesses of Black Hills and

NorthWestern. The process of integration may reveal that benefits and efficiencies are less than anticipated and may result in additional expenses, all of which could reduce the anticipated benefits of the Merger.
Achieving the anticipated benefits of the Merger is subject to a number of uncertainties, including:
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whether United States federal and state public utility, antitrust and other regulatory authorities whose approval is required to complete the Merger impose conditions on the Merger, which may have an adverse effect on the combined company, including its ability to achieve the anticipated benefits of the Merger;

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the ability of the two companies to combine certain of their operations or take advantage of expected growth opportunities;

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general market and economic conditions;

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general competitive factors in the marketplace; and

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higher than expected costs required to achieve the anticipated benefits of the Merger.

Failure to achieve the anticipated benefits and efficiencies from the Merger, or the occurrence of additional expenses, could have a material adverse impact on the results of operations of the combined company and its ability to pay dividends after closing. In turn, the market value of the combined company’s common stock could be adversely impacted.
Both Black Hills shareholders and NorthWestern shareholders will have a reduced ownership and voting interest after the Merger and will exercise less influence over management.
It is currently anticipated that Black Hills shareholders and NorthWestern shareholders will hold approximately 56 percent and 44 percent, respectively, of the combined company’s common stock then-issued and outstanding after the completion of the Merger. Consequently, Black Hills shareholders, as a group, and NorthWestern shareholders, as a group, will each have reduced ownership and voting power in the combined company compared to their current ownership and voting power in Black Hills and NorthWestern, respectively. As a result of the reduced ownership percentages, current Black Hills shareholders and current NorthWestern shareholders will have less influence on the management and policies of the combined company than they had with Black Hills and NorthWestern, respectively. Further, provisions of the Merger Agreement will result in individuals designated by NorthWestern and not previously subject to a vote of Black Hills shareholders, holding five out of eleven positions on the Black Hills Board and there will be changes to Black Hills Management.
The market price of Black Hills Common Stock after the completion of the Merger may be affected by factors different from those that historically have affected or currently affect Black Hills Common Stock and NorthWestern Common Stock.
Upon completion of the Merger, NorthWestern shareholders who receive Merger Consideration will become holders of Black Hills Common Stock, which will trade on the NYSE or other mutually agreeable exchange under a new name and ticker to be announced. Black Hills’ business differs from that of NorthWestern and certain adjustments may be made to the combined company as a result of the Merger. The financial position of the combined company after the completion of the Merger may differ from Black Hills’ financial position before the completion of the Merger, and the results of operations and/or cash flows of Black Hills after the completion of the Merger may be affected by factors different from those currently affecting the financial position or results of operations and/or cash flows of Black Hills and NorthWestern, respectively. Accordingly, the market price of Black Hills Common Stock after the completion of the Merger may be affected by factors different from those currently affecting the market prices of Black Hills Common Stock and NorthWestern Common Stock, respectively, in the absence of the Merger. In addition, general fluctuations in stock markets could adversely affect the market for, or liquidity of, Black Hills Common Stock, regardless of the combined company’s actual operating performance. For a discussion of the businesses of Black Hills and NorthWestern and of some important factors to consider in connection with those businesses, see the section entitled “The Companies” and the documents incorporated by reference in the section entitled “Where You Can Find More Information,” including, in particular, in the sections entitled “Risk Factors” in each of Black Hills’ and NorthWestern’s Annual Report on Form 10-K for the year ended December 31, 2024 and any subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.
The failure to integrate the businesses and operations of Black Hills and NorthWestern successfully in the expected time frame may adversely affect the combined company’s future results.
Black Hills and NorthWestern have operated and, until the completion of the Merger, will continue to operate independently. Following the completion of the Merger, their respective businesses may not be integrated successfully. It is possible that the integration process could result in the loss of key Black Hills employees or key NorthWestern employees; the loss of customers, service providers, vendors or other business counterparties, the disruption of either company’s or both companies’ ongoing businesses, inconsistencies in standards, controls, procedures and policies, potential unknown liabilities and unforeseen expenses, delays, or regulatory conditions associated with and following completion of the Merger; or higher-than-expected integration costs and an overall post-completion integration process that takes longer than originally anticipated. Specifically, the following challenges, among others, must be addressed in integrating the operations of Black Hills and NorthWestern in order to realize the anticipated benefits of the Merger:
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combining the companies’ operations and corporate functions and the resulting difficulties associated with managing a larger, more complex, diversified business;

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combining the businesses of Black Hills and NorthWestern in a manner that permits the combined company to achieve the cost savings and operating synergies anticipated to result from the Merger;

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avoiding delays in connection with the completion of the Merger or the integration process;

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integrating personnel from the two companies and minimizing the loss of key employees;

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identifying and eliminating redundant functions and assets;

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harmonizing the companies’ operating practices, employee development and compensation programs, internal controls and other policies, procedures and processes;

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maintaining existing agreements with customers, service providers, vendors and other business counterparties and avoiding delays in entering into new agreements with prospective customers, service providers, vendors and other business counterparties;

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addressing possible differences in business backgrounds, corporate cultures and management philosophies;

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consolidating the companies’ operating, administrative and information technology infrastructure and financial systems; and

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establishing the combined company’s headquarters in Rapid City, South Dakota.

In addition, at times the attention of certain members of either company’s or both companies’ management and resources may be focused on completion of the Merger and the integration of the businesses of the two companies and diverted from day-to-day business operations or other opportunities that may be beneficial, which may disrupt each company’s ongoing operations and the operations of the combined company. Furthermore, following the Merger, the board of directors and executive leadership of the combined company will consist of former directors from each of Black Hills and NorthWestern and former executive officers from each of Black Hills and NorthWestern, respectively. Combining the boards of directors and management teams of each company into a single board and a single management team could require the reconciliation of differing priorities and philosophies.
Each of Black Hills and NorthWestern may have liabilities that are not known to the other party.
Each of Black Hills and NorthWestern may have liabilities that the other party failed, or was unable, to discover in the course of performing its respective due diligence investigations. Black Hills and NorthWestern may learn additional information about the other party that materially adversely affects it, such as unknown or contingent liabilities and liabilities related to compliance with applicable laws. As a result of these factors, the combined company may incur additional costs and expenses and may be forced to later write-down or write-off assets, restructure operations or incur impairment or other charges that could result in the combined company reporting losses. Even if Black Hills’ and NorthWestern’s respective due diligence has identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with its expectations. If any of these risks materialize, this could adversely affect the combined company’s financial condition and results of operations and could contribute to negative market perceptions about, or price movements of, the combined company’s common stock following the Merger.
Each of NorthWestern and Black Hills and their respective subsidiaries has substantial amounts of indebtedness. Consequently, the combined company will have substantial indebtedness following the Merger. As a result, the rating of the combined company’s indebtedness could be downgraded, and it may be difficult for the combined company to pay or refinance its debts or take other actions, and the combined company may need to divert its cash flow from operations to debt service payments.
The combined company’s debt service obligations with respect to this indebtedness could have an adverse impact on its earnings and cash flows for as long as the indebtedness is outstanding.
The combined company’s indebtedness could also have important consequences to holders of Black Hills Common Stock. For example, it could:
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make it more difficult for the combined company to pay or refinance its debts as they become due during adverse economic and industry conditions because any decrease in revenues could cause the combined company to not have sufficient cash flows from operations to make its scheduled debt payments;

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require a substantial portion of the combined company’s cash flows from operations to be used for debt service payments, thereby reducing the availability of its cash flow to fund working capital, capital expenditures, acquisitions, dividend payments and other general corporate purposes;

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result in a downgrade in the rating of the combined company’s indebtedness, which could limit its ability to borrow additional funds or increase the interest rates applicable to its indebtedness;

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increase the risk of default on debt obligations of the combined company;

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limit the flexibility of the combined company in planning for or reacting to changes in its business and the industry in which it operates;

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increase the exposure of the combined company to a rise in interest rates, which would generate greater interest expense or the costs of obtaining applicable interest rate fluctuation hedges; or

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require that additional or more stringent terms, conditions or covenants be placed on Black Hills.

There can be no assurance that the combined company will be able to repay or refinance such borrowings and obligations. In addition, the Merger will result in NorthWestern becoming a wholly owned subsidiary of Black Hills. The combined company may decide to incur additional indebtedness at subsidiaries of Black Hills, which could have an effect on outstanding securities, including because such subsidiary indebtedness is “structurally senior” to the indebtedness of its parent company with respect to the assets of such subsidiary.
The combined company may fail to realize all of the anticipated benefits of the Merger.
The success of the Merger will depend, in part, on Black Hills’ ability to realize the anticipated benefits and cost savings from combining Black Hills’ and NorthWestern’s businesses and operational synergies. The anticipated benefits and cost savings of the Merger may not be realized fully or at all, may take longer to realize than expected, may not be realized or could have other adverse effects that Black Hills does not currently foresee. Some of the assumptions that Black Hills and NorthWestern have made, such as the achievement of the anticipated benefits related to the geographic, commodity and asset diversification and the expected size, scale, inventory and financial strength of the combined company, may not be realized. The integration process may, for each of Black Hills and NorthWestern, result in the loss of key employees, the disruption of ongoing businesses or inconsistencies in standards, controls, procedures and policies. In addition, there could be potential unknown liabilities and unforeseen expenses associated with the Merger that could adversely impact the combined company.

The future results of the combined company following the Merger will suffer if the combined company does not effectively manage its expanded operations.
Following the Merger, the size, geographic footprint and complexity of the combined company will increase significantly compared to the business of each of Black Hills and NorthWestern. The combined company’s future success will depend, in part, upon its ability to manage this expanded business, which will pose substantial challenges for management, including challenges related to the management and monitoring of new operations and geographies and associated increased costs and complexity. The combined company may also face increased scrutiny from, and/or additional regulatory requirements of, governmental authorities as a result of the significant increase in the size, geographic footprint and complexity of its business. There can be no assurances that the combined company will be successful or that it will realize the expected operating efficiencies, cost savings or other benefits currently anticipated from the Merger.
There is no guarantee that the combined company will declare and pay dividends following the Merger.
Although each of Black Hills and NorthWestern has returned capital to its respective shareholders in the past, including through cash dividends on their respective shares of common stock, the board of directors of the combined company may determine not to declare dividends or use other means to return capital to its shareholders in the future or may reduce the amount, proportion or rate of capital returned to its shareholders through dividends or other means in the future. Decisions on whether, when, by what means and in what amounts to return capital to its shareholders will remain in the discretion of the board of directors of the combined company (as reconstituted following the Merger). Any dividend payment or share repurchase amounts will be determined by the board of directors of the combined company from time to time, and it is possible that the board of directors of the combined company may increase or decrease the amount of dividends paid or shares repurchased in the future, or determine not to declare dividends and/or repurchase shares in the future, at any time and for any reason. Black Hills and NorthWestern expect that any such decisions will depend on the combined company’s financial condition, results of operations, cash balances, cash requirements, future prospects, the outlook for commodity prices and other considerations that the board of directors of the combined company deems relevant, including, but not limited to:
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whether the combined company has enough discretionary cash flow to return capital to its shareholders due to its cash requirements, capital spending plans, cash flows or financial position;

•
the combined company’s desire to maintain or improve the credit ratings on its debt; and

•
applicable restrictions under South Dakota law.

Shareholders should be aware that they have no contractual or other legal right to dividends that have not been declared. For additional information, see the section entitled “Newco Governance and Management — Dividends.”
The combined company is expected to record a significant amount of goodwill as a result of the Merger, and such goodwill could become impaired in the future.
Accounting standards in the United States require that one party to the Merger be identified as the acquirer. In accordance with these standards, the Merger will be accounted for as an acquisition of NorthWestern’s Common Stock by Black Hills and will follow the acquisition method of accounting for business combinations. NorthWestern assets and liabilities will be consolidated with those of Black Hills on the combined company’s financial statements. The excess of the consideration transferred over the fair values of NorthWestern’s assets and liabilities will be recorded as goodwill.
Black Hills will be required to assess goodwill for impairment at least annually. To the extent goodwill becomes impaired, Black Hills may be required to incur material charges relating to such impairment. Such a potential impairment charge could have a material impact on Black Hills’ future operating results and statements of financial position which may, in turn, have a material adverse effect on the trading price or liquidity of Black Hills securities.
Black Hills’ ability to utilize its and/or NorthWestern’s historic net operating loss carryforwards and certain other tax attributes may be limited.
As of December 31, 2024, NorthWestern had U.S. federal net operating loss carryforwards (“NOLs”) of approximately $486.6 million, which do not expire. As of December 31, 2024, Black Hills had NOLs of approximately $547.2 million, which also do not expire. However, the NOLs of each of NorthWestern and Black Hills can only be used to offset 80% of U.S. federal taxable income. Black Hills’ ability to utilize these NOLs and other tax attributes to reduce future taxable income following the closing of the Merger depends on many factors, including its future income, which cannot be assured, and which will be determined after the Merger on a consolidated basis with that of NorthWestern. It is possible that the amount of NOLs and other tax attributes that Black Hills is able to utilize in any tax period ending after the closing of the Merger may be less than the amount that Black Hills and NorthWestern together (or either of them separately) would have been able to use had the Merger not taken place.
Additionally, Section 382 of the Code (“Section 382”) and Section 383 of the Code generally impose an annual limitation on the amount of NOLs and certain other tax attributes that may be used to offset taxable income when a corporation has undergone an “ownership change” (as determined under Section 382). An ownership change generally occurs if one or more shareholders (or groups of shareholders) who are each deemed to own at least 5% of such corporation’s stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. In the event that an ownership change occurs with respect to Black Hills and/or NorthWestern, utilization of Black Hills and/or NorthWestern’s NOLs would be subject to an annual limitation under Section 382, generally determined by multiplying (1) the fair market value of its stock at the time of the ownership change by (2) the long-term tax-exempt rate published by the IRS for the month in which the ownership change occurs, subject to certain adjustments. Any unused annual limitation may be carried over to later years.
The completion of the Merger may cause Black Hills and/or NorthWestern to undergo an ownership change under Section 382, which would trigger a limitation (calculated as described above) on Black Hills’ ability to utilize its and/or NorthWestern’s historic NOLs and other tax attributes.
Shares of Black Hills Common Stock received by NorthWestern shareholders as a result of the Merger will have different rights from shares of NorthWestern Common Stock.
Upon completion of the Merger, NorthWestern shareholders will no longer be shareholders of NorthWestern, and NorthWestern shareholders who receive Merger Consideration will become holders of Black Hills Common Stock, which will trade on the NYSE or other mutually agreeable exchange under a new ticker symbol to be determined. There will be important differences between the current rights of NorthWestern shareholders and the rights to which such shareholders will be entitled as Black Hills shareholders. For a discussion of the different rights associated with shares of Black Hills Common Stock as compared to shares of NorthWestern Common Stock, see the section entitled “Comparison of Shareholders’ Rights.”
Future sales or issuances of Black Hills Common Stock could have a negative impact on the Black Hills Common Stock price.
Under the terms of the Merger Agreement, NorthWestern shareholders will receive a fixed exchange ratio of 0.98 shares of Black Hills Common Stock for each share of NorthWestern Common Stock they own at the close of the Merger. Based on the 61,422,945 shares of NorthWestern Common Stock outstanding as of January 26, 2026, NorthWestern shareholders would receive approximately 60,194,486 shares of Black Hills Common Stock upon the closing of the Merger. The treatment of outstanding equity awards of each of Black Hills and NorthWestern will vary depending on the type of award, its terms and conditions, and determinations made or to be made by each company or is board of directors, but additional shares, or cash in respect of share equivalents, would be issued to settle equity awards, and such shares are not reflected in the share totals included in the preceding sentence. The Black Hills Common Stock that NorthWestern shareholders will receive upon the exchange of NorthWestern Common Stock for the Merger Consideration or in settlement of outstanding equity awards generally may be sold immediately in the public market. It is possible that some former NorthWestern shareholders may seek to sell some or all of the shares of Black Hills Common Stock they receive as Merger Consideration, and the Merger Agreement contains no restriction on the ability of former NorthWestern shareholders to sell such shares of Black Hills Common Stock following completion of the Merger. Other Black Hills shareholders may also seek to sell shares of Black Hills Common Stock held by them following completion of the Merger. These sales or other dispositions of a significant number of shares of Black Hills Common Stock (or the perception that such sales or other dispositions may occur), coupled with the increase in the outstanding number of shares of

Black Hills Common Stock as a result of the Merger (as well as any increase resulting from future issuances of Black Hills Common Stock), may affect the market for Black Hills Common Stock in an adverse manner and may cause the price of Black Hills Common Stock to fall.
The exclusive-forum provision contained in the Black Hills Charter could limit its shareholders’ ability to obtain a favorable judicial forum for disputes with Black Hills or its directors, officers or other employees.
The Black Hills Charter provides that, unless Black Hills consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Black Hills, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of Black Hills to Black Hills or Black Hills’ shareholders, (iii) any action asserting a claim arising pursuant to any provision of the South Dakota Business Corporation Act, Black Hills’ articles of incorporation, or Black Hills’ bylaws (as any may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine shall, to the fullest extent permitted by law, be a state or federal court in Pennington County, South Dakota.
To the fullest extent permitted by applicable law, this exclusive-forum provision applies to state and federal law claims, including claims under the federal securities laws, including the Securities Act and the Exchange Act, although Black Hills shareholders will not be deemed to have waived Black Hills’ compliance with the federal securities laws and the rules and regulations thereunder. The enforceability of similar choice-of-forum provisions in other companies’ bylaws has been challenged in legal proceedings, and it is possible that, in connection with claims arising under federal securities laws or otherwise, a court could find the exclusive forum provision contained in the Black Hills bylaws to be inapplicable or unenforceable.
This exclusive-forum provision may limit the ability of a shareholder, including a former holder of NorthWestern Common Stock who becomes a holder of Black Hills Common Stock after the Merger is completed, to bring a claim in a judicial forum of its choosing for disputes with Black Hills or its directors, officers or other employees, which may discourage lawsuits against Black Hills and its directors, officers and other employees. Alternatively, if a court were to find this exclusive-forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings described above, Black Hills may incur additional costs associated with resolving such matters in other jurisdictions, which could negatively affect Black Hills’ business, results of operations and financial condition. In addition, shareholders who do bring a claim in a state or federal court located within the State of South Dakota could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near South Dakota. In addition, the court located in the State of South Dakota may reach different judgments or results than would other courts, including courts where a shareholder would otherwise choose to bring the action, and such judgments or results may be more favorable to Black Hills than to its shareholders.
Risks Relating to NorthWestern’s Business
You should read and consider risk factors specific to NorthWestern’s business that will also affect Black Hills after the Merger. These risks are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of NorthWestern’s Annual Report on Form 10-K for the year ended December 31, 2024 and in any updates to those risk factors set forth in NorthWestern’s Quarterly Reports on Form 10-Q and in other documents incorporated by reference into this joint proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 193 for the location of information incorporated by reference into this joint proxy statement/prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This joint proxy statement/prospectus and the documents that are incorporated into this joint proxy statement/prospectus by reference may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast”, “intend”, “predict” and other similar words. These include, but are not limited to, information presented under “The Proposed Merger — Certain Prospective Financial Information” and statements relating to the expected timetable for completing the Merger, benefits of the Merger, future opportunities for Newco after the Merger, future financial performance and any other statements regarding Black Hills’ and NorthWestern’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance. Those statements represent Black Hills’ and NorthWestern’s intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside the control of Black Hills and NorthWestern and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. In addition to the risk factors described under “Risk Factors,” those factors include, among others:
•
the risk of delays in consummating the potential transaction, including as a result of required regulatory and shareholder approvals, which may not be obtained on the expected timeline, or at all;

•
the risk of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

•
the risk that required regulatory approvals are subject to conditions not anticipated by Black Hills and NorthWestern,

•
the possibility that any of the anticipated benefits and projected synergies of the potential transaction will not be realized or will not be realized within the expected time period;

•
disruption to the parties’ businesses as a result of the announcement and pendency of the transaction, including potential distraction of management from current plans and operations of Black Hills or NorthWestern and the ability of Black Hills or NorthWestern to retain and hire key personnel;

•
reputational risk and the reaction of each company’s customers, suppliers, employees or other business partners to the transaction;

•
the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

•
the outcome of any legal or regulatory proceedings that may be instituted against Black Hills or NorthWestern related to the Merger Agreement or the transaction;

•
the risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction;

•
legislative, regulatory, political, market, economic and other conditions, developments and uncertainties affecting Black Hills’ or NorthWestern’s businesses;

•
the evolving legal, regulatory and tax regimes under which Black Hills and NorthWestern operate;

•
restrictions during the pendency of the proposed transaction that may impact Black Hills’ or NorthWestern’s ability to pursue certain business opportunities or strategic transactions; and

•
unpredictability and severity of catastrophic events, including, but not limited to, extreme weather, natural disasters, acts of terrorism or outbreak of war or hostilities, as well as Black Hills’ and NorthWestern’s response to any of the aforementioned factors.

Any forward-looking statements should be considered in light of such important factors. You should not place undue reliance on any forward-looking statement, which speaks only as of the date on which such statement is made or in the case of the statements incorporated by reference, as of the date of the document incorporated by reference. Black Hills and NorthWestern do not undertake any obligation to update any such statement to reflect subsequent circumstances or events except as required by law.

THE COMPANIES
Black Hills Corporation
Black Hills, a South Dakota corporation headquartered in Rapid City, South Dakota, is a customer-focused energy solutions provider with a mission of Improving Life with Energy for 1.35 million customers and 800+ communities Black Hills serves. Black Hills’ aspiration is to be the trusted energy partner across its growing eight-state footprint, including Arkansas, Colorado, Iowa, Kansas, Montana, Nebraska, South Dakota, and Wyoming. Black Hills’ strategy is centered on four priorities: People & Culture — build a team that wins together, Operational Excellence — relentlessly deliver on our commitment to serve our customers, Transformation — be a simple and connected company and Growth — grow to be a dominant long-term energy provider.
Black Hills conducts its business operations through two operating segments: Electric Utilities and Gas Utilities. Black Hills conducts its utility operations under the name Black Hills Energy predominantly in rural areas of the Rocky Mountains and Midwestern states. Black Hills considers itself a domestic electric and natural gas utility company.
Black Hills has provided energy and served customers for over 140 years, since the 1883 gold rush days in Deadwood, South Dakota. Throughout its history, the common thread that unites the past to the present is its commitment to serve its customers and communities. By being responsive and service focused, Black Hills can help its customers and communities thrive while meeting rapidly changing customer expectations.
NorthWestern Energy Group, Inc.
NorthWestern provides essential energy infrastructure and valuable services that enrich lives and empower communities while serving as long-term partners to our customers and communities. NorthWestern works to deliver safe, reliable, and innovative energy solutions that create value for customers, communities, employees, and investors. NorthWestern does this by providing low-cost and reliable service performed by highly-adaptable and skilled employees. NorthWestern provides electricity and / or natural gas to approximately 842,100 customers in Montana, South Dakota, Nebraska, and Yellowstone National Park. NorthWestern’s operations in Montana and Yellowstone National Park are conducted through its subsidiary, NorthWestern Corporation, and its operations in South Dakota and Nebraska are conducted through its subsidiary, NorthWestern Energy Public Service Corporation. NorthWestern has provided service in South Dakota and Nebraska since 1923 and in Montana since 2002.
NorthWestern works to deliver safe, reliable and innovative energy solutions that create value for customers, communities, employees and investors. It does this by providing low-cost and reliable service performed by highly-adaptable and skilled employees. NorthWestern is focused on delivering long-term shareholder value through:
•
Infrastructure investment focused on a stronger and smarter grid to improve the customer experience, while enhancing grid reliability and safety. This includes automation in customer meters, distribution and substations that enables the use of proven new technologies.

•
Investing in and integrating supply resources that balance reliability, cost, capacity, and sustainability considerations with more predictable long-term commodity prices.

•
Continually improving operating efficiency. Financial discipline is essential to earning our authorized return on invested capital and maintaining a strong balance sheet, stable cash flows, and quality credit ratings to continue to attract cost-effective capital for future investment.

NorthWestern manages its businesses by the nature of services provided, and operates principally in two operating segments: electric utility operations and natural gas utility operations. NorthWestern’s electric utility operations include the generation, purchase, transmission and distribution of electricity, and its natural gas utility operations include the production, purchase, transmission, storage, and distribution of natural gas. NorthWestern’s customer base consists of a mix of residential, commercial, and diversified industrial customers.

River Merger Sub Inc.
Merger Sub is a Delaware corporation and a direct wholly owned subsidiary of Black Hills. Merger Sub was organized in August 2025 solely for the purpose of effecting the Merger. Pursuant to the Merger Agreement, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into NorthWestern, with NorthWestern to continue as the surviving corporation in the Merger.

INFORMATION ABOUT THE BLACK HILLS SPECIAL MEETING AND VOTE
The Black Hills Board is using this joint proxy statement/prospectus to solicit proxies from the holders of Black Hills Common Stock for use at the special meeting of Black Hills’ shareholders. Black Hills is first mailing this joint proxy statement/prospectus and accompanying proxy card to Black Hills shareholders on or about February 10, 2026.
Date, Time and Place of Black Hills Special Meeting
The Black Hills special meeting will be held as a virtual-only webcast on April 2, 2026, at 10:00 a.m., Mountain Time. You may attend the special meeting and vote your shares electronically during the meeting via the Internet at www.virtualshareholdermeeting.com/BKH2026SM. To enter the special meeting, you must enter the 16-digit control number found next to the label “Control Number” on your proxy card or voting instruction form. We recommend logging in at least 15 minutes before the meeting to ensure that you are logged in when the meeting starts.
Matters to be Considered
The following matters will be considered at the meeting:
•
the Black Hills Issuance Proposal;

•
the Black Hills Share Increase Proposal;

•
the Black Hills Name Change Amendment;

•
the Black Hills Indebtedness Increase Proposal;

•
the Black Hills Merger-Related Compensation Proposal;

•
the Black Hills Meeting Adjournment Proposal.

The Merger cannot be completed unless Black Hills shareholders approve each of (i) the Black Hills Issuance Proposal, (ii) the Black Hills Share Increase Proposal, (iii) the Black Hills Name Change Amendment and (iv) the Black Hills Indebtedness Increase Proposal. Your vote is very important. The approval of the Black Hills Merger-Related Compensation Proposal and the Black Hills Meeting Adjournment Proposal are not required to complete the Merger.
Black Hills Record Date
The Black Hills Board has fixed the close of business on January 28, 2026 as the record date for determination of shareholders entitled to notice of and to vote at the Black Hills special meeting or at any adjournment or postponement of the meeting. Only holders of record at the close of business on the record date are entitled to vote at the Black Hills special meeting.
Quorum; Abstentions and Broker Non-Votes
In order for business to be conducted at the Black Hills special meeting, a quorum must be present. The quorum requirement for holding the Black Hills special meeting and transacting business is a majority of the outstanding shares of Black Hills Common Stock entitled to vote. The shares may be present in person or represented by proxy at the meeting. Abstention votes are counted as present for the purpose of determining whether a quorum exists for the Black Hills special meeting.
An abstention occurs when the beneficial owner of shares, or a bank, broker or other nominee holding shares for a beneficial owner, is present at the Black Hills special meeting or by proxy, and entitled to vote at the meeting, but such person refrains from voting as to a particular proposal by expressly marking the “abstain” box on the voting instruction form or ballot.
A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. A broker is entitled to vote shares held for a beneficial holder on routine matters without instructions from the beneficial holder of those shares. However, a broker is not entitled to vote shares held for a beneficial holder on non-routine items. Black Hills does not expect brokers to have discretionary voting authority in connection with any of the Black Hills proposals and thus, does not expect any broker non-votes.

What are the Required Votes?
The required vote and method of counting votes for the various business matters to be considered at the special meeting are described in the table below. If you sign and return your proxy card without indicating your vote, your shares will be voted in accordance with the Board recommendations as set forth below.
Item of Business	Board Recommendation	Voting Approval Standard	Effect of Abstention	Effect of Broker Non-Vote
Proposal 1: Black Hills Issuance Proposal	FOR	The majority of votes present in person or represented by proxy and entitled to vote.	Same as “Against”	No effect
Proposal 2: Black Hills Share Increase Proposal	FOR	The majority of votes of Black Hills Common Stock issued and outstanding.*	Same as “Against”	Same as “Against”
Proposal 3: Black Hills Name Change Amendment	FOR	The majority of votes present in person or represented by proxy and entitled to vote.	Same as “Against”	No effect
Proposal 4: Black Hills Indebtedness Increase Proposal	FOR	The majority of votes of Black Hills Common Stock issued and outstanding.*	Same as “Against”	Same as “Against”
Proposal 5: Black Hills Merger-Related Compensation Proposal	FOR	The majority of votes present in person or represented by proxy and entitled to vote.**	Same as “Against”	No effect
Proposal 6: Black Hills Adjournment Proposal	FOR	The majority of votes present in person or represented by proxy and entitled to vote.	Same as “Against”	No effect

*
In general, under Sections 47-1A-1003 and 47-1A-725 of the South Dakota Business Corporation Act (the “SDBCA”), the approval of the Black Hills Share Increase Proposal and the Black Hills Indebtedness Increase Proposal requires the affirmative vote of approval of the shareholders at a meeting at which a quorum consisting of at least a majority of the votes entitled to be cast on the amendment exists with more votes cast in favor of such action than cast against such action. However, under Article XVII, Section 8 of the South Dakota Constitution, “[t]he stock and indebtedness of corporations shall not be increased . . . without the consent of the persons holding the larger amount in value of the stock first obtained.” In the absence of contrary statutory provisions or caselaw interpreting such constitutional requirement or reconciling it with the different standard provided by the SDBCA, the Black Hills Board has determined that the Black Hills Share Increase Proposal and the Black Hills Indebtedness Increase Proposal will each be considered passed only if the holders of a majority of the issued and outstanding shares of Black Hills Common Stock are voted in favor of each such proposal.

**
Because the vote on the Black Hills Merger-Related Compensation Proposal is advisory only, it will not be binding on Black Hills.

The Merger cannot be completed unless Black Hills shareholders approve each of (i) the Black Hills Issuance Proposal, (ii) the Black Hills Share Increase Proposal, (iii) the Black Hills Name Change Amendment and (iv) the Black Hills Indebtedness Increase Proposal. Your vote is very important. Approval of the Black Hills Merger-Related Compensation Proposal and the Black Hills Meeting Adjournment Proposal is not required to complete the Merger.
How Shares are Voted; Proxies
Shareholders of record may vote:
•
by accessing the Internet website address provided on the proxy card and following the instructions on the website;

•
by telephone, by calling the toll-free number provided on the proxy card in the United States or Canada and following the recorded instructions;

•
by mail, by indicating your vote on each proxy card you receive, signing and dating each proxy card and returning each proxy card in the prepaid envelope that accompanied that proxy card; or

•
in person by attending the special meeting.

Internet and telephone voting are available 24 hours a day. If you are the record holder of your Black Hills shares or your Black Hills shares are held in street name, then Internet and telephone voting will be accessible until 11:59 p.m., Eastern Time, on April 2, 2026.
Shareholders of Black Hills who hold their shares in “street name” should refer to the proxy card or other information forwarded by their broker for instructions on how to vote their shares.
Black Hills recommends you submit your proxy even if you plan to attend the special meeting. If you attend the special meeting, you may vote by ballot, thereby canceling any proxy previously submitted. If you properly give your proxy and submit it to Black Hills in time to vote, one of the individuals named as your proxy will vote your shares as you have directed. You may vote for or against the proposals or abstain from voting.
If you are a shareholder of record and submit your proxy but do not make specific choices, your proxy will follow the Black Hills Board’s recommendations and your shares will be voted:
•
FOR the Black Hills Issuance Proposal;

•
FOR the Black Hills Share Increase Proposal;

•
FOR the Black Hills Name Change Amendment;

•
FOR the Black Hills Indebtedness Increase Proposal;

•
FOR the Black Hills Merger-Related Compensation Proposal; and

•
FOR the Black Hills Meeting Adjournment Proposal, if necessary.

Attending the Special Meeting
The meeting is to be held as a virtual-only webcast on April 2, 2026 at 10:00 a.m. (Mountain Time). You may attend the special meeting and vote your shares electronically during the meeting via the Internet at www.virtualshareholdermeeting.com/BKH2026SM. To enter the special meeting, you must enter the 16-digit control number found next to the label “Control Number” on your proxy card or voting instruction form. We recommend logging in at least 15 minutes before the meeting to ensure that you are logged in when the meeting starts.
Revocation of Proxies
You have the right to revoke your proxy at any time prior to the time your shares are voted at the special meeting. If you are a shareholder of record, your proxy can be revoked in several ways:
•
by entering a new vote by accessing the Internet or by telephone;

•
by delivering a written revocation to Black Hills’ Corporate Secretary at Black Hills Corporation, 7001 Mount Rushmore Road, Rapid City, South Dakota 57702, prior to the Black Hills special meeting;

•
by submitting another valid proxy bearing a later date that is received prior to the Black Hills special meeting; or

•
by attending the virtual special meeting and voting online during the meeting.

However, if your shares are held in “street name,” you must check with your broker to determine how to revoke your proxy.
Solicitation of Proxies
Black Hills will pay the costs of soliciting proxies from Black Hills shareholders. In addition to this mailing, proxies may be solicited by directors, officers or employees of Black Hills in person, by telephone or electronic transmission. None of the directors, officers or employees will be directly compensated for such services. Black Hills has retained Georgeson to assist in the distribution and solicitation of proxies. Black Hills will pay Georgeson a fee of $50,000 plus reasonable expenses, for these services.
The extent to which these proxy soliciting efforts will be necessary depends upon how promptly proxies are submitted. You should submit your proxy without delay by accessing the Internet, by telephone or by mail. Black Hills also reimburses brokers, nominees, fiduciaries or other custodians for their expenses in sending these materials to you and getting your voting instructions.
Other Business; Adjournments
Black Hills is not currently aware of any other business to be acted upon at the Black Hills special meeting. If, however, other matters are properly brought before the special meeting, or any adjourned meeting, your proxies include discretionary authority on the part of the individuals appointed to vote your shares to act on those matters according to their best judgment.
An adjournment may be made from time to time by the affirmative vote of the holders of a majority of the voting shares represented at the Black Hills special meeting in person or by proxy, the board of directors or the chairman of the meeting, whether or not a quorum is present, without further notice other than by announcement at the meeting, to a specified date not longer than 90 days after such adjournment.
Black Hills Shareholder Account Maintenance
Black Hills’ transfer agent is Equiniti Trust Company, LLC (“Equiniti”). All communications concerning accounts of Black Hills shareholders of record, including address changes, name changes, inquiries as to requirements to transfer shares of common stock and similar issues can be handled by calling Equiniti, toll-free at (800) 468-9716. For other information about Black Hills, Black Hills shareholders can visit Black Hills’ web site at https://www.blackhillsenergy.com. Information on Black Hills’ website does not constitute part of this joint proxy statement/prospectus.

BLACK HILLS PROPOSALS
PROPOSAL 1: BLACK HILLS ISSUANCE PROPOSAL
Overview
It is a condition to the completion of the Merger that Black Hills shareholders approve the issuance of shares of Black Hills Common Stock in the Merger. In the Merger, each NorthWestern shareholder will receive, for each eligible share of NorthWestern Common Stock that is issued and outstanding as of immediately prior to the Effective Time, the Merger Consideration of 0.98 shares of Black Hills Common Stock, further described in the sections entitled “The Merger Agreement — Merger Consideration” and “The Merger Agreement — Effects of the Merger”.
Under NYSE rules, a company is required to obtain shareholder approval prior to the issuance of shares of common stock if the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the shares of common stock. If the Merger is completed pursuant to the Merger Agreement, Black Hills expects to issue up to approximately 60,587,497 shares of Black Hills Common Stock in connection with the Merger based on the number of shares of NorthWestern Common Stock outstanding as of January 26, 2026 and the number of outstanding NorthWestern equity awards currently estimated to be settled in Black Hills Common Stock in connection with the Merger. Accordingly, the aggregate number of shares of Black Hills Common Stock that Black Hills will issue in the Merger will exceed 20% of the shares of Black Hills Common Stock outstanding before such issuance, and for this reason, Black Hills is seeking the approval of Black Hills shareholders for the issuance of shares of Black Hills Common Stock pursuant to the Merger Agreement. In the event the Black Hills Issuance Proposal is not approved by Black Hills shareholders, the Merger will not be completed.
In the event the Black Hills Issuance Proposal is approved by Black Hills shareholders, but the Merger Agreement is terminated (without the Merger being completed) prior to the issuance of shares of Black Hills Common Stock pursuant to the Merger Agreement, Black Hills will not issue any shares of Black Hills Common Stock as a result of the approval of the Black Hills Issuance Proposal.
Vote Required for Approval
Approval of the Black Hills Issuance Proposal requires the affirmative vote of a majority of the shares of Black Hills Common Stock present at the Black Hills special meeting or by proxy at the Black Hills special meeting and entitled to vote on such proposal. Abstentions will have the same effect as a vote “AGAINST” the Black Hills Issuance Proposal, while broker non-votes or any failure by a Black Hills shareholder to vote (e.g., by not submitting a proxy and not voting at the Black Hills special meeting) will have no effect on the outcome of the Black Hills Issuance Proposal.
Recommendation of the Black Hills Board
The Black Hills Board unanimously recommends that you vote “FOR” the Black Hills Issuance Proposal.
PROPOSAL 2: BLACK HILLS SHARE INCREASE PROPOSAL
Overview
The Black Hills Charter currently provides that the total number of shares of Black Hills Common Stock that Black Hills is authorized to issue is 100,000,000 shares of common stock. It is a condition to the completion of the Merger that Black Hills shareholders adopt an amendment to the Black Hills Charter to increase the number of authorized shares of Black Hills Common Stock from 100,000,000 shares to 300,000,000 shares.
The increased number of authorized shares of Black Hills Common Stock will ensure that Black Hills is able to issue the Merger Consideration in the Merger. In addition, the Black Hills Board believes that the increased number of authorized shares of Black Hills Common Stock contemplated by the proposed amendment is important to the combined company in order for additional shares to be available for issuance from time to time, without further action or authorization by the Black Hills shareholders (except as required by applicable law or the NYSE rules), if needed for such corporate purposes as may be determined by the Black Hills Board. The additional 200,000,000 shares authorized would be a part of the existing class of Black Hills Common Stock and, if issued, would have the same rights and privileges as the shares of Black Hills Common Stock presently issued and outstanding.
The Black Hills Board has adopted resolutions setting forth the proposed amendment in the form of an amendment to Article IV of the Black Hills Charter, as amended, and recommends that the shareholders approve (and vote “FOR”) such amendment. The resolutions also provide that the amendment be submitted to the shareholders entitled to vote thereon for consideration at the special meeting in accordance with the SDBCA. The following is the text of the proposed amendment to Article IV of the Black Hills Charter, as amended:
“The amount of total authorized capital stock of the Corporation is 325,000,000 shares consisting of:
A.
300,000,000 shares of Common Stock, having a par value of $1 per share; and

B.
25,000,000 shares of Preferred Stock, without par value.”

As of January 26, 2026, Black Hills had an aggregate of (i) 75,474,846 shares of Black Hills Common Stock outstanding, (ii) 102,715 shares of Black Hills Common Stock reserved for future issuance related to the settlement of outstanding restricted stock units and the exercise of options, (iii) 317,832 shares of Black Hills Common Stock reserved for future issuance related to the settlement of outstanding performance stock units, and (iv) 1,410,188 shares of Black Hills Common Stock reserved for future grants under its equity incentive plans. Upon the completion of the Merger, Black Hills anticipates issuing up to 60,587,497 shares of Black Hills Common Stock to NorthWestern shareholders, resulting in 137,893,078 shares of Black Hills Common Stock issued and outstanding or reserved for issuance, which represents more than Black Hills’ current authorized shares of Black Hills Common Stock. The number of shares of Black Hills Common Stock that Black Hills anticipates issuing to NorthWestern shareholders is based on the 61,823,976 shares of NorthWestern Common Stock outstanding, which includes the number of outstanding NorthWestern equity awards estimated as of January 26, 2026, to be settled in Black Hills Common Stock in connection with the Merger. In the event the Black Hills Share Increase Proposal is not approved by Black Hills shareholders, the Merger will not be completed.
The Black Hills Board desires to have the shares available to provide flexibility for business and financial purposes and provide appropriate equity incentives for Black Hills’ employees, officers, directors, consultants and advisors. The additional shares may be used for various purposes without further shareholder approval. These purposes may include: (1) raising capital, if Black Hills has an appropriate opportunity, through offerings of common stock or securities that are convertible into or exchangeable for shares of common stock; (2) exchanges of common stock or securities that are convertible into or exchangeable for shares of common stock for other outstanding securities; (3) providing equity incentives to employees, officers, directors, consultants or advisors; (4) expanding Black Hills’ business through the acquisition of other businesses or assets; (5) stock splits, dividends, and similar transactions; and (6) other purposes.
Vote Required for Approval
Approval of the Black Hills Share Increase Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Black Hills Common Stock. Abstentions, broker non-votes or any failure by a Black Hills shareholder to vote (e.g., by not submitting a proxy and not voting at the Black Hills special meeting) will have the same effect as a vote “AGAINST” the Black Hills Share Increase Proposal.
Recommendation of the Black Hills Board
The Black Hills Board unanimously recommends that you vote “FOR” the Black Hills Share Increase Proposal.
PROPOSAL 3: BLACK HILLS NAME CHANGE AMENDMENT
Overview
Upon consummation of the Merger with NorthWestern, Black Hills has agreed to change the corporate name from “Black Hills Corporation” to “Bright Horizon Energy Corporation”. The Black Hills Board

believes it is in the company’s and Black Hills’ shareholders’ best interests to effect the name change and recommends to the shareholders the approval and adoption of the Black Hills Name Change Amendment.
The change in Black Hills’ corporate name is deemed necessary to more accurately reflect Newco’s status as the combined business activities of Black Hills and NorthWestern and is a condition precedent for the completion of the Merger. The Black Hills Board believes that it is in the company’s and Black Hills’ shareholders’ best interests to change our corporate name to “Bright Horizon Energy Corporation” to better communicate to the public the nature of Newco’s business operations going forward.
The Black Hills Board has adopted resolutions setting forth the proposed amendment in the form of an amendment to Article I of the Black Hills Charter, as amended, and recommends that the shareholders approve (and vote “FOR”) such amendment. The resolutions also provide that the amendment be submitted to the shareholders entitled to vote thereon for consideration at the special meeting in accordance with the SDBCA. The following is the text of the proposed amendment to Article I of the Black Hills Charter, as amended:
“The name of the company is: Bright Horizon Energy Corporation”
If approved, the above amendment to the Black Hills Charter, as amended, will become effective upon the filing of the Application for Amended Articles of Incorporation with the South Dakota Secretary of State, which will occur in connection with the closing of the Merger. If the Black Hills Share Increase Proposal is also approved, Black Hills may combine both amendments into a single filing with the South Dakota Secretary of State.
If the Black Hills Name Change Amendment becomes effective, the rights of shareholders holding certificated shares under currently outstanding stock certificates and the number of shares represented by those certificates will remain unchanged. The name change will not affect the validity or transferability of any currently outstanding stock certificates nor will it be necessary for shareholders with certificated shares to surrender or exchange any stock certificates they currently hold as a result of the name change. Any new stock certificates that are issued after the name change becomes effective will bear the name “Bright Horizon Energy Corporation.”
If the Black Hills Name Change Amendment is not approved by the shareholders, the proposed amendment to the Black Hills Charter, as amended, will not be made and our name will remain unchanged.
Vote Required for Approval
Approval of the Black Hills Name Change Amendment requires the affirmative vote of a majority of shares of Black Hills Common Stock present at the Black Hills special meeting or by proxy at the Black Hills special meeting and entitled to vote on such proposal. Abstentions will have the same effect as a vote “AGAINST” the Black Hills Name Change Amendment, while broker non-votes or any failure by a Black Hills shareholder to vote (e.g., by not submitting a proxy and not voting at the Black Hills special meeting) will have no effect on the outcome of the Black Hills Name Change Amendment.
Recommendation of the Black Hills Board
The Black Hills Board unanimously recommends that you vote “FOR” the Black Hills Name Change Amendment.
PROPOSAL 4: BLACK HILLS INDEBTEDNESS INCREASE PROPOSAL
Overview
Under the provisions of Article XVII, §8 of the Constitution of the State of South Dakota, the maximum amount of indebtedness a company is authorized to issue may not be increased without the consent of its shareholders. Black Hills believes that South Dakota is the only state in the nation that requires companies incorporated under its law to receive the consent of their shareholders in order to increase their authorized indebtedness, and that this provision unnecessarily limits Black Hills’ flexibility to manage interests and opportunities. Pursuant to this provision, the maximum amount of indebtedness we are currently authorized by our shareholders to issue is $8 billion. This level of debt authorization was approved by Black Hills shareholders in 2016.

Taking into account the impact of the proposed Merger, Black Hills’ indebtedness as of September  30, 2025 on a pro forma basis would have been approximately $7.7 billion. Because of the level of current indebtedness, the proposed Merger with NorthWestern, future growth plans, strategic objectives to continue to evaluate potential future acquisitions and the unique and outdated nature of this provision, the Black Hills Board is recommending that the shareholders authorize an increase in Black Hills authorized debt level to $20 billion. This level of debt authorization will give Newco the flexibility to determine the timing of debt issuances and the ability to carry out strategic plans without needing further shareholder approval of our authorized indebtedness for the foreseeable future.
Accordingly, the following resolution will be presented at the meeting:
“RESOLVED, that the shareholders hereby consent to an increase in our authorized indebtedness to not exceed $20 billion at any one time outstanding; and that for the purpose of effecting such increase, bonds, debentures, notes and other instruments evidencing our indebtedness may be issued from time to time in such form and of such character as is desirable to the Board of Directors as long as the maximum indebtedness authorized by this resolution is not exceeded.”
Vote Required for Approval
Approval of the Black Hills Share Increase Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Black Hills Common Stock. Abstentions, broker non-votes or any failure by a Black Hills shareholder to vote (e.g., by not submitting a proxy and not voting at the Black Hills special meeting) will have the same effect as a vote “AGAINST” the Black Hills Share Increase Proposal.
Recommendation of the Black Hills Board
The Black Hills Board recommends a vote “FOR” the Black Hills Indebtedness Increase Proposal.
PROPOSAL 5: BLACK HILLS MERGER-RELATED COMPENSATION PROPOSAL
Overview
Pursuant to Section 14A of the Exchange Act and Rule 14a-21(c) thereunder, Black Hills is seeking a non-binding advisory shareholder approval of the compensation of Black Hills’ named executive officers that is based on or otherwise relates to the Merger as disclosed in “Additional Interests of Black Hills and NorthWestern Directors and Officers — Additional Interests of Black Hills’ Directors and Executive Officers in the Merger” beginning on page 107. The proposal gives Black Hills shareholders the opportunity to express their views on the compensation of Black Hills’ named executive officers.
Black Hills shareholders should note that the Black Hills Merger-Related Compensation Proposal is merely an advisory vote that will not be binding on Black Hills or the Black Hills Board. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to shareholder approval.
The vote on the Black Hills Merger-Related Compensation Proposal is a vote separate and apart from the vote on the other merger-related proposals (Proposals 1 – 4). Accordingly, Black Hills shareholders may vote to approve the merger-related proposals and vote not to approve the Black Hills Merger-Related Compensation Proposal, and vice versa. The approval of the Black Hills Merger-Related Compensation Proposal is not a condition to the closing of the Merger or otherwise required to effectuate the Merger. If the Merger is completed, the compensation may be paid to Black Hills’ named executive officers to the extent payable in accordance with the terms of the compensation agreements and arrangements even if the Black Hills shareholders fail to approve the Black Hills Merger-Related Compensation Proposal.
As an advisory vote, this Black Hills Merger-Related Compensation Proposal is not binding on Black Hills. However, Black Hills values the opinions expressed by its shareholders, and the Black Hills Board will carefully review and take into account the results of the vote when designing and considering the compensation agreements and arrangements with Black Hills’ named executive officers if the Merger is completed.
The Black Hills Board unanimously recommends that Black Hills shareholders vote “FOR” the adoption of the following resolution, on a non-binding advisory basis:

“RESOLVED, that Black Hills shareholders approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Black Hills’ named executive officers that is based on or otherwise relates to the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading “Additional Interests of Black Hills’ Directors and Executive Officers in the Merger” (which disclosure includes the compensation table and related narrative named executive officer compensation disclosures required pursuant to Item 402(t) of Regulation S-K).”
Vote Required for Approval
Approval of the Black Hills Merger-Related Compensation Proposal, on a non-binding advisory basis, requires the affirmative vote of a majority of shares of Black Hills Common Stock present at the Black Hills special meeting or by proxy at the Black Hills special meeting and entitled to vote on such proposal. Abstentions will have the same effect as a vote “AGAINST” the Black Hills Merger-Related Compensation Proposal, while broker non-votes or any failure by a Black Hills shareholder to vote (e.g., by not submitting a proxy and not voting at the Black Hills special meeting) will have no effect on the outcome of the Black Hills Merger-Related Compensation Proposal.
Recommendation of the Black Hills Board
The Black Hills Board recommends a vote “FOR” the Black Hills Merger-Related Compensation Proposal.
PROPOSAL 6: BLACK HILLS MEETING ADJOURNMENT PROPOSAL
Overview
Black Hills shareholders are being asked to approve a proposal that will grant the Black Hills Board authority to adjourn the Black Hills special meeting, if necessary or appropriate, including to permit the further solicitation of additional votes or proxies if there are not sufficient votes cast at the Black Hills special meeting to approve the Black Hills Required Proposals. Approval of this proposal is not a condition to the completion of the Merger.
If the Black Hills Meeting Adjournment Proposal is approved, the Black Hills special meeting could be adjourned to any date. If the Black Hills special meeting is adjourned, Black Hills shareholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If it is necessary to adjourn the Black Hills special meeting, no notice of the adjourned Black Hills special meeting is required to be given to Black Hills shareholders so long as (i) the place, the date and time of the adjourned Black Hills special meeting is announced at the Black Hills special meeting and (ii) the adjourned Black Hills special meeting occurs within 120 calendar days of the original date for the Black Hills special meeting and Black Hills does not fix a new record date for the adjourned meeting.
Vote Required for Approval
Approval of the Black Hills Meeting Adjournment Proposal requires the affirmative vote of a majority of shares of Black Hills Common Stock present at the Black Hills special meeting or by proxy at the Black Hills special meeting and entitled to vote on such proposal. Abstentions will have the same effect as a vote “AGAINST” the Black Hills Meeting Adjournment Proposal, while broker non-votes or any failure by a Black Hills shareholder to vote (e.g., by not submitting a proxy and not voting at the Black Hills special meeting) will have no effect on the outcome of the Black Hills Meeting Adjournment Proposal.
Recommendation of the Black Hills Board
The Black Hills Board unanimously recommends that you vote “FOR” the Black Hills Meeting Adjournment Proposal.

INFORMATION ABOUT THE NORTHWESTERN SPECIAL MEETING AND VOTE
The NorthWestern Board is using this joint proxy statement/prospectus to solicit proxies from the holders of NorthWestern Common Stock for use at the special meeting of NorthWestern’s shareholders. NorthWestern is first mailing this joint proxy statement/prospectus and accompanying proxy card to NorthWestern shareholders on or about February 10, 2026.
Date, Time and Place of NorthWestern Special Meeting
The NorthWestern special meeting will be held as a virtual-only webcast on April 2, 2026, at 11:00 a.m., Central Time. You may attend the special meeting and vote your shares electronically during the meeting via the Internet at www.virtualshareholdermeeting.com/NWE2026SM. To enter the special meeting, you must enter the 16-digit control number found next to the label “Control Number” on your proxy card or voting instruction form.
Matters to be Considered
At the special meeting, NorthWestern shareholders will be asked to consider and vote upon:
•
the NorthWestern Merger Proposal;

•
the NorthWestern Merger-Related Compensation Proposal; and

•
the NorthWestern Meeting Adjournment Proposal.

The Merger cannot be completed unless NorthWestern shareholders approve the NorthWestern Merger Proposal. Your vote is very important. An abstention or failure to vote will have the same effect as a vote AGAINST the NorthWestern Merger Proposal. Approval of the NorthWestern Merger-Related Compensation Proposal and the NorthWestern Meeting Adjournment Proposal is not required to complete the Merger.
NorthWestern Record Date
The NorthWestern Board has chosen the close of business on February 2, 2026 as the record date for determination of shareholders who are entitled to receive notice of and to vote at the NorthWestern special meeting or at any adjournment or postponement of the meeting. Only holders of record at the close of business on the record date are entitled to vote at the NorthWestern special meeting. At the close of business on the record date, there were 61,443,620 shares of NorthWestern Common Stock issued and outstanding.
Quorum; Abstentions and Broker Non-Votes
To hold a valid special meeting, a quorum — or a majority of the outstanding shares of NorthWestern Common Stock as of the record date — must be present at the meeting. The NorthWestern special meeting will have a quorum if the holders of a majority of the shares of NorthWestern Common Stock outstanding as of the record date are present online at the special meeting or represented by proxy. Abstentions will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum. Broker non-votes, if any, will not be counted in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum, because it is expected that all proposals to be voted on at the NorthWestern special meeting will be “non-routine” matters. If a quorum is not present at the special meeting, we expect that the special meeting will be adjourned to solicit additional proxies.

Required Vote
The required vote and method of counting votes for the various business matters to be considered at the special meeting are described in the table below. If you sign and return your proxy card without indicating your vote, your shares will be voted in accordance with the recommendations of our Board set forth below.
Item of Business	Board Recommendation	Voting Approval Standard	Effect of Abstention	Effect of Broker Non-Vote
Proposal 1: NorthWestern Merger Proposal	FOR	If a quorum exists, the affirmative vote of the holders of a majority of the issued and outstanding shares of NorthWestern Common Stock entitled to vote on such proposal.	Same as “Against”	Same as “Against”
Proposal 2: NorthWestern Merger-Related Compensation Proposal	FOR
If a quorum exists, the affirmative vote of a majority of the shares of NorthWestern Common Stock present in person or represented by proxy at the NorthWestern special meeting and entitled to vote on the proposal.
Because the vote on the NorthWestern Merger-Related Compensation Proposal is advisory only, it will not be binding on NorthWestern.
			Same as “Against”	No effect
Proposal 3: NorthWestern Meeting Adjournment Proposal	FOR	If a quorum exists, the affirmative vote of a majority of the shares of NorthWestern Common Stock present in person or represented by proxy at the NorthWestern special meeting and entitled to vote on the proposal.	Same as “Against”	No effect
The Merger cannot be completed unless NorthWestern shareholders approve the NorthWestern Merger Proposal. Your vote is very important. An abstention or failure to vote will have the same effect as a vote AGAINST the NorthWestern Merger Proposal. Approval of the NorthWestern Merger-Related Compensation Proposal and the NorthWestern Meeting Adjournment Proposal is not required to complete the Merger.
Appraisal Rights
Under Delaware law, shareholders do not have appraisal rights with respect to shares of any class or series of stock if such shares of stock, or depositary receipts in respect thereof, are either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders, unless the shareholders receive in exchange for their shares anything other than shares of stock of the surviving or resulting corporation (or depositary receipts in respect thereof), or of any other corporation that is publicly listed or held by more than 2,000 holders of record, cash in lieu of fractional shares or fractional depositary receipts described above or any combination of the foregoing. Because NorthWestern Common Stock is listed on Nasdaq, a national securities exchange, and because NorthWestern shareholders will receive in the Merger only shares of Black Hills Common Stock, which will be publicly listed on the NYSE upon the Effective Time, and cash in lieu of fractional shares, NorthWestern shareholders will not be entitled to any appraisal rights in connection with the Merger.

Shares Beneficially Owned by NorthWestern Directors and Officers
NorthWestern’s directors and executive officers beneficially owned 243,368 shares of NorthWestern Common Stock on February 2, 2026, the record date for the special meeting. These shares represent in total one-half of one percent of the total voting power of NorthWestern’s voting securities outstanding and entitled to vote as of the record date. These shares exclude 155,185 deferred shares that, until received, do not entitle the directors or executive officers to vote. NorthWestern currently expects that NorthWestern’s directors and executive officers will vote their shares in favor of all the proposals to be voted on at the special meeting, although none of them has entered into any agreements obligating them to do so.
How Shares are Voted; Proxies
If you are a shareholder of record (i.e., you own shares in your own name), you can vote by accessing the Internet, by telephone, by mail, or in person at the special meeting as follows:
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Voting on the Internet.   You may vote by proxy on the Internet until 11:59 p.m. Eastern Time the day before the special meeting. The website for Internet voting is www.proxyvote.com. Easy-to-follow prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy material.

•
Voting by Telephone.   You may vote by proxy by telephone at 1-800-690-6903 until 11:59 p.m. Eastern Time the day before the special meeting. Easy-to-follow prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

•
Voting by Mail.   Mark, sign, and date your proxy card or voting instruction form and return it in the postage-paid envelope provided. Your proxy card or voting instruction form must be received far enough in advance of the special meeting to allow sufficient time for processing.

•
Voting online during the Virtual NorthWestern Special Meeting.   If you attend the special meeting and wish to vote online during the meeting, you will need the 16-digit control number that can be found on your proxy card.

If you are a “street name” shareholder (i.e., you own your shares in the name of a broker, bank, or other fiduciary), you should refer to the information you receive from your broker to see which voting methods are available to you. Please note, if you are a street name shareholder, and wish to vote in person at the special meeting, you must obtain a proxy executed in your favor from your broker to be able to vote at the special meeting. If you wish to vote by accessing the Internet or by telephone, please follow the instructions on your notice, proxy card or the information forwarded to you by your bank or broker, as applicable.
The proxy holders will vote as directed on all valid proxies that are received at or prior to the meeting and that are not subsequently revoked. If you complete, date and sign your proxy card but do not provide instructions as to your vote, the proxy holders will vote your shares:
•
FOR the NorthWestern Merger Proposal;

•
FOR the NorthWestern Merger-Related Compensation Proposal; and

•
FOR the NorthWestern Meeting Adjournment Proposal, if necessary.

Revocation of Proxies
If you are a record holder of NorthWestern Common Stock, you can change your vote at any time before your proxy is voted at the NorthWestern special meeting by voting another time using one of the methods described above or by attending the virtual NorthWestern special meeting and voting online during the meeting. You also may revoke your proxy by delivering a notice of revocation to NorthWestern’s corporate secretary at NorthWestern Energy, 3010 West 69th Street, Sioux Falls, South Dakota 57108, prior to the vote at the special meeting. If your shares are held in street name, you must contact your broker, bank, or other nominee to revoke your proxy.
Solicitation of Proxies
NorthWestern will bear the cost of soliciting proxies from its shareholders. NorthWestern will solicit shareholder votes by mail and also may also solicit certain shareholders by other means of communication, including telephone or in person. If anyone solicits your vote in person, by telephone, or by other means of communication, they will receive no additional compensation for doing so. NorthWestern will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to those beneficial owners.
NorthWestern has engaged a professional proxy solicitation firm, Okapi, to assist in soliciting proxies for a fee of $34,500, plus all reasonable out-of-pocket expenses.
Adjournments
If there is not a quorum at the NorthWestern special meeting, the holders of record, entitled to vote, of a majority of shares of NorthWestern Common Stock so present or represented may adjourn the special meeting from time to time, without notice other than announcement at the meeting, until a quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each NorthWestern shareholder of record entitled to vote at the special meeting.
NorthWestern Shareholder Account Maintenance
NorthWestern’s transfer agent is Computershare Trust Company, N.A. All communications concerning accounts of NorthWestern shareholders of record, including address changes, name changes, inquiries as to requirements to transfer shares of common stock and similar issues can be handled by calling Computershare Trust Company, N.A., toll-free at (800) 368-5948. For other information about NorthWestern, NorthWestern shareholders can visit NorthWestern’s web site at www.northwesternenergy.com. Information on NorthWestern’s website does not constitute part of this joint proxy statement/prospectus.

NORTHWESTERN PROPOSALS
PROPOSAL 1: NORTHWESTERN MERGER PROPOSAL
NorthWestern is asking NorthWestern shareholders to adopt the Merger Agreement. NorthWestern shareholders should read this joint proxy statement/prospectus carefully and in its entirety, including the annexes, for more detailed information concerning the Merger Agreement, the Merger, and the other transactions contemplated thereby. A copy of the Merger Agreement is attached to this joint proxy statement/ prospectus as Annex A.
After careful consideration, the NorthWestern Board unanimously determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable and in the best interests of NorthWestern and its shareholders and unanimously adopted the Merger Agreement and authorized and approved the Merger and the other transactions contemplated by the Merger Agreement. See the section entitled “The Proposed Merger — Recommendations of the NorthWestern Board and its Reasons for the Merger” beginning on page 81 for a more detailed discussion of the NorthWestern Board’s recommendation.
The approval of the NorthWestern Merger Proposal by NorthWestern shareholders is a condition to the completion of the Merger.
The NorthWestern Board unanimously recommends a vote “FOR” the NorthWestern Merger Proposal.
PROPOSAL 2: NORTHWESTERN MERGER-RELATED COMPENSATION PROPOSAL
Pursuant to Section 14A of the Exchange Act and Rule 14a-21(c) thereunder, NorthWestern is seeking a non-binding, advisory shareholder approval of the compensation of NorthWestern’s named executive officers that is based on, or otherwise relates to, the Merger as disclosed in the section entitled “Additional Interests of Black Hills and NorthWestern Directors and Officers — Additional Interests of NorthWestern’s Directors and Executive Officers in the Merger” beginning on page 112. The proposal gives NorthWestern shareholders the opportunity to express their views on the Merger-related compensation of NorthWestern’s named executive officers.
Accordingly, NorthWestern is asking NorthWestern shareholders to vote “FOR” the adoption of the following resolution, on a non-binding, advisory basis:
“RESOLVED, that the compensation that will or may be paid or become payable to the NorthWestern named executive officers, in connection with the Merger, and the agreements or understandings pursuant to which such compensation will or may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in “Additional Interests of NorthWestern’s Directors and Executive Officers in the Merger” beginning on page 112 are hereby APPROVED.”
The vote on the NorthWestern Merger-Related Compensation Proposal is a vote separate and apart from the votes on the NorthWestern Merger Proposal and the NorthWestern Meeting Adjournment Proposal. Accordingly, if you are a NorthWestern shareholder, you may vote to approve the NorthWestern Merger Proposal and/or the NorthWestern Meeting Adjournment Proposal and vote not to approve the NorthWestern Merger-Related Compensation Proposal, and vice versa. The approval of the NorthWestern Merger-Related Compensation Proposal by NorthWestern shareholders is not a condition to the completion of the Merger. If the Merger is completed, the Merger-related compensation will be paid to NorthWestern’s named executive officers to the extent payable in accordance with the terms of the compensation agreements and arrangements even if NorthWestern shareholders fail to approve the advisory vote regarding Merger-related compensation.
The NorthWestern Board unanimously recommends a vote “FOR” the NorthWestern Merger-Related Compensation Proposal.
PROPOSAL 3: NORTHWESTERN MEETING ADJOURNMENT PROPOSAL
The NorthWestern special meeting may be adjourned to another time or place, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the NorthWestern special meeting to approve the NorthWestern Merger Proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to NorthWestern shareholders.

If, at the NorthWestern special meeting, the number of shares of NorthWestern Common Stock present in person or represented and voting in favor of the NorthWestern Merger Proposal is insufficient to approve the NorthWestern Merger Proposal, NorthWestern intends to move to adjourn the NorthWestern special meeting in order to enable the NorthWestern Board to solicit additional proxies for approval of the NorthWestern Merger Proposal. In that event, NorthWestern will ask NorthWestern shareholders to vote upon the NorthWestern Meeting Adjournment Proposal, but not the NorthWestern Merger Proposal or the NorthWestern Merger-Related Compensation Proposal.
In this proposal, NorthWestern is asking NorthWestern shareholders to authorize the holder of any proxy solicited by the NorthWestern Board, on a discretionary basis, to vote in favor of adjourning the NorthWestern special meeting to another time and place for the purpose of soliciting additional proxies, including the solicitation of proxies from NorthWestern shareholders who have previously voted.
The approval of the NorthWestern Meeting Adjournment Proposal by NorthWestern shareholders is not a condition to the completion of the Merger.
The NorthWestern Board unanimously recommends a vote “FOR” the NorthWestern Meeting Adjournment Proposal.

THE PROPOSED MERGER
General
Black Hills and NorthWestern have agreed to the all-stock Merger of Black Hills and NorthWestern under the terms of the Merger Agreement that is described in this joint proxy statement/prospectus. The Black Hills Board is using this joint proxy statement/prospectus to solicit proxies from the holders of Black Hills Common Stock for use at the Black Hills special meeting. The NorthWestern Board is using this joint proxy statement/prospectus to solicit proxies from the holders of NorthWestern Common Stock for use at the NorthWestern special meeting.
Black Hills Required Proposals
At the Black Hills special meeting, holders of shares of Black Hills Common Stock will be asked to consider and vote upon the Black Hills Required Proposals and the Black Hills Merger-Related Compensation Proposal. The Black Hills shareholders also may be asked to consider and vote upon the Black Hills Meeting Adjournment Proposal.
The Merger will not be completed unless Black Hills shareholders approve each of (i) the Black Hills Issuance Proposal, (ii) the Black Hills Share Increase Proposal, (iii) the Black Hills Name Change Amendment and (iv) the Black Hills Indebtedness Increase Proposal.
NorthWestern Merger Proposal
At the NorthWestern special meeting, NorthWestern shareholders will be asked to consider and vote upon the NorthWestern Merger Proposal and the NorthWestern Merger-Related Compensation Proposal. The NorthWestern shareholders also may be asked to consider and vote upon the NorthWestern Meeting Adjournment Proposal, if necessary.
The Merger will not be completed unless NorthWestern shareholders approve the NorthWestern Merger Proposal.
Effects of the Merger
Under the terms of the Merger Agreement, Merger Sub will merge with and into NorthWestern, with NorthWestern to continue as the surviving corporation. Following the Merger, NorthWestern will be a direct subsidiary of Black Hills.
Merger Consideration
Common Stock
Except as described below, subject to the terms and conditions of the Merger Agreement, at the Effective Time, each share of NorthWestern Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive 0.98 validly issued, fully paid and nonassessable shares of Black Hills Common Stock (the “Merger Consideration”).
The Merger Consideration will be appropriately and equitably adjusted to reflect fully the effect of any reclassification, stock split or combination with respect to Black Hills Common Stock or NorthWestern Common Stock or any stock dividend with respect to Black Hills Common Stock or NorthWestern Common Stock (or securities convertible into or exercisable for shares of Black Hills Common Stock or NorthWestern Common Stock), in each case, having a record date after the date of the Merger Agreement and prior to the Effective Time.
Treasury Shares; Shares Owned by Wholly owned Subsidiaries
Immediately prior to the Effective Time, each share of NorthWestern Common Stock held as a treasury share by NorthWestern, owned of record by any wholly owned subsidiary of NorthWestern or owned of record by Black Hills or Merger Sub, will, in each case, be canceled and cease to exist, and no consideration will be delivered in exchange for those shares.
Background of the Merger
The terms of the Merger are the result of arm’s-length negotiations between Black Hills and NorthWestern. The following is a summary of the events leading up to the parties’ entry into the Merger Agreement, including the key meetings, negotiations, discussions and actions between Black Hills and NorthWestern and their respective advisors that preceded the public announcement of the proposed Merger.
As part of the ongoing review of their respective companies’ businesses, each of the Black Hills Board and the NorthWestern Board and the management teams of each of Black Hills and NorthWestern (in this section, referred to as “Black Hills Management” and “NorthWestern Management”, respectively), with the assistance of their respective outside advisors, regularly evaluate their respective companies’ historical performance, future growth prospects, competitive performance and overall strategic objectives and consider potential opportunities available to each company. In addition, as part of each company’s ongoing efforts to strengthen its overall business and enhance value for each company’s respective shareholders, each of the Black Hills Board and NorthWestern Board and each of Black Hills Management and NorthWestern Management regularly review and evaluate various potential strategic alternatives, partnerships, investments, mergers, acquisitions and other strategic transactions and opportunities (including the continuation of each company as a standalone company), and the potential benefits and risks of such transactions in light of economic, regulatory, competitive and other conditions, including the state of the public utility industry, business mix, increasing energy demand (including from data centers), an evolving energy and commodities landscape, financing costs, wildfire and other risks, and evolving developments regarding energy.
As active participants in the public utility space with geographically proximate service territories, Black Hills Management and NorthWestern Management were generally familiar with each other’s respective companies and met on various occasions to discuss, among other things, trends in the industry and their respective businesses and from time to time over many years have discussed a potential strategic transaction involving NorthWestern and Black Hills and reviewed a potential strategic transaction with their respective boards.
In late 2024, Linden R. Evans, Black Hills’ President and Chief Executive Officer, and Brian B. Bird, NorthWestern’s President and Chief Executive Officer, held a number of informal discussions, including pertaining to potential business combination transactions between Black Hills and NorthWestern. After such discussions, Messrs. Evans and Bird agreed to schedule a meeting to discuss the potential for a transaction in more detail with other members of Black Hills Management and NorthWestern Management. Mr. Evans also kept in regular contact with the Black Hills Board regarding these discussions, including through Mr. Steven Mills, Chair of the Black Hills Board.
On December 20, 2024, Mr. Evans and Black Hills’ Senior Vice President and Chief Financial Officer Kimberly Nooney met with Mr. Bird, and NorthWestern’s Chief Financial Officer Crystal Lail in Minneapolis, Minnesota. The parties discussed the strategic rationales and potential value drivers for a potential alternative merger structure. Mr. Evans and Ms. Nooney indicated that Black Hills would review and evaluate this proposed structure and reconnect in January. After this meeting, at the request of Black Hills Management, representatives from Goldman Sachs began preparing preliminary financial analysis for this and other proposed structures, valuation considerations, growth potential for shareholder value, Black Hills’ existing growth strategies and other strategic alternatives.
On January 10, 2025, Mr. Evans and Ms. Nooney met with Mr. Bird and Ms. Lail for a high-level discussion focused on the strategic rationales for a business combination between Black Hills and NorthWestern in Minneapolis, Minnesota. The parties discussed strategic vision and priorities for a combined company following a possible business transaction and regulatory considerations. Black Hills also reviewed the potential financial impacts and other considerations for the alternative merger structure discussed at the December 20 meeting, noting such a structure may not be workable.
On January 20, 2025, Ms. Nooney and Ms. Lail had a call to discuss feedback from NorthWestern regarding the January 10 meeting. At that time, they agreed to continue discussions after the companies completed their year-end reporting and related activities.

On January 24, 2025, the Black Hills Board held a meeting, including representatives of Goldman Sachs. The meeting covered a variety of topics, and included a presentation by Goldman Sachs covering a utility sector update, trends in macroeconomics, merger and acquisition (“M&A”) activities and market valuations and trends in shareholder activism. The Black Hills Board discussed these factors and other factors in evaluating Black Hills’ existing strategy as a standalone company (the “Black Hills Standalone Strategy”), strategic alternatives available to Black Hills and potential M&A strategies and partners, including but not limited to NorthWestern.
After concluding year-end reporting matters, Mr. Evans and Mr. Bird held a follow-up discussion on February 26, 2025, regarding the strategic rationales for a combination of the two companies. At that time, Mr. Bird informed Mr. Evans of NorthWestern’s decision not to pursue further a combination of the two companies.
On March 13, 2025, members of NorthWestern Management and representatives of Greenhill met to discuss various strategic alternatives. As part of such discussion, NorthWestern Management received a presentation from representatives of Greenhill regarding a potential business combination between NorthWestern and Black Hills, including the possibility of including a higher valuation for NorthWestern Common Stock in the exchange ratio used in calculating the merger consideration to be received by the shareholders of NorthWestern, and Greenhill’s potential service offerings in relation thereto. Following such meeting, NorthWestern Management authorized a representative of Greenhill to follow-up with Black Hills regarding a potential business combination.
During the week of March 17, 2025, a representative of Greenhill and Mr. Evans had a series of calls to reengage in discussions of a potential business combination between NorthWestern and Black Hills.
On March 18, 2025, Mr. Evans and Mr. Bird had a call relating to preliminary deal structures and terms, including potential consideration forms, the possibility of including a higher valuation for NorthWestern Common Stock in the exchange ratio used in calculating the merger consideration to be received by the shareholders of NorthWestern and governance considerations for a possible business combination. During this call, Mr. Evans and Mr. Bird agreed that the parties should engage in further discussion regarding a business combination. From this date until the execution of the Merger Agreement on August 18, 2025, Black Hills, NorthWestern and their respective advisors engaged, with varying intensity and in a variety of ways, in mutual business and legal due diligence review as well as the evaluation and negotiation of potential terms for a combination and planning for communications and regulatory strategy.
On March 25, 2025, Mr. Evans and Mr. Bird had a follow-up discussion about the strategic rationale for a potential business combination, discussing what the companies could achieve together. Mr. Evans and Mr. Bird briefed each other on discussions with their respective boards to date regarding key terms and what each perceived as key points and workflows toward reaching agreement on a Potential Transaction. After these discussions, Mr. Evans and Mr. Bird agreed the companies should enter into a confidentiality agreement to continue due diligence and negotiations for a potential business combination transaction between the companies (the “Potential Transaction”).
On April 2, 2025, NorthWestern and Black Hills entered into a confidentiality agreement, which included a mutual standstill provision covering an 18-month period, with a customary “fall away” provision providing that the standstill obligations would terminate following, among other things, the other party entering into a definitive agreement providing for a change of control.
On April 4, 2025, Black Hills and NorthWestern exchanged copies of their respective standalone projections through their respective financial advisors, Goldman Sachs and Greenhill. The management standalone projections are summarized under “The Proposed Merger — Certain Prospective Financial Information.” After this time, primarily during June and July 2025, members of Black Hills Management, representatives of Goldman Sachs, members of NorthWestern Management and representatives of Greenhill held a number of meetings to continue to analyze, discuss and develop a combined company model.
On April 8, 2025, Mr. Evans had a call with Mr. Bird to discuss governance matters, including the potential officer slate for the combined company following the consummation of the Potential Transaction (in this section, referred to as the “Combined Company”), composition of the board of directors, and location of its headquarters. They discussed Mr. Bird potentially serving as the Chief Executive Officer of the

Combined Company and the Black Hills Board’s requirement to designate a majority of the initial board seats of the Combined Company, reflecting the larger market capitalization of Black Hills as compared to NorthWestern.
On April 9, 2025, the Black Hills Board held an executive session special meeting in Denver, Colorado, without Black Hills Management, including Mr. Evans, to discuss various elements of Black Hills’ operating strategy and updates on the Potential Transaction. Mr. Mills also provided the board with an update on the discussions between the two companies, potential structures and deal points, and the potential benefits of a merger on various stakeholders, which was followed by discussion from the Black Hills Board.
On April 11, 2025, Mr. Evans, Ms. Nooney, and Marne Jones, Black Hills’ Senior Vice President and Chief Utility Officer, met with Mr. Bird, Ms. Lail, and Travis Meyer, NorthWestern’s Director of Corporate Development and Investor Relations Officer, for a joint transaction update call to discuss the strategic rationales for a business combination, the perceived potential value creation opportunities, and potential timelines for signing and consummating a transaction. The parties were joined by representatives of Goldman Sachs and Greenhill.
On April 21, 2025, Ms. Linda Sullivan, Chair of the NorthWestern Board, Mr. Kent Larson and Mr. Jeff Yingling acting as an ad hoc transaction committee of the NorthWestern Board (the “NorthWestern Initial Transaction Committee”) held a meeting. At the meeting, members of the NorthWestern Initial Transaction Committee, members of NorthWestern Management and representatives of Greenhill discussed, among other items, the potential benefits and prospects of the Potential Transaction to NorthWestern’s customers, valuation considerations for NorthWestern shareholders. The committee then engaged in a discussion regarding, among other items, NorthWestern’s continued pursuit of its existing strategy as a standalone company (the “NorthWestern Standalone Strategy”) and various other potential strategic alternatives. As part of that discussion, the NorthWestern Initial Transaction Committee received a presentation from representatives of Greenhill regarding a preliminary financial analysis undertaken by Greenhill with respect to the Potential Transaction (the “Greenhill Preliminary Financial Analysis,” and as updated and revised from time to time during the course of the transaction process, the “Greenhill Financial Analysis”). Following such presentation, the NorthWestern Initial Transaction Committee requested that NorthWestern Management and Greenhill provide it and the NorthWestern Board with the Greenhill Preliminary Financial Analysis and additional information regarding the Potential Transaction, the NorthWestern Standalone Strategy and various other potential strategic alternatives.
On April 22, 2025, at a regularly scheduled meeting of the Black Hills Board, Mr. Evans and Mses. Nooney and Jones provided the board with an update on discussions with NorthWestern. Representatives from Goldman Sachs reviewed and led a discussion on the strategic rationale and potential benefits of a Potential Transaction as well as a preliminary financial analysis undertaken by Goldman Sachs with respect to the Potential Transaction, including value considerations for Black Hills shareholders, growth potentials, comparisons to precedent transactions and other financial metrics (the “Goldman Preliminary Financial Analysis” and as updated and revised from time to time during the course of the transaction process, the “Goldman Financial Analysis”) as well as the Black Hills Standalone Strategy and other strategic alternatives. The Black Hills Board also reviewed a potential timeline with next steps for the combination with NorthWestern.
On April 26, 2025, and April 27, 2025, Mr. Bird and Mr. Evans had several calls to discuss the Potential Transaction, during which Mr. Bird and Mr. Evans discussed, among other items, value considerations with respect to the Potential Transaction.
On April 29, 2025, at a regularly scheduled meeting of the NorthWestern Board, the NorthWestern Board, held a meeting joined by members of NorthWestern Management and representatives of Greenhill, received a presentation from representatives of Greenhill on the Greenhill Financial Analysis, potential financial terms of the Potential Transaction, including the exchange ratio, governance and leadership considerations, and other matters related to the Potential Transaction. After discussion of the advantages and disadvantages of each of the Potential Transaction, NorthWestern Standalone Strategy and various other strategic alternatives, the NorthWestern Board authorized (i) NorthWestern Management to prepare a non-binding discussion outline delineating NorthWestern’s proposals with respect to certain key terms of the Potential Transaction (the “Discussion Outline”, as further described below) and (ii) continued discussion with Black Hills for a proposal of the key terms of the Potential Transaction. At this meeting, the NorthWestern Board also ratified the acts of the NorthWestern Initial Transaction Committee and approved establishment of it as a standing committee to evaluate and negotiate the Potential Transaction, adding Mr. Dave Goodin as a member (hereafter the “NorthWestern Transaction Committee”). NorthWestern Management began preparing the Discussion Outline with input from the NorthWestern Board, NorthWestern Management and Morgan, Lewis & Bockius LLP (“Morgan Lewis”), outside counsel to NorthWestern.
Later in the day on April 29, 2025, Mr. Bird and Mr. Evans had a call during which Mr. Bird briefed Mr. Evans on the NorthWestern Board’s consideration of the Potential Transaction and that NorthWestern intended to continue to evaluate and pursue the Potential Transaction.
On April 30, 2025, Mr. Evans had a call with Mr. Bird in which Mr. Bird provided an update on discussions with ratings agencies, structuring and capital markets considerations, regulatory matters and NorthWestern’s initial considerations on the officer slate and board and committee composition, including seeking equal representation thereon. The parties agreed to hold a meeting on May 12, 2025 to discuss these matters in more detail.
In early May 2025, representatives from Goldman Sachs and Greenhill coordinated to develop a draft workplan outlining key workstreams for the transaction, including workstreams related to due diligence, capital markets considerations, valuation and deal structuring, regulatory analysis and strategy, legal documentation, integration planning and communication strategy (the “Potential Transaction Workplan and Timeline”).
On May 5, 2025, representatives of Greenhill and Goldman Sachs held a discussion on the key terms of the Discussion Outline. Among other items, the Discussion Outline proposed that (a) the exchange ratio would be a fixed number to be determined, (b) that the Combined Company would have its headquarters in Rapid City, South Dakota, (c) that the definitive agreement in respect of the Potential Transaction would include customary “deal protection” provisions, (d) that the parties would agree to customary obligations to cooperate with each other in furtherance of obtaining any required regulatory approvals and (e) a 50/50 split on the right to appoint the initial directors of the Combined Company (the “Combined Company Board”), with Black Hills designating the chair and NorthWestern designating the vice-chair, (f) a proposed officer slate of the Combined Company, including Mr. Bird as Chief Executive Officer, Ms. Lail as Chief Financial Officer, Ms. Nooney as Chief Integration Officer, Ms. Jones as Chief Operating Officer, and other executive officers to be mutually agreed to prior to the closing of the Potential Transaction.
On May 6, 2025, the NorthWestern Transaction Committee held a meeting. At the meeting, members of the NorthWestern Transaction Committee, members of NorthWestern Management and representatives of Greenhill discussed, among other items, (i) the structure, merger consideration and regulatory considerations of the Potential Transaction, (ii) the size and composition of the Combined Company Board as well as its officer slate, (iii) dividend policy, and (iv) rating agency considerations. The committee also discussed the Potential Transaction Workplan and Timeline with Greenhill.
On May 12, 2025, Messrs. Evans and Mills met with Mr. Bird and Ms. Sullivan in Minneapolis, Minnesota for an introduction between the board chairs and the respective CEOs, focusing on vision for the Combined Company. The parties acknowledged they were not authorized to negotiate for their respective boards at this meeting. The parties provided an overview of their respective businesses, discussed diligence focus areas, deal priorities, potential officer slates and board composition noted in the Discussion Outline, as had been discussed with representatives of Black Hills prior to such meeting, as well as next steps toward a transaction. Representatives of Black Hills and NorthWestern agreed that the exchange ratio would include a premium to the market value of NorthWestern Common Stock in an amount to be negotiated. Representatives of Black Hills indicated they would require the right to designate a majority of the initial board seats reflecting the larger market capitalization of Black Hills as compared to NorthWestern, while representatives of NorthWestern suggested a 50/50 split for the composition of the Combined Company Board would be more appropriate. The discussion also included the potential regulatory approval process in applicable jurisdictions, as well as the potential for the chair of the Black Hills Board to serve as the chair of the Combined Company Board.

On May 13, 2025, the NorthWestern Transaction Committee held a meeting including members of NorthWestern Management and representatives of Greenhill. At the meeting, members discussed, among other items, the key terms discussed at the meeting on May 12. In connection with such discussion, members of NorthWestern Management and representatives of Greenhill reported that, following discussions with representatives of Black Hills Management and representatives of Goldman Sachs, two significant issues from the May 12 meeting that remained to be agreed were (i) the size and composition of the Combined Company Board and (ii) the exchange ratio.
Later in the afternoon of May 13, 2025, the NorthWestern Board held a meeting during which the NorthWestern Transaction Committee, NorthWestern Management, and representatives from Greenhill updated the NorthWestern Board regarding the topics discussed at the NorthWestern Transaction Committee meeting earlier that day. The NorthWestern Board also discussed the CEO position of the Combined Company, and the independent members of the NorthWestern Board continued that same discussion after excusing Mr. Bird from the meeting.
The Black Hills Board met on May 14, 2025, and received an update from Messrs. Mills and Evans and Mses. Nooney and Jones on progress with NorthWestern on key terms and structure and preliminary due diligence findings. They were joined by representatives from Goldman Sachs, who reviewed potential transaction structures, key business terms and upcoming workstreams for the transaction, how a potential combination may be viewed by Black Hills’ shareholders, and next steps with NorthWestern Management and its financial advisors. Goldman Sachs presented an updated Potential Transaction Workplan and Timeline based on input from the Black Hills Board, Black Hills Management, and Faegre Drinker Biddle & Reath LLP (“Faegre Drinker”), outside counsel to Black Hills.
In the afternoon of May 19, 2025, Messrs. Bird and Evans met during an industry conference, and discussed certain material areas of the Potential Transaction, including, among other items, (i) the size and composition of the Combined Company Board and (ii) regulatory considerations with respect to the Potential Transaction. In the evening of May 19, 2025, Mses. Lail and Nooney met at the same industry conference, and discussed certain material areas of the Potential Transaction, including, among other items, the financial due diligence process.
On May 22, 2025, the NorthWestern Transaction Committee held a meeting that included members of NorthWestern Management and representatives of Greenhill. At the meeting, the participants discussed, among other items, (i) the Potential Transaction Workplan and Timeline, (ii) the structure of the Potential Transaction, (iii) the exchange ratio, (iv) precedent transactions and (v) the size and composition of the Combined Company Board. As part of that discussion, the NorthWestern Transaction Committee received a presentation from representatives of Greenhill regarding such topics.
On May 27, 2025, representatives of NorthWestern and representatives of Black Hills had a call to discuss existing benefit plans and similar arrangements for employees of each company that could be implicated by the structure of the Potential Transaction and potential transaction terms related thereto.
Between May 29, 2025 and June 6, 2025, the parties opened virtual data rooms containing their respective diligence materials for review. Through the execution of the Merger Agreement on August 18, 2025, representatives of NorthWestern and representatives of Black Hills, together with their respective financial advisors and internal subject matter experts, had a series of meetings and calls to discuss certain topics (collectively referred to as the “Commercial Diligence Meetings”), including review of each company’s financial plans, assumptions, base capital investments and growth capital, operations, regulatory, customer service and benefit plan matters among other key due diligence topics.
On June 3, 2025, Mr. Evans and Mses. Nooney and Jones met with Mr. Bird, Ms. Lail, and Mr. Meyer and representatives from each company’s respective financial advisors in New York, New York for a business and financial due diligence session. Later in the day, the business principals held a dinner to discuss cultural philosophies and strategic rationales. The next day, June 4, 2025, representatives of NorthWestern and representatives of Black Hills, together with their respective financial advisors, met in New York, New York and discussed, among other items, (i) the Commercial Diligence Meetings that had occurred to date, (ii) Potential Transaction Workplan and Timeline, (iii) anticipated approval requirements of the Potential Transaction by applicable state and federal regulatory commissions, and (iv) certain potential benefits of the Potential Transaction (the “June 3 and 4 Meetings”).

On June 5, 2025, representatives of Black Hills, NorthWestern, Faegre Drinker, Morgan Lewis, Goldman Sachs and Greenhill met (the “June 5 Meeting”), to discuss certain matters in relation to the Potential Transaction, including, among other items, (i) the structure of the Potential Transaction, (ii) anticipated approval requirements of the Potential Transaction by applicable state regulatory agencies, (iii) information technology related matters and (iv) the tax treatment of the Potential Transaction. At the June 5 Meeting, representatives of Faegre Drinker agreed to prepare an initial draft of the Merger Agreement, and in advance of such draft, to provide representatives of Morgan Lewis with an excerpt of the representations of warranties of the parties to be included in such initial draft (the “Initial Draft Representations and Warranties”).
On June 6, 2025, the NorthWestern Transaction Committee held a meeting that included members of NorthWestern Management and representatives of Greenhill. At the meeting, the participants discussed, among other items, the June 3 and 4 Meetings, the June 5 Meeting, and the recent Commercial Diligence Meetings. Mr. Bird noted he was scheduled to meet the Black Hills Board for an introductory meeting later that month. Mr. Bird confirmed that the purpose of the meeting was to meet the Black Hills Board and not to negotiate his personal employment arrangements. The NorthWestern Transaction Committee also received a presentation from representatives of Greenhill regarding due diligence, the Potential Transaction Workplan and Timeline, including certain updates thereto and the Greenhill Financial Analysis.
On June 9, 2025, the Black Hills Board held a meeting with members of Black Hills Management and representatives from Goldman Sachs. Mr. Evans and Mses. Nooney and Jones discussed the recent in-person diligence sessions and other recent project activities. Representatives from Goldman Sachs reviewed the Goldman Financial Analysis as well as the Black Hills Standalone Strategy and other certain strategic alternatives available to Black Hills. Mr. Evans led a discussion on potential key transaction terms, including post-closing governance roles and board structure of the Combined Company, which the board discussed and provided input.
On June 11, 2025 and June 12, 2025, representatives of NorthWestern and representatives of Black Hills, together with their respective financial advisors and internal subject matter experts, had a series of calls and meetings to discuss, among other items, certain (i) combination benefits of the Potential Transaction and (ii) business, tax, regulatory and commercial matters with respect to the Potential Transaction.
On June 16, 2025, the NorthWestern Transaction Committee held a meeting including members of NorthWestern Management and representatives of Greenhill. At the meeting, the participants discussed, among other items, the upcoming meeting between Mr. Bird and the Black Hills Board and additional meetings to discuss certain strategic and commercial combination benefits of the Potential Transaction. Representatives of Greenhill then provided an update regarding the due diligence process and presented on the Greenhill Financial Analysis, including an overview of recent transactions in the industry and implications and perspectives for NorthWestern.
Also on June 16, 2025, representatives of Faegre Drinker sent representatives of Morgan Lewis a document summarizing considerations relating to incorporation under South Dakota versus Delaware law.
On June 17, 2025, and June 18, 2025, representatives of NorthWestern and representatives of Black Hills, together with their respective financial advisors, had a series of meetings and calls to discuss due diligence and certain strategic and commercial combination benefits of the Potential Transaction and certain other tax, accounting and commercial issues.
On June 19, 2025, Mr. Evans and Mses. Nooney and Jones met with board chair Mr. Mills as well as representatives of Goldman Sachs to discuss Black Hills Management’s initial key due diligence findings. Representatives of Goldman Sachs also reviewed the Goldman Financial Analysis.
The Black Hills Board then met on June 20, 2025 (the “June 20 Meeting”) with members of Black Hills Management and representatives from Goldman Sachs and discussed Black Hills Management’s due diligence activity, opportunities for value creation related to the transaction, expected regulatory treatment and updates to the Potential Transaction Workplan and Timeline. After members of Black Hills Management left the meeting, the Black Hills Board was also introduced to Mr. Bird, who joined the meeting for this purpose and discussed, among other items, (i) drivers for the Potential Transaction (including scale, diversity of jurisdictions and earnings growth) and (ii) the strategic fit of NorthWestern and Black Hills, including with respect to personnel and corporate culture.
Later in the day on June 20, 2025, the NorthWestern Transaction Committee held a meeting. At the meeting, Mr. Bird summarized the June 20 Meeting for members of the NorthWestern Transaction Committee, members of NorthWestern Management and representatives of Greenhill and the participants discussed, among other items, updates from such meeting and the status of the Potential Transaction.
Later in the day on June 20, 2025, the NorthWestern Board held a meeting joined by NorthWestern Management and representatives from Greenhill. At the meeting, Mr. Bird summarized the June 20 Meeting and the participants discussed the meeting that took place on June 17, 2025, and the June 20 Meeting. The NorthWestern Board then received a presentation from representatives of Morgan Lewis regarding the NorthWestern Board’s fiduciary duties in relation to the Potential Transaction, certain process and regulatory considerations and other legal matters. The NorthWestern Board then received a presentation from representatives of Greenhill regarding the Greenhill Financial Analysis.
In the morning of June 21, 2025, Ms. Lail and Ms. Nooney had a call to discuss certain elements of the Potential Transaction, including, among other items, (i) transaction costs, (ii) certain employee benefits or payments that may be implicated by the Potential Transaction and (iii) the rating evaluation service and rating assessment service (the “RES/RAS”) processes for the Potential Transaction.
On June 23, 2025, representatives of NorthWestern and representatives of Black Hills had a call to discuss certain material aspects of the Potential Transaction, including, among other items, (i) certain employee benefits or similar payments that may be implicated by the Potential Transaction and other employee related matters and (ii) potential retention agreements for certain personnel of each company to ensure continuity of business.
Also on June 23, 2025, the Black Hills Board met, joined by members of Black Hills Management and representatives from Goldman Sachs to discuss updates on management due diligence sessions and transaction terms. Representatives of Goldman Sachs reviewed the Goldman Financial Analysis. At the meeting, the Black Hills Board discussed the key transaction terms that would be delivered to NorthWestern and its financial representatives, including with respect to the exchange ratio, post-closing management and governance of the Combined Company, and timing. Following discussion, the Black Hills Board authorized Mr. Evans and representatives of Goldman Sachs to relay the following terms to NorthWestern and Greenhill, respectively (the “June 23 Proposal”):
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an exchange ratio of 0.94 shares of Black Hills Common Stock for each outstanding share of NorthWestern Common Stock, based on long-term average VWAPs between the companies’ stock trading prices;

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Combined Company management including Mr. Bird as Chief Executive Officer, Ms. Jones as Chief Operating Officer, Ms. Lail as Chief Financial Officer, and Ms. Nooney as Chief Integration Officer;

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a Combined Company Board comprising six directors from the Black Hills Board (including the Chairman) and five directors (including Mr. Bird) from the NorthWestern Board with the Black Hills Chairman continuing to serve as the Chairman of the Combined Company Board;

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protection against the Combined Company Board terminating the Chief Executive Officer within 12 months after Closing without approval of a majority of the independent directors continuing from the NorthWestern Board;

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Rapid City as the Combined Company’s corporate headquarters; and

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announcement of a transaction aligned with each company’s earnings release previously scheduled for July 31, 2025.

Later in the day on June 23, 2025, representatives of Goldman Sachs had a call with representatives of Greenhill, during which the representatives of Goldman Sachs communicated to the representatives of Greenhill the June 23 Proposal.

After the meeting, on June 24, 2025, Mr. Evans called Mr. Bird to provide an update on the special meeting held by the Black Hills Board the previous day. Mr. Evans relayed the June 23 Proposal.
On June 25, 2025, the NorthWestern Transaction Committee held a meeting. At the meeting, members of the NorthWestern Transaction Committee, members of NorthWestern Management, representatives of Greenhill and representatives of Morgan Lewis discussed, among other items, the June 23 Proposal. The NorthWestern Transaction Committee then unanimously agreed that the exchange ratio set forth in the June 23 Proposal was insufficient and, pending input from the NorthWestern Board, Greenhill should inform Goldman Sachs that the June 23 Proposal is rejected and that a specific counterproposal would not be made.
Later on the same day, the NorthWestern Board met with members of NorthWestern Management, representatives of Greenhill and representatives of Morgan Lewis and discussed the recommendations of the NorthWestern Transaction Committee with respect to the June 23 Proposal. The NorthWestern Board then unanimously agreed that, consistent with the recommendation of the NorthWestern Transaction Committee, Greenhill should inform Goldman Sachs that the June 23 Proposal was rejected and that the NorthWestern Board would not be making a counterproposal. At this time, the NorthWestern Board also relayed to Greenhill a suggestion to have Ms. Sullivan and Mr. Mills discuss potential next steps.
Later in the day on June 25, 2025, representatives of Greenhill had a call with representatives of Goldman Sachs and communicated that the June 23 Proposal was rejected by the NorthWestern Board and that a specific counterproposal would not be made.
Thereafter, the Black Hills Board met on June 26, 2025 to discuss NorthWestern’s rejection of Black Hills’ June 23 Proposal and the fact that NorthWestern indicated it would not be providing a counterproposal. The Black Hills Board, with representatives from Goldman Sachs and Black Hills Management, discussed potential responses, including the possibility of terminating discussions regarding the potential combination or offering a revised proposal. Ultimately, the Black Hills Board directed Goldman Sachs to engage in discussions with Greenhill regarding how the parties could engage constructively toward alignment on these key issues. Based on the impasse, Black Hills Management also determined to suspend or curtail workstreams related to the Potential Transaction.
On June 27, 2025, representatives of Goldman Sachs had a call with representatives of Greenhill and Greenhill proposed that Ms. Sullivan and Mr. Mills have a call to discuss potential next steps.
On the morning of June 30, 2025, Mr. Mills had a phone call with Ms. Sullivan to discuss NorthWestern’s position with respect to the June 23 Proposal. During the call, Ms. Sullivan communicated to Mr. Mills that the NorthWestern Board had unanimously agreed to reject the June 23 Proposal and that the exchange ratio set forth in the June 23 Proposal was not acceptable to NorthWestern. Mr. Mills inquired if NorthWestern had reconsidered making a counterproposal to the June 23 Proposal, noting that Black Hills would not be making a revised bid.
Later in the day on June 30, 2025, the NorthWestern Transaction Committee held a meeting that included members of NorthWestern Management, and representatives of Greenhill and Morgan Lewis. At the meeting, participants discussed, among other items, the June 23 Proposal and the subsequent call between Ms. Sullivan and Mr. Mills that occurred earlier on June 30, 2025, including the request for NorthWestern to reconsider making a counterproposal to the June 23 Proposal. Following such discussion, the NorthWestern Transaction Committee unanimously agreed to authorize Greenhill to make a counterproposal to Goldman Sachs upon the following terms: (i) the exchange ratio would be equal to 1.03, (ii) the Combined Company Board would consist of twelve members, including six members of the Black Hills Board and six members of the NorthWestern Board (one of such designees being Mr. Bird), (iii) the Chair of the Combined Company Board would be Mr. Mills, and (iv) the Vice Chair of the Combined Company would be Ms. Sullivan (the “June 30 Counterproposal”).
Later in the day on June 30, 2025, representatives of Greenhill had a call with representatives of Goldman Sachs, and communicated the terms of the June 30 Counterproposal, including the context underlying the June 30 Counterproposal.

The Black Hills Board reconvened for a meeting on July 2, 2025. Representatives of Goldman Sachs provided an update on the negotiations and counterproposals of key terms, including the proposed Combined Company Board makeup and exchange ratio in the June 30 Counterproposal. After discussion with Goldman Sachs and Black Hills Management, the Black Hills Board voted to not accept the proposed exchange ratio but authorized continued negotiations on behalf of the Black Hills Board through Mr. Mills, Black Hills Management and Goldman Sachs with their respective counterparties.
On July 7, 2025, at the direction of the Black Hills Board, representatives from Goldman Sachs held a discussion with representatives of Greenhill to discuss a revised proposal from Black Hills upon the following terms: (i) the exchange ratio would be equal to 0.96, (ii) the Combined Company Board would consist of twelve members, with five of such members designated by the NorthWestern Board (one of whom would be Mr. Bird) and seven of such members designated by the Black Hills Board and (iii) the name of the Combined Company remain Black Hills Corporation (the “July 7 Proposal”). Goldman Sachs reiterated that Black Hills would require the ability to designate a majority of the initial board seats of the Combined Company and would not accept an equal split of board seats.
Later in the day on July 7, 2025, the NorthWestern Transaction Committee held a meeting that included members of NorthWestern Management and representatives of Greenhill and Morgan Lewis. At the meeting, the participants discussed, among other items, the July 7 Proposal. Following such discussion, the NorthWestern Transaction Committee unanimously agreed to authorize Greenhill to make a counterproposal to Goldman Sachs upon the following terms: (i) the exchange ratio would be equal to 1.015, (ii) the Combined Company Board would consist of ten members, with five of such members designated by the NorthWestern Board (one of whom would be Mr. Bird) and five of such members designated by the Black Hills Board and (iii) the name of the Combined Company would be determined at a later date (the “July 7 Counterproposal”), and to communicate to representatives of Goldman Sachs the rationale underlying the July 7 Counterproposal.
On July 8, 2025, representatives of Greenhill had a call with representatives of Goldman Sachs and communicated the terms of the July 7 Counterproposal, including the rationale underlying the July 7 Counterproposal.
On July 10, 2025, Mr. Evans and Mses. Nooney and Jones held a meeting with Mr. Mills and representatives of Goldman Sachs to discuss the July 7 Counterproposal. During such meeting, the parties evaluated the proposals on the exchange ratio and board composition and representatives from Goldman Sachs presented on the Goldman Financial Analysis. After discussion, the parties determined that the July 7 Counterproposal would not be acceptable but agreed to communicate a revised set of terms (described below as the July 10 Proposal).
Later that day, representatives of Goldman Sachs had a call with representatives of Greenhill, and communicated a new proposal upon the following terms: (i) the exchange ratio would be equal to 0.98 and (ii) the Combined Company Board would consist of eleven members, with six of such members designated by the Black Hills Board and five of such members designated by the NorthWestern Board (one of whom would be Mr. Bird) (the “July 10 Proposal”).
On July 11, 2025, the NorthWestern Transaction Committee held a meeting, joined by members of NorthWestern Management and representatives of Greenhill to discuss, among other items, the July 10 Proposal. After discussion, the NorthWestern Transaction Committee noted that they would be willing to recommend accepting the exchange ratio set forth in the July 10 Proposal, and unanimously agreed to discuss the July 10 Proposal at a meeting of the NorthWestern Board.
On July 14, 2025, the NorthWestern Board held a meeting that included NorthWestern Management and representatives of Greenhill and Morgan Lewis. At the meeting, the participants discussed, among other items, the July 10 Proposal. Following such discussion, the NorthWestern Board unanimously agreed that the exchange ratio as set forth in the July 10 Proposal was acceptable, but that the Combined Company Board should be equally split between members of the NorthWestern Board and members of the Black Hills Board and that Greenhill should make a counterproposal to Goldman Sachs to that effect.
Later in the day on July 14, 2025, representatives of Greenhill had a call with representatives of Goldman Sachs and communicated a new proposal involving a governance structure more favorable to NorthWestern as discussed at the July 14, 2025 meeting of the NorthWestern Board. On the same day, Ms. Sullivan reached out to Mr. Mills via telephone to discuss the same.
On July 15, 2025, representatives of Goldman Sachs had a call with representatives of Greenhill and communicated that the size and composition of the Combined Company Board as communicated in the July 10 Proposal remained the position of the Black Hills Board.
Later in the day on July 15, 2025, the NorthWestern Transaction Committee held a meeting that included members of NorthWestern Management and representatives of Greenhill and Morgan Lewis. At the meeting, the participants discussed, among other items, recent discussions between representatives of Greenhill and Goldman Sachs on governance matters and the Black Hills response on the Combined Company Board composition. Following such discussions, the NorthWestern Transaction Committee agreed that Ms. Sullivan should request a conversation with Mr. Mills to discuss the governance of the Combined Company.
Following the meeting of the NorthWestern Transaction Committee, the NorthWestern Board held a meeting to discuss the same with members of NorthWestern Management and representatives of Greenhill and Morgan Lewis. Following such discussion, the NorthWestern Board agreed that Greenhill should communicate to Goldman Sachs Ms. Sullivan’s request for a conversation with Mr. Mills.
On July 17, 2025, the companies’ respective board chairs, Mr. Mills and Ms. Sullivan, held two meetings to discuss transaction terms, including board representation, the exchange ratio and related governance matters and protections, including discussions relating to the Combined Board’s ability to make employment decisions for key employees in the absence of a 50/50 board representation between NorthWestern and Black Hills. Mr. Mills indicated that the Black Hills Board was not willing to accept modifications to the terms of the July 10 Proposal, but the Black Hills Board would be willing to consider certain protections with respect to Mr. Bird’s position as the CEO of the Combined Company (the “July 17 Chair Call”).
On July 18, 2025, the NorthWestern Transaction Committee held a meeting that included members of NorthWestern Management and representatives of Greenhill and Morgan Lewis. At the meeting, the participants discussed, among other items, the July 17 Chair Call. Following such discussion, the NorthWestern Transaction Committee unanimously agreed to provide a counterproposal to the Black Hills Board, accepting the eleven board member construct of the July 10 Proposal but only if the Proposed Transaction included (i) that the Combined Company Board would have four committees, including an operations committee similar to the Safety, Environmental, Technology and Operations Committee of the NorthWestern Board, (ii) equal leadership and representation from members of the Black Hills Board and NorthWestern Board on the Combined Company’s four board committees, (iii) that a NorthWestern designee would serve as Chair of the Nominating and Governance Committee (and as such, be vice-chair of the Combined Company Board), (iv) protections for the Combined Company Chief Executive Officer providing that any dismissal without a two-thirds vote of the Combined Company Board would be considered a dismissal without cause and (v) that a new name would be determined for the Combined Company prior to the consummation of the Potential Transaction (the “July 18 Counterproposal”).
On July 21, 2025, the NorthWestern Board held a meeting, including members of NorthWestern Management, representatives of Greenhill and Morgan Lewis, to discuss the July 17 Chair Call and the July 18 Counterproposal. Following such discussion, the NorthWestern Board unanimously agreed to authorize Ms. Sullivan to discuss the July 18 Counterproposal with Mr. Mills. On July 22, 2025, Ms. Sullivan contacted Mr. Mills to convey that the NorthWestern Board had determined to accept the exchange ratio as set forth in the July 10 Proposal but the composition of the Combined Company Board last proposed by Black Hills would only be accepted if Black Hills agreed to the proposals outlined in the July 18 Counterproposal. Ms. Sullivan also re-confirmed that the NorthWestern Board remained agreeable to designating Rapid City as the headquarters of the Combined Company and designating four senior officers of the Combined Company as previously discussed.
Ms. Sullivan’s response was reported that same day to the Black Hills Board, which was already engaged in a regularly scheduled multi-day board meeting. Following discussion and reports from Black Hills Management and representatives of Goldman Sachs, the Black Hills Board determined a response to each of the points communicated by Ms. Sullivan and directed Mr. Mills, Black Hills Management and representatives of Goldman Sachs to communicate that response and to continue to negotiate the remaining points and advance other transaction workstreams. In particular, the Black Hills Board determined to accept the key substantive points raised by Ms. Sullivan, subject to further refinement of details related to such points. After this meeting, Mr. Mills had a call with Ms. Sullivan, during which Mr. Mills informed Ms. Sullivan that he had discussed the July 18 Counterproposal with the Black Hills Board and that the Black Hills Board was generally receptive.
On July 23, 2025, the NorthWestern Board held a meeting, including members of NorthWestern Management, representatives of Greenhill and representatives of Morgan Lewis and discussed, among other things, the July 18 Counterproposal and recent discussions between Ms. Sullivan and Mr. Mills with respect thereto. Following such discussion, the NorthWestern Board unanimously agreed to continue to pursue the Potential Transaction on the basis of the preliminary terms set forth in the July 18 Counterproposal and the discussions between Ms. Sullivan and Mr. Mills. On July 24, 2025, senior members of Black Hills Management held a call with representatives from Faegre Drinker to discuss resumption of legal workstreams, which had been curtailed during pending resolution of the major business points, and to review key points in the draft of the Merger Agreement that Faegre Drinker had been preparing.
Between July 24, 2025 and July 29, 2025, representatives of NorthWestern and representatives of Black Hills, together with their financial advisors, periodically had calls or met to discuss the RES/RAS process.
On July 25, 2025, Mr. Evans and Mses. Nooney and Jones from Black Hills met with Mr. Bird, Ms. Lail, and Mr. Meyer from NorthWestern and their respective advisors to discuss remaining key business points and workstreams toward finalizing definitive deal documentation and preparing for the announcement and regulatory review of the Merger, with a goal of announcing a definitive agreement in mid-August.
Later in the day on July 25, 2025, representatives of Faegre Drinker sent an email to representatives of Morgan Lewis to discuss due diligence scope and timing and included the Initial Draft Representations and Warranties, as discussed at the June 5 Meeting. During these meetings, representatives of Faegre Drinker also described Faegre Drinker’s approach to the Merger Agreement and indicated that an initial draft would be shared with Morgan Lewis the following Monday, July 28, 2025. Between July 25, 2025 and August 17, 2025, representatives of Morgan Lewis and representatives of Faegre Drinker conducted legal due diligence on Black Hills and NorthWestern, as applicable and exchanged supplemental responses on follow up inquiries.
On July 28, 2025, representatives of Faegre Drinker shared with representatives from Morgan Lewis an initial draft Merger Agreement (the “July 28 Merger Agreement Draft”), which provided for a reverse triangular merger between NorthWestern and a newly formed merger subsidiary of Black Hills.
On July 30, 2025, the NorthWestern Board held a meeting that included members of NorthWestern Management and representatives of Greenhill and Morgan Lewis. At the meeting, the participants discussed, among other items, the status of the Potential Transaction and the regulatory approval process with respect to the Potential Transaction. The NorthWestern Board then received a presentation from representatives of Greenhill regarding the key workstreams for the Potential Transaction. Representatives of Morgan Lewis then provided a status update regarding the transaction documents for the Potential Transaction.
On July 31, 2025, representatives of Morgan Lewis and representatives of Faegre Drinker had a preliminary call to discuss the July 28 Merger Agreement Draft. Among other items, the legal advisors discussed treatment of employee equity awards (the “Equity Award Treatment”), Section 280G of the Internal Revenue Code and its applicability to the Potential Transaction, covenants governing the conduct of each company’s business (the “Interim Operating Covenants”) during the period between signing the Merger Agreement and consummating the Potential Transaction (the “Interim Period”) and certain deal protection provisions.
Also on July 31, 2025, the Black Hills Board held a special meeting with Black Hills Management and representatives of Goldman Sachs and Faegre Drinker to discuss updates on the merger negotiations. Representatives of Goldman Sachs reviewed the Goldman Financial Analysis and key workstreams for entry into definitive documentation. Representatives from Faegre Drinker provided an executive summary of the current draft Merger Agreement and key remaining negotiation points.
Representatives of NorthWestern and representatives of Black Hills had a series of calls and meetings on July 31, 2025 to discuss, among other items, (i) certain communication matters, including day-1 communication strategies with employees and certain other internal stakeholders of each company, (ii) preparation for a presentation to ratings agencies, (iii) certain regulatory workstreams and (iv) the overall status and timing of the Potential Transaction.
In early August, representatives of the two companies and their financial advisors met with representatives of certain credit rating agencies to discuss the proposed Merger. Prior to these meetings, the parties had submitted certain information to the rating agencies, including a copy of the projections described in the section entitled “The Proposed Merger — Certain Prospective Financial Information.” Following these presentations, the companies received preliminary feedback regarding credit-related implications of the Merger, which was subsequently discussed including on an August 12 meeting with representatives of each company and their respective financial and legal advisors.
On August 4, 2025, the NorthWestern Transaction Committee held a meeting that included members of NorthWestern Management and representatives of Greenhill and Morgan Lewis. At the meeting, the participants discussed, among other items, the recent meetings with ratings agencies. Members of NorthWestern Management then provided updates on the ongoing discussions with representatives of Black Hills and its advisors regarding Equity Award Treatment and an agreement between Mr. Bird and the Combined Company, to be entered into by Mr. Bird and the Combined Company concurrently with the execution and delivery of the Merger Agreement, and to be effective as of the consummation of the Potential Transaction (the “CEO Agreement”).
The Black Hills Board held a meeting on August 5, 2025 with Black Hills Management and representatives of Goldman Sachs and Faegre Drinker and discussed updates in the negotiation of the Merger Agreement and other key points for the Potential Transaction. Representatives of Goldman Sachs reviewed the Goldman Financial Analysis and a market trading and sector update.
On August 6, 2025, representatives of NorthWestern and representatives of Black Hills, together with their respective financial and legal advisors, had a series of meetings to discuss, among other items, financing strategies for the Combined Company and the overall status and timing of the Potential Transaction.
Later in the day on August 6, 2025, representatives of Faegre Drinker sent an email to representatives of Morgan Lewis containing an initial draft of proposed exceptions to the Interim Operating Covenants of Black Hills (the “Black Hills IOC Exceptions”). They agreed to meet the following morning to further discuss the Merger Agreement in more detail.
On August 7, 2025, the NorthWestern Transaction Committee held a meeting that included members of NorthWestern Management and representatives of Greenhill and Morgan Lewis. At the meeting, the participants discussed, among other items, the key workstreams for the Potential Transaction and the status of the transaction documents and certain unresolved issues therein, including the Equity Award Treatment, the CEO Agreement and certain other employee and compensation related matters.
Later in the day on August 7, 2025, representatives of Morgan Lewis and Faegre Drinker held a meeting to discuss provisions in the July 28 Merger Agreement Draft including, among other things, (i) Equity Award Treatment, (ii) the proposed Black Hills Retention Pool and a similar retention pool for NorthWestern to utilize in order to retain its own key employees during the Interim Period (the “NorthWestern. Retention Pool,” and together with the Black Hills Retention Pool, the “Retention Pools”), (iii) the proposed representations and warranties of each of NorthWestern and Black Hills, (iv) Interim Operating Covenants, (v) covenants regarding rate cases and regulatory proceedings, (vi) certain of the deal protection provisions, including each company’s non-solicitation provision and the ability of the board of directors of each company to change its recommendation in favor of the Potential Transaction, (vii) the mutual termination fees payable by either party under certain defined circumstances (the “Termination Fees”), and (viii) conditions to Closing.

On August 8, 2025, representatives of NorthWestern and representatives of Black Hills, together with their respective financial and legal advisors, had a series of meetings to discuss, among other items, certain regulatory considerations and the overall status and timing of the Potential Transaction.
Later in the day on August 8, 2025, representatives of Morgan Lewis sent an email to representatives of Faegre Drinker containing a revised draft of Merger Agreement (the “August 8 Merger Agreement Draft”). The August 8 Merger Agreement Draft revised the agreement along the lines of their August 7 discussion, including, among other items, (i) revising certain of the representations and warranties and Interim Operating Covenants, (ii) adding a covenant regarding cooperation with respect to integration matters, (iii) revising each company’s obligations with respect to non-solicitation of alternative transactions and the recommendation of the Potential Transaction to each company’s shareholders, and (iv) adding “force-the-vote” provisions (on a mutual basis).
Between August 7 and August 13, 2025, Black Hills and NorthWestern held a series of meetings on the Equity Award Treatment, primarily through Ms. Nooney and Sarah Wiltse, Senior Vice President and Chief Human Resources Officer of Black Hills and Ms. Lail. The parties discussed potential treatment of awards with “in process” performance periods and whether the Potential Transaction would be deemed a “change in control” under the Black Hills Stock Plan to provide equitable treatment of employees of both companies, as discussed by the Black Hills Compensation Committee and its independent compensation consultant.
On August 8, 2025, NorthWestern and Greenhill formally entered into an engagement letter to retain Greenhill as NorthWestern’s financial advisor in connection with the Potential Transaction. NorthWestern engaged Greenhill as its financial advisor based on Greenhill’s industry experience and knowledge of NorthWestern and its assets and operations.
On August 8 and 9, 2025 representatives of Faegre Drinker and Morgan Lewis exchanged initial drafts of the disclosure schedules, including proposed exceptions to the Interim Operating Covenants of NorthWestern (the “NorthWestern IOC Exceptions,” and together with the Black Hills IOC Exceptions, the “IOC Exceptions”). Between August 8, 2025, and August 18, 2025, representatives of Morgan Lewis and representatives of Faegre Drinker exchanged drafts of the Merger Agreement and the disclosure schedules for Black Hills and NorthWestern, which reflected revisions to, among other areas, the IOC Exceptions.
On August 9, 2025, representatives of Morgan Lewis sent an email to representatives of Faegre Drinker containing an initial draft of the CEO Agreement, providing for Mr. Bird to become Chief Executive Officer of the Combined Company upon closing of the Merger. After reviewing the terms of the draft CEO Agreement with Mr. Mills and Mr. Prochazka, the chair of the Leadership Development & Compensation Committee of the Black Hills Board (the “Black Hills Compensation Committee”) and Ms. Wiltse, representatives of Faegre Drinker engaged in discussions with representatives of Morgan Lewis and with representatives of Morrison Cohen LLP, counsel to Mr. Bird (“Morrison Cohen”) to negotiate the terms of the employment agreement. From August 9, 2025 through August 18, 2025, Morrison Cohen and Faegre Drinker, with input from Morgan Lewis, continued to negotiate and discuss the CEO Agreement and exchanged several drafts.
On August 11, 2025, representatives of Morgan Lewis and representatives of Faegre Drinker had a call to discuss the August 8 Merger Agreement Draft. Among other items, the legal advisors discussed the Equity Award Treatment, the approval by Black Hills’ shareholders of an increase to the Combined Company’s authorized indebtedness in connection with the Potential Transaction, as required by Article 17-8 of the South Dakota Constitution (the “Authorized Debt Increase”) and certain of the changes to the representations and warranties and Interim Operating Covenants of each of NorthWestern and Black Hills set forth in the August 8 Merger Agreement Draft.
On August 12, 2025, representatives of NorthWestern and representatives of Black Hills, together with their legal advisors, had a legal due diligence call. Also on August 12, 2025, representatives of NorthWestern and representatives of Black Hills, together with their respective financial advisors, received verbal feedback from ratings agencies regarding rating evaluation service and rating assessments.
On August 12, 2025, representatives of Faegre Drinker sent a revised draft of the Merger Agreement (the “August 12 Merger Agreement Draft”). Among other items, the August 12 Merger Agreement Draft included (i) certain revisions to the share exchange mechanics, (ii) a requirement of approval of the Authorized Debt Increase, (iii) certain changes to the representations and warranties and the Interim Operating Covenants of each of NorthWestern and Black Hills as set forth in the August 8 Merger Agreement Draft, and (iv) revised mechanics with respect to the designation and appointment of directors and officers to the Combined Company Board. Later in the day on August 12, 2025, representatives of Morgan Lewis and representatives of Faegre Drinker had a call to discuss the Potential Transaction generally, including status and timing of key legal workstreams, including the Equity Award Treatment.
On August 13, 2025, the NorthWestern Transaction Committee held a meeting that included members of NorthWestern Management and representatives of Greenhill and Morgan Lewis. At the meeting, participants discussed, among other items, feedback from the ratings agencies provided through the RES/RAS process, the key workstreams for the Potential Transaction, and representatives of Morgan Lewis provided an update regarding the status of the Merger Agreement and other transaction documents and the unresolved issues therein including Equity Award Treatment and certain Interim Operating Covenant provisions, the amount of the Authorized Debt Increase and Termination Fees. The NorthWestern Transaction Committee then had a discussion regarding the Termination Fees, and after such discussion authorized NorthWestern Management to seek mutual Termination Fees in the amount of $100,000,000.
Later in the day on August 13, 2025, the NorthWestern Board held a meeting that included members of NorthWestern Management and representatives of Greenhill and Morgan Lewis. At the meeting, the participants discussed, among other items, certain compensation related matters, including Equity Award Treatment and the proposed employee compensation and Retention Pools. The NorthWestern Board also received a presentation from Willis Towers Watson, the NorthWestern Board’s independent compensation consultant, regarding such compensation related matters. Following such presentation and discussion, the NorthWestern Board agreed that, for equity awards, the outstanding restricted share unit awards should be settled post-closing in cash and that the outstanding performance share units be converted to performance share units of the Combined Company and proposed amounts of the Retention Pools. The NorthWestern Board then received a presentation from representatives of Greenhill regarding the status of the Potential Transaction and various workstreams. Representatives of Morgan Lewis then provided an update regarding the Merger Agreement and other transaction documents, and the unresolved issues therein.
As negotiations progressed, the Black Hills Board was updated on ongoing negotiations and remaining legal, financial, tax and accounting diligence points based on the reviews conducted in connection with the Potential Transaction, including during a special meeting held on August 14, 2025 with representatives of Goldman Sachs and Faegre Drinker. At the August 14 meeting, Goldman Sachs reviewed updates on the Goldman Financial Analysis. Representatives from Faegre Drinker provided an updated executive summary of the Merger Agreement terms and remaining open points, which included the Equity Award Treatment, certain employment and retention arrangements, and seeking shareholder approval to increase the authorized indebtedness of Black Hills. Faegre Drinker also reviewed with the Black Hills Board the fiduciary duties of the board in connection with the Potential Transaction. In addition, during executive session, the Black Hills independent directors discussed Mr. Evans’ transition in connection with the Merger and formulated a proposal for an agreement, which Mr. Mills and Scott Prochazka, chair of the Black Hills Compensation Committee, subsequently communicated to Mr. Evans on August 16th.
On August 14, 2025, Black Hills and Goldman Sachs entered into a formal engagement letter retaining Goldman Sachs as Black Hills’ financial advisor in connection with the Potential Transaction. Black Hills engaged Goldman Sachs as its financial advisor based on Goldman Sachs’ qualifications, experience and familiarity with Black Hills, its industry and similar public merger transactions. Prior to the engagement of Goldman Sachs, Goldman Sachs delivered a customary relationship disclosure letter to Black Hills on March 27, 2025. In connection with the engagement letter, Goldman Sachs provided a new relationship disclosure letter on August 17, 2025.
Also on August 14, 2025, representatives of NorthWestern and representatives of Black Hills, together with their respective financial and legal advisors, had a series of calls and meetings to discuss the overall status and timing of the Potential Transaction, and the Interim Operating Covenants and related IOC Exceptions regarding each party’s ability to pursue certain equity issuances, development projects that each company anticipated that it may need to undertake during the Interim Period and certain employee compensation and Retention Pool matters.

On August 15, 2025, representatives of NorthWestern and representatives of Black Hills reached agreement on the treatment of equity awards, as described in “The Merger Agreement —  Treatment of Black Hills Restricted Share Units, Performance Unit Awards, and Restricted Shares” and “The Merger Agreement — Treatment of NorthWestern Performance Units, Restricted Stock Units and Benefit Plans” after input from the Human Resources Committee of the NorthWestern Board and the Black Hills Compensation Committee.
On August 15, 2025, representatives of Morgan Lewis sent an email to representatives of Faegre Drinker containing a revised draft of the Merger Agreement (the “August 15 Merger Agreement Draft”). Among other items, the August 15 Merger Agreement Draft (i) included a closing condition tied to the approval by Black Hills’ shareholders of the Authorized Debt Increase in certain additional areas of the Merger Agreement, (ii) revised each company’s obligations with respect to non-solicitation of alternative transactions, (iii) revised the covenant in the Merger Agreement regarding corporate offices and (iv) inserted amounts in respect of the Termination Fees equal to $100,000,000 for each party. Representatives from both law firms held a series of calls that day to discuss the August 15 Merger Agreement Draft and remaining open points.
Later in the day on August 15, 2025, the NorthWestern Transaction Committee held a meeting. At the meeting, members of the NorthWestern Transaction Committee, members of NorthWestern Management, representatives of Greenhill and representatives of Morgan Lewis discussed, among other items, certain compensation related matters, including Equity Award Treatment and employee retention programs, updates regarding the Merger Agreement and other transaction documents, the progress of disclosure schedules and the IOC Exceptions, the progress of due diligence and the public communications process for the Potential Transaction. Representatives of Greenhill also discussed feedback from ratings agencies through the RES/RAS process and the members of the NorthWestern Transaction Committee were provided with the feedback letters from the ratings agencies in advance of the meeting.
On August 16, 2025, representatives of Faegre Drinker sent an email to representatives of Morgan Lewis containing a revised draft of the Merger Agreement (the “August 16 Merger Agreement Draft”). Among other items, the August 16 Merger Agreement Draft (i) proposed the amount of the Authorized Debt Increase of $20,000,000,000, as agreed by Ms. Nooney and Ms. Lail and (ii) revised each company’s obligations with respect to non-solicitation of alternative transactions. On the same day, representatives of Morgan Lewis sent an email to representatives of Faegre Drinker containing a standalone rider of the proposed Equity Award Treatment in the Merger Agreement (the “Section 2.03 Rider”), and between August 16, 2025 and August 17, 2025, representatives of Morgan Lewis and representatives of Faegre Drinker exchanged drafts of the Section 2.03 Rider and continued discussions.
The Black Hills Board held a special meeting on August 17, 2025. Representatives of Goldman Sachs reviewed the Goldman Financial Analysis. Representatives from Faegre Drinker and Ms. Nooney presented on status of the Merger Agreement, the resolution of certain Interim Operating Covenants and operating conditions as well as the proposed resolution of the Equity Award Treatment and answered questions from the Black Hills Board. During executive session, the Black Hills Board also considered and discussed Merger-related employment matters.
Between August 17, 2025 and August 18, 2025, representatives of Morgan Lewis and representatives of Faegre Drinker sent a series of revised drafts of the Merger Agreement and the Section 2.03 Rider, containing certain minor revisions and iterative comments on the Equity Award Treatment. The Faegre Drinker and Morgan Lewis teams also exchanged updated drafts of the companies’ disclosure schedules reflecting minor updates and revised drafts of the CEO Agreement.
On August 18, 2025, the Black Hills Board held a special joint meeting of the Black Hills Board and the Governance and Compensation Committees of the Black Hills Board meeting by video conference, with members of Black Hills Management and representatives of Faegre Drinker and Goldman Sachs in attendance. Representatives from Faegre Drinker updated the Black Hills Board regarding the finalized terms of the proposed Merger Agreement. Faegre Drinker reviewed directors’ fiduciary duties. Representatives of Goldman Sachs then reviewed its financial analysis of the Potential Transaction and Goldman Sachs delivered its opinion, which opinion was subsequently confirmed in writing, that, as of the date of such opinion and based upon and subject to the various factors, limitations, qualifications and assumptions set forth therein, the exchange ratio pursuant to the Merger Agreement was fair, from a financial point of view, to Black Hills. See “The Proposed Merger — Opinion of Black Hills’ Financial Advisor.” Following discussion, including as to the matters described below in the section entitled “The Proposed Merger — Recommendations of the Black Hills Board and its Reasons for the Merger,” the Black Hills Board unanimously (i) determined that it was in the best interests of Black Hills and its shareholders, and declared it advisable, for Black Hills to enter into the Merger Agreement and to consummate the Transactions, including the name change, the Authorized Debt Increase, the Merger and the issuance of the Merger Consideration, (ii) approved and declared advisable the Merger Agreement and approved Black Hills’ execution, delivery and performance of the Merger Agreement and the consummation of the Transactions, including the name change, the Authorized Debt Increase, the Merger and the issuance of the Merger Consideration, (iii) recommended the approval of the name change, the Authorized Debt Increase and the issuance of the Merger Consideration to the shareholders of Black Hills, on the terms and subject to the conditions set forth in this Agreement (the “Black Hills Board Recommendation”), and (iv) directed that the name change, the Authorized Debt Increase and the issuance of the Merger Consideration be submitted to the shareholders of Black Hills for approval by Black Hills’ shareholders at the Black Hills special meeting. The Black Hills Board also unanimously approved the CEO Agreement with Mr. Bird and transition agreement with Mr. Evans.
Also on August 18, 2025, the NorthWestern Transaction Committee held a meeting including members of NorthWestern Management and representatives of Greenhill and Morgan Lewis. At the meeting, the participants discussed the Potential Transaction. Representatives from Greenhill reviewed the Greenhill Financial Analysis and representatives from Morgan Lewis reviewed the fiduciary duties of members of the NorthWestern Transaction Committee applicable to the Potential Transaction. The members of the NorthWestern Transaction Committee then engaged in a discussion regarding the strategic rationale for the Potential Transaction. The NorthWestern Transaction Committee deliberated regarding the Potential Transaction, and then unanimously resolved to approve the Potential Transaction and to recommend that the NorthWestern Board approve the Potential Transaction.
Following the August 18 meeting of the NorthWestern Transaction Committee, also on August 18, 2025, the NorthWestern Board held a meeting, joined by NorthWestern Management and representatives of Greenhill and Morgan Lewis. At the meeting, the participants discussed the Potential Transaction. Ms. Sullivan, as Chair of the NorthWestern Transaction Committee reported to the NorthWestern Board that the NorthWestern Transaction Committee had earlier unanimously resolved to authorize the Potential Transaction and to recommend that the NorthWestern Board approve the Potential Transaction. The NorthWestern Board received a presentation by representatives of Greenhill on the Greenhill Financial Analysis and then Greenhill rendered an opinion, initially rendered verbally and confirmed later that day in a written opinion dated August 18, 2025, to the NorthWestern Board, to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Greenhill, as set forth in Greenhill’s written opinion, the Exchange Ratio as set forth in the Merger Agreement was fair, from a financial point of view, to the holders of NorthWestern Common Stock (excluding shares of NorthWestern Common Stock owned by NorthWestern as treasury stock and shares of NorthWestern Common Stock owned by Black Hills or Merger Sub). See “The Proposed Merger — Opinion of NorthWestern’s Financial Advisor.” Representatives of Morgan Lewis then described for the NorthWestern Board the fiduciary duties of directors applicable to the Potential Transaction. The NorthWestern Board deliberated regarding the Potential Transaction, as well as the matters described below in the section entitled “The Proposed Merger — Recommendations of the NorthWestern Board and its Reasons for the Merger,” and then approved, among other items, NorthWestern’s execution, delivery, and performance of the Merger Agreement and the consummation of the Potential Transaction, including the Merger. The NorthWestern Board also unanimously resolved to submit the Merger Agreement for adoption by NorthWestern’s shareholders and to recommend the adoption of the Merger Agreement by NorthWestern’s shareholders.
Following the meetings of the Black Hills Board and the NorthWestern Board on August 18, 2025, representatives from Faegre Drinker and Morgan Lewis coordinated execution of the Merger Agreement, the CEO Agreement by Black Hills and Mr. Bird, and other transaction documents. Before the opening of stock market trading on August 19, 2025, Black Hills and NorthWestern issued a joint press release announcing the parties’ entry into the Merger Agreement and then held a joint investor call.

Recommendations of the Black Hills Board and its Reasons for the Merger
The Black Hills Board has reviewed and considered the terms of the Merger and the Merger Agreement and has unanimously determined that the Merger, including the issuance of shares of Black Hills Common Stock contemplated by the Merger Agreement, the increase in authorized indebtedness, and the amendments to the Black Hills articles of incorporation to increase the authorized number of shares of common stock and to change its name, is advisable and in the best interests of Black Hills and its shareholders and unanimously recommends that Black Hills shareholders vote (1) FOR the Black Hills Issuance Proposal, (2) FOR the Black Hills Share Increase Proposal, (3) FOR the Black Hills Name Change Amendment, (4) FOR the Black Hills Indebtedness Increase Proposal, (5) FOR the Black Hills Merger-Related Compensation Proposal and (6) FOR the Black Hills Meeting Adjournment Proposal.
In reaching its decision to recommend that Black Hills shareholders approve these proposals, the Black Hills Board consulted with Black Hills management, as well as Goldman Sachs, financial advisor to Black Hills in connection with the Merger, and Faegre Drinker, outside counsel to Black Hills in connection with the Merger, and considered various other factors, both positive and negative. The following discussion of the information and factors considered by the Black Hills Board is not intended to be exhaustive and may not include all of the factors considered by the Black Hills Board. In view of the wide variety of factors considered by the Black Hills Board in connection with its evaluation of the Merger, the Black Hills Board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. In considering the factors described below, individual members of the Black Hills Board may have given different weight to different factors. The Black Hills Board considered this information as a whole and considered overall the information and factors to be favorable to, and in support of, its determinations and recommendations. The material information and factors considered by the Black Hills Board were as follows:
Strategic Considerations.   The Black Hills Board considered a number of factors pertaining to the strategic rationale for the Merger, including the following:
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Value Creation.   The Black Hills Board considered that the Merger will result in a company with combined operations that provide numerous opportunities to create meaningful additional value for the benefit of Black Hills shareholders, as well as the customers of the combined company. The combination will double the size of each company’s rate base to a total of approximately $11.4 billion, with approximately $7.0 billion and $4.4 billion for electric and natural gas, respectively. The Black Hills Board considered a number of potential sources of value to be created in the Merger, including, among others, greater size and scope of operations and the resulting increased investment opportunities, anticipated operating and cost efficiencies, a broader set of skills that will be brought together in the combined company’s workforce, and the standardization of key processes by leveraging existing best practices at Black Hills and NorthWestern. The Black Hills Board considered both the aggregate potential value that may be created in the Merger, as well as the fact that the numerous opportunities to create value mitigate the risk that any particular opportunity to create value will not be realized.

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Growing Demand for Data Centers and Other Large-Load Opportunities.   The Black Hills Board also considered the effects that the growing demand for data centers and other large-load opportunities, including associated load generation and transmission requirements, has had on Black Hills’ business and is expected to continue to have. The Black Hills Board considered that the combined company would be better positioned to capture value-creating opportunities to meet such demand in a competitive and dynamic market than Black Hills would on a standalone basis.

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Regulatory and Geographic Diversification.   The Black Hills Board considered that the Merger should result in the combined company’s earnings being derived from more diversified operations, both from a regulatory and a geographic perspective. Following the Merger, the combined company would service approximately 2.1 million customers across eight states. Rate structures for the electric and natural gas businesses have supportive regulatory mechanisms that promote efficient recovery of capital and minimize regulatory lag, with no single jurisdiction representing greater than 33% of the combined business. Achieving this greater balance among the geographic areas and regulatory jurisdictions in which Black Hills operates should help the combined company enhance the diversification of its principal revenue stream and promote increased financial flexibility, as well as decrease the combined company’s potential exposure to any particular adverse event.
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Increased Scale and Energy Mix Diversification.   The Black Hills Board considered that the combined company will have increased scale as compared to Black Hills on a stand-alone basis, which is expected to drive operating efficiencies over time. The combined company’s electric utility will serve approximately 700,000 customers and operate approximately 38,000 miles of electric lines and approximately 2.9 gigawatts of owned generation capacity fueled by a mix of thermal, hydro, and wind. Its natural gas utility will serve approximately 1.4 million customers and operate approximately 59,000 miles of natural gas lines. This will result in a more balanced, diversified energy mix for the combined company that is approximately 61% electric and 39% gas, reducing NorthWestern’s concentration in electric and Black Hills’ concentration in gas. Over time, this increased scale is expected to drive operating and cost efficiencies across the combined enterprise.

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Improved Credit Profile.   The Black Hills Board considered that, over time, because of the anticipated improved cash flow profile, greater operating scale, and regulatory jurisdiction diversification of the combined company, the combined company should have an improved credit profile as compared to Black Hills today, which could result in lower borrowing costs and greater financial flexibility, including with respect to financing significant capital improvements in the future to satisfy its obligations to operate and maintain a safe and reliable electric system, among other beneficial effects.

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Enhancement of Equity Market Profile.   The Black Hills Board considered that the combined company should have a larger market capitalization, which is expected to enhance its equity market profile. The Black Hills Board considered that a larger market capitalization should make the combined company a more attractive investment to institutional investors, increase analyst coverage, and increase the liquidity of its publicly traded common stock. The Black Hills Board also considered that the combined company’s financial profile will allow reduced reliance on the issuance of dilutive equity to finance capital needs, with no equity issuances expected after 2026 in order to finance the combined company’s base capital plan at the time of signing.

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Combined Expertise.   The Black Hills Board considered that the Merger will combine complementary areas of expertise of each company. The combined company is expected to be able to draw upon the intellectual capital, technical expertise, processes, practices, and experience of a deeper, more diverse workforce, and to leverage the best practices of Black Hills and NorthWestern. The combination also allows Black Hills to address or strengthen succession planning for key positions.

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Shared Culture.   The Black Hills Board considered that Black Hills and NorthWestern share a common culture, which Black Hills believes will result in a more efficient integration of the two companies and will improve the combined company’s opportunities to realize operating efficiencies on a timely basis that will inure to both customers and shareholders.

Impact of the Merger on Customers.   The Black Hills Board evaluated the expected impact of the Merger on the customers of Black Hills, including the anticipated increased operating efficiencies and reduced costs of the combined company over time compared to the individual companies’ stand-alone plans. The resulting operating and cost optimization will support continued investment in safety, reliability, and customer service, and deliver long-term value for customers.
Impact of the Merger on Communities.   The Black Hills Board considered the expected impact of the Merger on the communities served by Black Hills and NorthWestern and the benefits that the Merger will likely generate for these communities from the greater strength of the combined company as compared to Black Hills or NorthWestern on a stand-alone basis. The Black Hills Board also determined that following the Merger, Black Hills will maintain its headquarters in Rapid City, South Dakota. In addition to maintaining a strong local workforce, both companies have long-standing reputations as excellent corporate citizens, and the combined company will maintain support for civic and philanthropic organizations across its combined service area.
Impact of the Merger on Employees.   The Black Hills Board evaluated the expected impact of the Merger on the employees of Black Hills, and considered that as a larger, stronger, more diverse organization, the combined company will have an enhanced ability to retain, attract, and develop employees, including opportunities for career advancement. Additionally, after discussion and review with the Black Hills Compensation Committee and its independent compensation consultant and other advisors, the Black Hills Board determined that the Merger would be deemed a “change in control” under the Black Hills Stock Plan. In making this determination, the Black Hills Board considered several factors, including, among other things, the fact that the Merger constitutes a change in control under applicable NorthWestern compensation arrangements, the parties’ agreement to use a “best athlete” approach to appointing certain executive officers and other employees of Newco, the fact that NorthWestern’s time-based equity awards provided for acceleration of vesting upon a change in control, and the retention value of providing similar treatment to Black Hills officers and employees given the uncertainty created for them by the pendency of the Merger.
Financial Considerations.   The Black Hills Board considered the expected financial impact of the Merger on Black Hills, including that the Merger is expected to be accretive to each company’s earnings per share in the first full year following the consummation of the Merger and that the Merger is anticipated to enhance EPS growth and maintain investment-grade credit ratings. The Black Hills Board also considered the historical financial condition and operating results of Black Hills and NorthWestern, including information with respect to their respective earnings histories.
Share Prices.   The Black Hills Board considered the historical stock prices of Black Hills and NorthWestern, including that the exchange ratio implies an approximately 4% premium based on the volume-weighted average price of each of Black Hills Common Stock and NorthWestern Common Stock since Black Hills and NorthWestern began discussing transaction terms in March 2025.
Recommendation of Management.   The Black Hills Board took into account the recommendation of Black Hills management in favor of Merger.
Opinion of Financial Advisor.   The Black Hills Board considered the financial analysis and presentation of Goldman Sachs, as presented to the Black Hills Board on August 18, 2025, as well as Goldman Sachs’ oral opinion delivered to the Black Hills Board on August 18, 2025, and later confirmed in a written opinion that, as of August 18, 2025 and based upon and subject to the factors and assumptions set forth in such opinion, the Merger Consideration to be paid by Black Hills for each outstanding share of NorthWestern Common Stock pursuant to the Merger Agreement was fair, from a financial point of view, to Black Hills. See “The Proposed Merger — Opinion of Black Hills’ Financial Advisor” beginning on page 75.
Strategic Alternatives.   The Black Hills Board considered the trends and competitive developments in the utility industry and the range of strategic alternatives available to Black Hills, including the prospects for Black Hills continuing to operate as a stand-alone entity, or the possibility and feasibility of pursuing a business combination with another industry participant.
Due Diligence.   The Black Hills Board considered and evaluated the results of the due diligence investigation undertaken by Black Hills’ management and advisors, including the information included in the disclosure letter delivered by NorthWestern to Black Hills in connection with the Merger Agreement. The Black Hills Board also considered the estimated pre-tax operating efficiencies projected to result from the Merger of $50 million for each of 2027, 2028 and 2029, which were developed by the management of Black Hills in the course of the due diligence investigation and were incorporated into certain financial analyses presented to the Black Hills Board.
Terms of the Merger Agreement.   The Black Hills Board reviewed and considered the terms of the Merger Agreement, including that the exchange ratio with respect to the stock consideration is fixed, the restrictions on NorthWestern’s operations between the signing of the Merger Agreement and the closing of the Merger, the representations and warranties of each party, the conditions to each party’s obligation to complete the Merger, the rights of each party to consider and engage in negotiations regarding potentially superior proposals, the rights of each party to withdraw or otherwise change its recommendation to its shareholders in favor of the proposals related to the Merger Agreement, the rights of each party to terminate the Merger Agreement and the obligations of each party to pay a termination fee under certain circumstances. See “The Merger Agreement” beginning on page 119 for a detailed discussion of the terms and conditions of the Merger Agreement.
Likelihood of Completion of the Merger.   The Black Hills Board considered the likelihood that the Merger will be completed on a timely basis, including the likelihood that the Merger will receive all necessary regulatory approvals without unacceptable conditions and that all conditions to consummation of the Merger will be satisfied, including, among other conditions, that Black Hills is not required to complete the Merger if any final orders in connection with required governmental approvals would include or impose any term or condition that, individually or in the aggregate, has resulted or would reasonably be expected to result in a material adverse effect on Black Hills and its subsidiaries taken as a whole (after giving effect to the Merger), but assuming that Black Hills and its subsidiaries constitute a consolidated group of entities of the same size and scale as NorthWestern and its subsidiaries, taken as a whole, and neither Black Hills nor NorthWestern is required to complete the Merger if the Merger has not been approved by regulators, including FERC, the MPSC, the NPSC, and the SDPUC. To that end, the Black Hills Board further considered the potential length of the regulatory approvals process and that the Merger Agreement provides that, subject to certain exceptions, it may not be terminated until August 18, 2026, which may be extended for an additional three months up to two times under specified circumstances.
Post-Merger Corporate Governance.   The Black Hills Board considered the corporate governance provisions of the Merger Agreement, including that, upon completion of the Merger, Newco would remain incorporated under South Dakota law, have its corporate headquarters in Rapid City, South Dakota, and be governed by an eleven-member board of directors comprising six directors designated by Black Hills (including the chair) and five designated by NorthWestern (inclusive of the CEO). See “Newco Governance and Management” beginning on page 152 for further information.
The Black Hills Board also considered potential risks, uncertainties and other countervailing factors associated with the Merger, including the following:
Merger Consideration.   The Black Hills Board considered that the Merger Consideration consists of a number of shares of Black Hills Common Stock based on a fixed Exchange Ratio and accordingly, the Merger Consideration will not adjust upwards or downwards to compensate for increases or declines in the price of NorthWestern Common Stock prior to the closing of the Merger, and that the terms of the Merger Agreement do not include termination rights triggered expressly by a decrease in the market price of NorthWestern Common Stock. The Black Hills Board determined that this structure was appropriate and the risk acceptable in view of the relative intrinsic values and financial performance of NorthWestern and Black Hills, the percentage of the combined company to be owned by Black Hills shareholders, and the inclusion of other structural protections in the Merger Agreement, such as the condition to Black Hills’ obligation to consummate the Merger that NorthWestern has not experienced a material adverse effect on its business.
Regulatory Approvals.   The Black Hills Board considered the regulatory approvals that are required in connection with the Merger and the risk that governmental authorities and third parties may seek to impose unfavorable terms or conditions on the required approvals or that those approvals may not be obtained at all. In addition, the Black Hills Board considered the risk that the Arkansas Public Service Commission (referred to as the “APSC”) might open a proceeding to consider whether it has jurisdiction over the Merger, and that if it were to determine that the APSC does have jurisdiction over the Merger, Black Hills could be required to obtain APSC approval to consummate the Merger. In addition, the Black Hills Board considered the potential length of the regulatory approval process, the expectation of Black Hills management that the Merger will not be completed for 12 to 15 months after signing and that if regulatory approvals have not been obtained, under certain circumstances the Merger Agreement provides that it may not be terminated until February 18, 2027.
Length of Time to Closing.   The Black Hills Board considered the effect that the expected length of time from announcement of the Merger until the completion of the Merger could have on the market price of Black Hills Common Stock, its operating results and its relationship with its employees, shareholders, industry contacts, and others who do business with Black Hills or the occurrence of intervening events affecting either Black Hills or NorthWestern.
Alternative Proposals and other Termination Fees.   The Black Hills Board considered the risk that, although Black Hills has the right under certain limited circumstances to consider and participate in negotiations with respect to proposals for alternative transactions, the Merger Agreement contains provisions relating to the potential payment of a termination fee of $100 million in connection with an alternative transaction, which may have the effect of discouraging such proposals. In addition, the Black Hills Board considered that the Merger Agreement includes other customary restrictions on the ability of Black Hills to solicit offers for alternative proposals or engage in discussions regarding such proposals, subject to exceptions, or to terminate the Merger Agreement to enter into an agreement with respect to an alternative transaction, any of which could have the effect of discouraging such proposals from being made or pursued, even if potentially more favorable to the shareholders of Black Hills than the Merger. See “The Merger Agreement — Termination; Termination Fees; Expenses” beginning on page 147 for further information regarding such fees and expenses.
Impact on Credit Rating and Ability to Service Debt.   The Black Hills Board considered that the indebtedness of the combined company following the Merger will be higher than the existing indebtedness of Black Hills, the possibility that the Merger could result in a lower credit rating for the combined company from that of Black Hills prior to announcing the Merger, and the impacts that the higher indebtedness and a lower credit rating could have on the combined company, including the possibility that it may be more difficult for the combined company to pay or refinance its debts and that the combined company may need to borrow or divert its cash flows from operations to service debt payments.
Employee Matters.   The Black Hills Board considered the impact that business uncertainty pending completion of the Merger could have on the ability to attract, retain, and motivate key personnel until the Merger is completed and the impact of the Black Hills Retention Pools and related employee benefit matters, including the Merger constituting a “change in control” under the Black Hills Stock Plan.
Additional Interests of Executive Officers and Directors.   The Black Hills Board considered that certain executive officers and directors of Black Hills may have interests with respect to the Merger in addition to their interests as shareholders of Black Hills. See “Additional Interests of Black Hills and NorthWestern Directors and Officers — Additional Interests of Black Hills’ Directors and Executive Officers in the Merger” beginning on page 107 for further information.
Diversion of Management.   The Black Hills Board considered the possible diversion of management’s time and attention from Black Hills’ ongoing business due to the substantial time and effort necessary to complete the Merger and plan for and implement the integration of the operations of Black Hills and NorthWestern. See “Risk Factors” beginning on page 23 for further information.
Transaction Costs and Integration.   The Black Hills Board took into account the substantial transaction and integration costs to be incurred in connection with the Merger and the possibility that the potential benefits of the Merger may not be realized or may not be realized within the expected time period or to the degree anticipated, and the risks and challenges associated with the integration of Black Hills’ and NorthWestern’s businesses, operations, and workforces.
After consideration of these material factors, the Black Hills Board concluded that the risks associated with the Merger could be (1) mitigated or managed by Black Hills or, following the Merger, by the combined company, (2) were reasonably acceptable under the circumstances, and (3) in light of the anticipated benefits overall, were outweighed by the potential benefits of the Merger.
The Black Hills Board realized that there can be no assurance about future results, including results considered or expected as described in the factors listed above, such as assumptions regarding the potential benefits of the Merger. It should be noted that this explanation of the Black Hills Board’s reasoning and all other information presented in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 36.
Opinion of Black Hills’ Financial Advisor
Goldman Sachs rendered its opinion to the Black Hills Board that, as of August 18, 2025 and based upon and subject to the factors and assumptions set forth therein, the exchange ratio pursuant to the Merger Agreement was fair from a financial point of view to Black Hills.
The full text of the written opinion of Goldman Sachs, dated August 18, 2025, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this joint proxy statement/prospectus. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Black Hills Board in connection with its consideration of the transaction contemplated by the Merger Agreement (for purposes of this section, referred to as the “Transaction”). Goldman Sachs’ opinion is not a recommendation as to how any holder of Black Hills Common Stock should vote with respect to the Transaction, or any other matter.
In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:
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the Merger Agreement;

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annual reports to shareholders and Annual Reports on Form 10-K of Black Hills and NorthWestern for the five years ended December 31, 2024;

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certain interim reports to shareholders and Quarterly Reports on Form 10-Q of Black Hills and NorthWestern;

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certain other communications from Black Hills and NorthWestern to their respective shareholders;

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certain publicly available research analyst reports for Black Hills and NorthWestern;

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certain internal financial analyses and forecasts for NorthWestern prepared by its management;

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the Forecasts (as defined in the Certain Prospective Financial Information section); and

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certain internal forecasts related to the expected utilization by Black Hills standalone and pro forma for the Transaction of certain net operating loss carryforwards and tax credits and certain forecasts related to the expected utilization by NorthWestern of certain net operating loss carryforwards and tax credits, in each case as prepared by the management of Black Hills and approved for our use by Black Hills (the “NOL Forecasts”).

Goldman Sachs also held discussions with members of the senior managements of Black Hills and NorthWestern regarding their assessment of the past and current business operations, financial condition and future prospects of NorthWestern and with the members of senior management of Black Hills regarding their assessment of the past and current business operations, financial condition and future prospects of Black Hills and the strategic rationale for, and the potential benefits of, the Transaction; reviewed the reported price and trading activity for the shares of Black Hills Common Stock and the shares of NorthWestern Common Stock; compared certain financial and stock market information for Black Hills and NorthWestern with similar information for certain other companies the securities of which are publicly traded; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.
For purposes of rendering its opinion, Goldman Sachs, with Black Hills’ consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with Black Hills’ consent that the Forecasts and NOL Forecasts were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Black Hills. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Black Hills or NorthWestern or any of their respective subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on Black Hills or NorthWestern or on the expected benefits of the Transaction in any way meaningful to its analysis. Goldman Sachs also assumed that the Transaction will be consummated on the terms set forth in the Merger Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.
Goldman Sachs’ opinion does not address the underlying business decision of Black Hills to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to Black Hills; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view to Black Hills, as of the date of the opinion, of the exchange ratio pursuant to the Merger Agreement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the Merger Agreement or the

Transaction or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Transaction, including the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any class of securities, creditors, or other constituencies of Black Hills; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Black Hills or NorthWestern, or any class of such persons in connection with the Transaction, whether relative to the Exchange Ratio pursuant to the Merger Agreement in the Transaction or otherwise. Goldman Sachs’ opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of the date of its opinion and Goldman Sachs assumes no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. In addition, Goldman Sachs does not express any opinion as to the prices at which shares of Black Hills Common Stock or NorthWestern Common Stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on Black Hills, NorthWestern or the Transaction, or as to the impact of the Transaction on the solvency or viability of Black Hills or NorthWestern or the ability of Black Hills or NorthWestern to pay their respective obligations when they come due. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.
The following is a summary of the material financial analyses delivered by Goldman Sachs to the Black Hills board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before August 18, 2025, the last trading day before the public announcement of the Transaction, and is not necessarily indicative of current market conditions.
Implied Premia.   Goldman Sachs compared the premia represented by the implied value of $60.39 per share of NorthWestern Common Stock reflecting the exchange ratio pursuant to the Merger Agreement (calculated by multiplying the Exchange Ratio of 0.98 by $61.62, the closing price for the shares of Black Hills Common Stock on August 15, 2025) in relation to:
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$55.39, the closing price of the shares of NorthWestern Common Stock on August 15, 2025 (referred to as the “last trading price”); and

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$59.51, the highest closing trading price of the shares of NorthWestern Common Stock for the 52-week period ended on August 15, 2025 (referred to as the “52-week high price”).

Goldman Sachs also compared the premia represented by the Exchange Ratio pursuant to the Merger Agreement of 0.98 in relation to:
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0.94, the exchange ratio of Black Hills Common Stock and NorthWestern Common Stock based on the volume weighted average price of Black Hills Common Stock and NorthWestern Common Stock since March 18, 2025 and

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0.94, the exchange ratio of Black Hills Common Stock and NorthWestern Common Stock based on the 10-year average exchange ratio between Black Hills Common Stock and NorthWestern Common Stock since August 15, 2015.

This analysis indicated that the price per share to be paid to NorthWestern shareholders pursuant to the Merger Agreement represented:
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a premium of 9.0% based on the last trading price;

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a premium of 1.5% based on the 52-week high price;

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a premium of 4.4% based on the exchange ratio of Black Hills Common Stock and NorthWestern Common Stock based on the volume weighted average price of Black Hills Common Stock and NorthWestern Common Stock since March 18, 2025; and

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a premium of 4.5% based on the exchange ratio of Black Hills Common Stock and NorthWestern Common Stock based on the average exchange ratio between Black Hills Common Stock and NorthWestern Common Stock since August 15, 2015.

Illustrative Discounted Cash Flow Analysis.
Black Hills on a Standalone Basis.   Using the Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis on Black Hills to derive a range of illustrative present values per share of Black Hills Common Stock. Using the mid-year convention for discounting cash flows and discount rates ranging from 6.00% to 6.75%, reflecting estimates of Black Hills’ weighted average cost of capital, Goldman Sachs discounted to present value as of June 30, 2025 (i) estimates of unlevered free cash flow for Black Hills for the fiscal years 2025 through 2029 as reflected in the Forecasts and (ii) a range of illustrative terminal values for Black Hills, which were calculated by applying terminal year exit EBITDA multiples ranging from 10.25x to 11.00x, to a terminal year estimate of EBITDA to be generated by Black Hills, as reflected in the Forecasts (which analysis implied perpetuity growth rates ranging from 2.0% to 3.0%). The range of terminal year exit EBITDA multiples was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account historical trading multiples of Black Hills. Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model (“CAPM”), which requires certain company-specific inputs, including Black Hills’ target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for Black Hills, as well as certain financial metrics for the United States financial markets generally.
Goldman Sachs derived ranges of illustrative enterprise values for Black Hills by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for Black Hills the amount of Black Hills’ net debt as provided by and approved for Goldman Sachs’ use by the management of Black Hills, to derive a range of illustrative equity values for Black Hills. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of Black Hills, as provided by and approved for Goldman Sachs’ use by the management of Black Hills, using the treasury stock method, to derive a range of illustrative present values per share ranging from $57.47 to $70.58.
NorthWestern on a Standalone Basis.   Using the Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis on NorthWestern to derive a range of illustrative present values per share of NorthWestern Common Stock. Using the mid-year convention for discounting cash flows and discount rates ranging from 5.75% to 6.50%, reflecting estimates of NorthWestern’s weighted average cost of capital, Goldman Sachs discounted to present value as of June 30, 2025 (i) estimates of unlevered free cash flow for NorthWestern for the fiscal years 2025 through 2029 as reflected in the Forecasts and (ii) a range of illustrative terminal values for NorthWestern, which were calculated by applying terminal year exit EBITDA multiples ranging from 10.50x to 11.25x, to a terminal year estimate of EBITDA to be generated by NorthWestern, as reflected in the Forecasts (which analysis implied perpetuity growth rates ranging from 2.8% to 3.7%). The range of terminal year exit EBIDTA multiples was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account historical trading multiples of NorthWestern. Goldman Sachs derived such discount rates by application of CAPM, which requires certain company-specific inputs, including NorthWestern’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for NorthWestern, as well as certain financial metrics for the United States financial markets generally.
Goldman Sachs derived ranges of illustrative enterprise values for NorthWestern by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for NorthWestern the amount of NorthWestern’s net debt as provided by and approved for Goldman Sachs’ use by the management of NorthWestern, to derive a range of illustrative equity values for NorthWestern. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of NorthWestern, as provided by and approved for Goldman Sachs’ use by the management of Black Hills, using the treasury stock method, to derive a range of illustrative present values per share ranging from $57.91 to $68.81.
Pro Forma Combined Company.   Using the Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis on the pro forma combined company to derive a range of illustrative present values per share of common stock of the pro forma combined company. Using the mid-year convention for discounting cash flows and discount rates ranging from 5.875% to 6.625%, reflecting the arithmetic average of the weighted average cost of capital for Black Hills (6.00% to 6.75%) and NorthWestern (5.75% to 6.50%), Goldman Sachs discounted to present value as of June 30, 2025 (i) estimates of unlevered free cash flow for the pro forma combined company for the fiscal years 2025 through 2029 as reflected in the Forecasts and (ii) a range of illustrative terminal values for the pro forma combined company, which were calculated by applying terminal year exit EBITDA multiples ranging from 10.375x to 11.125x, to a terminal year estimate of EBITDA to be generated by the pro forma combined company, as reflected in the Forecasts (which analysis implied perpetuity growth rates ranging from 2.2% to 3.2%). The range of terminal year exit EBIDTA multiples was determined by taking the arithmetic average of the terminal year exit EBITDA multiples of Black Hills (10.25x to 11.00x) and NorthWestern (10.50x to 11.25x).
Goldman Sachs derived ranges of illustrative enterprise values for the pro forma combined company by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for the pro forma combined company the amount of the pro forma combined company’s net debt as provided by and approved for Goldman Sachs’ use by the management of Black Hills, to derive a range of illustrative equity values for the pro forma combined company. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of the pro forma combined company, as provided by and approved for Goldman Sachs’ use by the management of Black Hills, using the treasury stock method, to derive a range of illustrative present values per share ranging from $61.45 to $74.00.
Illustrative Present Value of Future Share Price Analysis.
Black Hills on a Standalone Basis.   Using the Forecasts, Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of Black Hills Common Stock. For this analysis, Goldman Sachs first calculated illustrative future values per share for Black Hills as of December 31 for fiscal years 2026 and 2027 by applying an illustrative range of multiples of the next twelve months P/E (referred to as “NTM P/E”) of 13.5x to 15.5x to estimates of Black Hills’ earnings per share (“EPS”) for each of fiscal years 2027 and 2028. This illustrative range of NTM P/E multiple estimates was derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical NTM P/E multiples of Black Hills.
Goldman Sachs then added the cumulative dividends per share of Black Hills Common Stock expected to be paid to holders of shares of Black Hills Common Stock through the end of each of fiscal years 2026 to 2027, using the Forecasts. Goldman Sachs then discounted these illustrative future values per share of Black Hills Common Stock to June 30, 2025, using an illustrative discount rate of 8.3%, reflecting an estimate of Black Hills’ cost of equity. Goldman Sachs derived such discount rate by application of the CAPM, which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values of $57.39 to $66.44 per share of Black Hills Common Stock.
NorthWestern on a Standalone Basis.   Using the Forecasts, Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of NorthWestern Common Stock. For this analysis, Goldman Sachs first calculated illustrative future values per share for NorthWestern as of December 31 for fiscal years 2026 and 2027 by applying an illustrative range of multiples of NTM P/E of 14.0x to 16.0x to estimates of NorthWestern’s EPS for each of fiscal years 2027 and 2028. This illustrative range of NTM P/E multiple estimates was derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical NTM P/E multiples of NorthWestern.
Goldman Sachs then added the cumulative dividends per share of NorthWestern Common Stock expected to be paid to holders of NorthWestern Common Stock through the end of each of fiscal years 2026 and 2027, using the Forecasts. Goldman Sachs then discounted these illustrative future values per share of Black Hills Common Stock to June 30, 2025, using an illustrative discount rate of 7.6%, reflecting an estimate of NorthWestern’s cost of equity. Goldman Sachs derived such discount rate by application of the CAPM, which requires certain company-specific inputs, including a beta for NorthWestern, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values of $53.68 to $61.99 per share of Black Hills Common Stock.
Pro Forma Combined Company.   Using the Forecasts, Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of the common stock of the pro forma combined company. For this analysis, Goldman Sachs first calculated illustrative future values per share for the pro forma combined company as of December 31 for fiscal years 2026 and 2027 by applying an illustrative range of multiples of NTM P/E of 13.75x to 15.75x to estimates of the pro forma combined company’s EPS for each of fiscal years 2027 and 2028. This illustrative range of NTM P/E multiple estimates was derived by taking the arithmetic average of the NTM P/E multiples for Black Hills (13.5x to 15.5x) and NorthWestern (14.0x to 16.0x).
Goldman Sachs then added the cumulative dividends per share of the pro forma combined company’s common stock expected to be paid to holders of the pro forma combined company’s common stock through the end of each of fiscal years 2026 and 2027, using the Forecasts. Goldman Sachs then discounted these illustrative future values per share of the pro forma combined company common stock to June 30, 2025, using an illustrative discount rate of 8.0%, reflecting the estimated arithmetic average cost of equity for Black Hills (8.3%) and NorthWestern (7.6%). This analysis resulted in a range of implied present values of $58.94 to $68.43 per share of Black Hills Common Stock.
General
The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Black Hills or NorthWestern or the contemplated Transaction.
Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the Black Hills Board as to the fairness from a financial point of view to Black Hills, as of August 18, 2025, of the Exchange Ratio pursuant to the Merger Agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Black Hills, NorthWestern, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecasts.
The exchange ratio was determined through arm’s-length negotiations between Black Hills and NorthWestern and was approved by the Black Hills Board. Goldman Sachs provided advice to Black Hills during these negotiations. Goldman Sachs did not, however, recommend any specific exchange ratio to Black Hills or the Black Hills Board or that any specific exchange ratio constituted the only appropriate exchange ratio for the Transaction.
As described above, Goldman Sachs’ opinion to the Black Hills Board was one of many factors taken into consideration by the Black Hills Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B.
Goldman Sachs and its affiliates (collectively, “Goldman Sachs Affiliated Entities”) are engaged in advisory, underwriting, lending and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Black Hills, NorthWestern, any of their respective affiliates and third parties, or any currency or commodity that may be involved in the Transaction contemplated by the Merger Agreement. Goldman Sachs acted as financial advisor to Black Hills in connection with, and participated in certain of the negotiations leading to, the Transaction contemplated by the Merger Agreement. During the two-year period ended August 18, 2025, Goldman Sachs Investment Banking has not been engaged by Black Hills or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. During the two-year period ended August 18, 2025, Goldman Sachs Investment Banking has not been engaged by NorthWestern or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to Black Hills, NorthWestern and their respective affiliates for which Goldman Sachs Investment Banking may receive compensation.
As of August 18, 2025, Goldman Sachs Affiliated Entities had (i) no direct GS Principal Investment (as defined below) in Black Hills and/or its affiliates and (ii) no direct GS Principal Investment in NorthWestern and/or its affiliates (as defined below).
On the public side of Goldman Sachs’ informational wall (the “Public Side”) and in the ordinary course of its various business activities, Goldman Sachs Affiliated Entities may also own equity securities in the Relevant Parties, and/or their respective affiliates arising from engaging in market making, trade execution, clearing, custody, margin lending and other similar financing transactions, securities lending, and related activities (including by acting as agent for third parties executing their transactions or as principal supplying liquidity to market participants, and any related hedging, other risk management or inventory management) (collectively, “Market Making Activities”), which positions change frequently. Regulatory, informational and operational barriers separate the Public Side from Goldman Sachs Investment Banking.
For purposes of this section of this joint proxy statement/ prospectus, (x) Goldman Sachs relied on its books and records to (i) unless otherwise indicated, calculate all amounts and (ii) determine whether an entity is an affiliate, portfolio company, subsidiary or majority-owned subsidiary of another entity, and (y) the following terms have the definitions set forth below:
GS Principal Investments (including any associated commitments) are (i) direct balance sheet investments in equity interests or equity securities held by Goldman Sachs Affiliated Entities for its own account or (ii) direct investments in equity interests held by a fund managed by a Goldman Sachs Affiliated Entity which fund is primarily for the benefit of Goldman Sachs Affiliated Entities and/or its current and former employees and not third party clients. GS Principal Investments do not include equity interests arising from Market Making Activities, equity derivatives, convertible debt instruments, or warrants or equity kickers received in connection with senior secured loans, mezzanine loans, warehouse loans, preferred equity with a fixed rate of return or other similar types of financing transactions (which may also be subject to hedging or other risk-mitigating instruments). GS Principal Investments also do not include investments by funds managed by Goldman Sachs Affiliated Entities which funds are almost entirely for the benefit of third party clients (“GS Client Funds”), which funds can co-invest alongside, and/or make Investments in, the Relevant Parties or their respective Related Entities. As investment managers for GS Client Funds, Goldman Sachs Affiliated Entities are required to fulfill a fiduciary responsibility to GS Client Funds in making decisions to purchase, sell, hold or vote on, or take any other action with respect to, any financial instrument.
Related Entities are, as applicable, a person or entity’s subsidiaries, affiliates, portfolio companies and/or funds managed thereby.
The Black Hills Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Transaction. Pursuant to a letter agreement dated August 14, 2025, Black Hills engaged Goldman Sachs to act as its financial advisor in connection with the contemplated Transaction. The engagement letter between Black Hills and Goldman Sachs provides for a transaction fee of $30,000,000, $5,000,000 of which became payable at announcement of the Transaction, and the remainder of which is contingent upon consummation of the Transaction. In addition, Black Hills has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.
Recommendations of the NorthWestern Board and its Reasons for the Merger
At a meeting of the NorthWestern Board held on August 18, 2025, the NorthWestern Board reviewed and considered the terms of the Merger Agreement, and unanimously determined that the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, were advisable and in the best interests of the NorthWestern shareholders, and approved NorthWestern’s execution, delivery, and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger. The NorthWestern Board recommends that the NorthWestern shareholders vote “FOR” the approval of the NorthWestern Merger Proposal.
In reaching the decisions to approve the Merger Agreement and the Merger, and to recommend that the NorthWestern shareholders vote to adopt the Merger Agreement, the NorthWestern Board consulted extensively with its financial and legal advisors and NorthWestern Management and considered a number of alternatives to the proposed Merger, including continued growth as an independent energy company and the potential to acquire, be acquired or combine with third parties. Of such alternatives, the NorthWestern Board determined the proposed Merger to be in the best interests of NorthWestern and the NorthWestern shareholders. The NorthWestern Board’s decision to approve the Merger Agreement and the Merger and to recommend to the NorthWestern shareholders that they vote for the adoption of the Merger Agreement was based on a number of factors. These factors included, without limitation, the following considerations, which are not presented in any relative order of importance:
Strategic Rationale; Shareholder Value
The NorthWestern Board considered several factors pertaining to the strategic rationale for the Merger and the value to be received by the NorthWestern shareholders pursuant to the Merger Agreement, including, but not limited to, the following:
•
The current, historical and projected financial condition and results of operations of NorthWestern on a stand-alone basis.

•
The risk-adjusted probabilities associated with achieving NorthWestern’s long-term strategic plan as a stand-alone company as compared to the opportunities afforded to the NorthWestern shareholders resulting from the Merger.

•
The fact that, upon the Closing, each NorthWestern shareholder will have the right to receive 0.98 shares of Black Hills Common Stock for each share of NorthWestern Common Stock owned by such NorthWestern shareholder.

•
The opinion, delivered orally on August 18, 2025 and confirmed by delivery of a written opinion, dated as of August 18, 2025, of Greenhill to the NorthWestern Board as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of NorthWestern Common Stock (excluding shares of NorthWestern Common Stock owned by NorthWestern as treasury stock and shares of NorthWestern Common Stock owned by Black Hills or Merger Sub), which opinion was based on and subject to the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken as more fully described under the section entitled “The Proposed Merger — Opinion of NorthWestern’s Financial Advisor” below.

•
The NorthWestern Board’s belief that the Merger will create a premier utility company with enhanced scale and a more diverse customer and fuel mix than NorthWestern could achieve on a standalone basis, and the operational expertise, scale and financial resources to meet future energy needs.

•
The greater diversity of the combined company from several perspectives including, without limitation, an expanded geographic scope, a diversified regulatory environment, and well-balanced rate base and customer mixes.

•
NorthWestern and Black Hills share a strong commitment to exceptional customer service, operational excellence, innovative energy solutions, reliability, affordability and safety.

•
The combined company will be better positioned to capture accretive growth opportunities than NorthWestern could achieve on a standalone basis.

•
The historical and current market prices of NorthWestern Common Stock and Black Hills Common Stock.

•
The enhanced pro forma EPS profile and resulting potential for enhanced dividend payments for shareholders of the combined company.

•
The NorthWestern Board’s belief that the Merger should, over time, generate operating efficiencies and growth opportunities through consolidation and integration of certain functions.

•
The NorthWestern Board’s belief that the Merger will benefit the regions currently served by NorthWestern while maintaining a strong operational and leadership presence throughout the combined service territory consistent with the practices of each of NorthWestern and Black Hills prior to the Merger, which the NorthWestern Board believed would redound to the benefit of the combined company.

•
The NorthWestern Board’s analysis of other strategic alternatives for NorthWestern, including continued growth as an independent company and the potential to acquire, be acquired or combine with other third parties.

•
The Black Hills’ implied valuation creates a “floor” for any bids by other potential acquirers of NorthWestern going forward.

•
The NorthWestern Board’s belief that entering into the Merger Agreement would not impede a Superior NorthWestern Proposal, afforded the opportunity to maximize value for NorthWestern shareholders.

•
The recommendation of NorthWestern Management in favor of the transaction.

Terms of the Merger Agreement
The NorthWestern Board considered the terms and conditions of the Merger Agreement, including, but not limited to, the following:
•
The NorthWestern Board’s belief that the terms of the Merger Agreement, including the parties’ representations, warranties and covenants and the conditions to their respective obligations, are fair and reasonable.

•
The NorthWestern Board’s belief that the terms of the Merger Agreement, taken as a whole, provide a degree of certainty that the Merger will be completed, including the fact that (1) the conditions required to be satisfied prior to completion of the Merger, such as the receipt of both NorthWestern’s and Black Hills’ shareholder approvals and regulatory approvals, are expected to be fulfilled, (2) the Merger Agreement contains no financing condition, and (3) there are limited circumstances in which Black Hills may terminate the Merger Agreement or change or modify its recommendation that its shareholders approve the issuance of Black Hills Common Stock in connection with the Merger.

•
The NorthWestern Board’s belief that the combined company will not lose its investment grade rating as a result of the Merger.

•
The Merger Agreement provides that, under certain circumstances, and subject to certain conditions, NorthWestern is permitted to furnish information to and conduct negotiations with a third party in connection with an unsolicited proposal for a business combination or acquisition of NorthWestern that constitutes or would reasonably be expected to lead to a Superior NorthWestern Proposal (as defined in the Merger Agreement).

•
That Black Hills may be required to pay to NorthWestern a termination fee in the amount of $100 million in certain circumstances specified in the Merger Agreement.

•
The commitments by Black Hills to, among other things, (1) have the operating headquarters of the surviving corporation in Rapid City, South Dakota and maintain both companies’ offices in other jurisdictions, including utility operating headquarters in each of the utility service territories where they are currently maintained by each company, (2) for a period of twelve months following the consummation of the Merger, maintain for the benefit of each continuing employee of NorthWestern and Black Hills an annual base salary or wage rate that is no less favorable than that provided immediately prior to the Merger, (3) treat similarly situated continuing employees on a substantially equivalent basis, taking into account all relevant factors, including duties, geographic location, tenure qualifications and abilities, and (4) treat each continuing employee’s service with each of Black Hills and NorthWestern (as well as service with any predecessor employer of the foregoing, to the extent service with the predecessor employer was recognized by Black Hills or NorthWestern prior to the closing of the Merger and is accurately reflected within its employee’s records) as service with the combined company or any of its subsidiaries for all purposes, including determining eligibility to participate in incentive and health and welfare benefits, level of benefits, vesting and benefit accrual, which the NorthWestern Board believed would redound to the benefit of the combined company.
•
Immediately following the Merger, the combined company Board will consist of eleven members, with five members being designated by NorthWestern, that the Chief Executive Officer and Chief Financial Officer of the combined company will be the current Chief Executive Officer and Chief Financial Officer, respectively, of NorthWestern and that the current Chairperson of the NorthWestern Board would initially serve as the Chair of the Nomination and Governance Committee of the combined company, all of which the NorthWestern Board believed would redound to the benefit of the combined company.

Opinion of NorthWestern’s Financial Advisor
The NorthWestern Board considered the opinion, delivered orally on August 18, 2025 and confirmed by delivery of a written opinion dated as of August 18, 2025, of Greenhill to the NorthWestern Board as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of NorthWestern Common Stock (excluding shares of NorthWestern Common Stock owned by NorthWestern as treasury stock and shares of NorthWestern Common Stock owned by Black Hills or Merger Sub), which opinion was based on and subject to the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken as more fully described under the section entitled “The Proposed Merger — Opinion of NorthWestern’s Financial Advisor” below. The full text of the written opinion of Greenhill is attached to this joint proxy statement/prospectus as Annex C.
Risks and Potentially Negative Factors
In addition to the above factors, the NorthWestern Board also identified and considered a number of uncertainties, risks and other potentially negative factors in its consideration of the Merger and the Merger agreement, including without limitation:
•
The fixed exchange ratio component of the Merger Consideration, which will not adjust to compensate for potential declines in the stock price of Black Hills prior to completion of the Merger.

•
The Merger might not be completed in a timely manner or at all in the event of a failure of certain closing conditions, including in particular (1) the approval by Black Hills’ shareholders of the issuance of Black Hills Common Stock in connection with the Merger, (2) regulatory clearance and (3) that regulatory approvals might impose conditions which could adversely affect the operations and value of the combined company.

•
The risks and costs to NorthWestern if the Merger is not completed, including the diversion of management and employee attention, and potential employee attrition and the potential effect on NorthWestern’s business and relations with customers and suppliers.

•
The restrictions on the conduct of NorthWestern’s business prior to completion of the Merger, which could delay or prevent NorthWestern from undertaking business opportunities that might arise pending completion of the Merger.

•
NorthWestern’s directors and executive officers may have interests in the Merger that are different from, or in addition to, those of NorthWestern’s shareholders generally, including certain interests arising from the employment and compensation arrangements of NorthWestern’s executive officers, and the manner in which they would be affected by the Merger. See “Additional Interests of Black Hills and NorthWestern Directors and Officers — Additional Interests of NorthWestern’s Directors and Executive Officers in the Merger” beginning on page 112 for further information.

•
The restrictions on NorthWestern’s ability to solicit or participate in discussions or negotiations regarding alternative business combination transactions, subject to specified exceptions, and the requirement that NorthWestern pay to Black Hills a termination fee in the amount of $100 million in certain circumstances specified in the Merger Agreement, which the NorthWestern Board understood, while potentially having the effect of discouraging third parties from proposing a competing business combination transaction, were conditions to Black Hills’ willingness to enter into the Merger Agreement and were reasonable in light of, among other things, the anticipated benefits of the Merger to NorthWestern’s shareholders.

•
The risk of not realizing all anticipated strategic and other benefits between Black Hills and NorthWestern, including, without limitation, the challenges of combining the businesses, operations and workforces of Black Hills and NorthWestern, and the risk that expected operating efficiencies and cost savings may not be realized or will cost more to achieve than anticipated.

•
The combined company will have significant additional indebtedness following the Merger, which indebtedness may adversely impact the operations of the combined company following the Merger.

•
The substantial transaction costs to be incurred in connection with the Merger.

•
The other potential risks described in the section titled “Risk Factors” beginning on page 23.

The NorthWestern Board believed that, overall, the potential benefits of the Merger to NorthWestern and its shareholders outweighed the risks that are mentioned above.
The foregoing discussion of factors considered by the NorthWestern Board in reaching its conclusions and recommendation includes the principal factors considered by the NorthWestern Board, but is not intended to be exhaustive and may not include all of the factors considered by the NorthWestern Board. In light of the variety of factors considered in connection with its evaluation of the Merger, the NorthWestern Board did not consider it practicable and did not attempt to quantify or otherwise assign relative weights to the specific factors it considered. Rather, the NorthWestern Board made its determination based on the totality of the information it considered. Individually, each director may have given greater or lesser weight to a particular factor or consideration. It should be noted that this explanation of the reasoning of the NorthWestern Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 36.
Opinion of NorthWestern’s Financial Advisor
At the August 18, 2025 meeting of the NorthWestern Board held to evaluate the Merger, Greenhill rendered an oral opinion, confirmed by delivery of a written opinion, dated as of August 18, 2025, to the effect that, as of such date and subject to the limitations and assumptions set forth therein, the Exchange Ratio was fair, from a financial point of view, to holders of NorthWestern Common Stock (excluding shares of NorthWestern Common Stock owned by NorthWestern as treasury stock and shares of NorthWestern Common Stock owned by Black Hills or Merger Sub).
The full text of the written opinion of Greenhill, dated August 18, 2025, which sets forth the assumptions made, procedures followed, matters considered, and qualifications and limitations of the review undertaken in connection with the opinion, is attached as Annex C and is incorporated herein by reference. The summary of the Greenhill opinion provided in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion. We encourage you to read Greenhill’s opinion and this section carefully and in their entirety. Greenhill provided financial advisory services and its opinion for the information and assistance of the NorthWestern Board in connection with its consideration of the Merger. Greenhill’s opinion is not a recommendation as to how any holder of shares of NorthWestern Common Stock should vote with respect to matters related to the Merger, or any other matter.
Pursuant to an engagement letter between NorthWestern and Greenhill, NorthWestern has agreed to pay Greenhill a transaction fee of $30,000,000, of which $3,000,000 became payable by NorthWestern upon delivery of the written opinion, and $27,000,000 of which is contingent upon the consummation of the Merger. NorthWestern has also agreed to reimburse Greenhill for certain out-of-pocket expenses incurred by it in connection with its engagement and will indemnify Greenhill against certain liabilities that may arise out of its engagement.
For purposes of its opinion, Greenhill, among other things:
•
reviewed the draft of the Merger Agreement, and certain related documents;

•
reviewed certain publicly available financial statements of each of NorthWestern and Black Hills;

•
reviewed certain other publicly available business, operating and financial information relating to each of NorthWestern and Black Hills;

•
reviewed certain information, including financial forecasts and other financial and operating data, concerning NorthWestern supplied to or discussed with Greenhill by NorthWestern Management, including financial forecasts for NorthWestern prepared by NorthWestern Management and approved for Greenhill’s use by NorthWestern (which we refer to in this section of this joint proxy statement/prospectus as the “NorthWestern Forecasts”);

•
reviewed certain information, including financial forecasts and other financial and operating data, concerning Black Hills supplied to or discussed with Greenhill by Black Hills Management, including financial forecasts for Black Hills prepared by Black Hills Management and approved for Greenhill’s use by NorthWestern (which we refer to in this section of this joint proxy statement/prospectus as the “Black Hills Forecasts”);

•
discussed the past and present operations and financial condition and the prospects of NorthWestern with senior executives of NorthWestern;

•
discussed the past and present operations and financial condition and the prospects of Black Hills with senior executives of Black Hills and NorthWestern;

•
analyzed valuations derived for each of NorthWestern and Black Hills by discounting future unlevered cash flows and a terminal value at discount rates Greenhill deemed appropriate;

•
analyzed valuations derived for each of NorthWestern and Black Hills based on certain financial information and implied valuation multiples of certain publicly traded companies that we deemed relevant;

•
derived ranges of implied relative ownership of NorthWestern and Black Hills in the pro forma combined company and respective ranges of implied exchange ratios, based on the foregoing analyses;

•
participated in discussions and negotiations among representatives of NorthWestern and its legal advisors and representatives of Black Hills and its legal advisors; and

•
performed such other analyses and considered such other factors as Greenhill deemed appropriate.

In arriving at its opinion, Greenhill assumed and relied upon, without independent verification, the accuracy and completeness of the information and data publicly available, supplied or otherwise made available to, or reviewed by or discussed with Greenhill. With respect to the NorthWestern Forecasts, Greenhill assumed that such NorthWestern Forecasts were reasonably prepared on a basis reflecting the best currently available estimates and good faith judgments of the management of NorthWestern, and Greenhill relied upon the NorthWestern Forecasts in arriving at its opinion. With respect to the Black Hills Forecasts, Greenhill assumed that such Black Hills Forecasts were reasonably prepared on a basis reflecting the best currently available estimates and good faith judgment of the management of Black Hills, and Greenhill relied upon the Black Hills Forecasts in arriving at its opinion. Greenhill expressed no opinion with respect to the NorthWestern Forecasts, the Black Hills Forecasts or the assumptions upon which they were based.
In arriving at its opinion, Greenhill made no independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of NorthWestern or Black Hills, nor was Greenhill furnished with any such evaluation or appraisal. Greenhill assumed, with the consent of NorthWestern, that the Merger will be treated as a tax-free reorganization for federal income tax purposes. Greenhill assumed that the Merger will be consummated in accordance with the terms set forth in the final, executed Merger Agreement, which Greenhill further assumed was identical in all material respects to the latest draft thereof it reviewed, and without waiver of any material terms or conditions set forth in the Merger Agreement. Greenhill further assumed that all governmental, regulatory and other consents and approvals necessary for the consummation of the Merger will be obtained without any effect on NorthWestern, Black Hills, the Merger or the contemplated benefits of the Merger in any way meaningful to Greenhill’s analysis. Greenhill is not a legal, regulatory, accounting or tax expert and has relied on the assessments made by NorthWestern and Black Hills and their respective advisors with respect to such issues. Greenhill’s opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Greenhill as of, the date of the written opinion. It should be understood that subsequent developments may affect Greenhill’s opinion, and Greenhill does not have any obligation to update, revise, or reaffirm its opinion.
Summary of Greenhill’s Financial Analysis
The following is a summary of the material financial and comparative analyses contained in the presentation that was made by Greenhill to the NorthWestern Board in connection with rendering its opinion described above. The following summary, however, does not purport to be a complete description of the analyses performed by Greenhill, nor does the order of analyses described represent the relative importance or weight given to those analyses by Greenhill. Some of the summaries of the financial analyses include information presented in tabular format. In order to fully understand the financial analyses performed by Greenhill, the tables must be read together with the full text of each summary because the tables alone are not a complete description of Greenhill’s financial analyses. Considering the data set forth in the tables below without considering the narrative description of the financial analyses, including the methodologies and assumptions underlying such analyses, could create a misleading or incomplete view of Greenhill’s financial analysis.
Discounted Cash Flow Analysis
Utilizing financial projections available in each of the NorthWestern and Black Hills forecasts and other materials available to Greenhill (including market data as of August 15, 2025, the most recent prior day market close at the time of the analyses), Greenhill performed separate discounted cash flow analyses of NorthWestern and Black Hills by calculating the estimated present value of the stand-alone unlevered, after-tax free cash flows that NorthWestern is expected to generate during the years ending (i) December 31, 2025 through December 31, 2029 and (ii) December 31, 2025 through December 31, 2027, and that Black Hills is projected to generate during the years ending (i) December 31, 2025 through December 31, 2029 and (ii) December 31, 2025 through December 31, 2027, and the respective terminal values. The “present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, capital structure, income taxes, expected returns and other appropriate factors.
Greenhill calculated the residual value of NorthWestern and Black Hills at the end of the corresponding periods or “terminal values” for NorthWestern and Black Hills by (i) taking NorthWestern’s and Black Hills’ respective net income for the years ending December 31, 2029 and December 31, 2027 respectively, (ii) applying a terminal growth rate which was determined by Greenhill in its professional judgment and experience, to derive a terminal net income and (iii) applying a selected range of terminal multiples of 14.5x to 17.5x to the NorthWestern terminal net income, in the case of NorthWestern, and applying a selected range of terminal multiples of 14.0x to 17.0x to the Black Hills terminal net income, in the case of Black Hills. The selected ranges of terminal multiples were estimated by Greenhill based on its professional judgment and experience, taking into account the NorthWestern Forecasts and the Black Hills Forecasts, and the corresponding P/E multiples of selected peers as outlined within the Selected Comparable Company Analysis section, as applicable.
The present values (as of June 30, 2025) of NorthWestern’s and Black Hills’ respective cash flows (including a corresponding portion of 2025 cash flows) and terminal values were then calculated using a selected discount rate range of, in the case of NorthWestern, 6.35% to 6.85%, and in the case of Black Hills, 6.50% to 7.00%, based on NorthWestern’s and Black Hills’ respective estimated weighted average cost of capital. NorthWestern’s and Black Hills’ estimated weighted average cost of capital was derived using the Capital Asset Pricing Model — a financial framework that takes into account certain metrics such as cost of long-term U.S. Treasury debt, capital structure, tax rates, and systematic risk of stock volatility for NorthWestern, Black Hills and selected peers listed in the Selected Comparable Company Analysis section.
Greenhill used the results of the discounted cash flow analyses to calculate (i) a range of enterprise value and (ii) implied estimated per share equity values (or share price) for NorthWestern Common Stock and Black Hills Common Stock by subtracting the estimated consolidated net debt amounts to derive total equity value and dividing that total equity value by the fully diluted shares outstanding. Net debt amounts (taking into account equity investments and/or non-controlling interests, as applicable) were calculated based on publicly available financial statements for the period ending June 30, 2025 for NorthWestern and Black Hills, respectively. Fully diluted shares of NorthWestern Common Stock outstanding and of Black Hills Common Stock outstanding were as of August 15, 2025, as determined by NorthWestern Management and Black Hills Management, respectively. The following table reflects the high and low implied estimated per share equity values for the NorthWestern Common Stock and the Black Hills Common Stock based on discounted cash flow analyses as described in this section, for the periods ending (a) December 31, 2025 through December 31, 2029 and (b) December 31, 2025 through December 31, 2027, calculated by Greenhill in performing these analyses:
2025E – 2029E:
NorthWestern		Black Hills
Implied Share Price		Implied Share Price
Low	High	Low	High
$52.93	$65.43	$57.68	$73.64
2025E – 2027E:
NorthWestern		Black Hills
Implied Share Price		Implied Share Price
Low	High	Low	High
$53.48	$65.39	$55.43	$69.53
Greenhill used the high and low implied estimated per share equity values for NorthWestern Common Stock and Black Hills Common Stock to calculate (i) an implied exchange ratio range utilizing the high NorthWestern implied per share equity value and the low Black Hills implied per share equity value and (ii) an implied exchange ratio range utilizing the low NorthWestern implied per share equity value and the high Black Hills implied per share equity value. The results of these analyses are summarized below, as compared to the 0.98 Exchange Ratio provided for in the Merger Agreement:
2025E – 2029E:
Implied Exchange Ratio Range		Merger Exchange Ratio
Low NorthWestern / High Black Hills	High NorthWestern / Low Black Hills
0.7187x	1.1344x	0.98
2025E – 2027E:
Implied Exchange Ratio Range		Merger Exchange Ratio
Low NorthWestern / High Black Hills	High NorthWestern / Low Black Hills
0.7693x	1.1797x	0.98
Selected Comparable Company Analysis
Greenhill performed a whole company comparable public company analysis, which compared selected financial information, ratios and multiples for NorthWestern and Black Hills to the corresponding data for publicly traded companies selected by Greenhill.

The companies used in the NorthWestern whole company comparisons were:
•
IDACORP, Inc.

•
Portland General Electric Company

•
MDU Resources GROUP, Inc.

•
Avista Corporation

•
Black Hills

The companies used in the Black Hills whole company comparisons were:
•
IDACORP, Inc.

•
Portland General Electric Company

•
MDU Resources GROUP, Inc.

•
Avista Corporation

•
NorthWestern

Greenhill also observed selected financial information, ratios and multiples for TXNM Energy, Inc., solely for informational and reference purposes, but did not include TXNM Energy, Inc. in its whole company comparable public company analysis because TXNM Energy, Inc. is subject to a publicly announced pending take-private transaction. Although none of the selected companies is directly comparable to NorthWestern or Black Hills, Greenhill selected each of the above-listed companies because, among other reasons, they are publicly traded companies with operations or businesses in related sectors or for purposes of analysis may be considered similar or reasonably similar to the operations of NorthWestern or Black Hills, as applicable. However, because of the inherent differences between the business, operations and prospects of NorthWestern and Black Hills and those of the selected companies, Greenhill believed that it was inappropriate to, and therefore did not, rely solely on the numerical results of the selected public company analysis.
Accordingly, Greenhill also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of NorthWestern and Black Hills and the selected companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing business models, sizes, growth prospects, revenue mix and degree of regulatory or operational risk between NorthWestern and Black Hills and the companies included in the selected company analysis. Greenhill also made judgments as to the relative comparability of the various valuation parameters with respect to those companies. Greenhill’s analysis was based on publicly available data and information for the selected companies, including information published by FactSet Research Systems Inc, equity research analysts, public filings, the NorthWestern Forecasts and the Black Hills Forecasts.
For each of the selected companies, Greenhill compared financial information and reviewed, among other information, the following ratios:
•
The ratio of the common stock closing share price as of August 15, 2025 (which is referred to in this section of this joint proxy statement/prospectus as “price”) divided by the estimated earnings per share, or “EPS,” for 2025 and 2026 (in each case, unaffected by any publicly announced pending merger transaction, and excluding one-time items), commonly referred to as a price earnings ratio, or “P/E”.

•
The ratio of enterprise value (which we refer to in this section of this joint proxy statement/prospectus as “EV”, and calculated as total equity value, derived by multiplying the number of fully diluted outstanding shares of that company as reported in its most recent public filings by the company’s common stock closing share price on August 15, 2025, plus the face value of debt, plus minority interest, less cash and cash equivalents, less investments in unconsolidated affiliates (in each case, unaffected by any publicly announced pending merger transaction)), as a multiple of EBITDA for 2025 and 2026 (in each case, unaffected by any publicly announced pending merger transaction).

EBITDA means the relevant company’s earnings before interest, income taxes, depreciation and amortization. When EBITDA is reduced to account for interest associated with indebtedness, it is referred to as “EBITDA less Interest”.
From these analyses, based on its professional judgment and experience, Greenhill selected ranges of multiples it deemed most meaningful for its analysis. The multiple ranges implied by the companies used in the NorthWestern and Black Hills whole company comparisons analysis and the Greenhill selected multiple ranges are summarized below:
NorthWestern Select Comparable Companies Analysis	Metric
	2025E P/E	2026E P/E	2025E EV / EBITDA	2026E EV / EBITDA
Comparable Companies (Low / High)	13.1x / 21.4x	12.5x / 19.7x	8.3x / 15.3x	7.8x / 12.4x
Selected Range for NWE (Low / High)	14.5x / 17.5x	13.5x / 16.5x	9.8x / 10.8x	9.0x / 10.0x
Black Hills Select Comparable Companies Analysis	Metric
	2025E P/E	2026E P/E	2025E EV / EBITDA	2026E EV / EBITDA
Comparable Companies (Low / High)	13.1x / 21.4x	12.5x / 19.7x	8.3x / 15.3x	7.8x / 12.4x
Selected Range for BKH (Low / High)	14.0x / 17.0x	13.0x / 16.0x	9.5x / 10.5x	8.8x / 9.8x
Greenhill applied the selected ranges of multiples to the corresponding NorthWestern Forecasts and Black Hills Forecasts. In the case of P/E, Greenhill arrived directly at the high and low implied estimated NorthWestern and Black Hills per share equity values for NorthWestern Common Stock and Black Hills Common Stock. In the case of EV / EBITDA, Greenhill arrived at high and low implied estimated NorthWestern and Black Hills EVs from which Greenhill then subtracted net debt amounts (taking into account equity investments and / or non-controlling interests, as applicable) to derive total equity value and divided that total equity value by the fully diluted shares outstanding to calculate the high and low implied estimated per share equity values for NorthWestern Common Stock and Black Hills Common Stock. Net debt amounts (taking into account equity investments and/or non-controlling interests) were as of June 30, 2025, for NorthWestern and Black Hills as calculated based on publicly available financial statements for the period ending June 30, 2025. Fully diluted shares of NorthWestern Common Stock outstanding and of Black Hills Common Stock outstanding were as of August 15, 2025, as determined by NorthWestern Management and Black Hills Management, respectively. The results of these analyses are summarized below:
	NorthWestern Implied Share Price		Black Hills Implied Share Price
Metric	Low	High	Low	High
2025E P/E	$52.64	$63.53	$57.06	$69.28
2026E P/E	$51.21	$62.59	$55.33	$68.09
2025E EV / EBITDA	$49.76	$60.15	$48.00	$59.49
2026E EV / EBITDA	$46.35	$57.23	$49.47	$62.66
Greenhill then used the high and low implied estimated per share equity values for NorthWestern Common Stock and Black Hills Common Stock to calculate (i) an implied exchange ratio range utilizing the high NorthWestern implied per share equity value and the low Black Hills implied per share equity value and (ii) an implied exchange ratio range utilizing the low NorthWestern implied equity per share value and the high Black Hills implied per share equity value, in each case as compared to the 0.98 exchange ratio pursuant to the Merger Agreement.

Implied Exchange Ratio Range
Metric	Low NorthWestern / High Black Hills	High NorthWestern / Low Black Hills	Merger Exchange Ratio
2025E P/E	0.7598x	1.1135x
2026E P/E	0.7520x	1.1313x
2025E EV / EBITDA	0.8365x	1.2531x
2026E EV / EBITDA	0.7398x	1.1454x
0.98
Other Information
Greenhill observed certain additional information, solely for informational purposes, that was not considered part of its financial analysis for its opinion, including the following:
Equity Research Target Price Analysis.
Using information published by FactSet Research Systems Inc. and the latest published reports by equity research analysts as of August 15, 2025, Greenhill reviewed, for informational purposes, the most recent price targets for NorthWestern Common Stock published by nine equity research analysts and the most recent price targets for Black Hills Common Stock published by six equity research analysts. These targets reflect each analyst’s estimate of the future public market trading share price of NorthWestern Common Stock and/or Black Hills Common Stock, as applicable, and are not discounted to present value or further adjusted. This review presented a range of $56.00 to $69.00 per share of NorthWestern Common Stock and $57.00 to $76.00 per share of Black Hills Common Stock.
Greenhill then used the high and low estimated per share equity values for NorthWestern Common Stock and Black Hills Common Stock to calculate (i) an implied exchange ratio range utilizing the high NorthWestern implied per share equity value and the low Black Hills implied per share equity value and (ii) an implied exchange ratio range utilizing the low NorthWestern implied per share equity value and the high Black Hills implied per share equity value.
Implied Exchange Ratio Range
Low NorthWestern / High Black Hills	High NorthWestern / Low Black Hills
0.7368x	1.2105x
52-week Trading Range Analysis.
Using market data as of August 15, 2025, Greenhill reviewed the historical trading range for NorthWestern Common Stock and Black Hills Common Stock for the 52 weeks up to (and including) August 15, 2025. Using information published by FactSet Research Systems Inc., the range between the intraday low and intraday high for NorthWestern Common Stock and Black Hills Common Stock over the 52-week period was $50.43 to $59.89 per share and $54.92 to $65.59 per share, respectively. Greenhill then used the high and low per share equity value for the NorthWestern Common Stock and the Black Hills Common Stock to calculate (i) an implied exchange ratio range utilizing the high NorthWestern implied per share equity value and the low Black Hills implied per share equity value and (ii) an implied exchange ratio range utilizing the low NorthWestern implied per share equity value and the high Black Hills implied per share equity value.
Implied Exchange Ratio Range
Low NorthWestern / High Black Hills	High NorthWestern / Low Black Hills
0.7689x	1.0905x
Relative Contribution Analysis.
Greenhill performed a contribution analysis, which reviewed the pro forma contributions of each of NorthWestern and Black Hills to the combined business based on certain operational and financial metrics, including estimated net income for the calendar year 2025, estimated EBITDA for the calendar year 2025, estimated funds from operations for the calendar year 2025, estimated EBITDA less Interest for the calendar year 2025 and market capitalization as of August 15, 2025.
Greenhill’s analysis was based on the NorthWestern Forecasts and the Black Hills Forecasts, information provided by NorthWestern Management and Black Hills Management, as well as market data as of August 15, 2025.
The computations described above resulted in the estimates of implied relative equity contributions and implied exchange ratios, as set forth below.
	Implied Relative Equity Contribution
	NorthWestern	Black Hills	Implied Exchange Ratio
Current Market Valuation
Market Cap	41.8%	58.2%	0.8989x
Net Income
2025E	41.4%	58.6%	0.8846x
EBITDA
2025E	43.6%	56.4%	0.9686x
EBITDA less Interest
2025E	42.4%	57.6%	0.9230x
FFO
2025E	41.9%	58.1%	0.9013x
Pro Forma Accretion / Dilution Analysis.
Greenhill performed an EPS accretion / dilution analysis, for informational purposes, which entailed a review of the potential pro forma financial effect of the Merger on NorthWestern’s estimated EPS on a pro forma basis for the years ending December 31, 2027 through December 31, 2029, without giving effect to any potential synergies, combination benefits or cost savings arising from the Merger. Estimated financial data of NorthWestern was based on the NorthWestern Forecasts and estimated financial data of Black Hills was based on the Black Hills Forecasts. This analysis indicated that the Merger would be accretive to NorthWestern’s estimated EPS for each of the years ending December 31, 2027 through December 31, 2029. The actual results achieved by the combined company may vary from projected results and the variations may be material.
Greenhill noted, for information purposes, that the Merger Agreement permitted the issuance of certain new shares of NorthWestern Common Stock and/or Black Hills Common Stock from and after August 15, 2025 until the closing of the Merger, and determined that such issuances contemplated by the Merger Agreement would not materially impact its analyses.
General
The summary set forth above does not purport to be a complete description of the analyses performed by Greenhill, but simply describes, in summary form, the material analyses that Greenhill conducted in connection with rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Greenhill did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor, considered in isolation, supported or failed to support its opinion. Rather, Greenhill considered the totality of the factors and analyses performed in determining its opinion. Accordingly, Greenhill believes that the summary set forth above and its analyses must be considered as a whole and that selecting portions thereof, without considering all of its analyses, could create an incomplete view of the processes underlying its analyses and opinion. Greenhill based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. Analyses based on forecasts or projections of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties or their advisors. Accordingly, Greenhill’s analyses are not necessarily indicative of actual values or actual future results that might be achieved, which values may be higher or lower than those indicated. Moreover, Greenhill’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. In addition, no company used in Greenhill’s analysis as a comparison is directly comparable to NorthWestern, Black Hills or the Merger. Because these analyses are inherently subject to uncertainty, being based on numerous factors or events beyond the control of the parties or their respective advisors, none of NorthWestern, Black Hills or Greenhill or any other person assumes responsibility if future results are materially different from those forecasts or projections.
The Exchange Ratio was determined through arms’ length negotiations between NorthWestern and Black Hills and was approved by the NorthWestern Board. Greenhill provided advice to the NorthWestern Board during these negotiations. Greenhill did not, however, recommend any specific exchange ratio to NorthWestern or the NorthWestern Board or that any specific exchange ratio constituted the only appropriate consideration for the Merger. Greenhill’s opinion did not in any manner address the underlying business decision to proceed with or effect the Merger.
Greenhill’s opinion was approved by Greenhill’s fairness opinion committee.
Greenhill or its affiliates have in the past provided, currently are providing and in the future may provide investment banking and other financial services to NorthWestern, Black Hills or their respective affiliates unrelated to the Merger, for which services Greenhill or its affiliates have received and expect to receive compensation, including, during the two-year period preceding the date of Greenhill’s opinion, in connection with lines of credit extended to NorthWestern, Black Hills or their respective affiliates; debt capital market advisory services in respect of certain issued notices of NorthWestern, Black Hills or their respective affiliates; as an agent to NorthWestern or certain affiliates in connection with U.S. private placement and follow-on offerings to institutional investors; and, ATM commissions in connection with Black Hills’ ATM program. During such two-year period, Greenhill or its affiliates received aggregate fees for such services unrelated to the Merger of approximately $1,176,000 from NorthWestern and/or its affiliates and $1,646,500 from Black Hills and/or its affiliates.
Greenhill is an affiliate, and the financial advisory arm, of Mizuho Bank, Ltd. and Mizuho Securities USA LLC. It is an internationally recognized investment banking firm regularly engaged in providing financial advisory services in connection with mergers and acquisitions. NorthWestern selected Greenhill as its financial advisor in connection with the Merger on the basis of Greenhill’s experience in similar transactions, its reputation in the investment community and its familiarity with the Power & Utilities sector within the energy industry.
Greenhill’s opinion was one of the many factors considered by the NorthWestern Board in its evaluation of the Merger and should not be viewed as determinative of the views of the NorthWestern Board with respect to the Merger.
Certain Prospective Financial Information
As a matter of course, neither Black Hills nor NorthWestern publicly discloses long-term forecasts, projections or estimates, or internal forecasts, projections or estimates, of their respective future financial performance, revenues, earnings, financial condition or other results given, among other reasons, the uncertainty of the underlying assumptions and estimates and the constantly changing landscape impacting the industry. For the purpose of compiling the Newco financial statements and in conjunction with their analysis of the Merger, Black Hills and NorthWestern utilized certain non-public unaudited prospective financial information internally developed in 2024 for the period from 2025 through 2029:
•
relating to Black Hills as a standalone company, prepared by management of Black Hills (the “Black Hills Standalone Forecast”);

•
relating to NorthWestern as a standalone company, prepared by management of NorthWestern (the “NorthWestern Standalone Forecast”); and

•
relating to Newco, prepared by management of Black Hills and NorthWestern by adding the Black Hills Standalone Forecast and the NorthWestern Standalone Forecast and adjusting to reflect transaction costs, potential synergies, the elimination of Black Hills’ Standalone Forecasted equity needs in 2027, 2028 and 2029 and other effects of the Merger (the “Newco Forecast”).

The Black Hills Standalone Forecast, the NorthWestern Standalone Forecast, and the Newco Forecast are referred to collectively as the “Forecasts.”
As further described under “The Proposed Merger — Background of the Merger,” the Black Hills Standalone Forecast and the NorthWestern Standalone Forecast were exchanged by the parties on or about April 4, 2025. Thereafter, management of the two companies and their respective financial advisors prepared the Newco Forecast, which was finalized on or about July 28, 2025 and thereafter presented to the Black Hills Board and NorthWestern Board. The Newco Forecast was also provided to Goldman Sachs and Greenhill for use in their respective financial analyses, provided, that NorthWestern Board also reviewed the Newco Forecast excluding potential synergies, as noted in footnote 5 under “Newco Forecast” below, and the same was used by Greenhill in its financial analysis, in each case as further described under “The Proposed Merger — Opinion of Black Hills’ Financial Advisor” and “The Proposed Merger — Opinion of NorthWestern’s Financial Advisor.”
The Forecasts were not prepared with a view to public disclosure but are summarized in this joint proxy statement/prospectus because they were made available to the Black Hills Board, the NorthWestern Board, Goldman Sachs and Greenhill, as applicable, and were used in the process leading to the execution of the Merger Agreement. The inclusion of this information should not be regarded as an indication that the Black Hills Board, the NorthWestern Board, Goldman Sachs, Greenhill or any other recipient of this information considered, or now considers, the Forecasts to be material information of either company or necessarily predictive of actual future results. The Forecasts should not be construed as or relied upon as financial guidance. The summary of the Forecasts is not included in this joint proxy statement/prospectus in order to induce any shareholder to vote in favor of the proposals to be voted on at the special meetings or to influence any shareholder to make any investment decision.
The Forecasts should be evaluated, if at all, in conjunction with the limitations, assumptions and other factors disclosed in this joint proxy statement/prospectus, and with the historical financial statements and other information regarding Black Hills and NorthWestern contained in their respective public filings, including the audited financial statements included in each company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the unaudited quarterly financial statements included in each company’s subsequent Quarterly Reports on Form 10-Q. See “Where You Can Find More Information.”
Limitations on The Forecasts
The Forecasts were not prepared with a view to compliance with generally accepted accounting principles as applied in the United States (which we refer to as “GAAP”), the published guidelines of the SEC regarding forecasts and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.
Neither of Black Hills’ nor NorthWestern’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The reports of Black Hills’ and NorthWestern’s independent auditors included or incorporated by reference in this joint proxy statement/prospectus relate only to those of Black Hills’ or NorthWestern’s previously issued historical financial statements specified therein. Those reports do not extend to the Forecasts in any way and should not be read to do so.
Although a summary of the Forecasts and certain of the underlying assumptions is presented with numerical specificity, this information is not fact and should not be relied upon as necessarily predictive of actual future results. The Forecasts reflect numerous assumptions and estimates, many of which are highly uncertain or even speculative. The Forecasts cover an extended period, and such information by its nature becomes less predictive with each successive year (both because of the inherent limitations on predicting the more distant future and because the effects of assumptions or estimates that are incorrect may compound and become magnified).
The Forecasts are forward-looking statements. Important factors that may affect actual results and cause the Forecasts not to be achieved include unexpected external events, inaccurate or incomplete data, flawed assumptions, human bias, inconsistencies between the approaches used by the respective management teams in the preparation of each company’s standalone forecasts, errors in the forecasting process itself, and the other factors described under “Cautionary Statement Regarding Forward-Looking Statements.” As a result, there can be no assurance that the Forecasts will be realized, and actual results may be materially better or worse than those contained in the Forecasts. Neither company nor any of their respective affiliates, directors, officers, advisers or other representatives has made or makes any representation regarding the ultimate performance of Black Hills, NorthWestern or Newco compared to the information contained in the Forecasts or that the Forecasts will be achieved.
The Forecasts do not take into account any circumstances or events occurring after the date that they were prepared, which is more than six months before the anticipated date that the special meetings will be held. Except to the extent required by applicable federal securities laws, we do not intend, and expressly disclaim any responsibility, to update or otherwise revise the Forecasts, even if events have arisen since the preparation of the Forecasts that render them inaccurate and even if any of the estimates or assumptions underlying the Forecasts are shown to be erroneous. We can give no assurance that, had the Forecasts been prepared either as of the date of the Merger Agreement or as of the date of this joint proxy statement/prospectus, similar estimates and assumptions would be used.
In light of the foregoing factors and the uncertainties inherent in the Forecasts, shareholders are cautioned not to rely on the Forecasts.
The Black Hills Standalone Forecast
The following table summarizes key line items from the Black Hills Standalone Forecast, which should be considered, if at all, only in conjunction with the limitations, assumptions and other factors disclosed in this joint proxy statement/prospectus:
	Year ending December 31,
(amounts in millions, except per share figures)	2025E	2026E	2027E	2028E	2029E
Net income available for common stock	$298	$324	$346	$377	$413
EBITDA(1)	$842	$930	$1,016	$1,092	$1,162
Earnings per share	$4.08	$4.26	$4.46	$4.72	$5.07
Dividend per share	$2.70	$2.80	$2.92	$3.04	$3.16
Capital expenditures	$1,002	$859	$822	$1,089	$909
Equity issuances	$226	$100	$115	$200	$50

(1)
Earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, which is defined as net income plus net interest expense, income tax expense, depreciation, amortization expense, and excludes the equity component of AFUDC. EBITDA should not be considered as an alternative to net income or any other GAAP measure. See “Non-GAAP Financial Measures” below.

Black Hills considers the following financial metrics to guide the development of its Standalone Forecast:
•
Achieve an Earnings Per Share Compounded Annual Growth Rate (off 2023 base year of $3.75) of 4% to 6%;

•
Maintain a targeted Funds from Operations (“FFO”) to Debt ratio of 14% to 15%;

•
Sustain a Debt to Total Capitalization target of 55% or less; and

•
Deliver a dividend payout target range of 55% to 65%.

Among other things, some of the assumptions used in the preparation of the Black Hills Standalone Forecast include:
•
normal weather;

•
constructive and timely outcomes of utility regulatory dockets;

•
two to four new regulatory rate review filings per year;

•
data center earnings contribute 5%+ in 2025 growing to 10%+ in 2028; and

•
annual dividend growth rate of 4%.

Black Hills does not intend to update or otherwise review the Black Hills Standalone Forecasts to reflect circumstances existing since the preparation of such information or to reflect the occurrence of unanticipated events, including in the event that any or all of the underlying assumptions are shown to be in error. Furthermore, Black Hills does not intend to update or revise the Black Hills Standalone Forecast in this joint proxy statement/prospectus to reflect changes in general economic or industry conditions.
The NorthWestern Standalone Forecast
The following table summarizes key line items from the NorthWestern Standalone Forecast, which should be considered, if at all, only in conjunction with the limitations, assumptions and other factors disclosed in this joint proxy statement/prospectus:
	Year ending December 31,
(amounts in millions, except per share figures)	2025E	2026E	2027E	2028E	2029E
Net income	$224	$234	$246	$259	$269
EBITDA(1)	$645	$676	$712	$748	$794
Earnings per share	$3.63	$3.79	$3.98	$4.20	$4.35
Dividend per share	$2.64	$2.68	$2.72	$2.76	$2.80
Capital expenditures(2)	$531	$549	$557	$554	$551

(1)
EBITDA, a non-GAAP financial measure, which is defined as net income plus net interest expense, income tax expense, depreciation, and amortization expense and excludes the equity component of AFUDC. EBITDA should not be considered as an alternative to net income or any other GAAP measure. See “Non-GAAP Financial Measures” below.

(2)
Capital expenditures include AFUDC equity.

NorthWestern considers the following financial targets to guide the development of its Standalone Forecast:
•
Achieve an Earnings Per Share Compounded Annual Growth Rate (off 2024 base year of $3.40) of 4% to 6%;

•
Achieve a Rate Base Compounded Annual Growth Rate (off 2024 base year of $5.38 billion) of 4% to 6%;

•
Maintain a targeted FFO to Debt ratio of 14% or greater;

•
Sustain a Debt to Total Capitalization target of 50 to 55%; and

•
Deliver a dividend payout target range of 60% to 70%.

Among other things, some of the assumptions used in the preparation of the NorthWestern Standalone Forecast include:
•
normal weather;

•
constructive and timely outcomes of utility regulatory dockets;

•
No market issuances of equity during the Forecast period; and

•
Earnings from incremental ownership interest in the Colstrip generation facility are not reflected in the Forecast. NorthWestern’s plan included 2025 filings for regulatory approval addressing cost recovery related to the Colstrip acquisitions, which closed on January 1, 2026.

The Newco Forecast
The following table summarizes key line items from the Newco Forecast, which should be considered, if at all, only in conjunction with the limitations, assumptions and other factors described above and elsewhere:
	Year ending December 31,
(amounts in millions, except per share figures)	2025E	2026E	2027E	2028E	2029E
Net income available for common stock(1)	$522	$555	$622	$661	$704
EBITDA(2)	$1,487	$1,606	$1,778	$1,891	$2,006
Earnings per share	(3)	(3)	$4.49	$4.77	$5.08
Dividend per share	(3)	(3)	$2.86	$2.91	$2.97
Capital expenditures(4)	$1,533	$1,408	$1,379	$1,643	$1,460
Equity issuances	$226	$100	$0	$0	$0

(1)
Net income available for common stock does not include transaction-related costs in 2026.

(2)
EBITDA, a non-GAAP financial measure, which is defined as net income plus net interest expense, income tax expense, depreciation, amortization expense, and excludes the equity component of AFUDC. EBITDA should not be considered as an alternative to net income or any other GAAP measure. See “Non-GAAP Financial Measures” below.

(3)
Because of the expected timeline to completion of the Merger, the Newco Forecasts did not include a forecast of Earnings per share and Dividend per share for 2025 or 2026.

(4)
Capital expenditures include AFUDC equity.

(5)
As described above, the NorthWestern Board also reviewed the Newco Forecast excluding the impact of synergies for fiscal years 2027-2029 that, as noted below, were assumed in the preparation of the Newco Forecast shown here, and the same was used by Greenhill in its financial analysis. Excluding such synergies, the Newco Forecast estimates for earnings per share for fiscal years 2027, 2028 and 2029 would have been $4.21, $4.48 and $4.78, respectively.

Among other things, some of the assumptions used in the preparation of the Newco Forecast include:
•
the Merger would be completed by the end of 2026, in accordance with the terms of the Merger Agreement and without any material concessions having been made to secure required statutory approvals (described under “The Proposed Merger — Regulatory Matters Relating to the Merger”) and with the companies incurring an aggregate of $100 million of transaction-related costs;

•
Except as noted in footnote 5 above, that Newco management would be able to identify, and successfully execute on a strategy to realize, net synergies and other impacts of the Merger that would benefit Newco’s EPS for 2027, 2028 and 2029;

•
the Newco Board would continue to declare regular quarterly dividends, with the per share amount of dividends in 2027, 2028 and 2029 increasing at approximately 2% annually; and

•
the Newco Board would adopt a financing strategy that minimizes dilutive equity issuances while maintaining strong or solid investment-grade credit ratings;

•
except as noted above, all of the assumptions and estimates used in the preparation of the Black Hills Standalone Forecast and the NorthWestern Standalone Forecast, which form the basis of the Newco Forecast, reflect the performance that the companies would continue to have after combination.

Non-GAAP Financial Measures
Certain of the measures included in or derived from the Forecasts may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used in the Forecasts may not be comparable to similarly titled amounts used by other companies. These non-GAAP measures are included in this joint proxy statement/prospectus because such information was made available to the Black Hills Board, the NorthWestern Board, Goldman Sachs and Greenhill and certain other parties and used in the process leading to the execution of the merger agreement, as described elsewhere in this joint proxy statement/prospectus.
EBITDA is a non-GAAP financial measure as it excludes amounts included in net income (loss), the most directly comparable measures calculated in accordance with GAAP. This measure should not be considered as an alternative to net income (loss) or other measures derived in accordance with GAAP. The SEC rules, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure, do not apply to non-GAAP financial measures provided to the Black Hills Board or to the NorthWestern Board or their respective financial advisors in connection with a proposed business combination like the Merger if the disclosure is included in a document like this joint proxy statement/prospectus. In addition, reconciliations of adjusted financial measures were not relied upon by the Black Hills Board, the NorthWestern Board or their respective members of management or financial advisors in connection with their respective evaluation of the Merger. Accordingly, neither Black Hills nor NorthWestern has provided a reconciliation of the adjusted financial measures included in the Forecasts to the relevant GAAP financial measures.
Accounting Treatment
The Merger will be accounted for in accordance with the acquisition method of accounting and the regulations of the SEC. Black Hills will be treated as the acquiring corporation for accounting and financial reporting purposes. For additional information, please see “Unaudited Pro Forma Condensed Combined Consolidated Financial Information” and the notes related thereto beginning on page 154. The historical financial statements of Black Hills will be the historical financial statements of Newco. The assets and liabilities of NorthWestern will be recorded, as of the completion of the Merger, at their fair values and consolidated with those of Black Hills on its financial statements. This will result in recording an amount for goodwill, which represents the excess of the consideration transferred over the fair value of the identifiable net assets of NorthWestern. Financial statements of Black Hills issued after the Merger will reflect only the operations of Newco’s business after the Merger and will not be restated retroactively to reflect the historical financial position or results of operations of NorthWestern.
All unaudited pro forma combined financial information contained in this joint proxy statement/prospectus was prepared using the acquisition method of accounting for business combinations. The final allocation of the purchase price will be determined after the Merger is completed and after completion of an analysis to determine the fair value of the assets and liabilities of NorthWestern’s business. Accordingly, the final purchase accounting adjustments may be materially different from the unaudited pro forma adjustments. Any decrease in the fair value of the assets or increase in the fair value of the liabilities of NorthWestern’s business as compared to the unaudited pro forma combined financial information included in this joint proxy statement/prospectus will have the effect of increasing the amount of recorded goodwill. An increase or decrease in the share price of Black Hills Common Stock would have the effect of increasing or decreasing goodwill, as the case may be. The goodwill amount will not be affected by a change in the NorthWestern share price.
Material U.S. Federal Income Tax Consequences of the Merger
The following discussion summarizes the material U.S. federal income tax consequences of the Merger to U.S. holders (as defined below) of shares of NorthWestern Common Stock that exchange their shares of NorthWestern Common Stock for shares of Black Hills Common Stock in the Merger. The discussion is based on the provisions of the Code, U.S. Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as currently in effect as of the date hereof and all of which are subject to change (possibly with retroactive effect) and all of which are subject to differing interpretations. This discussion assumes that the Merger will be completed in accordance with the Merger Agreement and as further described in this joint proxy statement/prospectus. Tax considerations arising under foreign, state, or local laws, or U.S. federal laws other than those pertaining to U.S. federal income tax, are not addressed in this joint proxy statement/prospectus.
For purposes of this discussion, the term “U.S. holder” refers to a beneficial owner of NorthWestern Common Stock that is for U.S. federal income tax purposes:
•
an individual citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any of its political subdivisions;

•
a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of the trust or (ii) such trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person (as defined in the Code); or

•
an estate that is subject to U.S. federal income taxation on its income regardless of its source.

This discussion applies only to U.S. holders of NorthWestern Common Stock that hold their shares of NorthWestern Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment) as of the Effective Time. This summary is not a complete description of all of the tax consequences of the Merger and, in particular, does not address any consequences arising under any alternative minimum tax, unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 or the Foreign Account Tax Compliance Act of 2010 (including the Treasury regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith), or Section 280G of the Code (which could result in a loss of tax deductions to NorthWestern in respect of certain transaction related compensation). This discussion does not address holders that are not U.S. holders. This discussion does not address all aspects of U.S. federal taxation that may be relevant to a particular U.S. holder in light of its particular circumstances or to holders subject to special treatment under the U.S. federal income tax laws, including, for example:
•
banks, thrifts, mutual funds, or other financial institutions;

•
partnerships, S corporations or other pass-through entities (or investors in partnerships, S corporations or other pass-through entities);

•
insurance companies;

•
tax-exempt organizations or governmental organizations;

•
dealers or brokers in stocks and securities, commodities or currencies;

•
traders in securities that elect to use a mark-to-market method of accounting;

•
individual retirement or other deferred accounts;

•
persons that hold shares of NorthWestern Common Stock as part of a straddle, hedge, appreciated financial position, constructive sale, conversion, integrated or other risk reduction transaction;

•
regulated investment companies;

•
real estate investment trusts;

•
controlled foreign corporations;

•
passive foreign investment companies;

•
persons whose “functional currency” is not the U.S. dollar;

•
persons who are not citizens or residents of the United States;

•
U.S. expatriates;

•
persons required to accelerate the recognition of any item of gross income as a result of such income being recognized on an “applicable financial statement”;

•
holders who actually or constructively own (or actually or constructively held at any time during the five-year period ending on the date of the disposition of such holder’s NorthWestern Common Stock pursuant to the Merger) 5% or more of NorthWestern Common Stock; and

•
shareholders who acquired their shares of NorthWestern Common Stock through the exercise of an employee stock option, as a restricted stock award, or otherwise as compensation or through a tax-qualified retirement plan.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of NorthWestern Common Stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partner and partnership. Partnerships and partners in such partnerships should consult their tax advisors about the tax consequences of the Merger to them.
This summary is not tax advice and does not purport to be a complete analysis or discussion of all U.S. federal income tax considerations relating to the Merger. The actual tax consequences of the Merger to you may be complex and will depend on your specific situation and on factors that are not within Black Hills’ or NorthWestern’s control. You should consult with your own tax advisor as to the tax consequences of the Merger (including the ownership and disposition of Black Hills Common Stock received in the Merger) in your particular circumstances, including the applicability and effect of any alternative minimum tax and any state, local or foreign and other tax laws and of any potential changes in those laws.
Closing Condition Tax Opinions
It is a condition to the closing of the Merger that Black Hills and NorthWestern will receive opinions from Faegre Drinker (or other nationally recognized tax counsel) and Morgan Lewis (or other nationally recognized tax counsel), respectively, dated as of the closing date of the Merger, to the effect that the Merger will qualify as a “reorganization” within the meaning of section 368(a) of the Code. These opinions will be based on certificates provided by Black Hills and NorthWestern to be delivered at closing of the Merger, and on certain customary factual assumptions.
Neither of these tax opinions will be binding on the IRS. Black Hills and NorthWestern have not and do not intend to seek any ruling from the IRS regarding any matters relating to the Merger, and as a result, there can be no assurance that the IRS will not disagree with or challenge any of the conclusions described herein.
Tax Consequences of the Merger
Provided that the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, the material U.S. federal income tax consequences of the Merger to U.S. holders of NorthWestern Common Stock generally will be as follows:
Exchange of Shares of NorthWestern Common Stock for Shares of Black Hills Common Stock
U.S. holders who exchange all of their shares of NorthWestern Common Stock for shares of Black Hills Common Stock generally will not recognize gain or loss for U.S. federal income tax purposes on that exchange, except with respect to cash, if any, received in lieu of a fractional share of Black Hills Common Stock (see below for the tax treatment of such cash received for a fractional share). Each U.S. holder’s aggregate tax basis in the shares of Black Hills Common Stock received in the Merger (including any fractional share) will equal such U.S. holder’s aggregate adjusted tax basis in the shares of NorthWestern Common Stock surrendered in the Merger. The holding period of the shares of Black Hills Common Stock received by a U.S. holder in the Merger (including any fractional share) will include such U.S. holder’s holding period for the shares of NorthWestern Common Stock surrendered in the Merger. If a U.S. holder holds different blocks of NorthWestern Common Stock (generally, NorthWestern Common Stock acquired on different dates or at different prices), such U.S. holder should consult its tax advisor with respect to the determination of the tax bases and/or holding periods of the particular shares of Black Hills Common Stock received in the Merger.
Receipt of Cash in Lieu of Fractional Shares
No fractional shares of Black Hills Common Stock will be distributed to a U.S. holder of shares of NorthWestern Common Stock in connection with the Merger. A U.S. holder that receives cash in lieu of fractional shares of Black Hills Common Stock as a part of the Merger will generally recognize capital gain or loss measured by the difference between the cash received for such fractional shares and the portion of the U.S. holder’s tax basis in the shares of NorthWestern Common Stock allocable to the fractional shares. Such capital gain or loss will generally be long term capital gain or loss if the holding period for such fractional shares of Black Hills Common Stock is more than one year. Long term capital gain of certain non-corporate taxpayers, including individuals, is generally taxed at preferential rates. The deductibility of capital losses is subject to limitations. U.S. holders that acquired different blocks of NorthWestern Common Stock at different times or different prices should consult their tax advisor regarding the manner in which gain or loss should be determined in their specific circumstances.
Backup Withholding and Information Reporting
Payments of any cash to a U.S. holder in lieu of a fractional share of Black Hills Common Stock in connection with the Merger generally will be subject to information reporting and may be subject to U.S. federal backup withholding. To prevent backup withholding, U.S. holders of NorthWestern Common Stock should provide the exchange agent with a properly completed IRS Form W-9 certifying such U.S. holder’s correct taxpayer identification number and that such U.S. holder is not subject to backup withholding and otherwise comply with all the applicable backup withholding rules or otherwise establish an applicable exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments to a U.S. holder of shares of NorthWestern Common Stock under the backup withholding rules may be allowed as a refund or credit against a U.S. holder’s federal income tax liability provided that such U.S. holder timely furnishes the required information to the IRS. The IRS may impose a penalty upon any taxpayer that fails to provide the correct taxpayer identification number.
The preceding discussion is intended only as an overview of the material U.S. federal income tax consequences of the Merger. It is not a complete analysis or discussion of all potential tax effects that may be important to you. Thus, you are strongly encouraged to consult your tax advisor as to the specific tax consequences resulting from the Merger in your particular circumstances, including tax return reporting requirements, the applicability and effect of federal, state, local and other tax laws and the effect of any proposed changes in the tax laws.
Regulatory Matters Relating to the Merger
Generally
In connection with the Merger, Black Hills and NorthWestern are required to obtain approvals or consents from, or make filings with, a number of United States federal and state public utility, antitrust and other regulatory authorities. Under the Merger Agreement, it is a condition to each party’s obligations to complete the Merger that the following United States federal and state regulatory approvals, consents and filings (collectively referred to as “required statutory approvals”) are obtained, have become final orders, and do not include or impose any undertaking, term, condition, liability, obligation, commitment, sanction or other measure that, individually or in the aggregate, has resulted in or would reasonably be expected to result in a Regulatory Material Adverse Effect (as further described below):
•
filings with the DOJ and the FTC pursuant to the HSR Act, to be made by each of Black Hills and NorthWestern, and the subsequent expiration or termination of the applicable waiting period under the HSR Act;

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filings with, and the approval of, FERC pursuant to Section 203 of the Federal Power Act (referred to as the “FPA”);

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filings with, and the consent of, the following state regulatory commissions (referred to as the “Requisite State Commissions”):

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the MPSC,

•
the NPSC,

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the SPDUC and,

•
only if required, the APSC; and

•
filings with, and the consent of, the Federal Communications Commission (referred to as the “FCC”).

Each of these required statutory approvals is further described below.
Although other governmental filings, consents or approvals may be required or sought under applicable laws, the required statutory approvals described above are the only governmental filings, consents or approvals that the parties have identified as material or on which the parties’ obligations to complete the Merger has been conditioned. The Merger also may be subject to review by the governmental authorities of various other federal, state or local jurisdictions under the antitrust and utility regulation or other applicable laws of those jurisdictions. It is possible that one or more governmental authority will open proceedings to determine whether they have jurisdiction over the Merger. In the event that any reviewing authorities are determined to have jurisdiction over the Merger transaction, there can be no assurance that the reviewing authorities will permit the applicable statutory waiting periods to expire or that the reviewing authorities will terminate the applicable statutory waiting periods at all, or otherwise approve the Merger without restrictions or conditions (which are difficult to predict or quantify) that would have a material adverse effect on the combined company if the Merger were completed.
While Black Hills and NorthWestern each believe that they will receive the required statutory approvals and any other material approvals for the transaction, there can be no assurance that all of these approvals will be obtained or, if obtained, that these approvals will not contain terms or conditions that could reasonably be expected to have a material adverse effect on the combined company following completion of the Merger. Based on the current status of the required statutory approval process, the parties are working, assuming all other conditions to completion of the Merger are satisfied, to complete the Merger in the second half of 2026. If one or more regulatory agencies conduct hearings or proceedings or otherwise open an investigation, the closing of the Merger may not occur until the first quarter of 2027, if at all.
Black Hills intends to submit the Black Hills Required Proposals, and NorthWestern intends to submit the NorthWestern Merger Proposal, in each case along with other proposals, to their respective shareholders at their respective special meetings as noted above in “Information About the Black Hills Special Meeting and Vote” beginning on page 39 and “Information About the NorthWestern Special Meeting and Vote” beginning on page 48. It is possible that a governmental agency will not have approved the Merger by the date of such meetings, which could delay or prevent completion of the Merger for a significant period of time after Black Hills’ shareholders and NorthWestern’s shareholders have approved the proposals relating to the Merger. Any delay in the completion of the Merger could diminish the anticipated benefits of the Merger or result in additional transaction costs, loss of revenue or other effects associated with uncertainty surrounding the transaction. In addition, it is possible that, among other things, a governmental agency could condition its required statutory approval of the Merger upon Black Hills and NorthWestern entering into an agreement to divest a portion of their combined businesses or assets or could restrict the operations of the combined businesses in accordance with specified business conduct rules. A governmental agency also could impose significant additional costs on the business of the combined company, including requiring the combined company to share a disproportionate amount of the expected or achieved benefits of the Merger with utility customers or require other financial commitments, such as rate credits to customers. Acceptance of any such conditions could diminish the benefits of the Merger to the combined company and result in additional costs, loss of revenue or other effects. Alternatively, rejection of such conditions could result in Black Hills and NorthWestern litigating with a governmental entity, which could delay the Merger or cause the Merger to be abandoned.

No additional shareholder approval is expected to be required for any decision by Black Hills and NorthWestern after the meetings are held relating to any terms and conditions necessary to resolve any regulatory objections to the Merger and, possibly, to proceed with consummation of the Merger.
As more fully described in “The Merger Agreement — Termination; Termination Fees; Expenses” beginning on page 147, if the required statutory approval condition has not been satisfied, the initial outside date of August 18, 2026 after which a party generally may terminate the Merger Agreement may be extended by three months up to two times, until as late as February 18, 2027.
Final Orders
The closing condition related to required statutory approvals will be satisfied only once the required statutory approvals have become final orders, which requires that (i) the order has not been reversed, stayed, enjoined, set aside, annulled or suspended and is in full force and effect and (ii) if applicable, any mandatory waiting period prescribed by law before the Merger may be consummated has expired or been terminated.
Regulatory Material Adverse Effect
The closing condition related to required statutory approvals will only be satisfied if the final orders for the required statutory approvals do not include or impose any undertaking, term, condition, liability, obligation, commitment, sanction or other measure that, individually or in the aggregate, has resulted in or would reasonably be expected to result in a “Regulatory Material Adverse Effect,” as defined in the Merger Agreement.
A Regulatory Material Adverse Effect means any undertakings, terms, conditions, liabilities, obligations, commitments, sanctions or other measures that, individually or in the aggregate, would have or would reasonably be expected to, have a material adverse effect on the financial condition, assets, liabilities, businesses or results of operations of Newco and its subsidiaries, taken as a whole, after giving effect to the Merger, but measured on a scale relative to the size of NorthWestern and its subsidiaries taken as a whole, prior to the Merger.
The parties have agreed that the approval or imposition of any of the commitments or agreements proposed (in accordance with Section 6.03 of the Merger Agreement and with the joint approval of Black Hills and NorthWestern) in the initial applications submitted in connection with any filings to obtain any Required Statutory Approval, or any comparable condition, requirement or similar item that is substantively the same or results in substantially the same effect, shall not be deemed to be, or contribute to, a Regulatory Material Adverse Effect.
Regulatory Efforts
Under the terms of the Merger Agreement, each of Black Hills and NorthWestern has agreed to use its reasonable best efforts to take or cause to be taken all actions and to do and assist and cooperate with the other party in doing all things necessary, proper or advisable to cause the conditions to the closing of the Merger to be satisfied as promptly as reasonably practicable, including, among other actions:
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making all necessary filings with governmental entities or third parties;

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jointly preparing and causing to be filed with the SEC a registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part;

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obtaining the required consents, as defined in the Merger Agreement, and all other third-party consents that are necessary, proper or advisable to consummate the Merger;

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obtaining the required statutory approvals and all other consents of governmental entities that are necessary, proper or advisable to consummate the Merger and the other transactions contemplated by the Merger Agreement; and

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executing and delivering any additional instruments that are necessary, proper or advisable to consummate the Merger and the transactions contemplated by the Merger Agreement.

Under the terms of the Merger Agreement, Black Hills and NorthWestern have agreed to cooperate with each other in determining whether any action or filing is required in connection with the Merger and in seeking any such actions, consents, approvals or waivers or making any such filings. Black Hills and NorthWestern have also agreed to provide to each other all information required for any application or other filing under any applicable law in connection with the transactions contemplated by the Merger Agreement. Black Hills and NorthWestern may not take any action, including acquiring any asset, property, business or person, that could reasonably be expected to materially increase the risk of not obtaining or making any consent or filing related to the required statutory approvals for the Merger. Each of Black Hills and NorthWestern also has agreed to use its reasonable best efforts to avoid or eliminate each and every impediment that may be asserted by a governmental entity pursuant to any antitrust law with respect to the Merger or in connection with granting any required statutory approvals so as to enable the closing to occur as soon as reasonably possible. However, notwithstanding the foregoing obligations, Black Hills and NorthWestern will not be obligated to undertake any efforts or take any action that, individually or in the aggregate, would result in, or would reasonably be expected to result in, a Regulatory Material Adverse Effect, as described above.
Antitrust and HSR Act Matters
The FTC and the DOJ frequently scrutinize the legality under the antitrust laws of transactions such as the Merger. The HSR Act, and the rules and regulations promulgated thereunder, provide that certain transactions, including the Merger, may not be consummated until required information and materials have been filed with the DOJ and the FTC and the applicable waiting period has expired or been terminated. NorthWestern and Black Hills expect to file under the HSR Act in connection with the proposed transaction under the Merger Agreement. Consequently, Black Hills and NorthWestern are in the process of preparing the Pre-Merger Notification and Report Forms to be filed with the DOJ and the Federal Trade Commission. The HSR Act requires the parties to observe a 30 calendar-day waiting period after the submission of their HSR filings before consummating their transaction, unless the waiting period is terminated early by the DOJ and FTC, or, alternatively, is extended if the DOJ or the FTC issues a Request for Additional Information and Documentary Material to Black Hills and NorthWestern. If the parties do not complete the Merger within 12 months after the expiration or early termination of the HSR Act waiting period, Black Hills and NorthWestern will need to submit new Pre-Merger Notification and Report Forms to the DOJ and the FTC and wait for the expiration or early termination of a new HSR Act waiting period before the parties could complete the Merger. Because clearance under the HSR Act remains valid for only 12 months following the expiration or termination of the applicable waiting period, in accordance with the terms of the Merger Agreement, Black Hills and NorthWestern have agreed to file their respective Pre-Merger Notification and Report Forms with the FTC and the DOJ under the HSR Act following the submission of their initial filings and applications with respect to the other required statutory approvals.
At any time before or after the Merger, the DOJ or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger or seeking divestiture of substantial assets of Black Hills, NorthWestern or their subsidiaries. Private parties and state attorneys general also may bring an action under the antitrust laws under certain circumstances. Based upon an examination of information available relating to the businesses in which the companies are engaged, Black Hills and NorthWestern believe that the Merger will receive the necessary clearance under the HSR Act. However, there can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, of the result of such challenge.
Federal Energy Regulatory Commission
Certain subsidiaries of both NorthWestern and Black Hills are deemed to be public utilities subject to the jurisdiction of FERC pursuant to the FPA. Section 203 of the FPA requires prior authorization from FERC for certain types of transactions including those resulting in the direct or indirect change of control over a FERC jurisdictional public utility, those that result in a public utility merging or consolidating its FERC-jurisdictional facilities with those of any other person, those resulting in the acquisition of the securities of a public utility by a holding company, and those that result in the merger of certain holding companies. As described above, pursuant to the Merger, Black Hills will become the direct parent of

NorthWestern and the indirect parent of the NorthWestern public utility subsidiaries, resulting in the indirect change of control over the NorthWestern public utilities. In addition, the issuance of shares in Black Hills to the current shareholders of NorthWestern will be deemed an indirect change of control over the Black Hills public utilities as FERC’s change of control threshold is 10% or more of common or voting equity. Thus, the Merger will require prior approval under Section 203 due to the change of control over the public utility subsidiaries of both NorthWestern and Black Hills. A joint Section 203 application allows for the companies to obtain the required FERC authorization for the entire transaction in a single proceeding.
FERC must authorize a merger or transaction pursuant to Section 203 of the FPA if it finds that the merger or transaction is consistent with the public interest. FERC has stated that, in analyzing a merger or transaction, it will evaluate the following criteria:
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the effect of the merger or transaction on competition in wholesale electric power markets;

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the effect of the merger or transaction on the applicants’ FERC-jurisdictional ratepayers; and

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the effect of the merger or transaction on state and federal regulation of the applicants.

In addition, in accordance with the Energy Policy Act of 2005, FERC also must find that the merger or transaction will not result in the cross-subsidization by public utility subsidiaries of other subsidiaries or improper encumbrances or pledges of utility assets and, if such cross-subsidization or encumbrances were to occur, whether they are consistent with the public interest.
Following a public notice and comment period where any interested party can raise any issue they deem relevant to FERC’s consideration of the joint application, FERC will review the foregoing factors to determine whether the merger or transaction is consistent with the public interest. If FERC finds that the merger or transaction would adversely affect competition in wholesale electric power markets, rates for transmission or the wholesale sale of electric energy, or regulation, or that the merger or transaction would result in cross-subsidies or improper encumbrances that are not consistent with the public interest, it may impose remedial conditions intended to mitigate such effects or it may decline to authorize the merger or transaction. Such conditions may or may not be consistent with the recommendations contained in comments submitted during the notice period.
In the event FERC chooses to impose remedial conditions, Black Hills and NorthWestern would then review such conditions in light of the requirements imposed pursuant to the Merger Agreement. Based on FERC precedent, Black Hills and NorthWestern believe that the Merger should satisfy FERC’s merger guidelines as well as its standards regarding cross-subsidization and encumbrances, and that any conditions imposed by FERC would not have a material adverse effect of the type described by the Merger Agreement that would permit Black Hills or NorthWestern to refuse to accept such conditions. However, there can be no guarantee that FERC will agree with the parties’ characterization of FERC precedent or that FERC will not change its analytic framework in a manner adverse to the parties.
Black Hills and NorthWestern and their public utility subsidiaries have not yet filed their joint application for approval of the Merger under FPA Section 203. As part of the application, the parties will submit a detailed market power analysis demonstrating that the Merger does not raise any significant competitive concerns under FERC’s merger guidelines. The application will also include information that Black Hills and NorthWestern believe demonstrates that the Merger satisfies the other public interest and cross-subsidization protection criteria considered by FERC in its review under FPA Section 203.
FERC is required to rule on a completed merger application not later than 180 days from the date on which the completed application is filed. Such a ruling could either approve or deny the application or approve the application with conditions. FERC may, however, for good cause, issue an order extending the time for its consideration of the merger application for up to an additional 180 days. If no order is issued within the statutory deadline and FERC does not extend such deadline, then the transaction is deemed to be approved. There is no guarantee that FERC will approve the Merger or that it will not extend the time period for its review, not initiate an evidentiary hearing or not impose remedial conditions on its approval that are unacceptable to Black Hills or NorthWestern in light of the requirements imposed under the Merger Agreement.

If FERC approves the Merger, interested parties that intervened in the proceeding before the agency can seek rehearing and, if rehearing is denied can file a petition for review seeking judicial review in the applicable U.S. Courts of Appeals. Such rehearing requests and petitions for review do not automatically stay the effectiveness of the FERC order approving the Merger, but parties could seek such a stay. If such a stay was to be granted, the Merger could not take place until the stay is lifted or the rehearing or petition for review resolved in favor of Black Hills and NorthWestern.
Aside from the required authorization under Section 203 of the FPA, the Merger may require the parties to prepare and submit certain filings pursuant to Section 205 of the FPA related to market-based rate authorizations of their public utility subsidiaries. None of these Section 205 filings is a required statutory approval for completing the Merger as such filings would occur post-closing.
State Regulatory Approvals
Montana Public Service Commission.   Under MPSC precedent, MPSC approval is required prior to sale or transfer of public utilities under its jurisdiction (and their parent companies) as an aspect of its broad general authority to regulate public utilities. The MPSC generally applies any of three standards to evaluate such transfers: the public interest standard, the no-harm-to-consumers standard, or the net-benefit-to-consumers standard (see Order No. 6754e in Dkt. No. 02006.6.82). The MPSC seeks to assure that utility customers will receive adequate service and facilities, that utility rates will not increase as a result of the sale or transfer, and that the acquiring entity is fit, willing, and able to assume the service responsibilities of a public utility, though it has not enunciated a specific standard for approval because of the variety of situations that arise. On October 20, 2025, we filed an application with the MPSC for approval of the Merger.
Nebraska Public Service Commission.   Under Nebraska Revised Statute § 66-1828(1), no reorganization change of control of a jurisdictional utility may take place without the approval of the NPSC. Applicants must reasonably demonstrate at a public hearing that the transaction will not adversely affect the utility’s ability to serve its ratepayers. On October 27, 2025, we filed an application with the NPSC for approval of the Merger.
South Dakota Public Utilities Commission.   Under Chapter 49-34A of the South Dakota Codified Laws, SDPUC approval is required for the sale or merger of any public utility in the state. After an application is made, the SDPUC shall review, with or without public hearing. The commission shall act on the application within one hundred eighty days and shall approve the proposed action unless the commission finds that there is a likelihood of significant adverse impacts to customers in this state. On October 27, 2025, we filed an application with the SDPUC for approval of the Merger.
Arkansas Public Service Commission.   Under Title 23, Chapter 3, Subchapter 3 of the Arkansas Code, the APSC has authority to review certain transactions resulting in an acquisition of control of an Arkansas domestic public utility, such as Black Hills Energy Arkansas, Inc., a natural gas utility subsidiary of Black Hills. Section 23-3-302 of the Arkansas Code includes a rebuttable presumption that control includes the direct or indirect ownership by any person of 10% or more of the voting securities of a domestic public utility to protect against hostile takeover. Black Hills and NorthWestern did not believe that this presumption would apply to the Merger and further believed that even if it were to apply, the presumption would be rebutted. However, because of uncertainty as to the interpretation and application of such provision, the parties agreed to include consent of the APSC as a statutory approval if required. As of the date hereof, Black Hills and NorthWestern have determined that such consent is not required and do not intend to seek such consent.
Federal Communications Commission
Under Section 310(d) of the Communications Act of 1934, prior approval of the FCC is required for the transfer of control over wireless radio licenses, such as the wireless radio licenses held by certain subsidiaries of NorthWestern. Black Hills and NorthWestern expect to obtain such approval as a matter of course.
Listing of Black Hills Common Stock to Be Issued in the Merger
In the Merger Agreement, Black Hills has agreed to use its reasonable best efforts to cause the Black Hills Common Stock to be issued in the Merger to be approved for listing on the NYSE or other mutually agreed exchange prior to the closing of the Merger. Black Hills and NorthWestern have agreed to use their commercially reasonable efforts acting in good faith to agree on a new name and ticker symbol for Newco prior to the closing and to cooperate in causing the shares to be approved for listing, including by providing information reasonably requested by Black Hills.
Delisting and Deregistering of NorthWestern Common Stock
If the Merger is completed, NorthWestern Common Stock will cease to be listed on Nasdaq and will be deregistered under the Exchange Act.
Resale of Black Hills Common Stock
The shares of Black Hills Common Stock to be issued in connection with the Merger will not be subject to any restrictions on transfer arising under the Securities Act, except for shares issued to any Black Hills or NorthWestern shareholder who may be deemed to be an “affiliate” of Newco after the completion of the Merger. This joint proxy statement/prospectus does not cover resales of Black Hills Common Stock by affiliates of Black Hills or NorthWestern.
Litigation Relating to the Merger
It is common for transactions such as the Merger to become subject to litigation. Neither Black Hills nor NorthWestern undertakes any duty to disclose any such litigation except as otherwise expressly required by law. The Merger Agreement generally provides that each of the companies would control the defense of any such litigation brought against it, subject to certain consultation and consent rights in favor of the other company.
As of January 29, 2026, Black Hills and NorthWestern are not aware of any litigation relating to the transaction that they consider material to the shareholder voting decisions.
Additional Interests of Black Hills and NorthWestern Directors and Officers
Some Black Hills directors and executive officers and some NorthWestern directors and executive officers have interests in the Merger as directors or officers that are different from, or in addition to, the interests of other Black Hills shareholders or NorthWestern shareholders, respectively.
Additional Interests of Black Hills’ Directors and Executive Officers in the Merger
In considering the recommendation of the Black Hills Board with respect to the Black Hills proposals, Black Hills shareholders should be aware that the executive officers and directors of Black Hills have certain interests in the Merger and related transactions that may be different from, or in addition to, the interests of Black Hills shareholders generally. The Black Hills Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated by it, including the Merger, and in making their recommendation that Black Hills’ shareholders approve the proposals set forth herein. All benefits received, or to be received, by directors, officers or employees of Black Hills as a result of the Merger are, and will be, solely in connection with their services as directors, officers or employees of Black Hills. No benefit has been, or will be, conferred for the purpose, in whole or in part, of increasing the value of the consideration to any such person for the Black Hills Common Stock held by such person, and no consideration is, or will be, conditional, by its terms, on such person supporting the Merger or related proposals.
After review and consideration of the circumstances, including review and discussion with the Black Hills Compensation Committee and its independent compensation consultant, the Black Hills Board determined that the Merger, upon completion, will be deemed to constitute a change in control for purposes of certain compensation arrangements as described below, and that certain equity awards would vest in full at the Effective Time, which deviated from the original terms of the agreements. In making this determination, the Black Hills Board considered several factors, including, among other things, the fact that the Merger constitutes a change in control under applicable NorthWestern compensation arrangements, the parties’ agreement to use a “best athlete” approach to appointing certain executive officers and other employees of Newco, the fact that NorthWestern’s time-based equity awards provided for acceleration of vesting upon a change in control, and the retention value of providing similar treatment to Black Hills officers and employees given the uncertainty created for them by the pendency of the Merger.
Black Hills’ current named executive officers (the “Black Hills NEOs”) and their respective positions are as follows:
Linden R. Evans	President and Chief Executive Officer
Kimberly F. Nooney	Sr. Vice President and Chief Financial Officer
Marne M. Jones	Sr. Vice President — Utilities
Erik D. Keller(1)	Former Sr. Vice President — Chief Information Officer
Sarah A. Wiltse(2)	Sr. Vice President — Chief Human Resources Officer

(1)
Mr. Keller resigned from Black Hills effective February 28, 2025.

(2)
Ms. Wiltse joined Black Hills October 28, 2024.

Black Hills’ current non-employee directors are as follows:
Non-Employee Director
Robert F. Beard
Barry M. Granger
Tony A. Jensen
Kathleen S. McAllister
Steven R. Mills
Robert P. Otto
Scott M. Prochazka
Teresa A. Taylor
Anne G. Waleski
Treatment of Black Hills Equity Awards
Equity Awards Granted Prior to August 18, 2025.
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Each restricted stock award (“RSA”) of Black Hills issued to officers and employees pursuant to Black Hills’ long-term incentive program under the Black Hills Stock Plan prior to the date of the Merger Agreement (including any dividends credited in respect thereto) will fully vest, with restrictions on such shares lapsing in full, as of immediately prior to the Effective Time.

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At the Effective Time, each RSU of Black Hills issued under the Black Hills Stock Plan pursuant to the Black Hills Non-Employee Director Equity Compensation Plan prior to the date of the Merger Agreement (including any dividend equivalent units credited with respect thereto) will vest and be settled in accordance with the applicable award agreements and plan document, with the Closing deemed to constitute a “Change in Control” or similar event (notwithstanding the fact that the Merger may not otherwise constitute such a triggering event) for purposes of any vesting in connection with termination of service following a Change in Control or similar event. Based on the current expectation that the Merger will be completed in the fourth quarter of 2026 or first quarter of 2027, the RSUs issued prior to the date of the Merger Agreement, held by non-employee directors will likely vest pursuant to their scheduled vesting dates prior to the Effective Time and likely not be subject to the treatment described in this paragraph.

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Each PSU of Black Hills (including any dividend equivalent units credited in respect thereto) that was issued prior to the date of the Merger Agreement will be converted into a RSU award providing for payment in shares of common stock of Newco, (A) with the number of stock units of Black

Hills outstanding immediately prior to the Effective Time calculated based on the greater of (1) the number of stock units assuming target performance was achieved or (2) the number of stock units based on actual performance achievement as of immediately prior to the Effective Time, as Black Hills reasonably determines in good faith after consultation with NorthWestern, and (B) with vesting of such Newco restricted stock units determined based on continued service through the end of the applicable performance period for such converted PSU award (for the avoidance of doubt, without any ongoing performance-vesting conditions) and with the Closing deemed to constitute a “Change in Control” or similar event for purposes of any accelerated vesting in connection with termination of employment following a Change in Control or similar event (notwithstanding the fact that the Merger may not otherwise constitute such a triggering event) subject to the vesting provisions of the Black Hills Stock Plan and applicable award as in effect immediately prior to the Effective Time.
Equity Awards Granted On or After August 18, 2025.
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At the Effective Time, each unvested RSA and RSU of Black Hills granted on or after the date of the Merger Agreement will be treated as specified in the terms of such award; provided that RSUs of Black Hills awarded to a non-employee director on or after the date of the Merger Agreement may provide that such RSUs will accelerate and vest pro-rata if such director will not be a continuing director of Newco after the Effective Time.

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Any unvested PSUs of Black Hills that are granted on or after the date of the Merger Agreement and that are outstanding as of the Effective Time will be treated as specified in the terms of such award, including, in the case of executive officers of Black Hills, accelerated vesting of any such awards upon a qualifying termination during the protection period (assuming for this purpose that the Merger constitutes a “Change in Control” under such agreements).

The table below sets forth (i) the Black Hills RSUs held by each Black Hills non-employee director that are unvested as of January 26, 2026; and (ii) the estimated value of those awards (on a pre-tax basis). Such amounts have been calculated assuming a price per share of Black Hills Common Stock of $60.16, which is the average NYSE closing market price of the Black Hills Common Stock over the first five business days following the first public announcement of the Merger Agreement on August 19, 2025 (rounded to the nearest cent).
Non-Employee Director	Number of Unvested Equity Awards	Total
Robert F. Beard	2,294	$138,007
Barry M. Granger	2,294	$138,007
Tony A. Jensen	2,294	$138,007
Kathleen S. McAllister	2,294	$138,007
Steven R. Mills	2,294	$138,007
Robert P. Otto	2,294	$138,007
Scott M. Prochazka	2,294	$138,007
Teresa A. Taylor	2,294	$138,007
Anne G. Waleski	2,294	$138,007
Roles with the Combined Company following Completion of the Merger
Upon effectiveness of the Merger, it is expected that Newco would include among its officers Marne M. Jones as Chief Operating Officer and Kimberly F. Nooney as Chief Integration Officer. The remaining executive officers of Newco (other than the Chief Executive Officer and Chief Financial Officer, who are expected to be the current Chief Executive Officer and Chief Financial Officer of NorthWestern, respectively) could include other of Black Hills’ executive officers discussed herein.
As provided in the Merger Agreement, upon completion of the Merger, the Newco Board will consist of eleven members, six of whom will be designated by Black Hills (including the current Black Hills Board chair who will serve as the Newco Board chair), all of whom will be chosen from among the independent directors of the Black Hills Board serving immediately prior to the Effective Time. As of the date of this joint proxy statement/prospectus, Black Hills has not determined which of the independent directors will serve on the Newco Board, other than the Black Hills Board chair.
Retention Pool
The Merger Agreement permits each of NorthWestern and Black Hills to implement a retention program, under a framework to be mutually agreed by the entities, in order to provide a compelling long-term financial incentive and to retain their respective key employees following the signing of the Merger Agreement through consummation of the Potential Transaction. Black Hills’ retention pool (the “Black Hills Retention Pool”) should equal $13.75 million in the aggregate, but no awards under the Black Hills Retention Pool have been allocated as of the date of this joint proxy statement/prospectus. Black Hills’ executive officers, among other key employees, are eligible for such allocations. Any allocations to Black Hills’ executive officers will be made, if at all, with the approval of the Black Hills Compensation Committee upon the recommendation of the Black Hills’ President and Chief Executive Officer (or his designee) prior to consummation of the Potential Transaction.
Black Hills Change in Control Agreements
The Black Hills NEOs are parties to change in control agreements that provide for certain payments and other benefits to be payable upon a change in control and a subsequent termination of employment, either involuntary or for a good reason. For the reasons described above, the Black Hills Board determined that the Merger will be deemed a change in control for purposes of the change in control agreements.
In connection with the execution of the Merger Agreement, on August 18, 2025, Black Hills entered into a letter agreement (the “Transition Agreement”) with Mr. Evans pursuant to which Mr. Evans will remain employed as Black Hills’ President and Chief Executive Officer through the Effective Time. The Transition Agreement provides that in exchange for Mr. Evans’ commitment to remain employed through the Effective Time or termination of the Merger Agreement, he will be entitled to certain payments and benefits, other than cash severance, under his change in control severance agreement, and accelerated vesting of his equity awards, when his employment concludes at that time.
Pursuant to the change in control agreements, upon a change in control, the executive officer whose employment continues is entitled to receive, for a period of two years (the “Protection Period”), annual compensation at least equal to the highest rate in effect at any time during the one-year period preceding the change in control, and as may be increased from time to time, and employment welfare benefits, pension benefits and supplemental retirement benefits on a basis no less favorable than those received prior to the change in control. Annual compensation is defined to include base salary, targeted short-term incentive, targeted long-term incentive grants and awards, matching contributions or other benefits payable under the 401(k) Retirement Savings Plan, and Black Hills contributions made under the Post-2018 Nonqualified Deferred Compensation Plan but exclude restricted stock awards, performance units or stock options that become vested or exercisable pursuant to a change in control.
If a Black Hills NEO’s employment is terminated prior to the end of the Protection Period by Newco for cause or disability, by reason of such officer’s death, or by the Black Hills NEO without good reason, the Black Hills NEO will receive all amounts of compensation earned or accrued through the termination date.
If a Black Hills NEO’s employment is terminated during the Protection Period (other than by reason of death) (i) by Newco other than for cause or disability, or (ii) by the executive for a good reason, then the Black Hills NEO is entitled to the following benefits under the change in control agreements or, in the case of Mr. Evans, in connection with the termination of his employment at the Effective Time pursuant to the Transition Agreement:
•
Cash Severance — for Black Hills NEOs other than Mr. Evans, severance pay equal to two times the officer’s severance compensation defined as the Black Hills NEO’s base salary and short-term incentive target on the date of the change in control;

•
Pro-rated Target Bonus — a pro-rata target short-term incentive bonus for the year in which the termination occurs;

•
Welfare Benefit Continuation — continuation of employee welfare benefits for eighteen months following the termination date if the Black Hills NEO was enrolled in coverage prior to the termination.

•
Incremental Retirement Benefits — (a) two additional years (or, in the case of Mr. Evans, three additional years) of service and age will be credited to the Black Hills NEO’s retiree medical savings account and the account balance will become fully vested and he is eligible to use the account balance to offset retiree medical premiums at the later of age 55 or the end of the applicable continuation period; (b) two years (or, in the case of Mr. Evans, three years) of additional credited service under the executive’s applicable retirement plans; and (c) two additional years (or in the case of Mr. Evans, three years) of employer contributions under the Post-2018 Nonqualified Deferred Compensation Plan; and

•
Outplacement Assistance — outplacement assistance services for up to six months.

No payment or benefits are provided under any of these agreements (including the Transition Agreement) unless the Black Hills NEO executes, and does not revoke, a written release of any and all claims against Black Hills or its successor (other than entitlements under the terms of the agreements or which may not be released under applicable law). The agreements also contain confidentiality, non-competition and non-solicitation obligations for each of the Black Hills NEOs pursuant to which they have each agreed not to compete with the business for one year, or to solicit customers or employees for two years following a termination of employment.
Quantification of Payments and Benefits to Black Hills’ Named Executive Officers
For purposes of this disclosure, a “Qualifying Termination” means a termination of employment without “cause” or for “good reason” during the two years following a change of control of Black Hills (which includes completion of the Merger with NorthWestern).
The table below sets forth the amount of payments and benefits that each of the Black Hills NEOs would receive in connection with the Merger, assuming (i) that the Merger were consummated and each such Black Hills NEO experienced a Qualifying Termination on January 26, 2026 (which is the assumed date solely for purposes of this disclosure and referred to as the “Assumed Closing Date”); (ii) a per share price of Black Hills Common Stock of $60.16, which is the average NYSE closing market price of the Black Hills Common Stock over the first five business days following the first public announcement of the Merger Agreement on August 19, 2025 (rounded to the nearest cent); (iii) that each Black Hills NEO’s base salary rate and annual target bonus remain unchanged from those in effect as of the date of this joint proxy statement/prospectus; and (iv) equity awards that are outstanding as of January 26, 2026 receive the treatment described below. The calculations in the table below do not include any amounts that the Black Hills NEOs were entitled to receive or that were vested as of the Assumed Closing Date. In addition, these amounts do not attempt to forecast any additional awards, grants or forfeitures that may occur prior to the actual Effective Time. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by a Black Hills NEO may materially differ from the amounts set forth below. Mr. Keller, Black Hills’ former Senior Vice President — Chief Information Officer, is not entitled to any payments or benefits in connection with the Merger and is not included in the tables.
For purposes of this discussion, “Single Trigger” refers to benefits that arise as a result of the completion of the Merger and “Double Trigger” refers to benefits that require two conditions, which are the completion of the Merger and a qualifying termination during the protection period.
Black Hills NEO	Cash(1)	Equity Awards(2)	Pension/ NQDC(3)	Perquisites/ Benefits(4)	Total
Linden R. Evans	$78,356	$6,573,743	$1,908,000	$73,500	$8,633,599
Kimberly F. Nooney	$1,690,433	$2,851,584	$321,440	$27,500	$4,890,957
Marne M. Jones	$1,690,433	$2,215,271	$311,640	$83,400	$4,300,744

Black Hills NEO	Cash(1)	Equity Awards(2)	Pension/ NQDC(3)	Perquisites/ Benefits(4)	Total
Sarah A. Wiltse	$1,104,964	$522,189	$118,930	$44,000	$1,790,083

(1)
The cash severance and pro-rated bonus values in this column constitute Double Trigger payments and assume a qualifying termination as of the Assumed Closing Date. The amounts are calculated in accordance with the Change in Control Agreements and, for Mr. Evans, the Transition Agreement, in each case as described above.

Black Hills NEO	Base Salary Component of Severance	Bonus Component of Severance	Pro-Rata Short Term Bonus	Total
Linden R. Evans	$—	$—	$78,356	$78,356
Kimberly F. Nooney	$980,000	$686,000	$24,433	$1,690,433
Marne M. Jones	$980,000	$686,000	$24,433	$1,690,433
Sarah A. Wiltse	$728,000	$364,000	$12,964	$1,104,964

(2)
The values in this column include (a) the value of unvested RSAs for which vesting accelerates on a Single Trigger and (b) the value of unvested PSUs for which the vesting accelerates only on a Double Trigger, provided that the PSUs outstanding prior to August 18, 2025 will convert to time-based restricted stock units at the greater of target or actual performance and vest based on continued service through the qualifying termination date. For purposes of determining the number of shares of Black Hills Common Stock covered by Black Hills PSUs, this table assumes target performance. Amounts include accrued but unpaid dividends and dividend equivalents corresponding to the PSU awards.

Black Hills NEO	Value of Unvested RSAs	Value of Unvested PSUs	Total
Linden R. Evans	$2,094,410	$4,479,333	$6,573,473
Kimberly F. Nooney	$1,814,967	$1,036,617	$2,851,584
Marne M. Jones	$1,366,895	$848,376	$2,215,271
Sarah A. Wiltse	$325,225	$196,964	$522,189

(3)
Represents the present value of incremental retirement benefits that would be received under the Change in Control Agreements and, for Mr. Evans, the Transition Agreement, in each case as described above. Mr. Evans is already retirement eligible. The values in this column are only payable upon a Double Trigger and assume a qualifying termination as of the Assumed Closing Date.

(4)
The calculation assumes that the Black Hills NEO does not take employment with another employer following termination, elects continued welfare benefits until age 55 or, if later, the end of the two-year benefit continuation period (three years for Mr. Evans) and elects retiree medical benefits thereafter. Retirement is assumed to occur at the earliest eligible date. The table also does not include a value for outplacement services because this would be a de minimis amount. Values in this column constitute Double Trigger payments and assume a qualifying termination as of the Assumed Closing Date.

Additional Interests of NorthWestern’s Directors and Executive Officers in the Merger
In considering the recommendation of the NorthWestern Board with respect to the NorthWestern proposals, NorthWestern shareholders should be aware that the executive officers and directors of NorthWestern have certain interests in the Merger and related transactions that may be different from, or in addition to, the interests of NorthWestern shareholders generally. The NorthWestern Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated by it, including the Merger, and in making their recommendation that NorthWestern’s shareholders approve the proposals set forth herein. All benefits received, or to be received, by directors, officers or employees of NorthWestern as a result of the Merger are, and will be, solely in connection with their services as directors, officers or employees of NorthWestern. No benefit has been, or will be, conferred for the purpose, in whole or in part, of increasing the value of the consideration to any such person for the NorthWestern Common Stock held by such person, and no consideration is, or will be, conditional, by its terms, on such person supporting the Merger or related proposals.
NorthWestern’s current named executive officers and their respective positions are as follows:
Name	Position
Brian Bird	President and Chief Executive Officer
Crystal Lail	Chief Financial Officer
Shannon Heim	General Counsel and Vice President — Federal Government Affairs
John Hines	Vice President — Supply/Montana Government Affairs
Bobbi Schroeppel	Vice President — Customer Care, Communications and Human Resources
NorthWestern’s current non-employee directors are as follows:
Name
Sherina Maye Edwards
Dave Goodin
Jan Horsfall
Britt Ide
Kent Larson
Linda Sullivan
Mahvash Yazdi
Jeffrey Yingling
Treatment of Equity and Equity-Based Awards
NorthWestern’s directors and executive officers who own shares of NorthWestern Common Stock will be treated in the same manner as all other holders of NorthWestern Common Stock, including having the right to receive the Merger Consideration as described in “Summary — Effects of the Merger” and “Summary — Merger Consideration” beginning on page 11. The following table sets forth the number of shares of NorthWestern Common Stock owned, as of January 26, 2026, by each of NorthWestern’s directors and named executive officers, which, for this purpose, excludes (i) shares subject to outstanding and unvested NorthWestern Restricted Stock Units and NorthWestern Performance Stock Units, which are, in each case, described below, and (ii) shares held by affiliated entities of such persons. The estimated value of the shares of NorthWestern Common Stock has been calculated assuming a price per share of NorthWestern Common Stock of $66.64, which is the closing market price of the NorthWestern Common Stock on January 26, 2026 (rounded to the nearest cent).
Name	Shares Owned as of (#)	Value of Shares Owned ($)
Executive Officers
Brian Bird	154,086	$10,268,291
Crystal Lail	18,015	$1,200,520
Shannon Heim	1,921	$128,015
John Hines	34,181	$2,277,822
Bobbi Schroeppel	30,919	$2,060,442
Non-Employee Directors
Sherina Maye Edwards	8,885	$592,096
Dave Goodin	4,531	$301,946
Jan Horsfall	9,924	$661,335

Name	Shares Owned as of (#)	Value of Shares Owned ($)
Britt Ide	14,180	$944,955
Kent Larson	10,948	$729,575
Linda Sullivan	32,632	$2,174,596
Mahvash Yazdi	21,592	$1,438,891
Jeffrey Yingling	22,250	$1,482,740
The NorthWestern non-employee directors do not hold any unvested NorthWestern Restricted Stock Units or NorthWestern Performance Stock Units as of January 26, 2026.
Restricted Stock Units
Pursuant to the Merger Agreement, at the Effective Time, (i) any NorthWestern Restricted Stock Unit granted prior to the signing of the Merger Agreement that is outstanding and unvested immediately prior to the Effective Time will be fully vested and settled in cash, subject to any withholding taxes as provided for under the Merger Agreement, and (ii) any NorthWestern Restricted Stock Unit granted on or after the signing of the Merger Agreement that is outstanding and unvested immediately prior to the Effective Time will be adjusted so that it provides for the grant of an amount of Newco restricted stock units denominated in shares of Newco common stock with the Black Hills restricted stock units being equal to the Post-Signing Restricted Stock Unit Consideration. See “Summary — Treatment of NorthWestern Performance Units, Restricted Stock Units and Benefit Plans” beginning on page 13. The value of the NorthWestern Restricted Stock Units described above are included in the table listed under “Quantification of Payments and Benefits to NorthWestern’s Named Executive Officers” below.
Performance Stock Units
Pursuant to the Merger Agreement, at the Effective Time, (i) any NorthWestern Performance Stock Unit granted prior to the signing of the Merger Agreement will be cancelled and replaced with restricted stock units of Newco calculated based on the greater of (A) the number of stock units assuming target performance was achieved or (B) the number of stock units based on actual performance achievement as of immediately prior to the Effective Time, with such amount of Newco restricted stock units being equal to the Pre-Signing Performance Award Consideration, and (ii) any NorthWestern Performance Stock Units granted on or after to the signing of the Merger Agreement will be adjusted so that the target award is denominated in shares of Black Hills Common Stock with such target amount equal to the Post-Signing Performance Award Consideration. See “Summary — Treatment of NorthWestern Performance Units, Restricted Stock Units and Benefit Plans” beginning on page 13. The value of the NorthWestern Performance Stock Units described above are included in the table listed under “Quantification of Payments and Benefits to NorthWestern’s Named Executive Officers” below.
Deferred Compensation Plans
Officers Deferred Compensation Plan
NorthWestern’s executive officers may participate in the Officers Deferred Compensation Plan, which allows officers to defer up to 100% of certain compensation, including base salary, short-term incentive awards, and awards earned under NorthWestern’s equity compensation plan. Such deferred compensation may be credited to the participants’ plan accounts in NorthWestern Common Stock or designated investment options that substantially mirror the NorthWestern 401(k) plan options. NorthWestern may make discretionary contributions on behalf of participants in the Officers Deferred Compensation Plan.
In connection with the Merger, NorthWestern may terminate the Officers Deferred Compensation Plan, in which case each participant account held thereunder will be distributed to the respective participants in the form of a NorthWestern Deferred Award. See “Summary — Treatment of NorthWestern Performance Units, Restricted Stock Units and Benefit Plans” beginning on page 13. The value of each executive officer’s account under the Officers Deferred Compensation Plan is included in the table listed under “Quantification of Payments and Benefits to NorthWestern’s Named Executive Officers” below.
Non-Employee Directors Deferred Compensation Plan
The directors of NorthWestern are eligible to participate the NorthWestern Deferred Compensation Plan for Non-Employee Directors (the “Director Deferred Compensation Plan”). Pursuant to the Director Deferred Compensation Plan, each director may elect to defer all or a portion of their annual cash fees or annual stock award, which such deferred compensation may be invested in deferred stock units of the NorthWestern Common Stock or in designated investment options that substantially mirror the NorthWestern 401(k) plan options. In connection with the Merger, NorthWestern may terminate the Director Deferred Compensation Plan, in which case each participant account held thereunder will be distributed to the respective participants in the form of a NorthWestern Deferred Award. See “Summary — Treatment of NorthWestern Performance Units, Restricted Stock Units and Benefit Plans” beginning on page 13.
Annual Incentive Plan
Annual incentive plans for the year in which consummation of the Potential Transaction occurs will be handled pursuant to a common, equitable framework agreed upon by NorthWestern and Black Hills, which framework may include that, in determining payout amounts, payment timing and performance achievement and establishment of performance criteria in respect of such award, may account in good faith and equitably for the Potential Transaction and any nonrecurring charges that would not reasonably be expected to have been incurred by NorthWestern had the Potential Transaction not been consummated. This may include payment of such annual incentive awards partway through the year, proration of such awards, and/or determining the amount of such awards based on either actual performance or assumed target performance. Without limiting the foregoing, annual cash incentive plans for future years pending the consummation of the Potential Transaction may be adopted by NorthWestern consistent with past practice.
Retention Pool
As part of its regular compensation program, NorthWestern provides NorthWestern Restricted Stock Units to key employees to promote long-term shareholder value, and promote management team stability and provide appropriate incentives. The terms of the grant agreements provide in the ordinary course that the NorthWestern Restricted Stock Units “cliff vest” after three years, unless vesting is accelerated due to a change in control such as the mergers or retirement occurs.
To this end, the Merger Agreement permits each of NorthWestern and Black Hills to implement a cash retention program, under a framework to be mutually agreed by the entities, in order to provide a compelling long-term financial incentive and to retain their respective key employees following the signing of the Merger Agreement through consummation of the Potential Transaction. While NorthWestern’s retention pool (the “NorthWestern Retention Pool”) should equal $11.25 million in the aggregate and Black Hills’ retention pool (the “Black Hills Retention Pool”) should equal $13.75 million in the aggregate, no awards under the NorthWestern Retention Pool have been allocated as of the date of this joint proxy statement/prospectus. NorthWestern’s executive officers, among other key employees, are eligible for such allocations, which will be made, if at all, by NorthWestern’s President and Chief Executive Officer (or his designee) prior to consummation of the Potential Transaction.
Potential Change in Control and Severance Entitlements Payments to NorthWestern Named Executive Officers
As a matter of course, NorthWestern has maintained, since 2016, the Key Employee Severance Plan, as amended (the “Severance Plan”). Pursuant to the Severance Plan, executive officers of NorthWestern (with the exception of Brian Bird, who has entered into the CEO Agreement, which provides for individual severance entitlements, as described below) are eligible to receive the following benefits (collectively, the “Severance Benefits”) if both a “change in control” (as defined in the Severance Plan) occurs and, within 24 months thereafter, the officer’s employment is terminated without “cause” or the officer terminates their employment for “good reason”: A lump sum severance payment equal to 2.5x the sum of the executive officer’s (i) annual base pay in effect on the date of the qualifying termination, and (ii) target annual incentive bonus:
•
A lump sum annual incentive payment equal to the executive officer’s cash payment under the annual incentive plan calculated in accordance with the terms of the annual incentive plan through the last month in the fiscal year completed prior to the executive officer’s qualifying termination, and prorated by the completed number of months in the fiscal year, excluding the month in which the qualifying termination occurs;

•
COBRA reimbursements for 24 months following the qualifying termination; and

•
Outplacement services by a company-selected provider limited to $20,000 over a period not to exceed 12 months.

As of August 18, 2025, Brian Bird entered into the CEO Agreement, which provides for post-Effective Time severance entitlements, the effectiveness of which is contingent upon the consummation of the Merger. Pursuant to the terms of the CEO Agreement, in the event Brian’s employment is terminated without cause or Brian terminates his employment for good reason at any time during the three-year period following the Effective Time, he may receive severance benefits equal to the Severance Benefits described above.
For purposes of the Severance Plan and the CEO Agreement, the term “cause” generally means the officer’s fraud, misappropriation of corporate property or funds, or embezzlement, malfeasance in office, misfeasance in office which is willful or grossly negligent, or nonfeasance in office which grossly negligent, failure to comply with NorthWestern’s code of conduct, illegal conduct or gross misconduct or dishonestly which is willful and results (or is likely to result) in substantial damage to NorthWestern, and willful and continued failure of the officer to perform their duties after receiving written demand for substantial performance from their immediate supervisor and given reasonable time to correct such failure. For purposes of the Severance Plan and the CEO Agreement, the term “good reason” generally means a material reduction in the officer’s job responsibilities, a material reduction in the officer’s total compensation other than as a part of a reduction by the same percentage of compensation of all similarly situated employees, or an involuntary relocation of the officer’s worksite to a location more than 50 miles from the officer’s principal work site as the time of the change in control or, in the case of the CEO Agreement, a requirement that Brian perform his services out of a specific office or region for more than 50% of his business time in a calendar year, where such office or region is more than 50 miles from his personal residence as of August 18, 2025, in each case after the officer has given notice of such condition and NorthWestern’s failure to correct such condition.
Lastly, the Merger Agreements permits NorthWestern and Black Hills to adopt a broad-based severance plan, which would be effective post-Effective Time. The CEO Agreement provides that to the extent such severance plan is applicable to C-Suite executives of Newco and provides for severance benefits in excess of the Severance Benefits, Mr. Bird would be entitled to elect which severance benefits he would receive in the event of a termination of employment.
The Merger will constitute a change in control under the Severance Plan. The Severance Benefits described above are subject to, among other things, the executive officer’s timely execution and non-revocation of a general release of claims in favor of NorthWestern and related parties.
The potential amounts payable to NorthWestern’s executive officers upon a qualifying termination in connection with a change in control under the CEO Agreement and the Severance Plan are included in the table listed under “Quantification of Payments and Benefits to NorthWestern’s Named Executive Officers” below.
Quantification of Payments and Benefits to NorthWestern’s Named Executive Officers
This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation that is based on or otherwise related to the Merger for each of NorthWestern’s named executive officers.

The amounts set forth in the table below are estimates based on multiple assumptions that may or may not actually occur. As a result, the actual amounts, if any, that a named executive officer receives may materially differ from the amounts set forth in the table.
The following table assumes that (i) the Effective Time will occur on January 26, 2026; (ii) the employment of each named executive officer will be terminated immediately following the Effective Time in a manner entitling such individual to receive severance payments and benefits under the Severance Plan or in the case of Brian Bird, the CEO Agreement; (iii) the named executive officers have each timely executed and not revoked a release of claims; (iv) the named executive officers’ base salaries and target annual bonus opportunities will remain unchanged from those in place as of the date on which the Merger Agreement was signed; (v) no named executive officers will enter into new agreements or are legally entitled to, prior to the Effective Time, additional compensation or benefits, except as described above; and (vi) the named executive officers will receive additional equity or equity-based awards in the ordinary course annual process prior to the Effective Time, which in accordance with the Merger Agreement, will not be subject to acceleration and are not included in the table below.
The table below does not account for any payments or benefits that would have been earned, or any amounts associated with NorthWestern Restricted Stock Units or NorthWestern Performance Stock Units that would vest according to their terms on or prior to the Effective Time or amounts under contracts, agreements, plans, or arrangements to the extent that they do not discriminate in scope, terms, or operation in favor of the named executive officers and that they are generally available to all salaried employees of NorthWestern (such as annual incentive arrangements). It also does not include any allocations or potential payments that may be made under the NorthWestern Retention Pool, given no allocations have been made under such pool as of the date of this joint proxy statement/prospectus. The values and descriptions also (1) do not reflect applicable tax withholdings that are applicable to any of the payments set forth in the table, and (2) after giving consideration to any mitigation techniques with respect to Sections 280G and 4999 of the Code and any applicable Code Section 280G cutback provisions under the applicable arrangements (e.g., best net after tax provisions), assume that no payments are subject to reduction to the extent required by the terms of the applicable agreement to account for the application of Sections 280G and 4999 of the Code to such payments.
Name	Cash ($)(1)	Equity ($)(2)	Pension/ NQDC ($)(3)	Benefits ($)(4)	Tax Reimbursement ($)(5)	Total ($)(6)
Brian Bird	4,646,250	7,961,854	1,020,000	58,610	0	13,686,715
Crystal Lail	2,258,595	2,015,669	292,313	59,364	0	4,625,941
Shannon Heim	1,432,595	962,906	144,000	78,905	0	2,618,406
John Hines	1,291,273	792,740	135,077	58,787	0	2,277,876
Bobbi Schroeppel	1,309,985	793,550	135,800	76,914	0	2,316,249

(1)
Represents the value of the named executive officer’s cash severance, as described in “Severance Entitlements” and based on the assumptions set forth above. The following table shows, for each named executive officer, the amount of each component part of these cash payments. These amounts are all “double trigger” in nature, meaning that eligibility to receive these amounts requires a qualifying termination in connection with a change in control.

Name	Cash Severance Payment ($)	Annual Incentive Payment ($)
Brian Bird	4,646,250	0
Crystal Lail	2,258,595	0
Shannon Heim	1,432,595	0
John Hines	1,291,273	0
Bobbi Schroeppel	1,309,985	0

(2)
Represents estimated values associated with the treatment of the outstanding and unvested

NorthWestern Restricted Stock Units and NorthWestern Performance Stock Units in connection with the Merger. See the section of this proxy statement titled “Summary — Treatment of NorthWestern Performance Units, Restricted Stock Units and Benefit Plans” beginning on page 13. Because all outstanding and unvested NorthWestern Restricted Stock Units that were granted prior to the signing of the Merger Agreement that are not deferred equity awards will be subject to accelerated vesting, these awards are treated as “single-trigger” for purposes of the Merger (i.e., they will be triggered by the Merger without regard to whether the executive’s employment is also terminated).
(3)
Represents estimated values associated with the acceleration of vesting of each named executive officer’s remaining unvested contributions under the Officers Deferred Compensation Plan (i.e., the NorthWestern Deferred Award received by each named executive officer in connection with the Merger). It is expected that employer compensation will be awarded in February 2026 in the ordinary course, and, accordingly, such amounts are not included in the table above.

(4)
Represents the product of (i) the COBRA reimbursement payments made by NorthWestern over the 24 months following the named executive officers’ terminations of employment following a change in control, plus (ii) the value of any outplacement services provided by a NorthWestern-selected provider limited over a period not to exceed 12 months, in each case as described in more detail in the section of this proxy statement titled “Potential Change in Control and Severance Entitlements Payments to NorthWestern Named Executive Officers”. As shown in the table above, these amounts are “double-trigger” in nature.

(5)
None of the named executive officers will be entitled to any tax reimbursements or tax benefits in connection with the Merger.

(6)
The amounts in this column represent the aggregate total of all compensation described in columns (1) through (5).

Continuing Employee Benefits
The Merger Agreement provides that for each individual employed by NorthWestern (or a subsidiary thereof) immediately prior to the Effective Time, who continues to be an employee of Newco (or a subsidiary thereof) following the Effective Time, Newco will maintain a base salary or wage rate no less favorable than that in effect for such employee as of immediately prior to the Effective Time. The Merger Agreement also provides that, following the Effective Time, Newco will provide continuing NorthWestern employees with service credit under any Newco benefit plans for service with NorthWestern prior to the Effective Time, and Newco will honor all applicable severance, retention, change in control, and similar arrangements, as well as collective bargaining agreements, union contracts, and similar labor contracts to which NorthWestern (or a subsidiary thereof) is a party.
Roles with the Combined Company following Completion of the Merger
As of the date of this proxy statement, Brian Bird has entered into the CEO Agreement, pursuant to which he is entitled to, among other things, certain post Effective Time Severance Benefits, contingent upon consummation of the Merger. The terms of the CEO Agreement are described in greater detail above under “Potential Change in Control and Severance Entitlements Payments to NorthWestern Named Executive Officers”. The remaining executive officers of Newco (other than the Newco Chief Financial Officer, who is expected to be the current Chief Financial Officer of NorthWestern) are to be jointly agreed prior to the Effective Time and could include other of NorthWestern’s executive officers discussed herein.
As provided in the Merger Agreement, upon completion of the Merger, the Newco Board will consist of eleven members, five of whom will be designated by NorthWestern, all of whom (except for Mr. Bird, as CEO) will be chosen from among the independent directors of the NorthWestern Board serving immediately prior to the Effective Time (and will include among them the chair of the NorthWestern Board). As of the date of this joint proxy statement/prospectus, NorthWestern has not determined which of the independent directors will serve on the Newco Board, other than the Chief Executive Officer.

THE MERGER AGREEMENT
This section of the joint proxy statement/prospectus describes the material provisions of the Merger Agreement but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Annex A to this joint proxy statement/prospectus and incorporated into this joint proxy statement/prospectus by reference. Black Hills and NorthWestern urge you to read the full text of the Merger Agreement because it is the legal document that governs the Merger. It is not intended to provide you with any other factual information about Black Hills, NorthWestern, or Merger Sub. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement (and summarized below) were made by and to the parties thereto as of specific dates and are qualified by information in amended and restated disclosure letters delivered by the parties in connection with the signing of the Merger Agreement. These disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Black Hills and NorthWestern rather than establishing matters as facts and may be subject to a contractual standard of materiality or material adverse effect different from that generally applicable to public disclosures to shareholders. Information concerning the subject matter of these representation or warranties may have changed since the date of the Merger Agreement. Black Hills and NorthWestern will provide additional disclosure in their public reports to the extent that they are aware of the existence of any material facts that are required to be disclosed under federal securities laws and that might otherwise contradict the terms and information contained in the Merger Agreement and will update such disclosure as required by federal securities laws. Other than as disclosed in this joint proxy statement/prospectus and the documents incorporated herein by reference, as of the date of this joint proxy statement/prospectus, neither of Black Hills or NorthWestern is aware of any material facts that are required to be disclosed under the federal securities laws that would contradict the representations and warranties in the Merger Agreement. The representations and warranties in the Merger Agreement and the description of them in this document should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and filings Black Hills and NorthWestern publicly file with the SEC. Such information can be found elsewhere in this joint proxy statement/prospectus and in the public filings Black Hills and NorthWestern make with the SEC, as described in the section entitled “Where You Can Find More Information” beginning on page 193 of this joint proxy statement/prospectus.
Merger Agreement
The descriptions that follow are of the material provisions of the Merger Agreement. For more information concerning the Merger Agreement, please review the copy of the Merger Agreement attached as Annex A. For more information about the background of and reasons for the amendment and restatement of the original Merger Agreement, see the section entitled “The Proposed Merger — Background of the Merger,” beginning on page 55.
The Merger
The Merger Agreement provides for the merger of Merger Sub, a wholly owned subsidiary of Black Hills, with and into NorthWestern, with NorthWestern to continue as the surviving corporation and a direct wholly owned subsidiary of Black Hills. Upon completion of the Merger, Black Hills will adopt a new name reflecting the combined business, with such name to be announced at a later date.
Completion and Effectiveness of the Merger
Unless they agree to another date or the Merger Agreement is terminated in accordance with its terms, Black Hills and NorthWestern will complete the Merger no later than the date that is the third business day after all of the conditions to completion of the Merger contained in the Merger Agreement, which are described in the section entitled “The Merger Agreement — Conditions to the Merger” beginning on page 144 of this joint proxy statement/prospectus, are satisfied or waived (except for those conditions that by their terms are to be satisfied at the Closing but subject to the satisfaction or waiver of such conditions), including approval of the Black Hills Required Proposals by Black Hills shareholders and NorthWestern Merger Proposal by NorthWestern shareholders (the “closing date”). The Merger will become effective upon the parties’ filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as NorthWestern and Black Hills may agree (which time shall be specified in such certificate of merger).
Effects of the Merger
Immediately after the Effective Time, (1) NorthWestern, as the surviving corporation, will possess all of the properties, rights privileges, powers and franchises of NorthWestern and Merger Sub, and all of NorthWestern and Merger Sub’s claims, obligations, liabilities, debts and duties will become NorthWestern’s, as the surviving corporation, and (2) Black Hills, as Newco, will continue to possess all of the properties, rights, privileges, powers and franchises of Black Hills, and all of Black Hills’ claims, obligations, liabilities, debts and duties will continue to be Newco’s.
Merger Consideration
Common Stock
Except as described below, subject to the terms and conditions of the Merger Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of any party or any other person, (1) each share of NorthWestern Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive the Merger Consideration (or cash in lieu of fractional shares thereof) and, when so converted, will automatically cease to exist, and (2) each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one share of NorthWestern Common Stock and, as of the Effective Time, will constitute the only outstanding shares of NorthWestern Common Stock.
If prior to the Effective Time, there is any change in the number or type of outstanding shares of Black Hills Common Stock or NorthWestern Common Stock as a result of any reclassification, stock split, combination (including a reverse stock split), or any stock dividend with respect to Black Hills Common Stock or NorthWestern Common Stock, in each case, having a record date after the date of the Merger Agreement and prior to the Effective Time, the Merger Consideration will be appropriately and equitably adjusted so as to provide to the holders of NorthWestern Common Stock and Black Hills Common Stock the same economic effect as contemplated by the Merger Agreement prior to such action.
Treasury Shares; Shares Owned by Black Hills or Merger Sub
Immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of any party or any other person, each share of NorthWestern Common Stock held as a treasury share by NorthWestern, if any, and each share of NorthWestern Common Stock owned of record by Black Hills or Merger Sub, if any, will, in each case, no longer be outstanding and be automatically canceled and cease to exist, and no consideration will be delivered in exchange for such shares.
Treatment of Black Hills Restricted Share Units, Performance Unit Awards, and Restricted Shares
The Merger will be deemed a “change in control” under the Black Hills Stock Plan. Each RSU of Black Hills issued pursuant to Black Hills’ long-term incentive program under the Black Hills Stock Plan prior to the date of the Merger Agreement (including any dividends credited in respect thereto) will fully vested, with restrictions on such shares lapsing in full, as of immediately prior to the Effective Time. At the Effective Time, each unvested RSU of Black Hills issued under the Black Hills Stock Plan pursuant to the Black Hills Non-Employee Director Equity Compensation Plan prior to the date of the Merger Agreement (including any dividend equivalent units credited with respect thereto) will vest and be settled in accordance with the applicable award agreements and plan document, with the closing of the Merger deemed to constitute a “Change in Control” or similar event (notwithstanding the fact that the Merger may not otherwise constitute such a triggering event) for purposes of any vesting in connection with termination of service following a Change in Control or similar event. At the Effective Time, each unvested RSU of Black Hills granted on or after the date of the Merger Agreement will be treated as specified in the terms of such award; provided that RSUs of Black Hills awarded to a non-employee director on or after the date of the Merger Agreement will accelerate and vest pro-rata if such director will not be a continuing director of Black Hills after the Effective Time.

Each unvested PSU of Black Hills (including any dividend equivalent units credited in respect thereto) that was issued prior to the date of the Merger Agreement will be converted into RSU awards providing for payment in shares of Newco common stock, (A) with the number of stock units of Black Hills outstanding immediately prior to the Effective Time calculated based on the greater of (1) the number of stock units assuming target performance was achieved or (2) the number of stock units based on actual performance achievement as of immediately prior to the Effective Time, as Black Hills reasonably determines in good faith after consultation with NorthWestern, and (B) with vesting of such Newco RSUs determined based on continued service through the end of the applicable performance period for such cancelled PSU award (for the avoidance of doubt, without any ongoing performance-vesting conditions) and with the closing of the Merger deemed to constitute a “Change in Control” or similar event for purposes of any vesting in connection with termination of employment following a Change in Control or similar event (notwithstanding the fact that the Merger may not otherwise constitute such a triggering event) subject to the vesting provisions of the Black Hills Stock Plan and applicable award as in effect immediately prior to the Effective Time. Any unvested PSUs of Black Hills that are granted on or after the date of the Merger Agreement and that are outstanding as of the Effective Time will be treated as specified in the terms of such award.
All other restricted shares, including those not issued pursuant to Black Hills’ long-term incentive program (i.e., special incremental awards) under the Black Hills Stock Plan issued prior to the date of the Merger Agreement will fully vest with all restrictions lapsing in full, as of immediately prior to the Effective Time. Each director phantom stock units of Black Hills granted under Black Hills’ Amended and Restated Outside Directors Stock Based Compensation Plan granted prior to the date of the Merger Agreement (including any dividend equivalent units credited in respect thereto), will vest and be settled in accordance with the terms of their applicable award agreements and plan document, with the closing of the Merger deemed to constitute a “Change in Control” or similar event (notwithstanding the fact that the Merger may not otherwise constitute such a triggering event). All other unvested Black Hills equity awards granted on or after the date of the Merger Agreement shall be treated as specified in such award agreement.
Treatment of NorthWestern Performance Units, Restricted Stock Units and Benefit Plans
At the Effective Time, each unvested NorthWestern Performance Stock Unit of NorthWestern that was issued prior to the date the Merger Agreement will be cancelled as of immediately prior to the Effective Time and substituted with consideration constituting an amount of Newco RSUs denominated in shares of Newco common stock, (A) with the number of stock units of NorthWestern outstanding immediately prior to the Effective Time calculated based on the greater of (1) the number of stock units assuming target performance was achieved or (2) the number of stock units based on actual performance achievement as of immediately prior to the Effective Time, as NorthWestern reasonably determines in good faith after consultation with Black Hills, with (B) such amount of Newco RSUs being equal to the product, rounded to the nearest three decimal points, of (1) the number of notional shares of NorthWestern Common Stock underlying such NorthWestern Performance Stock Unit award as of immediately prior to the Effective Time after the calculation in (A) above and (2) the Exchange Ratio, with vesting of such Newco RSUs determined based on continued service through the end of the applicable performance period for such cancelled NorthWestern Performance Stock Unit(for the avoidance of doubt, without any ongoing performance-vesting conditions) and subject to the other vesting provisions of the applicable NorthWestern Stock Plan and applicable award agreement (including, for the avoidance of doubt, any vesting in connection with termination of employment following a “Change in Control” or similar event) as in effect immediately prior to the Effective Time. Any unvested NorthWestern Performance Stock Units that are granted on or after the date of the Merger Agreement and that are outstanding as of the Effective Time will be treated as specified in the terms of such award; provided that, immediately prior to the Effective Time, such NorthWestern Performance Stock Units will be adjusted so that the target award amount denominated in NorthWestern Common Stock is denominated in Black Hills Common Stock, with such target amount equal to the product, rounded to the nearest whole number of shares, of (A) the number of target shares of NorthWestern Common Stock underlying such NorthWestern Performance Stock Unit award as of immediately prior to the Effective Time and (B) the Exchange Ratio.
At the Effective Time, each NorthWestern Restricted Stock Unit that is unvested and was issued prior to the date of the Merger Agreement (and that are not NorthWestern deferred equity awards and that are not subject to performance-based vesting requirements) will fully vest as of immediately prior to the Effective

Time and will be settled in cash by no later than the second regularly scheduled payroll date after the Effective Time (subject to applicable withholdings for taxes). Any unvested NorthWestern Restricted Stock Units that are issued on or after the date of the Merger Agreement (and that are not NorthWestern deferred equity awards and that are not subject to performance-based vesting requirements) will be treated as specified in the terms of such award; provided that, immediately prior to the Effective Time, such NorthWestern Restricted Stock Units will be adjusted so that they provide for the grant of an amount of Newco RSUs denominated in shares of Black Hills Common Stock, with the Newco RSUs being equal to the product, rounded to the nearest three decimal points, of (A) the number of notional shares of NorthWestern Common Stock underlying such NorthWestern Restricted Stock Units as of immediately prior to the Effective Time and (B) the Exchange Ratio.
At the Effective Time, each deferred equity award of NorthWestern shall be converted into the right to receive cash, measured as of immediately prior to the Effective Time, and settled on such dates or events as provided in such contract, plan or program that governs the deferred equity award (subject to applicable withholdings for taxes).
NorthWestern shall, prior to the Effective Time, take such actions under the NorthWestern ESPP and applicable law to provide that: (i) NorthWestern may continue to establish and administer offering periods under the NorthWestern ESPP until September 30, 2026; provided that, any offering period that is expected to include the Effective Time will be shortened and terminated effective as of a date prior to the Effective Time as determined by NorthWestern, (ii) each NorthWestern ESPP participant’s accumulated payroll deductions (without interest) through the termination date of the NorthWestern ESPP will be used to purchase shares of NorthWestern Common Stock in accordance with the terms of the NorthWestern ESPP, which shares will be outstanding immediately prior to the Effective Time and treated as NorthWestern Common Stock for all purposes under the Merger Agreement, and (iii) the NorthWestern ESPP will terminate as of no later than immediately prior to the Effective Time.
Fractional Shares
Black Hills will not issue any fractional shares of common stock in connection with the Merger. The exchange agent or Newco will determine the aggregate number of Black Hills Common Stock delivered to the exchange agent by Black Hills in excess of the Merger Consideration distributed to former holders of NorthWestern Common Stock and, as promptly as practicable, sell such excess shares at the then-prevailing prices on the NYSE or such other stock exchange as Black Hills and NorthWestern agree for the listing of Newco shares. The proceeds of the sale of excess shares will be held in trust without interest until the exchange agent makes available the proceeds to former fractional share holders in accordance with the terms of the Merger Agreement. In lieu of receiving any such fractional share interests, all fractional shares to which a single record holder would be entitled will be aggregated (calculations may be rounded by the exchange agent or Newco to no fewer than three decimal places) and the exchange agent will determine the portion of the trust to which each former holder of NorthWestern Common Stock is entitled, if any, by multiplying the amount of the aggregate net proceeds composing the trust by a fraction, the numerator of which is the amount of the fractional share interest to which such former holder of NorthWestern Common Stock would otherwise be entitled (after taking into account all shares of NorthWestern Common Stock, as applicable, held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all former holders of NorthWestern Common Stock would otherwise be entitled.
Exchange Procedures
Prior to the Effective Time, Black Hills and NorthWestern will appoint the transfer agent of Black Hills, the transfer agent of NorthWestern, or another bank or trust company reasonably acceptable to each of them to act as exchange agent for the purpose of exchanging shares of NorthWestern Common Stock for the Merger Consideration in accordance with the terms and conditions of the Merger Agreement.
On the closing date, Black Hills will deposit or cause to be deposited with the exchange agent, in trust for the benefit of the holders of NorthWestern Common Stock, an aggregate amount of shares of Black Hills Common Stock sufficient to deliver the aggregate number of shares of Black Hills Common Stock comprising the aggregate Merger Consideration without regard to whether any single holder would be entitled to fractional shares. In addition, Black Hills will deposit, or cause to be deposited, with the exchange agent, as necessary from time to time after the Effective Time, any dividends, other distributions or fractional share cash payable pursuant to the Merger Agreement.
Promptly after the Effective Time (but no later than five business days after the Effective Time), Black Hills will cause the exchange agent to send to each holder of record of a certificate representing outstanding shares of NorthWestern Common Stock immediately prior to the Effective Time whose shares were converted into the right to receive the Merger Consideration (each, a “Certificate”): (1) a letter of transmittal in form and substance reasonably satisfactory to NorthWestern and Black Hills specifying that delivery will be effected, and that risk of loss and title to share certificates or book-entry shares held by such holder will pass, only upon delivery of such Certificates to the exchange agent and (2) instructions for use in effecting the surrender of such share Certificates in exchange for the Merger Consideration. Upon surrender to, and acceptance in accordance with the Merger Agreement by, the exchange agent of a Certificate, the holder thereof will receive (A) the Merger Consideration payable in respect of the number of shares of NorthWestern Common Stock formerly represented by such Certificate surrendered (which shall be in book-entry form, unless the holder thereof is otherwise entitled to and requests a certificate) and (B) any dividends or other distributions of cash payable pursuant to the Merger Agreement.
Each holder of book-entry shares of NorthWestern Common Stock represented by book-entry shares will automatically be converted into the right to receive the Merger Consideration payable in respect of such book-entry shares and any dividends or other distributions payable pursuant to the Merger Agreement, and no holder of book-entry shares of NorthWestern Common Stock shall be required to deliver a certificate in respect thereof or a letter of transmittal, nor shall any such holder of a book-entry share of NorthWestern Common Stock be required to surrender such book-entry shares to the exchange agent.
Holders of NorthWestern Common Stock (other than holders of book-entry shares) should not send in their stock certificates until they receive a letter of transmittal from the exchange agent with instructions for the surrender of stock certificates.
The exchange agent shall be entitled to invest any cash deposited by Black Hills as directed by Newco, subject to the applicable terms and conditions of the Merger Agreement. To the extent such investments experience any losses or for any other reason the amount of cash deposited with the exchange agent by Black Hills is insufficient for the exchange agent to make prompt payment to any amounts required pursuant to the Merger Agreement, Black Hills shall promptly reimburse any such losses or provide additional funds to ensure that the funds held by the exchange agent are at all times sufficient for any payments required pursuant to the terms of the Merger Agreement.
Lost, Stolen and Destroyed Certificates
If a certificate formerly representing shares of NorthWestern Common Stock is lost, stolen or destroyed, the person claiming such certificate to be lost, stolen or destroyed must deliver an affidavit of that fact and, if required by Newco, post a bond (in such reasonable and customary amount as Newco may direct) as indemnity against any claim that may be made against it with respect to such certificate prior to receiving any Merger Consideration (including any dividends or distributions with a record date after the Effective Time to which such holder is entitled).
Appraisal Rights
No appraisal rights will be available to Black Hills or NorthWestern shareholders with respect to the transactions contemplated by the Merger Agreement.
Representations and Warranties
The Merger Agreement contains customary representations and warranties made by Black Hills, on the one hand, and NorthWestern, on the other, regarding aspects of their respective businesses, financial condition and structure, as well as other facts pertinent to the Merger. These representations and warranties are subject to materiality, knowledge and other similar qualifications in many respects and expire at the Effective Time. The representations and warranties of each of Black Hills, Merger Sub, and NorthWestern have been made solely for the benefit of the other parties. In addition, those representations and warranties may be intended not as statements of actual fact, but rather as a way of allocating risk between the parties, may have been modified by the disclosure schedules attached to the Merger Agreement, are subject to the materiality standard described in the Merger Agreement, which may differ from what may be viewed as material by you, and were made only as of the date of the Merger Agreement and the closing date or another date as is specified in the Merger Agreement. Information concerning the subject matter of these representations or warranties may have changed since the date of the Merger Agreement. Each of Black Hills and NorthWestern will provide additional disclosure in their public reports to the extent that they are aware of the existence of any material facts that are required to be disclosed under federal securities laws and that might otherwise contradict the terms and information contained in the Merger Agreement and will update such disclosure as required by federal securities laws.
The representations and warranties of each of Black Hills and NorthWestern contained in the Merger Agreement are generally reciprocal, expect as otherwise indicated below. Each of Black Hills and NorthWestern has made representation and warranties regarding, among other things:
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corporate organization and similar corporate matters, including the qualification to do business under applicable law, corporate standing and corporate power;

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subsidiaries;

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the capital structure and equity securities;

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the authority to enter into and consummate the transactions contemplated by the Merger Agreement, board approval, and shareholder approval required to consummate the applicable transactions contemplated by the Merger Agreement;

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the absence of any conflict or violation of the organizational documents, applicable laws or any material contract or the creation of an encumbrance on property or assets as a result of entering into and consummating the transactions contemplated by the Merger Agreement;

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the governmental, regulatory and third party approvals required to consummate the transactions contemplated by the Merger Agreement;

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SEC filings, the financial statements contained in those filings and compliance with applicable securities laws;

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internal controls over financial reporting and disclosure controls and procedures;

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the absence of undisclosed liabilities;

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the absence of certain changes or events since December 31, 2024;

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taxes and tax returns;

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employee benefit plans and labor and employment matters;

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litigation;

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compliance with applicable laws;

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authorizations, licenses and permits;

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absence of applicable takeover laws;

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environmental matters;

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material contracts and the absence of breaches of material contracts;

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owned and leased real properties;

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intellectual property, information technology, and data protection;

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insurance policies;

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the absence of ownership of Black Hills Common Stock by NorthWestern or any of its affiliates or the absence of ownership of NorthWestern Common Stock by Black Hills or any of its affiliates, as applicable;

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the absence of untrue statements of material fact or omission of a material fact in this joint proxy statement/prospectus and certain future filings with the SEC in connection with the transactions contemplated by the Merger Agreement and compliance with applicable securities laws in connection therewith;

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regulatory as a public utility company and compliance with filings required to be made with governmental authorities in connection therewith;

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entitlements to any broker, finder, financial advisor or similar fee in connection with the transactions contemplated by the Merger Agreement;

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the receipt of an opinion of a financial advisor with respect to the Exchange Ratio; and

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the absence of related party transactions.

The Merger Agreement contains an additional representation and warranty of Black Hills relating to (i) Black Hills’ ownership of all outstanding shares of capital stock of Merger Sub free of encumbrances and any other restrictions, (ii) Merger Sub’s incorporation solely for the purposes of merging with and into NorthWestern and taking action incident to the Merger and Merger Agreement, and (iii) Merger Sub’s lack of assets, liabilities or obligations and business operations, except as arising from preparing for and consummating the transactions contemplated by the Merger Agreement.
Black Hills’ Conduct of Business Before Completion of the Merger
Pursuant to the terms of the Merger Agreement, until the Effective Time and except as required or contemplated by the Merger Agreement, as required by applicable law or as consented to in writing by NorthWestern (which consent cannot be unreasonably withheld, conditioned or delayed), Black Hills has agreed to and to cause its subsidiaries to use commercially reasonable efforts to:
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conduct its business in the ordinary course of business in all material respects; and

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preserve intact its business organization and existing relationships with employees, customers, suppliers and certain governmental entities.

In addition, until the Effective Time and except as required or expressly contemplated by the Merger Agreement, as required by applicable law, as consented to in writing by NorthWestern (which consent cannot be unreasonably withheld, conditioned or delayed), or as set forth in Black Hills’ disclosure letter as excepted from the interim operating covenants, Black Hills has agreed that it will not (and will not permit its subsidiaries to):
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declare, set aside or pay any dividends or other distributions, subject to certain exceptions including (1) regular quarterly cash dividends payable in respect of shares of Black Hills Common Stock not in excess of $0.676 per share for quarterly dividends for 2025 (increasing by not more than 4% over the prior year dividends thereafter) on a schedule consistent with Black Hills’ past practice, (2) dividend equivalents accrued or payable by Black Hills with respect to certain equity awards of Black Hills, (3) dividends and distributions by a direct or indirect wholly owned Black Hills subsidiary to Black Hills or a wholly owned Black Hills subsidiary, and (4) certain other dividends related to stub periods to the extent coordinated between NorthWestern and Black Hills pursuant to the terms of the Merger Agreement;

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amend any of its organizational documents, including its articles of incorporation or bylaws or equivalent organizational documents, or amend its subsidiaries organizational documents, except in the latter case, where it would not materially adversely affect NorthWestern or would not reasonably be expected to interfere with the consummation of the Merger;

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split, combine, consolidate, subdivide or reclassify any of its capital stock or other equity interests or voting securities or securities convertible into or exchangeable or exercisable for capital stock or other equity interests or voting securities, or securities convertible into or exchangeable or exercisable for capital stock or other equity interests or voting securities, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, other equity interests or voting securities, except for transactions between or among Black Hills and any wholly owned subsidiaries or between or among the wholly owned subsidiaries of Black Hills and as otherwise permitted by the Merger Agreement;
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except as may be required by certain benefit plans of Black Hills, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire (1) any capital stock of Black Hills or any subsidiary of Black Hills or any securities of Black Hills or any subsidiary of Black Hills convertible into or exchangeable or exercisable for shares of capital stock or voting securities of, or other equity interests in, Black Hills or any subsidiary of Black Hills or (2) any warrants, calls, options or other rights to acquire from Black Hills or any subsidiary of Black Hills, or any other obligation of Black Hills or any subsidiary of Black Hills to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or voting securities of, or other equity interests in, Black Hills or any subsidiary of Black Hills (the foregoing clauses (1) and (2), collectively, “Black Hills Equity Securities”), except for (A) the acquisition by Black Hills of shares of Black Hills Common Stock in the open market to satisfy its obligations under certain benefit plans of Black Hills and (B) the withholding of shares of Black Hills Common Stock to satisfy certain tax obligations with respect to certain equity award grants;

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issue, deliver, sell, grant, pledge or otherwise encumber or subject to any lien any Black Hills Equity Securities (including shares of Black Hills Common Stock) or voting debt, subject to certain exceptions including (1) the settlement of certain equity awards, (2) as provided under certain benefit plans, (3) grants of certain equity awards in the ordinary course of business and consistent with the terms set forth in Black Hills’ disclosure letter, (4) solely with respect to the capital stock or other securities of Black Hills’ wholly owned subsidiaries, transactions solely between Black Hills and its wholly owned subsidiaries, or among Black Hills’ wholly owned subsidiaries, or (5) as set forth in the Black Hills disclosure letter;

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except as may be required by certain benefit plans or any collective bargaining agreement, (1) grant to any current or former director, officer or employee any (A) material increase in compensation or benefits, except in the ordinary course of business and consistent with past practice or (B) increase in change-of-control, severance, retention or termination pay, or enter into or amend any of the foregoing, (2) establish, adopt, enter into, materially amend or terminate any union contract or benefit plan, except in the ordinary course of business and consistent with past practice or (3) take any action to accelerate the vesting, funding or payment of any compensation or benefits in any material respect under any Black Hills benefit plan;

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hire, promote, or terminate the employment of any individual who is (or would be following such action) an executive officer (within the meaning of Rule 16a-1(f) of Section 16 of the Exchange Act) of Black Hills, subject to certain exceptions, or effectuate a “plant closing” or “mass layoff”;

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make any change in material accounting methods, principles or practices currently in effect as of the date of the Merger Agreement, except to the extent as may be required by a change in applicable law or GAAP or by any governmental authority;

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transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon, allow to lapse or otherwise dispose of a material asset or business (including by merger, consolidation or acquisition of equity interests or assets), except for (1) any disposition for consideration not in excess of $10 million individually and $25 million in the aggregate, (2) any disposition of obsolete or worn-out equipment in the ordinary course of business, (3) transactions solely between Black Hills and its wholly owned subsidiaries or among its wholly owned subsidiaries, or (4) pursuant to any agreement in effect as of, and made available to NorthWestern prior to, the date of the Merger Agreement;

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acquire any equity interests in, or make any investment in or any capital contribution to any person or acquire a substantial portion of the assets or business of any person (or any division or line of business thereof) or otherwise acquire any material assets, other than in the ordinary course of business, except for (1) any acquisition for consideration not in excess of $10 million individually and $25 million in the aggregate, (2) transactions solely between Black Hills and its wholly owned subsidiaries or among its wholly owned subsidiaries, (3) any acquisition relating to assets to be owned by a regulated utility subsidiary of Black Hills for which all or substantially all of the cost of such assets is intended to be recovered in regulated rates, or (4) pursuant to any agreement in effect as of, and made available to NorthWestern prior to, the date of the Merger Agreement;
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except as may be required by certain benefit plans and subject to certain conditions, incur any indebtedness in excess of $25 million in the aggregate except for (1) letters of credit, banker’s acceptances and similar facilities and capitalized lease obligations incurred in the ordinary course of business consistent with past practice, (2) as reasonably necessary to finance certain capital expenditures contemplated by the Merger Agreement, subject to certain exceptions, (3) indebtedness incurred to replace existing indebtedness in an aggregate principal amount not to exceed the principal amount of existing indebtedness being replaced, plus accrued and unpaid interest thereon and any premium or penalty in connection with such repayment, subject to certain exceptions, (4) guarantees by Black Hills for any existing indebtedness of any wholly owned subsidiary, (5) guarantees and other credit support by Black Hills of obligations of any subsidiary in the ordinary course of business and consistent with past practice, (6) borrowings under existing revolving credit facilities (or replacements thereof on comparable terms but in an amount not to exceed the committed amount thereof as of the date of the Merger Agreement) or existing commercial paper programs in the ordinary course of business or (7) indebtedness between Black Hills and one or more of its wholly owned subsidiaries or among its subsidiaries;

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make or commit to make any capital expenditure, except for (1) certain expenditures contemplated by the Black Hills capital plan plus a 10 percent variance on the aggregate amount for each year set forth therein, (2) aggregate capital expenditures not to exceed $100 million in any 12-month period, (3) capital expenditures related to operational emergencies, equipment failures, outages or otherwise deemed necessary or prudent pursuant to standard industry practice or (4) as required by any law or governmental authority;

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enter into, modify or amend in any material respect, or terminate or waive any material provision of, certain material contracts of Black Hills, except for (1) any modification, amendment, termination, renewal or waiver in the ordinary course of business or (2) a termination without material penalty to Black Hills or any applicable subsidiary;

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other than in the ordinary course of business, enter into any contract that would have been a material contract had it been in effect as of the date of the Merger Agreement;

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(1) make or change any material tax election or change any material method of tax accounting, in each case, in a manner that is inconsistent with the corresponding position taken, election made or method used, if any, in preparing or filing tax returns with respect to prior periods, (2) settle or compromise any material tax liability or refund of material taxes for an amount materially in excess of amounts reserved therefor, (3) enter into any closing agreement as described in Section 7121 of the Code (or any corresponding provision of state, local or non-U.S. law) relating to any material tax liability or refund of material taxes (unless with respect to amounts reserved for such liability and then for an amount not materially in excess of amounts reserved therefor), (4) amend any tax return resulting in a material additional amount of taxes, or (5) grant any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any material tax (excluding extensions of time to file tax returns obtained in the ordinary course of business or automatically granted extensions or waivers), in each case, if such action would result in a material net increase in the tax liability of Black Hills and its subsidiaries;

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waive, release, assign, settle or compromise any material claims against Black Hills or its subsidiaries, except for waivers, releases, assignments, settlements or compromises that (1) are in the ordinary course of business or with respect to any claim with respect to taxes, (2) with respect to the payment of monetary damages, the amount of such monetary damages to be paid by Black Hills or its subsidiaries does not exceed (A) the amount reflected on Black Hills’ financial statements (including the notes thereto) or (B) $10 million in the aggregate in excess of insurance proceeds, or (3) with respect to any nonmonetary terms and conditions thereof, such nonmonetary terms and conditions would not have or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Black Hills and its subsidiaries, taken as a whole, and would not prevent or materially delay the consummation of the transaction contemplated by the Merger Agreement, including the Merger;

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adopt a plan or agreement of complete or partial liquidation or dissolution;

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materially change any energy or gas price risk management and marketing of energy or gas parameters, limits and guidelines or enter into any physical commodity transactions, exchange-traded futures and options transactions, over-the-counter transactions, financial transmission rights and derivatives thereof or similar transactions other than as permitted by those parameters, limits and guidelines; or

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authorize, or commit or agree to take, or enter into any contract to do any of the foregoing.

Notwithstanding the foregoing, Black Hills may, and may cause its subsidiaries to, take reasonable actions in compliance with applicable laws with respect to any operational emergencies, equipment failures, outages, or immediate and material threats to the health or safety of natural persons, provided that Black Hills must reasonably consult with NorthWestern with respect to any such actions. In addition, prior to the Effective Time, nothing contained in the Merger Agreement is intended to give NorthWestern, directly or indirectly, the right to control or direct the operations of Black Hills or any of its subsidiaries and Black Hills will continue to exercise, consistent with the terms and conditions of the Merger Agreement, complete control and supervision over its and its subsidiaries’ respective operations.
Prior to the consummation of the Merger, Black Hills may, and may cause its subsidiaries to, (1) initiate and continue to pursue rate cases and other proceedings set forth in Black Hills’ disclosure letter, (2) initiate new rate cases or any other proceeding with governmental entities in each case that would not reasonably be expected to materially and adversely affect the authorized capital structure or authorized return on equity of Black Hills or any subsidiary of Black Hills or materially affect the return on equity of Black Hills or any subsidiary of Black Hills in an adverse manner, (3) initiate any other proceeding with governmental entities in the ordinary course of business or (4) take any action contemplated by or described in any filings filed or submitted in connection with the foregoing clauses (1) – (3) (collectively, the “Black Hills Proceedings”) prior to the date of the Merger Agreement, and Black Hills will, to the extent permitted by applicable law, periodically provide NorthWestern updates regarding any material developments relating to the Black Hills Proceedings. Notwithstanding the foregoing, without the prior written consent of NorthWestern (such consent not to be unreasonably withheld, delayed or conditioned), Black Hills agreed not to, and to cause its subsidiaries not to, enter into any settlement or stipulation in respect of any Black Hills Proceedings initiated prior to the date of the Merger Agreement that would, individually or in the aggregate, be materially adverse to Newco, taking into account the requests made by Black Hills and its subsidiaries in the Black Hills Proceedings and the resolution of similar recent proceedings by Black Hills and its subsidiaries.
NorthWestern’s Conduct of Business Before Completion of the Merger
Pursuant to the terms of the Merger Agreement, until the Effective Time and except as required or contemplated by the Merger Agreement, as required by applicable law or as consented to in writing by Black Hills (which consent cannot be unreasonably withheld, conditioned or delayed), NorthWestern has agreed to and to cause its subsidiaries to use commercially reasonable efforts to:
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conduct its business in the ordinary course of business in all material respects; and

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preserve intact its business organization and existing relationships with employees, customers, suppliers and certain governmental entities.

In addition, until the Effective Time and except as required or expressly contemplated by the Merger Agreement, as required by applicable law, as consented to in writing by NorthWestern (which consent cannot be unreasonably withheld, conditioned or delayed), or as set forth in NorthWestern’s disclosure letter as excepted from the interim operating covenants, NorthWestern has agreed that it will not (and will not permit its subsidiaries to):
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declare, set aside or pay any dividends or other distributions, subject to certain exceptions including (1) regular quarterly cash dividends payable in respect of shares of NorthWestern Common Stock not in excess of $0.66 per share for quarterly dividends for 2025 (increasing by not more than 2% over the prior year dividends thereafter) on a schedule consistent with NorthWestern’s past practice,

(2) dividend equivalents accrued or payable by NorthWestern with respect to certain equity awards of NorthWestern, (3) dividends and distributions by a direct or indirect wholly owned NorthWestern subsidiary to NorthWestern or a wholly owned NorthWestern subsidiary, and (4) certain other dividends related to stub periods to the extent coordinated between NorthWestern and Black Hills pursuant to the terms of the Merger Agreement;
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amend any of its organizational documents, including its certificate of incorporation or bylaws or equivalent organizational documents, or amend its subsidiaries organizational documents, except in the latter case, where it would not materially adversely affect Black Hills or would not reasonably be expected to interfere with the consummation of the Merger;

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split, combine, consolidate, subdivide or reclassify any of its capital stock or other equity interests or voting securities or securities convertible into or exchangeable or exercisable for capital stock or other equity interests or voting securities, or securities convertible into or exchangeable or exercisable for capital stock or other equity interests or voting securities, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, other equity interests or voting securities, except for transactions between or among NorthWestern and any wholly owned subsidiaries or between or among the wholly owned subsidiaries of NorthWestern and as otherwise permitted by the Merger Agreement;

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except as may be required by certain benefit plans of NorthWestern, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, (1) any capital stock of NorthWestern or any subsidiary of NorthWestern or any securities of NorthWestern or any subsidiary of NorthWestern convertible into or exchangeable or exercisable for shares of capital stock or voting securities of, or other equity interests in, NorthWestern or any subsidiary of NorthWestern or (2) any warrants, calls, options or other rights to acquire from NorthWestern or any subsidiary of NorthWestern, or any other obligation of NorthWestern or any subsidiary of NorthWestern to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or voting securities of, or other equity interests in, NorthWestern or any subsidiary of NorthWestern (the foregoing clauses (1) and (2), collectively, “NorthWestern Equity Securities”), except for (A) the acquisition by NorthWestern of shares of NorthWestern Common Stock in the open market to satisfy its obligations under certain benefit plans of NorthWestern and (B) the withholding of shares of NorthWestern Common Stock to satisfy certain tax obligations with respect to certain equity award grants;

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issue, deliver, sell, grant, pledge or otherwise encumber or subject to any lien any NorthWestern Equity Securities (including shares of NorthWestern Common Stock) or voting debt, subject to certain exceptions including (1) the settlement of certain equity awards, (2) as provided under certain benefit plans, (3) grants of certain equity awards in the ordinary course of business and consistent with the terms set forth in NorthWestern’s disclosure letter, or (4) solely with respect to the capital stock or other securities of NorthWestern’s wholly owned subsidiaries, transactions solely between NorthWestern and its wholly owned subsidiaries, or among NorthWestern’s wholly owned subsidiaries;

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except as may be required by certain benefit plans or any collective bargaining agreement, (1) grant to any current or former director, officer or employee any (A) material increase in compensation or benefits, except in the ordinary course of business and consistent with past practice or (B) increase in change-of-control, severance, retention or termination pay, or enter into or amend any of the foregoing, (2) establish, adopt, enter into, materially amend or terminate any union contract or certain benefit plan, except in the ordinary course of business and consistent with past practice or (3) take any action to accelerate the vesting, funding or payment of any compensation or benefits in any material respect under any NorthWestern benefit plan;

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hire, promote, or terminate the employment of any individual who is (or would be following such action) an executive officer (within the meaning of Rule 16a-1(f) of Section 16 of the Exchange Act) of NorthWestern, subject to certain exceptions, or effectuate a “plant closing” or “mass layoff”;

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make any change in material accounting methods, principles or practices currently in effect as of the date of the Merger Agreement, except to the extent as may be required by a change in applicable law or GAAP or by any governmental authority;

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transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon, allow to lapse or otherwise dispose of a material asset or business (including by merger, consolidation or acquisition of equity interests or assets), except for (1) any disposition for consideration not in excess of $10 million individually and $25 million in the aggregate, (2) any disposition of obsolete or worn-out equipment in the ordinary course of business, (3) transactions solely between NorthWestern and its wholly owned subsidiaries or among its wholly owned subsidiaries, or (4) pursuant to any agreement in effect as of, and made available to Black Hills prior to, the date of the Merger Agreement;

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acquire any equity interests in, or make any investment in or any capital contribution to any person or acquire a substantial portion of the assets or business of any person (or any division or line of business thereof) or otherwise acquire any material assets, other than in the ordinary course of business, except for (1) any acquisition for consideration not in excess of $10 million individually and $25 million in the aggregate, (2) transactions solely between NorthWestern and its wholly owned subsidiaries or among its wholly owned subsidiaries, (3) any acquisition relating to assets to be owned by a regulated utility subsidiary of NorthWestern for which all or substantially all of the cost of such assets is intended to be recovered in regulated rates, or (4) pursuant to any agreement in effect as of, and made available to Black Hills prior to, the date of the Merger Agreement;

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except as may be required by certain benefit plans and subject to certain conditions, incur any indebtedness in excess of $25 million in the aggregate except for (1) letters of credit, banker’s acceptances and similar facilities and capitalized lease obligations incurred in the ordinary course of business consistent with past practice, (2) as reasonably necessary to finance certain capital expenditures contemplated by the Merger Agreement, subject to certain exceptions, (3) indebtedness incurred to replace existing indebtedness in an aggregate principal amount not to exceed the principal amount of existing indebtedness being replaced, plus accrued and unpaid interest thereon and any premium or penalty in connection with such repayment, subject to certain exceptions, (4) guarantees by NorthWestern for any existing indebtedness of any wholly owned subsidiary, (5) guarantees and other credit support by NorthWestern of obligations of any subsidiary in the ordinary course of business and consistent with past practice, (6) borrowings under existing revolving credit facilities (or replacements thereof on comparable terms but in an amount not to exceed the committed amount thereof as of the date of the Merger Agreement) or existing commercial paper programs in the ordinary course of business or (7) indebtedness between NorthWestern and one or more of its wholly owned subsidiaries or among its subsidiaries;

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make or commit to make any capital expenditure, except for (1) certain expenditures contemplated by the NorthWestern capital plan plus a 10 percent variance on the aggregate amount for each year set forth therein, (2) aggregate capital expenditures not to exceed $100 million in any 12-month period, (3) capital expenditures related to operational emergencies, equipment failures, outages or otherwise deemed necessary or prudent pursuant to standard industry practice or (4) as required by any law or governmental authority;

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enter into, modify or amend in any material respect, or terminate or waive any material provision of, certain material contracts of NorthWestern, except for (1) any modification, amendment, termination, renewal or waiver in the ordinary course of business or (2) a termination without material penalty to NorthWestern or any applicable subsidiary;

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other than in the ordinary course of business, enter into any contract that would have been a material contract had it been in effect as of the date of the Merger Agreement;

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(1) make or change any material tax election or change any material method of tax accounting, in each case, in a manner that is inconsistent with the corresponding position taken, election made or method used, if any, in preparing or filing tax returns with respect to prior periods, (2) settle or compromise any material tax liability or refund of material taxes for an amount materially in excess of amounts reserved therefor, (3) enter into any closing agreement as described in Section 7121 of the Code (or any corresponding provision of state, local or non-U.S. law) relating to any material tax liability or refund of material taxes (unless with respect to amounts reserved for such liability and then for an amount not materially in excess of amounts reserved therefor), (4) amend any tax return resulting in a material additional amount of taxes, or (5) grant any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any material tax (excluding extensions of time to file tax returns obtained in the ordinary course of business or automatically granted extensions or waivers), in each case, if such action would result in a material net increase in the tax liability of NorthWestern and its subsidiaries;
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waive, release, assign, settle or compromise any material claims against NorthWestern or its subsidiaries, except for waivers, releases, assignments, settlements or compromises that (1) are in the ordinary course of business or with respect to any claim with respect to taxes, (2) with respect to the payment of monetary damages, the amount of such monetary damages to be paid by NorthWestern or its subsidiaries does not exceed (A) the amount reflected on NorthWestern’s financial statements (including the notes thereto) or (B) $10 million in the aggregate in excess of insurance proceeds, or (3) with respect to any nonmonetary terms and conditions thereof, such nonmonetary terms and conditions would not have or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on NorthWestern and its subsidiaries, taken as a whole, and would not prevent or materially delay the consummation of the transaction contemplated by the Merger Agreement, including the Merger;

•
adopt a plan or agreement of complete or partial liquidation or dissolution;

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materially change any energy or gas price risk management and marketing of energy or gas parameters, limits and guidelines or enter into any physical commodity transactions, exchange-traded futures and options transactions, over-the-counter transactions, financial transmission rights and derivatives thereof or similar transactions other than as permitted by those parameters, limits and guidelines; or

•
authorize, or commit or agree to take, or enter into any contract to do any of the foregoing.

Notwithstanding the foregoing, NorthWestern may, and may cause its subsidiaries to, take reasonable actions in compliance with applicable laws with respect to any operational emergencies, equipment failures, outages, or immediate and material threats to the health or safety of natural persons, provided that NorthWestern must reasonably consult with Black Hills with respect to any such actions. In addition, prior to the Effective Time, nothing contained in the Merger Agreement is intended to give Black Hills, directly or indirectly, the right to control or direct the operations of NorthWestern or any of its subsidiaries and NorthWestern will continue to exercise, consistent with the terms and conditions of the Merger Agreement, complete control and supervision over its and its subsidiaries’ respective operations.
Notwithstanding the foregoing, prior to the consummation of the Merger, and as described in NorthWestern’s disclosure letter, NorthWestern may, among other things (i) establish the NorthWestern Retention Pool and annual incentive plan, and, in each case, make awards thereunder, as described in the section of this proxy statement titled “Additional Interests of Black Hills and NorthWestern Directors and Officers — Additional Interests of NorthWestern’s Directors and Executive Officers in the Merger” beginning on page 112, (ii) amend, freeze or terminate the NorthWestern ESPP or any offering period thereunder, and (iii) adopt a broad-based severance policy as described in the section of this proxy statement titled “Additional Interests of Black Hills and NorthWestern Directors and Officers — Additional Interests of NorthWestern’s Directors and Executive Officers in the Merger” beginning on page 112.
Prior to the consummation of the Merger, NorthWestern may, and may cause its subsidiaries to, (1) initiate and continue to pursue rate cases and other proceedings set forth in NorthWestern’s disclosure letter, (2) initiate new rate cases or any other proceeding with governmental entities in each case that would not reasonably be expected to materially and adversely affect the authorized capital structure or authorized return on equity of NorthWestern or any subsidiary of NorthWestern or materially affect the return on equity of Black Hills or any subsidiary of NorthWestern in an adverse manner, (3) initiate any other proceeding with governmental entities in the ordinary course of business or (4) take any action contemplated by or described in any filings filed or submitted in connection with the foregoing clauses (1) – (3) (collectively, the “NorthWestern Proceedings”) prior to the date of the Merger Agreement, and NorthWestern will, to the extent permitted by applicable law, periodically provide Black Hills updates regarding any material developments relating to the NorthWestern Proceedings. Notwithstanding the foregoing, without the prior written consent of Black Hills (such consent not to be unreasonably withheld, delayed or conditioned), NorthWestern agreed not to, and to cause its subsidiaries not to, enter into any settlement or stipulation in respect of any NorthWestern proceedings initiated prior to the date of the Merger Agreement that would, individually or in the aggregate, be materially adverse to Newco, taking into account the requests made by NorthWestern and its subsidiaries in the NorthWestern Proceedings and the resolution of similar recent proceedings by NorthWestern and its subsidiaries.
Black Hills is Prohibited from Soliciting Other Offers; Superior Proposal
From the date of the Merger Agreement until the earlier of the Effective Time or the date that the parties terminate the Merger Agreement in accordance with its terms, subject to certain exceptions described below, Black Hills has agreed that it and its officers and directors will not, and Black Hills will cause its subsidiaries not to and will use its reasonable best efforts to cause its and its subsidiaries’ representatives not to, directly or indirectly:
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solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), induce or facilitate any Black Hills Competing Proposal (as defined below) or any inquiry regarding, or the making of, a proposal that is or would reasonably be expected to lead to a Black Hills Competing Proposal;

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participate in any discussions or negotiations with any person (except for Black Hills’ affiliates and its and their respective representatives or NorthWestern and NorthWestern’s affiliates and its and their respective representatives) regarding, or furnish to any such person, any nonpublic information with respect to, or knowingly cooperate in any way with any such person with respect to, any Black Hills Competing Proposal or any inquiry or proposal that would reasonably be expected to lead to a Black Hills Competing Proposal (other than informing such Person of the existence of the applicable provisions contained in the Merger Agreement restricting such conduct);

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authorize, permit, approve or recommend, or propose publicly to authorize, permit, approve or recommend, or allow Black Hills or any of its subsidiaries to consummate, execute or enter into, any written letter of intent, memorandum of understanding, agreement in principle, agreement or commitment constituting, or that would reasonably be expected to lead to, any Black Hills Competing Proposal, or requiring Black Hills to abandon or terminate the Merger Agreement (a “Black Hills Competing Agreement”);

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take any action to make the restrictions of any “fair price,” “moratorium,” “control share acquisition,” “interested shareholder,” “affiliated transaction,” “business combination” or any other antitakeover law inapplicable to any transactions contemplated by a Black Hills Competing Proposal; or

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terminate, amend, release, modify or knowingly fail to enforce any provision of, or grant any permission, waiver or request under, any standstill, confidentiality or similar agreement entered into by the applicable party in respect of or in contemplation of a Black Hills Competing Proposal, except for a waiver, amendment, modification or release under any confidentiality, standstill or similar agreement, solely to the extent that the Black Hills Board determines in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with the Black Hills Board’s fiduciary duties under applicable law.

A “Black Hills Competing Proposal” is any written proposal or offer, other than from other than NorthWestern and its subsidiaries, concerning:
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any merger, consolidation, share exchange or other business combination, recapitalization, liquidation, dissolution or similar transaction in which any person (or group of persons) acquires or would acquire, directly or indirectly (1) business or assets of Black Hills or its subsidiaries representing 20 percent or more of the consolidated revenues, net income or fair market value of the consolidated assets of Black Hills and its subsidiaries, taken as a whole, (2) 20 percent or more of the outstanding Black Hills Common Stock, or (3) 20 percent or more of the aggregate voting power of the surviving entity or a resulting direct or indirect parent of Black Hills or such surviving entity;

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a sale, lease, contribution or other disposition, directly or indirectly (including by merger, consolidation, share exchange or other business combination, partnership, joint venture, extraordinary dividend or distribution, sale of capital stock or of other equity interests in a subsidiary of Black Hills or otherwise), pursuant to which any person (or group of persons) acquires or would acquire, directly or indirectly, business or assets of Black Hills or its subsidiaries representing 20 percent or more of the consolidated revenues, net income or fair market value of the consolidated assets of Black Hills and its subsidiaries, taken as a whole;
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an issuance, sale or other disposition, directly or indirectly, to any person (or group of persons or the shareholders of any person or the resulting company) of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing direct or beneficial ownership of 20 percent or more of the voting power of Black Hills;

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a transaction (including any tender offer or exchange offer) in which any person (or group of persons or the shareholders of any person or the resulting company) would acquire (in the case of a tender offer or exchange offer, if consummated), directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any group which beneficially owns or has the right to acquire beneficial ownership of, 20 percent or more of any class of capital stock of Black Hills; or

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any combination of the transactions described above, in each case, other than the Merger.

Following the execution of the Merger Agreement, Black Hills was obligated to, and cause its subsidiaries and its and their respective representatives to, promptly cease and cause to be terminated all existing discussions or negotiations with any person (except for Black Hills’ affiliates and its and their respective representatives or NorthWestern and NorthWestern’s affiliates and its and their respective representatives) with respect to any Black Hills Competing Proposal, request the prompt return or destruction of all confidential information previously furnished with respect to any Black Hills Competing Proposal, and terminate all physical and electronic data room access previously granted with respect to any Black Hills Competing Proposal.
Notwithstanding the foregoing, at any time prior to obtaining approval of the Black Hills Required Proposals by Black Hills’ shareholders, in response to a bona fide written Black Hills Competing Proposal made after the date of the Merger Agreement that (1) did not result from a material breach of Black Hills’ non-solicitation obligations under the Merger Agreement and (2) the Black Hills Board determines in good faith (after consultation with its financial advisor and outside legal counsel) to be, or to be reasonably likely to lead to, a Superior Black Hills Proposal (as defined below), Black Hills may:
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furnish information with respect to Black Hills and its subsidiaries to the person making such Black Hills Competing Proposal (and its representatives) pursuant to a customary confidentiality agreement containing provisions no less favorable in the aggregate to Black Hills or NorthWestern, as applicable, as those contained in the Confidentiality Agreement (as defined below) (provided that all such information has previously been provided to NorthWestern or is provided to NorthWestern prior to or concurrently with the provision of such information to such person); and

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participate in discussions or negotiations with the person making such Black Hills Competing Proposal (and its representatives) regarding the terms of such Black Hills Competing Proposal.

Black Hills must promptly (and in any event within 36 hours) provide written notice to NorthWestern of any Black Hills Competing Proposal, the material terms and conditions of any such Black Hills Competing Proposal and the identity of the person making any such Black Hills Competing Proposal. Black Hills must also keep NorthWestern reasonably informed in all material respects on a reasonably current basis (and in any event no later than the later of 36 hours or 5:00 p.m. Mountain Time on the next business day) of the material terms and status (including any change to such terms) of any Black Hills Competing Proposal and provide to NorthWestern as soon as reasonably practicable after receipt or delivery thereof copies of all correspondence and other written materials exchanged between Black Hills or its subsidiaries or any of their representatives, on the one hand, and any person making such proposal or any of its representatives, on the other hand, in each case that describes or contains any such proposal.
A “Superior Black Hills Proposal” is a bona fide written Black Hills Competing Proposal (with all of the references to 20 percent in the definition of Black Hills Competing Proposal adjusted to increase the percentages referenced therein to 80 percent) that:

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was not solicited by Black Hills, its subsidiaries or any of its or their respective representatives in breach of the Merger Agreement and did not otherwise result from a material breach of Black Hills’ non-solicitation obligations under the Merger Agreement; and

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the Black Hills Board determines in good faith (after consultation with its financial advisors and outside counsel), taking into account all legal, financial, regulatory, timing and other aspects of such Black Hills Competing Proposal, the identity of the person making the proposal and any financing required for such proposal, the ability of the person making such proposal to obtain such required financing and the level of certainty with respect to such required financing, and such other factors that are deemed relevant by the Black Hills Board, (i) if accepted, is reasonably likely to be consummated, (ii) if consummated, would result in a transaction that is superior from a financial point of view to the holders of Black Hills Common Stock than the transactions contemplated by the Merger Agreement, after taking into account all adjustments or modifications to the terms thereof, and any revisions to the terms of the Merger Agreement that are committed to in writing by NorthWestern and (iii) if a cash transaction (in whole or in part), financing for which is then fully committed or reasonably determined to be available.

Subject to the exceptions noted below, the Black Hills Board may not:
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withdraw, change, qualify, withhold or modify in any manner adverse to NorthWestern, or propose publicly to withdraw, change, qualify, withhold or modify in any manner adverse to NorthWestern, its recommendation that the Black Hills shareholders approve the Black Hills Required Proposals;

•
adopt, approve or recommend, or propose publicly to adopt, approve or recommend, any Black Hills Competing Proposal;

•
fail to include in this joint proxy statement/prospectus such recommendations of the Black Hills Board;

•
fail to send to its shareholders within 10 business days after the commencement of any tender offer or exchange offer relating to shares of Black Hills Common Stock, a statement disclosing that Black Hills recommends rejection of such tender or exchange offer and reaffirming its recommendation of the Merger Agreement and the Merger; or

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fail to publicly reaffirm its recommendation of the Merger and the Merger Agreement within 10 business days of NorthWestern’s written request to do so (or, if earlier, at least two business days prior to the NorthWestern special meeting) following the public announcement any Black Hills Competing Proposal (or any material amendment, including any change to the price or form of consideration), provided that the Black Hills Board is not required to make such reaffirmation more than once with respect to any particular Black Hills Competing Proposal.

For purposes of the Merger Agreement, the actions described in the first through fifth bullet points above are referred to as a “Black Hills Adverse Recommendation Change.”
The Black Hills Board may, prior to obtaining the approval of the Black Hills Required Proposals by Black Hills’ shareholders, make a Black Hills Adverse Recommendation Change if (1) a Black Hills Intervening Event (as defined below) has occurred or (2) Black Hills has received a Superior Black Hills Proposal that does not result from a material breach of Black Hills’ non-solicitation obligations under the Merger Agreement, in each case, if all of the following conditions are met:
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the Black Hills Board concludes in good faith after consultation with outside legal counsel and a financial adviser that the failure to make such a recommendation change would be inconsistent with its fiduciary duties under applicable law;

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the Black Hills Board provides NorthWestern at least four business days’ prior written notice of its intent to make such a recommendation change (or two business days’ prior written notice for any subsequent material revision or amendment to the terms of a Superior Black Hills Proposal), specifying the basis for such Black Hills Adverse Recommendation Change and, in the case of a Superior Black Hills Proposal, attaching the most current draft of any Black Hills Competing Agreement with respect to such Superior Black Hills Proposal or, if no draft exists, a summary of the material terms and conditions of such Superior Black Hills Proposal;

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during the four business day period (or two business day period, as applicable) following delivery of such notice, Black Hills negotiates in good faith with NorthWestern regarding any revisions to the Merger Agreement that NorthWestern proposes to make; and

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at the end of such period, taking into account any changes to the terms of the Merger Agreement committed to in writing by NorthWestern, the Black Hills Board determines in good faith (after consultation with outside legal counsel and a financial advisor) that the failure to make such a Black Hills Adverse Recommendation Change would be inconsistent with the Black Hills Board’s fiduciary duties under applicable Law, and that, in the case of a Black Hills Adverse Recommendation Change with respect to a Black Hills Competing Proposal, such Black Hills Competing Proposal still constitutes a Superior Black Hills Proposal.

A “Black Hills Intervening Event” is any fact, circumstance, effect, change, event or development that is material to Black Hills and its subsidiaries, taken as a whole, occurring or arising after the date of the Merger Agreement that is unknown to or not reasonably foreseeable by the Black Hills Board as of the date of the Merger Agreement (or if known to or reasonably foreseeable, the magnitude or material consequences of which were not known or reasonably foreseeable by the Black Hills Board as of the date of the Merger Agreement) and does not relate to:
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a Black Hills Competing Proposal;

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any fact, circumstance, effect, change, event or development related to NorthWestern or its subsidiaries;

•
any fact, circumstance, effect, change, event or development to the market price or trading volume of Black Hills or NorthWestern;

•
Black Hills or NorthWestern failing to meet or exceed published or unpublished revenue or earnings projections; or

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any fact, circumstance, effect, change, event or development in general economic or business conditions, or conditions (or changes in such conditions) in the electricity and natural gas industries or other commodities or to Black Hills or NorthWestern’s raw material inputs and end products (provided that, with respect to the third through fifth bullet points above, the facts or occurrences giving rise or contributing to such event may constitute or be taken into account in determining whether there has been a Black Hills Intervening Event).

Nothing contained in the Merger Agreement prohibits Black Hills from (1) complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act, (2) making any disclosure to its shareholders if the Black Hills Board determines in good faith (after consultation with its outside legal counsel) that the failure to make such disclosure would be inconsistent with its fiduciary duties under applicable law or (3) inform any person that has made a Black Hills Competing Proposal of its non-solicitation obligations under the Merger Agreement.
NorthWestern is Prohibited from Soliciting Other Offers; Superior Proposal
From the date of the Merger Agreement until the earlier of the Effective Time or the date that the parties terminate the Merger Agreement in accordance with its terms, subject to certain exceptions described below, NorthWestern has agreed that it and its officers and directors will not, and NorthWestern will cause its subsidiaries not to and will use its reasonable best efforts to cause its and its subsidiaries’ representatives not to, directly or indirectly:
•
solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), induce or facilitate any NorthWestern Competing Proposal (as defined below) or any inquiry regarding, or the making of, a proposal that is or would reasonably be expected to lead to a NorthWestern Competing Proposal;

•
participate in any discussions or negotiations with any person (except for NorthWestern’s affiliates and its and their respective representatives or Black Hills and Black Hills’ affiliates and its and their respective representatives) regarding, or furnish to any such person, any nonpublic information with respect to, or knowingly cooperate in any way with any such person with respect to, any

NorthWestern Competing Proposal or any inquiry or proposal that would reasonably be expected to lead to a NorthWestern Competing Proposal (other than informing such Person of the existence of the applicable provisions contained in the Merger Agreement restricting such conduct);
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authorize, permit, approve or recommend, or propose publicly to authorize, permit, approve or recommend, or allow NorthWestern or any of its subsidiaries to consummate, execute or enter into, any written letter of intent, memorandum of understanding, agreement in principle, agreement or commitment constituting, or that would reasonably be expected to lead to, any NorthWestern Competing Proposal, or requiring NorthWestern to abandon or terminate the Merger Agreement (a “NorthWestern Competing Agreement”);

•
take any action to make the restrictions of any “fair price,” “moratorium,” “control share acquisition,” “interested shareholder,” “affiliated transaction,” “business combination” or any other antitakeover law inapplicable to any transactions contemplated by a NorthWestern Competing Proposal; or

•
terminate, amend, release, modify or knowingly fail to enforce any provision of, or grant any permission, waiver or request under, any standstill, confidentiality or similar agreement entered into by the applicable party in respect of or in contemplation of a NorthWestern Competing Proposal, except for a waiver, amendment, modification or release under any confidentiality, standstill or similar agreement, solely to the extent that the NorthWestern Board determines in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with the NorthWestern Board’s fiduciary duties under applicable law.

A “NorthWestern Competing Proposal” is any written proposal or offer, other than from other than Black Hills and its subsidiaries, concerning:
•
any merger, consolidation, share exchange or other business combination, recapitalization, liquidation, dissolution or similar transaction in which any person (or group of persons) acquires or would acquire, directly or indirectly (1) business or assets of NorthWestern or its subsidiaries representing 20 percent or more of the consolidated revenues, net income or fair market value of the consolidated assets of NorthWestern and its subsidiaries, taken as a whole, (2) 20 percent or more of the outstanding NorthWestern Common Stock, or (3) 20 percent or more of the aggregate voting power of the surviving entity or a resulting direct or indirect parent of NorthWestern or such surviving entity;

•
a sale, lease, contribution or other disposition, directly or indirectly (including by merger, consolidation, share exchange or other business combination, partnership, joint venture, extraordinary dividend or distribution, sale of capital stock or of other equity interests in a subsidiary of NorthWestern or otherwise), pursuant to which any person (or group of persons) acquires or would acquire, directly or indirectly, business or assets of NorthWestern or its subsidiaries representing 20 percent or more of the consolidated revenues, net income or fair market value of the consolidated assets of NorthWestern and its subsidiaries, taken as a whole;

•
an issuance, sale or other disposition, directly or indirectly, to any person (or group of persons or the shareholders of any person or the resulting company) of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing direct or beneficial ownership of 20 percent or more of the voting power of NorthWestern;

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a transaction (including any tender offer or exchange offer) in which any person (or group of persons or the shareholders of any person or the resulting company) would acquire (in the case of a tender offer or exchange offer, if consummated), directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any group which beneficially owns or has the right to acquire beneficial ownership of, 20 percent or more of any class of capital stock of NorthWestern; or

•
any combination of the transactions described above, in each case, other than the Merger.

Following the execution of the Merger Agreement, NorthWestern was obligated to, and cause its subsidiaries and its and their respective representatives to, promptly cease and cause to be terminated all existing discussions or negotiations with any person (except for NorthWestern’s affiliates and its and their respective representatives or Black Hills and Black Hills’ affiliates and its and their respective representatives)

with respect to any NorthWestern Competing Proposal, request the prompt return or destruction of all confidential information previously furnished with respect to any NorthWestern Competing Proposal, and terminate all physical and electronic data room access previously granted with respect to any NorthWestern Competing Proposal.
Notwithstanding the foregoing, at any time prior to obtaining approval of the NorthWestern Merger Proposal by NorthWestern’s shareholders, in response to a bona fide written NorthWestern Competing Proposal made after the date of the Merger Agreement that (1) did not result from a material breach of NorthWestern’s non-solicitation obligations under the Merger Agreement and (2) the NorthWestern Board determines in good faith (after consultation with its financial advisor and outside legal counsel) to be, or to be reasonably likely to lead to, a Superior NorthWestern Proposal (as defined below), NorthWestern may:
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furnish information with respect to NorthWestern and its subsidiaries to the person making such NorthWestern Competing Proposal (and its representatives) pursuant to a customary confidentiality agreement containing provisions no less favorable in the aggregate to NorthWestern or Black Hills, as applicable, as those contained in the Confidentiality Agreement (provided that all such information has previously been provided to Black Hills or is provided to Black Hills prior to or concurrently with the provision of such information to such person); and

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participate in discussions or negotiations with the person making such NorthWestern Competing Proposal (and its representatives) regarding the terms of such NorthWestern Competing Proposal.

NorthWestern must promptly (and in any event within 36 hours) provide written notice to Black Hills of any NorthWestern Competing Proposal, the material terms and conditions of any such NorthWestern Competing Proposal and the identity of the person making any such NorthWestern Competing Proposal. NorthWestern must also keep Black Hills reasonably informed in all material respects on a reasonably current basis (and in any event no later than the later of 36 hours or 5:00 p.m. Mountain Time on the next business day) of the material terms and status (including any change to such terms) of any NorthWestern Competing Proposal and provide to Black Hills as soon as reasonably practicable after receipt or delivery thereof copies of all correspondence and other written materials exchanged between NorthWestern or its subsidiaries or any of their representatives, on the one hand, and any person making such proposal or any of its representatives, on the other hand, in each case that describes or contains any such proposal.
A “Superior NorthWestern Proposal” is a bona fide written NorthWestern Competing Proposal (with all of the references to 20 percent in the definition of NorthWestern Competing Proposal adjusted to increase the percentages referenced therein to 80 percent) that:
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was not solicited by NorthWestern, its subsidiaries or any of its or their respective representatives in breach of the Merger Agreement and did not otherwise result from a material breach of NorthWestern’s non-solicitation obligations; and

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the NorthWestern Board determines in good faith (after consultation with its financial advisors and outside counsel), taking into account all legal, financial, regulatory, timing and other aspects of such NorthWestern Competing Proposal, the identity of the person making the proposal and any financing required for such proposal, the ability of the person making such proposal to obtain such required financing and the level of certainty with respect to such required financing, and such other factors that are deemed relevant by the NorthWestern Board, (i) if accepted, is reasonably likely to be consummated and (ii) if consummated, would result in a transaction that is superior from a financial point of view to the holders of NorthWestern Common Stock than the transactions contemplated by the Merger Agreement, after taking into account all adjustments or modifications to the terms thereof, and any revisions to the terms of the Merger Agreement that are committed to in writing by Black Hills and (iii) if a cash transaction (in whole or in part), financing for which is then fully committed or reasonably determined to be available.

Subject to the exceptions noted below, the NorthWestern Board may not:
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withdraw, change, qualify, withhold or modify in any manner adverse to Black Hills, or propose publicly to withdraw, change, qualify, withhold or modify in any manner adverse to Black Hills, its recommendation that the NorthWestern shareholders approve the NorthWestern Merger Proposal;

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adopt, approve or recommend, or propose publicly to adopt, approve or recommend, any NorthWestern Competing Proposal;

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fail to include in this joint proxy statement/prospectus such recommendations of the NorthWestern Board;

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fail to send to its shareholders within 10 business days after the commencement of any tender offer or exchange offer relating to shares of NorthWestern Common Stock, a statement disclosing that NorthWestern recommends rejection of such tender or exchange offer and reaffirming its recommendation of the Merger Agreement and the Merger; or

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fail to publicly reaffirm its recommendation of the Merger and the Merger Agreement within 10 business days of Black Hills’ written request to do so (or, if earlier, at least two business days of Black Hills special meeting) following the public announcement any NorthWestern Competing Proposal (or any material amendment, including any change to the price or form of consideration), provided that the NorthWestern Board is not required to make such reaffirmation more than once with respect to any particular NorthWestern Competing Proposal.

For purposes of the Merger Agreement, the actions described in the first through fifth bullet points above are referred to as a “NorthWestern Adverse Recommendation Change.”
The NorthWestern Board may, prior to obtaining the approval of the NorthWestern Merger Proposal by NorthWestern’s shareholders, make a NorthWestern Adverse Recommendation Change if (1) a NorthWestern Intervening Event (as defined below) has occurred or (2) NorthWestern has received a Superior NorthWestern Proposal that does not result from a material breach of NorthWestern’s non-solicitation obligations under the Merger Agreement, in each case, if all of the following conditions are met:
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the NorthWestern Board concludes in good faith after consultation with outside legal counsel and a financial adviser that the failure to make such a recommendation change would be inconsistent with its fiduciary duties under applicable law;

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the NorthWestern Board provides Black Hills at least four business days’ prior written notice of its intent to make such a recommendation change (or two business days’ prior written notice for any subsequent material revision or amendment to the terms of a Superior NorthWestern Proposal), specifying the basis for such NorthWestern Adverse Recommendation Change and, in the case of a Superior NorthWestern Proposal, attaching the most current draft of any NorthWestern Competing Agreement with respect to such Superior NorthWestern Proposal or, if no draft exists, a summary of the material terms and conditions of such Superior NorthWestern Proposal;

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during the four business day period (or two business day period, as applicable) following delivery of such notice, NorthWestern negotiates in good faith with Black Hills regarding any revisions to the Merger Agreement that Black Hills proposes to make; and

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at the end of such period, taking into account any changes to the terms of the Merger Agreement committed to in writing by Black Hills, the NorthWestern Board determines in good faith (after consultation with outside legal counsel and a financial advisor) that the failure to make such a NorthWestern Adverse Recommendation Change would be inconsistent with the NorthWestern Board’s fiduciary duties under applicable Law, and that, in the case of a NorthWestern Adverse Recommendation Change with respect to a NorthWestern Competing Proposal, such NorthWestern Competing Proposal still constitutes a Superior NorthWestern Proposal.

A “NorthWestern Intervening Event” is any fact, circumstance, effect, change, event or development that is material to NorthWestern and its subsidiaries, taken as a whole, occurring or arising after the date of the Merger Agreement that is unknown to or not reasonably foreseeable by the NorthWestern Board as of the date of the Merger Agreement (or if known to or reasonably foreseeable, the magnitude or material consequences of which were not known or reasonably foreseeable by the NorthWestern Board as of the date of the Merger Agreement) and does not relate to:
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a NorthWestern Competing Proposal;

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any fact, circumstance, effect, change, event or development related to Black Hills or its subsidiaries;

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any fact, circumstance, effect, change, event or development to the market price or trading volume of NorthWestern or Black Hills;

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NorthWestern or Black Hills failing to meet or exceed published or unpublished revenue or earnings projections; or

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any fact, circumstance, effect, change, event or development in general economic or business conditions, or conditions (or changes in such conditions) in the electricity and natural gas industries or other commodities or to NorthWestern or Black Hills’ raw material inputs and end products (provided that, with respect to the third through fifth bullet points above, the facts or occurrences giving rise or contributing to such event may constitute or be taken into account in determining whether there has been a NorthWestern Intervening Event).

Nothing contained in the Merger Agreement prohibits NorthWestern from (1) complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act, (2) making any disclosure to its shareholders if the NorthWestern Board determines in good faith (after consultation with its outside legal counsel) that the failure to make such disclosure would be inconsistent with its fiduciary duties under applicable law or (3) inform any person that has made a NorthWestern Competing Proposal of its non-solicitation obligations under the Merger Agreement.
Obligations of Black Hills and NorthWestern with Respect to the Joint Proxy Statement/Prospectus
Black Hills and NorthWestern have each agreed that, subject to certain conditions and additional obligations, as promptly as reasonably practicable following the date of the Merger Agreement, Black Hills and NorthWestern will jointly prepare a proxy statement relating to the Black Hills special meeting and a proxy statement relating to the NorthWestern special meeting in preliminary form and a registration statement on Form S-4, which would include a joint proxy statement/prospectus as a prospectus relating to the registration of Black Hills Common Stock to be issued in connection with the Merger and will be filed by Black Hills with the SEC. Each of Black Hills and NorthWestern has agreed to use its respective reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as reasonably practicable after such filing and to keep the Form S-4 effective as long as necessary to consummate the Merger. Black Hills and NorthWestern are each obligated to furnish all information concerning itself and its affiliates to the other party, and provide such other assistance, as may have been reasonably requested by the other party or its outside legal counsel in connection with the preparation, filing and distribution of the Form S-4 and proxy statement/prospectus.
Subject to certain conditions and additional obligations, each of Black Hills and NorthWestern has agreed to duly call, give notice of, convene and hold the applicable special meetings and solicit approvals for the Black Hills Required Proposals and the NorthWestern Merger Proposal, respectively, and use reasonable best efforts to hold the applicable special meetings at the same time and on the same date. The parties have agreed that each of Black Hills’ and NorthWestern’s obligation under the Merger Agreement to call, give notice of and hold the applicable special meeting will not be limited or otherwise affected by the commencement, disclosure, announcement or submission of, as applicable, any Superior Black Hills Proposal or Superior NorthWestern Proposal, or Black Hills Competing Proposal or NorthWestern Competing Proposal, or by any Black Hills Adverse Recommendation Change or NorthWestern Adverse Recommendation Change.
Reasonable Best Efforts to Complete the Merger
Under the terms of the Merger Agreement, each of Black Hills and NorthWestern has agreed to use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary to cause the conditions to the closing of the Merger to be satisfied as promptly as reasonably practicable, including:

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making all necessary filings with governmental entities or third parties, including the filing of a Notification and Report Form pursuant to the HSR Act;

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obtaining certain third party consents set forth in Black Hills’ disclosure letter and NorthWestern’s disclosure letter and any other third party consents, licenses, permits, waivers, approvals, authorizations or orders that are necessary, proper or advisable to consummate the Merger;

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obtaining certain consents of governmental entities set forth in Black Hills’ disclosure letter and NorthWestern’s disclosure letter;

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obtaining consents from FERC, MPSC, NPSC, SDPUC, and, if required, APSC and from all other governmental entities that are necessary, proper or advisable to consummate the Merger; and

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executing and delivering any additional instruments that are necessary, proper or advisable to consummate the Merger and the other transactions contemplated by the Merger Agreement.

Under the terms of the Merger Agreement, each of Black Hills and NorthWestern is prohibited from, and must cause its affiliates to refrain from, taking any action, including acquiring any asset, property, business or person (by way of merger, consolidation, share exchange, investment, other business combination, asset, stock or equity purchase, or otherwise), that would reasonably be expected to materially increase the risk of not obtaining or making any consent or filing required for the consummation of the Merger. In addition, each of Black Hills and NorthWestern agreed to use its reasonable best efforts to avoid or eliminate each and every impediment that may be asserted by any governmental entity pursuant to any antitrust law with respect to the Merger or in connection with granting any required statutory approval so as to enable the Merger to be consummated as soon as reasonably possible, including (among other things) (1) defending through litigation on the merits, including appeals, any claim asserted in any court or other proceeding by any person, including any governmental entity, that seeks to or could prevent or prohibit or impede, interfere with or delay the consummation of the Closing and (2) the sale, divestiture, licensing or disposition of any assets or businesses of NorthWestern, Black Hills or their subsidiaries. Notwithstanding the foregoing, none of Black Hills, NorthWestern or their respective affiliates will be obligated to undertake any efforts or take any action that, individually or in the aggregate, has resulted or would reasonably be expected to result in, a Regulatory Material Adverse Effect, as defined in the Merger Agreement.
Access to Information
From the date of the Merger Agreement until the earlier of the Effective Time or the date that the parties terminate the Merger Agreement in accordance with its terms, subject to applicable law and the confidentiality agreement between Black Hills and NorthWestern, dated April 2, 2025 (the “Confidentiality Agreement”), Black Hills and NorthWestern have agreed to, and have agreed to cause their respective subsidiaries to, afford the other party and its representatives reasonable access (at the other party’s sole cost and expense) during normal business hours and upon reasonable advance notice, to one another’s material properties, books, contracts, commitments, personnel and records. In addition, during the same period, Black Hills and NorthWestern will, and will cause their respective subsidiaries to, make available promptly to the other party a copy of each material filing made by it (to the extent not publicly available) pursuant to the requirements of securities laws or filed with or sent to the SEC and consistent with its obligations under applicable law, all other information concerning its business, properties and personnel as such other party may reasonably request, in each case to the extent reasonably necessary to perform, and prepare for the consummation of the Merger and related transactions. Notwithstanding the obligations described above, NorthWestern and Black Hills generally may withhold from the other party any document or information that the disclosing party reasonably believes the disclosure of such document or information would breach any agreement with a third party, constitute a waiver of attorney-client or other privilege held by such party, result in access to or disclosure of commercially sensitive information, result in access to or the disclosure of any information concerning a Black Hills Competing Proposal or a NorthWestern Competing Proposal (as applicable), result in access to or disclosure of any information regarding the deliberations of the Black Hills Board or NorthWestern Board (as applicable) with respect to the Merger and related transactions, any similar transaction or transactions with any other person, the entry into the Merger Agreement, or any materials provided to the Black Hills Board or NorthWestern Board (as applicable) in connection therewith, or otherwise violate any applicable law. Neither Black Hills nor NorthWestern or their respective representatives shall have the right to collect any air, soil, surface water or ground water samples or perform any invasive or destructive air sampling on, under, at or from any of the properties owned, leased or operated by the other party or its subsidiaries.
Black Hills and NorthWestern are required to comply, and cause their respective subsidiaries and representatives to comply, with their respective obligations under the Confidentiality Agreement.
Director and Officer Indemnification and Insurance
Under the terms of the Merger Agreement, following the Effective Time, each party has agreed that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time existing at the time of execution of the Merger Agreement in favor of the current or former directors, officers or employees of NorthWestern, Black Hills and their respective subsidiaries as provided in the applicable organizational documents and any indemnification or other similar contracts, in each case, as in effect on the date of the Merger Agreement, will continue in full force and effect in accordance with their terms and Newco will and will cause its subsidiaries to perform their respective obligations thereunder. In addition, Newco has agreed that it will indemnify and hold harmless each individual who is, as of the date of the Merger Agreement, or who becomes prior to the Effective Time, a director, officer or employee of Black Hills or its subsidiaries or who was serving as of the date of the Merger Agreement, or who begins serving prior to the Effective Time, at the request of Black Hills or its respective subsidiaries as a director, officer or employee of another person. Newco has also agreed that it will cause NorthWestern (as a subsidiary) to indemnify and hold harmless each individual who is, as of the date of the Merger Agreement, or who becomes prior to the Effective Time, a director, officer or employee of NorthWestern or its subsidiaries or who was serving as of the date of the Merger Agreement, or who begins serving prior to the Effective Time, at the request of NorthWestern or its respective subsidiaries as a director, officer or employee of another person.
Newco has also agreed to advance expenses incurred in the defense of any claim covered under the Merger Agreement; provided that (1) any person to whom expenses are advanced provides an undertaking, if and only to the extent required by applicable law or Newco’s organizational documents, to repay such advances if it is ultimately determined by final adjudication that such person is not entitled to indemnification from Newco (in the case of Black Hills indemnified parties) and NorthWestern (in the case of NorthWestern indemnified parties) and (2) Newco will cooperate in good faith in the defense of any such claim.
Under the terms of the Merger Agreement, for a period of six years from the Effective Time, Newco agreed to either maintain in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by NorthWestern, Black Hills or their respective subsidiaries or provide substitute policies for current and former directors and officers who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by NorthWestern or Black Hills (or their respective subsidiaries), in either case, in amounts not less than the existing coverage and having other terms not materially less favorable to the insured persons than the directors’ and officers’ liability insurance and fiduciary liability insurance coverage currently maintained by NorthWestern and Black Hills (or their respective subsidiaries) with respect to claims arising from facts or events that occurred on or before the Effective Time, except that in no event shall Newco be required to pay with respect to each such insurance policy in respect of any one policy year more than 300% of the aggregate annual premium most recently paid by NorthWestern or Black Hills. If Newco is unable to purchase such policy without paying an annual premium in excess of 300 percent of the annual premium most recently paid by NorthWestern or Black Hills for any such insurance policy in respect of any one policy year, it must obtain as much comparable insurance as possible for the years within such six-year period in respect of each policy year within such period. In lieu of such insurance, Black Hills may, at its option, purchase a “tail” directors’ and officers’ liability insurance policy and fiduciary liability insurance policy for Black Hills personnel and NorthWestern personnel who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by Black Hills and NorthWestern.
Employee Matters
Under the terms of the Merger Agreement, Newco has agreed, for a period of 12 months following the Effective Time, to provide to each individual (subject to certain exceptions as provided in the Merger

Agreement) who is employed by Black Hills or NorthWestern or their respective subsidiaries immediately prior to the Effective Time and who remains employed thereafter by Newco or any of its subsidiaries, a base salary or wage rate that is no less favorable than that provided to such employee immediately prior to the Effective Time. In addition, Newco has agreed to, or cause its subsidiaries to, honor in accordance with their terms all of the employment, severance, retention, termination and change in control plans, policies, programs, agreements and arrangements maintained by Black Hills and NorthWestern and any of their respective subsidiaries, as well as all collective bargaining agreements, works council agreements, union contracts or similar labor agreements to which Black Hills or NorthWestern or any of their respective subsidiaries is bound, in each case, as in effect as of the Effective Time.
Black Hills and NorthWestern have agreed to cooperate in good faith in reviewing, evaluating and analyzing the Black Hills and NorthWestern benefit plans with a view toward developing appropriate new benefit plans, or selecting the Black Hills and NorthWestern benefit plans, as applicable, that shall apply with respect to employees of Newco and its subsidiaries. To the extent permitted by applicable law, and among other things, employee benefit plans of Newco or its subsidiaries will (i) treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including duties, geographic location, tenure qualifications and abilities, and (ii) not discriminate between employees who were covered by Black Hills benefit plans, on the one hand, and those covered by NorthWestern benefit plans, on the other hand, at the Effective Time.
With respect to all employee benefit plans of Newco or its subsidiaries, including any “employee benefit plan” (as defined in Section 3(3) of ERISA) (including any vacation, paid time-off and severance plans) and subject to obligations under applicable collective bargaining agreements, works council agreements, union contracts or similar labor agreements, the Merger Agreement provides that each employee’s service with Black Hills or NorthWestern or any of their respective subsidiaries (as well as service with any predecessor employer of the foregoing, to the extent service with the predecessor employer was recognized by Black Hills or NorthWestern prior to the date of the Merger Agreement and is accurately reflected within its employee’s records) will be treated as service with Newco or its subsidiaries for all purposes, including determining eligibility to participate, level of benefits, vesting and benefit accruals, except (1) to the extent that such service was not recognized under the corresponding Black Hills or NorthWestern benefit plan (as applicable) immediately prior to the Effective Time, (2) for purposes of any defined benefit retirement plan, any retiree welfare benefit plan, any grandfathered or frozen plan or any plan under which similarly situated employees of Newco and its subsidiaries do not receive credit for prior service or (3) to the extent that such recognition would result in any duplication of benefits for the same period of service. Newco and its subsidiaries will also honor, in accordance with their applicable terms, all employment, severance, retention, termination and change in control arrangements maintained by Black Hills, NorthWestern, or their respective subsidiaries, as well as any collective bargaining agreements, works council agreements, union contracts or similar labor agreements to which Black Hills, NorthWestern, or their respective subsidiaries are bound, in each case, as in effect at the Effective Time (subject to certain interim operating covenants under the Merger Agreement, described above).
Post-Merger Governance
Black Hills and NorthWestern have agreed to jointly determine a new name and ticker symbol for Newco prior to the closing of the Merger (with Newco’s name determined prior to the time that the Black Hills Required Proposals are submitted to Black Hills’ shareholders for approval). Upon completion of the Merger, Newco will have its corporate headquarters in Rapid City, South Dakota.
Subject to the occurrence of the closing of the Merger, the articles of incorporation of Black Hills, as in effect immediately prior to the Effective Time, will be amended to increase the authorized shares of Black Hills Common Stock to 300,000,000 (or such other amount as Black Hills and NorthWestern may agree) and to reflect Newco’s new corporate name, effective concurrently with the Effective Time. The articles of incorporation of Black Hills, as so amended, will continue as the articles of incorporation of Newco until thereafter amended. Subject to the occurrence of the closing of the Merger, the bylaws of Black Hills, as in effect immediately prior to the Effective Time, will be amended to reflect Newco’s corporate name and the creation of an operations committee.

As of the Effective Time, the certificate of incorporation of NorthWestern, as in effect immediately prior to the Effective Time, by virtue of the Merger and without any action by any party or any other person, will be amended and restated its entirety in the form set forth on Exhibit A of the Merger Agreement (with such changes as NorthWestern and Black Hills may agree in writing prior to the Effective Time), and as so amended and restated, will be the certificate of incorporation of NorthWestern until thereafter amended. NorthWestern, Black Hills and Merger Sub have agreed that each would take all necessary action such that, as of the Effective Time, the bylaws of NorthWestern, as in effect immediately prior to the Effective Time, are amended and restated in their entirety in the form set forth on Exhibit B of the Merger Agreement (with such changes as NorthWestern and Black Hills may agree in writing prior to the Effective Time), and as so amended and restated, will be the bylaws of NorthWestern until thereafter amended.
In addition, Black Hills, NorthWestern and Merger Sub have agreed to take all necessary action to cause, as of the Effective Time, (1) the directors of Merger Sub as of immediately prior to the Effective Time (who shall be directors as mutually agreed and jointly designated by NorthWestern and Black Hills prior to the closing of the Merger) shall become the only directors of NorthWestern (as the surviving corporation of the Merger) until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, (2) the officers of Merger Sub as of immediately prior to the Effective Time (who shall be officers as mutually agreed and jointly designated by NorthWestern and Black Hills prior to the closing of the Merger) shall become the only officers of NorthWestern (as the surviving corporation of the Merger) until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, (3) the number of directors constituting the Newco Board to be 11, (4) unless mutually agreed by Black Hills and NorthWestern, the chairpersons and composition of the Newco Board and its committees to be as set forth in Exhibit C of the Merger Agreement, and (5) unless otherwise agreed by Black Hills and NorthWestern, the individuals designated to hold those senior executive officer positions as set forth in Exhibit D to the Merger Agreement to hold such designated positions.
As set forth in Exhibit C of the Merger Agreement, the Black Hills Board will designate six directors of the Newco Board to be in each of the three classes of the Newco Board, one of whom shall be the chair of the Black Hills Board immediately prior to the Effective Time and the remainder of whom shall be chosen from independent members of the Black Hills Board immediately prior to the Effective Time. Two of the directors of the Newco Board designated by the Black Hills Board will be in each of the three classes of the Newco Board. The NorthWestern Board will designate five directors of the Newco Board, one of whom shall be the chair of the NorthWestern Board immediately prior to the Effective Time, one of whom shall be the Chief Executive Officer of Newco, and the remainder of whom shall be chosen from independent members of the NorthWestern Board immediately prior to the Effective Time. One of the directors of the Newco Board designated by the NorthWestern Board will be in the class of the Newco Board first subject to shareholder vote following the Effective Time and two of the directors of the Newco Board designated by the NorthWestern Board will be in each of the other two classes of the Newco Board. All such designations (and any replacement designations by the party entitled thereto) will be made prior to the Effective Time, and each designation will be subject to the individual’s ability and willingness to serve. Each director so designated will be appointed as of the Effective Time to serve until such director’s successor is elected and qualified or such director’s earlier death, resignation or removal.
The Newco Board will initially have the following four standing committees: (1) a nomination and governance committee; (2) an audit committee; (3) a leadership development & compensation committee; and (4) an operations committee. Each committee will initially consist of equal representation of members designated by the Black Hills Board and the NorthWestern Board prior to the Effective Time. Prior to the Effective Time, the Black Hills Board and the NorthWestern Board shall agree on the initial chair of each committee, provided that the chair of the Newco nomination and governance committee will be the chair of the NorthWestern Board as of immediately prior to the Effective Time and that two of the remaining committees will be chaired by designees of the Black Hills Board and the other remaining committee will be chaired by a designee of the NorthWestern Board. If the Black Hills Board and NorthWestern Board are unable to agree on the initial chair of any such remaining committee, the Newco Board will select such chairs using a “best athlete” approach.
Black Hills, NorthWestern and Merger Sub further agreed to take all necessary action so that, as of the Effective Time, (1) the chair of the Black Hills Board as of immediately prior to the Effective Time is appointed as chair of the Newco Board as of the Effective Time, (2) the following individuals are appointed as the following initial executive officers (subject to the individual remaining an officer of NorthWestern or Black Hills, as applicable, immediately prior to the Effective Time and being able and willing to serve as an officer of Newco in the respective capacity): (A) Brian B. Bird as Chief Executive Officer, (B) Marne M. Jones as Chief Operating Officer, (C) Crystal D. Lail as Chief Financial Officer, (D) Kimberly F. Nooney as Chief Integration Officer, and (3) the other executive officers as jointly agreed by the chief executive officers of Black Hills and NorthWestern prior to the Effective Time based upon a “best athlete” approach are so appointed.
See “Newco Governance and Management” on page 152 for additional information.
Conditions to the Merger
Conditions to Each Party’s Obligations
Each party’s obligation to complete the Merger is subject to the satisfaction or waiver of the following conditions:
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the approval (A) by the Black Hills shareholders of the Black Hills Required Proposals and (B) by the NorthWestern shareholders of the NorthWestern Merger Proposal;

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receipt, at or prior to the Effective Time, of all required governmental approvals, including the expiration or termination of any waiting period applicable to the Merger, and all such approvals being final and not including or imposing any undertaking, term, condition, liability, obligation, commitment, sanction or other measure that, individually or in the aggregate, has resulted in or would reasonably be expected to result in a Regulatory Material Adverse Effect (as defined in the Merger Agreement);

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the absence of any law or judgment or other legal restraint or prohibition, whether preliminary, temporary or permanent, that prevents, makes illegal or prohibits the consummation of the Merger or that imposes, or conditions the Merger in a manner that constitutes, a Regulatory Material Adverse Effect (as defined in the Merger Agreement);

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approval for listing of the shares Black Hills Common Stock issuable in the Merger pursuant to the Merger Agreement on the stock exchange that Black Hills and NorthWestern agree that Newco shares will be listed, subject to official notice of issuance; and

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the effectiveness of the registration statement on Form S-4 of which this joint proxy statement/prospectus is a part, and there being no stop order or proceeding seeking a stop order relating thereto, and no proceedings for such purpose have been initiated or threatened by the SEC and not withdrawn.

Conditions to Black Hills’ Obligations
The obligation of Black Hills to complete the Merger also is subject to the satisfaction or waiver of the following additional conditions:
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the representations and warranties of NorthWestern in the Merger Agreement (except for the specified representations and warranties set forth below) must be true and correct (without giving effect to any qualification or limitation as to “materiality” or “NorthWestern Material Adverse Effect” set forth therein) in each case as of the date of the Merger Agreement and as of the closing date as though made on and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of any such representation or warranty to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on NorthWestern;

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the representations and warranties of NorthWestern in the Merger Agreement relating to (1) organization, good standing and power to operate, (2) absence of shareholder rights plans, “poison pill” antitakeover plans or similar devices, (3) authority to execute, deliver and perform obligations under the Merger Agreement and enforceability of the Merger Agreement against

NorthWestern, (4) restrictions on business combinations of any takeover statute or similar provision in its organizational documents and (5) broker’s fees or other similar fee or commission must be true and correct in all material respects, in each case as of the date of the Merger Agreement and as of the closing date as though made on and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);
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the representations and warranties of NorthWestern regarding capitalization must be true and correct in all respects in each case as of the date of the Merger Agreement and as of the closing date as though made on and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except for any de minimis inaccuracies;

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the representations and warranties of NorthWestern regarding the absence of any material adverse effect on NorthWestern since December 31, 2024 must be true and correct in all respects in each case as of the date of the Merger Agreement and as of the closing date as though made on and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

•
NorthWestern must have performed, in all material respects, all covenants and agreements required to be performed by it under the Merger Agreement at or prior to the closing;

•
since the date of the Merger Agreement, no fact, circumstance, effect, change, event or development has occurred and is continuing that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on NorthWestern;

•
Black Hills must have received a certificate signed on behalf of NorthWestern by an executive officer of NorthWestern certifying the satisfaction by NorthWestern of the conditions described in the first through sixth bullet points above; and

•
Black Hills must have received an opinion of counsel dated as of the closing date of the Merger to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

Conditions to NorthWestern’s Obligations
The obligation of NorthWestern to complete the Merger also is subject to the satisfaction or waiver of the following additional conditions:
•
the representations and warranties of Black Hills and Merger Sub in the Merger Agreement (except for the specified representations and warranties set forth below) must be true and correct (without giving effect to any qualification or limitation as to “materiality” or “Black Hills Material Adverse Effect” set forth therein) in each case as of the date of the Merger Agreement and as of the closing date as though made on and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of any such representation or warranty to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Black Hills;

•
the representations and warranties of Black Hills and Merger Sub in the Merger Agreement relating to (1) organization, good standing and power to operate, (2) absence of shareholder rights plans, “poison pill” antitakeover plans or similar devices, (3) authority to execute, deliver and perform obligations under the Merger Agreement and enforceability of the Merger Agreement against Black Hills, (4) restrictions on business combinations of any takeover statute or similar provision in its organizational documents and (5) broker’s fees or other similar fee or commission must be true and correct in all material respects, in each case as of the date of the Merger Agreement and as of the closing date as though made on and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

•
the representations and warranties of Black Hills and Merger Sub regarding capitalization must be true and correct in all respects in each case as of the date of the Merger Agreement and as of the closing date as though made on and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except for any de minimis inaccuracies;

•
the representations and warranties of Black Hills and Merger Sub regarding the absence of any material adverse effect on Black Hills since December 31, 2024 must be true and correct in all respects in each case as of the date of the Merger Agreement and as of the closing date as though made on and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

•
each of Black Hills and Merger Sub must have performed, in all material respects, all covenants and agreements required to be performed by it under the Merger Agreement at or prior to the closing;

•
since the date of the Merger Agreement, no fact, circumstance, effect, change, event or development has occurred and is continuing that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on Black Hills;

•
NorthWestern must have received a certificate signed on behalf of Black Hills by an executive officer of Black Hills certifying the satisfaction by Black Hills of the conditions described in the first through sixth bullet points above; and

•
NorthWestern must have received an opinion of counsel dated as of the closing date of the Merger to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

Each of Black Hills, NorthWestern and Merger Sub may, to the extent permitted by applicable law, waive the conditions to the performance of its respective obligations under the Merger Agreement and complete the Merger even though one or more of these conditions have not been met. Neither Black Hills nor NorthWestern can give any assurance that all of the conditions of the Merger will be either satisfied or waived or that the Merger will occur.
Definition of Material Adverse Effect
Under the terms of the Merger Agreement, a “material adverse effect” with respect to either Black Hills or NorthWestern means any fact, circumstance, effect, change, event or development that has or would reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operations of Black Hills and its subsidiaries, taken as a whole (as applied to Black Hills), or of NorthWestern and its subsidiaries, taken as a whole (as applied to NorthWestern), excluding any of the following, and any fact, circumstance, effect, change, event or development to the extent it results from or arises out of any of the following:
•
any change or condition generally affecting any industry in which Black Hills (as applied to Black Hills) or NorthWestern (as applied to NorthWestern) or any of their respective subsidiaries operate, including electric or natural gas generating, transmission or distribution industries;

•
any change generally affecting any economic, social, legislative or political conditions, any change affecting any securities, credit, financial or other capital markets condition, or any change in prevailing interest rates, tariffs or trade regulations, in each case in the United States, in any foreign jurisdiction or in any specific geographical area;

•
any failure in and of itself by Black Hills (as applied to Black Hills) or NorthWestern (as applied to NorthWestern) or any of their respective subsidiaries to meet any internal or public projection, budget, forecast, estimate or prediction in respect of revenues, earnings or other financial or operating metrics for any period;

•
the announcement, negotiation, execution, delivery or performance of the Merger Agreement or the consummation of the Merger, including (1) any action or the failure to take any action prohibited by the Merger Agreement taken or not taken, as applicable, by Black Hills, NorthWestern or any of their respective subsidiaries that is expressly required or prohibited, as applicable, pursuant to the Merger Agreement, or is consented to in writing by Black Hills or NorthWestern, or (2) any adverse change in supplier, employee, financing source, shareholder, regulatory, partner or similar relationships resulting therefrom;

•
any change or condition affecting the market for commodities, including any change in the price or availability of commodities;

•
any change in and of itself in the market price or trading volume of shares of Black Hills Common Stock on the NYSE (as applied to Black Hills) or of NorthWestern Common Stock on Nasdaq (as applied to NorthWestern);

•
any change or proposed change in applicable law, regulation or GAAP (or authoritative interpretation thereof);

•
geopolitical conditions, the outbreak or escalation of hostilities, any act of war, sabotage or terrorism, or any escalation or worsening of any such act of war, sabotage or terrorism threatened, any civil unrest or any escalation or worsening of any of the foregoing;

•
any public health emergency (including any epidemic or pandemic);

•
any hurricane, snow storm or blizzard, strong winds, ice event, fire, tornado, tsunami, flood, earthquake or other natural or manmade disaster or severe weather-related event, circumstance or development;

•
any change in credit rating or outlook (other than a change to a rating, or an outlook contemplating a change of rating, below investment grade);

•
any change or effect arising from any requirements imposed by or commitment offered to any governmental entities as a condition to obtaining the required statutory approvals for the Merger; or

any fact, circumstance, effect, change, event or development set forth in bullets 1 – 2, 5 and 7 – 9 may be taken into account in determining whether a “material adverse effect” has taken place solely to the extent such fact, circumstance, effect, change, event or development has or would reasonably be expected to have a disproportionate adverse effect on NorthWestern or Black Hills, as applicable, as compared to other participants in their industry (in which case, only the incremental disproportionate impact may be taken into account to the extent such fact, circumstance, effect, change, event or development is not otherwise excluded from being taken into account under the definition or “material adverse effect”).
Termination; Termination Fees; Expenses
Termination
The Merger Agreement may be terminated by either NorthWestern or Black Hills in accordance with its terms at any time prior to the Effective Time, whether before or after the approval of the Black Hills Required Proposals or the NorthWestern Merger Proposal:
•
by mutual written consent of Black Hills and NorthWestern;

•
by Black Hills or NorthWestern:

•
if the Merger is not completed by the End Date; provided that if, prior to the End Date, all of the conditions to the consummation of the Merger set forth in the Merger Agreement have been satisfied or waived, or must then be capable of being satisfied (except for conditions regarding required statutory approvals, absence of legal restraints, the final regulatory approvals not imposing any term or condition resulting in a Regulatory Material Adverse Effect and those conditions that by their nature are to be satisfied at the closing of the Merger), the End Date shall be automatically extended to 5:00 p.m. Mountain Time on November 18, 2026 (and as would be extended further to 5:00 p.m. Mountain Time on February 18, 2027 subject to the same procedures and conditions as set forth above), provided that neither party may avail itself of such right to terminate the Merger Agreement if a material breach by such party of any of its obligations, covenants or agreements under the Merger Agreement has been the principal cause of or principally resulted in the failure of the Merger to have occurred prior to the End Date;

•
if the condition regarding the absence of legal restraints on the Merger has not been satisfied and such legal restraint giving rise to such nonsatisfaction has become final and nonappealable, provided that neither party may avail itself of such right to terminate the Merger Agreement if such failure to satisfy such condition principally resulted from the failure of such party to comply with its obligations, covenants or agreements under the Merger Agreement;

•
if the approval of the Black Hills Required Proposals is not obtained at the Black Hills special meeting, or at the final adjournment of such meeting, provided that neither party may avail itself of such right to terminate the Merger Agreement if such party’s failure to perform any of its obligations under the Merger Agreement is the principal cause of the failure to obtain such approval; or

•
if the approval of the NorthWestern Merger Proposal is not obtained at the NorthWestern special meeting, or at the final adjournment of such meeting, provided that neither party may avail itself of such right to terminate the Merger Agreement if such party’s failure to perform any of its obligations under the Merger Agreement is the principal cause of the failure to obtain such approval.

The Merger Agreement also may be terminated in accordance with its terms by Black Hills as follows:
•
at any time prior to the Effective Time, whether before or after receipt of the approval of the Black Hills Required Proposals or the NorthWestern Merger Proposal if NorthWestern breaches or fails to perform any of its covenants or agreements contained in the Merger Agreement, or if any of the representations or warranties of NorthWestern contained in the Merger Agreement fails to be true and correct, which breach or failure to perform (1) would give rise to the conditions relating to the accuracy of NorthWestern’s representations and warranties and NorthWestern’s performance or compliance with its covenants and agreements, as applicable, not be satisfied, and (2) is not capable of being cured by NorthWestern by the end date or is not cured by NorthWestern within 45 days after receiving written notice from Black Hills of such breach or failure, provided Black Hills is not then in breach of any of its representations, warranties, covenants or agreements under the Merger Agreement resulting in the failure of the conditions relating to the accuracy of Black Hills’ representations and warranties and Black Hills’ performance of its covenants and agreement to be satisfied; or

•
at any time prior to the Effective Time, whether before or after receipt of the approval of the Black Hills Required Approvals, if the NorthWestern Board or a committee thereof has made a NorthWestern Adverse Recommendation Change, provided Black Hills shall not have the right to terminate the Merger Agreement after the earlier of 10 business days following the occurrence of the NorthWestern Adverse Recommendation Change and the time of the approval of the NorthWestern Merger Proposal.

The Merger Agreement also may be terminated in accordance with the terms by NorthWestern as follows:
•
at any time prior to the Effective Time, whether before or after receipt of the approval of the Black Hills Required Proposals or the NorthWestern Merger Proposal if Black Hills or Merger Sub breaches or fails to perform any of its covenants or agreements contained in the Merger Agreement, or if any of the representations or warranties of Black Hills or Merger Sub contained in the Merger Agreement fails to be true and correct, which breach or failure to perform (1) would give rise to the conditions relating to the accuracy of Black Hills or Merger Sub’s representations and warranties and Black Hills or Merger Sub’s performance or compliance with its covenants and agreements, as applicable, not be satisfied, and (2) is not capable of being cured by Black Hills by the end date or is not cured by Black Hills within 45 days after receiving written notice from NorthWestern of such breach or failure, provided NorthWestern is not then in breach of any of its representations, warranties, covenants or agreements under the Merger Agreement resulting in the failure of the conditions relating to the accuracy of NorthWestern’s representations and warranties and NorthWestern’s performance of its covenants and agreement to be satisfied; or

•
at any time prior to the Effective Time, whether before or after receipt of the approval of the NorthWestern Merger Proposal, if the Black Hills Board or a committee thereof has made a Black Hills Adverse Recommendation Change, provided NorthWestern shall not have the right to terminate the Merger Agreement after the earlier of 10 business days following the occurrence of the change of the Black Hills Adverse Recommendation Change and the time of the approval of the Black Hills Required Proposals.

Effect of Termination
In the event of termination of the Merger Agreement by either NorthWestern or Black Hills as provided above, the Merger Agreement will forthwith become void and have no effect, without any liability or obligation on the part of Black Hills or NorthWestern (or any shareholder, affiliate or representative thereof), whether arising before or after such termination, based on, arising out of or relating to the Merger Agreement or the negotiation, execution, performance or subject matter hereof (whether in contract or in tort or otherwise, or whether at law or in equity), except for (i) the Confidentiality Agreement between the parties remaining in effect, provisions relating to fees and expenses, termination and termination fee provisions, and certain other general provisions of Article IX and Article X of the Merger Agreement, which provisions shall survive such termination, and (ii) liability of any party (whether or not the terminating Party) for actual fraud or for any Willful Breach of the Merger Agreement (as defined in the Merger Agreement) prior to such termination. The surviving liabilities described in the exception in the preceding sentence shall survive the termination of the Merger Agreement (including damages payable to NorthWestern or Black Hills, as applicable, based on the loss of the right to receive the Merger Consideration that the shareholders of NorthWestern would have received if the Merger were consummated pursuant to the terms of the Merger Agreement (in the case of NorthWestern) or the loss of the benefit that Black Hills would have received if the Merger were consummated pursuant to the terms of the Merger Agreement (in the case of Black Hills)) (“benefit of the bargain damages”), which benefit of the bargain damages Black Hills or NorthWestern, as applicable, may retain, without distribution to its shareholders, as applicable.
Termination Fees
Under the terms of the Merger Agreement, Black Hills must pay NorthWestern a termination fee in cash equal to $100 million in the event that:
•
NorthWestern terminates the Merger Agreement because the Black Hills Board or a committee thereof has made a Black Hills Adverse Recommendation Change;

•
If (1) either (A) NorthWestern or Black Hills terminates the Merger Agreement if the Merger does not occur by the end date (or any extension of the end date) without the approval of the Black Hills Required Proposals being obtained or if the approval of the Black Hills Required Proposals is not obtained at the Black Hills special meeting, or at the final adjournment of such meeting or (B) NorthWestern terminates the Merger Agreement at any time prior to the Effective Time, whether before or after receipt of the approval of the Black Hills Required Proposals or the NorthWestern Merger Proposal if Black Hills or Merger Sub breaches or fails to perform any of its covenants or agreements contained in the Merger Agreement, or if any of the representations or warranties of Black Hills or Merger Sub contained in the Merger Agreement fails to be true and correct, such that the closing conditions related thereto cannot be satisfied and such breach or failure is not capable of being cured by Black Hills by the end date or is not cured by Black Hills within 45 days after receiving written notice from NorthWestern of such breach or failure, (2) (x) in the case of the termination under the foregoing clause (1)(A), prior to the time of such termination a Black Hills Competing Proposal shall have been publicly made to the shareholders of Black Hills generally or shall otherwise have become publicly known or any person shall have publicly announced an intention (whether or not conditional) to make a Black Hills Competing Proposal after the date of the Merger Agreement, or (y) in the case of the termination under the foregoing clause (1)(B), there shall otherwise have been made known to the Black Hills Board, an offer or proposal for a Black Hills Competing Proposal, in each case, which shall not have been irrevocably withdrawn at or prior to the Black Hills special meeting and (3) within 12 months after the termination of the Merger Agreement, Black Hills enters into an acquisition agreement with respect to such Black Hills Competing Proposal, or consummates such Black Hills Competing Proposal, provided that for purposes of clause, the term “Black Hills Competing Proposal” shall have the meaning assigned to such term herein, except that the applicable percentage in the definition of “Black Hills Competing Proposal” shall be “more than 80%” rather than “20% or more.”

Under the terms of the Merger Agreement, NorthWestern must pay Black Hills a termination fee equal to $100 million in the event that:
•
NorthWestern terminates the Merger Agreement because the Black Hills Board or a committee thereof has made a Black Hills Adverse Recommendation Change;

•
If (1) either (A) NorthWestern or Black Hills terminates the Merger Agreement if the Merger does not occur by the end date (or any extension of the end date) without the approval of the NorthWestern

Merger Proposal being obtained or if the approval of the NorthWestern Merger Proposal is not obtained at the NorthWestern special meeting, or at the final adjournment of such meeting or (B) Black Hills terminates the Merger Agreement at any time prior to the Effective Time, whether before or after receipt of the approval of the Black Hills Required Proposals or the NorthWestern Merger Proposal if NorthWestern breaches or fails to perform any of its covenants or agreements contained in the Merger Agreement, or if any of the representations or warranties of NorthWestern contained in the Merger Agreement fails to be true and correct, such that the closing conditions related thereto cannot be satisfied and such breach or failure is not capable of being cured by NorthWestern by the end date or is not cured by NorthWestern within 45 days after receiving written notice from Black Hills of such breach or failure, (2) (x) in the case of the termination under the foregoing clause (1)(A), prior to the time of such termination a NorthWestern Competing Proposal shall have been publicly made to the shareholders of NorthWestern generally or shall otherwise have become publicly known or any person shall have publicly announced an intention (whether or not conditional) to make a NorthWestern Competing Proposal after the date of the Merger Agreement, or (y) in the case of the termination under the foregoing clause (1)(B), there shall otherwise have been made known to the NorthWestern Board, an offer or proposal for a NorthWestern Competing Proposal, in each case, which shall not have been irrevocably withdrawn at or prior to the NorthWestern special meeting and (3) within 12 months after the termination of the Merger Agreement, NorthWestern enters into an acquisition agreement with respect to such NorthWestern Competing Proposal, or consummates such NorthWestern Competing Proposal, provided that for purposes of clause, the term “NorthWestern Competing Proposal” shall have the meaning assigned to such term herein, except that the applicable percentage in the definition of “NorthWestern Competing Proposal” shall be “more than 80%” rather than “20% or more.”
Expenses
Except as described in the Merger Agreement, each party will bear its own expenses in connection with the Merger.
Miscellaneous
Specific Performance
At any time prior to the termination of the Merger Agreement, the parties are entitled to an injunction, specific performance or other equitable relief to prevent breaches of the Merger Agreement, including the obligation to effect the consummation of the Merger and the other transactions contemplated by the Merger Agreement, and to enforce specifically the terms and provisions of the Merger Agreement by petition to the Delaware Court of Chancery, or, if such court does not have subject matter jurisdiction, any federal or state court in the State of Delaware, and, except as described in the Merger Agreement, such remedy is in addition to any other remedy to which the parties are entitled at law or in equity. No party may be permitted or entitled to receive both a grant of specific performance of the obligation to consummate the transactions contemplated by the Merger Agreement pursuant to which closing actually occurs and monetary damages in connection with the Merger Agreement or the termination thereof, including all or any portion of a termination fee.
Amendment
The Merger Agreement may be amended, at any time prior to the Effective Time; provided, however, that (1) after the receipt of the approval of the Black Hills Required Proposals by the Black Hills shareholders, amendments that by law require shareholder approval may be made only with such further approval by Black Hills shareholders, (2) after the receipt of the approval of the NorthWestern Merger Proposal by the NorthWestern shareholders, amendments that by law require further shareholder approval may be made only with such further approval of the NorthWestern shareholders and (3) no amendment may require the approval of Black Hills shareholders or NorthWestern shareholders, except as provided above. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

Non-Survival of Representations, Warranties and Pre-Closing Covenants
None of the representations or warranties contained in the Merger Agreement or in any instrument delivered pursuant to the Merger Agreement shall survive the closing, and none of the covenants or agreements of the parties contained in the Merger Agreement (other than covenants or agreements that by their terms contemplate performance after the Effective Time) shall survive the closing, and in each case all rights, claims and causes of action with respect thereto shall terminate at the Effective Time (excluding liability of any party for actual fraud or for any Willful Breach (as defined in the Merger Agreement) of the Merger Agreement.

NEWCO GOVERNANCE AND MANAGEMENT
This section of this joint proxy statement/prospectus describes the material governance and management arrangements that will apply to Black Hills upon completion of the Merger (as Newco).
Amended and Restated Articles of Incorporation and Bylaws
Assuming approval of the applicable Black Hills proposals, the articles of incorporation of Black Hills, as in effect at the Effective Time, shall be amended to increase the number of authorized shares of common stock from 100 million to 300 million and to change the name of the company to Bright Horizon Energy Corporation.
Furthermore, assuming approval of the Black Hills Name Change Amendment, the bylaws of Black Hills, as in effect at the Effective Time, shall be amended to change the name of the company to Bright Horizon Energy Corporation and establish an operations committee.
Corporate Offices
Upon completion of the Merger, Newco will maintain its corporate headquarters in Rapid City, South Dakota and will maintain a strong operational and leadership presence throughout the combined service territory, consistent with the practices of the companies prior to closing.
Board of Directors of Newco and Governance Matters
As provided in the Merger Agreement, upon completion of the Merger, the Newco Board will consist of eleven members, six designated by Black Hills (including the chair) and five designated by NorthWestern (inclusive of the CEO). The Newco Board shall include the chair of the Black Hills Board, the chief executive officer of NorthWestern and the chair of the NorthWestern Board, as of immediately prior to the Effective Time. The other members will be chosen from among the independent directors of the Black Hills Board and the NorthWestern Board, respectively, serving immediately prior to the Effective Time. As of the date of this joint proxy statement/prospectus, no other Newco Board members have been identified.
The combined company will continue to be an active part of the communities we serve as we support customers with a local workforce of highly skilled, passionate, and dedicated employees. In addition to maintaining a strong local workforce, both companies have long-standing reputations as excellent corporate citizens, and the combined company will maintain support for civic and philanthropic organizations across its combined service area.
See “Additional Interests of Black Hills and NorthWestern Directors and Officers” on page 107 for information on Newco’s board of directors and executive officers.
Executive Officers
Upon effectiveness of the Merger, it is expected that the combined company would include among its officers Brian B. Bird as Chief Executive Officer, Marne M. Jones as Chief Operating Officer, Crystal D. Lail as Chief Financial Officer; and Kimberly F. Nooney as Chief Integration Officer.
Dividends
Black Hills declared a quarterly cash dividend in 2024 of $0.65 per share per quarter, reflecting an annual dividend of $2.60 per share. Black Hills declared a quarterly cash dividend for each of the first three quarters of 2025 of $0.676 per share of common stock.
NorthWestern declared a quarterly cash dividend for each quarter of 2024 of $0.65 per share, reflecting an annual dividend of $2.60 per share. NorthWestern declared a quarterly cash dividend for each of the first three quarters of 2025 of $0.66 per share of common stock.
Under the terms of the Merger Agreement, NorthWestern has agreed not to declare dividends, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock, other equity interests or voting securities, except for (1) quarterly cash dividends payable by NorthWestern or any subsidiary in respect of shares of NorthWestern Common Stock on a schedule consistent with NorthWestern’s past practices and subject to certain maximum payments, (2) dividend equivalents accrued or payable by NorthWestern in respect certain NorthWestern equity awards, (3) dividends and distributions by a direct subsidiary to its parent and (4) certain other dividends to the extent coordinated between NorthWestern and Black Hills pursuant to the terms of the Merger Agreement related to stub period dividends.
Under the terms of the Merger Agreement, Black Hills has agreed not to declare dividends, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock, other equity interests or voting securities, except for (1) quarterly cash dividends payable by Black Hills or any subsidiary in respect of shares of Black Hills Common Stock on a schedule consistent with Black Hills’ past practices and subject to certain maximum payments, (2) dividend equivalents accrued or payable by Black Hills in respect of certain Black Hills equity awards, (3) dividends and distributions by a direct subsidiary to its parent and (4) certain other dividends to the extent coordinated between NorthWestern and Black Hills pursuant to the terms of the Merger Agreement related to stub period dividends.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial statements, which have been prepared to give effect to the Merger in accordance with Article 11 of Regulation S-X and are limited to adjustments required by such rules, include adjustments for the following:
•
certain reclassifications to conform the historical financial statement presentation of Black Hills and NorthWestern; and

•
application of the acquisition method of accounting under the provisions of the Financial Accounting Standards Board (FASB) Accounting Standards Codification, which we refer to as ASC 805, “Business Combinations,” to reflect estimated merger consideration of approximately $4.4 billion in exchange for 100% of all outstanding NorthWestern Common Stock;

The unaudited pro forma financial information should be read, if at all, together with its accompanying notes and in conjunction with the following historical consolidated financial statements and accompanying notes of Black Hills and NorthWestern, referenced below. The pro forma financial statements of Black Hills have been derived from:
•
the audited consolidated statement of income of Black Hills for the year ended December 31, 2024, included in Black Hills’ Annual Report on Form 10-K for the fiscal year then ended;

•
the unaudited consolidated financial statements of Black Hills as of and for the nine months ended September 30, 2025, included in Black Hills’ Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025;

•
the audited consolidated statement of income of NorthWestern for the year ended December 31, 2024, included in NorthWestern’s Annual Report on Form 10-K for the fiscal year then ended; and

•
the unaudited consolidated financial statements of NorthWestern as of and for the nine months ended September 30, 2025, included in NorthWestern’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025.

The unaudited pro forma combined condensed statements of income combine the Black Hills and NorthWestern historical consolidated income statements for the nine months ended September 30, 2025 and the year ended December 31, 2024, giving effect to the Merger as if it were completed on January 1, 2024. The unaudited pro forma combined condensed balance sheet as of September 30, 2025 gives effect to the Merger as if it were completed on that date.
The historical consolidated financial information has been adjusted in the unaudited pro forma financial statements to give effect to certain pro forma events that are directly attributable to the Merger and factually supportable. The unaudited pro forma financial statements do not reflect other potential effects of the Merger, such as anticipated cost savings (or associated costs to achieve such savings) from operating efficiencies or restructuring that could result from the Merger, the effect of any regulatory actions that may impact the pro forma financial statements following completion of the Merger or the effects of any changes in business or market conditions as a result of the Merger or otherwise.
The statements and related notes have been prepared for illustrative purposes only, based upon applicable rules of the Securities and Exchange Commission. The pro forma information does not purport to be indicative of what the combined company’s consolidated financial position or results of operations actually would have been had the Merger been completed as of the dates indicated. In addition, the unaudited pro forma combined condensed financial information does not purport to project the future financial position or operating results of the combined company. The pro forma adjustments, which are subject to uncertainties, are based on the information available at the time of the preparation of these pro forma financial statements and on the basis of certain assumptions and estimates.
Amounts in the unaudited pro forma financial information below may not foot due to immaterial rounding differences.

BLACK HILLS CORPORATION AND NORTHWESTERN ENERGY GROUP
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (LOSS)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025
	Black Hills Corporation Historical	NorthWestern Energy Group Historical	Presentation Reclass (Note 1)	Transaction Accounting Adjustments	Note 3	Pro Forma Condensed Combined
	(in millions, except per share amounts)
Revenue	$1,675	$1,196	$—	$—		$2,871
Operating expenses:
Fuel, purchased power and cost of natural gas sold	596	300	—	—		896
Operations and maintenance	452	183	122	—		757
Administrative and general	—	122	(122)	—		—
Depreciation and amortization	211	188	—	—		398
Taxes other than income taxes	50	137	—	—		187
Total operating expenses	1,308	931	—	—		2,239
Operating income	366	266	—	—		632
Other income (expense):
Interest expense, net	(150)	(111)	—	—		(261)
Other income (expense), net	1	9	—	—		10
Total other income (expense)	(149)	(102)	—	—		(251)
Income before income taxes	218	164	—	—		381
Income tax (expense)	(27)	(27)	—	—		(54)
Net income	191	136	—	—		328
Net income attributable to non-controlling interest	(5)	—	—	—		(5)
Net income available for common stock	$187	$136	$—	$—		$323
Earnings per share of common stock:
Earnings per share, Basic	$2.58	$2.22				$2.44
Earnings per share, Diluted	$2.58	$2.22				$2.44
Weighted average common shares outstanding:
Basic	72	61	—	(1)	(A)	132
Diluted	72	61	—	(1)	(A)	133

BLACK HILLS CORPORATION AND NORTHWESTERN ENERGY GROUP
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (LOSS)
FOR THE YEAR ENDED DECEMBER 31, 2024
	Black Hills Corporation Historical	NorthWestern Energy Group Historical	Presentation Reclass (Note 1)	Transaction Accounting Adjustments	Note 3	Pro Forma Condensed Combined
	(in millions, except per share amounts)
Revenue	$2,128	$1,514	$—	$—		$3,642
Operating expenses:
Fuel, purchased power and cost of natural gas sold	730	434	—	—		1,164
Operations and maintenance	557	228	138	54	(B), (C)	976
Administrative and general	—	138	(138)	—		—
Depreciation and amortization	270	228	—	—		498
Taxes other than income taxes	67	164	—	—		231
Total operating expenses	1,625	1,191	—	54		2,869
Operating income	503	323	—	(54)		773
Other income (expense):
Interest expense, net	(182)	(132)	—	—		(313)
Other income (expense), net	(1)	23	—	—		22
Total other income (expense)	(183)	(109)	—	—		(292)
Income before income taxes	320	215	—	(54)		481
Income tax benefit (expense)	(36)	9	—	7	(D)	(20)
Net income	284	224	—	(47)		461
Net income attributable to non-controlling interest	(11)	—	—	—		(11)
Net income available for common stock	$273	$224	$—	$(47)		$450
Earnings per share of common stock:
Earnings per share, Basic	$3.91	$3.66				$3.46
Earnings per share, Diluted	$3.91	$3.65				$3.46
Weighted average common shares outstanding:
Basic	70	61	—	(1)	(A)	130
Diluted	70	61	—	(1)	(A)	130

BLACK HILLS CORPORATION AND NORTHWESTERN ENERGY GROUP
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
SEPTEMBER 30, 2025
	Black Hills Corporation Historical	NorthWestern Energy Group Historical	Presentation Reclass (Note 1)	Transaction Accounting Adjustments	Note 3	Pro Forma Condensed Combined
	(in millions)
ASSETS
Current assets:
Cash, restricted cash and equivalents	$29	$30	$—	$(51)	(E)	$9
Accounts receivable, net	251	159	—	—		410
Materials, supplies and fuel	173	135	—	—		308
Regulatory assets, current	138	73	—	—		212
Other current assets	76	46	—	—		122
Total current assets	668	444	—	(51)		1,060
Total property, plant and equipment, net	8,028	6,662	—	—		14,689
Other assets:
Goodwill	1,300	368	—	1,420	(F)	3,087
Regulatory assets, non-current	253	757	—	—		1,010
Other assets, non-current	81	69	—	—		150
Total other assets, non-current	1,634	1,193	—	1,420		4,247
TOTAL ASSETS	$10,329	$8,299	$—	$1,369		$19,997
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$219	$94	$—	$—		$313
Accrued liabilities	298	307	—	—		604
Regulatory liabilities, current	92	29	—	—		121
Notes payable	126	150	—	—		276
Current maturities of long-term debt	—	105	—	—		105
Total current liabilities	735	685	—	—		1,419
Long-term debt, net of current maturities	4,253	3,044	—	—		7,297
Deferred credits and other liabilities:
Deferred income tax liabilities, net	680	721	—	(98)	(G)	1,303
Regulatory liabilities, non-current	485	682	—	—		1,167
Other deferred credits and other liabilities	326	287	—	—		614
Total deferred credits and other liabilities	1,491	1,690	—	(98)		3,083
Equity:
Stockholders’ equity –
Black Hills Common Stock, additional paid-in capital and treasury stock	2,488	—	—	4,394	(H)	6,882
NorthWestern Common Stock, additional paid-in capital and treasury stock	—	1,994	—	(1,994)	(H)	—
Retained earnings	1,289	892	—	(939)	(H)	1,242
Accumulated other comprehensive income (loss)	(9)	(6)	—	6	(H)	(9)
Total stockholders’ equity	3,768	2,880	—	1,467		8,115
Non-controlling interest	83	—				83
Total equity	3,851	2,880	—	1,467		8,198
TOTAL LIABILITIES AND TOTAL EQUITY	$10,329	$8,299	$—	$1,369		$19,997

NOTES TO THE UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(1)   BASIS OF PROFORMA PRESENTATION
The unaudited pro forma combined condensed statements of income combine the Black Hills and NorthWestern historical consolidated income statements for the nine months ended September 30, 2025 and the year ended December 31, 2024, giving effect to the Merger as if it were completed on January 1, 2024. The unaudited pro forma combined condensed balance sheet as of September 30, 2025 gives effect to the Merger as if it were completed on that date.
Black Hills’ and NorthWestern’s historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars. Certain reclassifications have been made to NorthWestern’s historical presentation in order to conform to Black Hills’ historical presentation, as presented within the column titled “Presentation Reclass” in the pro forma balance sheet. Black Hills has not identified all adjustments necessary to conform NorthWestern’s accounting policies to Black Hills’ accounting policies. Upon completion of the Merger, or as more information becomes available, Black Hills will perform a more detailed review of NorthWestern’s accounting policies. As a result of that review, differences could be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the combined company’s financial information. Further, there were no material transactions and balances between Black Hills and NorthWestern as of and for the nine months ended September 30, 2025 and for the year ended December 31, 2024.
The accompanying unaudited pro forma condensed combined financial statements and related notes were prepared using the acquisition method of accounting under the provisions of ASC 805, with Black Hills considered the acquirer of NorthWestern. ASC 805 requires, among other things, that the assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. For purposes of the unaudited pro forma condensed combined balance sheet, the purchase consideration has been allocated to the assets acquired and liabilities assumed of NorthWestern based upon management’s preliminary estimate of their fair values as of September 30, 2025. Black Hills has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair market value of the NorthWestern assets to be acquired or liabilities assumed. Accordingly, NorthWestern’s assets and liabilities are presented at their respective carrying amounts and should be treated as preliminary fair values. Any differences between the fair value of the consideration transferred and the fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Accordingly, the purchase price allocation and related adjustments reflected in these unaudited pro forma condensed combined financial statements are preliminary and subject to revision based on a final determination of fair value.
The unaudited pro forma financial statements are presented for illustration only and do not reflect anticipated cost savings (or associated costs to achieve such savings) from operating efficiencies or restructuring that could result from the Merger. Further, the pro forma financial statements do not reflect the effect of any regulatory actions that may impact the proforma financial statements when the Merger is completed.
(2)   PRELIMINARY PURCHASE PRICE ALLOCATION
At the Effective Time, each share of NorthWestern Common Stock, issued and outstanding as of immediately prior to the Effective Time will be converted into the right to receive 0.98 validly issued, fully paid and non-assessable shares of Black Hills Common Stock (or cash in lieu of fractional shares thereof), in each case upon and subject to the terms and conditions of the Merger Agreement. For purposes of the unaudited pro forma condensed combined balance sheet, the estimated merger consideration is based on the total NorthWestern Common Stock issued and outstanding as of October 24, 2025 and the closing price per share of Black Hills Common Stock on January 26, 2025.

Refer to the table below for preliminary calculation of estimated merger consideration:
Amount in millions (except exchange ratio and price per share)
NorthWestern Common Stock issued and outstanding as of October 24, 2025	61
Exchange ratio	0.98
Black Hills Common Stock to be issued	60
Black Hills Common Stock price on January 26, 2025	$72.68
Estimated value of Black Hills Common Stock to be issued to NorthWestern stockholders pursuant to the Merger Agreement	$4,374
Estimated cash consideration attributable to the settlement of equity awards	9
Estimated equity consideration attributable to the settlement of equity awards	8
Estimated fair value of merger consideration	$4,391
The cash and equity consideration attributable to the settlement of equity awards represents the estimated fair value of share-based compensation for NorthWestern’s vested and replaced awards related to pre-combination services. NorthWestern’s outstanding equity awards will vest or be replaced by Black Hills’ restricted stock equity awards in the manner specified in the Merger Agreement.
The estimated fair value of estimated merger consideration will primarily depend on the market price of Black common stock when the merger is consummated. The following table shows the effect of changes in Black Hills stock price and the resulting impact on the estimated merger consideration (in millions, except per share data):
Stock Price Sensitivity	Black Hills Common Stock Price (Per Share)	Estimated fair value of merger consideration	Estimated Goodwill
As presented	$72.68	$4,391	$1,788
10% increase	79.95	4,828	2,225
10% decrease	$65.41	$3,953	$1,350
The preliminary estimated Merger consideration as shown in the table above is allocated to the tangible assets acquired and liabilities assumed of NorthWestern based on their preliminary estimated fair values. As mentioned above in Note 1, Black Hills has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair market value of the NorthWestern assets to be acquired or liabilities assumed. Accordingly, assets acquired and liabilities assumed are presented at their respective carrying amounts and should be treated as preliminary fair values. The fair value assessments are preliminary and are based upon available information and certain assumptions, which Black Hills believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the unaudited pro forma condensed combined financial statements.

The following table sets forth a preliminary allocation of the estimated Merger consideration to the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of NorthWestern using NorthWestern’s unaudited consolidated balance sheet as of September 30, 2025, with the excess recorded to goodwill:
Amount (in millions)
Preliminary fair value of estimated total Merger consideration	$4,391
Assets
Cash, restricted cash and equivalents	30
Accounts receivable, net	159
Materials, supplies and fuel	135
Regulatory assets, current	73
Other current assets	46
Total property, plant and equipment, net	6,662
Regulatory assets, non-current	757
Other assets, non-current	69
Total assets excluding existing goodwill	7,931
Liabilities
Accounts payable	(94)
Accrued liabilities	(307)
Regulatory liabilities, current	(29)
Notes payable	(150)
Current maturities of long-term debt	(105)
Long-term debt, net of current maturities	(3,044)
Deferred income tax liabilities, net	(630)
Regulatory liabilities, non-current	(682)
Other deferred credits and other liabilities	(287)
Total liabilities	(5,328)
Less: Net assets	2,603
Goodwill	$1,788
(3)   TRANSACTION ACCOUNTING ADJUSTMENTS
The transaction accounting adjustments included in the Unaudited Pro Forma Condensed Combined Statements of Income (Loss) and the Unaudited Pro Forma Condensed Combined Balance Sheet are as follows:
(A)
The pro forma basic and diluted earnings per share calculations are based on the basic and diluted weighted average shares of Black Hills plus shares issued as part of the Merger. The pro forma basic and diluted weighted average shares outstanding are a combination of historical weighted average shares of Black Hills Common Stock and the share impact as part of the Merger. The effect of converting certain equity awards held by NorthWestern employees into NewCo Common Stock is not considered material to the pro forma weighted average number of basic and diluted shares outstanding. Weighted average shares outstanding are as follows:

Pro forma weighted average shares (in millions)	Nine months ended September 30, 2025	Year ended December 31, 2024
Historical Black Hills weighted average shares outstanding – basic	72	70
Black Hills common shares to be issued pursuant to the Merger Agreement (Note 2)	60	60
Pro forma weighted average shares – basic	132	130
Historical Black Hills weighted average shares outstanding – diluted	72	70
Black Hills common shares to be issued pursuant to the Merger Agreement (Note 2)	60	60
Pro forma weighted average shares – diluted	133	130

(B)
Reflects estimated transaction-related costs of $42 million directly attributable to the merger, including investment banking fees, legal fees, consulting fees, and other transaction costs to be incurred by Black Hills. The adjustment was assumed to be recorded as Operation and maintenance expense on January 1, 2024. These non-recurring expenses are not anticipated to affect these Unaudited Pro Forma Condensed Combined Statements of Income (Loss) beyond twelve months after the closing date. For the nine months ended September 30, 2025, Black Hills and NorthWestern each incurred transaction costs of approximately $8 million directly attributable to the merger.

(C)
Represents a non-recurring adjustment of $12 million for the acceleration of Black Hills’ equity awards subject to preexisting change-in-control provisions will become immediately vested upon the closing of the Merger. This $12 million is considered a transaction-related cost in addition to the amount described in (B). The adjustment was assumed to be recorded as Operation and maintenance expense on January 1, 2024. This adjustment will not have a continuing impact to the Unaudited Pro Forma Condensed Combined Statements of Income (Loss) beyond twelve months after the closing date.

(D)
Reflects $7 million for the income tax effects of pro forma adjustments in (B) and (C) above at the estimated combined statutory federal and state rate at 23%. For tax purposes related to adjustment (B) above, it is estimated that $18 million of transaction-related merger costs will be deductible and $24 million will be subject to capitalization.

(E)
Reflects the payment of $42 million for Black Hills estimated transaction-related merger costs. Also reflects payment of $9 million for the settlement of certain NorthWestern’s outstanding Restricted Stock Unit awards granted prior to signing of the Merger Agreement that will become immediately vested upon the closing of the Merger.

(F)
Reflects an adjustment to goodwill based on the preliminary purchase price allocation discussed in Note 2 above:

Amount (in millions)
Fair value of consideration transferred in excess of the preliminary fair value of assets acquired and liabilities assumed (Note 2)	$1,788
Removal of NorthWestern’s historical goodwill	(368)
Pro forma net adjustment to goodwill	$1,420

(G)
Reflects an adjustment to deferred tax liabilities, net to remove $91 million of NorthWestern’s existing deferred tax liability related to goodwill and $7 million for the income tax effects of pro forma adjustments as described in (D) above.

(H)
Reflects an adjustment to Black Hills and NorthWestern equity based on the following:

	Black Hills Common Stock, additional paid-in capital and treasury stock	NorthWestern Common Stock, additional paid-in capital and treasury stock	Retained Earnings	Accumulated other comprehensive income (loss)	Total
Estimated value of Black Hills common shares to be issued to NorthWestern stockholders pursuant to the Merger Agreement	$4,374	$—	$—	$—	$4,374
Removal of NorthWestern’s historical stockholders’ equity	—	(1,994)	(892)	6	(2,880)
Estimated equity consideration attributable to the settlement of NorthWestern’s equity awards	8	—	—	—	8
Adjustment for Black Hills estimated merger transaction costs, net of tax	—	—	(38)	—	(38)
Settlement of Black Hills’ equity awards, net of tax	12		(9)	—	3
Total	$4,394	$(1,994)	$(939)	$6	$1,467

COMPARISON OF SHAREHOLDERS’ RIGHTS
The rights of NorthWestern shareholders are currently governed by Delaware law, the Amended and Restated Certificate of Incorporation of NorthWestern (the “NorthWestern Certificate of Incorporation”), and the Amended and Restated Bylaws of NorthWestern (the “NorthWestern Bylaws”). The rights of Black Hills shareholders are currently governed by South Dakota law, the Black Hills Charter, and the Amended and Restated Bylaws of Black Hills (the “Black Hills Bylaws”).
Below, Black Hills and NorthWestern have summarized the material differences between the current rights of NorthWestern shareholders and the rights those shareholders will have as Black Hills shareholders following the Merger. The summary in the following chart is not complete, and it does not identify all differences that may, under given situations, be material to shareholders and is subject in all respects by, and qualified by reference to, the Delaware General Corporation Law (the “DGCL”), the SDBCA, the NorthWestern Certificate of Incorporation, the NorthWestern Bylaws, the Black Hills Charter and the Black Hills Bylaws, as amended, as applicable.
Copies of the NorthWestern Certificate of Incorporation, as currently in effect, and the NorthWestern Bylaws, as currently in effect, are incorporated by reference into this joint proxy statement/prospectus. Copies of the Black Hills Charter, as currently in effect, and the Black Hills Bylaws, as currently in effect, are incorporated by reference into this joint proxy statement/prospectus and will be sent to Black Hills shareholders and NorthWestern shareholders upon request. See “Where You Can Find More Information” beginning on page 193 of this joint proxy statement/prospectus.
	Black Hills Shareholder Rights	NorthWestern Shareholder Rights
Corporate Governance:	Upon completion of the Merger, the rights of Black Hills shareholders and former NorthWestern shareholders will be governed by the SDBCA, the Black Hills Charter and the Black Hills Bylaws.	Currently, the rights of NorthWestern shareholders are governed by Delaware law, the NorthWestern Certificate of Incorporation and the NorthWestern Bylaws.
Authorized Capital Stock:
Black Hills’ authorized capital stock consists of 100,000,000 shares of Black Hills Common Stock and 25,000,000 shares of preferred stock, without par value.
If the Black Hills Share Increase Proposal is approved, the authorized number of shares of common stock will increase to 300,000,000.
As of the close of business on the record date, Black Hills had 75,474,846 shares of Black Hills Common Stock and no shares of preferred stock issued and outstanding.

NorthWestern’s authorized capital stock consists of 200,000,000 shares of NorthWestern Common Stock and 50,000,000 shares of preferred stock, par value $.01 per share.
As of the close of business on the record date, NorthWestern had 61,443,620 shares of NorthWestern Common Stock and no shares of preferred stock issued and outstanding.

Number of Directors; Classification of Board of Directors:	Under the SDBCA, the articles of incorporation or bylaws of a corporation may fix the number of directors. The number of directors may be increased or decreased from time to time by amendment to, or in the manner provided in, the articles of incorporation or the bylaws. Directors are elected at the first annual shareholders’ meeting and at each annual meeting thereafter unless their	The DGCL permits the board of directors of a DE corporation to change the authorized number of directors by amendment to the corporation’s bylaws or in the manner provided in the bylaws. However, if the number of directors is set in the corporation’s certificate of incorporation, the number of directors may be changed only by amending the certificate of incorporation. DE Law permits, but does not require, a

	Black Hills Shareholder Rights	NorthWestern Shareholder Rights

terms are staggered. The SDBCA also permits a corporation with a board of directors to divide its board of directors into as many as three classes.
The Black Hills Charter and the Black Hills Bylaws provide for at least 9 directors divided into three classes; provided that the Board of Directors may change the number of directors through amendments to its Bylaws.

classified board of directors, divided into as many as three classes.
The NorthWestern Bylaws provide that the number of members of NorthWestern’s board of directors the Board of Directors shall consist of not less than five (5) nor more than eleven (11) Directors, with such number to be established, from time to time, by resolution of the NorthWestern Board.
The NorthWestern Bylaws do not separate directors into classes with staggered, multi-year terms of office. Instead, directors are elected annually at each annual meeting of shareholders to terms ending at the next annual meeting of shareholders, with each director to hold office until their successors are duly elected and qualified.

Vacancies on the Board and Newly Created Directorships:
Under the SDBCA, any vacancy on the board of directors, including those caused by an increase in the number of directors, may be filled by the shareholders or by the directors, unless it is otherwise provided in the articles of incorporation. If the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office, unless otherwise provided in the articles of incorporation. Each director elected to fill a vacancy is elected to serve until the next shareholders’ meeting at which directors are elected. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.
The Black Hills Charter provides that any vacancies in the Black Hills Board, for any reason, including any newly created directorships resulting from any increase in the number of directors may be filled by the Black Hills Board, acting by a majority of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next election

Under the DGCL, vacancies may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director, unless otherwise provided in the corporation’s certificate of incorporation or bylaws. Whenever the holders of any class or classes of stock or series thereof are entitled to elect 1 or more directors by the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, unless otherwise provided in the corporation’s certificate of incorporation or bylaws.
The DGCL also provides that if, at the time of filling any vacancy, the directors then in office constitute less than a majority of the board (as constituted immediately prior to any increase), the Delaware Court of Chancery may, upon application of any holder or holders of at least 10% of the total number of the shares at the time outstanding having the right to vote for directors, summarily order a special election to be held to fill any such vacancy or to replace directors chosen by the board to fill such vacancies.

	Black Hills Shareholder Rights	NorthWestern Shareholder Rights
	of the class for which such director shall have been chosen.	The NorthWestern Certificate of Incorporation and the NorthWestern Bylaws provide that, subject to the rights, if any, of any series of preferred stock then outstanding, and except as otherwise provided in the NorthWestern Certificate of Incorporation, any vacancy, whether arising through death, resignation, retirement, removal or disqualification of a director, and any newly-created directorship resulting from an increase in the number of directors, shall be filled solely by a majority vote of the remaining directors even though less than a quorum of the NorthWestern Board. A director so elected to fill a vacancy or newly-created directorship shall serve until the next annual meeting of the shareholders, or until his or her successor shall have been duly elected and qualified or until such director’s death, resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director.
Removal of Directors:	The SDBCA provides that shareholders may remove one or more directors, with or without cause, unless the articles of incorporation provide that directors may be removed only for cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove that director. If cumulative voting is authorized, a director may not be removed if the number of votes sufficient to elect that director under cumulative voting is voted against removal. A director may not be removed if the number of votes sufficient to elect that director under cumulative voting is voted against removal. A director may be removed by the shareholders only at a meeting called for the purpose of removing that director and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director. A director may be removed by judicial proceeding if the SD circuit court in the county where a corporation’s principal office is located finds that: (i) the director engaged in
Under the DGCL, a director of a corporation generally may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. However, unless the corporation’s certificate of incorporation provides otherwise, if the corporation’s board of directors is classified, directors may be removed only for cause. Also, in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against the director’s removal would be sufficient to elect the director if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at any election of the class of directors of which the director is a part.
The NorthWestern Certificate of Incorporation and the NorthWestern Bylaws provide that, except for directors elected by a series of preferred stock then outstanding, any director or the entire NorthWestern Board may be

	Black Hills Shareholder Rights	NorthWestern Shareholder Rights

fraudulent conduct with respect to the corporation or its shareholders, grossly abused his or her director position, or intentionally inflicted harm on the corporation; and (ii) considering the director’s course of conduct and the inadequacy of other available remedies, removal of the director would be in the best interest of the corporation.
Under the Black Hills Charter and the Black Hills Bylaws, any director may be removed from office, but only for cause and by a vote of the majority of the total number of members of the Black Hills Board without including the director who is the subject of the removal determination and without such director being entitled to vote thereon.
removed, with or without cause, and by the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of NorthWestern then entitled to vote at an election of directors, voting together as a single class.
Quorum for Meetings of Shareholders:	The Black Hills Bylaws provide that the holders of a majority of the issued and outstanding shares of the capital stock of Black Hills entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders except as may otherwise be provided by law or by the Black Hills Charter.	The NorthWestern Bylaws provide that unless otherwise required by law or the NorthWestern Certificate of Incorporation, the holders of a majority in voting power of all of the then outstanding shares of the capital stock of NorthWestern entitled to be voted at a meeting of the shareholders represented in person or by proxy, shall constitute a quorum for the transaction of business at such meeting.
Voting Rights and Required Vote Generally:
The SDBCA provides that, unless the articles of incorporation provide otherwise, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders’ meeting.
The Black Hills Bylaws and Black Hills Charter provide that each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote one vote per share in person or by proxy appointed by an instrument in writing subscribed by such shareholder.

The DGCL provides that unless otherwise provided in the certificate of incorporation or the DGCL, each shareholder shall be entitled to one vote for each share of capital stock held by such shareholder. If the certificate of incorporation provides for more or less than one vote for any share, on any matter, every reference in the DGCL to a majority or other proportion of stock, voting stock or shares shall refer to such majority or other proportion of the votes of such stock, voting stock or shares.
The NorthWestern Bylaws and the NorthWestern Certificate of Incorporation provide that, except as otherwise required by law and subject to the terms of any outstanding series of preferred stock, each outstanding share of NorthWestern Common Stock shall be entitled to one vote per share held of

	Black Hills Shareholder Rights	NorthWestern Shareholder Rights
record by such holder on all matters presented to shareholders for a vote; provided, however, that holders of NorthWestern Common Stock shall not be entitled to vote on any amendment to the NorthWestern Certificate of Incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to the NorthWestern Certificate of Incorporation or the DGCL.
Votes on Mergers, Consolidations, Sales or Leases of Assets and Certain Other Transactions:
Under the SDBCA, the principal terms of a merger must first be approved by the board of directors of each corporation that is a party to the merger. Thereafter, unless an applicable exception is met, the shareholders of each corporation, after receiving a specified notice at least 10 days in advance of a special or annual meeting of shareholders, must approve the merger. Unless a greater requirement is set forth in the articles or by the board of directors, a merger is approved by the shareholders of a corporation if more shares are voted for approval than against approval at a meeting at which a quorum consisting of at least a majority of shares entitled be cast on the plan is present, subject to any required class vote. A class or series of shares is generally entitled to vote as a class or series on a merger if the plan of merger contains any provision that would entitle that class to vote as a class if it was contained in a proposed amendment to the articles of incorporation, as described above, if such class or series of shares are to be converted under the plan of merger to other securities or interests, cash, property, or combination thereof, or if the articles of incorporation entitle such class or series to vote as a group to approve the plan of merger.
No vote of the board of directors or shareholders of the subsidiary involved in a merger is needed if a domestic
The DGCL provides that a plan of merger generally must first be approved by the board of directors of each corporation that is a party to the merger and then submitted for a vote of the shareholders of the affected corporations. Shareholders generally must receive notice of the meeting at least 20 days prior to the meeting. A plan of merger is approved upon the affirmative vote of the majority of the outstanding shares of each corporation entitled to vote on the merger (subject to any high vote requirements in a certificate of incorporation). The DGCL provides that the shareholders of a constituent corporation surviving a merger are not required to approve a merger if (i) the plan of merger does not amend the corporation’s certificate of incorporation in any respect, (ii) each share of stock of that corporation outstanding or held in treasury immediately prior to the merger will continue as one identical share of stock of the surviving corporation after the merger and (iii) either (A) no shares of common stock (or securities convertible into such shares) of the surviving corporation are to be issued or delivered under the plan of merger or (B) the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger, plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered

Black Hills Shareholder Rights	NorthWestern Shareholder Rights
parent corporation that is a party to the merger owns at least 90% of the voting power of each class and series of the outstanding shares of the other corporation involved in the merger unless, the articles of incorporations of either the parent or subsidiary corporation otherwise provide, and unless, in the case of a foreign subsidiary, approval by the subsidiary’s board of directors or shareholders is required by the laws under which the subsidiary is organized. Also, unless the articles of incorporation otherwise provide, approval by the corporation’s shareholders of a plan of merger or share exchange is not required if: (i) the corporation will survive the merger or is the acquiring corporation in a share exchange; (ii) except for amendments permitted by Section 47-1A-1005 of the SDBCA, its articles of incorporation will not be changed; (iii) each shareholder of the corporation whose shares were outstanding immediately before the effective date of the merger or share exchange will hold the same number of shares, with identical preferences, limitations, and relative rights, immediately after the effective date of change; and (iv) the issuance in the merger or share exchange of shares or other securities convertible into or rights exercisable for shares does not require a vote under Section 47-1A-621.1 of the SDBCA (which requires majority shareholder approval if (a) the shares, other securities, or rights are issued for consideration other than cash or cash equivalents and (b) the voting power of shares that are issued and issuable as a result of the transaction or series of integrated transactions will comprise more than 20% of the voting power of the shares of the corporation that were outstanding immediately before the transaction).	under the plan, do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger. The DGCL also allows mergers to be effected without shareholder approval, subject to satisfaction of certain requirements: (i) to implement a holding company structure; (ii) following successful consummation of a tender offer for the outstanding stock of the corporation; and (iii) if 90% or more of each class of outstanding stock of the corporation is owned by a single person.

	Black Hills Shareholder Rights	NorthWestern Shareholder Rights
Business Combination Statutes:
The South Dakota Domestic Public Corporation Takeover Act (the “DPCTA”) affects the control of a publicly owned corporation, such as Black Hills, which may have an anti-takeover impact and may make tender offers, proxy contests and certain mergers more difficult to consummate.
Sections 47-33-17 through 47-33-19 of the DPCTA (the “Fair Price Provisions”), provide that a SD “public corporation” (such as Black Hills) may not engage in a “business combination” with an “interested shareholder” unless certain conditions are met. An “interested shareholder” is one that (i) directly or indirectly beneficially owns 10% or more of the outstanding voting shares of the corporation or (ii) is an affiliate or associate of the corporation and at any time within the last four years was the beneficial owner, directly or indirectly, of 10% or more of the corporation’s voting stock. In general, if a “business combination” (as defined in the Fair Price Provisions) is to occur with an “interested shareholder,” all other shareholders of the corporation whose shares would be a part of such “business combination” would be entitled to receive for their shares, as a consequence thereof, consideration, in cash, at least equal to the higher of (i) the highest per share price, including any brokerage commissions, transfer taxes, and soliciting dealer’s fees, paid for any common shares of the same class or series acquired by the interested shareholder within the three-year period immediately prior to the announcement of the business combination, or within the three-year period immediately prior to, or in, the transaction in which the interested shareholder became an interested shareholder, whichever is higher, and (ii) the market value per common share on the announcement date of the business combination or on the interested shareholder’s share acquisition date, whichever is higher. In addition to price determined in the immediately preceding sentence, such

Under Section 203 of the DGCL (“Section 203”), certain “business combinations” by Delaware corporations with “interested shareholders” are subject to a three-year moratorium unless specified conditions are met. With certain exceptions, an interested shareholder is a person or group who or which owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.
For purposes of Section 203, the term “business combination” is defined broadly to include: mergers with or caused by the interested shareholder; sales or other dispositions to the interested shareholder (except proportionately with the corporation’s other shareholders) of assets of the corporation or a subsidiary equal to 10% or more of the aggregate market value of the corporation’s consolidated assets or its outstanding stock; the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the interested shareholder (except for transfers in a conversion or exchange of securities outstanding before a person became an interested shareholder or a pro rata distribution or certain other transactions, none of which increase the interested shareholder’s proportionate ownership of any class or series of the corporation’s or such subsidiary’s stock); or receipt by the interested shareholder (except proportionately as a shareholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

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price would also include interest compounded annually from the earliest date on which the highest per-share acquisition price was paid through the consummation date at the rate for one-year United States Treasury obligations from time to time in effect, less the aggregate amount of any cash dividends paid and the market value of any dividends paid other than in cash, per common share since such date, up to the amount of the interest. Certain business combinations are excluded from the Fair Price Provisions, including a business combination or purchase of shares by an interested shareholder that was approved: by the corporation’s board of directors prior to the interested shareholder’s share acquisition date, or by the holders of a majority of the outstanding voting shares, not including any voting shares beneficially owned by the interested shareholder, in specified circumstances, at a meeting called for such purpose at least four years after the interested shareholder’s acquisition date. In addition to statutory requirements and subject to certain exceptions, the Black Hills Charter requires the affirmative vote of 80% of the outstanding shares of “Voting Stock” to approve a “Business Transaction” with any “Related Person”, as such terms are defined therein.
Under Sections 47-33-8 through 47-33-16 of the DPCTA (the “Control Share Provisions”), the shares of stock acquired by an acquiring person in a “control share acquisition” that exceed certain thresholds of voting power do not have voting rights unless the holders of the other voting shares vote to grant voting rights to the acquiring person’s shares. Subject to a number of exceptions, a “control share acquisition” is an acquisition, directly or indirectly, by an acquiring person of beneficial ownership of shares of a SD “public corporation” that would, when added to all other shares of such corporation beneficially owned by the acquiring person, entitle the acquiring person,

The three-year moratorium imposed on business combinations by Section 203 does not apply if: (i) prior to the date on which such shareholder becomes an interested shareholder the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder; (ii) the interested shareholder owns 85% of the corporation’s voting stock upon consummation of the transaction which made him or her an interested shareholder (excluding from the 85% calculation shares owned by directors who are also officers and shares held by employee stock plans which do not permit employees to decide confidentially whether to accept a tender or exchange offer); or (iii) on or after the date such person becomes an interested shareholder, the board approves the business combination and the business combination is authorized at a shareholder meeting by 66 2∕3% of the voting stock not owned by the interested shareholder.
Section 203 only applies to DE corporations which have a class of voting stock that is listed on a national securities exchange, or held of record by more than 2,000 shareholders. A DE corporation may elect not to be governed by Section 203 by a provision in its original certificate of incorporation or an amendment thereto or to the bylaws, which amendment must be approved by majority shareholder vote and, in the case of a bylaw provision, may not be further amended by the board of directors.
The NorthWestern Certificate of Incorporation provides that NorthWestern will be governed by Section 203.

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immediately after the acquisition, to exercise or direct the exercise of a new range of voting power of 20% or more, or increase the acquiring person’s voting power from between 20 – 33.33% to greater than 33.33% but less than or equal to 50% or from the 33.33% to 50% range to greater than 50%, in the election of directors.
Pursuant to the Black Hills Charter, Black Hills has opted out of the Control Share Provisions pursuant to Article XII, Part D.

Shareholder Actions by Written Consent:
The SDBCA provides that written action of shareholders in lieu of a meeting is permitted only if the written consent describing the action taken is signed by all the shareholders entitled to vote on the action, and delivered to the corporation for inclusion in the minutes or filing with the corporate records.
The Black Hills Bylaws and the Black Hills Charter do not include a specific provision for shareholder action by written consent.

Under the DGCL, unless otherwise provided in the certificate of incorporation, any action required by this chapter to be written action of shareholders in lieu of a meeting is permitted, without prior notice and without a vote, if such consent is be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
The NorthWestern Bylaws and the NorthWestern Certificate of Incorporation provide that, subject to rights, if any, of any series of preferred stock then outstanding, any action required or permitted to be taken by the shareholders must be effected at an annual or special meeting of shareholders and may not be effected by any consent in writing of such shareholders.

Call of Special Meetings of Shareholders:
Under the SDBCA, a special meeting of shareholders may be called by the board of directors, any persons authorized to do so by the articles of incorporation or bylaws, or the holders of at least 10% of all the votes entitled to be cast on an issue proposed to be considered at the proposed special meeting, unless otherwise specified in the articles to be a different percentage (not exceeding 25%).
The Black Hills Bylaws provide that special meetings of the shareholders

Under the DGCL, a special meeting of shareholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. The DGCL does not provide a mandatory right for shareholders meeting minimum ownership requirements to call a special meeting of shareholders.
The NorthWestern Bylaws provide that special meetings of shareholders of NorthWestern may be called by the Chairman of the NorthWestern Board,

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	may be called for any purpose or purposes by a majority of the Black Hills Board, and shall be called by the Black Hills Board upon the written demand of the holders of not less than 10% of the votes entitled to be cast on any issue proposed to be considered at the special meeting.	the NorthWestern Board acting pursuant to a resolution adopted by a majority of the total number of authorized Directors whether or not there exist any vacancies in previously authorized directorships, or upon written notice to the NorthWestern Board by holders of 25% or more of the outstanding shares of voting capital stock of NorthWestern, held individually or in the aggregate.
Amendments to Governing Documents:
Under the SDBCA, with certain exceptions, an amendment to the articles of incorporation of a South Dakota corporation must first be adopted by a resolution of its board of directors. The directors’ resolution must set forth the proposed amendment and direct that it be submitted to a vote of the shareholders at either an annual or a special meeting of shareholders. The amendment is adopted, at a meeting of the shareholders where a quorum consisting of at least a majority of those votes entitled to be cast on the amendment exists, upon receiving the affirmative vote of a majority of the shares entitled to vote on the amendment, unless the articles of incorporation or directors specify a higher percentage, or unless any class or series of shares is entitled to vote as a class or group on the amendment, in which case the amendment is adopted upon receiving the affirmative vote of each such voting group at a meeting at which a quorum of the voting group consisting of at least a majority of the votes entitled to be cast on the amendment by such group exists.
For corporations with multiple classes of shares outstanding, if shareholder voting is otherwise required by law, the holders of each class are entitled to vote as a separate class on the proposed amendments that affect their particular class of shares in whole or in part (even if nonvoting shares) if the amendment would do any of the following: (i) increase or decrease the aggregate number of authorized shares of such class; (ii) increase or decrease the par

Under the DGCL, in order for a Delaware corporation to amend its certificate of incorporation, its board of directors must first adopt a resolution declaring the advisability of the proposed amendment and submitting the proposed amendment to the shareholders at either an annual or special meeting of shareholders. The amendment is adopted upon the affirmative vote of a majority of the outstanding stock entitled to vote, and a majority of each class entitled to vote as a class on the amendment, unless a higher vote is required by the certificate of incorporation (although if the amendment changes the authorized number of shares of a class of stock or effects a reverse stock split, and certain other requirements are satisfied, the required vote is a majority of the votes cast affirmatively or negatively).
A limited number of amendments, including an amendment to change the corporation’s name, may be approved solely by the board of directors. In addition, if the certificate of incorporation authorizes the board of directors, without further action of the shareholders, to create and issue one or more classes of stock or series of a class of stock, and to designate the rights, powers, and preferences (and qualifications, limitations, and restrictions thereof), the board of directors may create any such class or series of stock by filing a certificate of designation with the Secretary of State of the State of Delaware, which certificate has the effect of amending the certificate of incorporation.

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value of the shares of such class; (iii) effect an exchange or reclassification of all or part of the shares of the class into shares of another class; (iv) effect an exchange or reclassification, or create the right of exchange, of all or part of the shares of another class into shares of the class; (v) change the rights, preferences, or limitations of all or part of the shares of the class; (vi) change the shares of all or part of the class into a different number of shares of the same class; (vii) create a new class of shares having rights or preferences with respect to distributions or to dissolution that are prior or superior to the shares of the class; (viii) increase the rights, preferences, or number of authorized shares of any class that, after giving effect to the amendment, have rights or preferences with respect to distributions or to dissolution that are prior or superior to the shares of the class; (ix) limit or deny an existing preemptive right of all or part of the shares of the class; or (x) cancel or otherwise affect rights to distributions that have accumulated, but not yet been authorized, on all or part of the shares of the class.
Unless the articles of incorporation provide otherwise, shareholder approval is not required for, among other limited exceptions, the following amendments to the corporation’s articles of incorporation: (i) amendments changing information describing the registered agent; (ii) certain changes to the corporate name; (iii) the deletion of names and addresses of initial directors; (iv) to classify or reclassify any unissued shares; or (v) to consolidate previous amendments.
A corporation’s shareholders may amend or repeal the corporation’s bylaws by the affirmative vote of a majority of the votes cast, even though the bylaws may also be amended or repealed by the board of directors. Bylaws may be amended or repealed by the board of directors, unless the corporation’s articles of incorporation

If an amendment would increase or decrease the aggregate number of authorized shares of a class of stock or change the par value for shares of a class, such shares are entitled to vote as a class on the amendment (unless, in the case of a change in the number of authorized shares, the certificate of incorporation opts out of such class vote). If an amendment would alter or change the powers, preferences or special rights of a particular class (or in some cases, series) of stock so as to affect them adversely, that class or (or in some cases, series) has the power to vote as a class, notwithstanding the absence of any specifically enumerated power in the certificate of incorporation.
Shareholders have the power to adopt, amend or repeal the bylaws of a corporation, provided that the certificate of incorporation also may confer such power on the board of directors. Even if the board has the power to amend the bylaws, however, this does not divest the shareholders of that power
The NorthWestern Certificate of Incorporation provides that, notwithstanding certain restrictions on the ability of the NorthWestern Board to amend the NorthWestern Certificate of Incorporation, NorthWestern reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in the NorthWestern Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law.
The NorthWestern Bylaws provide that the NorthWestern Board has the power to amend such bylaws, subject to the power of the shareholders of NorthWestern to alter or repeal any bylaws whether adopted by them or otherwise.

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reserve that power to the shareholders of the corporation or the shareholders, in amending, repealing, or adopting the bylaws generally or a particular bylaw provision, expressly provide that the board of directors may not amend, repeal, or reinstate the bylaws or such particular bylaw provision. A bylaw that increases a quorum or voting requirement for the board of directors may be repealed or amended only by shareholders if originally adopted by shareholders, unless the bylaws provide otherwise, and by shareholders or the board of directors if originally adopted by the board of directors. A bylaw adopted or amended by the shareholders that increases a quorum or voting requirement for the board of directors may specify that it can only be amended or repealed by a specific vote of shareholders or the board of directors, and any board action to amend or repeal a bylaw that changes the quorum or voting requirement for the board of directors must meet the same or greater quorum and voting requirements as those in effect or propose to be adopted, whichever is greater.
The Black Hills Bylaws provide that they may be altered, amended or repealed at any meeting of the Black Hills Board by the affirmative vote of a majority of the whole Black Hills Board.

Indemnification of Directors and Officers:	The SDBCA permits a corporation to indemnify a director who is a party to a proceeding by reason of being a director, against liability incurred in the proceeding, if the director: acted in good faith; reasonably believed, in the case of conduct in an official capacity, that the conduct was in the best interests of the corporation, and in all other cases, that the conduct was at least not opposed to the best interests of the corporation; and in the case of any criminal proceeding, had no reasonable cause to believe the conduct was unlawful. Such indemnification may only be made after it is determined the
DE Law mandates indemnification of expenses of directors and certain statutorily-defined officers to the extent they have been successful in defending a breach of fiduciary duty claim.
With respect to third party claims, DE Law generally permits indemnification of expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by a person in connection with the third-party action, provided that the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with

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director has met the above described relevant standard of conduct as determined by a majority vote of a quorum of disinterested directors, if there are two or more disinterested directors, a majority vote of a committee of two or more disinterested directors, if a quorum of directors cannot be obtained, independent legal counsel in a written opinion (whether or not a quorum of disinterested directors is obtainable) or by the shareholders (excluding those shares owned or controlled by any interested director). Indemnification of reasonable expenses incurred in connection with the proceeding is required by a corporation when a director has wholly and successfully defended an action against them on the merits or otherwise.
Unless a court orders otherwise, a corporation may not indemnify a director in connection with a proceeding that is either: (i) by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if the director met the relevant standard of conduct under SDBCA 47-1A-851, or (ii) with respect to conduct for which the director was adjudged liable because the director received a financial benefit to which the director was not entitled, whether or not involving action in the director’s official capacity.
A corporation may indemnify and advance expenses under Sections 47-1A-850 to 47-1A-859 of the SDBCA, inclusive, to an officer of the corporation who is a party to a proceeding by reason of being an officer of the corporation to the same extent as a director, and if the officer is not also a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for: liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; or liability arising out of respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. With respect to derivative claims, such indemnification is limited to expenses and such expenses may not be indemnified without court approval in respect of any claim as to which the indemnitee was found liable. In either case, with respect to current directors or officers, the determination as to whether the applicable standard of conduct has been satisfied must be determined by a majority vote of disinterested directors (even though less than a quorum), a committee designated by majority vote of disinterested directors, if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or by the shareholders
A corporation may advance expenses incurred in defending against proceedings, in some cases conditioned upon receipt of an undertaking to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation.
The corporation may, in its certificate of incorporation or bylaws, or through an indemnification agreement, make mandatory the optional indemnification and advancement rights discussed above.
The NorthWestern Bylaws and the NorthWestern Certificate of Incorporation provide that NorthWestern will indemnify and hold harmless any person who is or was a director or officer of NorthWestern or is or was serving at the request of NorthWestern as a director or officer of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans to the fullest extent permitted by the DGCL. NorthWestern shall only be required to indemnify a person in connection with a proceeding initiated by such person if the commencement of such proceeding was authorized by the

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conduct that constitutes: (i) receipt of a financial benefit to which the officer is not entitled; (ii) an intentional infliction of harm on the corporation or the shareholders; or (iii) an intentional violation of criminal law.
The Black Hills Bylaws provide for indemnification in the manner permissible under the SDBCA.
NorthWestern Board.
Limitation on Personal Liability of Directors:
The SDBCA does not permit the elimination of liability where such liability is based on: (i) the amount of a financial benefit received by a director or officer to which the director or officer was not entitled; (ii) an intentional infliction of harm on the corporation or the shareholders by a director or officer; (iii) with respect to a director, a distribution in excess of what may be authorized; or (iv) an intentional violation of criminal law by a director or officer. In addition, if an officer is not also a director, the SDBCA does not permit the elimination of liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding.
The Black Hills Charter currently does not include any provisions related to the liability of directors or officers.

Under the DGCL, a corporation may include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director or officer from monetary damages for breach of fiduciary duty, except with respect to: (i) breaches of the director or officer’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions by a director or officer not in good faith or involving intentional misconduct or a knowing violation of law, (iii) director’s approval of unlawful dividends, stock repurchases or redemptions, (iv) transactions from which the director or officer received an improper personal benefit or (v) an officer in any action by or in the right of the corporation. This provision also may not limit a director or officer’s liability for violation of, or otherwise relieve a corporation or its directors or officers from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.
The new statute discussed above eliminates monetary damages against controlling shareholders for breach of the duty of care, without any need to opt into such regime by a provision in the certificate of incorporation.
The NorthWestern Certificate of Incorporation provides that no Director shall be personally liable to NorthWestern or any of its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such elimination or limitation of liability is not permitted under the DGCL, as the same exists or may hereafter be amended.

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Preemptive Rights:
The SDBCA provides that shareholders of a SD corporation have preemptive rights to subscribe for certain issuances of equity securities unless the articles of incorporation of the SD corporation otherwise provide.
The Black Hills Charter provides that neither the holders of the Common Stock nor the holders of any Preferred Stock shall have any preemptive rights to subscribe to any issue of stock or other securities of any class.

Under the DGCL, shareholders do not have preemptive rights to subscribe for issuances of equity securities unless the certificate of incorporation of the Delaware corporation otherwise provides.
The NorthWestern Certificate of Incorporation does not provide for preemptive rights.

Cumulative Voting Rights:	Under the South Dakota Constitution and the SDBCA, cumulative voting is a right for the shareholders of all corporations. South Dakota corporations cannot eliminate cumulative voting in the election of directors through their articles of incorporation, bylaws or otherwise. As such, shareholders of Black Hills currently are able to elect directors by cumulative voting.
Under the DGCL, cumulative voting in the election of directors is not mandatory but Delaware corporations may include a provision allowing for such cumulative voting rights in their certificate of incorporation.
Absent a higher vote requirement in the corporation’s governing documents, directors are elected by a plurality vote (i.e., the directors with the most votes, up to the number of seats up for election, will be elected). Corporations at times opt into a “majority voting” regime, whereby a director is only elected if he or she receives a majority vote, and DE Law allows for implementation of “majority voting” with respect to incumbent directors by allowing corporations to require, as a director qualification, that directors deliver an irrevocable resignation if they do not receive the requisite majority vote for reelection.
The NorthWestern Certificate of Incorporation does not provide for cumulative voting.

Declaration and Payment of Cash Dividends:	Under the SDBCA, except as otherwise provided in the articles of incorporation, a board of directors may authorize and the corporation may make distributions to its shareholders. However, no distribution may be made if, after giving effect to such distribution: (i) the corporation would not be able to pay its debts as they become due in the usual course of business; or (ii) the corporation’s total assets would be less than the sum of its total liabilities plus, unless the articles of	Under the DGCL, subject to any restriction contained in a corporation’s certificate of incorporation, the board of directors may declare, and the corporation may pay, dividends upon the shares of its capital stock either: (i) out of “surplus”; or (ii) in the event that there is no surplus, out of the net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess, if any, of the net assets of the corporation over the

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incorporation permit otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The board of directors may base a determination that a distribution is not prohibited under this section either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable under the circumstances.
The Black Hills Charter does not change this statutory provision but provides that dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the Black Hills Common Stock with respect to the same dividend period.

amount determined to be the capital of the corporation by the board of directors (which amount cannot be less than the aggregate par value of all issued shares of capital stock and, for most corporations is a minimal amount). In addition, under common law and potentially applicable fraudulent conveyance statutes, dividends generally may not be paid if following payment of the dividend the corporation will either have an unreasonably small amount of capital for the business in which it is engaged or intends to engage in or not be able to pay its debts as they become due.
The NorthWestern Certificate of Incorporation provides that, subject to the terms of any outstanding series of preferred stock and any other provisions of the NorthWestern Certificate of Incorporation, holders of shares of NorthWestern Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of NorthWestern when, as and if declared thereon by the NorthWestern Board from time to time out of assets or funds of NorthWestern legally available therefor.

Dissenters’ or Appraisal Rights:	Under the SDBCA, shareholders of a South Dakota corporation are entitled to appraisal rights, and to obtain payment of the fair value of that shareholder’s shares, in the event of certain transactions to which the corporation is a party, including, without limitation, mergers that require shareholder approval, mergers with subsidiaries where no director or shareholder approval is required, sales of all or substantially all of the corporation’s assets if the shareholder is entitled to vote on the disposition and certain amendments to the corporation’s articles of incorporation that adversely affect the rights of the shareholders’ shares. Appraisal rights are not available to holders of shares listed on a national securities exchange or of a corporation that has at least 2,000 shareholders and the outstanding shares of such class or
Under the DGCL, appraisal rights are not available with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation. With respect to mergers and consolidations, appraisal rights also are not available under DE Law as to shares that are either listed on a national securities exchange or held of record by more than 2,000 holders if, in either case, the shareholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or held of record by more than 2,000 holders, plus cash in lieu of fractional shares.
In addition, appraisal rights generally are not available under DE Law to the shareholders of a corporation surviving a merger if no vote of the shareholders of the surviving corporation is required to approve the merger, such as where the

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	series has a market value of at least $20 million (exclusive of the value of such shares held by its subsidiaries, senior executives, directors, and beneficial shareholders owning more than 10% of such shares) if, in either case, shareholders receive shares of the surviving corporation or another corporation that is similarly listed or widely held, and cash in lieu of fractional shares.	plan of merger does not amend the existing certificate of incorporation, each share of the surviving corporation outstanding prior to the merger is an identical share after the merger, and the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and if certain other conditions are met. Appraisal rights may be available, however, where a shareholder vote is not required to approve a merger that follows the successful consummation of a tender offer.
Record Date for Determining Shareholders Entitled to Vote:
Pursuant to the SDBCA, the bylaws of a South Dakota corporation may fix or provide the manner of fixing the record date for one or more voting groups in order to determine the shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, or to take any other action. If the bylaws do not fix or provide for fixing a record date, the board of directors of the corporation may fix a future date as the record date. A record date fixed under this section may not be more than seventy days before the meeting or action requiring a determination of shareholders.
The Black Hills Bylaws provide that the record date for the determination of shareholders eligible to vote at a shareholder meeting at which a proposal to increase the authorized indebtedness or capital stock is to be considered may be set by the Black Hills Board sixty or more days prior to such meeting.
As permitted under the DGCL, the NorthWestern Bylaws provide that the NorthWestern Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the NorthWestern Board, and which record date, unless otherwise required by law, shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the NorthWestern Board, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
Notice of Shareholders Meetings:	Under the SDBCA, except for the increase of stock and indebtedness when sixty days’ notice is required by S.D. Const., Art. XVII, § 8, a corporation shall notify shareholders of the date, time, and place of each annual and special shareholders’ meeting no fewer than ten nor more than sixty days before the meeting date. The corporation is required to give notice only to shareholders entitled to vote at the meeting. Notice of an annual meeting need not include a description	The DGCL provides that a corporation shall provide notice of a shareholder meeting, with such notice stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the shareholders entitled to vote at the meeting, if such date is different from the record date for determining shareholders entitled to

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of the purpose or purposes for which the meeting is called. However, notice of a special meeting shall include a description of the purpose or purposes for which the meeting is called.
The Black Hills Bylaws provide that unless all shareholders entitled to vote at the meeting waive notice in writing, written notice stating the place, day and hour of each meeting of shareholders, and in the case of a special meeting, further stating the purpose for which such meeting is called, shall be mailed at least ten days before the meeting when called by the Black Hills Board to each shareholder of record who shall be entitled to vote thereat to the last known post office address of each such shareholder as it appears upon the stock transfer books of Black Hills. However, notice of a meeting, at which proposal to increase the capital stock or indebtedness is to be considered, shall be given at least sixty days prior to such meeting notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote at such meeting as of the record date for determining the shareholders entitled to notice of the meeting.
The NorthWestern Bylaws provide that unless otherwise required by law or the NorthWestern Certificate of Incorporation, written notice of the date, time and place, if any, of the annual and of any special meeting of the shareholders shall be given to each shareholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. Such written notice of any meeting of shareholders shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose of the meeting.

Advance Notice of Shareholder Nominations for Directors:
Pursuant to the Black Hills Bylaws, nominations of directors may be made at an annual meeting of shareholders only (A) pursuant to Black Hills’ notice of meeting, (B) by, or at the direction of, the Black Hills Board or (C) by any shareholder of record (as of the time notice of such proposal is given by the shareholder as set forth below, as of the record date for the annual meeting and as of the date of the annual meeting in question) of any shares of capital stock of Black Hills entitled to vote at such annual meeting who complies with the procedures set forth in the bylaws.
Nominations for director may be made at a special meeting of shareholders at which directors are to be elected (i) pursuant to Black Hills’ notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined

The NorthWestern Bylaws provide that at any meeting of NorthWestern shareholders, nominations of persons for election to the NorthWestern Board may be made (i) by or at the direction of the Board of Directors, or (ii) by any shareholder of the Corporation (A) who is a shareholder of record on the date the shareholder’s notice is delivered to the Corporate Secretary and on the record date for the determination of shareholders entitled to vote at such annual meeting, and (B) who complies with the applicable notice procedures.
For nominations to be properly made by a shareholder at an annual meeting, such shareholder must have given timely notice to the Corporate Secretary. To be timely, a shareholder’s notice must be delivered to the Corporate Secretary at the principal executive offices of NorthWestern not later than ninety (90)

Black Hills Shareholder Rights	NorthWestern Shareholder Rights

that directors shall be elected at such special meeting, by any shareholder of Black Hills who was a shareholder of record both at the time of giving of notice and at the time of the special meeting, who is entitled to vote at the meeting and who has complied with the notice procedures.
For nominations to be properly made at an annual meeting by a shareholder entitled to vote at such annual meeting, the shareholder intending to make the nomination must have given timely notice thereof in writing to the Secretary of Black Hills and such shareholder or his or her representative must be present at the annual meeting. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of Black Hills (A) not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders (the “Anniversary Date”) or (B) in the event that the annual meeting of shareholders is called for a date more than seven days prior to the Anniversary Date, not later than the close of business on (1) the 10th day (or if that day is not a business day of Black Hills, on the next succeeding business day) following the first date on which the date of such meeting was publicly disclosed or (2) if such date of public disclosure occurs more than 90 days prior to such scheduled date of such meeting, then the later of (a) the 10th day (or if that day is not a business day for Black Hills, on the next succeeding business day) following the first date of public disclosure or (b) the 90th day prior to such scheduled date of such meeting (or if that day is not a business day for Black Hills, on the next succeeding business day).
In the event Black Hills calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons for election as specified in Black days nor earlier than one hundred twenty (120) days prior to the first anniversary date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, a shareholder’s notice shall also be considered timely if it is so delivered not earlier than one hundred twenty (120) days prior to such annual meeting, nor later than the later of ninety (90) days prior to such annual meeting or ten (10) days after the day on which public announcement of the date of such meeting was first made; provided, further, that in the event that the number of directors to be elected to the NorthWestern Board at an annual meeting is increased and there is no public announcement NorthWestern naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice shall also be considered timely, but only with respect to nominees for the additional directorships, if it is so delivered not later than ten (10) days after the day on which such public announcement is first made by NorthWestern. All notices shall be received by the Corporate Secretary by the close of business on the specified date to be deemed to have been delivered on that date.
For nominations to be properly made by a shareholder at a special meeting of shareholders called by NorthWestern for the purpose of electing one or more Directors to the Board of Directors in accordance with the NorthWestern Bylaws, such shareholder must have given timely notice thereof in proper written form to the Corporate Secretary. To be timely, a shareholder’s notice must be delivered to the Corporate Secretary at the principal executive offices of NorthWestern not earlier than one hundred twenty (120) days prior to such special meeting, nor later than the later of ninety (90) days prior to such special

Black Hills Shareholder Rights	NorthWestern Shareholder Rights

Hills’ notice of meeting, if the shareholder delivers a notice to the Secretary at the principal offices of the Company not earlier than the close of business on the 90th day prior to such special meeting or, if later, within ten (10) days following the date on which public announcement is first made of the date of the special meeting.
To be in proper written form, a shareholder’s notice for both annual and special meetings must set forth:
•
(2) is not and will not become a party
With respect to each person whom the shareholder proposes to nominate for election as a director, (A) the name, age, business address and residence address of the nominee, (B) set forth the principal occupation or employment of the nominee, (C) set forth the class and number of the shares of Black Hills which are owned, beneficially and of record, by the nominee on the date of the shareholder’s notice, (D) include a completed questionnaire signed by such nominee, with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by Black Hills upon written request), (E) include a written representation and agreement (in the form provided by Black Hills upon written request) that the nominee (1) is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the nominee, if elected as a director of Black Hills, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed therein or (b) any Voting Commitment that could limit or interfere with the nominee’s ability to comply, if elected as a director of Black Hills, with the nominee’s standard of care under applicable law, meeting or ten (10) days after the day on which public announcement of the date of such meeting and the proposed nominees to be elected at such meeting was first made. All notices shall be received by the Corporate Secretary by the close of business on the specified date to be deemed to have been delivered on that date.
To be in proper written form, a shareholder’s notice for both annual and special meetings must set forth:
•
As to each person whom the shareholder proposes to nominate for election as a director, (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class or series and number of shares of capital stock of NorthWestern that are owned beneficially or of record by the person, (4) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and (5) such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected;

•
As to the shareholder giving this notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and record address of such shareholder and any such beneficial owner, (2) the class or series and number of shares of capital stock of NorthWestern that are owned beneficially or of record by such shareholder and beneficial owner, (3) a description of all arrangements or understandings between such shareholder and any such beneficial owner and each proposed nominee and any other persons (including their names) pursuant to which the

Black Hills Shareholder Rights	NorthWestern Shareholder Rights

to any agreement, arrangement or understanding with any person or entity other than Black Hills with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (3) in such nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance with, if elected as a director of Black Hills, and will comply with, applicable law, the Black Hills Charter, the Black Hills Bylaws and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and share ownership and trading policies and guidelines of Black Hills, and (F) set forth such other information concerning the nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of the nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed, under the rules of the SEC.
•
As to the shareholder, the shareholder’s name and address of the Proponent as it appears on Black Hills’ stock transfer books, and of the beneficial owners (if any) of the shares registered in the shareholder’s name, and the name and address of other shareholders known by the shareholder to be supporting the shareholder’s position with respect to the nomination on the date of the shareholder’s notice to the Secretary, (C) the class and number of shares of Black Hills that are, directly or indirectly, beneficially owned, held of record or represented by proxy by the shareholder and by any other shareholders known by shareholder to be supporting the shareholder’s position with respect to the nomination on the date of the shareholder’s notice, and a nomination(s) are to be made by such shareholder, (4) a representation that such shareholder is a shareholder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the persons and/or conduct the business being proposed as described in the notice, and (5) a representation of whether such shareholder or any such beneficial owner intends or is part of a group which intends (I) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of NorthWestern’s outstanding capital stock required to approve or adopt the proposal or elect the nominee, and/or (II) otherwise to solicit proxies from shareholders in support of such proposal or nomination.

Black Hills Shareholder Rights	NorthWestern Shareholder Rights

representation that the shareholder will notify Black Hills in writing of the class and number of such shares that are, directly or indirectly, beneficially owned, held of record or represented by proxy by the shareholder and by any other shareholders known by the shareholder to be supporting the shareholder’s position with respect to the nomination as of the record date for the annual meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (D) a description of any agreement, arrangement or understanding with respect to such nomination between or among the shareholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the shareholder will notify Black Hills in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (E) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, the shareholder (or the beneficial owners, if any, of the shares registered in the shareholder’s name) or any of their respective affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the shareholder or any of its affiliates or associates with respect to shares of Black Hills and a representation that the shareholder will notify Black Hills in writing of any such agreement, arrangement or understanding in effect as of the

	Black Hills Shareholder Rights	NorthWestern Shareholder Rights

record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, and (F) a representation that the shareholder is a holder of record of shares of Black Hills entitled to vote at the annual meeting and that the shareholder or the beneficial owner (if any) of the shares registered in the shareholder’s name intends to appear in person or by proxy at the meeting to present such nomination.

Advance Notice of Shareholders Proposals:
Pursuant to the Black Hills Bylaws, the proposal of business other than director nominations to be considered by the shareholders (“Proposals”) may be made at an annual meeting of shareholders only (A) pursuant to the Black Hills’ notice of meeting, (B) by, or at the direction of, the Black Hills Board of Directors or (C) by any shareholder of record (as of the time notice of such proposal is given by the shareholder as set forth below, as of the record date for the annual meeting and as of the date of the annual meeting in question) of any shares of capital stock of Black Hills entitled to vote at such annual meeting who complies with the procedures set forth in the bylaws.
Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Black Hills’ notice of meeting.
For business to be properly brought before an annual or special meeting by a holder of record of any shares of capital stock entitled to vote at such annual meeting pursuant to clause (C) of Section 9(a)(i) of Article I of the Black Hills Bylaws, the record holder of shares intending to make the a proposal must have given timely notice thereof in writing to the Secretary of Black Hills as set forth in the Black Hills Bylaws and such shareholder or his or her representative must be present at the annual meeting. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the

The NorthWestern Bylaws provide that the proposal of business to be considered by the shareholders may be made at any annual meeting of shareholders only (i) pursuant to NorthWestern’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the NorthWestern Board, or (iii) by any shareholder of NorthWestern (A) who is a shareholder of record on the date the shareholder’s notice is delivered to the Corporate Secretary and on the record date for the determination of shareholders entitled to vote at such annual meeting, and (B) who complies with the applicable notice procedures.
Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.
For business other than director nominations to be properly made by a shareholder at an annual meeting, such shareholder must have given timely notice thereof in proper written form to the Corporate Secretary and any such proposed business must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice must be delivered to the Corporate Secretary at the principal executive offices of NorthWestern not later than ninety (90) days nor earlier than one hundred twenty (120) days prior to the first anniversary date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual

Black Hills Shareholder Rights	NorthWestern Shareholder Rights

principal executive offices of the Company (A) not less than 90 days nor more than 120 days prior to the Anniversary Date or (B) in the event that the annual meeting of shareholders is called for a date more than seven days prior to the Anniversary Date, not later than the close of business on (1) the 10th day (or if that day is not a business day of Black Hills, on the next succeeding business day) following the first date on which the date of such meeting was publicly disclosed or (2) if such date of public disclosure occurs more than 90 days prior to such scheduled date of such meeting, then the later of (a) the 10th day (or if that day is not a business day for Black Hills, on the next succeeding business day) following the first date of public disclosure or (b) the 90th day prior to such scheduled date of such meeting (or if that day is not a business day for Black Hills, on the next succeeding business day).
To be in proper form, a shareholder’s notice for both annual and special meetings must set forth:
(A) in the case of a proposal, a brief description of the other business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address of the shareholder as it appears on the Black Hills’ stock transfer books, and of the beneficial owners (if any) of the shares registered in the shareholder’s name, and the name and address of other shareholders known by the shareholder to be supporting the shareholder’s position with respect to the proposal on the date of the shareholder’s notice to the Secretary, (C) the class and number of shares of Black Hills that are, directly or indirectly, beneficially owned, held of record or represented by proxy by the shareholder and by any other shareholders known by the shareholder to be supporting the shareholder’s position with respect to the proposal on the date of the shareholder’s notice, and meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, a shareholder’s notice shall also be considered timely if it is so delivered not earlier than one hundred twenty (120) days prior to such annual meeting, nor later than the later of ninety (90) days prior to such annual meeting or ten (10) days after the day on which public announcement of the date of such meeting was first made. All notices shall be received by the Corporate Secretary by the close of business on the specified date to be deemed to have been delivered on that date. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period or extend the foregoing time period.
To be in proper written form, a shareholder’s notice for both annual and special meetings must set forth:
•
As to any business that the shareholder proposes to bring before the meeting other than a director nomination, (1) a brief description of the business desired to be brought before the meeting, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration, and, in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (3) the reasons for conducting such business at the meeting, and (4) any material interest of such shareholder in the business being proposed and the beneficial owner, if any, on whose behalf the proposal is being made.

•
As to the shareholder giving this notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and record address of such shareholder and any such beneficial owner, (2) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by

Black Hills Shareholder Rights	NorthWestern Shareholder Rights
a representation that the shareholder will notify Black Hills in writing of the class and number of such shares that are, directly or indirectly, beneficially owned, held of record or represented by proxy by the shareholder and by any other shareholders known by the shareholder to be supporting the shareholder’s position with respect to the proposal, as the case may be, as of the record date for the annual meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (D) in the case of a proposal, any material interest of the shareholder (and of the beneficial owners, if any, of the shares registered in the shareholder’s name) in such proposal, (E) a description of any agreement, arrangement or understanding with respect to such proposal between or among the shareholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the shareholder will notify Black Hills in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (F) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, the shareholder (or the beneficial owners, if any, of the shares registered in the shareholder’s name) or any of their respective affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the shareholder or any of its affiliates or associates with respect to shares of Black Hills and a representation that the Proponent will notify Black Hills in such shareholder and beneficial owner, (3) a description of all arrangements or understandings between such shareholder and any such beneficial owner and each proposed nominee and any other persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (4) a representation that such shareholder is a shareholder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the persons and/or conduct the business being proposed as described in the notice, and (5) a representation of whether such shareholder or any such beneficial owner intends or is part of a group which intends (I) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee, and/or (II) otherwise to solicit proxies from shareholders in support of such proposal or nomination.

	Black Hills Shareholder Rights	NorthWestern Shareholder Rights
writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (G) a representation that the shareholder is a holder of record of shares of Black Hills entitled to vote at the annual meeting and that the shareholder or the beneficial owner (if any) of the shares registered in the shareholder’s name intends to appear in person or by proxy at the meeting to present such proposal, and (H) in the case of a proposal, a representation that the shareholder or the beneficial owner (if any) of the shares registered in the shareholder’s name intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of Black Hills’ outstanding shares required to approve the proposal and/or otherwise to solicit proxies from shareholders in support of the proposal or a representation that the shareholder (or the beneficial owners (if any) of the shares registered in the shareholder’s name) does not intend to do so.
Shareholder Inspection of Corporate Records:
Under the SDBCA, a shareholder may inspect and copy excerpts from minutes of any meeting of the board of directors, records of any action of a committee of the board of directors while acting in place of the board of directors on behalf of the corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or board of directors without a meeting, accounting records of the corporation; and the record of shareholders, if demand is made in good faith and for a proper purpose, the shareholder describes with reasonable particularity the purpose and the records the shareholder desires to inspect; and the records are directly connected with the purpose.
The Black Hills Bylaws and Black Hills Charter are silent on inspection rights.

Under the DGCL, a shareholder has a right to inspect a Delaware corporation’s stock ledger, a list of all of its shareholders and its other books and records during the usual hours of business upon written demand, if such demand is made in good faith and for a proper purpose; the shareholder’s demand describes with reasonable particularity the purpose and the books and records the shareholder seeks to inspect; and the books and records sought are specifically related to the shareholders’ purpose. If a corporation refuses to permit such inspection or refuses to reply to the request within five business days of the demand, the shareholder may apply to the Delaware Chancery Court for an order to compel such inspection.
The NorthWestern Bylaws provide, in accordance with Delaware law, that a complete list of shareholders entitled to

Black Hills Shareholder Rights	NorthWestern Shareholder Rights
vote at any meeting of shareholders, arranged in alphabetical order and showing the address of each such shareholder and the number of shares of capital stock registered in his or her name, shall be prepared and made by the officer who has charge of the stock ledger of NorthWestern, at least ten (10) days before every meeting of shareholders, and shall be open to the examination of any such shareholder in the manner provided by law. The shareholder list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such shareholder who is present.

EXPERTS
Black Hills
The financial statements of Black Hills as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this joint proxy statement/prospectus by reference to Black Hills’ annual report on Form 10-K for the year ended December 31, 2024, and the effectiveness of Black Hills’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
NorthWestern
The financial statements of NorthWestern as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this joint proxy statement/prospectus by reference to NorthWestern’s annual report on Form 10-K for the year ended December 31, 2024, and the effectiveness of NorthWestern’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
HOUSEHOLDING
Black Hills
As allowed under SEC rules, Black Hills is delivering only one copy of this joint proxy statement/prospectus to multiple shareholders sharing an address unless it has received contrary instructions from one or more of the shareholders. Each such registered shareholder will continue to receive a separate proxy card. Upon written or oral request, Black Hills will promptly deliver a separate copy of this joint proxy statement/prospectus to any shareholder at a shared address to which a single copy of the document was delivered. If you are a shareholder and would like to request an additional copy of this joint proxy statement/prospectus now or with respect to future mailings (or to request to receive only one copy of this joint proxy statement/prospectus if you are currently receiving multiple copies), please call (605) 721-1700 or write to Shareholder Relations, Black Hills Corporation, 7001 Mount Rushmore Road, P.O. Box 1400, Rapid City, SD 57709.
NorthWestern
As allowed under SEC rules, NorthWestern is delivering only one copy of this joint proxy statement/prospectus to multiple shareholders sharing an address unless it has received contrary instructions from one or more of the shareholders. Upon written or oral request, NorthWestern will promptly deliver a separate copy of this joint proxy statement/prospectus to any shareholder at a shared address to which a single copy of the document was delivered. If you are a shareholder and would like to request an additional copy of this joint proxy statement/prospectus now or with respect to future mailings (or to request to receive only one copy of this joint proxy statement/prospectus if you are currently receiving multiple copies), please call (605) 978-2945 or write to Investor Relations, NorthWestern Energy, 3010 West 69th Street, Sioux Falls, South Dakota 57108.
LEGAL MATTERS
Legal matters with respect to the securities offered under this joint proxy statement/prospectus will be passed upon for Black Hills by Todd Brink, Associate General Counsel. As of the date of this joint proxy statement/prospectus, Mr. Brink owned beneficially a number of shares of Black Hills Common Stock, including restricted stock, and performance shares which may be paid in shares of common stock at a later date based on Black Hills’ performance, which represented less than 0.1 percent of the total outstanding Black Hills Common Stock. Certain U.S. federal income tax consequences relating to the Merger will be passed upon for NorthWestern by Morgan Lewis and for Black Hills by Faegre Drinker.

FUTURE SHAREHOLDER PROPOSALS
Black Hills Shareholder Proposals
Black Hills will hold an annual meeting of shareholders in 2026 (the “Black Hills 2026 Annual Meeting”) regardless of whether the Merger has been completed.
Any proposal submitted by a shareholder intended to be presented at the Black Hills 2026 Annual Meeting and considered for inclusion in Black Hills’ proxy materials must have been received by its Corporate Secretary in writing at its executive offices at 7001 Mount Rushmore Road, P.O. Box 1400, Rapid City, South Dakota 57709, on or prior to November 14, 2025. Any proposal submitted must be in compliance with Rule 14a-8 of Regulation 14A of the SEC.
Additionally, a shareholder may submit a proposal or director nominee for consideration at the Black Hills 2026 Annual Meeting, but not for inclusion of the proposal or director nominee in Black Hills’ proxy materials, if the shareholder gives timely written notice of such proposal in accordance with Article I, Section 9 of the Black Hills Bylaws. In general, Article I, Section 9 provides that, to be timely, a shareholder’s notice must be delivered to Black Hills’ Corporate Secretary in writing not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders.
Ninety days prior to the first anniversary of the Black Hills 2025 annual meeting was January 23, 2026, and 120 days prior to the first anniversary of this date was December 24, 2025. For business to be properly requested by the shareholder to be brought before the Black Hills 2026 Annual Meeting, the shareholder must comply with all of the requirements of Article I, Section 9 of the Black Hills Bylaws, not just the timeliness requirements set forth above. In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Black Hills Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 23, 2026.
If the date of the Black Hills 2026 Annual Meeting is more than seven days prior to the anniversary date of the preceding year’s annual meeting, notice by the shareholder must be delivered not later than the close of business on (1) the 10th day following the first date on which the date of such meeting was publicly disclosed or (2) if such date of public disclosure occurs more than 90 days prior to such scheduled date of such meeting, then the later of (a) the 10th day following the first date of public disclosure or (b) the 90th day prior to such scheduled date of such meeting.
NorthWestern Shareholder Proposals
If the Merger is consummated prior to the NorthWestern 2026 Annual Meeting, NorthWestern will not hold an annual meeting of its shareholders in 2026. If the Merger is not consummated prior to the NorthWestern 2026 Annual Meeting, NorthWestern shareholders will be entitled to participate, as shareholders of NorthWestern, in the NorthWestern 2026 Annual Meeting. In the event the Merger is not consummated prior to the NorthWestern 2026 Annual Meeting, the deadlines for any shareholder nominations or proposals for other items of business intended to be presented at the NorthWestern 2026 Annual Meeting are as set forth below.
Shareholder Proposals for Inclusion in Next Year’s Proxy Statement.   To be considered for inclusion in the proxy statement for NorthWestern’s annual meeting to be held in 2026, shareholder proposals submitted under Exchange Act Rule 14a-8 must have been received by the corporate secretary of NorthWestern not later than November 12, 2025. Such proposal must comply with all applicable SEC requirements that a shareholder must meet in order to have a shareholder proposal included in NorthWestern’s proxy statement.
Other Shareholder Proposals for Presentation at NorthWestern’s 2026 Annual Shareholders’ Meeting.   For nominations of persons for election as a director or for any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly from the floor of NorthWestern’s 2026 Annual Meeting, NorthWestern’s bylaws require that notice must have been given to the corporate secretary of NorthWestern between December 31, 2025 and January 30, 2026.

Universal Proxy Card.   To comply with the universal proxy rules, NorthWestern shareholders who intend to solicit proxies of director nominees for NorthWestern’s 2026 Annual Meeting must have provided notice to the corporate secretary of NorthWestern that sets forth the information required by Rule 14a-19 under the Exchange Act, as well as the information specified below, between December 31, 2025 and January 30, 2026.
Shareholder proposals should be delivered or mailed to and received by NorthWestern at its principal executive offices in accordance with the dates set forth above and addressed to the corporate secretary of NorthWestern at 3010 West 69th Street, Sioux Falls, South Dakota, 57108.

OTHER MATTERS
As of the date of this joint proxy statement/prospectus, neither the Black Hills Board nor the NorthWestern Board expects a vote to be taken on any matters at the Black Hills special meeting or the NorthWestern special meeting other than as described in this joint proxy statement/prospectus. A properly executed proxy gives the persons named as proxies on the proxy card authority to vote in their discretion with respect to any other matters that properly come before the applicable meeting.
WHERE YOU CAN FIND MORE INFORMATION
Both Black Hills and NorthWestern file annual, quarterly and current reports, proxy statements and other business and financial information with the SEC. Black Hills’ and NorthWestern’s SEC filings are available to the public on the website maintained by the SEC at www.sec.gov. You will also be able to obtain many of these documents, free of charge, from Black Hills by accessing the Investor Relations page of Black Hills’ website at https://ir.blackhillscorp.com under the “Financial Information” tab and then under the “SEC & Regulatory Filings” link, or from NorthWestern at https://www.northwesternenergy.com/investors under the “SEC Filings” link.
Black Hills has filed a registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part. As permitted by SEC rules, this document does not contain all of the information included in the registration statement or in the exhibits or schedules to the registration statement. Statements contained in this document as to the contents of any contract or other document referred to in this document are not necessarily complete. In each case, you should refer to the copy of the applicable contract or other document filed as an exhibit to or incorporated by reference into the registration statement. These documents contain important information about the companies and their financial condition.
The SEC allows Black Hills and NorthWestern to “incorporate by reference” information into this joint proxy statement/prospectus, which means that the companies can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this joint proxy statement/prospectus, except for any information superseded by information in, or incorporated by reference in, this joint proxy statement/prospectus. This joint proxy statement/prospectus incorporates by reference the documents listed below that Black Hills and NorthWestern have previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in connection with SEC rules). These documents contain important information about Black Hills and NorthWestern and their financial position, respectively.
Black Hills SEC Filings
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Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 12, 2025;

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Quarterly Report on Form 10-Q for the quarters ended March 31, 2025, filed on May 8, 2025, and June 30, 2025, filed on July 31, 2025, and September 30, 2025, filed on November 6, 2025;

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Definitive Proxy Statement on Schedule 14A filed on March 14, 2025; and

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Current Reports on Form 8-K or Form 8-K filed on February 7, 2025, April 25, 2025, May 8, 2025, August 19, 2025, September 15, 2025, September 29, 2025, and October 2, 2025.

NorthWestern SEC Filings (File No. 001-3523)
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Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 13, 2025;

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Quarterly Report on Form 10-Q for the quarters ended March 31, 2025, filed on April 30, 2025, and June 30, 2025, filed on July 31, 2025, and September 30, 2025, filed on October 30, 2025;

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Definitive Proxy Statement on Schedule 14A filed on March 12, 2025; and

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Current Reports on Form 8-K or Form 8-K filed on March 27, 2025, May 5, 2025, May 7, 2025, August 19, 2025, September 3, 2025 (solely with respect to Item 8.01 and slide 25 of Exhibit 99.1), October 3, 2025, October 31, 2025 and November 13, 2025.

Black Hills and NorthWestern also are incorporating by reference additional documents that the companies file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this joint proxy statement/prospectus and the date of the special meetings. Black Hills and NorthWestern also incorporate by reference the Merger Agreement attached to this joint proxy statement/prospectus as Annex A, the Opinion of Goldman Sachs attached to this joint proxy statement/prospectus as Annex B and the Opinion of Greenhill attached to this joint proxy statement/prospectus as Annex C.
All information contained or incorporated by reference into this joint proxy statement/prospectus relating to Black Hills has been supplied by Black Hills, and all information about NorthWestern has been supplied by NorthWestern.
If you are a shareholder, Black Hills and NorthWestern may have sent you some of the documents incorporated by reference, but you can obtain any of them through Black Hills, NorthWestern or the SEC. Documents incorporated by reference are available from Black Hills and NorthWestern without charge, excluding all exhibits unless Black Hills and NorthWestern have specifically incorporated by reference an exhibit in this joint proxy statement/prospectus. Shareholders may obtain documents incorporated by reference into this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:
Black Hills Corporation Investor Relations 7001 Mount Rushmore Road, P.O. Box 1400, Rapid City, South Dakota 57709 (605) 721-1700	NorthWestern Energy Group, Inc. 3010 West 69th Street Sioux Falls, South Dakota 57108 (605) 978-2900
If you would like to request documents from Black Hills, please do so by March 26, 2026, in order to receive them before the Black Hills special meeting. If you would like to request documents from NorthWestern, please do so by March 26, 2026, in order to receive them before the NorthWestern special meeting.
You also can get more information by visiting Black Hills’ web site at https://www.blackhillsenergy.com/ and NorthWestern’s web site at https://www.northwesternenergy.com/. Web site materials are not part of this joint proxy statement/prospectus.
Black Hills and NorthWestern have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated February 6, 2026. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than such date, and neither the mailing of this joint proxy statement/prospectus to shareholders nor the issuance of shares of Black Hills Common Stock as contemplated by the Merger Agreement shall create any implication to the contrary.

ANNEX A
AGREEMENT AND PLAN OF MERGER
by and among
Black Hills Corporation
Northwestern Energy Group, Inc.
and
River Merger Sub Inc.
Dated as of August 18, 2025

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of August 18, 2025, is by and among Black Hills Corporation, a South Dakota corporation (“Black Hills”), NorthWestern Energy Group, Inc., a Delaware corporation (“NorthWestern”), and River Merger Sub Inc., a Delaware corporation and a direct wholly owned Subsidiary of Black Hills (“Merger Sub” and, together with Black Hills and NorthWestern, the “Parties”).
RECITALS
A.   Black Hills and NorthWestern, each of which is a diversified energy company with utility operations in various states, desire to engage in a business combination to be effected by a merger pursuant to which Merger Sub will merge with and into NorthWestern, with NorthWestern surviving the merger as a direct wholly owned Subsidiary of Black Hills and with Black Hills assuming a new corporate name, all as described in this Agreement. Black Hills, as the ultimate parent company of the combined corporate group after the Effective Time, is referred to herein in that context as “NewCo.”
B.   For federal income Tax purposes, it is intended that the Merger will constitute a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement be, and it is hereby adopted as, a “plan of reorganization” within the meaning of Sections 354, 361 and 368 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).
C.   The board of directors of Black Hills (the “Black Hills Board”) has unanimously (a) determined that it is in the best interests of Black Hills and its shareholders, and declared it advisable, for Black Hills to enter into this Agreement and to consummate the transactions contemplated hereby (collectively, the “Transactions”), including the Charter Amendment, the Black Hills Indebtedness Increase, the Merger and the Black Hills Share Issuance, (b) approved and declared advisable this Agreement and approved Black Hills’s execution, delivery and performance of this Agreement and the consummation of the Transactions, including the Charter Amendment, the Black Hills Indebtedness Increase, the Merger and the Black Hills Share Issuance, (c) recommended the approval of the Charter Amendment, the Black Hills Indebtedness Increase and the Black Hills Share Issuance to the shareholders of Black Hills, on the terms and subject to the conditions set forth in this Agreement, and (d) directed that the Charter Amendment, the Black Hills Indebtedness Increase and the Black Hills Share Issuance be submitted to the shareholders of Black Hills for approval by Black Hills’s shareholders at a duly held meeting of such shareholders for such purpose.
D.   The board of directors of NorthWestern (the “NorthWestern Board”) has unanimously (a) determined that it is in the best interests of NorthWestern and its stockholders, and declared it advisable, for NorthWestern to enter into this Agreement and to consummate the Transactions, including the Merger, (b) approved and declared advisable this Agreement and approved NorthWestern’s execution, delivery and performance of this Agreement and the consummation of the Transactions, including the Merger, (c) recommended that NorthWestern’s stockholders adopt this Agreement, and (d) directed that this Agreement be submitted to the stockholders of NorthWestern for adoption by NorthWestern’s stockholders at a duly held meeting of such stockholders for such purpose.
E.   Each of this Agreement, the Merger and the other Transactions also has been duly approved by the board of directors of Merger Sub, and Black Hills has executed, delivered and not revoked or withdrawn the Merger Sub Stockholder Consent, which adopts and approves this Agreement, the Merger and the other Transactions as the sole stockholder of Merger Sub.
F.   The Parties desire to make certain representations, warranties, covenants and agreements in connection with the Transactions, and also to prescribe various conditions to the Transactions.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and subject to the conditions set forth herein, and each intending to be legally bound hereby, the Parties agree as follows:
ARTICLE I
THE MERGER
SECTION 1.01   The Merger.   At the Effective Time, upon the terms and subject to the conditions set forth herein, Merger Sub shall be merged with and into NorthWestern in accordance with the Delaware

General Corporation Law (the “DGCL”) and this Agreement (the “Merger”), and the separate corporate existence of Merger Sub shall cease. NorthWestern shall be the surviving corporation in the Merger (referred to herein in that context as the “NorthWestern Surviving Corporation”) and shall become a direct wholly owned Subsidiary of Black Hills.
SECTION 1.02   The Closing.   Unless this Agreement has been terminated in accordance with Section 8.01, the consummation of the Merger (the “Closing”) shall take place at 8:00 a.m. Mountain Time on a date no later than the third Business Day after the satisfaction or waiver (to the extent permitted under applicable Law) of all of the conditions to the Closing set forth in Article VII (except for those conditions that by their terms are to be satisfied at the Closing but subject to the satisfaction or waiver of such conditions), unless another time, date or place is mutually agreed to in writing by Black Hills and NorthWestern. The Closing shall be effected remotely via telecommunication and, to the maximum extent practical, the digital exchange of documents and instruments. The date on which the Closing occurs is referred to herein as the “Closing Date.”
SECTION 1.03   The Effective Time.   Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, (a) NorthWestern and Merger Sub shall cause a certificate of merger with respect to the Merger, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL (the “Certificate of Merger”) to be filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL, and (b) each Party shall, as soon as practicable on or after the Closing Date, make all other filings required under the DGCL, or by the Secretary of State of the State of Delaware, in connection with the Merger. The Certificate of Merger and such fillings shall be consistent with this Agreement and otherwise in form and substance reasonably acceptable to each of NorthWestern and Black Hills. The Merger shall become effective upon filing of the Certificate of Merger or at such later time as NorthWestern and Black Hills may agree, which time shall be specified in the Certificate of Merger (such time being herein referred to as the “Effective Time”).
SECTION 1.04   Effects of the Merger.   The Merger shall have the effects specified herein and in the applicable provisions of the DGCL, including Section 259(a) thereof. Without limiting the foregoing, from and after the Effective Time, the NorthWestern Surviving Corporation shall possess all of the properties, rights, privileges, powers and franchises of NorthWestern and Merger Sub, and all of the claims, obligations, liabilities, debts and duties of NorthWestern and Merger Sub shall become the claims, obligations, liabilities, debts and duties of NorthWestern Surviving Corporation, all as provided under the DGCL. NewCo shall continue to possess all of the properties, rights, privileges, powers and franchises of Black Hills, and all of the claims, obligations, liabilities, debts and duties of Black Hills shall continue to be the claims, obligations, liabilities, debts and duties of NewCo.
SECTION 1.05   Organizational Documents.
(a)   Articles of Incorporation and Bylaws of NewCo.   Subject to the occurrence of the Closing, Black Hills shall cause the articles of incorporation of Black Hills, as in effect immediately prior to the Effective Time, to be amended to increase the authorized shares of Black Hills Common Stock to 300,000,000 (or such other amount as Black Hills and NorthWestern may agree) and to reflect NewCo’s corporate name (such amendment, the “Charter Amendment”) effective concurrently with the Effective Time, and the articles of incorporation of Black Hills, as so amended, shall continue as the articles of incorporation of NewCo until thereafter amended in accordance with their terms and applicable Law. Subject to the occurrence of the Closing, Black Hills shall cause the bylaws of Black Hills, as in effect immediately prior to the Effective Time, to be amended to reflect NewCo’s corporate name and the creation of an operations committee.
(b)   Certificate of Incorporation and Bylaws of NorthWestern Surviving Corporation.   As of the Effective Time, by virtue of the Merger and without any action by any Party or any other Person, the certificate of incorporation of NorthWestern in effect immediately prior to the Effective Time shall be amended and restated in its entirety in the form set forth on Exhibit A (with, to the fullest extent permitted by applicable Law, such changes as NorthWestern and Black Hills may agree in writing prior to the Effective Time), and as so amended and restated, shall be the certificate of incorporation of the NorthWestern Surviving Corporation until thereafter amended as provided therein or by applicable Law. The Parties shall take all necessary action such that, as of the Effective Time, the bylaws of

NorthWestern in effect immediately prior to the Effective Time shall be amended and restated in their entirety in the form set forth on Exhibit B (with such changes as NorthWestern and Black Hills may agree in writing prior to the Effective Time), and as so amended and restated, shall be the bylaws of the NorthWestern Surviving Corporation until thereafter amended as provided therein or by applicable Law.
SECTION 1.06   Directors and Officers of NorthWestern Surviving Corporation.
(a)   Directors of NorthWestern Surviving Corporation.   The Parties shall take all necessary action such that, as of the Effective Time, the directors of Merger Sub as of immediately prior to the Effective Time (who shall be directors as mutually agreed and jointly designated by NorthWestern and Black Hills prior to the Closing for such purpose) shall become the only directors of the NorthWestern Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.
(b)   Officers of NorthWestern Surviving Corporation.   The Parties shall take all necessary action such that, as of the Effective Time, the officers of Merger Sub as of immediately prior to the Effective Time (who shall be officers as mutually agreed and jointly designated by NorthWestern and Black Hills prior to the Closing for such purpose) shall become the only officers of the NorthWestern Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or qualified or appointed, as the case may be.
SECTION 1.07   Directors and Officers of NewCo.
(a)   Directors of NewCo.   The Parties shall take all necessary action such that (i) the number of directors constituting the board of directors of NewCo (the “NewCo Board”) as of the Effective Time shall be 11 and (ii) unless otherwise agreed by Black Hills and NorthWestern, the chairpersons and composition of the NewCo Board and its committees as of the Effective Time shall be as set forth in (or as designated pursuant to) Exhibit C hereto.
(b)   Officers of NewCo.   Unless otherwise agreed by Black Hills and NorthWestern, the Parties shall take all necessary action such that the individuals designated to hold those senior executive officer positions as set forth in (or as designated pursuant to) Exhibit D hereto shall hold such designated positions as of the Effective Time.
ARTICLE II
EFFECT ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES AND BOOK-ENTRY SHARES
SECTION 2.01   Effect of Merger on Capital Stock.
(a)   Cancellation of Treasury Stock and Black Hills-Owned Stock.   At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each share of common stock, par value $0.01 per share, of NorthWestern (“NorthWestern Common Stock”) that is owned by NorthWestern as treasury stock, if any, and each share of NorthWestern Common Stock that is owned by Black Hills or Merger Sub, if any, in each case immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.
(b)   Conversion of NorthWestern Common Stock; Conversion of Merger Sub Common Stock. At the Effective Time:
(i)   by virtue of the Merger and without any action on the part of any Party or any other Person, subject to Section 2.01(c), each share of NorthWestern Common Stock issued and outstanding immediately prior to the Effective Time (except for shares to be canceled in accordance with Section 2.01(a)) shall be converted automatically into the right to receive 0.98 (the “Exchange Ratio”) validly issued, fully paid and nonassessable shares of common stock, par value $1.00 per share, of Black Hills (“Black Hills Common Stock”) (or cash in lieu of fractional shares thereof pursuant to Section 2.02(i)) (such per-share amount, the “Merger Consideration”), payable as provided in Section 2.02, and, when so converted, shall automatically cease to exist; and
(ii)   by virtue of the Merger and without any action on the part of any Party or any other Person, each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the NorthWestern Surviving Corporation and, as of the Effective Time, shall constitute the only outstanding shares of capital stock of the NorthWestern Surviving Corporation.
(c)   Adjustments to Merger Consideration.   Without limiting the other provisions of this Agreement, if at any time during the period between the execution of this Agreement and the Effective Time, any change in the number or type of outstanding shares of Black Hills Common Stock or NorthWestern Common Stock shall occur as a result of any reclassification, stock split or combination (including a reverse stock split) or any stock dividend with a record date during such period, or any similar event, in each case, other than pursuant to the Transactions, the Exchange Ratio and any other similarly dependent items shall be appropriately adjusted to provide to the holders of NorthWestern Common Stock and Black Hills Common Stock the same economic effect as contemplated by this Agreement prior to such action; provided that nothing in this Section 2.01(c) shall be construed to permit any Party to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.
SECTION 2.02   Exchange of Shares and Certificates.
(a)   Exchange Agent.   Prior to the Closing Date, Black Hills shall enter into a customary exchange agreement with the transfer agent of Black Hills, the transfer agent of NorthWestern, or another bank or trust company selected jointly by Black Hills and NorthWestern (the “Exchange Agent”) for the purpose of exchanging shares of NorthWestern Common Stock for the Merger Consideration in accordance with Section 2.01(b) and taking the actions contemplated by Section 2.02(i). On the Closing Date, Black Hills shall deposit or cause to be deposited with the Exchange Agent, in trust for the benefit of the holders of NorthWestern Common Stock contemplated by Section 2.01(b)(i), an aggregate amount of shares of Black Hills Common Stock sufficient to deliver the aggregate number of shares of Black Hills Common Stock comprising the aggregate Merger Consideration (the “Stock Merger Consideration”) pursuant to Section 2.01(b)(i) (“Black Hills Share Issuance”) without regard to whether any single holder would be entitled to fractional shares. In addition, Black Hills shall deposit, or cause to be deposited, with the Exchange Agent, as necessary from time to time after the Effective Time, any dividends or other distributions payable pursuant to Section 2.02(j). All shares of Black Hills Common Stock, together with the amount of any such dividends and distributions and the Fractional Share Cash, in each case, deposited with the Exchange Agent pursuant to this Section 2.02(a) and the Common Shares Trust shall be referred to as the “Exchange Fund.”
(b)   Exchange Procedures.
(i)   Promptly after the Effective Time (but no later than five Business Days after the Effective Time), Black Hills will cause the Exchange Agent to send to each holder of record of a certificate representing outstanding shares of NorthWestern Common Stock immediately prior to the Effective Time (each, a “Certificate”) (A) a letter of transmittal, which shall specify that delivery shall be effected, and that risk of loss and title to Certificates held by such holder will pass, only upon delivery of such Certificates to the Exchange Agent and which shall be in form and substance reasonably satisfactory to NorthWestern and Black Hills and (B) instructions for use in effecting the surrender of such Certificates in exchange for the Merger Consideration with respect to such shares.
(ii)   Upon surrender to, and acceptance in accordance with Section 2.02(b)(iii) by, the Exchange Agent of a Certificate, the holder thereof will receive (A) the Merger Consideration payable in respect of the number of shares of NorthWestern Common Stock formerly represented by such Certificate surrendered under this Agreement (which shall be in book-entry form, unless the holder thereof is otherwise entitled to and requests a certificate) and (B) any dividends or other distributions payable pursuant to Section 2.02(j).

(iii)   The Exchange Agent will accept Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange of the Certificates in accordance with customary industry practices.
(iv)   No holder of record of a book-entry share (a “Book-Entry Share”) that immediately prior to the Effective Time represented outstanding shares of NorthWestern Common Stock shall be required to deliver a Certificate or letter of transmittal or surrender such Book-Entry Shares to the Exchange Agent, and in lieu thereof, each holder of a Book-Entry Share shall automatically upon the Effective Time be entitled to receive (A) the Merger Consideration payable in respect of such Book-Entry Shares pursuant to Section 2.01(b)(i) and Section 2.02(i) and (B) any dividends or other distributions payable pursuant to Section 2.02(j).
(v)   From and after the Effective Time, no further transfers may be made on the records of NorthWestern or its transfer agent of Certificates or Book-Entry Shares, and if any Certificate or Book-Entry Share is presented to NorthWestern for transfer, such Certificate of Book-Entry Share shall be canceled against delivery of (A) the Merger Consideration payable in respect of the shares of NorthWestern Common Stock represented by such Certificate or Book-Entry Share and (B) any dividends or other distributions payable pursuant to Section 2.02(j).
(vi)   If any Merger Consideration is to be remitted to a name other than that in which a Certificate or Book-Entry Share is registered, no Merger Consideration may be paid in exchange for such surrendered Certificate or Book-Entry Share unless:
(1)   either (A) the Certificate so surrendered is properly endorsed, with signature guaranteed, or otherwise in proper form for transfer or (B) the Book-Entry Share is properly transferred; and
(2)   the Person requesting such payment (A) pays any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of the Certificate or Book-Entry Share or (B) establishes to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.
(vii)   At any time after the Effective Time until surrendered, in the case of a Certificate, or exchanged for, in the case of a Book-Entry Share, in each case, as contemplated by this Section 2.02, each Certificate or Book-Entry Share shall be deemed to represent only the right to receive (A) the Merger Consideration represented by such Certificate or Book-Entry Share as contemplated by Section 2.01(b)(i) and Section 2.02(i) and (B) any dividends or other distributions payable pursuant to Section 2.02(j). No interest will be paid or accrued for the benefit of holders of Certificates or Book-Entry Shares on the Merger Consideration.
(c)   No Further Ownership Rights in NorthWestern Common Stock.
(i)   At the Effective Time, each holder of a Certificate, and each holder of Book-Entry Shares, will cease to have any rights with respect to such shares of NorthWestern Common Stock, except, to the extent provided by Section 2.01, for the right to receive (A) the Merger Consideration payable in respect of the shares of NorthWestern Common Stock formerly represented by such Certificate or Book-Entry Shares upon surrender of such Certificate or Book-Entry Share in accordance with Section 2.02(b) and (B) any dividends or other distributions payable pursuant to Section 2.02(j).
(ii)   The Merger Consideration paid upon the surrender or exchange of Certificates or Book-Entry Shares in accordance with this Section 2.02 will be deemed to have been paid in full satisfaction of all rights pertaining to the shares of NorthWestern Common Stock formerly represented by such Certificates or Book-Entry Shares (other than the right to receive dividends or other distributions, if any, in accordance with Section 2.02(j)).
(d)   Investment of Exchange Fund.   The Exchange Agent shall invest any cash in the Exchange Fund as directed by NewCo; provided that such investment shall be in obligations of, or guaranteed by, the United States of America, in commercial paper obligations of issuers organized under the Law of a state of the United States of America, rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Service, respectively, or in certificates of deposit, bank repurchase agreements or bankers’ acceptances of commercial banks with capital exceeding $10,000,000,000, or in mutual funds investing in such assets. Any interest and other income resulting from such investments shall be paid to, and be the property of, NewCo. To the extent that there are any losses with respect to any investments of the funds deposited with the Exchange Agent, or the funds shall for any other reason not be sufficient for the Exchange Agent to make prompt payment of any amounts contemplated to be paid pursuant to this Section 2.02, Black Hills shall promptly reimburse any such loss or otherwise provide additional funds so as to ensure that the funds are at all times maintained at a level sufficient for the Exchange Agent to make such payments contemplated by this Section 2.02.
(e)   Termination of Exchange Fund.   The Exchange Agent will deliver to NewCo, upon NewCo’s demand, any portion of the Exchange Fund (including any interest and other income received by the Exchange Agent in respect of all such funds) that remains undistributed to the former holders of Certificates or Book-Entry Shares upon expiration of the period ending one year after the Effective Time. Thereafter, any former holder of Certificates or Book-Entry Shares prior to the Merger who has not complied with this Section 2.02 prior to such time, may look only to NewCo for payment of such holder’s claim for Merger Consideration (and any associated dividends or distributions pursuant to Section 2.02(j)) to which such holder may be entitled.
(f)   Unclaimed Property.   None of the Parties, the Exchange Agent or any other Person shall be liable to any Person in respect of any portion of the Merger Consideration (or any portion of the Common Shares Trust or any dividends or distributions pursuant to Section 2.02(j)) delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Notwithstanding any other provision of this Agreement, any portion of the Merger Consideration (and any associated dividends or distributions pursuant to Section 2.02(j)) that remains unclaimed as of immediately prior to the date on which any portion of such property would otherwise escheat to or become the property of any Governmental Entity shall, to the extent permitted by applicable Law, become the property of NewCo free and clear of any claims or interest of any Person previously entitled thereto.
(g)   Withholding Taxes.   Each of the Parties and the Exchange Agent shall be entitled to deduct and withhold from any cash and consideration otherwise payable or deliverable pursuant to this Agreement to any holder of Certificates, Book-Entry Shares, or Equity Awards such amounts for Taxes as may be required to be deducted and withheld with respect to the making of such payment under applicable Tax Law. Amounts so deducted and withheld (or the cash equivalent thereof) shall be promptly paid over to the appropriate taxing authority and, to the extent so paid, shall be treated for all purposes under this Agreement as having been paid to the holder of Certificates, Book-Entry Shares, or Equity Awards, as applicable, in respect of which such deduction or withholding was made.
(h)   Lost, Stolen or Destroyed Certificates.   If any Certificate formerly representing shares of NorthWestern Common Stock has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by NewCo, the posting by such Person of a bond, in such reasonable and customary amount as NewCo may direct, as indemnity against any Claim that may be made against it with respect to such Certificate, the Exchange Agent shall deliver and pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration payable in respect thereof pursuant to this Agreement (and any associated dividends or distributions pursuant to Section 2.02(j) to which such holder may be entitled).
(i)   Fractional Shares.   No book-entry interests, certificates or scrip representing fractional shares of Black Hills Common Stock shall be issued upon the conversion of NorthWestern Common Stock pursuant to Section 2.01(b)(i), and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a holder of Black Hills Common Stock. In lieu of receiving any such fractional share interests, the holder shall instead be entitled to receive Fractional Share Cash as provided in this Section 2.02(i). For purposes of this Section 2.02(i), all fractional shares to which a single record holder would be entitled shall be aggregated and calculations may be rounded by the Exchange Agent or NewCo to no fewer than three decimal places. As promptly as practicable following the Effective Time, the Exchange Agent or NewCo shall determine the excess of (i) the number of whole shares of Black Hills Common Stock delivered to the Exchange Agent by Black Hills pursuant to Section 2.02(a)

representing the Stock Merger Consideration over (ii) the aggregate number of whole shares of Black Hills Common Stock to be distributed to former holders of NorthWestern Common Stock pursuant to Section 2.02(b) (such excess being herein called the “Excess Shares”). Following the Effective Time, the Exchange Agent shall, on behalf of former shareholders of NorthWestern, sell the Excess Shares at then-prevailing prices on NewCo’s Exchange, in the manner provided in this Section 2.02(i). The Parties acknowledge that payment of the cash consideration received from the sale of the Excess Shares in lieu of issuing fractional shares of Black Hills Common Stock was not separately bargained for consideration but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience to NewCo that would otherwise be caused by the issuance of fractional shares of Black Hills Common Stock. The sale of the Excess Shares by the Exchange Agent shall be executed on NewCo’s Exchange through one or more member firms of NewCo’s Exchange and shall be executed in round lots to the extent practicable. The Exchange Agent shall use reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent’s sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of Certificates and Book-Entry Shares formerly representing NorthWestern Common Stock, the Exchange Agent shall hold such cash proceeds (net of all commissions, transfer Taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Excess Shares) in trust for holders of NorthWestern Common Stock (the “Common Shares Trust”). The Exchange Agent shall determine the portion of the Common Shares Trust to which each former holder of NorthWestern Common Stock is entitled, if any, by multiplying the amount of the aggregate net proceeds composing the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such former holder of NorthWestern Common Stock would otherwise be entitled (after taking into account all shares of NorthWestern Common Stock, as applicable, held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all former holders of NorthWestern Common Stock would otherwise be entitled. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates or Book-Entry Shares formerly representing NorthWestern Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts of cash (collectively, the “Fractional Share Cash”) to such holders of Certificates or Book-Entry Shares formerly representing NorthWestern Common Stock, without interest, subject to and in accordance with the terms of Section 2.02(b).
(j)   Dividends with Respect to Unexchanged Shares.   No dividends or other distributions with respect to Black Hills Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate or Book-Entry Shares with respect to the shares of Black Hills Common Stock issuable hereunder, and all such dividends and other distributions shall be paid by NewCo to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate (or affidavit of loss in lieu thereof) or Book-Entry Shares in accordance with this Agreement. Subject to applicable Laws, following surrender of any such Certificate (or affidavit of loss in lieu thereof) or Book-Entry Shares there shall promptly be paid to the holder thereof, without interest and subject to any required Tax withholding in conformity with Section 2.02(g), (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Black Hills Common Stock to which such holder is entitled pursuant to this Agreement and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such shares of Black Hills Common Stock.
SECTION 2.03   Equity Awards.
(a)   Conversion of NorthWestern Equity Awards.   At the Effective Time, by virtue of the Merger and actions taken by the NorthWestern Human Resources Committee, each NorthWestern Equity Award outstanding as of immediately prior to the Effective Time shall be treated as follows, automatically and without any required action on the part of the recipient or holder thereof:
(i)   Pre-Signing Restricted Stock Units.   NorthWestern Equity Awards that are unvested NorthWestern restricted stock units issued under the NorthWestern Stock Plan prior to the date hereof pursuant to NorthWestern’s long-term incentive program (and that are not NorthWestern Deferred Equity Awards and that are not subject to performance-based vesting requirements) shall be fully vested as of immediately prior to the Effective Time and settled in cash by no later than the second regularly scheduled payroll date after the Effective Time (subject to applicable withholdings for Taxes).
(ii)   Pre-Signing Performance Awards.   NorthWestern Equity Awards that are performance-based restricted stock units subject to performance-based vesting requirements (e.g., performance stock units) issued under the NorthWestern Stock Plan prior to the date hereof pursuant to NorthWestern’s long-term incentive program shall be cancelled as of immediately prior to the Effective Time and substituted with consideration constituting an amount of NewCo restricted stock units denominated in shares of common stock of NewCo, (A) with the number of stock units of NorthWestern outstanding immediately prior to the Effective Time calculated based on the greater of (1) the number of stock units assuming target performance was achieved or (2) the number of stock units based on actual performance achievement as of immediately prior to the Effective Time, as NorthWestern reasonably determines in good faith after consultation with Black Hills, with (B) such amount of NewCo restricted stock units being equal to the product, rounded to the nearest three decimal points, of (1) the number of notional shares of NorthWestern Common Stock underlying such NorthWestern Equity Award as of immediately prior to the Effective Time after the calculation in (A) above and (2) the Exchange Ratio, with vesting of such NewCo restricted stock units determined based on continued service through the end of the applicable performance period for such cancelled NorthWestern Equity Awards (for the avoidance of doubt, without any ongoing performance-vesting conditions) and subject to the other vesting provisions of the NorthWestern Stock Plan and applicable award agreement (including, for the avoidance of doubt, any vesting in connection with termination of employment following a “Change in Control” or similar event) as in effect immediately prior to the Effective Time.
(iii)   Post-Signing Restricted Stock Units.   NorthWestern Equity Awards that are unvested NorthWestern restricted stock units issued under the NorthWestern Stock Plan on or after the date hereof (and that are not NorthWestern Deferred Equity Awards and that are not subject to performance-based vesting requirements) shall be treated as provided in the terms thereof established in compliance with Section 5.02; provided that, immediately prior to the Effective Time, such NorthWestern Equity Awards shall be adjusted so that they provide for the grant of an amount of NewCo restricted stock units denominated in shares of Black Hills Common Stock, with the NewCo restricted stock units being equal to the product, rounded to the nearest three decimal points, of (A) the number of notional shares of NorthWestern Common Stock underlying such NorthWestern Equity Award as of immediately prior to the Effective Time and (B) the Exchange Ratio.
(iv)   Post-Signing Performance Awards.   NorthWestern Equity Awards that are performance-based restricted stock units subject to performance-based vesting requirements issued under the NorthWestern Stock Plan on or after the date hereof (e.g., performance stock units) shall be treated as provided in the terms thereof established in compliance with Section 5.02; provided that, immediately prior to the Effective Time, such NorthWestern Equity Awards shall be adjusted so that the target award amount denominated in NorthWestern Common Stock is denominated in Black Hills Common Stock, with such target amount equal to the product, rounded to the nearest whole number of shares, of (A) the number of target shares of NorthWestern Common Stock underlying such NorthWestern Equity Award as of immediately prior to the Effective Time and (B) the Exchange Ratio.
(v)   Deferred Equity Awards.   NorthWestern Equity Awards that are NorthWestern Deferred Equity Awards shall be converted as of the Effective Time into the right to receive cash, measured as of immediately prior to the Effective Time, and settled in cash on such dates or events provided in the Contracts (including the NorthWestern Stock Plan, as applicable) governing such NorthWestern Deferred Equity Awards (subject to applicable withholdings for Taxes).
(b)   Treatment of NorthWestern ESPP.   Prior to the Effective Time, without limiting any rights NorthWestern has herein to administer the NorthWestern ESPP in accordance with Section 5.02 prior to the Effective Time, NorthWestern shall take such actions as are necessary under the NorthWestern employee stock purchase plan (the “NorthWestern ESPP”) and applicable Law to provide that:
(i)   NorthWestern may continue to establish and administer offering periods until September 30, 2026; provided that, any offering period under the ESPP with respect to the period that is reasonably expected to include the Effective Time shall be shortened and terminated effective as of a date prior to the Effective Time as determined by NorthWestern;
(ii)   Each ESPP participant’s accumulated payroll deductions (without interest) through such termination date shall be used to purchase shares of NorthWestern Common Stock in accordance with the terms of the ESPP, and such shares shall be outstanding immediately prior to the Effective Time and treated hereby in the same manner as other shares of NorthWestern Common Stock; and
(iii)   the NorthWestern ESPP shall terminate as of no later than immediately prior to the Effective Time.
(c)   Treatment of Black Hills Equity Awards.   At the Effective Time, by virtue of the Merger and actions by the Black Hills Compensation Committee, each Black Hills Equity Award outstanding as of immediately prior to the Effective Time shall be treated as follows, automatically and without any required action on the part of the recipient or holder thereof:
(i)   Pre-Signing Restricted Stock Awards.   Each Black Hills Restricted Share issued pursuant to Black Hills’s long-term incentive program under the Black Hills Stock Plan prior to the date hereof (including any dividends credited in respect thereto) shall be fully vested, with restrictions on such shares lapsing in full, as of immediately prior to the Effective Time.
(ii)   Pre-Signing Restricted Stock Units.   Black Hills Equity Awards that are unvested Black Hills restricted stock units issued under the Black Hills Stock Plan pursuant to the Black Hills Non-Employee Director Equity Compensation Plan prior to the date hereof, including any dividend equivalent units credited in respect thereto, shall vest and be settled in accordance with the terms of their applicable award agreements and plan document, with the Closing deemed to constitute a “Change in Control” or similar event (notwithstanding the fact that the Merger may not otherwise constitute such a triggering event) for purposes of any vesting in connection with termination of service following a Change in Control or similar event.
(iii)   Pre-Signing Performance Awards.   Black Hills Equity Awards that are performance-based restricted stock units subject to performance-based vesting requirements issued under the Black Hills Stock Plan prior to the date hereof (e.g., performance stock units), including any dividend equivalent units credited in respect thereto, shall be converted into restricted stock unit awards providing for payment in shares of common stock of NewCo, (A) with the number of stock units of Black Hills outstanding immediately prior to the Effective Time calculated based on the greater of (1) the number of stock units assuming target performance was achieved or (2) the number of stock units based on actual performance achievement as of immediately prior to the Effective Time, as Black Hills reasonably determines in good faith after consultation with NorthWestern, and (B) with vesting of such NewCo restricted stock units determined based on continued service through the end of the applicable performance period for such cancelled Black Hills Equity Awards (for the avoidance of doubt, without any ongoing performance-vesting conditions) and with the Closing deemed to constitute a “Change in Control” or similar event for purposes of any vesting in connection with termination of employment following a Change in Control or similar event (notwithstanding the fact that the Merger may not otherwise constitute such a triggering event) subject to the vesting provisions of the Black Hills Stock Plan and applicable award as in effect immediately prior to the Effective Time.
(iv)   Other Black Hills Equity Awards.   Each Black Hills Restricted Share not issued pursuant to Black Hills’s long-term incentive program (i.e., special incremental awards) under the Black Hills Stock Plan prior to the date hereof (including any dividends credited in respect thereto) shall be fully vested, with restrictions on such shares lapsing in full, as of immediately prior to the Effective Time. Each director phantom stock units granted under the Outside Directors Stock

Based Compensation granted prior to the date hereof, including any dividend equivalent units credited in respect thereto, shall vest and be settled in accordance with the terms of their applicable award agreements and plan document, with the Closing deemed to constitute a “Change in Control” or similar event (notwithstanding the fact that the Merger may not otherwise constitute such a triggering event) for purposes of any vesting in connection with termination of service following a Change in Control or similar event.
(v)   Post-Signing Black Hills Equity Awards.   Black Hills Equity Awards granted on or after the date hereof shall be treated as provided in the terms thereof established in compliance with Section 5.01.
(d)   Relevant Actions.   At or prior to the Effective Time, each of NorthWestern and Black Hills shall take such actions as are reasonably necessary (including obtaining any resolutions of the NorthWestern Board or Black Hills Board, as applicable, or if appropriate any committee thereof) to (i) give effect to the provisions of this Section 2.03 and (ii) provide that, to the maximum extent permitted by applicable Law, any equity transaction that may occur with respect to any director or officer of NorthWestern or Black Hills as a result of the Transactions will be eligible for exemption under Rule 16b-3(e) under the Exchange Act.
(e)   Form S-8.   Promptly following the Effective Time, NewCo shall file with the SEC an effective registration statement on Form S-8 with respect to the shares of Black Hills Common Stock underlying the Assumed Equity Awards.
SECTION 2.04   No Appraisal Rights.   Pursuant to Section 262(b)(1) of the DGCL, no appraisal rights shall be available to any Person in connection with the Transactions.
SECTION 2.05   Further Assurances.   Without limiting the other provisions of this Agreement, if, at any time after the Effective Time, any further action is determined by NewCo or the NorthWestern Surviving Corporation to be necessary or desirable to (a) enforce the rights NorthWestern’s stockholders to receive the Merger Consideration and any other payments pursuant to this Article II, (b) vest the NorthWestern Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and NorthWestern with respect to the Merger or (c) otherwise carry out the purposes of this Agreement, the officers of NewCo shall be fully authorized (in the name of Merger Sub and the NorthWestern Surviving Corporation and otherwise) to take such action.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BLACK HILLS
Except (a) as disclosed in the Black Hills Reports publicly available and filed with or furnished to the SEC prior to the date of this Agreement (excluding any disclosures in any risk factors section, in any section related to forward-looking statements and any other disclosures or statements that are predictive or forward-looking in nature) (it being understood that any matter disclosed in such filings shall not be deemed disclosed for purposes of Section 3.03) or (b) subject to Section 10.03(k), as set forth in the corresponding section of the disclosure letter delivered by Black Hills to NorthWestern concurrently with the execution and delivery by Black Hills of this Agreement (the “Black Hills Disclosure Letter”), Black Hills represents and warrants to NorthWestern as follows:
SECTION 3.01   Organization, Standing and Power.   Black Hills is a corporation duly organized, validly existing and in good standing under the laws of the State of South Dakota. Each of Black Hills’s Subsidiaries (the “Black Hills Subsidiaries”) is duly organized, validly existing and in active status or good standing, as applicable, under the Laws of the jurisdiction in which it is organized (in the case of active status or good standing, to the extent such jurisdiction recognizes such concept), except where the failure to be so organized, existing or in active status or good standing, as applicable, has not had and would not reasonably be expected to have, individually or in the aggregate, a Black Hills Material Adverse Effect. Each of Black Hills and the Black Hills Subsidiaries has all requisite entity power and authority to enable it to own, operate, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, except where the failure to have such power or authority would not have or would not reasonably be expected to have, individually or in the aggregate, a Black Hills Material Adverse Effect. Each of Black Hills and the Black Hills Subsidiaries is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership, operation or leasing of its properties make such qualification necessary, except where the failure to be so qualified or licensed would not have or would not reasonably be expected to have, individually or in the aggregate, a Black Hills Material Adverse Effect. Black Hills has made available to NorthWestern true and complete copies of the articles of incorporation of Black Hills, as in effect as of the date of this Agreement (the “Black Hills Articles”), and the bylaws of Black Hills, as in effect as of the date of this Agreement (the “Black Hills Bylaws”).
SECTION 3.02   Black Hills Subsidiaries.
(a)   Except as would not reasonably be expected to be, individually or in the aggregate, material to Black Hills and the Black Hills Subsidiaries, taken as a whole, all outstanding shares of capital stock, voting securities of, and other equity interests in, each Black Hills Subsidiary have been validly issued and are fully paid and nonassessable and not subject to, or issued in violation of, any preemptive or similar right. All of the shares of capital stock, voting securities of, and other equity interests in, each Black Hills Subsidiary are owned by Black Hills, by another Black Hills Subsidiary or by Black Hills and another Black Hills Subsidiary, free and clear of (i) all pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, “Liens”) and (ii) any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock, voting securities or other equity interests), except, in the case of the foregoing clauses (i) and (ii), as imposed by this Agreement, the Organizational Documents of the Black Hills Subsidiaries or applicable securities Laws.
(b)   Section 3.02(b) of the Black Hills Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of the Black Hills Subsidiaries.
(c)   Neither Black Hills nor any Black Hills Subsidiary owns any shares of capital stock or voting securities of, or other equity interests in, any Person other than the Black Hills Subsidiaries.
SECTION 3.03   Capital Structure.
(a)   The authorized capital stock of Black Hills (prior to the effectiveness of the Charter Amendment) consists of 125,000,000 shares, comprising 100,000,000 shares of Black Hills Common Stock and 25,000,000 shares of preferred stock, without par value (collectively, the “Black Hills Preferred Stock”). At the close of business on August 15, 2025, (i) 72,856,550.470 shares of Black Hills Common Stock were issued and outstanding (including 274,755 Black Hills Restricted Shares), (ii) no shares of Black Hills Preferred Stock were issued and outstanding, (iii) 46,132.164 shares of Black Hills Common Stock were held by Black Hills in its treasury, and (iv) 531,951.738 shares of Black Hills Common Stock were subject to outstanding Black Hills Equity Awards (other than Black Hills Restricted Shares, which are included in the shares issued and outstanding), comprising 408,582 shares underlying Black Hills PSU Awards (assuming achievement of the applicable performance goals at the maximum level) under the Black Hills Stock Plan and 123,369.738 shares underlying Black Hills Share Equivalent Awards. At the close of business on August 15, 2025, an aggregate of 1,303,928.928 shares of Black Hills Common Stock were available for issuance pursuant to the Black Hills Benefit Plans (excluding any share reserved for issuance in respect of outstanding Black Hills Equity Awards).
(b)   All outstanding shares of Black Hills Common Stock are, the shares of Black Hills Common Stock representing the Stock Merger Consideration will be when issued, and all shares of Black Hills Common Stock that may be issued upon the conversion or settlement of Black Hills Equity Awards will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any preemptive or similar right. Except as set forth in this Section 3.03 or in Section 3.03(b) of the Black Hills Disclosure Letter or pursuant to the terms of this Agreement, there are not issued, reserved for issuance or outstanding, and there are not any outstanding obligations of Black Hills or any Black Hills Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, (i) any capital stock of Black Hills or any Black Hills Subsidiary or any securities of Black Hills or any Black Hills Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of, or other equity interests in, Black Hills or any Black Hills Subsidiary or

(ii) any warrants, calls, options or other rights to acquire from Black Hills or any Black Hills Subsidiary, or any other obligation of Black Hills or any Black Hills Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or voting securities of, or other equity interests in, Black Hills or any Black Hills Subsidiary (the foregoing clauses (i) and (ii), collectively, “Black Hills Equity Securities”). Except pursuant to the Black Hills Stock Plan, there are not any outstanding obligations of Black Hills or any Black Hills Subsidiary (A) restricting the transfer of, (B) affecting the voting rights of, requiring the repurchase, redemption or acquisition of, or containing any right of first refusal with respect to, (C) requiring the registration for sale of or (D) granting any preemptive or antidilutive right with respect to, any Black Hills Equity Securities. Except as set forth in Section 3.03(b) of the Black Hills Disclosure Letter, there is no outstanding Indebtedness of Black Hills having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Black Hills may vote (“Black Hills Voting Debt”). No Black Hills Subsidiary owns any shares of Black Hills Common Stock. Neither Black Hills nor any of the Black Hills Subsidiaries is a party to any voting agreement with respect to the voting of any capital stock or voting securities of, or other equity interests in, Black Hills.
(c)   As of the date of this Agreement, there is no shareholder rights plan, “poison pill” antitakeover plan or similar device in effect to which Black Hills or any Black Hills Subsidiary is subject or party to, or otherwise bound.
SECTION 3.04   Authority; Execution and Delivery; Enforceability.
(a)   Each of Black Hills and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its covenants and agreements hereunder, and assuming that the representations and warranties of NorthWestern contained in Section 4.19 are true and correct, to consummate the Transactions, including the Merger, subject, (i) in the case of the Charter Amendment, the Black Hills Indebtedness Increase and the Black Hills Share Issuance, to the receipt of the Black Hills Shareholder Approval, and (ii) in the case of Merger Sub, to obtaining the consent of its sole stockholder. The Black Hills Board has unanimously adopted resolutions, at a meeting duly called at which a quorum of directors of Black Hills was present, (A) determining that it is in the best interests of Black Hills and its shareholders, and declaring it advisable, for Black Hills to enter into this Agreement and to consummate the Transactions, including the Charter Amendment, the Black Hills Indebtedness Increase, the Merger and the Black Hills Share Issuance, (B) approving and declaring advisable this Agreement and approving Black Hills’s execution, delivery and performance of this Agreement and the consummation of the Transactions, including the Charter Amendment, the Black Hills Indebtedness Increase, the Merger and the Black Hills Share Issuance, (C) recommending the approval of the Charter Amendment, the Black Hills Indebtedness Increase and the Black Hills Share Issuance to the shareholders of Black Hills, on the terms and subject to the conditions set forth in this Agreement (the “Black Hills Board Recommendation”), and (D) directing that the Charter Amendment, the Black Hills Indebtedness Increase and the Black Hills Share Issuance be submitted to the shareholders of Black Hills for approval by Black Hills’s shareholders at a duly held meeting of such shareholders for such purpose (the “Black Hills Shareholder Meeting”). Subject to Section 5.06(c), such resolutions have not been rescinded, amended or withdrawn in any way.
(b)   This Agreement has been duly approved on behalf of Merger Sub by resolutions duly adopted by the board of directors of Merger Sub. Such resolutions have not been rescinded, amended or withdrawn in any way. Prior to the execution of this Agreement, Black Hills, as sole stockholder of Merger Sub, duly executed and delivered a stockholder consent, such consent to be effective immediately following the execution of this Agreement, adopting this Agreement pursuant to Section 228(a) of the DGCL (the “Merger Sub Stockholder Consent”). Black Hills has delivered to NorthWestern a copy of the Merger Sub Stockholder Consent, which is currently in effect and has not been rescinded.
(c)   Except for (i) approval of (A) the Charter Amendment, (B) the Black Hills Share Issuance and (C) an increase of Black Hills’s authorized indebtedness (which approval may be made contingent upon the Closing) to $20 billion (or such other amount as Black Hills and NorthWestern may agree) (the “Black Hills Indebtedness Increase”), in each case, , in accordance with applicable law, including the requirements of Article 17, Section 8 of the South Dakota Constitution, to the extent applicable (the

“Black Hills Shareholder Approval”), (ii) the filing of the Charter Amendment with the Secretary of State of the State of South Dakota and the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) corporate proceedings required to give effect to the matters and agreements contemplated by Section 1.06 and Section 1.07 and (iv) the effectiveness of the Merger Sub Stockholder Consent, and assuming that the representations and warranties of NorthWestern contained in Section 4.19 are true and correct, no other vote or corporate proceedings on the part of Black Hills or Merger Sub are necessary to authorize, adopt or approve, as applicable, this Agreement or to consummate the Transactions, including the Merger. Each of Black Hills and Merger Sub have duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by NorthWestern, this Agreement constitutes each of Black Hills’s and Merger Sub’s legal, valid and binding obligation, enforceable against it in accordance with its terms, subject in all respects to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law) (the “Bankruptcy and Equity Exceptions”).
SECTION 3.05   No Conflicts; Consents.
(a)   The execution and delivery of this Agreement by Black Hills and Merger Sub does not, and the performance by each of Black Hills and Merger Sub of its covenants and agreements hereunder and the consummation of the Transactions, including the Merger, will not, (i) subject to obtaining the Black Hills Shareholder Approval, and assuming that the representations and warranties of NorthWestern contained in Section 4.19 are true and correct, conflict with, or result in any violation of any provision of, the Organizational Documents of Black Hills or any Black Hills Subsidiary, (ii) subject to obtaining the Consents set forth in Section 3.05(a)(ii) of the Black Hills Disclosure Letter (the “Black Hills Third Party Consents”), conflict with, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under, or result in the creation of a Lien upon any of the respective properties or assets of Black Hills or any Black Hills Subsidiary pursuant to, any Black Hills Material Contract to which Black Hills or any Black Hills Subsidiary is a party or by which any of their respective properties or assets are bound or any Permit applicable to the business of Black Hills or any Black Hills Subsidiary or (iii) subject to obtaining the Black Hills Shareholder Approval and the Consents referred to in Section 3.05(b) and making the Filings referred to in Section 3.05(b), and assuming that the representations and warranties of NorthWestern contained in Section 4.19 are true and correct, conflict with, or result in any violation of any provision of, any Judgment or Law, in each case, applicable to Black Hills or any Black Hills Subsidiary or their respective properties or assets, except for, in the case of the foregoing clauses (ii) and (iii), any matter that would not have or would not reasonably be expected to have, individually or in the aggregate, a Black Hills Material Adverse Effect and would not prevent or materially delay the consummation of the Transactions, including the Merger.
(b)   No consent, waiver or Permit (“Consent”) of or from, or registration, declaration, notice, submission or filing (“Filing”) made to or with, any Governmental Entity is required to be obtained or made by Black Hills, any Black Hills Subsidiary or any other Affiliate of Black Hills in connection with Black Hills’s or Merger Sub’s execution and delivery of this Agreement or their performance of their covenants and agreements hereunder or the consummation of the Transactions, including the Merger, except for the following:
(i)   (A) the filing with the Securities and Exchange Commission (the “SEC”), in preliminary and definitive form, of the Proxy Statement/Prospectus, (B) the filing with the SEC of the Form S-4, and (C) the filing with the SEC of such reports under, and such other compliance with, the Securities Exchange Act of 1934 (the “Exchange Act”) or the Securities Act of 1933 (the “Securities Act”), as may be required in connection with this Agreement or the Merger;
(ii)   compliance with, Filings under and the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”) and such other Consents or Filings as are required to be obtained or made under any other Antitrust Law;

(iii)   (A) Filings with, and the Consent of, the Federal Energy Regulatory Commission (the “FERC”) under Section 203 of the Federal Power Act (the “FPA”), (B) Filings with, and the Consent of, the Requisite State Commissions and (C) Filings and Consents set forth in Section 3.05(b)(iii) of the Black Hills Disclosure Letter (the Consents and Filings set forth in Section 3.05(b)(ii) and this Section 3.05(b)(iii), collectively, the “Black Hills Required Statutory Approvals”);
(iv)   the Black Hills Third Party Consents;
(v)   the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, the filing of the Charter Amendment with the Secretary of State of the State of South Dakota and the filing of appropriate documents with the relevant authorities of the other jurisdictions in which NorthWestern and Black Hills are qualified to do business;
(vi)   compliance with and filings required under (A) the rules and regulations of the NYSE and NewCo’s Exchange and (B) applicable state securities, “blue sky” or takeover Laws and applicable foreign securities Laws;
(vii)   Filings and Consents as are required to be made or obtained under state or federal property transfer Laws or Environmental Laws; and
(viii)   such other Filings and Consents the failure of which to make or obtain would not have or would not reasonably be expected to have, individually or in the aggregate, a Black Hills Material Adverse Effect and would not prevent or materially delay the consummation of the Transactions.
SECTION 3.06   Black Hills Reports; Financial Statements.
(a)   Black Hills has furnished or filed all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be furnished or filed by Black Hills with the SEC since January 1, 2024 (such documents, together with all exhibits, financial statements, including the Black Hills Financial Statements, and schedules thereto and all information incorporated therein by reference, but excluding the Proxy Statement/Prospectus, being collectively referred to as the “Black Hills Reports”). None of the Black Hills Subsidiaries is required to make or makes any filings with the SEC. Each Black Hills Report (i) at the time furnished or filed, complied in all material respects with the applicable requirements of the Exchange Act, the Securities Act or the Sarbanes-Oxley Act of 2002, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Black Hills Report and (ii) did not at the time it was filed (or if amended or superseded by a filing or amendment prior to the date of this Agreement, then at the time of such filing or amendment) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC with respect to any of the Black Hills Reports, and, to the Knowledge of Black Hills, none of the Black Hills Reports is the subject of any outstanding SEC comment or investigation. No Subsidiary of Black Hills is required to file reports with the SEC pursuant to the requirements of the Exchange Act. Each of the consolidated financial statements of Black Hills included in the Black Hills Reports (the “Black Hills Financial Statements”) complied at the time it was filed as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with United States generally accepted accounting principles (“GAAP”) (except, in the case of unaudited quarterly financial statements, as permitted by the SEC) applied on a consistent basis during the periods and as of the dates involved (except as may be indicated in the notes thereto) and fairly presents in all material respects, in accordance with GAAP, the consolidated financial position of Black Hills and the Black Hills Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited quarterly financial statements, to normal year-end audit adjustments that are not material and to any other adjustments described therein, including the notes thereto).

(b)   Neither Black Hills nor any Black Hills Subsidiary has any material liability of any nature that is required by GAAP to be set forth on a consolidated balance sheet of Black Hills and the Black Hills Subsidiaries, except liabilities (i) reflected or reserved against in the most recent audited balance sheet (including the notes thereto) of Black Hills and the Black Hills Subsidiaries included in the Black Hills Reports filed prior to the date hereof, (ii) incurred in the ordinary course of business consistent with past practice after the date of such balance sheet, (iii) incurred in connection with the Merger or any of the other Transactions or agreements contemplated by this Agreement or (iv) that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Black Hills Material Adverse Effect.
(c)   Neither Black Hills nor any Black Hills Subsidiary is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among Black Hills or any Black Hills Subsidiary, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance-sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Black Hills or any Black Hills Subsidiaries in the Black Hills Financial Statements or other Black Hills Reports.
(d)   Black Hills maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act). Such internal control over financial reporting is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP in all material respects. Black Hills maintains “disclosure controls and procedures” required by Rule 13a-15 or 15d-15 under the Exchange Act that are sufficient to ensure that information required to be disclosed by Black Hills in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported on a timely basis to the individuals responsible for the preparation of Black Hills’s filings with the SEC and other public disclosure documents. Black Hills has disclosed in writing, based on its most recent evaluation prior to the date of this Agreement, to Black Hills’s outside auditors and the audit committee of the Black Hills Board (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect Black Hills’s ability to record, process, summarize and report financial information and (ii) any fraud, known to Black Hills, whether or not material, that involves management or other employees who have a significant role in Black Hills’s internal controls over financial reporting. There is no reason to believe that Black Hills’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.
SECTION 3.07   Absence of Certain Changes or Events.
(a)   From December 31, 2024 to the date of this Agreement, each of Black Hills and the Black Hills Subsidiaries has conducted its respective business in the ordinary course of business consistent with past practice in all material respects, except for the conduct in connection with the Merger or as otherwise contemplated or required by this Agreement.
(b)   From December 31, 2024 to the date of this Agreement, there have not occurred any Changes that have had or would reasonably be expected to have, individually or in the aggregate, a Black Hills Material Adverse Effect.
SECTION 3.08   Taxes.
(a)   Except as would not have or would not reasonably be expected to have, individually or in the aggregate, a Black Hills Material Adverse Effect,
(i)   (A) each of Black Hills and the Black Hills Subsidiaries has timely filed, taking into account all valid extensions, all Tax Returns required to have been filed and such Tax Returns are accurate and complete in all respects and (B) all Taxes have been timely paid in full (whether or not shown as due on any Tax Return);
(ii)   each of Black Hills and the Black Hills Subsidiaries has withheld and timely remitted to the appropriate Governmental Entity all Taxes required to be withheld from amounts owing to any employee, creditor or third party;
(iii)   (A) no audit, examination, investigation or other proceeding is pending with any Governmental Entity with respect to any amount of unpaid Taxes asserted against Black Hills or any Black Hills Subsidiary, (B) neither Black Hills nor any Black Hills Subsidiary has received written notice of any threatened audit, examination, investigation or other proceeding from any Governmental Entity for any amount of unpaid Taxes asserted against Black Hills or any Black Hills Subsidiary, which have not been fully paid or settled, and (C) neither Black Hills nor any Black Hills Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax which has not yet expired (excluding extensions of time to file Tax Returns obtained in the ordinary course or automatically granted extensions or waivers);
(iv)   (A) neither Black Hills nor any Black Hills Subsidiary had any liabilities for unpaid Taxes as of the date of the latest balance sheet required to be included in the Black Hills Financial Statements in accordance with GAAP that had not been accrued or reserved on such balance sheet in accordance with GAAP, and (B) neither Black Hills nor any Black Hills Subsidiary has incurred any liability for Taxes since the date of the latest balance sheet included in the Black Hills Financial Statements, other than in the ordinary course of business;
(v)   neither Black Hills nor any Black Hills Subsidiary has any liability for Taxes of any Person (except for Black Hills or any Black Hills Subsidiary or any former Black Hills Subsidiary) arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign Law, or as a transferee or successor, or by Contract (other than Contracts described in clause (B) of Section 3.08(a)(vi));
(vi)   neither Black Hills nor any Black Hills Subsidiary is a party to or is otherwise bound by any Tax sharing, allocation or indemnification agreement or arrangement, except for such an agreement or arrangement (A) exclusively between or among Black Hills and the Black Hills Subsidiaries or (B) with customers, vendors, lessors or other third parties entered into in the ordinary course of business and not primarily related to Taxes;
(vii)   within the past two years, neither Black Hills nor any Black Hills Subsidiary has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify for tax-free treatment under Section 355 of the Code;
(viii)   neither Black Hills nor any Black Hills Subsidiary has participated in any “listed transaction” as defined in Treasury Regulations Section 1.6011-4(b)(2);
(ix)   there are no Liens on any of the assets of Black Hills or any or the Black Hills Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax (excluding Taxes that are being contested in good faith for which adequate reserves have been provided in accordance with GAAP); and
(x)   neither Black Hills nor any Black Hills Subsidiary is bound with respect to the current or any future taxable period by any Tax rulings, requests for rulings, closing agreements or other similar agreements with any Governmental Entity, in each case, with respect to Taxes.
(b)   Neither Black Hills nor any Black Hills Subsidiary is aware of the existence of any fact, agreement, plan or other circumstance, or has taken or agreed to take any action, that would, or would reasonably be expected to, prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

SECTION 3.09   Employee Benefits.
(a)   Section 3.09(a) of the Black Hills Disclosure Letter sets forth a complete and accurate list, as of the date of this Agreement, of each material Black Hills Benefit Plan.
(b)   With respect to each material Black Hills Benefit Plan, Black Hills has made available to NorthWestern, to the extent applicable, complete and accurate copies of (i) the plan document (or, if such arrangement is not in writing, a written description of the material terms thereof), including any amendment thereto and any summary plan description thereof, (ii) each trust, insurance, annuity or other funding Contract related thereto, (iii) the three most recent audited financial statements and actuarial or other valuation reports prepared with respect thereto, (iv) the three most recent annual reports on Form 5500 required to be filed with the Internal Revenue Service (the “IRS”) with respect thereto, (v) the most recently received IRS determination letter or, if applicable, current IRS opinion or advisory letter (as to qualified plan status), and (vi) any material nonroutine correspondence with any Governmental Entity within the past three years. Except as, individually or in the aggregate, would not reasonably be expected to have a Black Hills Material Adverse Effect, no Black Hills Benefit Plan is maintained outside the jurisdiction of the United States or covers any Black Hills Personnel residing or working outside of the United States.
(c)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Black Hills Material Adverse Effect, (i) each Black Hills Benefit Plan has been maintained, established, operated and administered in compliance with its terms and with the requirements prescribed by ERISA, the Code and all other applicable Laws, (ii) Black Hills and each Black Hills Commonly Controlled Entity are, and during all relevant times have been, in compliance with the applicable requirements of the Patient Protection and Affordable Care Act of 2010, and all rules and official guidance promulgated thereunder (the “ACA”), (iii) there are no pending or, to the Knowledge of Black Hills, threatened Claims (other than routine claims for benefits) against any Black Hills Benefit Plan or Black Hills or any Black Hills Subsidiary with respect to any Black Hills Benefit Plan and (iv) all contributions, reimbursements, premium payments and other payments required to be made by Black Hills or any Black Hills Commonly Controlled Entity to any Black Hills Benefit Plan have been made on or before their applicable due dates (or properly accrued in accordance with GAAP on Black Hills’s financial statements). Except as, individually or in the aggregate, would not reasonably be expected to have a Black Hills Material Adverse Effect, neither Black Hills nor any Black Hills Commonly Controlled Entity has engaged in, and there has not been, any non-exempt transaction prohibited by ERISA or by Section 4975 of the Code with respect to any Black Hills Benefit Plan or their related trusts or any fiduciary that would reasonably be expected to result in a liability of Black Hills or a Black Hills Commonly Controlled Entity. Except as would not reasonably be expected to have, individually or in the aggregate, a Black Hills Material Adverse Effect, no Black Hills Benefit Plan is under audit or is the subject of an administrative proceeding by the IRS, the Department of Labor, or any other Governmental Entity, nor is any such audit or other administrative proceeding, to the Knowledge of Black Hills, threatened.
(d)   With respect to each Black Hills Benefit Plan that is subject to Section 302 or Title IV of ERISA or Sections 412, 430 or 4971 of the Code (each, a “Black Hills Title IV Plan”), except as, individually or in the aggregate, would not reasonably be expected to have a Black Hills Material Adverse Effect, (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived, (ii) no such Black Hills Title IV Plan is currently in “at risk” status within the meaning of Section 430 of the Code or Section 303(i) of ERISA, (iii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, (iv) neither Black Hills nor any Black Hills Commonly Controlled Entity has engaged in any transaction described in Section 4069 of ERISA, (v) all premiums to the Pension Benefit Guaranty Corporation (the “PBGC”) have been timely paid in full, (vi) no liability (other than for premiums to the PBGC, contributions to the Black Hills Title IV Plan and payment of benefits in the ordinary course) has been or, to the Knowledge of Black Hills, is expected to be incurred by Black Hills or any of the Black Hills Commonly Controlled Entities and (vii) the PBGC has not instituted proceedings to terminate any such Black Hills Title IV Plan. Except as would not reasonably be expected to have, individually or in the aggregate, a Black Hills Material Adverse Effect, neither Black Hills nor any Black Hills Commonly Controlled Entity has incurred any Controlled Group Liability that has not been satisfied in full nor do any circumstances exist that would reasonably be expected to give rise to any Controlled Group Liability (except for the payment of premiums to the PBGC). For the purposes of this Agreement, “Controlled Group Liability” means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412, 430 and 4971 of the Code or (iv) as a result of the failure to comply with the continuation of coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code.
(e)   Except as set forth on Section 3.09(e) of the Black Hills Disclosure Letter or as would not reasonably be expected to have, individually or in the aggregate, a Black Hills Material Adverse Effect, neither Black Hills nor any Black Hills Commonly Controlled Entity has any current or contingent liability or obligation under or with respect to: (i) any plan that is a “multiemployer plan”, as defined in Section 3(37) of ERISA (“Multiemployer Plan”), (ii) any plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (“Multiple Employer Plan”), or (iii) a “voluntary employees beneficiary association” within the meaning of Section 501(c)(9) of the Code, including in connection with a complete withdrawal by Black Hills or any Black Hills Commonly Controlled Entity from any Multiemployer Plan.
(f)   Each Black Hills Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has received a currently effective favorable determination letter or, if applicable, current opinion or advisory letter to that effect from the IRS and, to the Knowledge of Black Hills, there is no circumstance or condition that would reasonably be expected to result in the loss of such qualification.
(g)   Except as set forth in Section 3.09(g) of the Black Hills Disclosure Letter or except for any liabilities of Black Hills that have not had and would not reasonably be expected to have, individually or in the aggregate, a Black Hills Material Adverse Effect, neither Black Hills nor any Black Hills Subsidiary has any liability for providing health, medical or other welfare benefits after retirement or other termination of employment, except for coverage or benefits required to be provided under Section 4980(B)(f) of the Code or applicable Law (at the sole cost of the participant thereunder).
(h)   Except as set forth in Section 3.09(h) of the Black Hills Disclosure Letter, none of the execution and delivery of this Agreement, the performance by any Party of its covenants and agreements hereunder or the consummation of the Merger (alone or in conjunction with any other event, including any termination of employment before, on or following the Effective Time) will (i) result in any Black Hills Personnel receiving or becoming entitled to any material compensation or benefit or (ii) accelerate the time of payment or vesting, or trigger any payment or funding, of any material compensation or benefit or trigger any other material obligation under any Black Hills Benefit Plan.
SECTION 3.10   Labor and Employment Matters.   Except for the Contracts set forth in Section 3.10 of the Black Hills Disclosure Letter (the “Black Hills Union Contracts”), neither Black Hills nor any Black Hills Subsidiary is party to any collective bargaining agreement or similar labor union Contract with respect to any of their respective employees. Except for employees covered by a Black Hills Union Contract, no employees of Black Hills or any Black Hills Subsidiary are represented by any other labor union with respect to their employment for Black Hills or any Black Hills Subsidiary. To the Knowledge of Black Hills, except as would not have or would not reasonably be expected to have, individually or in the aggregate, a Black Hills Material Adverse Effect, (a) there are no labor union representation or certification proceedings with respect to employees of Black Hills or any Black Hills Subsidiary pending or threatened in writing to be brought or filed with the National Labor Relations Board, and (b) there are no labor union organizing activities, with respect to employees of Black Hills or any Black Hills Subsidiary. From January 1, 2024 until the date of this Agreement, except as would not have or would not reasonably be expected to have, individually or in the aggregate, a Black Hills Material Adverse Effect, there have been no labor union strikes, slowdowns, work stoppages, lockouts, or other material labor disputes pending or threatened in writing against or affecting Black Hills or any Black Hills Subsidiary. Except as would not have or would not reasonably be expected to have, individually or in the aggregate, a Black Hills Material Adverse Effect, since January 1, 2024, Black Hills and each Black Hills Subsidiary has complied and is in compliance with all applicable Laws pertaining to employment or labor matters and has not engaged in any action that will require any notifications under the Workers Adjustment and Retraining Notification Act and comparable local, state, and federal Laws (“WARN”). Except as would not have or would not reasonably be expected to have, individually or in the aggregate, a Black Hills Material Adverse Effect, there are no Claims or investigations pending or, to the Knowledge of Black Hills, threatened by or on behalf of any employee of Black Hills or any Black Hills Subsidiary alleging violations of Laws pertaining to employment or labor matters.
SECTION 3.11   Litigation.   Neither Black Hills nor any Black Hills Subsidiary is party to, and there is no Claim before any Governmental Entity pending or, to the Knowledge of Black Hills, threatened against Black Hills, any Black Hills Subsidiary, or any of their current or former directors or executive officers that has had or would reasonably be expected to have, individually or in the aggregate, a Black Hills Material Adverse Effect. There is no Judgment outstanding against or, to the Knowledge of Black Hills, investigation by any Governmental Entity of Black Hills, any Black Hills Subsidiary, any of their respective properties or assets, or any of their current or former directors or executive officers, that has had or would reasonably be expected to have, individually or in the aggregate, a Black Hills Material Adverse Effect.
SECTION 3.12   Compliance with Applicable Laws; Permits.   Except for matters that would not have or would not reasonably be expected to have, individually or in the aggregate, a Black Hills Material Adverse Effect, (a) Black Hills and the Black Hills Subsidiaries are in compliance with all applicable Laws (including Anti-Corruption Laws) and all Permits applicable to the business and operations of Black Hills and the Black Hills Subsidiaries, and (b) Black Hills and each Black Hills Subsidiary hold, and are in compliance with, all Permits required by Law for the conduct of their respective businesses as they are now being conducted. None of Black Hills, the Black Hills Subsidiaries or, to the Knowledge of Black Hills, their respective Representatives: (i) is a Designated Person; (ii) is a Person that is owned or controlled by a Designated Person; (iii) is located, organized or resident in a Sanctioned Country; or (iv) has or is now, in connection with the business of Black Hills or the Black Hills Subsidiaries, engaged in, any dealings or transactions (A) with any Designated Person, (B) in any Sanctioned Country, or (C) otherwise in material violation of Sanctions.
SECTION 3.13   Takeover Statutes.   Assuming that the representations and warranties of NorthWestern contained in Section 4.19 are true and correct, Black Hills has taken all necessary actions, if any, so that the Transactions, including the Merger, are not subject to the restrictions on business combinations of any “fair price,” “moratorium,” “control share acquisition,” “interested shareholder,” “affiliated transaction,” “business combination” or any other antitakeover Law (each, a “Takeover Statute”), including the South Dakota Public Corporation Takeover Act, or any similar antitakeover provision in the Black Hills Articles or Black Hills Bylaws.
SECTION 3.14   Environmental Matters.   Except for matters that would not reasonably be expected to have, individually or in the aggregate, a Black Hills Material Adverse Effect:
(a)   Black Hills and the Black Hills Subsidiaries are in compliance with all Environmental Laws, and, except for matters that have been fully resolved, as of the date of this Agreement, neither Black Hills nor any Black Hills Subsidiary has received any written communication from a Governmental Entity or other Person that alleges that Black Hills or any Black Hills Subsidiary is in violation of or has liability under any Environmental Law or any Permit issued pursuant to Environmental Law (an “Environmental Permit”);
(b)   with respect to all Environmental Permits necessary to conduct the respective operations of Black Hills or the Black Hills Subsidiaries as currently conducted, (i) Black Hills and each of the Black Hills Subsidiaries have obtained and are in compliance with, or have filed timely applications for, all such Environmental Permits, (ii) all such Environmental Permits are valid and in good standing, (iii) neither Black Hills nor any Black Hills Subsidiary has received notice from any Governmental Entity seeking to modify, revoke or terminate any such Environmental Permits and (iv) no such Environmental Permits will be subject to modification, termination or revocation as a result of the Transactions;
(c)   there are no Environmental Claims pending or, to the Knowledge of Black Hills, threatened in writing against Black Hills or any Black Hills Subsidiary that have not been fully and finally resolved;
(d)   there are and have been no Releases of, or exposure to, any Hazardous Materials on, at, under or from any property currently or formerly owned, leased or operated by Black Hills or any

Black Hills Subsidiary that would reasonably be expected to form the basis of any Environmental Claim against Black Hills or any Black Hills Subsidiary, and there are no other facts, circumstances or conditions, that would reasonably be expected to form the basis of any Environmental Claim against Black Hills or any Black Hills Subsidiary;
(e)   Black Hills and the Black Hills Subsidiaries have not transported or arranged for the transportation of any Hazardous Materials generated by Black Hills or any Black Hills Subsidiary to any location which is listed on the National Priorities List under CERCLA, or on any similar state list, or which is the subject of federal, state or local enforcement actions or other investigations that would reasonably be expected to form the basis of any Environmental Claim against Black Hills or any Black Hills Subsidiary;
(f)   neither Black Hills nor the Black Hills Subsidiaries has entered into or is subject to, any Judgment or other similar requirement of or agreement with any Governmental Entity under any Environmental Laws; and
(g)   neither Black Hills nor any Black Hills Subsidiary has assumed responsibility for or agreed to indemnify or hold harmless any Person for any liability or obligation, arising under or relating to Environmental Laws.
SECTION 3.15   Certain Black Hills Contracts.
(a)   Except for this Agreement, as set forth in Section 3.15 of the Black Hills Disclosure Letter and Black Hills Benefit Plans, as of the date of this Agreement, neither Black Hills nor any Black Hills Subsidiary is a party to or bound by any Contract:
(i)   that is required to be filed by Black Hills as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;
(ii)   (A) any Contract that materially limits the ability of Black Hills or any Black Hills Subsidiary to engage or compete in any line of business or in any geographic area or to market any product or services or (B) any purchase, sale or supply Contract that contains “most favored nation” provisions that would impose material obligations following the Effective Time;
(iii)   (A) that is an indenture, credit agreement, loan agreement, security agreement, guarantee, note, mortgage or other agreement or commitment that provides for or relates to any Indebtedness of Black Hills or any Black Hills Subsidiary, including any sale and leaseback transactions or other similar financing arrangements or (B) that provides for the guarantee, support, indemnification, assumption or endorsement by Black Hills or any Black Hills Subsidiary of, or any similar commitment by Black Hills or any Black Hills Subsidiary with respect to, the obligations, liabilities or indebtedness of any other Person of the nature described in clause (A), in the case of each of clauses (A) and (B), in the principal amount of $25,000,000 or more;
(iv)   that is a settlement, consent or similar agreement to resolve litigation, including any express patent license granted in settlement of any assertion or allegation of patent infringement, and that contains any material continuing obligations of Black Hills or any Black Hills Subsidiary;
(v)   that is a material joint venture, partnership or limited liability company agreement or other similar Contract relating to the formation, creation, operation, management or control of any joint venture, partnership or limited liability company (other than any such Contract solely among any of Black Hills and its wholly owned Subsidiaries), in each case, that is material to Black Hills and the Black Hills Subsidiaries taken as a whole;
(vi)   that grants any right of first refusal, right of first offer, or right of first negotiation with respect to any assets, rights or properties of Black Hills or the Black Hills Subsidiaries that are material to Black Hills and the Black Hills Subsidiaries taken as a whole; or
(vii)   that relates to the acquisition or disposition of any Person, business or assets constituting a business and under which Black Hills or the Black Hills Subsidiaries have any continuing indemnification, guarantee, “earnout” or other contingent, deferred or fixed payment obligations reasonably expected to exceed $10,000,000.
(b)   Each Contract of the type required to be set forth in Section 3.15 of the Black Hills Disclosure Letter, whether or not set forth in the Black Hills Disclosure Letter, other than any Black Hills Benefit Plan, is referred to herein as a “Black Hills Material Contract.” Black Hills has made available to NorthWestern true, correct and complete copies of each Black Hills Material Contract in effect as of the date hereof (other than any Contracts publicly available and filed with or furnished to the SEC prior to the date of this Agreement), excluding any schedules, annexes, exhibits, work orders, statements of work or other ancillary documents with respect to any such Black Hills Material Contracts that are no longer in force or effect or do not contain terms that are, individually or in the aggregate, material to Black Hills and the Black Hills Subsidiaries.
(c)   Except as would not have or would not reasonably be expected to have, individually or in the aggregate, a Black Hills Material Adverse Effect, (i) each Black Hills Material Contract is a valid, binding and legally enforceable obligation of Black Hills or one of the Black Hills Subsidiaries, as the case may be, and, to the Knowledge of Black Hills, of the other parties thereto, subject in all respects to the Bankruptcy and Equity Exceptions, (ii) each such Black Hills Material Contract is in full force and effect and (iii) none of Black Hills or any Black Hills Subsidiary is (with or without notice or lapse of time, or both) in breach or default under any such Black Hills Material Contract and, to the Knowledge of Black Hills, no other party to any such Black Hills Material Contract is (with or without notice or lapse of time, or both) in breach or default thereunder.
SECTION 3.16   Real Property.   Except as would not have or would not reasonably be expected to have, individually or in the aggregate, a Black Hills Material Adverse Effect, each of Black Hills and the Black Hills Subsidiaries has either good fee title or valid leasehold, easement, right of way or other real property rights, to the land, buildings, wires, pipes, structures and other improvements thereon and fixtures thereto necessary to permit it to conduct its business as currently conducted (collectively, the “Black Hills Real Property”). Except as would not reasonably be expected to have, individually or in the aggregate, a Black Hills Material Adverse Effect and except as may be limited by the Bankruptcy and Equity Exceptions, (a) all leases, easements or other agreements under which Black Hills or any Black Hills Subsidiary lease, access, use or occupy the Black Hills Real Property are valid, binding and in full force and effect against Black Hills or the applicable Black Hills Subsidiary and, to the Knowledge of Black Hills, the counterparties thereto, in accordance with their respective terms, and (b) none of Black Hills, the Black Hills Subsidiaries or, to the Knowledge of Black Hills, the counterparties thereto are in default under any of such leases, easements or other agreements described in the foregoing clause (a).
SECTION 3.17   Intellectual Property; Information Technology; Data Protection.
(a)   Except as would not have or would not be reasonably expected to have, individually or in the aggregate, a Black Hills Material Adverse Effect, (i) Black Hills and the Black Hills Subsidiaries own all right, title and interest in and to, or have sufficient rights to use, all material Intellectual Property used in their business as presently conducted, and the Intellectual Property owned by Black Hills and the Black Hills Subsidiaries, and the conduct of their business as presently conducted, do not infringe, misappropriate or otherwise violate any Person’s Intellectual Property, (ii) there is no Claim of such infringement, misappropriation or other violation pending or, to the Knowledge of Black Hills, threatened in writing against Black Hills or any Black Hills Subsidiary, (iii) no Person is infringing or otherwise violating any Intellectual Property owned by Black Hills or any of the Black Hills Subsidiaries, and (iv) no Claims of such infringement or other violation are pending or, to the Knowledge of Black Hills, threatened in writing against any Person by Black Hills or any Black Hills Subsidiary.
(b)   Except as would not have or would not be reasonably expected to have, individually or in the aggregate, a Black Hills Material Adverse Effect, the IT Assets of Black Hills and the Black Hills Subsidiaries operate and perform as needed by Black Hills and the Black Hills Subsidiaries to adequately conduct their respective businesses as currently conducted. Since January 1, 2024, to the Knowledge of Black Hills, there have not been, and there are no known vulnerabilities or defects that would reasonably be expected to result in, any security breaches, unauthorized access, failures or unplanned outages or other adverse integrity or security access incidents (i) affecting the IT Assets of Black Hills and the Black Hills Subsidiaries or any other Persons to the extent used by or on behalf of Black Hills and the Black Hills Subsidiaries (or, in each case, information and transactions stored or contained therein or transmitted thereby) or (ii) resulting in a partial or complete loss of control of any products of Black Hills and the Black Hills Subsidiaries, in each case, except as would not have or would not be reasonably expected to have, individually or in the aggregate, a Black Hills Material Adverse Effect. Except as would not have or would not be reasonably expected to have, individually or in the aggregate, a Black Hills Material Adverse Effect, Black Hills and the Black Hills Subsidiaries (A) are and have been since January 1, 2024 in compliance with all applicable Laws, as well as their own rules, policies and procedures, relating to privacy, data protection and the collection, retention, protection, transfer, use and processing of Personal Data and (B) have implemented and maintained a data security plan with commercially reasonable administrative, technical and physical safeguards to protect Personal Data against unauthorized access, use, loss and damage. To the Knowledge of Black Hills, since January 1, 2024, there has been no unauthorized access to, or use, misuse or loss of, or damage to, any Personal Data maintained by or on behalf of Black Hills or any of the Black Hills Subsidiaries, in each case, except as would not have or would not be reasonably expected to have, individually or in the aggregate, a Black Hills Material Adverse Effect.
SECTION 3.18   Insurance.   Except as would not have or would not be reasonably expected to have, individually or in the aggregate, a Black Hills Material Adverse Effect, (a) Black Hills and the Black Hills Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Black Hills reasonably has determined in good faith to be prudent and consistent with industry practice, and Black Hills and the Black Hills Subsidiaries are in compliance in all material respects with their insurance policies and are not in default under any of the terms thereof and (b) all material fire and casualty, general liability, director and officer, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Black Hills or any Black Hills Subsidiary (“Black Hills Insurance Policies”) are in full force and effect, all premiums due with respect to all Black Hills Insurance Policies have been paid and neither Black Hills nor any Black Hills Subsidiary has received any written notice of cancellation, invalidation or non-renewal of any Black Hills Insurance Policy.
SECTION 3.19   Ownership of NorthWestern Common Stock; Interested Shareholder.   Neither Black Hills, any Black Hills Subsidiary nor any other Affiliate of Black Hills “beneficially owns” (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of NorthWestern Common Stock or any other NorthWestern Equity Securities. Neither Black Hills, any Black Hills Subsidiary nor any other Affiliate of Black Hills is, nor at any time during the last three years has Black Hills, any Black Hills Subsidiary (including Merger Sub) or any other Affiliate of Black Hills been, an “interested stockholder” of NorthWestern, as such term is defined in Section 203(c)(3) of the DGCL, nor an “Interested Stockholder” as defined in the NorthWestern Certificate.
SECTION 3.20   Black Hills Information.   The information relating to Black Hills and the Black Hills Subsidiaries or that is provided by Black Hills or the Black Hills Subsidiaries or their respective Representatives for inclusion in the Proxy Statement/Prospectus and the Form S-4, any amendment or supplement thereto, or in any other document filed with the SEC in connection with the Transactions, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement/Prospectus (except for such portions thereof that relate only to NorthWestern or any NorthWestern Subsidiary) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The Form S-4 (except for such portions thereof that relate only to NorthWestern or any NorthWestern Subsidiary) will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. Any information relating to Black Hills and the Black Hills Subsidiaries or that is provided by Black Hills or the Black Hills Subsidiaries or their respective Representatives for inclusion in any document, instrument or certificate filed with any Governmental Entity with respect to Antitrust Laws in connection with the Transactions will comply in all material respects with the Laws applicable thereto.
SECTION 3.21   Regulatory Status.
(a)   Black Hills is a “holding company” under the Public Utility Holding Company Act of 2005 (“PUHCA 2005”).

(b)   Section 3.21(b) of the Black Hills Disclosure Letter identifies each of the Black Hills Subsidiaries that is regulated as a public utility under the FPA, a “public-utility company” under PUHCA 2005, or the applicable Law of any state. Except for such Black Hills Subsidiaries, neither Black Hills nor any of the Black Hills Subsidiaries is regulated as a public utility, electric utility or gas utility, or similar utility designation, under any applicable Law or by any “state commission” as defined in 18 C.F.R. § 1.101(k).
(c)   All Filings required to be made by Black Hills or any Black Hills Subsidiary since January 1, 2020, with the FERC, the North American Electric Reliability Corporation, and any “Regional Entity” as defined in 18 C.F.R. § 39.1 (collectively, “NERC”), the Federal Communications Commission (“FCC”), or any “state commission” as defined in 18 C.F.R. § 1.101(k), as the case may be, have been made, including all forms, statements, reports, agreements and all documents, exhibits, amendments and supplements appertaining thereto, including all rates, tariffs and related documents, and all such Filings complied, as of their respective dates, with all applicable requirements of applicable Laws, except for Filings the failure of which to make or the failure of which to make in compliance with all applicable Laws, would not reasonably be expected to have, individually or in the aggregate, a Black Hills Material Adverse Effect.
(d)   Each Black Hills Subsidiary is legally entitled to provide services in all areas (i) where it currently provides service to its customers, and (ii) as identified in its respective licenses and authorizations, except for failures to be so entitled that would not reasonably be expected to have, individually or in the aggregate, a Black Hills Material Adverse Effect.
SECTION 3.22   Brokers’ Fees and Expenses.   Except for any Person set forth on Section 3.22 of the Black Hills Disclosure Letter, the fees and expenses of which will be paid by Black Hills, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions, including the Merger, based upon arrangements made by or on behalf of Black Hills.
SECTION 3.23   Opinion of Financial Advisor.   The Black Hills Board has received an oral opinion of Goldman Sachs & Co. LLC, which opinion will be subsequently confirmed in writing, to the effect that, as of the date of such opinion and based upon and subject to the various factors, limitations, qualifications and assumptions set forth therein, the Exchange Ratio pursuant to this Agreement is fair, from a financial point of view, to Black Hills. Black Hills will make available to NorthWestern a copy of such opinion as soon as practicable following the execution and delivery of this Agreement for informational purposes only (it being agreed that NorthWestern shall not have the right to rely on such opinion).
SECTION 3.24   Related Party Transactions.   Except as set forth in Section 3.24 of the Black Hills Disclosure Letter, there are no transactions or series of related transactions or Contracts, nor are there any currently proposed transactions or series of related transactions, between Black Hills or any Black Hills Subsidiary, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of Black Hills or any Black Hills Subsidiary or any Person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) five percent (5%) or more of the outstanding Black Hills Common Stock (or any of such Person’s immediate family members or Affiliates) (other than a Black Hills Subsidiary), on the other hand, of the type required to be reported in any Black Hills Report pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act.
SECTION 3.25   Merger Sub.   All outstanding shares of capital stock of Merger Sub are duly authorized, validly issued, fully paid and nonassessable. Black Hills owns all of the outstanding shares of capital stock of Merger Sub, free and clear of (a) all Liens and (b) any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock, voting securities or other equity interests), except, in the case of the foregoing clauses (a) and (b), as imposed by this Agreement or applicable securities Laws or as would not have a Black Hills Material Adverse Effect and would not prevent or materially delay the consummation of the Transactions, including the Merger. Merger Sub has been incorporated solely for the purposes of merging with and into NorthWestern and taking action incident to the Merger and this Agreement. Merger Sub has no assets, liabilities or obligations and has not, since the date of its formation, carried on any business or conducted any operations, except, in each case, as arising from the preparation and execution of this Agreement, the performance of its covenants and agreements hereunder and matters ancillary thereto.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF NORTHWESTERN
Except (a) as disclosed in the NorthWestern Reports publicly available and filed with or furnished to the SEC prior to the date of this Agreement (excluding any disclosures in any risk factors section, in any section related to forward-looking statements and any other disclosures or statements that are predictive or forward-looking in nature) (it being understood that any matter disclosed in such filings shall not be deemed disclosed for purposes of Section 4.03) or (b) subject to Section 10.03(k), as set forth in the corresponding section of the disclosure letter delivered by NorthWestern to Black Hills concurrently with the execution and delivery by NorthWestern of this Agreement (the “NorthWestern Disclosure Letter”), NorthWestern represents and warrants to Black Hills as follows:
SECTION 4.01   Organization, Standing and Power.   NorthWestern is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Subsidiaries of NorthWestern (the “NorthWestern Subsidiaries”) is duly organized, validly existing and in active status or good standing, as applicable, under the Laws of the jurisdiction in which it is organized (in the case of active status or good standing, to the extent such jurisdiction recognizes such concept), except where the failure to be so organized, existing or in active status or good standing, as applicable, has not had and would not reasonably be expected to have, individually or in the aggregate, a NorthWestern Material Adverse Effect. Each of NorthWestern and the NorthWestern Subsidiaries has all requisite entity power and authority to enable it to own, operate, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, except where the failure to have such power or authority would not have or would not reasonably be expected to have, individually or in the aggregate, a NorthWestern Material Adverse Effect. Each of NorthWestern and the NorthWestern Subsidiaries is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership, operation or leasing of its properties make such qualification necessary, except where the failure to be so qualified or licensed would not have or would not reasonably be expected to have, individually or in the aggregate, a NorthWestern Material Adverse Effect. NorthWestern has made available to Black Hills true and complete copies of the certificate of incorporation of NorthWestern, as in effect as of the date of this Agreement (the “NorthWestern Certificate”), and the bylaws of NorthWestern, as in effect as of the date of this Agreement (the “NorthWestern Bylaws”).
SECTION 4.02   NorthWestern Subsidiaries.
(a)   Except as would not reasonably be expected to be, individually or in the aggregate, material to NorthWestern and the NorthWestern Subsidiaries, taken as a whole, all outstanding shares of capital stock, voting securities of, and other equity interests in, each NorthWestern Subsidiary have been validly issued and are fully paid and nonassessable, and not subject to, or issued in violation of, any preemptive or similar right. All of the shares of capital stock, voting securities of, and other equity interests in, each NorthWestern Subsidiary are owned by NorthWestern, by another NorthWestern Subsidiary or by NorthWestern and another NorthWestern Subsidiary, free and clear of (i) all Liens and (ii) any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock, voting securities or other equity interests), except, in the case of the foregoing clauses (i) and (ii), as imposed by this Agreement, the Organizational Documents of the NorthWestern Subsidiaries or applicable securities Laws.
(b)   Section 4.02(b) of the NorthWestern Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of the NorthWestern Subsidiaries.
(c)   Neither NorthWestern nor any NorthWestern Subsidiary owns any shares of capital stock or voting securities of, or other equity interests in, any Person other than the NorthWestern Subsidiaries.
SECTION 4.03   Capital Structure.
(a)   The authorized capital stock of NorthWestern consists of 250,000,000 shares, comprising 200,000,000 shares of NorthWestern Common Stock and 50,000,000 shares of preferred stock, par value $.01 per share (collectively, the “NorthWestern Preferred Stock”). At the close of business on August 15, 2025, (i) 61,395,619 shares of NorthWestern Common Stock were issued and outstanding, (ii) no shares of NorthWestern Preferred Stock were issued and outstanding, (iii) 3,486,321 shares of NorthWestern Common Stock were held by NorthWestern in its treasury, and (iv) 692,554 shares of NorthWestern Common Stock were subject to outstanding NorthWestern Equity Awards, comprising 177,146 shares underlying Restricted Share Unit Award Agreements under the NorthWestern Stock Plan and 515,409 shares underlying Performance Unit Award Agreements (assuming achievement of the applicable performance goals at the maximum level) under the NorthWestern Stock Plan. At the close of business on August 15, 2025, an aggregate of 157,870 shares of NorthWestern Common Stock were available for issuance pursuant to NorthWestern Benefit Plans (excluding any share reserved for issuance in respect of outstanding NorthWestern Equity Awards).
(b)   All outstanding shares of NorthWestern Common Stock are, and all shares of NorthWestern Common Stock that may be issued upon the conversion or settlement of NorthWestern Equity Awards, will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any preemptive or similar right. Except as set forth in this Section 4.03 or Section 4.03(b) of the NorthWestern Disclosure Letter or pursuant to the terms of this Agreement, there are not issued, reserved for issuance or outstanding, and there are not any outstanding obligations of NorthWestern or any NorthWestern Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, (i) any capital stock of NorthWestern or any NorthWestern Subsidiary or any securities of NorthWestern or any NorthWestern Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of, or other equity interests in, NorthWestern or any NorthWestern Subsidiary or (ii) any warrants, calls, options or other rights to acquire from NorthWestern or any NorthWestern Subsidiary, or any other obligation of NorthWestern or any NorthWestern Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or voting securities of, or other equity interests in, NorthWestern or any NorthWestern Subsidiary (the foregoing clauses (i) and (ii), collectively, “NorthWestern Equity Securities”). Except pursuant to NorthWestern Stock Plan, there are not any outstanding obligations of NorthWestern or any NorthWestern Subsidiary (A) restricting the transfer of, (B) affecting the voting rights of, requiring the repurchase, redemption or acquisition of, or containing any right of first refusal with respect to, (C) requiring the registration for sale of or (D) granting any preemptive or antidilutive right with respect to, any NorthWestern Equity Securities. Except as set forth in Section 4.03(b) of the NorthWestern Disclosure Letter, there is no outstanding Indebtedness of NorthWestern having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of NorthWestern may vote (“NorthWestern Voting Debt”). No NorthWestern Subsidiary owns any shares of NorthWestern Common Stock. Neither NorthWestern nor any of the NorthWestern Subsidiaries is a party to any voting agreement with respect to the voting of any capital stock or voting securities of, or other equity interests in, NorthWestern.
(c)   As of the date of this Agreement, there is no stockholder rights plan, “poison pill” antitakeover plan or similar device in effect to which NorthWestern or any NorthWestern Subsidiary is subject or party to, or otherwise bound.
SECTION 4.04   Authority; Execution and Delivery; Enforceability.
(a)   NorthWestern has all requisite corporate power and authority to execute and deliver this Agreement and to perform its covenants and agreements hereunder and, assuming that the representations and warranties of Black Hills contained in Section 3.19 are true and correct, to consummate the Transactions, including the Merger, subject, in the case of the Merger, to the NorthWestern Stockholder Approval. The NorthWestern Board has unanimously adopted resolutions, at a meeting duly called at which a quorum of directors of NorthWestern was present, (i) determining that it is in the best interests of NorthWestern and its stockholders, and declaring it advisable, for NorthWestern to enter into this Agreement and to consummate the Transactions, including the Merger, (ii) approving and declaring advisable this Agreement and approving NorthWestern’s execution, delivery and performance of this Agreement and the consummation of the Transactions, including the Merger, (iii) recommending that NorthWestern’s stockholders adopt this Agreement (the “NorthWestern Board Recommendation”), and (iv) directing that this Agreement be submitted to the stockholders of NorthWestern for adoption by NorthWestern’s stockholders at a duly held meeting of such stockholders for such purpose (the “NorthWestern Stockholder Meeting”). Subject to Section 5.07(c), such resolutions have not been rescinded, amended or withdrawn in any way.
(b)   Except for (i) the adoption of this Agreement by the affirmative vote of a majority of the outstanding shares of NorthWestern Common Stock entitled to vote thereon (the “NorthWestern Stockholder Approval”), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and (iii) corporate proceedings required to give effect to the matters and agreements contemplated by Section 1.06 and Section 1.07, and assuming that the representations and warranties of Black Hills contained in Section 3.19 are true and correct, no other vote or corporate proceedings on the part of NorthWestern is necessary to authorize, adopt or approve, as applicable, this Agreement or to consummate the Transactions, including the Merger. NorthWestern has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Black Hills and Merger Sub, this Agreement constitutes the legal, valid and binding obligation of NorthWestern, enforceable against it in accordance with its terms, subject in all respects to the Bankruptcy and Equity Exceptions.
SECTION 4.05   No Conflicts; Consents.
(a)   The execution and delivery of this Agreement by NorthWestern does not, and the performance by NorthWestern of its covenants and agreements hereunder and the consummation of the Transactions, including the Merger, will not, (i) subject to obtaining the NorthWestern Stockholder Approval, and assuming that the representations and warranties of Black Hills contained in Section 3.19 are true and correct, conflict with, or result in any violation of any provision of, the Organizational Documents of NorthWestern or any NorthWestern Subsidiary, (ii) subject to obtaining the Consents set forth in Section 4.05(a)(ii) of the NorthWestern Disclosure Letter (the “NorthWestern Third Party Consents” and, together with the Black Hills Third Party Consents, the “Third Party Consents”), conflict with, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under, or result in the creation of a Lien upon any of the respective properties or assets of NorthWestern or any NorthWestern Subsidiary pursuant to, any NorthWestern Material Contract to which NorthWestern or any NorthWestern Subsidiary is a party or by which any of their respective properties or assets are bound or any Permit applicable to the business of NorthWestern or any NorthWestern Subsidiary or (iii) subject to obtaining the NorthWestern Stockholder Approval and the Consents referred to in Section 4.05(b) and making the Filings referred to in Section 4.05(b), and assuming that the representations and warranties of Black Hills contained in Section 3.19 are true and correct, conflict with, or result in any violation of any provision of, any Judgment or Law, in each case, applicable to NorthWestern or any NorthWestern Subsidiary or their respective properties or assets, except for, in the case of the foregoing clauses (ii) and (iii), any matter that would not have or would not reasonably be expected to have, individually or in the aggregate, a NorthWestern Material Adverse Effect and would not prevent or materially delay the consummation of the Transactions, including the Merger.
(b)   No Consent of or from, or Filing made to or with, any Governmental Entity, is required to be obtained or made by NorthWestern, any NorthWestern Subsidiary or any other Affiliate of NorthWestern in connection with NorthWestern’s execution and delivery of this Agreement or its performance of its covenants and agreements hereunder or the consummation of the Transactions, including the Merger, except for the following:
(i)   (A) the filing with the SEC, in preliminary and definitive form, of the Proxy Statement/Prospectus and (B) the filing with the SEC of such reports under, and such other compliance with, the Exchange Act or the Securities Act, as may be required in connection with this Agreement or the Merger;
(ii)   compliance with, Filings under and the expiration or termination of any applicable waiting period under the HSR Act, and such other Consents or Filings as are required to be obtained or made under any other Antitrust Law;

(iii)   (A) Filings with, and the Consent of, the FERC under Section 203 of the FPA, (B) Filings with, and the Consent of, the Requisite State Commissions and (C) the Filings and Consents set forth in Section 4.05(b)(iii) of the NorthWestern Disclosure Letter (the Consents and Filings set forth in Section 4.05(b)(ii) and this Section 4.05(b)(iii), collectively, the “NorthWestern Required Statutory Approvals” and, together with the Black Hills Required Statutory Approvals, the “Required Statutory Approvals”);
(iv)   the NorthWestern Third Party Consents;
(v)    the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and appropriate documents with the relevant authorities of the other jurisdictions in which NorthWestern and Black Hills are qualified to do business;
(vi)    compliance with and filings required under (A) the rules and regulations of Nasdaq and NewCo’s Exchange and (B) applicable state securities, “blue sky” or takeover Laws and applicable foreign securities Laws;
(vii)   Filings and Consents as are required to be made or obtained under state or federal property transfer Laws or Environmental Laws; and
(viii)   such other Filings and Consents the failure of which to make or obtain would not have or would not reasonably be expected to have, individually or in the aggregate, a NorthWestern Material Adverse Effect and would not prevent or materially delay the consummation of the Transactions.
SECTION 4.06   NorthWestern Reports; Financial Statements.
(a)   NorthWestern has furnished or filed all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be furnished or filed by NorthWestern with the SEC since January 1, 2024 (such documents, together with all exhibits, financial statements, including the NorthWestern Financial Statements, and schedules thereto and all information incorporated therein by reference, but excluding the Proxy Statement/Prospectus, being collectively referred to as the “NorthWestern Reports”). None of the NorthWestern Subsidiaries is required to make or makes any filings with the SEC. Each NorthWestern Report (i) at the time furnished or filed, complied in all material respects with the applicable requirements of the Exchange Act, the Securities Act or the Sarbanes-Oxley Act of 2002, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such NorthWestern Report and (ii) did not at the time it was filed (or if amended or superseded by a filing or amendment prior to the date of this Agreement, then at the time of such filing or amendment) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC with respect to any of the NorthWestern Reports, and, to the Knowledge of NorthWestern, none of the NorthWestern Reports is the subject of any outstanding SEC comment or investigation. No Subsidiary of NorthWestern is required to file reports with the SEC pursuant to the requirements of the Exchange Act. Each of the consolidated financial statements of NorthWestern included in the NorthWestern Reports (the “NorthWestern Financial Statements”) complied at the time it was filed as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP (except, in the case of unaudited quarterly financial statements, as permitted by the SEC) applied on a consistent basis during the periods and as of the dates involved (except as may be indicated in the notes thereto) and fairly presents in all material respects, in accordance with GAAP, the consolidated financial position of NorthWestern and the NorthWestern Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited quarterly financial statements, to normal year-end audit adjustments that are not material and to any other adjustments described therein, including the notes thereto).
(b)   Neither NorthWestern nor any NorthWestern Subsidiary has any material liability of any nature that is required by GAAP to be set forth on a consolidated balance sheet of NorthWestern and the NorthWestern Subsidiaries, except liabilities (i) reflected or reserved against in the most recent audited balance sheet (including the notes thereto) of NorthWestern and the NorthWestern Subsidiaries included in the NorthWestern Reports filed prior to the date hereof, (ii) incurred in the ordinary course of business consistent with past practice after the date of such balance sheet, (iii) incurred in connection with the Merger or any of the other Transactions or agreements contemplated by this Agreement or (iv) that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a NorthWestern Material Adverse Effect.
(c)   Neither NorthWestern nor any NorthWestern Subsidiary is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among NorthWestern or any NorthWestern Subsidiary, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance-sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, NorthWestern or any NorthWestern Subsidiaries in the NorthWestern Financial Statements or other NorthWestern Reports.
(d)   NorthWestern maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act). Such internal control over financial reporting is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP in all material respects. NorthWestern maintains “disclosure controls and procedures” required by Rule 13a-15 or 15d-15 under the Exchange Act that are sufficient to ensure that information required to be disclosed by NorthWestern in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported on a timely basis to the individuals responsible for the preparation of NorthWestern’s filings with the SEC and other public disclosure documents. NorthWestern has disclosed in writing, based on its most recent evaluation prior to the date of this Agreement, to NorthWestern’s outside auditors and the audit committee of the NorthWestern Board (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect NorthWestern’s ability to record, process, summarize and report financial information and (ii) any fraud, known to NorthWestern, whether or not material, that involves management or other employees who have a significant role in NorthWestern’s internal controls over financial reporting. There is no reason to believe that NorthWestern’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.
SECTION 4.07   Absence of Certain Changes or Events.
(a)   From December 31, 2024 to the date of this Agreement, each of NorthWestern and the NorthWestern Subsidiaries has conducted its respective business in the ordinary course of business consistent with past practice in all material respects, except for the conduct in connection with the Merger or as otherwise contemplated or required by this Agreement.
(b)   From December 31, 2024 to the date of this Agreement, there have not occurred any Changes that have had or would reasonably be expected to have, individually or in the aggregate, a NorthWestern Material Adverse Effect.
SECTION 4.08   Taxes.
(a)   Except as would not have or would not reasonably be expected to have, individually or in the aggregate, a NorthWestern Material Adverse Effect,
(i)   (A) each of NorthWestern and the NorthWestern Subsidiaries has timely filed, taking into account all valid extensions, all Tax Returns required to have been filed and such Tax Returns are accurate and complete in all respects and (B) all Taxes have been timely paid in full (whether or not shown as due on any Tax Return);

(ii)   each of NorthWestern and the NorthWestern Subsidiaries has withheld and timely remitted to the appropriate Governmental Entity all Taxes required to be withheld from amounts owing to any employee, creditor or third party;
(iii)   (A) no audit, examination, investigation or other proceeding is pending with any Governmental Entity with respect to any amount of unpaid Taxes asserted against NorthWestern or any NorthWestern Subsidiary, (B) neither NorthWestern nor any NorthWestern Subsidiary has received written notice of any threatened audit, examination, investigation or other proceeding from any Governmental Entity for any amount of unpaid Taxes asserted against NorthWestern or any NorthWestern Subsidiary, which have not been fully paid or settled, and (C) neither the NorthWestern nor any NorthWestern Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax which has not yet expired (excluding extensions of time to file Tax Returns obtained in the ordinary course or automatically granted extensions or waivers);
(iv)   (A) neither NorthWestern nor any NorthWestern Subsidiary had any liabilities for unpaid Taxes as of the date of the latest balance sheet required to be included in the NorthWestern Financial Statements in accordance with GAAP that had not been accrued or reserved on such balance sheet in accordance with GAAP, and (B) neither NorthWestern nor any NorthWestern Subsidiary has incurred any liability for Taxes since the date of the latest balance sheet included in the NorthWestern Financial Statements, other than in the ordinary course of business;
(v)   neither NorthWestern nor any NorthWestern Subsidiary has any liability for Taxes of any Person (except for NorthWestern or any NorthWestern Subsidiary or any former NorthWestern Subsidiary) arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign Law, as a transferee or successor, or by Contract (other than Contracts described in clause (B) of Section 4.08(a)(vi));
(vi)   neither NorthWestern nor any NorthWestern Subsidiary is a party to or is otherwise bound by any Tax sharing, allocation or indemnification agreement or arrangement, except for such an agreement or arrangement (A) exclusively between or among NorthWestern and the NorthWestern Subsidiaries or (B) with customers, vendors, lessors or other third parties entered into in the ordinary course of business and not primarily related to Taxes;
(vii)   within the past two years, neither NorthWestern nor any NorthWestern Subsidiary has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify for tax-free treatment under Section 355 of the Code;
(viii)   neither NorthWestern nor any NorthWestern Subsidiary has participated in any “listed transaction” as defined in Treasury Regulations Section 1.6011-4(b)(2);
(ix)   there are no Liens on any of the assets of NorthWestern or any or the NorthWestern Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax (excluding Taxes that are being contested in good faith for which adequate reserves have been provided in accordance with GAAP); and
(x)   neither NorthWestern nor any NorthWestern Subsidiary is bound with respect to the current or any future taxable period by any Tax rulings, requests for rulings, closing agreements or other similar agreements with any Governmental Entity, in each case, with respect to Taxes.
(b)   Neither NorthWestern nor any NorthWestern Subsidiary is aware of the existence of any fact, agreement, plan or other circumstance, or has taken or agreed to take any action, that would, or would reasonably be expected to, prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
SECTION 4.09   Employee Benefits.
(a)   Section 4.09(a) of the NorthWestern Disclosure Letter sets forth a complete and accurate list, as of the date of this Agreement, of each material NorthWestern Benefit Plan.

(b)   With respect to each material NorthWestern Benefit Plan, NorthWestern has made available to Black Hills, to the extent applicable, complete and accurate copies of (i) the plan document (or, if such arrangement is not in writing, a written description of the material terms thereof), including any amendment thereto and any summary plan description thereof, (ii) each trust, insurance, annuity or other funding Contract related thereto, (iii) the three most recent audited financial statements and actuarial or other valuation reports prepared with respect thereto, (iv) the three most recent annual reports on Form 5500 required to be filed with the IRS with respect thereto, (v) the most recently received IRS determination letter or, if applicable, current IRS opinion or advisory letter (as to qualified plan status), and (vi) any material nonroutine correspondence with any Governmental Entity within the past three years. Except as, individually or in the aggregate, would not reasonably be expected to have a NorthWestern Material Adverse Effect, no NorthWestern Benefit Plan is maintained outside the jurisdiction of the United States or covers any NorthWestern Personnel residing or working outside of the United States.
(c)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a NorthWestern Material Adverse Effect, (i) each NorthWestern Benefit Plan has been maintained, established, operated and administered in compliance with its terms and with the requirements prescribed by ERISA, the Code and all other applicable Laws, (ii) NorthWestern and each NorthWestern Commonly Controlled Entity are, and during all relevant times have been, in compliance with the applicable requirements of the ACA, (iii) there are no pending or, to the Knowledge of NorthWestern, threatened Claims (other than routine claims for benefits) against any NorthWestern Benefit Plan or NorthWestern or any NorthWestern Subsidiary with respect to any NorthWestern Benefit Plan and (iv) all contributions, reimbursements, premium payments and other payments required to be made by NorthWestern or any NorthWestern Commonly Controlled Entity to any NorthWestern Benefit Plan have been made on or before their applicable due dates (or properly accrued in accordance with GAAP on NorthWestern’s financial statements). Except as, individually or in the aggregate, would not reasonably be expected to have a NorthWestern Material Adverse Effect, neither NorthWestern nor any NorthWestern Commonly Controlled Entity has engaged in, and there has not been, any non-exempt transaction prohibited by ERISA or by Section 4975 of the Code with respect to any NorthWestern Benefit Plan or their related trusts or any fiduciary that would reasonably be expected to result in a liability of NorthWestern or a NorthWestern Commonly Controlled Entity. Except as would not reasonably be expected to have, individually or in the aggregate, a NorthWestern Material Adverse Effect, no NorthWestern Benefit Plan is under audit or is the subject of an administrative proceeding by the IRS, the Department of Labor, or any other Governmental Entity, nor is any such audit or other administrative proceeding, to the Knowledge of NorthWestern, threatened.
(d)   With respect to each NorthWestern Benefit Plan that is subject to Section 302 or Title IV of ERISA or Sections 412, 430 or 4971 of the Code (each, a “NorthWestern Title IV Plan”), except as, individually or in the aggregate, would not reasonably be expected to have a NorthWestern Material Adverse Effect, (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived, (ii) no such NorthWestern Title IV Plan is currently in “at risk” status within the meaning of Section 430 of the Code or Section 303(i) of ERISA, (iii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, (iv) neither NorthWestern nor any NorthWestern Commonly Controlled Entity has engaged in any transaction described in Section 4069 of ERISA, (v) all premiums to the PBGC have been timely paid in full, (vi) no liability (other than for premiums to the PBGC, contributions to the NorthWestern Title IV Plan and payment of benefits in the ordinary course) has been or, to the Knowledge of NorthWestern, is expected to be incurred by NorthWestern or any of the NorthWestern Commonly Controlled Entities and (vii) the PBGC has not instituted proceedings to terminate any such NorthWestern Title IV Plan. Except as would not reasonably be expected to have, individually or in the aggregate, a NorthWestern Material Adverse Effect, neither NorthWestern nor any NorthWestern Commonly Controlled Entity has incurred any Controlled Group Liability that has not been satisfied in full nor do any circumstances exist that would reasonably be expected to give rise to any Controlled Group Liability (except for the payment of premiums to the PBGC).

(e)   Except as set forth on Section 4.09(e) of the NorthWestern Disclosure Letter or as would not reasonably be expected to have, individually or in the aggregate, a NorthWestern Material Adverse Effect, neither NorthWestern nor any NorthWestern Commonly Controlled Entity has any current or contingent liability or obligation under or with respect to: (i) any Multiemployer Plan; (ii) any Multiple Employer Plan; or (iii) a “voluntary employees beneficiary association” within the meaning of Section 501(c)(9) of the Code, including in connection with a complete withdrawal by NorthWestern or any NorthWestern Commonly Controlled Entity from any Multiemployer Plan.
(f)   Each NorthWestern Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has received a currently effective favorable determination letter or, if applicable, current opinion or advisory letter to that effect from the IRS and, to the Knowledge of NorthWestern, there is no circumstance or condition that would reasonably be expected to result in the loss of such qualification.
(g)   Except as set forth in Section 4.09(g) of the NorthWestern Disclosure Letter or except for any liabilities of NorthWestern that have not had and would not reasonably be expected to have, individually or in the aggregate, a NorthWestern Material Adverse Effect, neither NorthWestern nor any NorthWestern Subsidiary has any liability for providing health, medical or other welfare benefits after retirement or other termination of employment, except for coverage or benefits required to be provided under Section 4980(B)(f) of the Code or applicable Law (at the sole cost of the participant thereunder).
(h)   Except as set forth in Section 4.09(h) of the NorthWestern Disclosure Letter, none of the execution and delivery of this Agreement, the performance by any Party of its covenants and agreements hereunder or the consummation of the Merger (alone or in conjunction with any other event, including any termination of employment before, on or following the Effective Time) will (i) result in any NorthWestern Personnel receiving or becoming entitled to any material compensation or benefit or (ii) accelerate the time of payment or vesting, or trigger any payment or funding, of any material compensation or benefit or trigger any other material obligation under any NorthWestern Benefit Plan.
SECTION 4.10   Labor and Employment Matters.   Except for the Contracts set forth in Section 4.10 of the NorthWestern Disclosure Letter (the “NorthWestern Union Contracts”), neither NorthWestern nor any NorthWestern Subsidiary is party to any collective bargaining agreement or similar labor union Contract with respect to any of their respective employees. Except for employees covered by a NorthWestern Union Contract, no employees of NorthWestern or any NorthWestern Subsidiary are represented by any other labor union with respect to their employment for NorthWestern or any NorthWestern Subsidiary. To the Knowledge of NorthWestern, except as would not have or would not reasonably be expected to have, individually or in the aggregate, a NorthWestern Material Adverse Effect, (a) there are no labor union representation or certification proceedings with respect to employees of NorthWestern or any NorthWestern Subsidiary pending or threatened in writing to be brought or filed with the National Labor Relations Board, and (b) there are no labor union organizing activities, with respect to employees of NorthWestern or any NorthWestern Subsidiary. From January 1, 2024 until the date of this Agreement, except as would not have or would not reasonably be expected to have, individually or in the aggregate, a NorthWestern Material Adverse Effect, there have been no labor union strikes, slowdowns, work stoppages, lockouts, or other material labor disputes pending or threatened in writing against or affecting NorthWestern or any NorthWestern Subsidiary. Except as would not have or would not reasonably be expected to have, individually or in the aggregate, a NorthWestern Material Adverse Effect, since January 1, 2024, NorthWestern and each NorthWestern Subsidiary has complied and is in compliance with all applicable Laws pertaining to employment or labor matters and has not engaged in any action that will require any notifications under WARN. Except as would not have or would not reasonably be expected to have, individually or in the aggregate, a NorthWestern Material Adverse Effect, there are no Claims or investigations pending or, to the Knowledge of NorthWestern, threatened by or on behalf of any employee of NorthWestern or any NorthWestern Subsidiary alleging violations of Laws pertaining to employment or labor matters.
SECTION 4.11   Litigation.   Neither NorthWestern nor any NorthWestern Subsidiary is party to, and there is no Claim before any Governmental Entity pending or, to the Knowledge of NorthWestern, threatened against NorthWestern, any NorthWestern Subsidiary or any of their current or former directors or executive officers that has had or would reasonably be expected to have, individually or in the aggregate, a NorthWestern Material Adverse Effect. There is no Judgment outstanding against or, to the Knowledge of NorthWestern, investigation by any Governmental Entity of NorthWestern, any NorthWestern Subsidiary, any of their respective properties or assets, or any of their current or former directors or executive officers, that has had or would reasonably be expected to have, individually or in the aggregate, a NorthWestern Material Adverse Effect.
SECTION 4.12   Compliance with Applicable Laws; Permits.   Except for matters that would not have or would not reasonably be expected to have, individually or in the aggregate, a NorthWestern Material Adverse Effect, (a) NorthWestern and the NorthWestern Subsidiaries are in compliance with all applicable Laws (including Anti-Corruption Laws) and all Permits applicable to the business and operations of NorthWestern and the NorthWestern Subsidiaries and (b) NorthWestern and each NorthWestern Subsidiary hold, and are in compliance with, all Permits required by Law for the conduct of their respective businesses as they are now being conducted. None of NorthWestern, the NorthWestern Subsidiaries or, to the Knowledge of NorthWestern, their respective Representatives: (i) is a Designated Person; (ii) is a Person that is owned or controlled by a Designated Person; (iii) is located, organized or resident in a Sanctioned Country; or (iv) has or is now, in connection with the business of NorthWestern or the NorthWestern Subsidiaries, engaged in, any dealings or transactions (A) with any Designated Person, (B) in any Sanctioned Country, or (C) otherwise in material violation of Sanctions.
SECTION 4.13   Takeover Statutes.   Assuming that the representations and warranties of Black Hills contained in Section 3.19 are true and correct, NorthWestern has taken all necessary actions, if any, so that the Transactions, including the Merger, are not subject to the restrictions on business combinations of any Takeover Statute, including Section 203 of the DGCL, or any similar antitakeover provision in the NorthWestern Certificate or NorthWestern Bylaws.
SECTION 4.14   Environmental Matters.   Except for matters that would not reasonably be expected to have, individually or in the aggregate, a NorthWestern Material Adverse Effect:
(a)   NorthWestern and the NorthWestern Subsidiaries are in compliance with all Environmental Laws, and, except for matters that have been fully resolved, as of the date of this Agreement, neither NorthWestern nor any NorthWestern Subsidiary has received any written communication from a Governmental Entity or other Person that alleges that NorthWestern or any NorthWestern Subsidiary is in violation of or has liability under any Environmental Law or any Environmental Permit;
(b)   with respect to all Environmental Permits necessary to conduct the respective operations of NorthWestern and the NorthWestern Subsidiaries as currently conducted, (i) NorthWestern and each of the NorthWestern Subsidiaries have obtained and are in compliance with, or have filed timely applications for, all such Environmental Permits, (ii) all such Environmental Permits are valid and in good standing, (iii) neither NorthWestern nor any NorthWestern Subsidiary has received notice from any Governmental Entity seeking to modify, revoke or terminate any such Environmental Permits and (iv) no such Environmental Permits will be subject to modification, termination or revocation as a result of the Transactions;
(c)   there are no Environmental Claims pending or, to the Knowledge of NorthWestern, threatened in writing against NorthWestern or any NorthWestern Subsidiary that have not been fully and finally resolved;
(d)   there are and have been no Releases of, or exposure to, any Hazardous Materials on, at, under or from any property currently or formerly owned, leased or operated by NorthWestern or any NorthWestern Subsidiary that would reasonably be expected to form the basis of any Environmental Claim against NorthWestern or any NorthWestern Subsidiary, and there are no other facts, circumstances or conditions, that would reasonably be expected to form the basis of any Environmental Claim against NorthWestern or any NorthWestern Subsidiary;
(e)   NorthWestern and the NorthWestern Subsidiaries have not transported or arranged for the transportation of any Hazardous Materials generated by NorthWestern or any NorthWestern Subsidiary to any location which is listed on the National Priorities List under CERCLA, or on any similar state list, or which is the subject of federal, state or local enforcement actions or other investigations that would reasonably be expected to form the basis of any Environmental Claim against NorthWestern or any NorthWestern Subsidiary;
(f)   neither NorthWestern nor the NorthWestern Subsidiaries has entered into or is subject to, any Judgment or other similar requirement of or agreement with any Governmental Entity under any Environmental Laws; and
(g)   neither NorthWestern nor any NorthWestern Subsidiary has assumed responsibility for or agreed to indemnify or hold harmless any Person for any liability or obligation, arising under or relating to Environmental Laws.
SECTION 4.15   Certain NorthWestern Contracts.
(a)   Except for this Agreement, as set forth in Section 4.15 of the NorthWestern Disclosure Letter and NorthWestern Benefit Plans, as of the date of this Agreement, neither NorthWestern nor any NorthWestern Subsidiary is a party to or bound by any Contract:
(i)   that is required to be filed by NorthWestern as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;
(ii)   (A) any Contract that materially limits the ability of NorthWestern or any NorthWestern Subsidiary to engage or compete in any line of business or in any geographic area or to market any product or services or (B) any purchase, sale or supply Contract that contains “most favored nation” provisions that would impose material obligations following the Effective Time;
(iii)   (A) that is an indenture, credit agreement, loan agreement, security agreement, guarantee, note, mortgage or other agreement or commitment that provides for or relates to any Indebtedness of NorthWestern or any NorthWestern Subsidiary, including any sale and leaseback transactions or other similar financing arrangements or (B) that provides for the guarantee, support, indemnification, assumption or endorsement by NorthWestern or any NorthWestern Subsidiary of, or any similar commitment by NorthWestern or any NorthWestern Subsidiary with respect to, the obligations, liabilities or indebtedness of any other Person of the nature described in clause (A), in the case of each of clauses (A) and (B), in the principal amount of $25,000,000 or more;
(iv)   that is a settlement, consent or similar agreement to resolve litigation, including any express patent license granted in settlement of any assertion or allegation of patent infringement, and that contains any material continuing obligations of NorthWestern or any NorthWestern Subsidiary;
(v)   that is a material joint venture, partnership or limited liability company agreement or other similar Contract relating to the formation, creation, operation, management or control of any joint venture, partnership or limited liability company (other than any such Contract solely among any of NorthWestern and its wholly owned Subsidiaries), in each case, that is material to NorthWestern and the NorthWestern Subsidiaries taken as a whole;
(vi)   that grants any right of first refusal, right of first offer, or right of first negotiation with respect to any assets, rights or properties of NorthWestern or the NorthWestern Subsidiaries that are material to NorthWestern and the NorthWestern Subsidiaries taken as a whole; or
(vii)   that relates to the acquisition or disposition of any Person, business or assets constituting a business and under which NorthWestern or the NorthWestern Subsidiaries have any continuing indemnification, guarantee, “earnout” or other contingent, deferred or fixed payment obligations reasonably expected to exceed $10,000,000.
(b)   Each Contract of the type required to be set forth in Section 4.15 of the NorthWestern Disclosure Letter, whether or not set forth in the NorthWestern Disclosure Letter, other than any NorthWestern Benefit Plan, is referred to herein as a “NorthWestern Material Contract.” NorthWestern has made available to Black Hills true, correct and complete copies of each NorthWestern Material Contract in effect as of the date hereof (other than any Contracts publicly available and filed with or furnished to the SEC prior to the date of this Agreement), excluding any schedules, annexes, exhibits, work orders, statements of work or other ancillary documents with respect to any such NorthWestern Material Contracts that are no longer in force or effect or do not contain terms that are, individually or in the aggregate, material to NorthWestern and the NorthWestern Subsidiaries.
(c)   Except as would not have or would not reasonably be expected to have, individually or in the aggregate, a NorthWestern Material Adverse Effect, (i) each NorthWestern Material Contract is a valid, binding and legally enforceable obligation of NorthWestern or one of the NorthWestern Subsidiaries, as the case may be, and, to the Knowledge of NorthWestern, of the other parties thereto, subject in all respects to the Bankruptcy and Equity Exceptions, (ii) each such NorthWestern Material Contract is in full force and effect and (iii) none of NorthWestern or any NorthWestern Subsidiary is (with or without notice or lapse of time, or both) in breach or default under any such NorthWestern Material Contract and, to the Knowledge of NorthWestern, no other party to any such NorthWestern Material Contract is (with or without notice or lapse of time, or both) in breach or default thereunder.
SECTION 4.16   Real Property.   Except as would not have or would not reasonably be expected to have, individually or in the aggregate, a NorthWestern Material Adverse Effect, each of NorthWestern and the NorthWestern Subsidiaries has either good fee title or valid leasehold, easement, right of way or other real property rights, to the land, buildings, wires, pipes, structures and other improvements thereon and fixtures thereto necessary to permit it to conduct its business as currently conducted (collectively, the “NorthWestern Real Property”). Except as would not reasonably be expected to have, individually or in the aggregate, a NorthWestern Material Adverse Effect and except as may be limited by the Bankruptcy and Equity Exceptions, (a) all leases, easements or other agreements under which NorthWestern or any NorthWestern Subsidiary lease, access, use or occupy the NorthWestern Real Property are valid, binding and in full force and effect against NorthWestern or the applicable NorthWestern Subsidiary and, to the Knowledge of NorthWestern, the counterparties thereto, in accordance with their respective terms, and (b) none of NorthWestern, the NorthWestern Subsidiaries or, to the Knowledge of NorthWestern, the counterparties thereto are in default under any of such leases, easements or other agreements described in the foregoing clause (a).
SECTION 4.17   Intellectual Property; Information Technology; Data Protection.
(a)   Except as would not have or would not be reasonably expected to have, individually or in the aggregate, a NorthWestern Material Adverse Effect, (i) NorthWestern and the NorthWestern Subsidiaries own all right, title and interest in and to, or have sufficient rights to use, all material Intellectual Property used in their business as presently conducted, and the Intellectual Property owned by NorthWestern and the NorthWestern Subsidiaries, and the conduct of their business as presently conducted, do not infringe, misappropriate or otherwise violate any Person’s Intellectual Property, (ii) there is no Claim of such infringement, misappropriation or other violation pending or, to the Knowledge of NorthWestern, threatened in writing against NorthWestern or any NorthWestern Subsidiary, (iii) no Person is infringing or otherwise violating any Intellectual Property owned by NorthWestern or any of the NorthWestern Subsidiaries and (iv) no Claims of such infringement or other violation are pending or, to the Knowledge of NorthWestern, threatened in writing against any Person by NorthWestern or any NorthWestern Subsidiary.
(b)   Except as would not have or would not be reasonably expected to have, individually or in the aggregate, a NorthWestern Material Adverse Effect, the IT Assets of NorthWestern and the NorthWestern Subsidiaries operate and perform as needed by NorthWestern and the NorthWestern Subsidiaries to adequately conduct their respective businesses as currently conducted. Since January 1, 2024, to the Knowledge of NorthWestern, there have not been, and there are no known vulnerabilities or defects that would reasonably be expected to result in, any security breaches, unauthorized access, failures or unplanned outages or other adverse integrity or security access incidents (i) affecting the IT Assets of NorthWestern and the NorthWestern Subsidiaries or any other Persons to the extent used by or on behalf of NorthWestern and the NorthWestern Subsidiaries (or, in each case, information and transactions stored or contained therein or transmitted thereby) or (ii) resulting in a partial or complete loss of control of any products of NorthWestern and the NorthWestern Subsidiaries, in each case, except as would not have or would not be reasonably expected to have, individually or in the aggregate, a NorthWestern Material Adverse Effect. Except as would not have or would not be reasonably expected to have, individually or in the aggregate, a NorthWestern Material Adverse Effect,

NorthWestern and the NorthWestern Subsidiaries (A) are and have been since January 1, 2024 in compliance with all applicable Laws, as well as their own rules, policies and procedures, relating to privacy, data protection and the collection, retention, protection, transfer, use and processing of Personal Data and (B) have implemented and maintained a data security plan with commercially reasonable administrative, technical and physical safeguards to protect Personal Data against unauthorized access, use, loss and damage. To the Knowledge of NorthWestern, since January 1, 2024, there has been no unauthorized access to, or use, misuse or loss of, or damage to, any Personal Data maintained by or on behalf of NorthWestern or any of the NorthWestern Subsidiaries, in each case, except as would not have or would not be reasonably expected to have, individually or in the aggregate, a NorthWestern Material Adverse Effect.
SECTION 4.18   Insurance.   Except as would not have or would not be reasonably expected to have, individually or in the aggregate, a NorthWestern Material Adverse Effect, (a) NorthWestern and the NorthWestern Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of NorthWestern reasonably has determined in good faith to be prudent and consistent with industry practice, and NorthWestern and the NorthWestern Subsidiaries are in compliance in all material respects with their insurance policies and are not in default under any of the terms thereof and (b) all material fire and casualty, general liability, director and officer, business interruption, product liability, and sprinkler and water damage insurance policies maintained by NorthWestern or any NorthWestern Subsidiary (“NorthWestern Insurance Policies”) are in full force and effect, all premiums due with respect to all NorthWestern Insurance Policies have been paid and neither NorthWestern nor any NorthWestern Subsidiary has received any written notice of cancellation, invalidation or non-renewal of any NorthWestern Insurance Policy.
SECTION 4.19   Ownership of Black Hills Common Stock; Interested Shareholder.   Neither NorthWestern, any NorthWestern Subsidiary nor any other Affiliate of NorthWestern “beneficially owns” (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of Black Hills Common Stock or any other Black Hills Equity Securities. Neither NorthWestern, any NorthWestern Subsidiary nor any other Affiliate of NorthWestern is, not at any time during the last three years has NorthWestern, any NorthWestern Subsidiary or any other Affiliate of NorthWestern been, an “interested stockholder” of Black Hills, as such term is defined in Section 47-33-3(1)(q) of the South Dakota Domestic Public Corporation Takeover Act, nor a “Related Person” as defined in the Black Hills Articles.
SECTION 4.20   NorthWestern Information.   The information relating to NorthWestern and the NorthWestern Subsidiaries or that is provided by NorthWestern or the NorthWestern Subsidiaries or their respective Representatives for inclusion in the Proxy Statement/Prospectus and the Form S-4, any amendment or supplement thereto, or in any other document filed with the SEC in connection with the Transactions, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement/Prospectus (except for such portions thereof that relate only to Black Hills or any Black Hills Subsidiary (including Merger Sub)) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The Form S-4 (except for such portions thereof that relate only to Black Hills or any Black Hills Subsidiary (including Merger Sub)) will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. Any information relating to NorthWestern and the NorthWestern Subsidiaries or that is provided by NorthWestern or the NorthWestern Subsidiaries or their respective Representatives for inclusion in any document, instrument or certificate filed with any Governmental Entity with respect to Antitrust Laws in connection with the Transactions will comply in all material respects with the Laws applicable thereto.
SECTION 4.21   Regulatory Status.
(a)   NorthWestern is a “holding company” under the PUHCA 2005.
(b)   Section 4.21(b) of the NorthWestern Disclosure Letter identifies each of the NorthWestern Subsidiaries that is regulated as a public utility under the FPA, a “public-utility company” under PUHCA 2005, or the applicable Law of any state. Except for such NorthWestern Subsidiaries, neither NorthWestern nor any of the NorthWestern Subsidiaries is regulated as a public utility, electric utility or gas utility, or similar utility designation, under any applicable Law or by any “state commission” as defined in 18 C.F.R. § 1.101(k).
(c)   All Filings required to be made by NorthWestern or any NorthWestern Subsidiary since January 1, 2020, with the FERC, the NERC, the FCC, or any “state commission” as defined in 18 C.F.R. § 1.101(k), as the case may be, have been made, including all forms, statements, reports, agreements and all documents, exhibits, amendments and supplements appertaining thereto, including all rates, tariffs and related documents, and all such Filings complied, as of their respective dates, with all applicable requirements of applicable Laws, except for Filings the failure of which to make or the failure of which to make in compliance with all applicable Laws, would not reasonably be expected to have, individually or in the aggregate, a NorthWestern Material Adverse Effect.
(d)   Each NorthWestern Subsidiary is legally entitled to provide services in all areas (i) where it currently provides service to its customers, and (ii) as identified in its respective licenses and authorizations, except for failures to be so entitled that would not reasonably be expected to have, individually or in the aggregate, a NorthWestern Material Adverse Effect.
SECTION 4.22   Brokers’ Fees and Expenses.   Except for any Person set forth in Section 4.22 of the NorthWestern Disclosure Letter, the fees and expenses of which will be paid by NorthWestern, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions, including the Merger, based upon arrangements made by or on behalf of NorthWestern.
SECTION 4.23   Opinion of Financial Advisor.   The NorthWestern Board has received the opinion of Greenhill & Co., LLC to the effect that, as of the date of such opinion and based upon and subject to the various matters, limitations, qualifications and assumptions set forth therein, the Exchange Ratio is fair, from a financial point of view, to the holders of the NorthWestern Common Stock (excluding shares of NorthWestern Common Stock owned by NorthWestern as treasury stock and shares of NorthWestern Common Stock owned by Black Hills or Merger Sub). NorthWestern will make available to Black Hills a copy of such opinion as soon as practicable following the execution and delivery of this Agreement for informational purposes only (it being agreed that Black Hills shall not have the right to rely on such opinion).
SECTION 4.24   Related Party Transactions.   Except as set forth in Section 4.24 of the NorthWestern Disclosure Letter, there are no transactions or series of related transactions or Contracts, nor are there any currently proposed transactions or series of related transactions, between NorthWestern or any NorthWestern Subsidiary, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of NorthWestern or any NorthWestern Subsidiary or any Person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) five percent (5%) or more of the outstanding NorthWestern Common Stock (or any of such Person’s immediate family members or Affiliates) (other than a NorthWestern Subsidiary), on the other hand, of the type required to be reported in any NorthWestern Report pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act.
ARTICLE V
INTERIM COVENANTS
SECTION 5.01   Conduct of Business by Black Hills.
(a)   Conduct of Business by Black Hills.   Except for matters set forth in Section 5.01 of the Black Hills Disclosure Letter or otherwise contemplated or required by this Agreement, or as required by applicable Law, or with the prior written consent of NorthWestern (which consent shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement until the Effective Time, Black Hills shall, and shall cause each Black Hills Subsidiary to, use commercially reasonable efforts to (i) conduct its business in the ordinary course of business in all material respects and (ii) preserve intact its business organization and existing relationships with employees, customers, suppliers and Governmental Entities; provided, that no action by Black Hills or any Black Hills Subsidiary with respect to matters specifically addressed by Section 5.01(b) shall be deemed to be a breach of this Section 5.01(a) unless such action would constitute a breach of Section 5.01(b).

(b)   In addition, and without limiting the generality of the foregoing, except as set forth in the Black Hills Disclosure Letter or otherwise required or expressly contemplated by this Agreement, or as required by applicable Law, or with the prior written consent of NorthWestern (which consent shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement until the Effective Time, Black Hills shall not, and shall not permit any Black Hills Subsidiary to, do any of the following:
(i)   declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock, other equity interests or voting securities, except for (1) regular, quarterly cash dividends payable by Black Hills in respect of shares of Black Hills Common Stock on a schedule consistent with Black Hills’s past practices in an amount per share of Black Hills Common Stock not in excess of the amounts set forth in Section 5.01(b)(i) of the Black Hills Disclosure Letter, (2) dividend equivalents accrued or payable by Black Hills in respect of Black Hills Equity Awards in accordance with the applicable award agreements, (3) dividends and distributions by a direct or indirect wholly owned Black Hills Subsidiary to Black Hills or to a wholly owned Black Hills Subsidiary and (4) dividends necessary to comply with Section 5.08;
(ii)   (1) amend the Black Hills Articles or Black Hills Bylaws or (2) amend any of the Organizational Documents of any of Black Hills’s Subsidiaries, in the case of clause (2) in a manner that would be materially adverse to NorthWestern or that would reasonably be expected to interfere with the consummation of the Merger;
(iii)   except as permitted by Section 5.01(b)(v) or for transactions between or among Black Hills and any wholly owned Black Hills Subsidiaries or between or among the wholly owned Black Hills Subsidiaries, split, combine, consolidate, subdivide or reclassify any of its capital stock, other equity interests or voting securities, or securities convertible into or exchangeable or exercisable for capital stock or other equity interests or voting securities, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, other equity interests or voting securities;
(iv)   except as may be required by any Black Hills Benefit Plan, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any Black Hills Equity Securities except for (1) the acquisition by Black Hills of shares of Black Hills Common Stock in the open market to satisfy its obligations under any Black Hills Benefit Plans and (2) the withholding of shares of Black Hills Common Stock to satisfy Tax obligations with respect to awards granted pursuant to the Black Hills Stock Plans;
(v)   issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any Black Hills Equity Securities (including shares of Black Hills Common Stock) or Black Hills Voting Debt, in each case, except for (1) the settlement of Black Hills Equity Awards, (2) as provided under any Black Hills Benefit Plan, (3) the grant of Black Hills Equity Awards in the ordinary course of business and consistent with the terms set forth in Section 5.01(b)(v)(3) of the Black Hills Disclosure Letter, which for the avoidance of doubt, such Black Hills Equity Awards will provide for “double trigger” vesting acceleration only, (4) solely with respect to the capital stock or other securities of Black Hills’s wholly owned Subsidiaries, transactions solely between Black Hills and its wholly owned Subsidiaries, or among Black Hills’s wholly owned Subsidiaries, or (5) the issuance, delivery or sale of Black Hills Common Stock within the limits set forth in Section 5.01(b)(v)(5) of the Black Hills Disclosure Letter;
(vi)   except as may be required by any Black Hills Benefit Plan or any collective bargaining agreement, (1) grant to any Black Hills Personnel any material increase in compensation or benefits (including paying to any Black Hills Personnel any amount not due) except in the ordinary course of business and consistent with past practices, (2) grant to any Black Hills Personnel any increase in change-in-control, severance, retention or termination pay, or enter into or amend any change-in-control, severance, retention or termination agreement with any Black Hills Personnel, (3) establish, adopt, enter into, amend in any material respect or terminate any collective bargaining agreement with Black Hills or any Black Hills Subsidiary or Black Hills Benefit Plan,

in each case, except in the ordinary course of business consistent with past practices, or (4) take any action to accelerate the time of vesting, funding or payment of any compensation or benefits in any material respect under any Black Hills Benefit Plan;
(vii)   (1) hire, promote, or terminate the employment of any individual who is (or would be following such action) an executive officer (as defined by Rule 16a-1(f) under Section 16 of the Exchange Act) of Black Hills (other than hires or promotions after the execution of this Agreement to fill vacancies of existing executive offices (receiving substantially similar terms of employment as the person who vacated the position or similarly situated executive officers) that occurred prior to or occur after the execution of this Agreement and other than terminations for cause), or (2) effectuate a “plant closing” or “mass layoff,” as those terms are defined in WARN;
(viii)   change any of its material accounting methods, principles or practices currently in effect, except to the extent as may be required by applicable Law or GAAP or by any Governmental Entity (including the SEC or the Public Company Accounting Oversight Board or any similar organization);
(ix)   transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon, allow to lapse or otherwise dispose of a material asset or business (including by merger, consolidation, or transfer of stock or any other equity interests or assets) except for (1) any disposition for consideration that is individually not in excess of $10,000,000 and in the aggregate not in excess of $25,000,000, (2) dispositions of obsolete or worn-out equipment in the ordinary course of business, (3) transactions solely between Black Hills and its wholly owned Subsidiaries, or among Black Hills’s wholly owned Subsidiaries or (4) pursuant to any agreement in effect on the date hereof and made available to NorthWestern prior to the date hereof;
(x)   (1) acquire any equity interests in, or make any investment in or any capital contribution to, any Person, or acquire a substantial portion of the assets or business of any Person (or any division or line of business thereof), including in each case by merger or consolidation, or (2) otherwise acquire any material assets, other than in the ordinary course of business, except, in the case of each of clauses (1) and (2), for (w) any acquisition for consideration that is individually not in excess of $10,000,000 and in the aggregate not in excess of $25,000,000, (x) transactions solely between Black Hills and its wholly owned Subsidiaries, or among Black Hills’s wholly owned Subsidiaries, (y) any acquisition relating to assets to be owned by a regulated utility Black Hills Subsidiary for which all or substantially all of the cost of such assets is intended to be recovered in regulated rates or (z) pursuant to any agreement in effect on the date hereof and made available to NorthWestern prior to the date hereof;
(xi)   except as may be required by any Black Hills Benefit Plan, incur any Indebtedness in excess of $25,000,000 in the aggregate, except for (1) letters of credit, banker’s acceptances and similar facilities and capitalized lease obligations incurred in the ordinary course of business consistent with past practice, (2) as reasonably necessary to finance any capital expenditures permitted under Section 5.01(b)(xii), (3) Indebtedness in replacement of existing Indebtedness in an aggregate principal amount not to exceed the principal amount of existing Indebtedness being replaced, plus accrued and unpaid interest thereon and any premium or penalty in connection with such repayment, (4) guarantees by Black Hills of existing Indebtedness of any wholly owned Black Hills Subsidiary, (5) guarantees and other credit support by Black Hills of obligations of any wholly owned Black Hills Subsidiary in the ordinary course of business consistent with past practices, (6) borrowings under existing revolving credit facilities (or replacements thereof on comparable terms but in an amount not to exceed the committed amount thereof as of the date hereof) or existing commercial paper programs in the ordinary course of business or (7) Indebtedness as between or among Black Hills and one or more of its wholly owned Subsidiaries, or between or among Black Hills’s Subsidiaries, provided, in the case of Indebtedness incurred pursuant to clause (2) or (3) above, (x) none of the execution, delivery or performance of this Agreement or the consummation of the Transactions or to be consummated in connection herewith shall conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under or any other material right of the lenders (or their agents or trustees) under or any loss of a material benefit of Black Hills, any Black Hills Subsidiary, NorthWestern or any NorthWestern Subsidiary under, or result in the creation of any lien, mortgage, security interest or encumbrance securing such Indebtedness, and (y) promptly upon the incurrence by Black Hills or any Black Hills Subsidiary of any such Indebtedness for borrowed money that is material, Black Hills shall notify NorthWestern of such incurrence and shall, if requested, provide NorthWestern copies of all definitive documentation related thereto;
(xii)   make, or agree or commit to make, any capital expenditure, except (1) in accordance with the capital plan set forth in Section 5.01(b)(xii) of the Black Hills Disclosure Letter, plus a 10% variance on the aggregate amount for each year set forth in such capital plan (which unused amounts for each year may be carried forward to subsequent years), (2) aggregate capital expenditures not to exceed $100,000,000 in any 12-month period, (3) capital expenditures related to operational emergencies, equipment failures or outages or deemed necessary or prudent based on Good Utility Practice or (4) as required by Law or a Governmental Entity;
(xiii)   (1) enter into, modify or amend in any material respect, or terminate or waive any material provision of, any Black Hills Material Contract (except for (A) any modification, amendment, termination, renewal or waiver in the ordinary course of business or (B) a termination without material penalty to Black Hills or the appropriate Black Hills Subsidiary) or (2) other than in the ordinary course of business, enter into any Contract that would have been a Black Hills Material Contract had it been in effect as of the date of this Agreement;
(xiv)   (1) make or change any material Tax election or change any material method of Tax accounting, in each case, in a manner that is inconsistent with the corresponding position taken, election made or method used, if any, in preparing or filing Tax Returns with respect to prior periods, (2) settle or compromise any material Tax liability or refund of material Taxes for an amount materially in excess of amounts reserved therefor, (3) enter into any closing agreement as described in Section 7121 of the Code (or any corresponding provision of state, local or non-U.S. Law) relating to any material Tax liability or refund of material Taxes (unless with respect to amounts reserved for such liability and then for an amount not materially in excess of amounts reserved therefor), (4) amend any Tax Return resulting in a material additional amount of Taxes, or (5) grant any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any material Tax (excluding extensions of time to file Tax Returns obtained in the ordinary course of business or automatically granted extensions or waivers), in each case of clauses (1), (2), (3), (4) or (5), if such action would result in a material net increase in the Tax liability of Black Hills and the Black Hills Subsidiaries;
(xv)   other than in the ordinary course of business or with respect to any Claim with respect to Taxes (Claims with respect to Taxes being governed by Section 5.01(b)(xiv)), waive, release, assign, settle or compromise any material Claim against Black Hills or any Black Hills Subsidiary, except for waivers, releases, assignments, settlements or compromises that (1) with respect to the payment of monetary damages, the amount of monetary damages to be paid by Black Hills or the Black Hills Subsidiaries does not exceed (A) the amount with respect thereto reflected on the Black Hills Financial Statements (including the notes thereto) or (B) $10,000,000, in the aggregate, in excess of the proceeds received or to be received from any insurance policies in connection with such payment or (2) with respect to any nonmonetary terms and conditions thereof, would not have or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Black Hills and the Black Hills Subsidiaries (taken as a whole) and would not prevent or materially delay the consummation of the Transactions, including the Merger;
(xvi)   adopt a plan or agreement of complete or partial liquidation or dissolution;
(xvii)   materially change any of its energy or gas price risk management and marketing of energy or gas parameters, limits and guidelines (the “Black Hills Risk Management Guidelines”) or enter into any physical commodity transactions, exchange-traded futures and options transactions, over-the-counter transactions, financial transmission rights and derivatives thereof or similar transactions other than as permitted by the Black Hills Risk Management Guidelines; or

(xviii)   authorize, or commit or agree to take, or enter into any Contract to do any of the foregoing.
(c)   Emergencies.   Notwithstanding anything to the contrary herein, Black Hills may, and may cause any Black Hills Subsidiary to, take reasonable good faith actions in compliance with applicable Law with respect to any operational emergencies (including any restoration measures in response to any hurricane, snow storm or blizzard, strong winds, ice event, fire, tornado, tsunami, flood, earthquake or other natural or manmade disaster or severe weather-related event, circumstance or development), equipment failures, outages, or an immediate and material threat to the health or safety of natural Persons; provided that Black Hills shall reasonably consult with NorthWestern with respect to any such actions (prior to taking such actions, to the extent reasonably practicable) and shall consider in good faith feedback from NorthWestern with respect to such actions.
(d)   No Control of Black Hills’s Business.   NorthWestern acknowledges and agrees that (i) nothing contained herein is intended to give NorthWestern, directly or indirectly, the right to control or direct the operations of Black Hills or any Black Hills Subsidiary prior to the Effective Time and (ii) prior to the Effective Time, Black Hills shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and the Black Hills Subsidiaries’ respective operations.
SECTION 5.02   Conduct of Business by NorthWestern.
(a)   Conduct of Business by NorthWestern.   Except for matters set forth in Section 5.02 of the NorthWestern Disclosure Letter or otherwise contemplated or required by this Agreement, or as required by applicable Law, or with the prior written consent of Black Hills (which consent shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement until the Effective Time, NorthWestern shall, and shall cause each NorthWestern Subsidiary to, use commercially reasonable efforts to, (i) conduct its business in the ordinary course of business in all material respects and (ii) preserve intact its business organization and existing relationships with employees, customers, suppliers and Governmental Entities; provided, that no action by NorthWestern or any NorthWestern Subsidiary with respect to matters specifically addressed by Section 5.02(b) shall be deemed to be a breach of this Section 5.02(a) unless such action would constitute a breach of Section 5.02(b).
(b)   In addition, and without limiting the generality of the foregoing, except as set forth in the NorthWestern Disclosure Letter or otherwise required or expressly contemplated by this Agreement, or as required by applicable Law, or with the prior written consent of Black Hills (which consent shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement until the Effective Time, NorthWestern shall not, and shall not permit any NorthWestern Subsidiary to, do any of the following:
(i)   declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock, other equity interests or voting securities, except for (1) regular, quarterly cash dividends payable by NorthWestern in respect of shares of NorthWestern Common Stock on a schedule consistent with NorthWestern’s past practices in an amount per share of NorthWestern Common Stock not in excess of the amounts set forth in Section 5.02(b)(i) of the NorthWestern Disclosure Letter, (2) dividend equivalents accrued or payable by NorthWestern in respect of NorthWestern Equity Awards in accordance with the applicable award agreements, (3) dividends and distributions by a direct or indirect wholly owned NorthWestern Subsidiary to NorthWestern or to a wholly owned NorthWestern Subsidiary and (4) dividends necessary to comply with Section 5.08;
(ii)   (1) amend the NorthWestern Certificate or the NorthWestern Bylaws or (2) amend any of the Organizational Documents of any of NorthWestern’s Subsidiaries, in the case of clause (2) in a manner that would be materially adverse to Black Hills or that would reasonably be expected to interfere with the consummation of the Merger;
(iii)   except as permitted by Section 5.02(b)(v) or for transactions between or among NorthWestern and any wholly owned NorthWestern Subsidiaries or between or among the wholly owned NorthWestern Subsidiaries, split, combine, consolidate, subdivide or reclassify any of its capital stock, other equity interests or voting securities, or securities convertible into or exchangeable or exercisable for capital stock or other equity interests or voting securities, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, other equity interests or voting securities;
(iv)   except as may be required by any NorthWestern Benefit Plan, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any NorthWestern Equity Securities except for (1) the acquisition by NorthWestern of shares of NorthWestern Common Stock in the open market to satisfy its obligations under any NorthWestern Benefit Plan and (2) the withholding of shares of NorthWestern Common Stock to satisfy Tax obligations with respect to awards granted pursuant to the NorthWestern Stock Plans;
(v)   issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any NorthWestern Equity Securities (including shares of NorthWestern Common Stock) or NorthWestern Voting Debt, in each case, except for (1) the settlement of NorthWestern Equity Awards, (2) as provided under any NorthWestern Benefit Plan, (3) the grant of NorthWestern Equity Awards in the ordinary course of business and consistent with the terms set forth in Section 5.02(b)(v)(3) of the NorthWestern Disclosure Letter, which for the avoidance of doubt, such NorthWestern Equity Awards will provide for “double trigger” vesting acceleration only, or (4) solely with respect to the capital stock or other securities of NorthWestern’s wholly owned Subsidiaries, transactions solely between NorthWestern and its wholly owned Subsidiaries, or among NorthWestern’s wholly owned Subsidiaries;
(vi)   except as may be required by any NorthWestern Benefit Plan or any collective bargaining agreement, (1) grant to any NorthWestern Personnel any material increase in compensation or benefits (including paying to any NorthWestern Personnel any amount not due) except in the ordinary course of business and consistent with past practices, (2) grant to any NorthWestern Personnel any increase in change-in-control, severance, retention or termination pay, or enter into or amend any change-in-control, severance, retention or termination agreement with any NorthWestern Personnel, (3) establish, adopt, enter into, amend in any material respect or terminate any collective bargaining agreement with NorthWestern or any NorthWestern Subsidiary or NorthWestern Benefit Plan, in each case, except in the ordinary course of business consistent with past practices, or (4) take any action to accelerate the time of vesting, funding or payment of any compensation or benefits in any material respect under any NorthWestern Benefit Plan;
(vii)   (1) hire, promote, or terminate the employment of any individual who is (or would be following such action) an executive officer (as defined by Rule 16a-1(f) under Section 16 of the Exchange Act) of NorthWestern (other than hires or promotions after the execution of this Agreement to fill vacancies of existing executive offices (receiving substantially similar terms of employment as the person who vacated the position or similarly situated executive officers) that occurred prior to or occur after the execution of this Agreement and other than terminations for cause), or (2) effectuate a “plant closing” or “mass layoff,” as those terms are defined in WARN;
(viii)   change any of its material accounting methods, principles or practices currently in effect, except to the extent as may be required by applicable Law or GAAP or by any Governmental Entity (including the SEC or the Public Company Accounting Oversight Board or any similar organization);
(ix)   transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon, allow to lapse or otherwise dispose of a material asset or business (including by merger, consolidation, or transfer of stock or any other equity interests or assets) except for (1) any disposition for consideration that is individually not in excess of $10,000,000 and in the aggregate not in excess of $25,000,000, (2) dispositions of obsolete or worn-out equipment in the ordinary course of business, (3) transactions solely between NorthWestern and its wholly owned Subsidiaries, or among NorthWestern’s wholly owned Subsidiaries or (4) pursuant to any agreement in effect on the date hereof and made available to Black Hills prior to the date hereof;
(x)   (1) acquire any equity interests in, or make any investment in or any capital contribution to, any Person, or acquire a substantial portion of the assets or business of any Person (or any division or line of business thereof), including in each case by merger or consolidation, or (2) otherwise acquire any material assets, other than in the ordinary course of business, except, in the case of each of clauses (1) and (2), for (w) any acquisition for consideration that is individually not in excess of $10,000,000 and in the aggregate not in excess of $25,000,000, (x) transactions solely between NorthWestern and its wholly owned Subsidiaries, or among NorthWestern’s wholly owned Subsidiaries, (y) any acquisition relating to assets to be owned by a regulated utility NorthWestern Subsidiary for which all or substantially all of the cost of such assets is intended to be recovered in regulated rates or (z) pursuant to any agreement in effect on the date hereof and made available to Black Hills prior to the date hereof;
(xi)   except as may be required by any NorthWestern Benefit Plan, incur any Indebtedness in excess of $25,000,000 in the aggregate, except for (1) letters of credit, banker’s acceptances and similar facilities and capitalized lease obligations incurred in the ordinary course of business consistent with past practice, (2) as reasonably necessary to finance any capital expenditures permitted under Section 5.02(b)(xii), (3) Indebtedness in replacement of existing Indebtedness in an aggregate principal amount not to exceed the principal amount of existing Indebtedness being replaced, plus accrued and unpaid interest thereon and any premium or penalty in connection with such repayment, (4) guarantees by NorthWestern of existing Indebtedness of any wholly owned NorthWestern Subsidiary, (5) guarantees and other credit support by NorthWestern of obligations of any wholly owned NorthWestern Subsidiary in the ordinary course of business consistent with past practices, (6) borrowings under existing revolving credit facilities (or replacements thereof on comparable terms but in an amount not to exceed the committed amount thereof as of the date hereof) or existing commercial paper programs in the ordinary course of business or (7) Indebtedness as between or among NorthWestern and one or more of its wholly owned Subsidiaries, or between or among NorthWestern’s Subsidiaries; provided, in the case of Indebtedness incurred pursuant to clause (2) or (3) above, (x) none of the execution, delivery or performance of this Agreement or the consummation of the Transactions or to be consummated in connection herewith shall conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under or any other material right of the lenders (or their agents or trustees) under or any loss of a material benefit of Black Hills, any Black Hills Subsidiary, NorthWestern or any NorthWestern Subsidiary under, or result in the creation of any lien, mortgage, security interest or encumbrance securing such Indebtedness, and (y) promptly upon the incurrence by NorthWestern or any NorthWestern Subsidiary of any such Indebtedness for borrowed money that is material, NorthWestern shall notify Black Hills of such incurrence and shall, if requested, provide Black Hills copies of all definitive documentation related thereto;
(xii)   make, or agree or commit to make, any capital expenditure, except (1) in accordance with the capital plan set forth in Section 5.02(b)(xii) of the NorthWestern Disclosure Letter, plus a 10% variance on the aggregate amount for each year set forth in such capital plan (which unused amounts for each year may be carried forward to subsequent years), (2) aggregate capital expenditures not to exceed $100,000,000 in any 12-month period, (3) capital expenditures related to operational emergencies, equipment failures or outages or deemed necessary or prudent based on Good Utility Practice or (4) as required by Law or a Governmental Entity;
(xiii)   (1) enter into, modify or amend in any material respect, or terminate or waive any material provision of any NorthWestern Material Contract (except for (A) any modification, amendment, termination, renewal or waiver in the ordinary course of business or (B) a termination without material penalty to NorthWestern or the appropriate NorthWestern Subsidiary) or (2) other than in the ordinary course of business, enter into any Contract that would have been a NorthWestern Material Contract had it been in effect as of the date of this Agreement;
(xiv)   (1) make or change any material Tax election or change any material method of Tax accounting, in each case, in a manner that is inconsistent with the corresponding position taken, election made or method used, if any, in preparing or filing Tax Returns with respect to prior periods, (2) settle or compromise any material Tax liability or refund of material Taxes for an amount materially in excess of amounts reserved therefor, (3) enter into any closing agreement as described in Section 7121 of the Code (or any corresponding provision of state, local or non-U.S. Law) relating to any material Tax liability or refund of material Taxes (unless with respect to amounts reserved for such liability and then for an amount not materially in excess of amounts reserved therefor), (4) amend any Tax Return resulting in a material additional amount of Taxes, or (5) grant any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any material Tax (excluding extensions of time to file Tax Returns obtained in the ordinary course of business or automatically granted extensions or waivers), in each case of clauses (1), (2), (3), (4) or (5), if such action would result in a material net increase in the Tax liability of NorthWestern and the NorthWestern Subsidiaries;
(xv)   other than in the ordinary course of business or with respect to any Claim with respect to Taxes (Claims with respect to Taxes being governed by Section 5.02(b)(xiv)), waive, release, assign, settle or compromise any material Claim against NorthWestern or any NorthWestern Subsidiary, except for waivers, releases, assignments, settlements or compromises that (1) with respect to the payment of monetary damages, the amount of monetary damages to be paid by NorthWestern or the NorthWestern Subsidiaries does not exceed (A) the amount with respect thereto reflected on the NorthWestern Financial Statements (including the notes thereto) or (B) $10,000,000, in the aggregate, in excess of the proceeds received or to be received from any insurance policies in connection with such payment or (2) with respect to any nonmonetary terms and conditions thereof, would not have or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on NorthWestern and the NorthWestern Subsidiaries (taken as a whole) and would not prevent or materially delay the consummation of the Transactions, including the Merger;
(xvi)   adopt a plan or agreement of complete or partial liquidation or dissolution;
(xvii)   materially change any of its energy or gas price risk management and marketing of energy or gas parameters, limits and guidelines (the “NorthWestern Risk Management Guidelines”) or enter into any physical commodity transactions, exchange-traded futures and options transactions, over-the-counter transactions, financial transmission rights and derivatives thereof or similar transactions other than as permitted by the NorthWestern Risk Management Guidelines; or
(xviii)   authorize, or commit or agree to take, or enter into any Contract to do any of the foregoing.
(c)   Emergencies.   Notwithstanding anything to the contrary herein, NorthWestern may, and may cause any NorthWestern Subsidiary to, take reasonable good faith actions in compliance with applicable Law with respect to any operational emergencies (including any restoration measures in response to any hurricane, snow storm or blizzard, strong winds, ice event, fire, tornado, tsunami, flood, earthquake or other natural or manmade disaster or severe weather-related event, circumstance or development), equipment failures, outages or an immediate and material threat to the health or safety of natural Persons; provided, that NorthWestern shall reasonably consult with Black Hills with respect to any such actions (prior to taking such actions, to the extent reasonably practicable) and shall consider in good faith feedback from Black Hills with respect to such actions.
(d)   No Control of NorthWestern’s Business.   Black Hills acknowledges and agrees that (i) nothing contained herein is intended to give Black Hills, directly or indirectly, the right to control or direct the operations of NorthWestern or any NorthWestern Subsidiary prior to the Effective Time and (ii) prior to the Effective Time, NorthWestern shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and the NorthWestern Subsidiaries’ respective operations.
SECTION 5.03   Merger Sub.   Prior to the Effective Time, except as required by applicable Law, Merger Sub shall not engage in any activity of any nature except for activities related to or in furtherance of the Merger and the other Transactions and not inconsistent with Section 6.13.

SECTION 5.04   Rate Cases and Other Regulatory Proceedings.
(a)   Black Hills Proceedings.   Between the date of this Agreement and the Closing, Black Hills and the Black Hills Subsidiaries (i) may (A) initiate and continue to pursue the rate cases and other proceedings set forth in Section 5.04(a) of the Black Hills Disclosure Letter, (B) initiate new rate cases or any other proceeding with Governmental Entities in each case that would not reasonably be expected to materially and adversely affect the authorized capital structure or authorized return on equity of Black Hills or any Black Hills Subsidiary or materially affect the return on equity of Black Hills or any Black Hills Subsidiary in an adverse manner and (C) initiate any other proceeding with Governmental Entities in the ordinary course of business (the foregoing clauses (A), (B) and (C), collectively, the “Black Hills Proceedings”) and (D) notwithstanding anything to the contrary herein, take any action contemplated by or described in any Filings filed or submitted in connection with the Black Hills Proceedings prior to the date of this Agreement and (ii) shall to the extent permitted by applicable Law, periodically provide NorthWestern updates regarding any material developments relating to the Black Hills Proceedings. Notwithstanding the foregoing, without the prior written consent of NorthWestern (such consent not to be unreasonably withheld, delayed or conditioned), Black Hills and the Black Hills Subsidiaries will not enter into any settlement or stipulation in respect of any Black Hills Proceeding initiated prior to the date of this Agreement if such settlement or stipulation would, individually or in the aggregate, be materially adverse to NewCo, taking into account the requests made by Black Hills and its Subsidiaries in the Black Hills Proceedings and the resolution of similar recent proceedings by Black Hills and its Subsidiaries.
(b)   NorthWestern Proceedings.   Between the date of this Agreement and the Closing, NorthWestern and the NorthWestern Subsidiaries (i) may (A) initiate and continue to pursue the rate cases and other proceedings set forth in Section 5.04(b) of the NorthWestern Disclosure Letter, (B) initiate new rate cases or any other proceeding with Governmental Entities in each case that would not reasonably be expected to materially and adversely affect the authorized capital structure or authorized return on equity of NorthWestern or any NorthWestern Subsidiary or materially affect the return on equity of NorthWestern or any NorthWestern Subsidiary in an adverse manner and (C) initiate any other proceeding with Governmental Entities in the ordinary course of business (the foregoing clauses (A), (B) and (C), collectively, the “NorthWestern Proceedings”) and (D) notwithstanding anything to the contrary herein, take any action contemplated by or described in any Filings filed or submitted in connection with the NorthWestern Proceedings prior to the date of this Agreement and (ii) shall to the extent permitted by applicable Law, periodically provide Black Hills updates regarding any material developments relating to the NorthWestern Proceedings. Notwithstanding the foregoing, without the prior written consent of Black Hills (such consent not to be unreasonably withheld, delayed or conditioned), NorthWestern and the NorthWestern Subsidiaries will not enter into any settlement or stipulation in respect of any NorthWestern Proceeding initiated prior to the date of this Agreement if such settlement or stipulation would, individually or in the aggregate, be materially adverse to NewCo, taking into account the requests made by NorthWestern and its Subsidiaries in the NorthWestern Proceedings and the resolution of similar recent proceedings by NorthWestern and its Subsidiaries.
SECTION 5.05   Cooperation as to Integration.   Each of Black Hills and NorthWestern will, and will cause each of its respective Representatives to, use its reasonable best efforts, subject to applicable Laws, to cooperate with the other Party in connection with planning the integration of the post-Closing business operations of Black Hills and NorthWestern.
SECTION 5.06   No Solicitation by Black Hills; Black Hills Board Recommendation.
(a)   Black Hills, and Black Hills’s officers and directors shall not, and Black Hills shall cause its Subsidiaries not to, and Black Hills shall instruct its and its Subsidiaries’ Representatives engaged in connection with the Transactions not to, and use its reasonable best efforts to cause its and its Subsidiaries’ Representatives not to, directly or indirectly, from and after the date of this Agreement until the earlier of the Effective Time or the date, if any, on which this Agreement is validly terminated pursuant to Article VIII, (i) solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), induce or facilitate any Black Hills Competing Proposal or any inquiry regarding, or the making of, a proposal that is or would reasonably be expected to lead to a Black Hills Competing Proposal, or (ii) participate in any discussions or negotiations with any Person (except for

Black Hills’s Affiliates and its and their respective Representatives or NorthWestern and NorthWestern’s Affiliates and its and their respective Representatives) regarding, or furnish to any such Person, any nonpublic information with respect to, or knowingly cooperate in any way with any such Person with respect to, any Black Hills Competing Proposal or any inquiry or proposal that would reasonably be expected to lead to a Black Hills Competing Proposal (other than informing such Person of the existence of the provisions contained in this Section 5.06). Black Hills shall, and shall cause its Subsidiaries and its and their respective Representatives to, promptly cease and cause to be terminated all existing discussions or negotiations with any Person (except for Black Hills’s Affiliates and its and their respective Representatives or NorthWestern and NorthWestern’s Affiliates and its and their respective Representatives) with respect to any Black Hills Competing Proposal, request the prompt return or destruction of all confidential information previously furnished with respect to any Black Hills Competing Proposal, and terminate all physical and electronic data room access previously granted with respect to any Black Hills Competing Proposal. Notwithstanding anything to the contrary herein, at any time prior to obtaining the Black Hills Shareholder Approval, in response to the receipt of a bona fide written Black Hills Competing Proposal made after the date of this Agreement that does not result from a material breach of this Section 5.06 and that the Black Hills Board determines in good faith (after consultation with outside legal counsel and a financial advisor) constitutes or would reasonably be expected to lead to a Superior Black Hills Proposal, Black Hills and its Representatives may (1) furnish information with respect to Black Hills and the Black Hills Subsidiaries to the Person making such Black Hills Competing Proposal (and its Representatives) (provided that all such information has previously been provided to NorthWestern or is provided or made available to NorthWestern or its Representatives prior to or substantially concurrently with the provision of such information to such Person) pursuant to an Acceptable Confidentiality Agreement and (2) participate in discussions regarding the terms of such Black Hills Competing Proposal, including terms of a Black Hills Competing Agreement with respect thereto, and the negotiation of such terms with the Person making such Black Hills Competing Proposal (and such Person’s Representatives). Notwithstanding anything to the contrary herein, Black Hills may (1) inform a Person that has made a Black Hills Competing Proposal of the provisions of this Section 5.06, and (2) grant a waiver, amendment, modification or release under any confidentiality, standstill or similar agreement, solely to the extent that the Black Hills Board determines in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with the Black Hills Board’s fiduciary duties under applicable Law.
(b)   Except as permitted by Section 5.06(c), and except for the public disclosure of a Black Hills Recommendation Change Notice, neither the Black Hills Board nor any committee thereof shall (i) withdraw, change, qualify, withhold, fail to make or modify in each case in any manner adverse to NorthWestern, or propose publicly to withdraw, change, qualify, withhold, fail to make or modify in any manner adverse to NorthWestern, the Black Hills Board Recommendation, (ii) adopt, approve or recommend, or propose publicly to adopt, approve or recommend, any Black Hills Competing Proposal, (iii) fail to include in the Proxy Statement/Prospectus the Black Hills Board Recommendation, (iv) fail to send to its securityholders, within ten Business Days after the commencement of any tender offer or exchange offer relating to shares of Black Hills Common Stock (or, if earlier, at least two Business Days prior to the Black Hills Shareholder Meeting), a statement disclosing that Black Hills recommends rejection of such tender or exchange offer and reaffirming its recommendation of this Agreement and the Merger, or (v) fail to publicly reaffirm its recommendation of this Agreement and the Merger within ten Business Days of NorthWestern’s written request to do so (or, if earlier, at least two Business Days prior to the Black Hills Shareholder Meeting) following the public announcement of any Black Hills Competing Proposal (or any material amendment, including any change to the price or form of consideration); provided, that NorthWestern shall not be entitled to make such written request, and the Black Hills Board shall not be required to make such reaffirmation, more than once with respect to any particular Black Hills Competing Proposal (or any material amendment thereto, including any change to the price or form of consideration) (any action or failure to act in the foregoing clauses (i)  – (v) being referred to as a “Black Hills Adverse Recommendation Change”). Except as set forth in Section 5.06(a) (including the entry into an Acceptable Confidentiality Agreement), Section 5.06(c) and Section 5.06(e), Black Hills and Black Hills’s officers and directors shall not, and Black Hills shall cause its Subsidiaries not to, and Black Hills shall instruct its and its Subsidiaries’

Representatives engaged in connection with the Transactions not to, and use its reasonable best efforts to cause its and its Subsidiaries’ Representatives not to, directly or indirectly, from and after the date of this Agreement until the earlier of the Effective Time or the date, if any, on which this Agreement is validly terminated pursuant to Article VIII, (x) authorize, permit, approve or recommend, or propose publicly to authorize, permit, approve or recommend, or allow Black Hills or any of its Subsidiaries to consummate, execute or enter into, any written letter of intent, memorandum of understanding, agreement in principle, agreement or commitment constituting, or that would reasonably be expected to lead to, any Black Hills Competing Proposal, or requiring Black Hills to abandon or terminate this Agreement (a “Black Hills Competing Agreement”), (y) take any action to make the restrictions of any Takeover Statute inapplicable to any transactions contemplated by a Black Hills Competing Proposal or (z) terminate, amend, release, modify or knowingly fail to enforce any provision of, or grant any permission, waiver or request under, any standstill, confidentiality or similar agreement entered into by the applicable party in respect of or in contemplation of a Black Hills Competing Proposal, except as permitted by Section 5.06(a).
(c)   Notwithstanding anything to the contrary herein, at any time prior to obtaining the Black Hills Shareholder Approval, the Black Hills Board may make a Black Hills Adverse Recommendation Change if (i) a Black Hills Intervening Event has occurred or (ii) Black Hills has received a Superior Black Hills Proposal that does not result from a material breach of Section 5.06 and, in each case, if the Black Hills Board concludes in good faith (after consultation with outside legal counsel and a financial advisor) that the failure to effect a Black Hills Adverse Recommendation Change would be inconsistent with the Black Hills Board’s fiduciary duties under applicable Law; provided, however, that the Black Hills Board may not make such Black Hills Adverse Recommendation Change unless (1) the Black Hills Board has provided prior written notice (which itself shall not constitute a Black Hills Adverse Recommendation Change) to NorthWestern (a “Black Hills Recommendation Change Notice”) that it is prepared to effect a Black Hills Adverse Recommendation Change at least four Business Days prior to taking such action, which notice shall specify the basis for such Black Hills Adverse Recommendation Change and, in the case of a Superior Black Hills Proposal, attaching the most current draft of any Black Hills Competing Agreement with respect to such Superior Black Hills Proposal or, if no draft exists, a summary of the material terms and conditions of such Superior Black Hills Proposal (it being understood that if there has been any subsequent material revision or amendment to the terms of a Superior Black Hills Proposal, a new notice to which the provisions of clauses (2) and (3) of this Section 5.06(c) shall apply mutatis mutandis except that, in the case of such a new notice, all references to four Business Days in this Section 5.06(c) shall be deemed to be two Business Days), (2) during the four Business Day period after delivery of the Black Hills Recommendation Change Notice, Black Hills and its Representatives negotiate in good faith with NorthWestern and its Representatives regarding any revisions to this Agreement that NorthWestern proposes to make and (3) at the end of such four Business Day period and taking into account any changes to the terms of this Agreement committed to in writing by NorthWestern, the Black Hills Board determines in good faith (after consultation with outside legal counsel and a financial advisor) that the failure to make such a Black Hills Adverse Recommendation Change would be inconsistent with the Black Hills Board’s fiduciary duties under applicable Law, and that, in the case of a Black Hills Adverse Recommendation Change with respect to a Black Hills Competing Proposal, such Black Hills Competing Proposal still constitutes a Superior Black Hills Proposal.
(d)   Black Hills shall promptly (and in any event within 36 hours) advise NorthWestern in writing of any Black Hills Competing Proposal, the material terms and conditions of any such Black Hills Competing Proposal and the identity of the Person making any such Black Hills Competing Proposal. Black Hills shall (1) keep NorthWestern reasonably informed in all material respects on a reasonably current basis (and in any event no later than the later of (x) 36 hours or (y) 5:00 p.m. Mountain Time on the next Business Day) of the material terms and status (including any change to the terms thereof) of any Black Hills Competing Proposal and (2) provide to NorthWestern as soon as reasonably practicable after receipt or delivery thereof copies of all correspondence and other written materials exchanged between Black Hills or its Subsidiaries or any of their Representatives, on the one hand, and any Person making such proposal or any of its Representatives, on the other hand, in each case that describes or contains any such proposal.

(e)   Nothing contained in this Section 5.06 shall prohibit Black Hills from taking and disclosing to its shareholders a position contemplated by Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act or from issuing a “stop, look and listen” statement or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act pending disclosure of its position thereunder; provided that any such disclosure or statement that constitutes or contains a Black Hills Adverse Recommendation Change shall be subject to the provisions of Section 5.06(c).
(f)   For the avoidance of doubt, any violation of the restrictions contained in this Section 5.06 by any of the Subsidiaries of Black Hills, or any Representatives of Black Hills or any Black Hills Subsidiaries, shall be deemed to be a breach of this Section 5.06 by Black Hills.
(g)   For purposes of this Agreement:
(i)   “Black Hills Competing Proposal” means any written proposal or offer, with respect to any (1) merger, consolidation, share exchange, other business combination, recapitalization, liquidation, dissolution or similar transaction in which any Person (or group of Persons) other than NorthWestern and its Subsidiaries (such Person (or group of Persons) a “Black Hills Third Party”) acquires or would acquire, directly or indirectly, (A) business or assets of Black Hills or the Black Hills Subsidiaries representing 20% or more of the consolidated revenues, net income or fair market value of the consolidated assets of Black Hills and the Black Hills Subsidiaries, taken as a whole or (B) (I) 20% or more of the outstanding Black Hills Common Stock or (II) 20% or more of the aggregate voting power of the surviving entity or a resulting direct or indirect parent of Black Hills or such surviving entity or (2) sale, lease, contribution, transfer or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture, extraordinary dividend or distribution, sale of capital stock of or other equity interests in a Black Hills Subsidiary or otherwise) pursuant to which any Black Hills Third Party acquires or would acquire, directly or indirectly, business or assets of Black Hills or the Black Hills Subsidiaries representing 20% or more of the consolidated revenues, net income or fair market value of the consolidated assets of Black Hills and the Black Hills Subsidiaries, taken as a whole, (3) issuance, sale or other disposition, directly or indirectly, to any Black Hills Third Party (or the direct or indirect shareholders of such Black Hills Third Party or the resulting company) of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing direct or beneficial ownership of 20% or more of the voting power of Black Hills, (4) transaction (including any tender offer or exchange offer) in which any Black Hills Third Party (or the direct or indirect shareholders of such Black Hills Third Party or the resulting company) would acquire (in the case of a tender offer or exchange offer, if consummated), directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any group which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of any class of capital stock of Black Hills, or (5) any combination of the foregoing, in each case, except for this Agreement and the Transactions.
(ii)   “Superior Black Hills Proposal” means a bona fide written Black Hills Competing Proposal that was not solicited by Black Hills in breach of this Agreement, any Black Hills Subsidiary or any of its or their respective Representatives and did not otherwise result from a material breach of this Section 5.06 (provided that for purposes of this definition, the applicable percentage in the definition of Black Hills Competing Proposal shall be “more than 80%” rather than “20% or more”), which the Black Hills Board determines in good faith, after consultation with outside legal counsel and a financial advisor, and taking into account the legal, financial, regulatory, timing and other aspects of such Black Hills Competing Proposal, the identity of the Person making the proposal and any financing required for such proposal, the ability of the Person making such proposal to obtain such required financing and the level of certainty with respect to such required financing, and such other factors that are deemed relevant by the Black Hills Board, (A) if accepted, is reasonably likely to be consummated, (B) if consummated, would result in a transaction that is superior from a financial point of view to the holders of Black Hills Common Stock than the Transactions (after taking into account all adjustments or modifications to the terms thereof, and any revisions to the terms of this Agreement that are committed to in writing by NorthWestern, including pursuant to Section 5.06(c)) and (C) if a cash transaction (in whole or in part), financing for which is then fully committed or reasonably determined to be available.
(iii)   “Black Hills Intervening Event” means any Change that is material to Black Hills and the Black Hills Subsidiaries, taken as a whole, occurring or arising after the date of this Agreement that (A) is unknown to or not reasonably foreseeable by the Black Hills Board as of the date hereof (or if known to or reasonably foreseeable, the magnitude or material consequences of which were not known or reasonably foreseeable by the Black Hills Board as of the date of this Agreement) and (B) does not relate to (x) a Black Hills Competing Proposal or (y) (1) any Changes related to NorthWestern or the NorthWestern Subsidiaries, (2) any Changes to the market price or trading volume of Black Hills or NorthWestern, (3) Black Hills or NorthWestern failing to meet or exceed published or unpublished revenue or earnings projections or (4) Changes in general economic or business conditions, or conditions (or changes in such conditions) in the electricity and natural gas industries or other commodities or to Black Hills or NorthWestern’s raw material inputs and end products (it being understood that, with respect to clauses (2)  – (4), the facts or occurrences giving rise or contributing to such event may constitute or be taken into account in determining whether there has been a Black Hills Intervening Event).
SECTION 5.07   No Solicitation by NorthWestern; NorthWestern Board Recommendation.
(a)   NorthWestern, and NorthWestern’s officers and directors shall not, and NorthWestern shall cause its Subsidiaries not to, and NorthWestern shall instruct its and its Subsidiaries’ Representatives engaged in connection with the Transactions not to, and use its reasonable best efforts to cause its and its Subsidiaries’ Representatives not to, directly or indirectly, from and after the date of this Agreement until the earlier of the Effective Time or the date, if any, on which this Agreement is validly terminated pursuant to Article VIII, (i) solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), induce or facilitate any NorthWestern Competing Proposal or any inquiry regarding, or the making of, a proposal that is or would reasonably be expected to lead to a NorthWestern Competing Proposal, or (ii) participate in any discussions or negotiations with any Person (except for NorthWestern’s Affiliates and its and their respective Representatives or Black Hills and Black Hills’s Affiliates and its and their respective Representatives) regarding, or furnish to any such Person, any nonpublic information with respect to, or knowingly cooperate in any way with any such Person with respect to, any NorthWestern Competing Proposal or any inquiry or proposal that would reasonably be expected to lead to a NorthWestern Competing Proposal (other than informing such Person of the existence of the provisions contained in this Section 5.07). NorthWestern shall, and shall cause its Subsidiaries and its and their respective Representatives to, promptly cease and cause to be terminated all existing discussions or negotiations with any Person (except for NorthWestern’s Affiliates and its and their respective Representatives or Black Hills and Black Hills’s Affiliates and its and their respective Representatives) with respect to any NorthWestern Competing Proposal, request the prompt return or destruction of all confidential information previously furnished with respect to any NorthWestern Competing Proposal, and terminate all physical and electronic data room access previously granted with respect to any NorthWestern Competing Proposal. Notwithstanding anything to the contrary herein, at any time prior to obtaining the NorthWestern Stockholder Approval, in response to the receipt of a bona fide written NorthWestern Competing Proposal made after the date of this Agreement that does not result from a material breach of this Section 5.07 and that the NorthWestern Board determines in good faith (after consultation with outside legal counsel and a financial advisor) constitutes or would reasonably be expected to lead to a Superior NorthWestern Proposal, NorthWestern and its Representatives may (1) furnish information with respect to NorthWestern and NorthWestern Subsidiaries to the Person making such NorthWestern Competing Proposal (and its Representatives) (provided that all such information has previously been provided to Black Hills or is provided or made available to Black Hills or its Representatives prior to or substantially concurrently with the provision of such information to such Person) pursuant to an Acceptable Confidentiality Agreement and (2) participate in discussions regarding the terms of such NorthWestern Competing Proposal, including the terms of a NorthWestern Competing Agreement with respect thereto, and the negotiation of such terms with the Person making such NorthWestern Competing Proposal (and such Person’s Representatives). Notwithstanding anything to the contrary herein, NorthWestern may: (1) inform a

Person that has made a NorthWestern Competing Proposal of the provisions of this Section 5.07, and (2) grant a waiver, amendment, modification or release under any confidentiality, standstill or similar agreement, solely to the extent that the NorthWestern Board determines in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with the NorthWestern Board’s fiduciary duties under applicable Law.
(b)   Except as permitted by Section 5.07(b), and except for the public disclosure of a NorthWestern Recommendation Change Notice, neither the NorthWestern Board nor any committee thereof shall (i) withdraw, change, qualify, withhold, fail to make or modify in each case in any manner adverse to Black Hills, or propose publicly to withdraw, change, qualify, withhold, fail to make or modify in any manner adverse to Black Hills, the NorthWestern Board Recommendation, (ii) adopt, approve or recommend, or propose publicly to adopt, approve or recommend, any NorthWestern Competing Proposal, (iii) fail to include in the Proxy Statement/Prospectus the NorthWestern Board Recommendation, (iv) fail to send to its securityholders, within ten Business Days after the commencement of any tender offer or exchange offer relating to shares of NorthWestern Common Stock (or, if earlier, at least two Business Days prior to the NorthWestern Stockholder Meeting), a statement disclosing that NorthWestern recommends rejection of such tender or exchange offer and reaffirming its recommendation of this Agreement and the Merger, or (v) fail to publicly reaffirm its recommendation of this Agreement and the Merger within ten Business Days of Black Hills’s written request to do so (or, if earlier, at least two Business Days prior to the NorthWestern Stockholder Meeting) following the public announcement of any NorthWestern Competing Proposal (or any material amendment, including any change to the price or form of consideration); provided that Black Hills shall not be entitled to make such written request, and the NorthWestern Board shall not be required to make such reaffirmation, more than once with respect to any particular NorthWestern Competing Proposal (or any material amendment thereto, including any change to the price or form of consideration) (any action or failure to act in the foregoing clauses (i)  – (v) being referred to as a “NorthWestern Adverse Recommendation Change”). Except as set forth in Section 5.07(a) (including the entry into an Acceptable Confidentiality Agreement), Section 5.07(b) and Section 5.07(e), NorthWestern and NorthWestern’s officers and directors shall not, and NorthWestern shall cause its Subsidiaries not to, and NorthWestern shall instruct its and its Subsidiaries’ Representatives engaged in connection with the Transactions not to, and use its reasonable best efforts to cause its and its Subsidiaries’ Representatives not to, directly or indirectly, from and after the date of this Agreement until the earlier of the Effective Time or the date, if any, on which this Agreement is validly terminated pursuant to Article VIII, (x) authorize, permit, approve or recommend, or propose publicly to authorize, permit, approve or recommend, or allow NorthWestern or any of its Subsidiaries to consummate, execute or enter into, any written letter of intent, memorandum of understanding, agreement in principle, agreement or commitment constituting, or that would reasonably be expected to lead to, any NorthWestern Competing Proposal, or requiring NorthWestern to abandon or terminate this Agreement (a “NorthWestern Competing Agreement”), (y) take any action to make the restrictions of any Takeover Statute inapplicable to any transactions contemplated by a NorthWestern Competing Proposal or (z) terminate, amend, release, modify or knowingly fail to enforce any provision of, or grant any permission, waiver or request under, any standstill, confidentiality or similar agreement entered into by the applicable party in respect of or in contemplation of a NorthWestern Competing Proposal, except as permitted by Section 5.07(a).
(c)   Notwithstanding anything to the contrary herein, at any time prior to obtaining the NorthWestern Stockholder Approval, the NorthWestern Board may make a NorthWestern Adverse Recommendation Change if (i) a NorthWestern Intervening Event has occurred or (ii) NorthWestern has received a Superior NorthWestern Proposal that does not result from a material breach of Section 5.07 and, in each case, if the NorthWestern Board concludes in good faith (after consultation with outside legal counsel and a financial advisor) that the failure to effect a NorthWestern Adverse Recommendation Change would be inconsistent with the NorthWestern Board’s fiduciary duties under applicable Law; provided, however, that the NorthWestern Board may not make such NorthWestern Adverse Recommendation Change unless (1) the NorthWestern Board has provided prior written notice (which itself shall not constitute a NorthWestern Adverse Recommendation Change) to Black Hills (a “NorthWestern Recommendation Change Notice”) that it is prepared to effect a NorthWestern Adverse Recommendation Change at least four Business Days prior to taking such action, which notice shall specify the basis for such NorthWestern Adverse Recommendation Change and, in the case of a Superior NorthWestern Proposal, attaching the most current draft of any NorthWestern Competing Agreement with respect to such Superior NorthWestern Proposal or, if no draft exists, a summary of the material terms and conditions of such Superior NorthWestern Proposal (it being understood that if there has been any subsequent material revision or amendment to the terms of a Superior NorthWestern Proposal, a new notice to which the provisions of clauses (2) and (3) of this Section 5.07(c) shall apply mutatis mutandis except that, in the case of such a new notice, all references to four Business Days in this Section 5.07(c) shall be deemed to be two Business Days), (2) during the four Business Day period after delivery of the NorthWestern Recommendation Change Notice, NorthWestern and its Representatives negotiate in good faith with Black Hills and its Representatives regarding any revisions to this Agreement that Black Hills proposes to make and (3) at the end of such four Business Day period and taking into account any changes to the terms of this Agreement committed to in writing by Black Hills, the NorthWestern Board determines in good faith (after consultation with outside legal counsel and a financial advisor) that the failure to make such a NorthWestern Adverse Recommendation Change would be inconsistent with the NorthWestern Board’s fiduciary duties under applicable Law, and that, in the case of a NorthWestern Adverse Recommendation Change with respect to a NorthWestern Competing Proposal, such NorthWestern Competing Proposal still constitutes a Superior NorthWestern Proposal.
(d)   NorthWestern shall promptly (and in any event within 36 hours) advise Black Hills in writing of any NorthWestern Competing Proposal, the material terms and conditions of any such NorthWestern Competing Proposal and the identity of the Person making any such NorthWestern Competing Proposal. NorthWestern shall (1) keep Black Hills reasonably informed in all material respects on a reasonably current basis (and in any event no later than the later of (x) 36 hours or (y) 5:00 p.m. Mountain Time on the next Business Day) of the material terms and status (including any change to the terms thereof) of any NorthWestern Competing Proposal and (2) provide to NorthWestern as soon as reasonably practicable after receipt or delivery thereof copies of all correspondence and other written materials exchanged between Black Hills or its Subsidiaries or any of their Representatives, on the one hand, and any Person making such proposal or any of its Representatives, on the other hand, in each case that describes or contains any such proposal.
(e)   Nothing contained in this Section 5.07 shall prohibit NorthWestern from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act or from issuing a “stop, look and listen” statement or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act pending disclosure of its position thereunder; provided that any such disclosure or statement that constitutes or contains a NorthWestern Adverse Recommendation Change shall be subject to the provisions of Section 5.06(c).
(f)   For the avoidance of doubt, any violation of the restrictions contained in this Section 5.07 by any of the Subsidiaries of NorthWestern, or any Representatives of NorthWestern or any NorthWestern Subsidiaries, shall be deemed to be a breach of this Section 5.07 by NorthWestern.
(g)   For purposes of this Agreement:
(i)   “NorthWestern Competing Proposal” means any written proposal or offer, with respect to any (1) merger, consolidation, share exchange, other business combination, recapitalization, liquidation, dissolution or similar transaction in which any Person (or group of Persons) other than Black Hills and its Subsidiaries (such Person (or group of Persons) a “NorthWestern Third Party”) acquires or would acquire, directly or indirectly, (A) business or assets of NorthWestern or the NorthWestern Subsidiaries representing 20% or more of the consolidated revenues, net income or fair market value of the consolidated assets of NorthWestern and the NorthWestern Subsidiaries, taken as a whole or (B)(I) 20% or more of the outstanding NorthWestern Common Stock or (II) 20% or more of the aggregate voting power of the surviving entity or a resulting direct or indirect parent of NorthWestern or such surviving entity or, (2) sale, lease, contribution, transfer or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture, extraordinary dividend or distribution, sale of capital stock of or other equity interests in a NorthWestern Subsidiary or otherwise) pursuant to which any Black Hills Third Party acquires or would acquire, directly or indirectly, business or assets of NorthWestern or the NorthWestern Subsidiaries representing 20% or more of the consolidated revenues, net income or fair market value of the consolidated assets of NorthWestern and the NorthWestern Subsidiaries, taken as a whole, (3) issuance, sale or other disposition, directly or indirectly, to any NorthWestern Third Party (or the direct or indirect shareholders of such NorthWestern Third Party or the resulting company) of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing direct or beneficial ownership of 20% or more of the voting power of NorthWestern, (4) transaction (including any tender offer or exchange offer) in which any NorthWestern Third Party (or the direct or indirect shareholders of such NorthWestern Third Party or the resulting company) would acquire (in the case of a tender offer or exchange offer, if consummated), directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any group which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of any class of capital stock of NorthWestern, or (5) any combination of the foregoing, in each case, except for this Agreement and the Transactions.
(ii)   “Superior NorthWestern Proposal” means a bona fide written NorthWestern Competing Proposal that was not solicited by NorthWestern in breach of this Agreement, any NorthWestern Subsidiary or any of its or their respective Representatives and did not otherwise result from a material breach of this Section 5.07 (provided that for purposes of this definition, the applicable percentage in the definition of NorthWestern Competing Proposal shall be “more than 80%” rather than “20% or more”), which the NorthWestern Board determines in good faith, after consultation with outside legal counsel and a financial advisor, and taking into account the legal, financial, regulatory, timing and other aspects of such NorthWestern Competing Proposal, the identity of the Person making the proposal and any financing required for such proposal, the ability of the Person making such proposal to obtain such required financing and the level of certainty with respect to such required financing, and such other factors that are deemed relevant by the NorthWestern Board, (A) if accepted, is reasonably likely to be consummated, (B) if consummated, would result in a transaction that is superior from a financial point of view to the holders of NorthWestern Common Stock than the Transactions (after taking into account all adjustments or modifications to the terms thereof, and any revisions to the terms of this Agreement that are committed to in writing by Black Hills, including pursuant to Section 5.07(c)) and (C) if a cash transaction (in whole or in part), financing for which is then fully committed or reasonably determined to be available.
(iii)   “NorthWestern Intervening Event” means any Change that is material to NorthWestern and the NorthWestern Subsidiaries, taken as a whole, occurring or arising after the date of this Agreement that (A) is unknown to or not reasonably foreseeable by the NorthWestern Board as of the date hereof (or if known or reasonably foreseeable, the magnitude or material consequences of which were not known to or reasonably foreseeable by the NorthWestern Board as of the date of this Agreement) and (B) does not relate to (x) a NorthWestern Competing Proposal or (y) (1) any Changes related to Black Hills or the Black Hills Subsidiaries, (2) any Changes to the market price or trading volume of NorthWestern or Black Hills, (3) NorthWestern or Black Hills failing to meet or exceed published or unpublished revenue or earnings projections or (4) Changes in general economic or business conditions, or conditions (or changes in such conditions) in the electricity and natural gas industries or other commodities or to NorthWestern or Black Hills’s raw material inputs and end products (it being understood that, with respect to clauses (2)  – (4), the facts or occurrences giving rise or contributing to such event may constitute or be taken into account in determining whether there has been a NorthWestern Intervening Event).
SECTION 5.08   Dividends.   Each of NorthWestern and Black Hills shall coordinate with the other regarding the declaration and payment of dividends in respect of NorthWestern Common Stock and Black Hills Common Stock and the record dates and payment dates relating thereto so that holders of NorthWestern Common Stock do not (a) receive dividends on both shares of NorthWestern Common Stock and Black Hills Common Stock received in the Merger in respect of any calendar quarter or (b) fail to receive a dividend on either shares of NorthWestern Common Stock or Black Hills Common Stock received in the Merger in respect of any calendar quarter (in the case of this clause (b), unless Black Hills or

NorthWestern, as applicable, shall not pay a dividend on any shares of Black Hills Common Stock or shares of NorthWestern Common Stock, as applicable, in respect of such calendar quarter).
ARTICLE VI
ADDITIONAL AGREEMENTS
SECTION 6.01   Preparation of the Form S-4 and the Proxy Statement/Prospectus; Meetings.
(a)   As promptly as reasonably practicable following the date of this Agreement (i) Black Hills and NorthWestern shall jointly prepare (A) a proxy statement relating to the Black Hills Shareholder Meeting and a proxy statement relating to the NorthWestern Stockholder Meeting (together with any amendments or supplements thereto, the “Proxy Statement/Prospectus”) in preliminary form and (B) a registration statement on Form S-4, which shall include the Proxy Statement/Prospectus as a prospectus relating to the registration of shares of Black Hills Common Stock to be issued in connection with the Merger (the “Form S-4”), and (ii) Black Hills shall file the Form S-4 with the SEC. Each of the Parties shall use their respective reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as reasonably practicable after such filing and to keep the Form S-4 effective as long as necessary to consummate the Merger. Each of the Parties shall furnish all information concerning itself and its Affiliates to the other Party, and provide such other assistance, as may be reasonably requested by the other Party or its outside legal counsel in connection with the preparation, filing and distribution of the Form S-4 and the Proxy Statement/Prospectus.
(b)   Black Hills agrees that (i) none of the information supplied or to be supplied by Black Hills for inclusion or incorporation by reference in the Proxy Statement/Prospectus will, at the date it is first sent to Black Hills’s shareholders and NorthWestern’s stockholders or at the time of the Black Hills Shareholder Meeting and the NorthWestern Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) except with respect to any information supplied by NorthWestern for inclusion or incorporation by reference in the Proxy Statement/Prospectus, the Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder. NorthWestern agrees that (x) none of the information supplied or to be supplied by NorthWestern for inclusion or incorporation by reference in the Proxy Statement/Prospectus will, at the date it is first sent to Black Hills’s shareholders and NorthWestern’s stockholders or at the time of the Black Hills Shareholder Meeting and the NorthWestern Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (y) except with respect to any information supplied by Black Hills for inclusion or incorporation by reference in the Proxy Statement/Prospectus, the Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder.
(c)   Each of the Parties shall promptly notify the others after the receipt of any comments from the SEC with respect to, or any request from the SEC for amendments or supplements to, the Proxy Statement/Prospectus and shall provide the other with copies of all correspondence between it and its Affiliates and Representatives, on the one hand, and the SEC, on the other hand. Each of Black Hills and NorthWestern shall:
(i)   use its reasonable best efforts (A) to respond as promptly as reasonably practicable to any comment from the SEC with respect to, or any request from the SEC for amendments or supplements to, the Proxy Statement/Prospectus and (B) to have the SEC advise Black Hills and NorthWestern as promptly as reasonably practicable that the SEC has no further comments on the Proxy Statement/Prospectus;
(ii)   file the Proxy Statement/Prospectus in definitive form with the SEC and cause such definitive Proxy Statement/Prospectus to be sent to the shareholders of Black Hills and the stockholders of NorthWestern as promptly as reasonably practicable after the SEC advises Black Hills and NorthWestern that the SEC has no further comments on the Proxy Statement/Prospectus; and
(iii)   subject to Section 5.06(c) and Section 5.07(c), include the Black Hills Board Recommendation and the NorthWestern Board Recommendation in the preliminary and definitive Proxy Statements/Prospectus.
Notwithstanding anything to the contrary herein, prior to filing the Form S-4 or the Proxy Statement/Prospectus in preliminary form with the SEC, responding to any comment from the SEC with respect to, or any request from the SEC for amendments or supplements to, the Proxy Statement/Prospectus or mailing the Proxy Statement/Prospectus in definitive form to the shareholders of Black Hills or to the stockholders of NorthWestern, each of the Parties shall provide the others with a reasonable opportunity to review and comment on such document or response and consider in good faith any of the other Parties’ comments thereon.
(d)   If, prior to the Effective Time, any event occurs with respect to NorthWestern or any NorthWestern Subsidiary, or any change occurs with respect to other information supplied by NorthWestern for inclusion in the Proxy Statement/Prospectus, that is required to be described in an amendment of, or a supplement to, the Proxy Statement/Prospectus, NorthWestern shall promptly notify Black Hills of such event, and the Parties shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement/Prospectus so that such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, and, as required by Law, in disseminating the information contained in such amendment or supplement to Black Hills’s shareholders and NorthWestern’s stockholders. Nothing in this Section 6.01(d) shall limit the obligations of any Party under Section 6.01(a).
(e)   If prior to the Effective Time, any event occurs with respect to Black Hills or any Black Hills Subsidiary, or any change occurs with respect to other information supplied by Black Hills for inclusion in the Proxy Statement/Prospectus, that is required to be described in an amendment of, or a supplement to, the Proxy Statement/Prospectus, Black Hills shall promptly notify NorthWestern of such event, and the Parties shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement/Prospectus so that such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading and, as required by Law, in disseminating the information contained in such amendment or supplement to Black Hills’s shareholders and NorthWestern’s stockholders. Nothing in this Section 6.01(e) shall limit the obligations of any Party under Section 6.01(a).
(f)   Black Hills (in consultation with NorthWestern) shall set a single record date for Persons entitled to notice of, and to vote at, the Black Hills Shareholder Meeting and shall not change such record date (whether in connection with the Black Hills Shareholder Meeting or any adjournment or postponement thereof) without the prior written consent of NorthWestern (such consent not to be unreasonably withheld, conditioned or delayed). Black Hills shall, as soon as practicable after the Form S-4 is declared effective under the Securities Act, duly call, give notice of, convene and hold the Black Hills Shareholder Meeting in accordance with the South Dakota Business Corporation Act and the rules of the NYSE for the purpose of obtaining the Black Hills Shareholder Approval, and, subject to Section 5.06(c), through the Black Hills Board, recommend to its shareholders and solicit in favor of the approval of the Charter Amendment, the Black Hills Indebtedness Increase and the Black Hills Share Issuance. Except with NorthWestern’s prior written consent, Black Hills may only postpone or adjourn the Black Hills Shareholder Meeting (i) to solicit additional proxies for the purpose of obtaining the Black Hills Shareholder Approval, (ii) for the absence of a quorum and (iii) to allow reasonable additional time for the filing and/or mailing of any supplemental or amended disclosure that Black Hills has determined after consultation with outside legal counsel is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by shareholders of Black Hills prior to the Black Hills Shareholder Meeting; provided, that Black Hills shall postpone or adjourn the Black Hills Shareholder Meeting once for up to 30 days upon the reasonable request of NorthWestern.
(g)   NorthWestern (in consultation with Black Hills) shall set a single record date for Persons entitled to notice of, and to vote at, the NorthWestern Stockholder Meeting and shall not change such record date (whether in connection with the NorthWestern Stockholder Meeting or any adjournment or postponement thereof) without the prior written consent of Black Hills (such consent not to be unreasonably withheld, conditioned or delayed). NorthWestern shall, as soon as practicable after the Form S-4 is declared effective under the Securities Act, duly call, give notice of, convene and hold the NorthWestern Stockholder Meeting in accordance with the DGCL and the rules of Nasdaq for the purpose of obtaining the NorthWestern Stockholder Approval and, subject to Section 5.07(b), through the NorthWestern Board, recommend to its stockholders and solicit in favor of adoption of the this Agreement. Except with Black Hills’s prior written consent, NorthWestern may only postpone or adjourn the NorthWestern Stockholder Meeting (i) to solicit additional proxies for the purpose of obtaining the NorthWestern Stockholder Approval, (ii) for the absence of a quorum and (iii) to allow reasonable additional time for the filing and/or mailing of any supplemental or amended disclosure that NorthWestern has determined after consultation with outside legal counsel is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by stockholders of NorthWestern prior to the NorthWestern Stockholder Meeting; provided, that NorthWestern shall postpone or adjourn the NorthWestern Stockholder Meeting once for up to 30 days upon the reasonable request of Black Hills.
(h)   Each of NorthWestern and Black Hills shall use reasonable best efforts to hold the NorthWestern Stockholder Meeting and the Black Hills Shareholder Meeting, respectively, at the same time and on the same date as the other Party and as soon as reasonably practicable after the date of this Agreement.
(i)   Without the prior written consent of Black Hills (which consent shall not be unreasonably withheld, conditioned or delayed), the only matters to be voted upon at the NorthWestern Stockholder Meeting are (i) the Merger, (ii) any adjournment of the NorthWestern Stockholder Meeting, (iii) any other matters of a purely administrative nature and as mutually agreed by Black Hills and NorthWestern and (iv) any other matters that are required by applicable Law.
(j)   NorthWestern’s obligation to call, give notice of and hold the NorthWestern Stockholder Meeting in accordance with Section 6.01(g) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior NorthWestern Proposal or NorthWestern Competing Proposal, or by any NorthWestern Adverse Recommendation Change.
(k)   Without the prior written consent of NorthWestern (which consent shall not be unreasonably withheld, conditioned or delayed), the only matters to be voted upon at the Black Hills Shareholder Meeting are (i) the Charter Amendment, (ii) the Black Hills Indebtedness Increase, (iii) the Black Hills Share Issuance, (iv) any adjournment of the Black Hills Shareholder Meeting, (v) any other matters of a purely administrative nature as mutually agreed by NorthWestern and Black Hills, and (vi) any other matters that are required by applicable Law.
(l)   Black Hills’s obligation to call, give notice of and hold the Black Hills Shareholder Meeting in accordance with Section 6.01(g) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Black Hills Proposal or Black Hills Competing Proposal, or by any Black Hills Adverse Recommendation Change.
SECTION 6.02   Access to Information; Confidentiality.
(a)   Subject to applicable Law and the Confidentiality Agreement, Black Hills and NorthWestern shall, and shall cause each of their respective Subsidiaries to, afford to the other Party and its Representatives reasonable access (at such Party’s sole cost and expense), during normal business hours and upon reasonable advance notice, during the period from the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to Section 8.01, to the material properties, books, Contracts, commitments, personnel and records of such Party, and during such period, Black Hills and NorthWestern shall, and shall cause their respective Subsidiaries to, make available promptly to the other Party (i) to the extent not publicly available, a copy of each material Filing made by it during such period pursuant to the requirements of securities Laws or filed with or sent to the SEC and (ii) consistent with its obligations under applicable Law, all other information concerning its business, properties and personnel as such other Party may reasonably request, in each case to the extent reasonably necessary to perform, and prepare for the consummation of the Transactions in accordance with its terms; provided, however, none of Black Hills or NorthWestern or any of their respective Subsidiaries or Representatives shall be required to provide access to or disclose information where such information or access would, in the reasonable judgment of such Party, (A) breach any agreement with any third party (provided that, to the extent any document or information is subject to the terms of confidentiality restrictions pursuant to an agreement with a third party, Black Hills and NorthWestern, as applicable, shall use its reasonable best efforts to obtain the required consent of such third party to disclose such document or information, and develop an alternative to providing such information so as to address such matters that is reasonably acceptable to the other Party), (B) constitute a waiver of the attorney-client or other privilege held by such Party (provided that Black Hills and NorthWestern, as applicable, shall use its reasonable best efforts to allow the disclosure of such document or information (or as much of it as possible) in a manner that does not result in a loss of attorney-client privilege), (C) result in access to or disclosure of commercially sensitive information (as determined in Black Hills’s and NorthWestern’s, as applicable, reasonable discretion), (D) result in access to or the disclosure of (x) any information concerning a Black Hills Competing Proposal (which shall be governed by Section 5.06) or NorthWestern Competing Proposal (which shall be governed by Section 5.07), as applicable or (y) any information regarding the deliberations of the Black Hills Board or NorthWestern Board, as applicable, with respect to the Transactions or any similar transaction or transactions with any other Person, the entry into this Agreement, or any materials provided to the Black Hills Board or NorthWestern Board, as applicable, in connection therewith or (E) otherwise violate any applicable Law; provided, further, that neither Black Hills nor NorthWestern or their respective Representatives shall have the right to collect any air, soil, surface water or ground water samples or perform any invasive or destructive air sampling on, under, at or from any of the properties owned, leased or operated by the other Party or its Subsidiaries.
(b)   All documents and information exchanged pursuant to this Section 6.02 shall be subject to the Confidentiality Agreement, dated as of April 2, 2025, between Black Hills and NorthWestern (the “Confidentiality Agreement”). If this Agreement is terminated pursuant to Section 8.01, the Confidentiality Agreement shall remain in effect in accordance with its terms.
SECTION 6.03   Further Actions; Regulatory Approvals; Required Actions.
(a)   Subject to the terms and conditions of this Agreement, each of the Parties shall use its respective reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other Parties in doing, all things necessary to cause the conditions to the Closing set forth in Article VII to be satisfied as promptly as reasonably practicable or to effect the Closing as promptly as reasonably practicable, including (i) making all necessary Filings with Governmental Entities or third parties, (ii) obtaining the Third Party Consents and all other third-party Consents that are necessary, proper or advisable to consummate the Merger, (iii) obtaining the Required Statutory Approvals and all other Consents of Governmental Entities that are necessary, proper or advisable to consummate the Merger and the other Transactions and (iv) executing and delivering any additional instruments that are necessary, proper or advisable to consummate the Merger and the other Transactions.
(b)   In connection with and without limiting the generality of Section 6.03(a), each of NorthWestern and Black Hills shall:
(i)   timely make or cause to be made (A) an appropriate filing of a Notification and Report Form pursuant to the HSR Act relating to the Merger, and (B) all other necessary Filings relating to the Merger with other Governmental Entities under any other Antitrust Law;
(ii)   make or cause to be made, as promptly as reasonably practicable after the date of this Agreement, all necessary Filings with other Governmental Entities relating to the Merger, including any such Filings necessary to obtain any Required Statutory Approval (but not including, for the avoidance of doubt, any filing pursuant to Section 6.03(b)(i));
(iii)   furnish to the other all assistance, cooperation and information reasonably required for any such Filing and in order to achieve the effects set forth in this Section 6.03;
(iv)   not commit or agree with any Governmental Entity to (A) stay, toll or extend any applicable waiting period under the HSR Act (except for pulling and refiling or resubmitting the notification and report forms pursuant to the HSR Act as applicable to the Merger), (B) consummate the Merger only after an agreed to date, or (C) any timing agreement, in each case, without the prior written consent of the other Party;
(v)   unless prohibited by applicable Law or by a Governmental Entity, give the other reasonable prior notice of any such Filing and, to the extent reasonably practicable, of any communication with any Governmental Entity relating to the Merger (including with respect to any of the actions referred to in this Section 6.03(b)) and, to the extent reasonably practicable, permit the other to review and discuss in advance, and consider in good faith the views of, and secure the participation of, the other in connection with any such Filing or communication;
(vi)   respond as promptly as reasonably practicable under the circumstances to any inquiries received from any Governmental Entity or any other authority enforcing applicable Antitrust Laws for additional information or documentation with respect to the Merger (including a “second request” under the HSR Act);
(vii)    provide any information requested by any Governmental Entity in connection with any review or investigation of the Transactions; and
(viii)   unless prohibited by applicable Law or a Governmental Entity, to the extent reasonably practicable, (A) not participate in or attend any meeting or engage in any substantive conversation with any Governmental Entity in respect of the Merger without the other Party, (B) give the other reasonable prior notice of any such meeting or conversation and, in the event one Party is prohibited by applicable Law or by the applicable Governmental Entity from participating in or attending any such meeting or engaging in any such conversation, keep such Party apprised with respect thereto, (C) cooperate in the filing of any memoranda, white papers, Filings, correspondence or other written communications explaining or defending this Agreement or the Merger, articulating any regulatory or competitive argument or responding to requests or objections made by any Governmental Entity and (D) furnish the other Party with copies of all substantive correspondence, Filings and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and their respective Representatives on the one hand, and any Governmental Entity or members of any Governmental Entity’s staff, on the other hand, with respect to this Agreement or the Merger; provided that the Parties shall be permitted to redact any correspondence, Filing or communication to the extent the redaction of such correspondence, Filing or communication is consistent with Section 6.02.
(c)   Neither NorthWestern nor Black Hills shall, and each shall cause its Affiliates not to, take any action, including acquiring any asset, property, business or Person (by way of merger, consolidation, share exchange, investment, other business combination, asset, stock or equity purchase, or otherwise), that would reasonably be expected to materially increase the risk of not obtaining or making any Consent or Filing contemplated by this Section 6.03 or the timely receipt thereof. In furtherance of and without limiting any of NorthWestern’s or Black Hills’s covenants and agreements under this Section 6.03, each of NorthWestern and Black Hills shall use its reasonable best efforts to avoid or eliminate each and every impediment that may be asserted by a Governmental Entity pursuant to any Antitrust Law with respect to the Merger or in connection with granting any Required Statutory Approval so as to enable the Closing to occur as soon as reasonably practicable, which such reasonable best efforts shall include the following:
(i)   defending through litigation on the merits, including appeals, any Claim asserted in any court or other proceeding by any Person, including any Governmental Entity, that seeks to or could prevent or prohibit or impede, interfere with or delay the consummation of the Closing;

(ii)   proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, licensing or disposition of any assets or businesses of NorthWestern or the NorthWestern Subsidiaries or Black Hills or the Black Hills Subsidiaries, including entering into customary ancillary agreements on commercially reasonable terms relating to any such sale, divestiture, licensing or disposition;
(iii)   agreeing to any limitation on the conduct of NorthWestern, Black Hills or their respective Affiliates (including, after the Closing, NewCo and its Affiliates); and
(iv)   agreeing to take any other action as may be required by a Governmental Entity in order to effect each of the following: (A) obtaining all Required Statutory Approvals as soon as reasonably practicable and in any event before the End Date; (B) avoiding the entry of, or having vacated, lifted, dissolved, reversed or overturned any Judgment, whether temporary, preliminary or permanent, that is in effect that prohibits, prevents or restricts consummation of, or impedes, interferes with or delays, the Closing; and (C) effecting the expiration or termination of any waiting period, which would otherwise have the effect of preventing, prohibiting or restricting consummation of the Closing or impeding, interfering with or delaying the Closing;
provided that, notwithstanding anything else contained in this Agreement, the provisions of this Section 6.03 shall not be construed to (1) require NorthWestern, Black Hills, any NorthWestern Affiliate or any Black Hills Affiliate or (2) permit NorthWestern, any NorthWestern Affiliate, Black Hills or any Black Hills Affiliate without the prior written consent of the other Party, to undertake any efforts or take any action (including accepting any terms, conditions, liabilities, obligations, commitments, sanctions or other measures and proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, licensing or disposition of assets or businesses of NorthWestern or Black Hills or their respective Subsidiaries), including as described in Section 6.03(c)(i) – (iv), if the taking of such efforts or action, individually or in the aggregate, has resulted or would reasonably be expected to result in a Regulatory Material Adverse Effect.
(d)   The Parties agree (i) that the applications submitted to the Requisite State Commissions with respect to the Merger shall include the information concerning the Merger and the Parties required by applicable Law and (ii) that the initial applications submitted to the Requisite State Commissions with respect to the Merger and any amendment thereto shall only include such other agreements or commitments as agreed to by Black Hills and NorthWestern, in each case, whose consent to any such agreements or commitments shall not be unreasonably withheld, conditioned or delayed. Neither Party shall agree to, or accept, any additional or different agreements, commitments or conditions in connection with the Merger pursuant to any settlement or otherwise with the staff of the Requisite State Commissions or any other Person without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed.
SECTION 6.04   Transaction Litigation.   Each of Black Hills and NorthWestern shall promptly notify the other Party of any litigation commenced after the date of this Agreement relating to this Agreement, the Merger or the other Transactions that is brought against Black Hills or NorthWestern or members of the Black Hills Board or the NorthWestern Board (“Transaction Litigation”). Each of Black Hills and NorthWestern shall reasonably consult with the other Party with respect to the defense or settlement of any Transaction Litigation and shall provide such other Party the opportunity to participate in such defense and settlement and shall not settle or compromise or agree to settle or compromise any Transaction Litigation without the other Party’s consent (not to be unreasonably withheld, conditioned or delayed).
SECTION 6.05   Section 16 Matters.   Prior to the Effective Time, each of Black Hills and NorthWestern shall take all such steps as may be required to cause any dispositions or acquisitions of Black Hills Common Stock and NorthWestern Common Stock (including derivative securities with respect to Black Hills Common Stock and NorthWestern Common Stock) directly resulting from the Merger by each individual who will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Black Hills and NorthWestern immediately prior to the Effective Time to be exempt under Rule 16b-3 promulgated under the Exchange Act.
SECTION 6.06   Public Announcements.   Except with respect to (a) a Black Hills Adverse Recommendation Change (or any response thereto) or a Black Hills Recommendation Change Notice (or any response thereto), (b) a NorthWestern Adverse Recommendation Change (or any response thereto) or a NorthWestern Recommendation Change Notice (or any response thereto), (c) any dispute between or among the Parties regarding this Agreement or the Transactions, and (d) a press release or other public statement that is consistent in all material respects with previous press releases, public disclosures or public statements made by a Party in accordance with this Agreement, including in investor conference calls, SEC Filings, Q&As or other publicly disclosed documents, in each case under this clause (d), to the extent such disclosure is still accurate in all material respects, NorthWestern and Black Hills shall consult with each other before issuing, and give each other the reasonable opportunity to review and comment upon, any press release or making any other public statement with respect to this Agreement or the Transactions, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as such Party reasonably concludes (based upon advice of its outside legal counsel) is required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. Black Hills and NorthWestern agree that the initial press release to be issued with respect to this Agreement shall be in a form agreed to by the Parties. Subject to Section 6.10(d), nothing in this Section 6.06 shall limit the ability of any Party to make internal announcements to its respective employees that are consistent in all material respects with the prior public disclosures regarding the Transactions.
SECTION 6.07   Fees, Costs and Expenses.   Except as provided otherwise in this Agreement, including this Section 6.07 and Section 8.02(b), all fees, costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such fees, costs or expenses, whether or not the Closing occurs, except that each of Black Hills and NorthWestern shall bear and pay one-half of the costs and expenses (other than the fees and expenses of each Party’s attorneys and accountants, which shall be borne by the Party incurring such expenses) incurred by the Parties in connection with (a) the filing, printing and mailing of the Form S-4 and the Proxy Statement/Prospectus (including SEC filing fees), (b) the filings of the premerger notification and report forms under the HSR Act and similar laws of other jurisdictions (including filing fees), and (c) any filing fees imposed by any Requisite State Commission with respect to the Required Statutory Approvals.
SECTION 6.08   Indemnification, Exculpation and Insurance.
(a)   Each Party agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the Black Hills Personnel and the NorthWestern Personnel as provided in their respective Organization Documents and any indemnification or other similar Contracts of Black Hills, any Black Hills Subsidiary, NorthWestern or any NorthWestern Subsidiary, in each case, as in effect on the date of this Agreement, shall continue in full force and effect in accordance with their terms (it being agreed that after the Closing such rights shall be mandatory rather than permissive, if applicable), and NewCo shall and shall cause its Subsidiaries to perform their respective obligations thereunder. Without limiting the foregoing, from and after the Effective Time, NewCo agrees that it will (1) indemnify and hold harmless each individual who is as of the date of this Agreement, or who becomes prior to the Effective Time, a director, officer or employee of Black Hills or any Black Hills Subsidiary or who is as of the date of this Agreement, or who thereafter commences prior to the Effective Time, serving at the request of Black Hills or any Black Hills Subsidiary as a director, officer or employee or another Person (the “Black Hills Indemnified Parties”) and (2) cause the NorthWestern Surviving Corporation to indemnify and hold harmless each individual who is as of the date of this Agreement, or who becomes prior to the Effective Time, a director, officer or employee of NorthWestern or any NorthWestern Subsidiary or who is as of the date of this Agreement, or who thereafter commences prior to the Effective Time, serving at the request of NorthWestern or any NorthWestern Subsidiary as a director, officer or employee of another Person (the “NorthWestern Indemnified Parties,” and together with the Black Hills Indemnified Parties, “Indemnified Parties”), against all Claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any Claim, (including a Claim relating in whole or in part to the enforcement of this Section 6.08) whether civil, criminal, administrative or investigative (including with respect to matters existing or occurring at or prior to the Effective Time (including this Agreement and the Transactions and actions contemplated hereby)), arising out of or pertaining to the fact that the Indemnified Party is or was a Black Hills Personnel or NorthWestern Personnel, as applicable, or is or was serving at the request of Black Hills, any Black Hills Subsidiary, NorthWestern or any NorthWestern Subsidiary, as applicable, as a director, officer or employee of another Person, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law. In the event of any Claim covered under this Section 6.08, (i) each Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such Claim or in connection with the enforcement of this Section 6.08 from NewCo; provided that any Person to whom expenses are advanced provides an undertaking, if and only to the extent required by applicable Law or NewCo’s Organizational Documents, to repay such advances if it is ultimately determined by final adjudication that such Person is not entitled to indemnification from NewCo (in the case of Black Hills Indemnified Parties) or the NorthWestern Surviving Corporation (in the case of NorthWestern Indemnified Parties) and (ii) NewCo shall cooperate in good faith in the defense of any such matter.
(b)   In the event that NewCo or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, NewCo shall cause proper provision to be made so that the successors and assigns of NewCo assume the covenants and agreements set forth in this Section 6.08.
(c)   For a period of six years from and after the Effective Time, NewCo shall either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by Black Hills, the Black Hills Subsidiaries, NorthWestern or the NorthWestern Subsidiaries, as applicable, or provide substitute policies for Black Hills, NorthWestern and their respective current and former directors and officers who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by Black Hills and NorthWestern (or any of their respective Subsidiaries), as applicable, in either case, of not less than the existing coverage and having other terms not materially less favorable to the insured Persons than the directors’ and officers’ liability insurance and fiduciary liability insurance coverage currently maintained by Black Hills and NorthWestern (or any of their respective Subsidiaries) with respect to Claims arising from facts or events that occurred on or before the Effective Time (with insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ liability insurance and fiduciary liability insurance), except that in no event shall NewCo be required to pay with respect to each such insurance policy in respect of any one policy year more than 300% of the aggregate annual premium most recently paid by Black Hills or NorthWestern (or any of their respective Subsidiaries), as applicable, prior to the date of this Agreement (the “Maximum Amount”), and if NewCo is unable to obtain the insurance required by this Section 6.08(c) it shall obtain as much comparable insurance as possible for the years within such six-year period for an annual premium equal to the Maximum Amount, in respect of each policy year within such period. In lieu of such insurance, prior to the Closing Date Black Hills may, at its option, purchase a “tail” directors’ and officers’ liability insurance policy and fiduciary liability insurance policy for Black Hills Personnel and NorthWestern Personnel who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by Black Hills and NorthWestern, such tail to provide coverage in an amount not less than the existing coverage and to have other terms not materially less favorable to the insured Persons than the directors’ and officers’ liability insurance and fiduciary liability insurance coverage currently maintained by Black Hills and NorthWestern (or any of their respective Subsidiaries) with respect to Claims arising from facts or events that occurred on or before the Effective Time for a period of not less than six years from and after the Effective Time; provided that in no event shall the cost of any such tail policy in respect of any one policy year exceed the Maximum Amount. NewCo shall maintain such policies in full force and effect and continue to honor the obligations thereunder.
(d)   The provisions of this Section 6.08 (i) shall survive consummation of the Merger, (ii) are intended, from and after the Effective Time, to be for the benefit of, and will be enforceable by, each indemnified or insured party (including the Indemnified Parties), his or her heirs and his or her Representatives and (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by Contract or otherwise.
SECTION 6.09   Certain NewCo Operational Matters.
(a)   Name and Ticker.   NewCo’s name and ticker symbol shall be jointly determined by Black Hills and NorthWestern prior to the Effective Time; provided that Black Hills and NorthWestern shall determine NewCo’s name prior to the time that the Charter Amendment is submitted to Black Hills’s shareholders for approval.
(b)   Corporate Headquarters.   NewCo will have its corporate headquarters in Rapid City, South Dakota.
SECTION 6.10   Employee Matters.
(a)   In order to further an orderly transition, and subject to applicable Law, Black Hills and NorthWestern shall cooperate in good faith in reviewing, evaluating and analyzing the Black Hills Benefit Plans and NorthWestern Benefit Plans with a view toward developing appropriate new benefit plans, or selecting the Black Hills Benefit Plans or NorthWestern Benefit Plans, as applicable, that shall apply with respect to employees of NewCo and its Subsidiaries (collectively, the “New Benefit Plans”), which New Benefit Plans shall, to the extent permitted by applicable Law, and among other things (i) treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including duties, geographic location, tenure qualifications and abilities, and (ii) not discriminate between employees who were covered by Black Hills Benefit Plans, on the one hand, and those covered by NorthWestern Benefit Plans, on the other hand, at the Effective Time.
(b)   Each individual who is an employee of Black Hills, any Black Hills Subsidiary, NorthWestern, or any NorthWestern Subsidiary immediately prior to the Effective Time (including those on paid time off or leave of absence) and continues to be an employee of NewCo or a Subsidiary thereof immediately following the Effective Time is referred to as a “Continuing Employee.” For a period of 12 months following the Effective Time, NewCo shall, and shall cause its Subsidiaries to, maintain for the benefit of each Continuing Employee a base salary or wage rate that are no less favorable than that in effect for such employee as of immediately prior to the Effective Time.
(c)   With respect to all employee benefit plans of NewCo or its Subsidiaries, including any New Benefit Plan and any “employee benefit plan” (as defined in Section 3(3) of ERISA) (including any vacation, paid time-off and severance plans), and subject to obligations under applicable collective bargaining agreements, works council agreements, union contracts or similar labor agreements, each employee’s service with Black Hills, any Black Hills Subsidiary, NorthWestern or any NorthWestern Subsidiary (as well as service with any predecessor employer of the foregoing, to the extent service with the predecessor employer was recognized by Black Hills or NorthWestern prior to the date hereof and is accurately reflected within its employee’s records) shall be treated as service with NewCo or any of its Subsidiaries for all purposes, including determining eligibility to participate, level of benefits, vesting and benefit accruals, except (i) to the extent that such service was not recognized under the corresponding Black Hills Benefit Plan or NorthWestern Benefit Plan (as applicable) immediately prior to the Effective Time, (ii) for purposes of any defined benefit retirement plan, any retiree welfare benefit plan, any grandfathered or frozen plan or any plan under which similarly situated employees of NewCo and its Subsidiaries do not receive credit for prior service or (iii) to the extent that such recognition would result in any duplication of benefits for the same period of service. For the avoidance of doubt, NewCo shall, or shall cause its applicable Subsidiary to, honor in accordance with their terms (including any provisions relating to amendment) all of the employment, severance, retention, termination and change in control plans, policies, programs, agreements and arrangements maintained by Black Hills, any Black Hills Subsidiary, NorthWestern or any NorthWestern Subsidiary, as well as all collective bargaining agreements, works council agreements, union contracts or similar labor agreements to which Black Hills, any Black Hills Subsidiary, NorthWestern or any NorthWestern Subsidiary is bound, in each case, as in effect at the Effective Time (subject to the provision of Section 5.01 and Section 5.02, as applicable).
(d)   Between the date hereof and the Effective Time, any written notices or communication materials (including website postings) from Black Hills or its Affiliates or NorthWestern or its Affiliates to their respective employees with respect to the Merger or employment, compensation or benefits matters addressed in this Agreement or related, directly or indirectly, to the Merger or employment thereafter, shall be subject to the reasonable prior review and comment of Black Hills or NorthWestern, as applicable, which comments shall be considered in good faith by the receiving Party.

(e)   Notwithstanding anything to the contrary herein, the provisions of this Section 6.10 are solely for the benefit of the Parties to this Agreement, and no provision of this Section 6.10 is intended to, or shall, constitute the establishment or adoption of or an amendment to any employee benefit plan for purposes of ERISA or otherwise and no Black Hills Personnel or NorthWestern Personnel or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of this Section 6.10 or have the right to enforce the provisions hereof including in respect of continued employment (or resumed employment). Nothing contained herein shall alter the at-will employment relationship of any Black Hills employee or NorthWestern employee.
SECTION 6.11   Takeover Statutes.   If any Takeover Statute or similar statute or regulation becomes applicable to this Agreement or the Merger, Black Hills and the Black Hills Board (assuming that the representations and warranties of NorthWestern contained in Section 4.19 are true and correct) and NorthWestern and the NorthWestern Board (assuming that the representations and warranties of Black Hills contained in Section 3.19 are true and correct) shall use reasonable best efforts to grant such approvals and take such actions to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement.
SECTION 6.12   Stock Exchange Listing.   Black Hills shall use reasonable best efforts to cause the shares of Black Hills Common Stock to be issued in the Merger to be approved for listing on the NYSE or such other stock exchange that Black Hills and NorthWestern agree that NewCo shares will be listed (“NewCo’s Exchange”), subject to official notice of issuance, prior to the Closing. NorthWestern shall use its reasonable best efforts to cooperate with Black Hills in connection with the foregoing, including by providing information reasonably requested by Black Hills in connection therewith.
SECTION 6.13   Tax Matters.
(a)   Neither Black Hills nor NorthWestern shall, nor shall they permit their respective Subsidiaries to, nor shall Merger Sub, take any action that would prevent or impede, or would reasonably be expected to prevent or impede, the Merger from qualifying for the Reorganization Treatment, and each of Black Hills and NorthWestern shall, and shall cause their respective Subsidiaries to, and Merger Sub shall, use its reasonable best efforts to cause the Merger to qualify for the Reorganization Treatment. For U.S. federal income Tax purposes, it is intended that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the regulations promulgated thereunder and this Agreement is intended to constitute, and the Parties hereto hereby adopt this Agreement as, a “plan of reorganization” for purposes of Section 354, 361 and 368 of the Code and within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) (the “Reorganization Treatment”). Each of Black Hills and NorthWestern shall report the Merger for all Tax purposes in a manner consistent with the Reorganization Treatment unless otherwise required as a result of a “determination” within the meaning of Section 1313(a) of the Code. None of Black Hills, NorthWestern or any Subsidiary of Black Hills or NorthWestern shall have any liability or obligation to any holder of NorthWestern Common Stock should the Merger fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.
(b)   Each of Black Hills and NorthWestern shall use its reasonable best efforts and shall cooperate with the other to obtain (i) the opinion of Faegre Drinker Biddle & Reath LLP or another nationally recognized tax counsel reasonably acceptable to Black Hills (“Black Hills Tax Counsel”) dated as of the Closing Date, in form and substance reasonably satisfactory to Black Hills, to the effect that, on the basis of the facts, representations, and assumptions set forth or referred to in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, (ii) the opinion of Morgan, Lewis & Bockius LLP or another nationally recognized tax counsel reasonably acceptable to NorthWestern (“NorthWestern Tax Counsel”) dated as of the Closing Date, in form and substance reasonably satisfactory to NorthWestern, to the effect that, on the basis of the facts, representations, and assumptions set forth or referred to in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and (iii) any opinion(s) of Black Hills Tax Counsel to be issued in connection with the declaration of effectiveness of the Form S-4 by the SEC regarding the Reorganization Treatment (each such opinion, a “Tax Opinion”).

(c)   In connection with the rendering of any Tax Opinion, (i) Black Hills (and Merger Sub) shall deliver to NorthWestern Tax Counsel or Black Hills Tax Counsel, as applicable, a duly executed certificate containing such representations and warranties as shall be reasonably satisfactory in form and substance to such applicable counsel in order to enable such applicable counsel to render such Tax Opinion (a “Black Hills Tax Certificate”), (ii) NorthWestern shall deliver to NorthWestern Tax Counsel or Black Hills Tax Counsel, as applicable, a duly executed certificate containing such representations and warranties as shall be reasonably satisfactory in form and substance to such applicable counsel in order to enable such applicable counsel to render such Tax Opinion (a “NorthWestern Tax Certificate”), (iii) Black Hills and NorthWestern shall provide such other information as is reasonably requested by NorthWestern Tax Counsel or Black Hills Tax Counsel, as applicable, for purposes of rendering such Tax Opinion, and (iv) NorthWestern Tax Counsel or Black Hills Tax Counsel, as applicable, shall be entitled to rely upon representations contained in the applicable Black Hills Tax Certificate and the applicable NorthWestern Tax Certificate and any other information as such applicable counsel shall determine in rendering such Tax Opinion.
SECTION 6.14   Stock Exchange Delisting; Deregistration.   Prior to the Effective Time, the Parties shall use their respective reasonable best efforts to facilitate the commencement of the delisting of NorthWestern and of the shares of NorthWestern Common Stock from Nasdaq and the deregistration of such shares under the Exchange Act as promptly as practicable after the Effective Time. Prior to the Effective Time, NorthWestern shall not voluntarily delist the NorthWestern Common Stock from Nasdaq.
SECTION 6.15   Merger Sub Approval.   Black Hills shall not attempt to revoke the Merger Sub Stockholder Consent at any time, whether before or after its effectiveness.
SECTION 6.16   Financing and Indebtedness.
(a)   During the period from the date of this Agreement to the Effective Time, the Parties hereto shall cooperate in good faith to mutually determine and use reasonable best efforts to implement any necessary, appropriate or desirable arrangements, in anticipation of the consummation of the Merger and the other Transactions, regarding each Party’s and its Subsidiaries’ credit agreements, indentures or other documents governing or relating to Indebtedness of the Parties and their Subsidiaries, including arrangements by way of amendments, consents, redemption, payoff, new financing or otherwise, with respect to refinancing or retaining a Party’s or its Subsidiaries’ credit agreements or notes.
(b)   Notwithstanding anything to the contrary in this Section 6.16, (i) no action contemplated in this Section 6.16 shall be required if any such action shall: (i) cause any director, officer or employee of Black Hills or any of its Subsidiaries, or NorthWestern or any of its Subsidiaries, to incur any personal liability; (ii) require Black Hills or any of its Subsidiaries, or NorthWestern or any of its Subsidiaries, to execute and deliver any pledge or security documents or certificates, documents or instruments relating to the provision of collateral in connection with any financing prior to the Closing; (iii) require Black Hills or any of its Subsidiaries, or NorthWestern or any of its Subsidiaries, to execute and deliver any documentation related to any financing that is effective prior to the Closing Date; (iv) (A) jeopardize (in Black Hills’s reasonable determination) any attorney-client privilege of Black Hills or any of its Subsidiaries (in which case Black Hills and such Subsidiaries shall use reasonable best efforts to take such action in a manner that would not jeopardize such attorney-client privilege) or (B) jeopardize (in NorthWestern’s reasonable determination) any attorney-client privilege of NorthWestern or any of its Subsidiaries (in which case NorthWestern and such Subsidiaries shall use reasonable best efforts to take such action in a manner that would not jeopardize such attorney-client privilege); or (v) result in a material violation or breach of, or a default under, the Organizational Documents of Black Hills or its Subsidiaries, or the Organizational Documents of NorthWestern or its Subsidiaries, or any applicable Law.
SECTION 6.17   Notification.
(a)   Black Hills shall, reasonably promptly after obtaining Knowledge of any of the following, notify NorthWestern of (i) any inaccuracy of any representation or warranty of Black Hills contained herein, (ii) any failure of Black Hills to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder, or (iii) any statement from Black Hills Tax Counsel that it will be unable to provide a Tax Opinion; in the case of each of clauses (i) and (ii), if and only to the extent that such inaccuracy, failure or inability would cause any of the conditions to the obligations of NorthWestern to effect the Merger set forth in Section 7.03(a) or Section 7.03(b) to fail to be satisfied at the Closing, and in the case of clause (iii), if and only to the extent that such inaccuracy, failure or inability would cause the condition to the obligations of Black Hills to effect the Merger set forth in Section 7.02(e) to fail to be satisfied at the Closing.
(b)   NorthWestern shall, reasonably promptly after obtaining Knowledge of any of the following, notify Black Hills of (i) any inaccuracy of any representation or warranty of NorthWestern contained herein, (ii) any failure of NorthWestern to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder, or (iii) any statement from NorthWestern Tax Counsel that it will be unable to provide a Tax Opinion; in the case of each of clauses (i) and (ii), if and only to the extent that inaccuracy, failure or inability would cause any of the conditions to the obligations of Black Hills to effect the Merger set forth in Section 7.02(a) or Section 7.02(b) to fail to be satisfied at the Closing, and in the case of clause (iii), if and only to the extent that such inaccuracy, failure or inability would cause the condition to the obligations of NorthWestern to effect the Merger set forth in Section 7.03(e) to fail to be satisfied at the Closing.
(c)   The delivery of any notice pursuant to this Section 6.17 shall not affect or be deemed to modify any representation or warranty (or cure any inaccuracy thereof) of Black Hills or NorthWestern, as the case may be, set forth in this Agreement or the conditions to the obligations of Black Hills or NorthWestern to consummate the Merger or the remedies available to the Parties hereunder.
(d)   A Party’s failure to comply with this Section 6.17 shall not be deemed, in and of itself, a failure to perform in all material respects all covenants and agreements required to be performed by such Party under this Agreement or otherwise provide the other Party the right not to effect the Merger, except to the extent that any other provision of this Agreement independently provides such right.
ARTICLE VII
CONDITIONS PRECEDENT
SECTION 7.01   Conditions to Each Party’s Obligation to Effect the Merger.   The respective obligations of the Parties to effect the Merger is subject to the satisfaction or waiver, in whole or in part (to the extent permitted by applicable Law) at or prior to the Closing of the following conditions:
(a)   Approvals.   Each of the Black Hills Shareholder Approval and the NorthWestern Stockholder Approval shall have been obtained.
(b)   Required Statutory Approvals.   The Required Statutory Approvals, including the expiration or termination of any waiting period applicable to the Merger under the HSR Act, shall have been obtained at or prior to the Effective Time and such approvals shall have become Final Orders, and such Final Orders shall not include or impose any undertaking, term, condition, liability, obligation, commitment, sanction or other measure that, individually or in the aggregate, has resulted in or would reasonably be expected to result in a Regulatory Material Adverse Effect. For purposes of this Section 7.01(b), a “Final Order” means a Judgment by the relevant Governmental Entity that (i) has not been reversed, stayed, enjoined, set aside, annulled or suspended and is in full force and effect and (ii) with respect to which, if applicable, any mandatory waiting period prescribed by Law before the Merger may be consummated has expired or been terminated.
(c)   No Legal Restraints.   (i) No Judgment issued by any court or Governmental Entity or other legal restraint or prohibition that prevents, makes illegal or prohibits the consummation of the Merger or that imposes, or conditions the Merger in a manner that constitutes, a Regulatory Material Adverse Effect, whether preliminary, temporary or permanent, shall be in effect and (ii) no Law, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity after the date of this Agreement which prevents, makes illegal or prohibits the consummation of the Merger (any such Law or Judgment, a “Legal Restraint”).
(d)   Listing.   The shares of Black Hills Common Stock issuable in the Merger shall have been approved for listing on NewCo’s Exchange, subject to official notice of issuance.

(e)   Form S-4.   The Form S-4 shall have become effective under the Securities Act and shall not be subject of any stop order or proceeding seeking a stop order, and no proceedings for such purpose shall have been initiated or threatened by the SEC and not withdrawn.
SECTION 7.02   Conditions to Obligation of Black Hills.   The obligation of Black Hills to consummate the Merger is further subject to the satisfaction or waiver (by Black Hills) at or prior to the Closing of the following conditions:
(a)   Representations and Warranties.   (i) The representations and warranties of NorthWestern contained herein (except for the representations and warranties contained in Section 4.01, Section 4.03, Section 4.04, Section 4.07(b), Section 4.13 and Section 4.22) shall be true and correct (without giving effect to any qualification or limitation as to “materiality” or “NorthWestern Material Adverse Effect” set forth therein) in each case as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a NorthWestern Material Adverse Effect, (ii) the representations and warranties of NorthWestern contained in Section 4.01, Section 4.03(c), Section 4.04, Section 4.13 and Section 4.22 shall be true and correct in all material respects in each case as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), (iii) the representations and warranties of NorthWestern contained in Section 4.03(a) and Section 4.03(b) shall be true and correct in all respects in each case as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except for any de minimis inaccuracies, and (iv) the representations and warranties of NorthWestern contained in Section 4.07(b) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date).
(b)   Performance of Covenants and Agreements of NorthWestern.   NorthWestern shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing.
(c)   Absence of NorthWestern Material Adverse Effect.   Since the date of this Agreement, no Change that, individually or in the aggregate, has had or would reasonably be expected to have a NorthWestern Material Adverse Effect shall have occurred and be continuing.
(d)   Officer’s Certificates.   Black Hills shall have received a certificate signed on behalf of NorthWestern by an executive officer of NorthWestern, certifying the satisfaction of the conditions set forth in Section 7.02(a), Section 7.02(b) and Section 7.02(c).
(e)   Tax Opinion.   Black Hills shall have received a Tax Opinion from Black Hills Tax Counsel.
SECTION 7.03   Conditions to Obligation of NorthWestern.   The obligation of NorthWestern to consummate the Merger is further subject to the satisfaction or waiver (by NorthWestern) at or prior to the Closing of the following conditions:
(a)   Representations and Warranties.   (i) The representations and warranties of Black Hills and Merger Sub contained herein (except for the representations and warranties contained in Section 3.01, Section 3.03, Section 3.04, Section 3.07(b), Section 3.13 and Section 3.22) shall be true and correct (without giving effect to any qualification or limitation as to “materiality” or “Black Hills Material Adverse Effect” set forth therein) in each case as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Black Hills Material Adverse Effect, (ii) the representations and warranties of Black Hills and Merger Sub contained in Section 3.01, Section 3.03(c), Section 3.04, Section 3.13 and Section 3.22 shall be true and correct in all material respects in each case as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), (iii) the representations and warranties of Black Hills and Merger Sub contained in Section 3.03(a) and Section 3.03(b) shall be true and correct in all respects in each case as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except for any de minimis inaccuracies, and (iv) the representations and warranties of Black Hills and Merger Sub contained in Section 3.07(b) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date).
(b)   Performance of Covenants and Agreements.   Each of Black Hills and Merger Sub shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing.
(c)   Absence of Black Hills Material Adverse Effect.   Since the date of this Agreement, no Change that, individually or in the aggregate, has had or would reasonably be expected to have a Black Hills Material Adverse Effect shall have occurred and be continuing.
(d)   Officer’s Certificate.   NorthWestern shall have received a certificate signed on behalf of Black Hills by an executive officer of Black Hills certifying the satisfaction of the conditions set forth in Section 7.03(a), Section 7.03(b) and Section 7.03(c).
(e)   Tax Opinion.   NorthWestern shall have received a Tax Opinion from NorthWestern Tax Counsel.
ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER
SECTION 8.01   Termination Rights.
(a)   Termination by Mutual Consent.   Black Hills and NorthWestern shall have the right to terminate this Agreement at any time prior to the Effective Time, whether before or after receipt of the Black Hills Shareholder Approval or NorthWestern Stockholder Approval, by mutual written consent.
(b)   Termination by Either Black Hills or NorthWestern.   Each of Black Hills and NorthWestern shall have the right to terminate this Agreement, at any time prior to the Effective Time, whether before or after the receipt of the Black Hills Shareholder Approval or NorthWestern Stockholder Approval, if:
(i)   the Closing shall not have occurred by 5:00 p.m. Mountain Time on August 18, 2026, or such other date as mutually agreed by the Parties (the “End Date”); provided that (i) if, on or prior to the End Date, all of the conditions to the Closing set forth in Article VII have been satisfied or waived, as applicable, or shall then be capable of being satisfied (except for (A) any conditions set forth in Section 7.01(b) or Section 7.01(c) and (B) those conditions that by their nature are to be satisfied at the Closing, which conditions would be capable of being satisfied), then the End Date shall be automatically extended to 5:00 p.m. Mountain Time on November 18, 2026 (and if so extended, such later date being the End Date), and (ii) if, on or prior to such extended date, all of the conditions to the Closing set forth in Article VII have been satisfied or waived, as applicable, or shall then be capable of being satisfied (except for (1) any conditions set forth in Section 7.01(b) or Section 7.01(c) and (2) those conditions that by their nature are to be satisfied at the Closing, which conditions would be capable of being satisfied), then the End Date shall be automatically extended to 5:00 p.m. Mountain Time on February 18, 2027 (and if so extended, such later date being the End Date); provided, further, that the right to terminate this Agreement pursuant to this Section 8.01(b)(i) shall not be available to a Party if a material breach by such Party of any of its obligations, covenants or agreements under this Agreement has been the principal cause of or principally resulted in the failure of the Closing to have occurred prior to the End Date;
(ii)   the condition set forth in Section 7.01(c) is not satisfied and the Legal Restraint giving rise to such nonsatisfaction has become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 8.01(b)(ii) shall not be available to any Party if such failure to satisfy the condition set forth in Section 7.01(c) principally resulted from the failure of such Party to comply with its obligations, covenants or agreements under this Agreement;
(iii)   the Black Hills Shareholder Approval is not obtained at the Black Hills Shareholder Meeting duly convened (unless such Black Hills Shareholder Meeting has been adjourned in accordance with the terms of this Agreement, in which case at the final adjournment thereof); provided, however, that the right to terminate this Agreement under this Section 8.01(b)(iii) shall not be available to any Party if such Party’s failure to perform any of its obligations under this Agreement is the principal cause of the failure to obtain the Black Hills Shareholder Approval; or
(iv)   the NorthWestern Stockholder Approval is not obtained at the NorthWestern Stockholder Meeting duly convened (unless such NorthWestern Stockholder Meeting has been adjourned in accordance with the terms of this Agreement, in which case at the final adjournment thereof); provided, however, that the right to terminate this Agreement under this Section 8.01(b)(iv) shall not be available to any Party if such Party’s failure to perform any of its obligations under this Agreement is the principal cause of the failure to obtain the NorthWestern Stockholder Approval.
(c)   Termination by Black Hills.   Black Hills shall have the right to terminate this Agreement:
(i)   at any time prior to the Effective Time, whether before or after the receipt of the Black Hills Shareholder Approval or the NorthWestern Stockholder Approval, if NorthWestern breaches or fails to perform any of its covenants or agreements contained herein, or if any of the representations or warranties of NorthWestern contained herein fails to be true and correct, which breach or failure to perform (1) would give rise to the failure of a condition set forth in Section 7.02(a) or Section 7.02(b), as applicable, and (2) is not capable of being cured by NorthWestern by the End Date (as it may be extended pursuant to Section 8.01(b)(i)) or is not cured by NorthWestern within 45 days after receiving written notice from Black Hills of such breach or failure; provided, however, that Black Hills shall not have the right to terminate this Agreement under this Section 8.01(c)(i) if Black Hills is then in breach of any covenant or agreement contained herein or any representation or warranty of Black Hills contained herein then fails to be true and correct such that the conditions set forth in Section 7.03(a) or Section 7.03(b), as applicable, could not then be satisfied; or
(ii)   whether before or after the receipt of the Black Hills Shareholder Approval, in the event that the NorthWestern Board or a committee thereof has made a NorthWestern Adverse Recommendation Change; provided, however, that Black Hills shall not have the right to terminate this Agreement under this Section 8.01(c)(ii) after the earlier of ten Business Days following the occurrence of the NorthWestern Adverse Recommendation Change and the time that the NorthWestern Stockholder Approval is obtained at the NorthWestern Stockholder Meeting.
(d)   Termination by NorthWestern.   NorthWestern shall have the right to terminate this Agreement:
(i)   at any time prior to the Effective Time, whether before or after the receipt of the Black Hills Shareholder Approval or the NorthWestern Stockholder Approval, if Black Hills or Merger Sub breaches or fails to perform any of its covenants or agreements contained herein, or if any of the representations or warranties of Black Hills or Merger Sub contained herein fails to be true and correct, which breach or failure to perform (1) would give rise to the failure of a condition set forth in Section 7.03(a) or Section 7.03(b), as applicable, and (2) is not capable of being cured by Black Hills by the End Date (as it may be extended pursuant to Section 8.01(b)(i)) or is not cured by Black Hills within 45 days after receiving written notice from NorthWestern of such breach or failure; provided, however, that NorthWestern shall not have the right to terminate this Agreement under this Section 8.01(d)(i) if NorthWestern is then in breach of any covenant or agreement contained herein or any representation or warranty of NorthWestern contained herein then fails to be true and correct such that the conditions set forth in Section 7.02(a) or Section 7.02(b), as applicable, could not then be satisfied; or

(ii)   whether before or after the receipt of the NorthWestern Stockholder Approval, in the event that the Black Hills Board or a committee thereof has made a Black Hills Adverse Recommendation Change; provided, however, that NorthWestern shall not have the right to terminate this Agreement under this Section 8.01(d)(ii) after the earlier of ten Business Days following the occurrence of the Black Hills Adverse Recommendation Change and the time that the Black Hills Shareholder Approval is obtained at the Black Hills Shareholder Meeting.
SECTION 8.02   Effect of Termination; Termination Fees.
(a)   In the event of termination of this Agreement by either NorthWestern or Black Hills as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Black Hills or NorthWestern (or any shareholder, Affiliate or Representative thereof), whether arising before or after such termination, based on, arising out of or relating to this Agreement or the negotiation, execution, performance or subject matter hereof (whether in contract or in tort or otherwise, or whether at law or in equity), except for (i) the last sentence of Section 6.02(b), Section 6.07, this Section 8.02 and the applicable provisions of Article IX and Article X, which provisions shall survive such termination, and (ii) liability of any Party (whether or not the terminating Party) for actual fraud or for any Willful Breach of this Agreement prior to such termination. The surviving liabilities described in the exception in the preceding sentence shall survive the termination of this Agreement (including damages payable to NorthWestern or Black Hills, as applicable, based on the loss of the right to receive the Merger Consideration that the stockholders of NorthWestern would have received if the Merger were consummated pursuant to the terms of the Agreement or the loss of the benefit that Black Hills would have received if the Merger were consummated pursuant to the terms of the Agreement) (“Benefit of the Bargain Damages”), which Benefit of the Bargain Damages Black Hills or NorthWestern, as applicable may retain, without distribution to its stockholders or shareholders, as applicable.
(b)   Termination Fees.
(i)   If NorthWestern terminates this Agreement pursuant to Section 8.01(d)(ii), then Black Hills shall pay NorthWestern a termination fee of $100,000,000 in cash (the “Black Hills Termination Fee”). Black Hills shall pay the Black Hills Termination Fee to NorthWestern (to an account designated in writing by NorthWestern) no later than three Business Days after the date of such termination of this Agreement by NorthWestern pursuant to Section 8.01(d)(ii).
(ii)   If (1) either (A) NorthWestern or Black Hills terminates this Agreement pursuant to Section 8.01(b)(i) without the Black Hills Shareholder Approval being obtained or pursuant to Section 8.01(b)(iii) or (B) NorthWestern terminates this Agreement pursuant to Section 8.01(d)(i), (2) (x) in the case of a termination pursuant to Section 8.01(b)(i) without the Black Hills Shareholder Approval being obtained or pursuant to Section 8.01(b)(iii), prior to the time of such termination a Black Hills Competing Proposal shall have been publicly made to the shareholders of Black Hills generally or shall otherwise have become publicly known or any Person shall have publicly announced an intention (whether or not conditional) to make a Black Hills Competing Proposal after the date hereof, or (y) in the case of a termination pursuant to Section 8.01(d)(i), there shall otherwise have been made known to the Board of Directors of Black Hills, an offer or proposal for a Black Hills Competing Proposal, in each case, which shall not have been irrevocably withdrawn at or prior to the Black Hills Shareholder Meeting, and (3) within 12 months after the termination of this Agreement, Black Hills shall have entered into a Black Hills Competing Agreement with respect to such Black Hills Competing Proposal, or consummated such Black Hills Competing Proposal, then Black Hills shall pay the Black Hills Termination Fee to NorthWestern (to an account designated in writing by NorthWestern) within three Business Days after the date Black Hills enters into such Black Hills Competing Agreement with respect to such Black Hills Competing Proposal or consummates such Black Hills Competing Proposal, as applicable. For purposes of clause (3) of this Section 8.02(b)(ii), the term “Black Hills Competing Proposal” shall have the meaning assigned to such term in Section 5.06(g)(i), except that the applicable percentage in the definition of “Black Hills Competing Proposal” shall be “more than 80%” rather than “20% or more.”

(iii)   If Black Hills terminates this Agreement pursuant to Section 8.01(c)(ii), then NorthWestern shall pay Black Hills a termination fee of $100,000,000 in cash (the “NorthWestern Termination Fee”). NorthWestern shall pay the NorthWestern Termination Fee to Black Hills (to an account designated in writing by Black Hills) no later than three Business Days after the date of such termination of this Agreement by Black Hills pursuant to Section 8.01(c)(ii).
(iv)   If (1) either (A) NorthWestern or Black Hills terminates this Agreement pursuant to Section 8.01(b)(i) without the NorthWestern Stockholder Approval being obtained or pursuant to Section 8.01(b)(iv) or (B) Black Hills terminates this Agreement pursuant to Section 8.01(c)(i), (2) (x) in the case of a termination pursuant to Section 8.01(b)(i) without the NorthWestern Stockholder Approval being obtained or pursuant to Section 8.01(b)(iv), prior to the time of such termination a NorthWestern Competing Proposal shall have been publicly made to the stockholders of NorthWestern generally or shall otherwise have become publicly known or any Person shall have publicly announced an intention (whether or not conditional) to make a NorthWestern Competing Proposal after the date hereof, or (y) in the case of a termination pursuant to Section 8.01(c)(i), there shall otherwise have been made known to the Board of Directors of NorthWestern an offer or proposal for a NorthWestern Competing Proposal, in each case, which shall not have been irrevocably withdrawn at or prior to the NorthWestern Stockholder Meeting, and (3) within 12 months after the termination of this Agreement, NorthWestern shall have entered into a NorthWestern Competing Agreement with respect to such NorthWestern Competing Proposal or consummated such NorthWestern Competing Proposal, then NorthWestern shall pay the NorthWestern Termination Fee to Black Hills (to an account designated in writing by Black Hills) within three Business Days after the date NorthWestern enters into such NorthWestern Competing Agreement with respect to such NorthWestern Competing Proposal or consummates such NorthWestern Competing Proposal, as applicable. For purposes of clause (3) of this Section 8.02(b)(iv), the term “NorthWestern Competing Proposal” shall have the meaning assigned to such term in Section 5.07(g)(i), except that the applicable percentage in the definition of “NorthWestern Competing Proposal” shall be “more than 80%” rather than “20% or more.”
(c)   The Parties acknowledge that the agreements contained in Section 8.02(b) are an integral part of the Transactions, and that, without these agreements, the Parties would not enter into this Agreement and any amount payable pursuant to Section 8.02(b) is not a penalty. If NorthWestern fails to promptly pay an amount due pursuant to Section 8.02(b)(iii) or Section 8.02(b)(iv) or Black Hills fails to promptly pay an amount due pursuant to Section 8.02(b)(i) or Section 8.02(b)(ii), and, in order to obtain such payment, NorthWestern, on the one hand, or Black Hills, on the other hand, commences a Claim that results in a Judgment against Black Hills for the amount set forth in Section 8.02(b)(i) or Section 8.02(b)(ii) or any portion thereof, or a Judgment against NorthWestern for the amount set forth in Section 8.02(b)(iii) or Section 8.02(b)(iv) or any portion thereof, Black Hills shall pay to NorthWestern, on the one hand, or NorthWestern shall pay to Black Hills, on the other hand, its costs and expenses (including reasonable attorneys’ fees and the fees and expenses of any expert or consultant engaged by Black Hills or NorthWestern, as applicable) in connection with such Claim, together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at the U.S. prime rate as quoted by The Wall Street Journal in effect on the date such payment was required to be made. Any amount payable pursuant to Section 8.02(b) shall be paid by the applicable Party by wire transfer of same-day funds prior to or on the date such payment is required to be made under Section 8.02(b).
(d)   Without limiting the rights of any Party under Section 9.08 prior to the termination of this Agreement pursuant to Section 8.01, if this Agreement is terminated under circumstances in which NorthWestern is obligated to pay the NorthWestern Termination Fee or Black Hills is obligated to pay the Black Hills Termination Fee, except as otherwise contemplated by the last sentence of this Section 8.02(d), upon payment of such NorthWestern Termination Fee or Black Hills Termination Fee (as applicable) and, if applicable, any costs and expenses due pursuant to Section 8.02(c) in accordance herewith, NorthWestern (in the case of payment of the NorthWestern Termination Fee) or Black Hills and Merger Sub (in the case of payment of the Black Hills Termination Fee) shall have no further liability with respect to this Agreement or the Transactions to any other Party or such other Party’s respective Affiliates, other Representatives or shareholders, and payment of the NorthWestern Termination Fee or Black Hills Termination Fee (as applicable) and such costs and expenses due shall be the receiving Party’s sole and exclusive remedy for any Claims, losses, liabilities, damages, Judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, suffered or incurred by such Party, its Affiliates, other Representatives and shareholders, and any other Person in connection with this Agreement, the Transactions (and the termination thereof) or any matter forming the basis for such termination, and the receiving Party shall not have, and each expressly waives and relinquishes, any other right, remedy or recourse (whether in contract or in tort or otherwise, or whether at law or in equity); provided that, nothing in this Section 8.02(d) shall release a Party from liability for actual fraud or for a Willful Breach of this Agreement. The Parties acknowledge and agree that in no event shall Black Hills or NorthWestern, as applicable, be required to pay the Black Hills Termination Fee or the NorthWestern Termination Fee, as applicable, on more than one occasion.
(e)   For purposes of this Agreement, “Willful Breach” means a material breach or failure to perform that is the consequence of a deliberate act or deliberate failure to act undertaken by the breaching Party with the Knowledge or intent that the taking of, or failure to take, such act would, or would reasonably be expected to, cause or constitute a material breach of this Agreement.
SECTION 8.03   Amendment.   This Agreement may be amended by the Parties at any time prior to the Effective Time; provided, however, that (a) after receipt of the Black Hills Shareholder Approval, there shall be made no amendment that by Law requires further approval by the shareholders of Black Hills without the further approval of such shareholders, (b) after receipt of the NorthWestern Stockholder Approval, there shall be no amendment that by Law requires further approval by the stockholders of NorthWestern without the further approval of such stockholders, and (c) except as provided above, no amendment of this Agreement shall require the approval of the stockholders of NorthWestern or the shareholders of Black Hills. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.
SECTION 8.04   Extension; Waiver.   At any time prior to the Effective Time, a Party may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant to this Agreement, (c) waive compliance with any covenants and agreements contained herein or (d) waive the satisfaction of any of the conditions contained herein. No extension or waiver by Black Hills or NorthWestern shall require the approval of the shareholders of Black Hills or the approval of the stockholders of NorthWestern, respectively, unless such approval is required by applicable Law. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. Any extension or waiver given in compliance with this Section 8.04 or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
SECTION 8.05   Procedure for Termination.   Termination of this Agreement prior to the Effective Time shall not require the approval of the shareholders of any Party. The Party desiring to terminate this Agreement pursuant to Section 8.01 shall give written notice of such termination to the other Parties in accordance with Section 9.02, specifying the provision of this Agreement pursuant to which such termination is effected.
ARTICLE IX
GENERAL PROVISIONS
SECTION 9.01   Nature of Representations and Warranties; Recourse Limitations.
(a)   None of the representations or warranties contained herein or in any instrument delivered pursuant to this Agreement shall survive, and all rights, Claims and causes of action (whether in contract or in tort or otherwise, or whether at law or in equity) with respect thereto shall terminate at the Effective Time. Except for any covenant or agreement that by its terms contemplates performance after the Effective Time, none of the covenants or agreements of the Parties contained herein shall survive, and all rights, Claims and causes of action (whether in contract or in tort or otherwise, or whether at law or in equity) with respect to such covenants and agreements shall terminate at, the Effective Time.
(b)   Any opinion, projection, forecast, statement, budget, estimate, advice or other information with respect to the projections, budgets, or estimates of future revenues, results of operations (or any component thereof), cash flows, financial condition (or any component thereof) or the future business and operations of another Party or its Subsidiaries (collectively, “Projections”) that may have been provided or made available by such Party or its Representatives has been provided on a non-reliance basis without any representation or warranty. Except for the representations and warranties expressly set forth in Article III (as modified by the Black Hills Disclosure Letter), in Article IV (as modified by the NorthWestern Disclosure Letter) or in any certificate delivered by a Party to another Party in accordance with the terms hereof (the “Express Representations”), each Party (i) specifically acknowledges and agrees that none of the Parties or any of their Representatives or any other Person makes, or has made, any other express or implied representation or warranty whatsoever (whether at law or in equity), including with respect to such Party or its Subsidiaries or Affiliates or any of their respective businesses, assets, employees, Permits, liabilities, operations, prospects, condition (financial or otherwise) or any Projection, and hereby expressly waives and relinquishes any and all rights, Claims or causes of action (whether in contract or in tort or otherwise, or whether at law or in equity) based on, arising out of or relating to any such other representation or warranty or any Projection, (ii) specifically acknowledges and agrees to each other Party’s express disclaimer and negation of any such other representation or warranty or any Projection and of all liability and responsibility for any such other representation or warranty or any Projection, (iii) expressly waives and relinquishes any and all rights, Claims and causes of action (whether in contract or in tort or otherwise, or whether at law or in equity) against any Person (including any other Party) based on, arising out of, relating to or in connection with any Projection or any other information provided by or on behalf of any other Party (including the accuracy, completeness or materiality thereof), and (iv) agrees that the sole recourse under this Agreement shall be against the other Parties hereto and that no other Person (including the Representatives or shareholders of the other Parties) shall have any liability or obligation (and, in furtherance thereof, hereby expressly waives and relinquishes any and all rights, Claims and causes of action (whether in contract or in tort or otherwise, or whether at law or in equity) against any such Person) based on, arising out of, relating to or in connection this Agreement (or the negotiation, execution, performance or subject matter of this Agreement) or the Transactions (including for any alleged nondisclosure or misrepresentations made by any such Person). Each Party acknowledges and agrees that it has conducted to its satisfaction its own independent investigation of the Transactions and, in making its determination to enter into this Agreement and proceed with the Transactions, has relied solely on the Express Representations, and except for such Express Representations, it has not relied on, or been induced by, any representation, warranty or other statement of or by any other Party (or the Affiliates or other Representatives of any Party) or any other Person, including any Projection, in determining to enter into this Agreement and proceed with the Transactions.
SECTION 9.02   Notices.   All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand, (b) when sent by email (with written confirmation of transmission), if sent on or prior to 5:00 p.m. Mountain Time on a Business Day, otherwise at 9:00 a.m. Mountain Time on the next succeeding Business Day, or (c) on the scheduled date of delivery, if sent by an internationally recognized express courier with guaranteed delivery (with written confirmation of receipt), if delivered on or prior to 5:00 p.m. Mountain Time on a Business Day, otherwise at 9:00 a.m. Mountain Time on the next succeeding Business Day, at the following addresses (or to such other address as a Party may have specified by notice given to the other Party pursuant to this provision):
To NorthWestern:
NorthWestern Energy Group, Inc.
208 N. Montana Ave., Suite 200
Helene, MT 59601
Attention:
Shannon M. Heim, General Counsel

Email:
shannon.heim@northwestern.com

with a copy (which shall not constitute notice) to:
Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, NY 10178
Attention:
John G. Klauberg

 R. Alec Dawson
 Andrew L. Milano
Email:
john.klauberg@morganlewis.com

 alec.dawson@morganlewis.com
 andrew.milano@morganlewis.com
To Black Hills or Merger Sub:
Black Hills Corporation
7001 Mount Rushmore Road
Rapid City, South Dakota 57702
Attention:
Chief Financial Officer

Email:
Kim.Nooney@blackhillscorp.com

with a copy (which shall not constitute notice) to:
Faegre Drinker Biddle & Reath LLP
90 South Seventh Street
Minneapolis, Minnesota 55402
Attention:
John Marcil

 Mike Stanchfield
 Brandon Mason
Email:
john.marcil@faegredrinker.com

 mike.stanchfield@faegredrinker.com
 brandon.mason@faegredrinker.com
SECTION 9.03   Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party or such Party waives its rights under this Section 9.03 with respect thereto. Upon any determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that Transactions are fulfilled to the extent possible.
SECTION 9.04   Counterparts.   This Agreement may be executed in one or more counterparts (including by means of facsimile or email in .pdf format), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.
SECTION 9.05   Entire Agreement; No Third-Party Beneficiaries.   This Agreement, taken together with the Black Hills Disclosure Letter, the NorthWestern Disclosure Letter and the exhibits hereto and other instruments referred to herein, and the Confidentiality Agreement, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between or among the Parties with respect to the Merger. Except (a) after the Effective Time, the rights of NorthWestern’s stockholders to receive the Merger Consideration and payments, and the rights of the holders of NorthWestern Equity Awards to receive the Assumed Equity Awards, in each case pursuant to Article II, and (b) after the Effective Time, as expressly provided in Section 6.08, each Party agrees that (i) their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Agreement and (ii) this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.
SECTION 9.06   Governing Law.   This Agreement, and all Claims or causes of action of the Parties (whether in contract or in tort or otherwise, or whether at law or in equity) that may be based on, arise out of or relate to this Agreement or the negotiation, execution, performance or subject matter hereof, shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to principles of conflict of laws, except to the extent any mandatory provisions of the South Dakota Business Corporation Act govern.
SECTION 9.07   Assignment.   Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the Parties without the prior written consent of the other Parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.
SECTION 9.08   Specific Enforcement.   The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that monetary damages (including Benefit of the Bargain Damages), even if available, would not be an adequate remedy therefor. It is accordingly agreed that, at any time prior to the termination of this Agreement pursuant to Article VIII, the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement, including the right of a Party to cause each other Party to consummate the Merger and the other Transactions, in any court referred to in Section 9.09, without proof of actual damages (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach. If any Party brings any Claim to enforce specifically the performance of the terms and provisions of this Agreement when expressly available to such Party pursuant to the terms of this Agreement, then, notwithstanding anything to the contrary herein, the End Date shall automatically be extended by the period of time between the commencement of such Claim and the date on which such Claim is fully and finally resolved. While a Party may simultaneously pursue both a grant of specific performance, injunction or other equitable remedies under this Section 9.08 and the payment of the Black Hills Termination Fee or the NorthWestern Termination Fee under Section 8.02, under no circumstances shall a Party be permitted or entitled to receive both a grant of specific performance of the obligation to consummate the Transactions pursuant to which Closing actually occurs and monetary damages in connection with this Agreement of any termination thereof, including all or any portion of the Black Hills Termination Fee or the NorthWestern Termination Fee, as applicable.
SECTION 9.09   Jurisdiction; Venue.   All Claims arising from, under or in connection with this Agreement shall be raised to and exclusively determined by the Delaware Court of Chancery (or, if such court does not have subject matter jurisdiction, any federal or state court in the State of Delaware, to whose jurisdiction and venue the Parties unconditionally consent and submit), and any appellate court therefrom. Each Party hereby irrevocably and unconditionally waives any objection to the laying of venue of Claims arising out of this Agreement in such court and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Claim brought in any such court has been brought in an inconvenient forum. Each of the Parties agrees that a final judgment in any such Claim shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9.02 hereof shall be effective service of process for any Claim brought against such Party in any such court.
SECTION 9.10   Waiver of Jury Trial.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY

MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.
ARTICLE X
DEFINITIONS AND INTERPRETATION
SECTION 10.01   Certain Defined Terms.   For purposes of this Agreement, each of the following terms has the meaning specified in this Section 10.01:
“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains confidentiality provisions that are no less favorable in the aggregate to Black Hills or NorthWestern, as applicable, than those contained in the Confidentiality Agreement; provided that such confidentiality agreement shall not include any provision calling for an exclusive right to negotiate with any Party to this Agreement or otherwise conflicting with the obligations of any Party under this Agreement and shall permit the disclosures contemplated by Section 5.06 or Section 5.07.
“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of this definition, “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by Contract, as trustee or executor, or otherwise.
“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any other Laws applicable to Black Hills and its Affiliates or NorthWestern and its Affiliates, as applicable, concerning or relating to bribery or corruption.
“Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, all applicable state, foreign or supranational Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
“Assumed Equity Awards” means NewCo equity awards issued in consideration, substitution, adjustment or conversion of NorthWestern Equity Awards pursuant to Section 2.03(a).
“Black Hills Benefit Plan” means each (a) employee benefit plan (as defined in Section 3(3) of ERISA, whether or not subject to ERISA) or post-retirement or employment health or medical plan, program, policy or arrangement, and (b) any other plan, program, policy, Contract (including consulting or employment Contract), or arrangement providing for bonus, incentive or deferred compensation or equity or equity-based compensation, severance, change-in control, retention or termination pay, compensation, pension, retirement, savings, insurance, fringe benefits, welfare or other benefit, in each case, sponsored, maintained, contributed to or required to be maintained or contributed to by Black Hills or any Black Hills Subsidiary for the benefit of any Black Hills Personnel (or any spouse, dependent or beneficiary of any such individual), or for which Black Hills or any Black Hills Subsidiary has any direct or indirect liability, excluding any multiemployer plan, as defined in Section 3(37) of ERISA.
“Black Hills Commonly Controlled Entity” means any Person that, together with Black Hills, is treated as a single employer under Section 414 of the Code.

“Black Hills Equity Awards” means Black Hills PSU Awards, Black Hills Share Equivalent Awards and awards of Black Hills Restricted Shares.
“Black Hills Material Adverse Effect” means any Change that has had or would reasonably be expected to have, individually or in the aggregate with all other Changes, a material adverse effect on the business, financial condition or results of operations of Black Hills and the Black Hills Subsidiaries, taken as a whole, excluding any of the following, and any Change to the extent it results from or arises out of any of the following: (a) any change or condition generally affecting any industry in which Black Hills or any Black Hills Subsidiary operates, including electric or natural gas generating, transmission or distribution industries; (b) any change generally affecting economic, social, legislative or political conditions, any change generally affecting any securities, credit, financial or other capital markets, or any change in prevailing interest rates, tariffs, or trade regulations, in each case in the United States, in any foreign jurisdiction or in any specific geographical area; (c) any failure in and of itself by Black Hills or any Black Hills Subsidiary to meet any internal or public projection, budget, forecast, estimate or prediction in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may, if not otherwise excluded from being, or being taken into account in determining whether, a Black Hills Material Adverse Effect has occurred or would reasonably be expected to occur, be deemed to constitute, or be taken into account in determining whether there has or will be, a Black Hills Material Adverse Effect); (d) the announcement, negotiation, execution, delivery or performance of this Agreement or the consummation of the Merger, including (i) any action taken by Black Hills or any Black Hills Subsidiary that is expressly required pursuant to this Agreement, or is consented to in writing by NorthWestern, or the failure to take any action specifically prohibited by this Agreement (in each case, excluding any such actions required to be taken or not taken pursuant to Section 5.01) or (ii) any adverse change in supplier, employee, regulatory, partner or similar relationships resulting therefrom (except that this clause (d) shall not apply with respect to the representations or warranties in Section 3.05); (e) the market for commodities, including any change in the price or availability of commodities; (f) any change in and of itself in the market price or trading volume of shares of Black Hills Common Stock on the NYSE (it being understood that the facts or occurrences giving rise to or contributing to such change may, if not otherwise excluded from being, or being taken into account in determining whether, a Black Hills Material Adverse Effect has occurred or would reasonably be expected to occur, be deemed to constitute, or be taking into account in determining whether there has or will be, a Black Hills Material Adverse Effect); (g) any change or proposed change after the date hereof in applicable Law, regulation or GAAP (or authoritative interpretation thereof); (h) geopolitical conditions, the outbreak or escalation of hostilities, any act of war, sabotage or terrorism, any civil unrest, or any escalation or worsening of any of the foregoing; (i) any public health emergency (including any epidemic or pandemic); (j) any hurricane, snow storm or blizzard, strong winds, ice event, fire, tornado, tsunami, flood, earthquake or other natural or manmade disaster or severe weather-related event, circumstance or development; (k) any change in credit rating or outlook (other than a change to a rating, or an outlook contemplating a change to a rating, below investment grade) (it being understood that the facts or occurrences giving rise to or contributing to such change may, if not otherwise excluded from being, or being taken into account in determining whether, a Black Hills Material Adverse Effect has occurred or would reasonably be expected to occur, be deemed to constitute, or be taking into account in determining whether there has or will be, a Black Hills Material Adverse Effect) or (l) any change or effect arising from any requirements imposed by or commitment offered to any Governmental Entities as a condition to obtaining the Required Statutory Approvals; provided, however, that any Change set forth in clause (a), (b), (e), (g), (h) or (i) above may be taken into account in determining whether a Black Hills Material Adverse Effect has occurred solely to the extent such Change has or would reasonably be expected to have a disproportionate adverse effect on Black Hills and the Black Hills Subsidiaries, taken as a whole, as compared to other participants in the industries in which Black Hills and its Subsidiaries operate (in which case, only the incremental disproportionate impact of such Change may be taken into account in determining whether there has been, or would be, a Black Hills Material Adverse Effect, to the extent such Change is not otherwise excluded from being taken into account under this definition).
“Black Hills Non-Employee Director Equity Compensation Plan” means the Black Hills Non-Employee Director Equity Compensation Plan, a sub-plan within the Black Hills Stock Plan.

“Black Hills Prior Nonqualified Deferred Compensation Plan” means the Black Hills Nonqualified Deferred Compensation Plan (As Amended and Restated effective January 1, 2011).
“Black Hills Personnel” means any current or former director, officer or employee of Black Hills or any Black Hills Subsidiary.
“Black Hills Post-2018 Nonqualified Deferred Compensation Plan” means the Black Hills Amended & Restated Post-2018 Nonqualified Deferred Compensation Plan.
“Black Hills PSU Award” means each award of performance-based vesting restricted stock units relating to Black Hills Common Stock granted under the Black Hills Stock Plan.
“Black Hills Restricted Shares” means each unvested restricted share of Black Hills Common Stock issued under the Black Hills Stock Plan.
“Black Hills Share Equivalent Award” means each award of restricted stock units, phantom stock or other share equivalents (in each case other than Black Hills PSU Awards) related to Black Hills Common Stock granted by Black Hills to Black Hills Personnel, including under the Black Hills Stock Plan. Black Hills Share Equivalent Awards consist of (a) director phantom stock units granted under the Outside Directors Stock Based Compensation Plan, (b) director restricted stock units granted under the Black Hills Non-Employee Director Equity Compensation, (c) deferred restricted stock units granted under the Black Hills Prior Nonqualified Deferred Compensation Plan, accrued dividend equivalents under Black Hills Equity Awards, and (d) Black Hills STIP Awards that have been deferred under the Black Hills Post-2018 Nonqualified Deferred Compensation Plan.
“Black Hills STIP Award” a “cash-based award” granted under the Black Hills Stock Plan pursuant to Black Hills’s annual short-term incentive plan.
“Black Hills Stock Plan” means the Black Hills Corporation Amended and Restated 2015 Omnibus Incentive Plan.
“Business Day” means any day except for (a) a Saturday or a Sunday or (b) a day on which Federal Reserve Banks are closed.
“Change” means any fact, circumstance, effect, change, event or development.
“Claim” means any demand, claim, suit, action, investigation, complaint, indictment, legal proceeding (whether at law or in equity, civil, criminal, administrative or investigative) or arbitration.
“Code” means the Internal Revenue Code of 1986, as amended.
“Contract” means any written or oral contract, arrangement, commitment, understanding, lease, license, evidence of Indebtedness, mortgage, indenture, purchase order, binding bid, letter of credit, security agreement, undertaking or other agreement that is legally binding.
“Designated Person” means any Person listed on a Sanctions List.
“Disclosure Letters” means, collectively, the Black Hills Disclosure Letter and the NorthWestern Disclosure Letter.
“Environmental Claim” means any Claim, investigation or written notice by any Person alleging liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) or responsibility arising out of, based on or resulting from (a) the presence or Release of or exposure to any Hazardous Materials at any location, whether or not owned or operated by Black Hills, any Black Hills Subsidiary, NorthWestern or any NorthWestern Subsidiary, or (b) any violation or alleged violation of Environmental Law or any Environmental Permit.
“Environmental Laws” means all applicable Laws relating to pollution or protection of or damage to the environment (including ambient air, surface water, groundwater, land surface, subsurface and sediments), natural resources, endangered or threatened species, the climate or human health and safety as it relates to exposure to hazardous or toxic materials, including Laws relating to Releases of, or exposure to Hazardous Materials, and to the manufacture, processing, distribution, use, treatment, storage, transport or handling of Hazardous Materials.
“Equity Awards” means Black Hills Equity Awards and NorthWestern Equity Awards.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“Good Utility Practice” means (a) any of the practices, methods and acts engaged in or approved by a significant portion of the electric or natural gas utility industries, as applicable, during the relevant time period or (b) any of the practices, methods or acts that, in the exercise of reasonable, good faith judgment in light of the facts known at the time the decision was made, would have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition; provided that Good Utility Practice is not intended to be limited to optimum practices, methods or acts to the exclusion of all others but rather to be acceptable practices, methods or acts generally accepted in the geographic location of the performance of such practice, method or act.
“Governmental Entity” means any U.S. or foreign federal, state, provincial or local governmental authority, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing, including any governmental, quasi-governmental or nongovernmental body administering, regulating, or having general oversight over any energy-related markets, or any court, arbitrator, arbitration panel or similar judicial body.
“Hazardous Materials” means (a) petroleum, coal tar and other hydrocarbons and any derivatives or by-products, coal, coal combustion products, residues, or emissions, fly ash, bottom ash, flue gas desulfurization material, explosive or radioactive materials or wastes, asbestos in any form, polychlorinated biphenyls, per- and polyfluoroalkyl substances, urea formaldehyde insulation, chlorofluorocarbons and other ozone-depleting substances and (b) any other chemical, material, substance or waste that is regulated or for which liability or standards of care are imposed under any Environmental Law.
“Indebtedness” means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money (other than intercompany indebtedness), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person evidenced by letters of credit, bankers’ acceptances or similar facilities to the extent drawn upon by the counterparty thereto, (d) all capitalized lease obligations of such Person and (e) all guarantees or other assumptions of liability for any of the foregoing.
“Intellectual Property” means all intellectual property and industrial property rights of any kind or nature, including all U.S. and foreign trademarks, service marks, service names, internet domain names, trade dress and trade names, and all goodwill associated therewith and symbolized thereby, patents and all related continuations, continuations-in-part, divisionals, reissues, reexaminations, substitutions, and extensions thereof, trade secrets, know how, registered and unregistered copyrights and works of authorship, including software, and proprietary rights in data and databases to the extent recognized in any given jurisdiction, and registrations and applications for registration of any of the foregoing.
“IT Assets” means computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and other information technology equipment or systems.
“Judgment” means a judgment, order, decree, ruling, writ, assessment or arbitration award of a Governmental Entity.
“Knowledge” means (i) with respect to Black Hills, the actual knowledge of the individuals listed in Section 10.01 of the Black Hills Disclosure Letter and (ii) with respect to the NorthWestern, the actual knowledge of the individuals listed in Section 10.01 of the NorthWestern Disclosure Letter.
“Law” means any domestic or foreign, federal, state, provincial or local statute, law (including common law), ordinance, code, rule, binding administrative interpretation, regulation, injunction, directive, Judgment or other requirement of any Governmental Entity, including the rules and regulations of the NYSE and Nasdaq, the FERC, and applicable “state commissions” as defined in 18 C.F.R. § 1.101(k).

“Nasdaq” means the Nasdaq Stock Market.
“NorthWestern Benefit Plan” means each (a) employee benefit plan (as defined in Section 3(3) of ERISA, whether or not subject to ERISA) or post-retirement or employment health or medical plan, program, policy or arrangement, and (b) any other plan, program, policy, Contract (including consulting or employment Contract), or arrangement providing for bonus, incentive or deferred compensation or equity or equity-based compensation, severance, change-in control, retention or termination pay, compensation, pension, retirement, savings, insurance, fringe benefits, welfare or other benefit, in each case, sponsored, maintained, contributed to or required to be maintained or contributed to by NorthWestern or any NorthWestern Subsidiary for the benefit of any NorthWestern Personnel (or any spouse, dependent or beneficiary of any such individual), or for which NorthWestern or any NorthWestern Subsidiary has any direct or indirect liability, excluding any multiemployer plan, as defined in Section 3(37) of ERISA.
“NorthWestern Commonly Controlled Entity” means any Person that, together with NorthWestern, is treated as a single employer under Section 414 of the Code.
“NorthWestern Deferred Equity Awards” include (A) NorthWestern Equity Awards that are designated as under the “Executive Retirement/Retention Program,” and (B) any other awards under the NorthWestern Stock Plan the payment or settlement of which is deferred beyond the year of vesting and not accelerated to a NorthWestern change in control pursuant to its terms (including under the deferral provisions of any deferred compensation plan or arrangement of NorthWestern).
“NorthWestern Equity Awards” means NorthWestern restricted share units, NorthWestern performance units, NorthWestern executive retirement/retention program awards, and other NorthWestern equity or equity-based awards relating to NorthWestern Common Stock granted under the NorthWestern Stock Plan (including, without limitation, those payable on a deferred basis).
“NorthWestern Material Adverse Effect” means any Change that has had or would reasonably be expected to have, individually or in the aggregate with all other Changes, a material adverse effect on the business, financial condition or results of operations of NorthWestern and the NorthWestern Subsidiaries, taken as a whole, excluding any of the following, and any Change to the extent it results from or arises out of any of the following: (a) any change or condition generally affecting any industry in which NorthWestern or any NorthWestern Subsidiary operates, including electric or natural gas generating, transmission or distribution industries; (b) any change generally affecting economic, social, legislative or political conditions, any change generally affecting any securities, credit, financial or other capital markets, or any change in prevailing interest rates, tariffs, or trade regulations, in each case in the United States, in any foreign jurisdiction or in any specific geographical area; (c) any failure in and of itself by NorthWestern or any NorthWestern Subsidiary to meet any internal or public projection, budget, forecast, estimate or prediction in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may, if not otherwise excluded from being, or being taken into account in determining whether, a NorthWestern Material Adverse Effect has occurred or would reasonably be expected to occur, be deemed to constitute, or be taken into account in determining whether there has or will be, a NorthWestern Material Adverse Effect); (d) the announcement, negotiation, execution, delivery or performance of this Agreement or the consummation of the Merger, including (i) any action taken by NorthWestern or any NorthWestern Subsidiary that is expressly required pursuant to this Agreement, or is consented to in writing by Black Hills, or the failure to take any action specifically prohibited by this Agreement (in each case, excluding any such actions required to be taken or not taken pursuant to Section 5.02) or (ii) any adverse change in supplier, employee, regulatory, partner or similar relationships resulting therefrom (except that this clause (d) shall not apply with respect to the representations or warranties in Section 4.05); (e) the market for commodities, including any change in the price or availability of commodities; (f) any change in and of itself in the market price or trading volume of shares of NorthWestern Common Stock on Nasdaq (it being understood that the facts or occurrences giving rise to or contributing to such change may, if not otherwise excluded from being, or being taken into account in determining whether, a NorthWestern Material Adverse Effect has occurred or would reasonably be expected to occur, be deemed to constitute, or be taking into account in determining whether there has or will be, a NorthWestern Material Adverse Effect); (g) any change or proposed change after the date hereof in applicable Law, regulation or GAAP (or authoritative interpretation thereof); (h) geopolitical conditions, the outbreak or escalation of hostilities, any act of war, sabotage or terrorism, any civil unrest, or any escalation or worsening of any of the foregoing; (i) any public health emergency (including any epidemic or pandemic), (j) any hurricane, snow storm or blizzard, strong winds, ice event, fire, tornado, tsunami, flood, earthquake or other natural or manmade disaster or severe weather-related event, circumstance or development; (k) any change in credit rating or outlook (other than a change to a rating, or an outlook contemplating a change to a rating, below investment grade) (it being understood that the facts or occurrences giving rise to or contributing to such change may, if not otherwise excluded from being, or being taken into account in determining whether, a NorthWestern Material Adverse Effect has occurred or would reasonably be expected to occur, be deemed to constitute, or be taking into account in determining whether there has or will be, a NorthWestern Material Adverse Effect) or (l) any change or effect arising from any requirements imposed by or commitment offered to any Governmental Entities as a condition to obtaining the Required Statutory Approvals; provided, however, that any Change set forth in clause (a), (b), (e), (g), (h) or (i) above may be taken into account in determining whether a NorthWestern Material Adverse Effect has occurred solely to the extent such Change has or would reasonably be expected to have a disproportionate adverse effect on NorthWestern and the NorthWestern Subsidiaries, taken as a whole, as compared to other participants in the industries in which NorthWestern and its Subsidiaries operate (in which case, only the incremental disproportionate impact of such Change may be taken into account in determining whether there has been, or would be, a NorthWestern Material Adverse Effect, to the extent such Change is not otherwise excluded from being taken into account under this definition).
“NorthWestern Personnel” means any current or former director, officer or employee of NorthWestern or any NorthWestern Subsidiary.
“NorthWestern Stock Plan” means each of the NorthWestern Energy Group, Inc. Amended and Restated Equity Compensation Plan, the NorthWestern Energy Group, Inc. Officers Deferred Compensation Plan, and the NorthWestern Energy Group, Inc. Deferred Compensation Plan for Non-Employee Directors, and the applicable award agreements thereunder, each of the foregoing as amended, restated and in effect from time to time.
“NYSE” means the New York Stock Exchange.
“Organizational Documents” means any corporate, partnership or limited liability organizational documents, including certificates or articles of incorporation, bylaws, certificates of formation, operating agreements (including limited liability company agreement and agreements of limited partnership), certificates of limited partnership, partnership agreements, shareholder agreements and certificates of existence, as applicable.
“Outside Directors Stock Based Compensation Plan” means Black Hills’s Amended and Restated Outside Directors Stock Based Compensation Plan.
“Permit” means a franchise, license, permit, authorization, variance, exemption, order, registration, clearance or approval of a Governmental Entity.
“Person” means any natural person, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.
“Personal Data” means information about a natural person where and to the extent protected by applicable Law.
“Regulatory Material Adverse Effect” means any undertakings, terms, conditions, liabilities, obligations, commitments, sanctions or other measures that, individually or in the aggregate, would have or would reasonably be expected to, have a material adverse effect on the financial condition, assets, liabilities, businesses or results of operations of NewCo and its Subsidiaries, taken as a whole, after giving effect to the Merger, but measured on a scale relative to the size of NorthWestern and its Subsidiaries taken as a whole, prior to the Merger; provided, however, the approval or imposition of any of the commitments or agreements proposed (in accordance with Section 6.03 and with the joint approval of Black Hills and NorthWestern) in the initial applications submitted in connection with any Filings to obtain any Required Statutory Approval, or any comparable condition, requirement or similar item that is substantively the same or results in substantially the same effect, shall not be deemed to be, or contribute to, a Regulatory Material Adverse Effect.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface, subsurface and sediments).
“Representatives” means with respect to a Person, such Person’s Affiliates and any of such Person’s and such Person’s Affiliates’ respective officers, directors, principals, partners, managers, employees, consultants, service providers, attorneys, accountants, agents, financial advisors, or other authorized representatives.
“Requisite State Commissions” means the Montana Public Service Commission, the Nebraska Public Service Commission, the South Dakota Public Utilities Commission and, if required, the Arkansas Public Service Commission.
“Sanctioned Country” means a country or territory which is at any time subject to Sanctions.
“Sanctions” means (a) economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government and administered by OFAC, (b) economic or financial sanctions imposed, administered or enforced from time to time by the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury, and (c) economic or financial sanctions imposed, administered or enforced from time to time by the United Nations Security Council, the European Union, or His Majesty’s Treasury.
“Sanctions List” means any of the lists of specially designated nationals or designated persons or entities (or equivalent) held by the U.S. government and administered by OFAC, the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury or any similar list maintained by any other U.S. Governmental Entity, the United Nations Security Council, the European Union, or His Majesty’s Treasury, in each case as the same may be amended, supplemented or substituted from time to time.
“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first Person.
“Tax Law” means any Law relating to Taxes.
“Tax Return” means all returns, declarations, statements, reports, claims for refund, elections, estimated Tax filings, forms and information returns or other documents filed or required to be filed with any Governmental Entity with respect to Taxes, including any schedules or attachments thereto, and any amendments thereof.
“Taxes” means all taxes, customs, tariffs, imposts, levies, duties, other like assessments or charges in the nature of a tax imposed by a Governmental Entity including any income, franchise, windfall or other profits, gross receipts, premiums, property, sales, use, net worth, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, ad valorem, stamp, transfer, value-added, and license, registration and documentation fees, severance, occupation, environmental, disability, real property, personal property, registration, alternative or add-on minimum, or estimated tax, together with all interest, penalties and additions imposed with respect to such amounts, whether disputed or otherwise.
SECTION 10.02   Index of Other Defined Terms. In addition to the defined terms set forth in Section 10.01, each of the following capitalized terms has the respective meaning specified in the Section set forth opposite such term below:
Term	Section
ACA	3.09(c)
Agreement	Preamble
Assumed Equity Award	2.03(a)
Bankruptcy and Equity Exceptions	3.04(b)3.04(c)

Term	Section
Benefit of the Bargain Damages	8.02(a)
Black Hills	Preamble
Black Hills Adverse Recommendation Change	5.06(b)
Black Hills Articles	3.01
Black Hills Board	Recitals
Black Hills Board Recommendation	3.04(a)
Black Hills Bylaws	3.01
Black Hills Common Stock	2.01(b)(i)
Black Hills Competing Agreement	5.06(b)
Black Hills Competing Proposal	5.06(g)(i)
Black Hills Designees	Exhibit C
Black Hills Disclosure Letter	Article III
Black Hills Equity Securities	3.03(b)
Black Hills Financial Statements	3.06(a)
Black Hills Indebtedness Increase	3.04(c)
Black Hills Indemnified Parties	6.08(a)
Black Hills Insurance Policies	3.18
Black Hills Intervening Event	5.06(g)(iii)
Black Hills Material Contract	3.15(b)
Black Hills Preferred Stock	3.03(a)
Black Hills Proceedings	5.04(a)
Black Hills Real Property	3.16
Black Hills Recommendation Change Notice	5.06(c)
Black Hills Reports	3.06(a)
Black Hills Required Statutory Approvals	3.05(b)(iii)
Black Hills Risk Management Guidelines	5.01(b)(xvii)
Black Hills Share Issuance	2.02(a)
Black Hills Shareholder Approval	3.04(c)
Black Hills Shareholder Meeting	3.04(a)
Black Hills Subsidiaries	3.01
Black Hills Tax Certificate	6.13(c)
Black Hills Tax Counsel	6.13(b)
Black Hills Termination Fee	8.02(b)(i)
Black Hills Third Party	5.06(g)(i)
Black Hills Third Party Consents	3.05(a)
Black Hills Title IV Plan	3.09(d)
Black Hills Union Contracts	3.10
Black Hills Voting Debt	3.03(b)
Book-Entry Share	2.02(b)(iv)
Certificate	2.02(b)(i)
Certificate of Merger	1.03
Charter Amendment	1.05(a)
Closing	1.02

Term	Section
Closing Date	1.02
Common Shares Trust	2.02(i)
Confidentiality Agreement	6.02(b)
Consent	3.05(b)
Continuing Employee	6.10(b)
Controlled Group Liability	3.09(d)
DGCL	1.01
Effective Time	1.03
End Date	8.01(b)(i)
Environmental Permit	3.14(a)
Excess Shares	2.02(i)
Exchange Act	3.05(b)(i)
Exchange Agent	2.02(a)
Exchange Fund	2.02(a)
Exchange Ratio	2.01(b)(i)
Express Representations	9.01(b)
FCC	3.21(c)
FERC	3.05(b)(iii)
Filing	3.05(b)
Final Order	7.01(b)
Form S-4	6.01(a)
FPA	3.05(b)(iii)
Fractional Share Cash	2.02(i)
GAAP	3.06(a)
HSR Act	3.05(b)(ii)
Indemnified Parties	6.08(a)
IRS	3.09(b)
Legal Restraint	7.01(c)
Liens	3.02(a)
Maximum Amount	6.08(c)
Merger	1.01
Merger Consideration	2.01(b)(i)
Merger Sub	Preamble
Merger Sub Stockholder Consent	3.04(b)
Multiemployer Plan	3.09(e)
Multiple Employer Plan	3.09(e)
NERC	3.21(c)
New Benefit Plans	6.10(a)
NewCo	Recitals
NewCo Board	1.07(a)
NewCo’s Exchange	6.12
NorthWestern	Preamble
NorthWestern Adverse Recommendation Change	5.07(b)

Term	Section
NorthWestern Board	Recitals
NorthWestern Board Recommendation	4.04(a)
NorthWestern Bylaws	4.01
NorthWestern Certificate	4.01
NorthWestern Common Stock	2.01(a)
NorthWestern Competing Agreement	5.07(b)
NorthWestern Competing Proposal	5.07(g)(i)
NorthWestern Designees	Exhibit C
NorthWestern Disclosure Letter NorthWestern ESPP	Article IV 2.03(b)
NorthWestern Equity Securities	4.03(b)
NorthWestern Financial Statements	4.06(a)
NorthWestern Indemnified Parties	6.08(a)
NorthWestern Insurance Policies	4.18
NorthWestern Intervening Event	5.07(g)(iii)
NorthWestern Material Contract	4.15(b)
NorthWestern Preferred Stock	4.03(a)
NorthWestern Proceedings	5.04(b)
NorthWestern Real Property	4.16
NorthWestern Recommendation Change Notice	5.07(c)
NorthWestern Reports	4.06(a)
NorthWestern Required Statutory Approvals	4.05(b)(iii)
NorthWestern Risk Management Guidelines	5.02(b)(xvii)
NorthWestern Stockholder Approval	4.04(b)
NorthWestern Stockholder Meeting	4.04(a)
NorthWestern Subsidiaries	4.01
NorthWestern Surviving Corporation	1.01
NorthWestern Tax Certificate	6.13(c)
NorthWestern Tax Counsel	6.13(b)
NorthWestern Termination Fee	8.02(b)(iii)
NorthWestern Third Party	5.07(g)(i)
NorthWestern Third Party Consents	4.05(a)
NorthWestern Title IV Plan	4.09(b)
NorthWestern Union Contracts	4.10
NorthWestern Voting Debt	4.03(b)
Parties	Preamble
PBGC	3.09(d)
Projections	9.01(b)
Proxy Statement/Prospectus	6.01(a)
PUHCA 2005	3.21(a)
Reorganization Treatment	6.13(a)
Required Statutory Approvals	4.05(b)(iii)
SEC	3.05(b)(i)

Term	Section
Securities Act	3.05(b)(i)
Stock Merger Consideration	2.02(a)
Superior Black Hills Proposal	5.06(g)(ii)
Superior NorthWestern Proposal	5.07(g)(ii)
Takeover Statute	3.13
Tax Opinion	6.13(b)
Third Party Consents	4.05(a)
Transaction Litigation	6.04
Transactions	Recitals
WARN	3.10
Willful Breach	8.02(e)
SECTION 10.03   Interpretation.
(a)   Time Periods.   When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, (i) the date that is the reference date in calculating such period shall be excluded and (ii) if the last day of such period is a not a Business Day, the period in question shall end on the next succeeding Business Day.
(b)   Dollars.   Unless otherwise specifically indicated, any reference herein to $ means U.S. dollars.
(c)   Gender and Number.   Any reference herein to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.
(d)   Articles, Sections and Headings.   When a reference is made herein to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents and headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
(e)   Include.   Whenever the words “include,” “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation.”
(f)   Hereof.   The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used herein shall refer to this Agreement as a whole and not to any particular provision of this Agreement.
(g)   Extent.   The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”
(h)   References to Laws.   Reference to any Law shall be deemed to refer to such Law as codified, reenacted, or superseded in whole or in part and in effect from time to time, and also to all rules and regulations promulgated thereunder.
(i)   Persons.   References to a Person are also to its permitted successors and assigns.
(j)   Or.   Unless otherwise specifically provided herein, the term “or” shall not be deemed to be exclusive.
(k)   Exhibits and Disclosure Letters.   Each of Black Hills and NorthWestern may, at its option, include in the Black Hills Disclosure Letter or the NorthWestern Disclosure Letter, respectively, items that are not material in order to avoid any misunderstanding, and such inclusion, or any references to dollar amounts herein or in the Disclosure Letters, shall not be deemed to be an acknowledgement or representation that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement or otherwise. Any matter set forth in any section of a Disclosure Letter shall be deemed to be referred to and incorporated in any subsection to which it is specifically referenced or cross-referenced and also in all other subsections of such Disclosure Letter to the extent it is reasonably apparent on the face of such disclosure that such disclosure also qualifies or applies to such other subsections. Any capitalized term used in any Exhibit or any Disclosure Letter but not otherwise defined therein shall have the meaning given to such term herein.
(l)   Construction.   Each of the Parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement, each as of the date first written above.
BLACK HILLS CORPORATION
By:
/s/ Linden R. Evans

Name: Linden R. Evans
Title:
President and Chief Executive Officer

RIVER MERGER SUB INC.
By:
/s/ Linden R. Evans

Name: Linden R. Evans
Title:
President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement, each as of the date first written above.
NORTHWESTERN ENERGY GROUP, INC.
By:
/s/ Brian B. Bird

Name: Brian B. Bird
Title:
President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A
NORTHWESTERN SURVIVING CORPORATION CERTIFICATE OF INCORPORATION
(attached)

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
NORTHWESTERN ENERGY GROUP, INC.
(a Delaware corporation)
ARTICLE I
NAME
The name of the corporation is NorthWestern Energy Group, Inc. (the “Corporation”).
ARTICLE II
REGISTERED OFFICE AND AGENT
The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, New Castle County, 19808. The name of its registered agent at such address is: Corporation Service Company.
ARTICLE III
PURPOSE AND POWERS
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”). The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.
ARTICLE IV
CAPITAL STOCK
The total number of shares of stock that the Corporation shall have authority to issue is 1,000 shares, all of which shall be common stock having a par value of $0.01 per share.
ARTICLE V
BOARD OF DIRECTORS
The business and affairs of the Corporation shall be managed by or under the direction of a board of directors. Each director of the Corporation shall serve until the next annual meeting of the stockholders of the Corporation or until their successor is elected and qualified. The number of directors of the Corporation shall be such number as from time to time fixed by, or in the manner provided in, the bylaws of the Corporation. Unless and except to the extent that the bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot. Except as otherwise provided in this Second Amended and Restated Certificate of Incorporation, each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the board of directors.
ARTICLE VI
LIABILITY AND INDEMNITY
Section 6.01.   Limitation of Liability of Directors.   No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation, except to the extent that such elimination or limitation of liability is not permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended.
Section 6.02.   Right to Indemnification.   To the fullest extent permitted by law, the Corporation shall indemnify and hold harmless any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that such person, or the person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans (any

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such person, an “Indemnitee”), against all liabilities, losses, expenses (including attorney’s fees), judgments, fines and amounts paid in settlement (“expenses”) actually and reasonably incurred by such person in connection with such proceeding; provided, however, that except as otherwise provided in Section 6.04, the Corporation shall only be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person if the commencement of such proceeding (or part thereof) was authorized by the board of directors.
Section 6.03.   Prepayment of Expenses.   The Corporation shall pay the expenses incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided that, to the extent required by law, the payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified under this Article VI or otherwise. The Corporation may pay the expenses incurred by any other person in defending any proceeding in advance of its final disposition upon such terms and conditions as the board of directors deems appropriate.
Section 6.04.   Claims.   If a claim for indemnification or advancement of expenses under Section 6.02 or Section 6.03 is not paid in full within sixty days after a written claim therefor by an Indemnitee has been received by the Corporation, such Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that such Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.
Section 6.05.   Repeal or Modification.   Any amendment, repeal or modification of the provisions of this Article VI or applicable law shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring before the time of such amendment, repeal or modification regardless of whether the proceeding is brought or threatened before or after the time of such amendment, repeal or modification.
Section 6.06.   Non-Exclusivity of Rights.   The right to indemnification and advancement of expenses conferred on any person by this Article VI shall not be exclusive of any other rights such person may have or acquire under any other provision hereof, the bylaws of the Corporation or by law, agreement, vote of stockholders or disinterested directors or otherwise.
Section 6.07.   Survival of Rights.   The right to indemnification and prepayment of expenses conferred on any person by this Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.
Section 6.08.   Insurance.   The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against any liability or expenses incurred by such person in connection with a proceeding, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI or by law.
Section 6.09.   Other Sources.   The Corporation’s obligation, if any, to indemnify or advance expenses to any Indemnitee who was or is serving at the Corporation’s request as a director or officer of another corporation or a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit entity.
Section 6.10.   Other Indemnification and Advancement of Expenses.   This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

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ARTICLE VII
BYLAWS
In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the board of directors of the Corporation is expressly authorized and empowered to adopt, amend and repeal the bylaws of the Corporation.
ARTICLE VIII
RESERVATION OF RIGHT TO AMEND CERTIFICATE OF INCORPORATION
The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware in force at the time may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Second Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article VIII.

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EXHIBIT B
NORTHWESTERN SURVIVING CORPORATION BYLAWS
(attached)

AMENDED AND RESTATED BYLAWS
OF
NORTHWESTERN ENERGY GROUP, INC.
(Effective as of [•])
ARTICLE I
OFFICES, CORPORATE SEAL
Section 1.01.   Registered Office.   The registered office of NorthWestern Energy Group, Inc., a Delaware corporation (the “Corporation”), in Delaware shall be at the address set forth in the Certificate of Incorporation or in the most recent amendment of the Certificate of Incorporation or in a certificate filed with the Secretary of State of the State of Delaware changing the registered office.
Section 1.02.   Other Offices.   The Corporation may have such other offices, within or without the State of Delaware, as the directors of the Corporation (the “Board of Directors”) shall, from time to time, determine.
Section 1.03.   Corporate Seal.   The Corporation shall have no seal.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 2.01.   Place and Time of Meetings.   All meetings of the stockholders shall be held at such place as may be designated from time to time by the Board of Directors and, in the absence of such designation, shall be held at the principal executive office of the Corporation. The Board of Directors shall designate the time of day for each meeting of the stockholders and, in the absence of such designation, every meeting of stockholders shall be held at ten o’clock a.m. local time at the place of such meeting. Notwithstanding the foregoing, the Board of Directors may determine that the meeting shall not be held at any place, but may instead be held by means of remote communication.
Section 2.02.   Annual Meetings.   Unless directors are elected by written consent in lieu of an annual meeting, the Corporation shall hold annual meetings of stockholders on such date and at such time as shall be designated from time to time by the Board of Directors. If an annual meeting is held, then at such meeting the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. If a written consent electing directors is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.
Section 2.03.   Special Meetings.   Special meetings of the stockholders, called by the Board of Directors or the Chief Executive Officer, may be held at any time and for any purpose or purposes, unless otherwise prescribed by statute. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice thereof (except to the extent that such notice is waived or is not required as provided in the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) or these Bylaws).
Section 2.04.   Quorum, Adjourned Meetings.   Stockholders may take action on a matter at a meeting only if a quorum exists with respect to that matter. Except as otherwise provided by statute or by the Certificate of Incorporation, the holders of a majority of the shares entitled to vote at the meeting, and who are present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. Once a share is represented for any purpose at a meeting (other than solely to object (i) to holding the meeting or transacting business at the meeting, or (ii) (if it is a special meeting) to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice), it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a

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new record date is or must be set for the adjourned meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.
Section 2.05.   Voting.   Unless otherwise provided in the Delaware General Corporation Law or in the Corporation’s Certificate of Incorporation, and subject to the other provisions of these Bylaws, each stockholder shall be entitled to one vote on each matter, in person or by proxy, for each share of the Corporation’s capital stock that has voting power and that is held by such stockholder. Cumulative voting shall not be allowed in the election of directors or for any other reason. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed appointment of proxy shall be irrevocable if the appointment form states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.
Section 2.06.   Required Vote.   When a quorum is present at any meeting of stockholders, all matters shall be determined, adopted and approved by the affirmative vote (which need not be by ballot) of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote with respect to the matter, unless the proposed action is one upon which, by express provision of the Delaware General Corporation Law, or other applicable law, or of the Certificate of Incorporation, a different vote is specified and required, in which case such express provision shall govern and control with respect to that vote on that matter. If the Certificate of Incorporation provides for more or less than one vote for any share, on any matter, every reference in these Bylaws to a majority or other proportion of stock, voting stock or shares shall refer to a majority or other proportion of the votes of such stock, voting stock or shares. Where a separate vote by a class or classes is required, the affirmative vote of the holders of a majority of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class. Notwithstanding the foregoing, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.
Section 2.07.   Record Date.   In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty days nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.
In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Delaware General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Section 213(b) of the Delaware General Corporation Law. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
Section 2.08.   List of Stockholders.   After the record date for a meeting of stockholders has been fixed, at least ten days before such meeting, the officer who has charge of the stock ledger of the Corporation shall make a list of all stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder (but not the electronic mail address or other electronic contact information, unless the Board of Directors so directs) and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the

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meeting for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, then such list shall also, for the duration of the meeting, be produced and kept open to the examination of any stockholder who is present at the time and place of the meeting. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
Section 2.09.   Notice of Meetings.   Notice of any meeting of stockholders, stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and (if it is a special meeting) the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting (except to the extent that such notice is waived or is not required as provided in the Delaware General Corporation Law or these Bylaws). Such notice shall be given in accordance with, and shall be deemed effective as set forth in, Sections 222 and 232 (or any successor section or sections) of the Delaware General Corporation Law.
Section 2.10.   Waiver of Notice.   Whenever the giving of any notice is required by statute, the Certificate of Incorporation or these Bylaws, a written waiver thereof signed by the person or persons entitled to said notice, or a waiver thereof by electronic transmission by the person entitled to said notice, delivered to the Corporation, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice (i) of such meeting, except when the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) (if it is a special meeting) of consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter at the beginning of the meeting.
Section 2.11.   Written Action.   Any action required or permitted to be taken at a stockholders’ meeting may be taken without a meeting, without prior notice and without a vote, if the action is taken by persons who would be entitled to vote at a meeting and who hold shares having voting power equal to not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by the stockholders entitled to take action without a meeting, and delivered to the Corporation in the manner prescribed by the Delaware General Corporation Law for inclusion in the minute book. No consent shall be effective to take the corporate action specified unless the number of consents required to take such action are delivered to the Corporation within sixty days of the delivery of the earliest-dated consent. A telegram, cablegram or other electronic transmission, including e-mail, consenting to such action and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 2.11, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is delivered to the Corporation in accordance with Section 228(d)(1) of the Delaware General Corporation Law. Written notice of the action taken shall be given in accordance with the Delaware General Corporation Law to all stockholders who do not participate in taking the action who would have been entitled to notice if such action had been taken at a meeting having a record date on the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.
Section 2.12.   Remote Communication.   If authorized by the Board of Directors, and subject to such guidelines as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of

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stockholders and be deemed present in person and vote at such meeting whether such meeting is held at a designated place or solely by means of remote communication, provided that (i) the Corporation implements reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation implements reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action is maintained by the Corporation.
ARTICLE III
DIRECTORS
Section 3.01.   General Powers.   The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, subject to any limitation set forth in the Certificate of Incorporation or as otherwise may be provided in the Delaware General Corporation Law.
Section 3.02.   Number. The number of directors of the Corporation shall be established from time to time by the stockholders and the Board of Directors but in no case shall the number of directors be less than one.
Section 3.03.   Nomination and Term of Office.   The Board of Directors shall nominate candidates to stand for election as directors; and other candidates also may be nominated by any Corporation stockholder, provided such other nomination(s) are submitted in writing to the Secretary of the Corporation, or such other officer of the Corporation as may be designated by the Board of Directors, no later than ninety days prior to the meeting of stockholders at which such directors are to be elected, together with the identity of the nominator and the number of shares of the Corporation’s stock owned, directly or indirectly, by the nominator. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.08 hereof, and each director elected shall hold office until such director’s successor is elected and qualified or until the director’s earlier death, resignation or removal. Directors need not be stockholders.
Section 3.04.   Board Meetings.   Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by any director on one day’s notice to each other director, either personally or by telephone, express delivery service (so that the scheduled delivery date of the notice is at least one day in advance of the meeting), telegram, facsimile transmission, electronic mail (effective when directed to an electronic mail address of the director), or other electronic transmission, as defined in Section 232(c) (or any successor section) of the Delaware General Corporation Law (effective when directed to the director), and on five days’ notice by mail (effective upon deposit of such notice in the mail). The notice need not describe the purpose of a special meeting.
Section 3.05.   Waiver of Notice.   A director may waive any notice required by statute, the Certificate of Incorporation or these Bylaws before or after the date and time stated in the notice. Except as set forth below, the waiver must be in writing, signed by the director entitled to the notice, or made by electronic transmission by the director entitled to the notice, and delivered to the Corporation for inclusion in the minute book. Notwithstanding the foregoing, a director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director, at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
Section 3.06.   Quorum.   A majority of the directors holding office immediately prior to a meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting. The vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these Bylaws.
Section 3.07.   Remote Communications.   Members of the Board of Directors may participate in a meeting of the Board of Directors by any communication by means of which all participating directors can

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simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.
Section 3.08.   Vacancies; Newly Created Directorships.   Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. The previous sentence notwithstanding, whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by the affirmative vote of a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Each director so chosen shall hold office until the next election of directors of the class to which such director was appointed, and until such director’s successor is elected and qualified, or until the director’s earlier death, resignation or removal. In the event that one or more directors resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the next election of directors, and until such director’s successor is elected and qualified, or until the director’s earlier death, resignation or removal.
Section 3.09.   Removal.   Any or all of the directors may be removed from office at any time, with or without cause, in accordance with Section 141(k) of the Delaware General Corporation Law.
Section 3.10.   Written Action.   Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board of Directors. The action must be evidenced by one or more consents in writing or by electronic transmission describing the action taken, signed by each director, and delivered to the Corporation for inclusion in the minute book.
Section 3.11.   Committees.   The Board of Directors may designate one or more committees, each committee to consist of one or more directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by unanimous vote, appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; but no such committee shall have the power or authority in reference to approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or adopting, amending or repealing any Bylaw of the Corporation; and unless the resolution designating the committee, these Bylaws or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors, when required. Unless otherwise specified in the resolution of the Board of Directors appointing the committee, all provisions of the Delaware General Corporation Law and these Bylaws relating to meetings, action without meetings, notice (and waiver thereof), and quorum and voting requirements of the Board of Directors apply, as well, to such committees and their members. Unless otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.
Section 3.12.   Compensation.   The Board of Directors shall from time to time determine the amount and type of compensation to be paid to directors for their service on the Board of Directors and its

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committees. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
ARTICLE IV
OFFICERS
Section 4.01.   Offices Created; Election.   The Corporation shall have such officers as the Board of Directors, the Chief Executive Officer, if any, or the President, if any, from time to time may elect; provided, however, that the Chief Executive Officer and the President shall be elected by the Board of Directors. Any number of offices or functions of those offices may be held or exercised by the same person. The Board of Directors, the Chief Executive Officer or the President may elect officers at any time.
Section 4.02.   Term of Office. Each officer shall hold office until his or her successor has been elected and qualified, unless a different term is specified at the time such officer is elected, or until his or her earlier death, resignation or removal.
Section 4.03.   Removal of Officers.   Any officer may be removed from office at any time, with or without cause, by the Board of Directors, the Chief Executive Officer or the President; provided, however, that the Chief Executive Officer or the President shall be removed only by the Board of Directors.
Section 4.04.   Resignation.   An officer may resign at any time by giving written notice to the Corporation. A resignation will be effective upon its receipt by the Corporation unless the resignation specifies that it is to be effective at some later time or upon the occurrence of some specified later event.
Section 4.05.   Vacancies.   A vacancy in any office may be filled by the Board of Directors, the Chief Executive Officer or the President; provided, however, that any vacancy in the office of Chief Executive Officer shall be filled, if at all, by the Board of Directors.
Section 4.06.   Powers.   Unless otherwise specified by the Board of Directors, each officer shall have those powers and shall perform those duties that are (i) set forth in these Bylaws (if any are so set forth), (ii) specified at the time such officer is elected or in any subsequent resolution or document with respect to such officer’s duties authorized by the Board of Directors, the Chief Executive Officer or the President or (iii) commonly incident to the office held. An officer elected or appointed pursuant to Section 4.01 may, without the approval of the Board of Directors, the Chief Executive Officer or the President, as applicable, delegate some or all of the duties and powers of an office to other persons.
Section 4.07.   Chief Executive Officer.   Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Executive Officer, if any: (i) shall have general active management of the business of the Corporation; (ii) shall see that all orders and resolutions of the Board of Directors are carried into effect; and (iii) shall perform such other duties as from time to time may be assigned by the Board of Directors. If at any time the Corporation does not have a President, or the President is absent, disqualified from acting, unable to act or refuses to act, then the Chief Executive Officer shall have the powers and authority of the President under the Delaware General Corporation Law and these Bylaws.
Section 4.08.   Chief Financial Officer.   Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Financial Officer, if any: (i) shall cause to be kept accurate financial records for the Corporation; (ii) shall render to the Chief Executive Officer, the President and the Board of Directors, whenever requested, an account of all the transactions and of the financial condition of the Corporation; and (iii) shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or the President from time to time.
Section 4.09.   President.   The President, if any, shall be subject to the direction and control of the Chief Executive Officer and the Board of Directors and shall have such powers and duties as the Board of Directors or the Chief Executive Officer may assign to the President. If the Chief Executive Officer is absent, disqualified from acting, unable to act or refuses to act, then the President shall have the powers of, and shall perform the duties of, the Chief Executive Officer.
Section 4.10.   Vice Presidents.   The Vice Presidents, if any, shall be subject to the direction and control of the Board of Directors, the Chief Executive Officer and the President and shall have such powers and duties as the Board of Directors, the Chief Executive Officer or the President may assign to them.

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Section 4.11.   Treasurer.   The Treasurer, if any, shall be subject to the direction and control of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer and the President, and shall have such powers and duties as the Board of Directors, the Chief Executive Officer, the Chief Financial Officer or the President may assign to the Treasurer.
Section 4.12.   Secretary.   The Secretary, if any, shall be subject to the direction and control of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer and the President, and shall have such powers and duties as the Board of Directors, the Chief Executive Officer, the Chief Financial Officer or the President may assign to the Secretary.
Section 4.13.   Other Officers.   Any other officer elected by the Board of Directors, the Chief Executive Officer or the President shall have those powers and shall perform those duties that are (a) specified at the time such officer is elected or in any subsequent resolution or document with respect to such officer’s duties authorized by the Board of Directors, the Chief Executive Officer or the President and (b) commonly incident to the office held.
Section 4.14.   Compensation.   The compensation of officers of the Corporation shall be fixed by the Board of Directors or by any officer or officers authorized by the Board of Directors to prescribe the compensation of such other officers.
Section 4.15.   Fidelity Bonds.   The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.
ARTICLE V
CAPITAL STOCK
Section 5.01.   Certificate for Shares.   The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates, and, if stock is issued in uncertificated form, each holder thereof, shall be entitled upon request to have a certificate (representing the number of shares registered in certificate form) signed in the name of the Corporation by the Chairperson or Vice-Chairperson of the Board of Directors, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar whose signature or facsimile signature appears on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
Section 5.02.   Issuance of Shares.   The Board of Directors is authorized to cause to be issued shares of the Corporation up to the full amount authorized by the Certificate of Incorporation in such amounts as may be determined by the Board of Directors and as may be permitted by law. No shares shall be allotted except in consideration of cash or other property, tangible or intangible, received or to be received by the Corporation under a written agreement, of services rendered, or of other consideration as may be allowed under Section 152 of the Delaware General Corporation Law.
Section 5.03.   Transfer of Shares.   The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his or her attorney upon surrender for cancellation of a certificate or certificates for the same number of shares, or other evidence of ownership if no certificates shall have been issued, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the validity of the signature as the Corporation or its agents may reasonably require. The Board of Directors may appoint one or more transfer agents and registrars to maintain the share records of the Corporation and to effect share transfers on its behalf.
Section 5.04.   Stockholders of Record.   The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner, and to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other

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person, whether or not it shall have express or other notice thereof, except as otherwise may be provided by the Delaware General Corporation Law.
Section 5.05.   Loss of Certificates.   Any stockholder claiming a certificate for shares to be lost, stolen or destroyed shall make an affidavit of that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the Corporation against any claim which may be made against it on account of the certificate alleged to have been lost, stolen or destroyed or on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.
ARTICLE VI
DIVIDENDS
Section 6.01.   Declaration of Dividends.   Subject to the provisions of the Certificate of Incorporation, of these Bylaws, and of law, the Board of Directors may declare dividends whenever, and in such amounts as, in its opinion, are deemed advisable.
Section 6.02.   Entitled Stockholders.   In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
ARTICLE VII
INDEMNIFICATION AND INSURANCE
Section 7.01.   Right to Indemnification.   To the fullest extent permitted by law, the Corporation shall indemnify and hold harmless any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that such person, or the person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans (any such person, an “Indemnitee”), against all liabilities, losses, expenses (including attorney’s fees), judgments, fines and amounts paid in settlement (“expenses”) actually and reasonably incurred by such person in connection with such proceeding; provided, however, that except as otherwise provided in Section 7.04, the Corporation shall only be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person if the commencement of such proceeding (or part thereof) was authorized by the Board of Directors.
Section 7.02.   Prepayment of Expenses.   The Corporation shall pay the expenses incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided that, to the extent required by law, the payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified under this Article VII or otherwise. The Corporation may pay the expenses incurred by any other person in defending any proceeding in advance of its final disposition upon such terms and conditions as the Board of Directors deems appropriate.
Section 7.03.   Claims.   If a claim for indemnification or advancement of expenses under Section 7.01 or Section 7.02 is not paid in full within sixty days after a written claim therefor by an Indemnitee has been received by the Corporation, such Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that such Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

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Section 7.04.   Repeal or Modification.   Any repeal or modification of the provisions of this Article VII or applicable law shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring before the time of such repeal or modification regardless of whether the proceeding is brought or threatened before or after the time of such repeal or modification.
Section 7.05.   Non-Exclusivity of Rights.   The right to indemnification and advancement of expenses conferred on any person by this Article VII shall not be exclusive of any other rights such person may have or acquire under any other provision hereof, the Bylaws or by law, agreement, vote of stockholders or disinterested directors or otherwise.
Section 7.06.   Survival of Rights.   The right to indemnification and prepayment of expenses conferred on any person by this Article VII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.
Section 7.07.   Insurance.   The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against any liability or expenses incurred by such person in connection with a proceeding, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VII or by law.
Section 7.08.   Other Sources.   The Corporation’s obligation, if any, to indemnify or advance expenses to any Indemnitee who was or is serving at the Corporation’s request as a director or officer of another corporation or a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit entity.
Section 7.09.   Other Indemnification and Advancement of Expenses.   This Article VII shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.
ARTICLE VIII
AMENDMENTS
Section 8.01.   These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or of the Board of Directors, at any special meeting of the stockholders or of the Board of Directors or by written action by the stockholders or by the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting or any notice required for such written action. The power of the Board of Directors to adopt, amend or repeal Bylaws shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws, and a Bylaw amendment adopted by the stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the Board of Directors.
Any action taken or authorized by the stockholders or by the Board of Directors, which would be inconsistent with the Bylaws then in effect but is taken or authorized by a vote or written action that would be sufficient to amend the Bylaws so that the Bylaws would be consistent with such action, shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.
ARTICLE IX
SECURITIES OF OTHER CORPORATIONS
Section 9.01.   Voting Securities Held by the Corporation.   Unless otherwise ordered by the Board of Directors, and subject to any limitations imposed by the Chief Executive Officer of the Corporation, any elected or appointed officer of the Corporation shall have full power and authority on behalf of this

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Corporation (i) to attend any meeting of security holders of other corporations or legal entities in which this Corporation may hold securities and to vote such securities on behalf of this Corporation; (ii) to execute any proxy for such meeting on behalf of this Corporation; or (iii) to execute a written consent or a written action in lieu of a meeting of such other corporation or legal entity on behalf of this Corporation. The elected or appointed officer acting on behalf of this Corporation shall possess and may exercise any and all rights and powers incident to the ownership of such securities that this Corporation possesses. The Board of Directors or the Chief Executive Officer may, from time to time, grant such power and authority to one or more other persons. The Corporation may rely on any instrument signed by an officer of any stockholder of the Corporation as the act of such stockholder of the Corporation, unless the Board of Directors or the Chief Executive Officer has knowledge that such reliance is not reasonable.
Section 9.02.   Purchase and Sale of Securities.   Unless otherwise ordered by the Board of Directors, and subject to any limitations imposed by the Chief Executive Officer of the Corporation, any elected or appointed officer of the Corporation shall have full power and authority on behalf of this Corporation to purchase, sell, transfer or encumber any and all securities of any other corporation or legal entity, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors or the Chief Executive Officer may, from time to time, confer like powers upon any other person or persons.
ARTICLE X
GENERAL PROVISIONS
Section 10.01.   Inspection of Books and Records.   Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to make copies or extracts from: (i) the Corporation’s stock ledger, a list of its stockholders, and its other books and records; and (ii) other documents as required by law. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office or at its principal place of business.
Section 10.02.   Reserve.   The directors of the Corporation may set apart, out of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.
Section 10.03.   Fiscal Year.   The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
Section 10.04.   Exclusive Forum.
a)   Delaware Courts.   Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware or, if such other court does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for any stockholder (including the beneficial owner) to bring: (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim arising pursuant to any provision of the Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws (in each case, as they may be amended from time to time) or governed by the internal affairs doctrine. This Section 10.04 of Article X does not apply to claims arising under the Securities Act of 1933 or the Securities Exchange Act of 1934 or any other claim for which the federal courts have exclusive jurisdiction.

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b)   Claims Arising Under the Securities Act of 1933.   Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any claims arising under the Securities Act of 1933.
c)   Notice.   Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 10.04 of Article X.

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EXHIBIT C
BOARD AND COMMITTEE MATTERS
NewCo Board Members
The Black Hills Board shall designate six directors, one of whom shall be the chair of the Black Hills Board immediately prior to the Effective Time and the remainder of whom shall be chosen from independent members of the Black Hills Board immediately prior to the Effective Time (collectively, the “Black Hills Designees”). Two of the Black Hills Designees shall be in each of the three classes of the NewCo Board.
The NorthWestern Board shall designate five directors, one of whom shall be the chair of the NorthWestern Board immediately prior to the Effective Time, one of whom shall be the Chief Executive Officer of NewCo, and the remainder of whom shall be chosen from independent members of the NorthWestern Board immediately prior to the Effective Time (collectively, the “NorthWestern Designees”). One of the NorthWestern Designees shall be in the class of the NewCo Board first subject to shareholder vote following the Effective Time and two of the NorthWestern Designees shall be in each of the other two classes of the NewCo Board.
All such designations (and any replacement designations by the Party entitled thereto) shall be made prior to the Effective Time, and each designation shall be subject to the individual’s ability and willingness to serve. Each director so designated shall be appointed as of the Effective Time to serve until such director’s successor is elected and qualified or such director’s earlier death, resignation or removal.
For clarity, by way of example, if Closing occurs after Black Hills’s 2026 annual meeting of shareholders but prior to NewCo’s 2027 annual meeting of shareholders, then the NewCo Board will comprise three directors with a term expiring in 2027 (two Black Hills Designees and one NorthWestern Designee), four directors with a term expiring in 2028 (two Black Hills Designees and two NorthWestern Designees), and four directors with a term expiring in 2029 (two Black Hills Designees and two NorthWestern Designees). The Parties shall cooperate and take such action as is reasonably necessary to give effect to the foregoing, including coordinating the resignation and reappointment of members of the Black Hills Board if needed to give effect to the foregoing. Consistent with applicable Law, Black Hills and NorthWestern shall jointly determine any appropriate postponements or cancellations of the Black Hills or NewCo annual shareholders meeting if reasonably necessary to give effect to the intent and purposes of this Exhibit C.
NewCo Board Chair
The chair of the NewCo Board shall be the chair of the Black Hills Board as of immediately prior to the Effective Time, subject to such individual’s ability and willingness to serve, or in such individual’s inability or unwillingness to serve, the chair of the NewCo Board shall be one of the individuals designated by the Black Hills Board prior to the Effective Time, as determined by the Black Hills Board prior to the Effective Time.
NewCo Board Committees
The NewCo Board shall initially have the following four standing committees: (i) a governance committee; (ii) an audit committee; (iii) a leadership development & compensation committee; and (iv) an operations committee.
Each committee shall initially consist of equal representation of members designated by the Black Hills Board and the NorthWestern Board prior to the Effective Time.
Prior to the Effective Time, the Black Hills Board and the NorthWestern Board shall agree on the initial chair of each committee, provided that the chair of the NewCo nomination and governance committee shall be the chair of the NorthWestern Board as of immediately prior to the Effective Time; provided further, that two of the remaining committees shall be chaired by Black Hills Designees and the other remaining committee shall be chaired by a NorthWestern Designee. If the Black Hills Board and NorthWestern Board are unable to agree on the initial chair of any such remaining committee, the NewCo Board will select such chairs using a “best athlete” approach.

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EXHIBIT D
EXECUTIVE OFFICERS
•
Brian B. Bird — Chief Executive Officer

•
Marne M. Jones — Chief Operating Officer

•
Crystal D. Lail — Chief Financial Officer

•
Kimberly F. Nooney — Chief Integration Officer

Each such designation is subject to the individual remaining an officer of NorthWestern or Black Hills (as applicable) immediately prior to the Effective Time and being able and willing to serve as an officer of NewCo in the capacity set forth above. If, before the Effective Time, any such individual ceases to be an officer of NorthWestern or Black Hills (as applicable) or is unable or unwilling to serve as an officer of NewCo in the capacity set forth above, a replacement for such person shall be mutually agreed by the Black Hills Board and the NorthWestern Board.
Other initial executive officers shall be jointly agreed by the chief executive officers of Black Hills and NorthWestern prior to the Effective Time, based upon a “best athlete” approach.

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ANNEX B
OPINION OF GOLDMAN SACHS & CO. LLC
PERSONAL AND CONFIDENTIAL
August 18, 2025
Board of Directors
Black Hills Corporation
7001 Mount Rushmore Road
Rapid City, SD 57701
Ladies and Gentlemen:
You have requested our opinion as to the fairness from a financial point of view to Black Hills Corporation (the “Company”) of the exchange ratio (the “Exchange Ratio”) of 0.98 shares of common stock, par value $1.00 per share (the “Company Common Stock”), of the Company to be issued in exchange for each outstanding share of common stock, par value $0.01 per share (the “NorthWestern Common Stock”), of NorthWestern Energy Group, Inc. (“NorthWestern”) (other than shares to be canceled in accordance with the Agreement (as defined below)) pursuant to the Agreement and Plan of Merger, dated as of August 18, 2025 (the “Agreement”), by and among the Company, River Merger Sub Inc., a direct wholly owned subsidiary of the Company, and NorthWestern.
Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting, lending and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, NorthWestern and any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time. We may also in the future provide financial advisory and/or underwriting services to the Company, NorthWestern and their respective affiliates for which Goldman Sachs Investment Banking may receive compensation.
In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company and NorthWestern for the five years ended December 31, 2024; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and NorthWestern; certain other communications from the Company and NorthWestern to their respective stockholders; certain publicly available research analyst reports for the Company and NorthWestern; certain internal financial analyses and forecasts for NorthWestern prepared by its management; certain internal financial analyses and forecasts for the Company standalone and pro forma for the Transaction and certain financial analyses and forecasts for NorthWestern, in each case as prepared by the management of the Company and approved for our use by the Company (the “Forecasts”); certain internal forecasts related to the expected utilization by the Company standalone and pro forma for the Transaction of certain net operating loss carryforwards and tax credits and certain forecasts related to the expected utilization by NorthWestern of certain net operating loss carryforwards and tax credits, in each case as prepared by the management of the Company and approved for our use by the Company (the “NOL Forecasts”). We have also held discussions with members of the senior managements of the Company and NorthWestern regarding their assessment of the past and current business operations, financial condition and future prospects of NorthWestern and with the members of senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company and the strategic rationale for, and the potential benefits of, the Transaction; reviewed the

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reported price and trading activity for the shares of Company Common Stock and the shares of NorthWestern Common Stock; compared certain financial and stock market information for the Company and NorthWestern with similar information for certain other companies the securities of which are publicly traded; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.
For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts and the NOL Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or NorthWestern or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or NorthWestern or on the expected benefits of the Transaction in any way meaningful to our analysis. We also have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.
Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the Company, as of the date hereof, of the Exchange Ratio pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company or NorthWestern, or any class of such persons in connection with the Transaction, whether relative to the Exchange Ratio pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which shares of Company Common Stock or NorthWestern Common Stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on the Company, NorthWestern or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company or NorthWestern or the ability of the Company or NorthWestern to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Company Common Stock should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the Company.
Very truly yours,
/s/ Goldman Sachs & Co LLC

(Goldman Sachs & Co. LLC)

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ANNEX C
OPINION OF GREENHILL & CO., LLC
CONFIDENTIAL
August 18, 2025
Board of Directors
NorthWestern Energy Group, Inc.
3010 West 69th Street
Sioux Falls, South Dakota 57108
Members of the Board of Directors:
We understand that NorthWestern Energy Group, Inc. (“NorthWestern”), Black Hills Corporation (“Black Hills”) and River Merger Sub Inc. (“Merger Sub”), a directly wholly owned subsidiary of Black Hills, propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Merger Sub with and into NorthWestern, with NorthWestern surviving the Merger as a direct wholly owned subsidiary of Black Hills. In the Merger, each issued and outstanding share of common stock, par value $0.01 per share, of NorthWestern (the “NorthWestern Common Stock”), other than shares of NorthWestern Common Stock owned by NorthWestern as treasury stock and shares of NorthWestern Common Stock owned by Black Hills or Merger Sub, shall be converted into the right to receive 0.98 (the “Exchange Ratio”) shares of common stock, par value $1.00 per share, of Black Hills (“Black Hills Common Stock”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
You have asked for our opinion as to whether, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of NorthWestern Common Stock (excluding shares of NorthWestern Common Stock owned by NorthWestern as treasury stock and shares of NorthWestern Common Stock owned by Black Hills or Merger Sub). We have not been requested to opine as to, and our opinion does not in any manner address, the underlying business decision to proceed with or effect the Merger, or the relative merits of the Merger as compared to other potential strategies or transactions that may be available to NorthWestern.
For purposes of the opinion set forth herein, we have:
1.
reviewed the draft of the Merger Agreement, dated as of August 18, 2025, and certain related documents;

2.
reviewed certain publicly available financial statements of each of NorthWestern and Black Hills;

3.
reviewed certain other publicly available business, operating and financial information relating to each of NorthWestern and Black Hills;

4.
reviewed certain information, including financial forecasts and other financial and operating data, concerning NorthWestern, supplied to or discussed with us by management of NorthWestern, including financial forecasts for NorthWestern prepared by the management of NorthWestern and approved for our use by NorthWestern (“NorthWestern Forecasts”);

5.
reviewed certain information, including financial forecasts and other financial and operating data, concerning Black Hills supplied to or discussed with us by management of Black Hills, including financial forecasts for Black Hills prepared by the management of Black Hills and approved for our use by NorthWestern (“Black Hills Forecasts”);

6.
discussed the past and present operations and financial condition and the prospects of NorthWestern with senior executives of NorthWestern;

7.
discussed the past and present operations and financial condition and the prospects of Black Hills with senior executives of Black Hills and NorthWestern;

8.
analyzed valuations derived for each of Black Hills and NorthWestern by discounting future unlevered cash flows and a terminal value at discount rates we deemed appropriate;

9.
analyzed valuations derived for each of Black Hills and NorthWestern based on certain financial information and implied valuation multiples of certain publicly traded companies that we deemed relevant;

10.
derived ranges of implied relative ownership of Black Hills and NorthWestern in the pro forma combined company and respective ranges of implied exchange ratios, based on the foregoing analyses;

11.
participated in discussions and negotiations among representatives of NorthWestern and its legal advisors and representatives of Black Hills and its legal advisors; and

12.
performed such other analyses and considered such other factors as we deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information and data publicly available, supplied or otherwise made available to, or reviewed by or discussed with us. With respect to the NorthWestern Forecasts, we have assumed that they were reasonably prepared on a basis reflecting the best currently available estimates and good faith judgments of the management of NorthWestern, and we have relied upon the NorthWestern Forecasts in arriving at our opinion. With respect to the Black Hills Forecasts, we have assumed that they were reasonably prepared on a basis reflecting the best currently available estimates and good faith judgments of the management of Black Hills, and we have relied upon the Black Hills Forecasts in arriving at our opinion. We express no opinion with respect to the NorthWestern Forecasts or the Black Hills Forecasts or the assumptions upon which they are based. We have not made any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of NorthWestern or Black Hills, nor have we been furnished with any such evaluation or appraisal. We have assumed, with your consent, that the Merger will be treated as a tax-free reorganization for federal income tax purposes. We have assumed that the Merger will be consummated in accordance with the terms set forth in the final, executed Merger Agreement, which we have further assumed will be identical in all material respects to the latest draft thereof we have reviewed, and without waiver of any material terms or conditions set forth in the Merger Agreement. We have further assumed that all governmental, regulatory and other consents and approvals necessary for the consummation of the Merger will be obtained without any effect on NorthWestern, Black Hills, the Merger or the contemplated benefits of the Merger in any way meaningful to our analysis. We are not legal, regulatory, accounting or tax experts and have relied on the assessments made by NorthWestern and Black Hills and their respective advisors with respect to such issues. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion.
We have acted as financial advisor to NorthWestern in connection with the Merger and will receive a fee for rendering this opinion and for other services rendered in connection with the Merger, a significant portion of which is contingent on the consummation of the Merger. In addition, NorthWestern has agreed to indemnify us for certain liabilities arising out of our engagement. We have advised NorthWestern, via written information provided as of August 15, 2025 that during the two year period preceding such date, we and/or our affiliates have provided investment banking services unrelated to the Merger to NorthWestern, Black Hills and their respective affiliates, for which we and such affiliates have received compensation. We and our affiliates may also in the future provide services to NorthWestern, Black Hills, and their respective affiliates, for which we would expect to receive compensation.
It is understood that this letter is for the information of the Board of Directors (in its capacity as such) (the “Board”) of NorthWestern and is rendered to the Board in connection with their consideration of the Merger. This opinion addresses only the fairness from a financial point of view to the holders of the NorthWestern Common Stock (excluding shares of NorthWestern Common Stock owned by NorthWestern as treasury stock and shares of NorthWestern Common Stock owned by Black Hills or Merger Sub), as of the date hereof, of the Exchange Ratio pursuant to the Merger Agreement. We are not expressing any view or opinion as to any other terms or aspect of the Merger Agreement or the Merger or any agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger, including as to the fairness of the Merger to, or any consideration to be received in connection with the Merger, by holders of any other class of securities, any creditors or any other constituencies of NorthWestern. We are also not expressing any view or opinion as to the impact of the Merger on the solvency or the viability of NorthWestern or Black Hills or their ability to pay their respective obligations when they come due. In particular, we express no view or opinion as to the prices at which the NorthWestern Common Stock or Black Hills Common Stock will trade at any future time, including following announcement or consummation of the Merger. We express no view or opinion with respect to the amount or nature of any compensation to any officers, directors or employees of NorthWestern, or any class of such persons relative to the Exchange Ratio or with respect to the fairness (financial or otherwise) of any such compensation. We also express no view or opinion regarding matters that require legal, regulatory, accounting, insurance, tax, environmental, executive compensation or other similar professional advice and we assume that opinions, counsel and interpretations regarding such matters have been or will be obtained from the appropriate professional sources. This opinion has been approved by our fairness committee. This opinion is not intended to be and does not constitute a recommendation to the members of the Board as to whether they should approve the Merger or the Merger Agreement or take any other action in connection therewith, nor does it constitute a recommendation as to how any stockholder of NorthWestern should vote or otherwise act with respect to the Merger.
Based on and subject to the foregoing, including the limitations and assumptions set forth herein, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to holders of the NorthWestern Common Stock (excluding shares of NorthWestern Common Stock owned by NorthWestern as treasury stock and shares of NorthWestern Common Stock owned by Black Hills or Merger Sub).
Very best regards,
GREENHILL & CO., LLC
By:
/s/ Greenhill